FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-280224-01

PROSPECTUS

$858,808,000 (Approximate)

BMO 2024-5C7 MORTGAGE TRUST
(Central Index Key number 0002038433)
Issuing Entity

BMO Commercial Mortgage Securities LLC
(Central Index Key number 0001861132)
Depositor

Bank of Montreal (Central Index Key number 0000927971)

German American Capital Corporation (Central Index Key number 0001541294)

Starwood Mortgage Capital LLC (Central Index Key number 0001548405)

Citi Real Estate Funding Inc. (Central Index Key number 0001701238)

UBS AG (Central Index Key number 0001685185)

Goldman Sachs Mortgage Company (Central Index Key number 0001541502)

Societe Generale Financial Corporation (Central Index Key number 0001755531)

Greystone Commercial Mortgage Capital LLC (Central Index Key number 0001931347)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-5C7

The BMO 2024-5C7 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2024-5C7, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial and multifamily properties, which will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in November 2024. The rated final distribution date for the offered certificates is the distribution date in November 2057.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1	$1,330,000		4.8268%	Fixed
Class A-2	$180,000,000		5.0916%	Fixed
Class A-3	$490,363,000		5.5657%	WAC Cap(5)
Class X-A	$671,693,000	(6)	1.1433%	Variable IO(7)
Class X-B	$187,115,000	(6)	0.5449%	Variable IO(7)
Class A-S	$103,153,000		5.8876%	WAC Cap(5)
Class B	$47,978,000		6.4105%	WAC-0.1700%(8)
Class C	$35,984,000		5.9600%	WAC-0.6205%(8)

(Footnotes to table begin on page 3)

You should carefully consider the summary of risk factors and risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the Series 2024-5C7 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2024-5C7 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by BMO Capital Markets Corp., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC, the underwriters, when, as, and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from BMO Commercial Mortgage Securities LLC and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. BMO Capital Markets Corp., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC are acting as co-lead managers. BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 53.0% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 16.7% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 14.5% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 8.6% of each class of offered certificates, and SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 7.2% of each class of offered certificates. Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about October 30, 2024. BMO Commercial Mortgage Securities LLC expects to receive from this offering approximately 106.06% of the aggregate principal balance of the offered certificates, plus accrued interest from October 1, 2024, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

BMO Capital Markets	Citigroup	Goldman Sachs & Co. LLC	Société Générale	UBS Securities LLC	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager
October 17, 2024

# BMO 2024-5C7

WA N/A
OR 6.1%
CA 0.1%
ID N/A
NV N/A
MT N/A
WY N/A
UT 0.3%
AZ N/A
CO N/A
NM N/A
ND N/A
SD N/A
NE 0.2%
KS N/A
OK 0.1%
TX 5.1%
MN N/A
IA 1.0%
MO 2.1%
AR 1.7%
LA 1.8%
WI 0.4%
IL 2.3%
MI N/A
IN 0.7%
OH 1.7%
KY N/A
TN 0.6%
MS N/A
AL 2.2%
GA 6.3%
FL 9.5%
SC 1.2%
NC 0.4%
VA 1.3%
WV N/A
PA 2.4%
NY 33.9%
VT N/A
ME N/A
NH N/A
MA 7.8%
RI N/A
CT N/A
NJ 10.1%
DE 0.7%
MD N/A
AK N/A
HI N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2024-5C7 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Initial Pass- Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$1,330,000		30.000%	4.8268%	Fixed	2.45	11/24-06/29
Class A-2	$180,000,000		30.000%	5.0916%	Fixed	4.87	06/29-10/29
Class A-3	$490,363,000		30.000%	5.5657%	WAC Cap(5)	4.96	10/29-10/29
Class X-A	$671,693,000	(6)	N/A	1.1433%	Variable IO(7)	N/A	N/A
Class X-B	$187,115,000	(6)	N/A	0.5449%	Variable IO(7)	N/A	N/A
Class A-S	$103,153,000		19.250%	5.8876%	WAC Cap(5)	4.96	10/29-10/29
Class B	$47,978,000		14.250%	6.4105%	WAC-0.1700%(8)	4.98	10/29-11/29
Class C	$35,984,000		10.500%	5.9600%	WAC-0.6205%(8)	5.04	11/29-11/29
Non-Offered Certificates(9)
Class X-D	$12,282,000	(6)	N/A	2.0805%	Variable IO(7)	N/A	N/A
Class D	$12,282,000		9.220%	4.5000%	Fixed	5.04	11/29-11/29
Class E-RR(10)	$17,704,000		7.375%	6.5805%	WAC(11)	5.04	11/29-11/29
Class F-RR(10)	$19,192,000		5.375%	6.5805%	WAC(11)	5.04	11/29-11/29
Class G-RR(10)	$13,194,000		4.000%	6.5805%	WAC(11)	5.04	11/29-11/29
Class J-RR(10)	$38,382,629		0.000%	6.5805%	WAC(11)	5.04	11/29-11/29
Class S(12)	N/A		N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	“Approximate Initial Credit Support” means, with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates” and, collectively with the Class X certificates (as defined in footnote (6) below) and the Class R certificates, the “certificates”), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the principal balance certificates do not take into account any trust subordinate companion loan.
(3)	Approximate per annum rate as of the closing date.
(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations”.
(5)	The pass-through rate for each class of the Class A-3 and the Class A-S certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.
(6)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D
(7)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.
(8)	The pass-through rate for each class of the Class B and Class C certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, minus (a) 0.1700%, in the case of the Class B certificates, and (b) 0.6205%, in the case of the Class C certificates.
(9)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus.
(10)	In satisfaction of the risk retention obligations of Bank of Montreal (as “retaining sponsor” with respect to this securitization transaction), all of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value representing at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by 660 RR Holdings LLC, a Delaware limited liability company, or its affiliate, in accordance with the credit risk retention rules applicable to this securitization transaction. “Retaining sponsor”, “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”.
3

(11)	The pass-through rate for each class of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.
(12)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates and any classes of loan-specific certificates or related uncertificated interests (if applicable) are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Certificate Summary	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	12
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	12
Summary of Terms	21
Summary of Risk Factors	67
Special Risks	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Special Risks	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	72
Risks Relating to the Mortgage Loans	72
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	72
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	73
Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	78
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	79
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	81
The Types of Properties That Secure the Mortgage Loans Present Special Risks	86
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	102
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	103
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	104

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	104
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	106
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	106
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	107
Risks Related to Zoning Non-Compliance and Use Restrictions	107
Risks Relating to Inspections of Properties	108
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	108
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	109
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	110
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	110
Terrorism Insurance May Not Be Available for All Mortgaged Properties	111
Risks Associated with Blanket Insurance Policies or Self-Insurance	112
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	112
Limited Information Causes Uncertainty	112
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	113
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	114
The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	114
Static Pool Data Would Not Be Indicative of the Performance of This Pool	115
Appraisals May Not Reflect Current or Future Market Value of Each Property	115
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	116
The Borrower’s Form of Entity May Cause Special Risks	116

5

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	119
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	120
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	121
Tenancies-in-Common May Hinder Recovery	122
Risks Relating to Enforceability of Cross-Collateralization Arrangements	122
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	122
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	124
Various Other Laws Could Affect the Exercise of Lender’s Rights	124
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	125
Risks of Anticipated Repayment Date Loans	125
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	126
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	127
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	129
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	129
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	130
Risks Relating to Tax Credits	130
Risks Relating to Conflicts of Interest	130
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	130
The Servicing of Each of the Servicing Shift Whole Loans Will Shift to Other Servicers	132
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	132

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	133
Potential Conflicts of Interest of the Operating Advisor	136
Potential Conflicts of Interest of the Asset Representations Reviewer	137
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	137
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	138
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan	139
Other Potential Conflicts of Interest May Affect Your Investment	140
Other Risks Relating to the Certificates	140
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	140
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	140
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	142
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	144
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	144
Pro Rata Allocation of Principal Between and Among a Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	144
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	145
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates	149
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	150
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	151

6

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment	151
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	152
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	152
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	152
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	153
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	153
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	154
Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	154
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	154
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	155
Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	156
Changes in Pool Composition Will Change the Nature of Your Investment	157
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	158
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	158
State, Local and Other Tax Considerations	160
General Risk Factors	160
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	160
The Offered Certificates May Not Be a Suitable Investment for You	161

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	161
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	161
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	162
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	166
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	167
Description of the Mortgage Pool	168
General	168
Co-Originated and Third-Party Originated Mortgage Loans	170
Certain Calculations and Definitions	171
Statistical Characteristics of the Mortgage Loans	179
Overview	179
Property Types	181
Specialty Use Concentrations	187
Mortgage Loan Concentrations	188
Geographic Concentrations	189
Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	190
Tenancies-in-Common or Diversified Ownership	190
Delaware Statutory Trusts	190
Condominium Interests and Other Shared Interests	191
Leasehold Interests	191
Condemnations	192
Delinquency Information	192
Environmental Considerations	192
Litigation and Other Legal Considerations	195
Redevelopment, Expansion and Renovation	196
Default History, Bankruptcy Issues and Other Proceedings	197
Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	197
Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	197
Tenant Issues	198
Tenant Concentrations	198
Lease Expirations and Terminations	199

7

Unilateral Lease Termination Rights	201
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	201
Rights to Cease Operations (Go Dark) at the Leased Property	202
Termination Rights of Government Sponsored Tenants	202
Other Tenant Termination Issues	202
Rights to Sublease	202
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	203
Charitable Institutions / Not-For-Profit Tenants	203
Purchase Options, Rights of First Offer and Rights of First Refusal	203
Affiliated Leases and Master Leases	204
Other Tenant Issues	205
Competition from Certain Nearby Properties	205
Insurance Considerations	205
Zoning and Use Restrictions	206
Non-Recourse Carveout Limitations	207
Real Estate and Other Tax Considerations	208
Certain Terms of the Mortgage Loans	210
Due Dates; Mortgage Rates; Calculations of Interest	210
ARD Loans	211
Single-Purpose Entity Covenants	212
Prepayment Provisions	214
Defeasance; Collateral Substitution	216
Partial Releases	217
Substitutions	219
Additions to the Mortgaged Property	220
Escrows	221
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	221
Mortgaged Property Accounts	222
Additional Indebtedness	223
Other Secured Debt	223
Mezzanine Debt	223
Permitted Mezzanine Debt	223
Preferred Equity and Preferred Return Arrangements	224
Permitted Unsecured Debt and Other Debt	225
The Whole Loans	225
General	225
The Serviced Pari Passu Whole Loans	228
The Outside Serviced Pari Passu Whole Loans	231
The 277 Park Avenue Pari Passu-AB Whole Loan	233
Additional Mortgage Loan Information	241
The Trust Subordinate Companion Loan	241
Transaction Parties	242
The Sponsors and the Mortgage Loan Sellers	242
Bank of Montreal	242
Citi Real Estate Funding Inc.	249

German American Capital Corporation	257
Goldman Sachs Mortgage Company	265
Greystone Commercial Mortgage Capital LLC	274
Societe Generale Financial Corporation	281
Starwood Mortgage Capital LLC	288
UBS AG	294
Compensation of the Sponsors	300
The Depositor	300
The Issuing Entity	301
The Trustee and the Certificate Administrator	302
Servicers	305
General	305
The Master Servicer	305
The Special Servicer	309
The Outside Servicers and the Outside Special Servicers	311
The Operating Advisor and the Asset Representations Reviewer	315
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	317
Transaction Party and Related Party Affiliations	317
Warehouse Financing Arrangements	318
Interim Servicing Arrangements	318
Interim and Other Custodial Arrangements	318
Whole Loans and Mezzanine Loan Arrangements	318
Other Arrangements	319
Credit Risk Retention	320
General	320
Qualifying CRE Loans; Required Credit Risk Retention Percentage	320
HRR Certificates	320
The Retaining Third Party Purchaser	320
Material Terms of the HRR Certificates	321
Hedging, Transfer and Financing Restrictions	322
Representations and Warranties	322
Description of the Certificates	326
General	326
Distributions	327
Method, Timing and Amount	327
Available Funds	328
Priority of Distributions	330
Pass-Through Rates	333
Interest Distribution Amount	334
Principal Distribution Amount	334
Certain Calculations with Respect to Individual Mortgage Loans	336
Excess Interest	336
Application Priority of Mortgage Loan Collections or Whole Loan Collections	337
Allocation of Yield Maintenance Charges and Prepayment Premiums	339
Assumed Final Distribution Date; Rated Final Distribution Date	341
Prepayment Interest Shortfalls	341
Subordination; Allocation of Realized Losses	342

8

Reports to Certificateholders; Certain Available Information	344
Certificate Administrator Reports	344
Information Available Electronically	349
Voting Rights	354
Delivery, Form, Transfer and Denomination	355
Book-Entry Registration	355
Definitive Certificates	357
Certificateholder Communication	358
Access to Certificateholders’ Names and Addresses	358
Requests to Communicate	358
The Mortgage Loan Purchase Agreements	359
Sale of Mortgage Loans; Mortgage File Delivery	359
Representations and Warranties	364
Cures, Repurchases and Substitutions	364
Dispute Resolution Provisions	368
Asset Review Obligations	368
The Pooling and Servicing Agreement	369
General	369
Certain Considerations Regarding the Outside Serviced Whole Loans	372
Assignment of the Mortgage Loans	373
Servicing of the Mortgage Loans	374
Subservicing	379
Advances	380
Accounts	385
Withdrawals from the Collection Account	387
Application of Loss of Value Payments	389
Servicing and Other Compensation and Payment of Expenses	390
Master Servicing Compensation	390
Special Servicing Compensation	392
Trustee / Certificate Administrator Compensation	396
Operating Advisor Compensation	396
CREFC® Intellectual Property Royalty License Fee	397
Asset Representations Reviewer Compensation	397
Fees and Expenses	398
Application of Penalty Charges and Modification Fees	404
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	405
Due-On-Sale	405
Due-On-Encumbrance	406
Appraisal Reduction Amounts	407
Inspections	412
Evidence as to Compliance	412
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	413
Limitation on Liability; Indemnification	414
Servicer Termination Events	417
Rights Upon Servicer Termination Event	419

Waivers of Servicer Termination Events	420
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	421
General	421
Excluded Special Servicer Mortgage Loans	422
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	423
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	424
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	424
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	425
Amendment	427
Realization Upon Mortgage Loans	429
Specially Serviced Loans; Appraisals	429
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	429
Sale of Defaulted Mortgage Loans and REO Properties	431
Modifications, Waivers and Amendments	433
Directing Holder	435
General	435
Limitation on Liability of the Directing Holder	443
Consulting Parties	443
Operating Advisor	444
General Obligations	444
Review Materials	445
Consultation Rights	447
Reviewing Certain Calculations	447
Annual Report	448
Replacement of the Special Servicer	449
Operating Advisor Termination Events	449
Rights Upon Operating Advisor Termination Event	450
Eligibility of Operating Advisor	450
Termination of the Operating Advisor Without Cause	451
Asset Status Reports	451
The Asset Representations Reviewer	453
Asset Review	453
Eligibility of Asset Representations Reviewer	457
Other Obligations of Asset Representations Reviewer	457
Delegation of Asset Representations Reviewer’s Duties	458
Asset Representations Reviewer Termination Events	458
Rights Upon Asset Representations Reviewer Termination Event	459
Termination of the Asset Representations Reviewer Without Cause	459
Resignation of Asset Representations Reviewer	459
Asset Representations Reviewer Compensation	460

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Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	460
Repurchase Request Delivered by a Certificateholder	460
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	460
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	460
Dispute Resolution Provisions	461
Resolution of a Repurchase Request	461
Mediation and Arbitration Provisions	463
Rating Agency Confirmations	464
Termination; Retirement of Certificates	466
Optional Termination; Optional Mortgage Loan Purchase	466
Servicing of the Outside Serviced Mortgage Loans	467
General	467
Specified Servicing Matters	468
Servicing Shift Mortgage Loans	471
Related Provisions of the Pooling and Servicing Agreement	471
Use of Proceeds	472
Yield, Prepayment and Maturity Considerations	473
Yield	473
Yield on the Class X-A and Class X-B Certificates	475
Weighted Average Life of the Offered Certificates	476
Price/Yield Tables	479
Material Federal Income Tax Consequences	483
General	483
Qualification as a REMIC	483
Status of Offered Certificates	485
Taxation of the Regular Interests	485
General	485
Original Issue Discount	485
Acquisition Premium	487
Market Discount	487
Premium	488
Election to Treat All Interest Under the Constant Yield Method	488
Treatment of Losses	489
Prepayment Premiums and Yield Maintenance Charges	489
Sale or Exchange of Regular Interests	490
Taxes That May Be Imposed on a REMIC	490
Prohibited Transactions	490
Contributions to a REMIC After the Startup Day	491
Net Income from Foreclosure Property	491
Bipartisan Budget Act of 2015	491
Taxation of Certain Foreign Investors	492
FATCA	492
Backup Withholding	493
Information Reporting	493

3.8% Medicare Tax on “Net Investment Income”	493
Reporting Requirements	493
Tax Return Disclosure and Investor List Requirements	493
Certain State, Local and Other Tax Considerations	494
ERISA Considerations	494
General	494
Plan Asset Regulations	496
Prohibited Transaction Exemptions	497
Underwriter Exemption	497
Exempt Plans	500
Insurance Company General Accounts	500
Ineligible Purchasers	501
Further Warnings	501
Consultation with Counsel	502
Tax Exempt Investors	502
Legal Investment	502
Certain Legal Aspects of the Mortgage Loans	503
General	504
Types of Mortgage Instruments	504
Installment Contracts	505
Leases and Rents	505
Personalty	506
Foreclosure	506
General	506
Foreclosure Procedures Vary From State to State.	506
Judicial Foreclosure	507
Equitable and Other Limitations on Enforceability of Particular Provisions	507
Nonjudicial Foreclosure/Power of Sale	508
Public Sale	508
Rights of Redemption	509
One Action and Security First Rules	509
Anti-Deficiency Legislation	510
Leasehold Considerations	510
Cooperative Shares	511
Bankruptcy Issues	511
Automatic Stay	511
Modification of Lender’s Rights	512
Leases and Rents	512
Lease Assumption or Rejection by Tenant	513
Lease Rejection by Lessor – Tenant’s Right	514
Ground Lessee or Ground Lessor	514
Single-Purpose Entity Covenants and Substantive Consolidation	515
Sales Free and Clear of Liens	516
Post-Petition Credit	516
Avoidance Actions	516
Management Agreements	517
Certain of the Borrowers May Be Partnerships	517
Environmental Considerations	518
General	518
Environmental Assessments	518
Superlien Laws	518

10

CERCLA	518
Other Federal and State Laws	519
Additional Considerations	520
Due-On-Sale and Due-On-Encumbrance Provisions	521
Junior Liens; Rights of Holders of Senior Liens	521
Subordinate Financing	521
Default Interest and Limitations on Prepayments	522
Applicability of Usury Laws	522
Americans with Disabilities Act	522
Servicemembers Civil Relief Act	523
Anti-Money Laundering, Economic Sanctions and Bribery	523

Potential Forfeiture of Assets	523
Ratings	524
Plan of Distribution (Underwriter Conflicts of Interest)	526
Incorporation of Certain Information by Reference	528
Where You Can Find More Information	528
Financial Information	529
Legal Matters	529
Index of Certain Defined Terms	530

ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (BMO, GCMC, SGFC, SMC AND UBS AG)	E-1A-1
Annex E-1B – Exceptions to MORTGAGE LOAN Representations and Warranties (BMO, GCMC, SGFC, SMC AND UBS AG)	E-1B-1
ANNEX E-2A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (CREFI and GACC)	E-2A-1
Annex E-2B – Exceptions to MORTGAGE LOAN Representations and Warranties (CREFI and GACC)	E-2B-1
ANNEX E-3A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (GSMC)	E-3A-1
Annex E-3B – Exceptions to MORTGAGE LOAN Representations and Warranties (GSMC)	E-3B-1

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IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS HAVE NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR ASSET BACKED SECURITIES GENERALLY. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■             This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and
●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

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■	In this prospectus:
●	the terms “depositor,” “we,” “us” and “our” refer to BMO Commercial Mortgage Securities LLC.
●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.
●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, “EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (AS SUCH RULES AND REGULATIONS MAY BE AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR.

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ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

14

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●        THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND

●    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY

15

AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND
●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MORTGAGE LOAN SELLERS, THE ISSUING ENTITY, THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THIS SECURITIZATION TRANSACTION, OR TAKE ANY OTHER ACTION IN RESPECT OF THIS SECURITIZATION TRANSACTION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENABLING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

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THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF

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JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,
●	political and/or social conditions, and
●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	BMO 2024-5C7 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2024-5C7.

Relevant Parties

Depositor	BMO Commercial Mortgage Securities LLC, a Delaware limited liability company and a wholly-owned subsidiary of BMO Financial Corp. As depositor, BMO Commercial Mortgage Securities LLC will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 151 West 42nd Street, New York, New York 10036. See “Transaction Parties—The Depositor”.
Issuing Entity	BMO 2024-5C7 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of October 1, 2024, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;

Originators	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:
●	Bank of Montreal, a Canadian chartered bank;
●	German American Capital Corporation, a Maryland corporation;
●	Starwood Mortgage Capital LLC, a Delaware limited liability company;
●	Citi Real Estate Funding Inc., a New York corporation;
●	UBS AG, an Office of the Comptroller of the Currency regulated branch of a foreign bank;
●	Goldman Sachs Mortgage Company, a New York limited partnership;
●	Société Générale Financial Corporation, a Delaware corporation; and
●	Greystone Commercial Mortgage Capital LLC, a Delaware limited liability company.
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
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The mortgage loan sellers will sell to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn transfer such mortgage loans to the issuing entity:
Mortgage Loan Seller(1)	Number of Mortgage Loans		Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Pool Balance(2)
German American Capital Corporation	3		$111,662,000	11.6%	$160,427,957	16.7%
Bank of Montreal	3		49,000,000	5.1	155,468,086	16.2
Starwood Mortgage Capital LLC	6		153,140,000	16.0	153,140,000	16.0
Citi Real Estate Funding Inc.	5		138,850,000	14.5	138,850,000	14.5
UBS AG	6		138,300,000	14.4	138,300,000	14.4
Goldman Sachs Mortgage Company	2		40,000,000	4.2	82,765,957	8.6
Société Générale Financial Corporation	3		68,960,630	7.2	68,960,630	7.2
Greystone Commercial Mortgage Capital LLC	3		19,650,000	2.0	61,650,000	6.4
Greystone Commercial Mortgage Capital LLC / Bank of Montreal	1	(3)	60,000,000	6.3	–	–
Bank of Montreal / German American Capital Corporation / Goldman Sachs Mortgage Company	1	(4)	60,000,000	6.3	–	–
German American Capital Corporation / Bank of Montreal	1	(5)	60,000,000	6.3	–	–
Goldman Sachs Mortgage Company / Bank of Montreal	1	(6)	60,000,000	6.3	–	–
Total	35		$959,562,630	100.0%	$959,562,630	100.0%

(1)	Certain of the mortgage loans were co-originated by two or more mortgage loan sellers, or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller.
(2)	The sum of the numerical data in this column may not equal the indicated total due to rounding.
(3)	The Signum at 375 Dean mortgage loan (6.3%) is comprised of separate notes that are being sold by Greystone Commercial Mortgage Capital LLC and Bank of Montreal. The Signum at 375 Dean mortgage loan is evidenced by four (4) promissory notes: (i) notes A-1, A-2 and A-3, with an aggregate outstanding principal balance of $42,000,000 as of the cut-off date, as to which Greystone Commercial Mortgage Capital LLC is acting as mortgage loan seller; and (ii) note A-4, with an outstanding principal balance of $18,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.
(4)	The Colony Square mortgage loan (6.3%) is comprised of separate notes that are being sold by Bank of Montreal, German American Capital Corporation and Goldman Sachs Mortgage Company. The Colony Square mortgage loan is evidenced by four (4) promissory notes: (i) notes A-2 and A-5, with an aggregate outstanding principal balance of $34,468,086 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller; (ii) note A-7, with an outstanding principal balance of $12,765,957 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (iii) note A-12, with an outstanding principal balance of $12,765,957 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.
(5)	The 125 Summer mortgage loan (6.3%) is comprised of separate notes that are being sold by German American Capital Corporation and Bank of Montreal. The 125 Summer mortgage loan is evidenced by two (2) promissory notes: (i) note A-1, with an outstanding principal balance of $36,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller; and (ii) note A-4, with an outstanding principal balance of $24,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.
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(6)	The Tank Holding Portfolio mortgage loan (6.3%) is comprised of separate notes that are being sold by Goldman Sachs Mortgage Company and Bank of Montreal. The Tank Holding Portfolio mortgage loan is evidenced by two (2) promissory notes: (i) note A-1, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) note A-2, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.
The following mortgage loans were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and acquired by the related mortgage loan seller:
●	The Signum at 375 Dean mortgage loan (6.3%) is part of a whole loan that was originated by Greystone Select Company II LLC, a portion of which was acquired by Bank of Montreal.
●	The Colony Square mortgage loan (6.3%) is part of a whole loan that was co-originated by Bank of Montreal, German American Capital Corporation and Goldman Sachs Bank USA.
●	The 125 Summer mortgage loan (6.3%) is part of a whole loan that was co-originated by German American Capital Corporation and Bank of Montreal.
●	The Tank Holding Portfolio mortgage loan (6.3%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Bank of Montreal.
●	The Baybrook Mall mortgage loan (2.7%) is a part of a whole loan that was co-originated by Barclays Capital Real Estate Inc., Morgan Stanley Bank, N.A. and Societe Generale Financial Corporation.
In addition, one or more sponsors may transfer to the depositor one or more subordinate notes evidencing a subordinate portion of a pari passu-AB whole loan or an AB whole loan (such subordinate portion is referred to in this prospectus as a “trust subordinate companion loan”), which will be an asset of the issuing entity, will be serviced under the pooling and servicing agreement and will back, and be the sole source of payment on, the related loan-specific certificates, but will not be included in the mortgage pool that will back the certificates. If a trust subordinate companion loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.
As regards the assets of the trust, references to “mortgage loan” and “mortgage loans” are intended to mean only a mortgage loan or group of mortgage loans that are part of the mortgage pool backing the certificates and are exclusive of any trust subordinate companion loans.
For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references (whether plural or singular) to “trust subordinate companion loan”, “trust subordinate companion whole loan”, “loan-specific certificate” and any related concepts should be disregarded.
See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
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Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced whole loans and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of Midland Loan Services are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.
See “—The Mortgage Pool—The Whole Loans” below for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.
The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced whole loans,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.
The Colony Square mortgage loan, the Interstate Industrial Portfolio mortgage loan, the One Park Square mortgage loan and the Cortland West Champions mortgage loan are each part of a separate whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, in the case of each of those mortgage loans, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of the related whole loan will shift to the servicing agreement (which will then become an outside servicing agreement) governing that future securitization transaction. Accordingly, in the case of each of those mortgage loans, the subject mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and an outside serviced whole loan, respectively, after the related shift in servicing occurs. Each such mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively.
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See the chart entitled “Whole Loan Summary” under “The Mortgage Pool—The Whole Loans” below in this summary and the chart entitled “Servicing of the Whole Loans” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced whole loans, outside serviced whole loans and servicing shift whole loans.
The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Special Servicer	Greystone Servicing Company LLC, a Delaware limited liability company, will be the initial special servicer with respect to the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement (other than any excluded special servicer mortgage loan and any trust subordinate companion whole loan). The principal special servicing offices of Greystone Servicing Company LLC are located at 5221 N. O’Connor Blvd., Suite 800, Irving, Texas 75039. See “Transaction Parties—Servicers—The Special Servicer”.
The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.
See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.
If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the
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manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.
Greystone Servicing Company, LLC is expected to be appointed as the initial special servicer for all serviced loans by 660 RR Holdings LLC or its affiliate, which is expected, on the closing date, to: (a) purchase the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates and to receive the Class S certificates, and (b) appoint 400 Capital Management, LLC (or an affiliate) as the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. See “—Directing Holder” below and “The Pooling and Servicing Agreement—Directing Holder”.
The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.
A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced whole loan.
The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans; except that, with respect to any servicing shift whole loan, the trustee will not become the mortgagee of record unless the related servicing shift does not occur within 180 days after the closing date or the whole loan becomes specially serviced prior to the related servicing shift. Upon the occurrence of the related servicing shift with respect to any servicing shift whole loan, the trustee of the securitization of the related controlling pari passu companion loan will become the mortgagee of record. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.
The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside
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Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.
The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Operating Advisor	BellOak, LLC, a California limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	under the circumstances described in this prospectus, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;
●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and
●	after the occurrence and during the continuance of an operating advisor consultation trigger event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).
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An “operating advisor consultation trigger event” will occur with respect to any serviced loan, when the aggregate outstanding certificate balance of the HRR certificates (as notionally reduced by any cumulative appraisal reduction amounts then allocable to the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR certificates; provided that an operating advisor consultation trigger event will at all times be deemed to exist with respect to excluded mortgage loans. See “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for any additional operating advisor consultation trigger event solely with respect to a trust subordinate companion whole loan in the event the issuance of related loan-specific certificates is subject to risk retention under Rule 7 of Regulation RR.
Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.
See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.
Asset Representations Reviewer	BellOak, LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related whole loans will or are expected to constitute the “outside serviced whole loans”), and such mortgage loans and whole loans will be (or, in the case of a servicing shift whole loan, following the inclusion of the applicable pari passu companion loan in a future commercial mortgage securitization transaction, will be) serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling pari passu companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
Colony Square	BMO/GACC/ GSMC	(4)	6.3%	(4)	(4)	(4)	(4)	(4)	(5)
Interstate Industrial Portfolio	UBS AG	(4)	5.6%	(4)	(4)	(4)	(4)	(4)	(5)
277 Park Avenue	GACC	COMM 2024-277P TSA	3.1%	KeyBank National Association	KeyBank National Association	Computershare Trust Company, National Association	Deutsche Bank National Trust Company	Park Bridge Lender Services LLC	Blue Owl Real Estate Debt Advisors LLC

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Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
Baybrook Mall	SGFC	BANK5 2024-5YR9 PSA	2.7%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital Fund VI, L.P.
One Park Square	GSMC	(4)	2.1%	(4)	(4)	(4)	(4)	(4)	(5)
Cortland West Champions	GSMC	(4)	2.1%	(4)	(4)	(4)	(4)	(4)	(5)
Westshore Crossing	UBS AG	BBCMS 2024-5C29 PSA	1.1%	KeyBank National Association	Argentic Services Company LP	U.S. Bank Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Holdings 2 Cayman Limited
Northbridge Centre	BMO	BMO 2024-5C6 PSA	0.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	CMBS 4 Sub 4, LLC
Linx	SGFC	BMO 2024-5C6 PSA	0.6%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	CMBS 4 Sub 4, LLC

(1)	Includes servicing shift mortgage loans which, in each case, will become outside serviced mortgage loans after the related shift in servicing occurs. However, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto. If, however, any such related controlling pari passu companion loan is securitized on or prior to the closing date for this securitization transaction, the related whole loan will be serviced and administered pursuant to the related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.
(2)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.
(3)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.
(4)	The Colony Square mortgage loan, the Interstate Industrial Portfolio mortgage loan, the One Park Square mortgage loan and the Cortland West Champions mortgage loan are servicing shift mortgage loans that, in each such case, (i) will initially be serviced and administered by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this securitization transaction, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be an outside serviced mortgage loan, and will be serviced and administered by an outside servicer and an outside special servicer pursuant to an outside servicing agreement governing that future commercial mortgage securitization transaction. The parties to the related outside servicing agreement for the securitization of the related controlling pari passu companion loan giving rise to a servicing shift have not been definitively identified.
(5)	With respect to the Colony Square mortgage loan, the Interstate Industrial Portfolio mortgage loan, the One Park Square mortgage loan and the Cortland West Champions mortgage loan, there will be no initial outside controlling class representative until the securitization of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the related whole loan.
Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to
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in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced whole loan, the related outside servicer will have primary servicing responsibilities with respect to the entire whole loan, the related outside special servicer will serve as special servicer of the entire whole loan, the related outside trustee generally serves as mortgagee of record with respect to the entire whole loan, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related whole loan (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).
There are no serviced AB whole loans, serviced pari passu-AB whole loans or outside serviced AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.
See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced whole loan.
See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan that includes a trust subordinate companion loan (sometimes referred to in this prospectus as a “trust subordinate companion whole loan”) prior to a related control appraisal period, (iii) with respect to a serviced whole loan as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled whole loan”), and (iv) during any period that a control termination event has occurred and is continuing, the controlling class representative;
●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling
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note (during any such period, the “outside controlling note holder”); and
●	with respect to a trust subordinate companion whole loan (i) for so long as no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan, the loan-specific controlling class representative (if and for so long as it is entitled to act as directing holder), and (ii) for so long as a related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan and a control termination event has not occurred and is continuing, the controlling class representative.
provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) the related serviced whole loan is a serviced outside controlled whole loan, and/or (4) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan; and (B) with respect to any serviced outside controlled whole loan, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.
Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, an outside controlling note holder or a loan-specific controlling class representative, as applicable, is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced whole loan.
An “excluded mortgage loan” is, if the controlling class representative is the directing holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or whole loan or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or whole loan, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.
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With respect to the serviced mortgage loans and serviced whole loans, in general:
●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, whole loans; and
●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans (or, in the case of a serviced outside controlled whole loan, or a trust subordinate companion whole loan, solely with respect to the applicable whole loan).
●	For so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, a servicing shift whole loan will be a serviced outside controlled whole loan and, after the related shift in servicing occurs, such whole loan will be an outside serviced whole loan.
If, with respect to any serviced outside controlled whole loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled whole loan is not included in a separate securitization trust and subject to an applicable outside servicing agreement, the related outside controlling note holder or its representative may retain such rights under the related co-lender agreement for a longer period than would otherwise be the case.
Any serviced whole loan with a subordinate companion loan that (i) is held outside the issuing entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled whole loan. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control or consultation rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a whole loan.
With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced whole loan, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced whole
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loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.
The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or whole loan(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or whole loan(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.
“Loan-specific controlling class”, “loan-specific controlling class representative”, “loan-specific controlling class certificateholder” and related terms, if there is a related trust subordinate companion loan, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

Controlling Class

Representatives	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.
In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class E-RR will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class J-RR. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates
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will be eligible to act as the controlling class or appoint a controlling class representative.
The “control eligible certificates” will be the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates.
After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.
A “control termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and provided, further, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.
A “consultation termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); provided, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.
660 RR Holdings LLC, a Delaware limited liability company (“Retaining Third Party Purchaser”), is expected on the closing date, (i) to purchase the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates and also receive the Class S certificates, and (ii) to appoint 400 Capital
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Management, LLC (or an affiliate) as the initial controlling class representative.
Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be, each of:
(i)	except with respect to a serviced outside controlled whole loan, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, (b) for so long as the related mortgage loan is not an excluded mortgage loan, and (c) in the case of a trust subordinate companion whole loan, provided that an applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the controlling class representative;
(ii)	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), solely (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (b) prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;
(iii)	with respect to any serviced whole loan that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;
(iv)	solely after the occurrence and during the continuance of an applicable operating advisor consultation trigger event (including, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related loan-specific certificates is held as an “eligible horizontal residual interest” by a “third-party purchaser”, an operating advisor consultation trigger event specific to that securitization), the operating advisor; and
(v)	with respect to a trust subordinate companion whole loan, provided that no applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the related loan-specific controlling class representative (if and for so long as it is entitled to act as a consulting party);
provided, that with respect to any serviced whole loan, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
For the avoidance of doubt, with respect to the serviced mortgage loans and serviced whole loans, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) with respect to a trust subordinate companion whole loan, no
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related control appraisal period exists or is deemed to exist with respect to the trust subordinate companion whole loan, and/or (4) with respect to any serviced outside controlled whole loan, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (B) the operating advisor will not be a consulting party if and for so long as no operating advisor consultation trigger event (including, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related subseries of loan-specific certificates is held by a “third party purchaser” in the form of an “eligible horizontal residual interest”, no operating advisor consultation trigger event specific to that securitization) has occurred and is continuing, and (C) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced whole loan will be subject to the terms of the related co-lender agreement.
Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, the operating advisor, a related loan-specific controlling class representative or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced whole loan.
Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:
●	serve in multiple capacities with respect to this securitization transaction;
●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;
●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan; or
●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan.
In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to
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this securitization transaction. Such relationships may include, without limitation:
●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;
●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or
●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.
Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.
These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests”
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and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan (and any trust subordinate companion loan), its respective due date in October 2024 (or, in the case of any mortgage loan (or trust subordinate companion loan) that has its first due date subsequent to October 2024, the date that would have been its due date in October 2024 under the terms thereof if a monthly payment were scheduled to be due in that month).
Closing Date	On or about October 30, 2024.
Distribution Date	The 4th business day following the related determination date of each month, beginning in November 2024.
Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in November 2024.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).
Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.
Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in November 2024, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.
Assumed Final Distribution Date	Class A-1	June 2029
	Class A-2	October 2029
	Class A-3	October 2029
	Class X-A	October 2029
	Class X-B	November 2029
	Class A-S	October 2029
	Class B	November 2029
	Class C	November 2029
The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).
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Rated Final Distribution Date	As to each class of offered certificates, the distribution date in November 2057.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans (and trust subordinate companion loans, if any) to the depositor, which will in turn deposit the mortgage loans (and such trust subordinate companion loans) into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.
The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales or other transfers by the depositor of any of the certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-5C7:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
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●	Class B
●	Class C
Upon initial issuance, the Series 2024-5C7 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: (i) the Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates, and (ii) any loan-specific certificates and related uncertificated interests.
The offered certificates, together with the Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R certificates, are collectively referred to in this prospectus as the “certificates”. The certificates (exclusive of the Class S and Class R certificates) are collectively referred to in this prospectus as the “regular certificates”. The regular certificates (exclusive of the Class X-A, Class X-B and Class X-D certificates) are collectively referred to in this prospectus as the “principal balance certificates”. The Class X-A, Class X-B and Class X-D certificates are collectively referred to in this prospectus as the “Class X certificates”.

B. Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%.
The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.
See “Description of the Certificates—General” in this prospectus.
C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis”. The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.
The pass-through rate for each class of the Class A-1 and Class A-2 certificates will be fixed at the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus.
The pass-through rate for each class of the Class A-3 and the Class A-S certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.
The pass-through rate for each class of the Class B and Class C certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year
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consisting of twelve 30-day months) as in effect from time to time, minus (a) 0.1700%, in the case of the Class B certificates, and (b) 0.6205%, in the case of the Class C certificates.
The pass-through rate for the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2 and Class A-3 certificates as in effect from time to time, as described in this prospectus.
The pass-through rate for the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-S, Class B and Class C certificates as in effect from time to time, as described in this prospectus.
For purposes of calculating the pass-through rate on any class of regular certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:
●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and
●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.
No trust subordinate companion loan, if any, will be taken into account in determining pass-through rates on the regular certificates.
See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will
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not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date, including the portion thereof payable to any primary servicer or subservicer, will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00188% to 0.00375% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.
The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.
The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced whole loan) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.
In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced whole loan), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
With respect to each of the outside serviced mortgage loans and (after the related shift in servicing occurs) the servicing shift mortgage loan(s) set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below (or in the case of a servicing shift mortgage loan, set forth in the related outside servicing agreement). In addition, each party to the outside servicing agreement governing the servicing of an outside serviced whole loan will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in
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amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced whole loan and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. With respect to each servicing shift mortgage loan, any related outside special servicing fees, outside workout fees and outside liquidation fees (or limitations thereon), if and to the extent set forth in the table below, are generally based on provisions contained in the related co-lender agreement, given that the applicable outside servicing agreement has not yet been entered into. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Outside (Primary) Servicer Fee Rate (per annum)(2)	Outside Special Servicer Fee Rate (per annum)(3)	Outside Workout Fee Rate(3)	Outside Liquidation Fee Rate(3)
Colony Square	Servicing Shift	0.00125%	0.25%(4)	1.0%(4)	1.0%(4)
Interstate Industrial Portfolio	Servicing Shift	0.00125%	0.25%(4)	1.0%(4)	1.0%(4)
277 Park Avenue	Outside Serviced	0.0006250%	0.25%	0.50%	0.50%
Baybrook Mall	Outside Serviced	0.00250%	0.25%	1.0%	1.0%
One Park Square	Servicing Shift	0.00125%	0.25%(4)	1.0%(4)	1.0%(4)
Cortland West Champions	Servicing Shift	0.00125%	0.25%(4)	1.0%(4)	1.0%(4)
Westshore Crossing	Outside Serviced	0.00125%	0.25%	1.0%	1.0%
Northbridge Centre	Outside Serviced	0.00125%	0.25000%	1.00%	1.00%
Linx	Outside Serviced	0.00125%	0.25%	1.0%	1.0%

(1)	Includes servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto. If, however, any such related controlling pari passu companion loan is securitized on or prior to the closing date for this securitization transaction, the related whole loan will be serviced and administered pursuant to the related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.
(2)	Includes any applicable sub-servicing fee rate.
(3)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).
(4)	Upon the securitization of the related controlling pari passu companion loan, the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the future outside servicing agreement governing the future securitization transaction to which the related controlling pari passu companion loan is contributed. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth above and in the pooling and servicing agreement for this securitization.

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The operating advisor will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.001330% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.000270%. The asset representations reviewer will not be entitled to an ongoing fee with respect to any trust subordinate companion loan. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, any trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.
The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans and any trust subordinate companion loans for each distribution date, calculated based on the total outstanding principal balance of the pool of mortgage loans and any trust subordinate companion loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.009820% per annum.
Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

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With respect to each mortgage loan, the administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.
The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.
See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A.   Amount and Order of

Distributions	The aggregate amount available for distribution to holders of the certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC. On each distribution date, funds available for distribution to the holders of the certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) will be distributed in the following amounts and order of priority:
First: Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.
Second: Class A-1, Class A-2 and Class A-3 certificates: to the extent of available funds allocable to principal received or advanced on the mortgage loans:
(A)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero;
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(B)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above; and
(C)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above.
However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, available funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.
Third: Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.
Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Seventh: Non-offered certificates (other than the Class X-D and Class S certificates): in the amounts and order of priority described in
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“Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.
No class of certificates will be entitled to distributions paid or advanced on and allocable to any trust subordinate companion loan, and such amounts will not be included in the available funds.
For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.
A description of the amount of principal required to be distributed to the classes of principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

C. Yield Maintenance Charges and

Prepayment Premiums	Yield maintenance charges and prepayment premiums actually collected on the mortgage loans will be allocated among the respective classes of the regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

D. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.
The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates.
On any distribution date, distributions of principal and interest (other than excess interest that accrues on a mortgage loan with an anticipated repayment date (if any)) will be allocated among the various classes of regular certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.
On any distribution date, any mortgage loan losses will be allocated among the various classes of principal balance certificates in ascending order (beginning with certain principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

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*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-B and Class X-D certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.
**	Other than the Class X-D and Class S certificates.
Principal losses on the mortgage loans allocated to a class of principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or to the Class S or Class R certificates, although mortgage loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.
Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.
No loan-specific certificates (if any) will be subordinate to any class of certificates, except to the extent of the subordination of the related trust subordinate companion loan to the related mortgage loan, as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the
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subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.
E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;
●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the respective classes of regular certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.
F. Excess Interest	On each distribution date, any “excess interest” resulting from the marginal increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period in accordance with the related mortgage loan documents during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions on any other class of certificates, to provide credit support to any class(es) of certificates, to offset any interest shortfalls, or to pay any other amounts to any other party under the pooling and servicing agreement.
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Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (and any trust subordinate companion loan) in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan (or trust subordinate companion loan). The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s (or trust subordinate companion loan’s) regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan or trust subordinate companion loan (and with respect to any mortgage loan that is part of a whole loan or with respect to a trust subordinate companion loan, to the extent that such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.
In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans (or, in the case of an advance of delinquent principal and/or interest on a trust subordinate companion loan, only from collections on the related mortgage loan and such trust subordinate companion loan) for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than a trust subordinate companion loan). The special servicer will have no obligation to make any principal or interest advances.
B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.
The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a
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property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.
With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan or trust subordinate companion loan, until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.
The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually (and solely with respect to the master servicer, subject to a floor rate of 2.0% per annum). If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan or trust subordinate companion loan.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.
With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced whole loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced whole loan and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.
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The Mortgage Pool

General	The issuing entity’s primary assets will be 35 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $959,562,630. The mortgage loans are secured by first liens on various types of commercial and multifamily properties, located in 26 states. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.
References in this prospectus to “trust subordinate companion loan” refers to one or more junior promissory notes that evidences a generally subordinate loan in a whole loan, which junior promissory notes will be an asset of the issuing entity but will back a separate subseries of loan-specific certificates that are set forth in a separate related offering circular. Although a trust subordinate companion loan may be an asset of the issuing entity, for the purpose of numerical and statistical information contained in this prospectus, such trust subordinate companion loan is not reflected in this prospectus and the terms “mortgage loan” and “mortgage pool” in that context do not include any trust subordinate companion loans unless otherwise indicated. A trust subordinate companion loan supports only the related loan-specific certificates and any related uncertificated interests. Information in the tables in this prospectus excludes any trust subordinate companion loan unless otherwise stated. For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references (whether plural or singular) to “trust subordinate companion loan”, “trust subordinate companion whole loan”, “loan-specific certificate” and any related concepts should be disregarded.
In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan, trust subordinate companion loan or whole loan by name refer to such mortgage loan, trust subordinate companion loan or whole loan, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).
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Fee Simple / Leasehold	Seventy-two (72) mortgaged properties (97.0%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.
One (1) mortgaged property (2.1%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of such related mortgaged property.
One (1) mortgaged property (0.9%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.
See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.
The Whole Loans	Thirteen (13) mortgage loans (49.4%) are each part of a split loan structure (referred to as a “whole loan”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that, except in the case of any trust subordinate companion loan, are held outside the issuing entity. The subject mortgage loan, and its related companion loan(s) comprising any particular whole loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:
●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related whole loan would constitute a “pari passu whole loan”.
●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related whole loan would constitute an “AB whole loan”.
●	If a whole loan includes both a pari passu companion loan and a subordinate companion loan, then such whole loan would constitute a “pari passu-AB whole loan” and the discussions in this prospectus regarding both pari passu whole loans and AB whole loans will apply to such whole loan.
Except in the case of a trust subordinate companion loan, the companion loans are not assets of the issuing entity.
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The identity of, and certain other information regarding, the whole loans related to this securitization transaction are set forth in the following table:

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan	Controlling Note Included in Issuing Entity (Y/N)
Signum at 375 Dean	GCMC / BMO	$60,000,000	6.3%	$24,000,000	N/A	$84,000,000	Serviced	Pari Passu	Y
Colony Square	BMO/GACC/GSMC	$60,000,000	6.3%	$200,000,000	N/A	$260,000,000	Servicing Shift	Pari Passu	N
GRM South Brunswick	SMC	$60,000,000	6.3%	$12,000,000	N/A	$72,000,000	Serviced	Pari Passu	Y
125 Summer	GACC / BMO	$60,000,000	6.3%	$42,635,000	N/A	$102,635,000	Serviced	Pari Passu	Y
Tank Holding Portfolio	BMO/GSMC	$60,000,000	6.3%	$26,389,388	N/A	$86,389,388	Serviced	Pari Passu	Y
Interstate Industrial Portfolio	UBS AG	$54,000,000	5.6%	$58,000,000	N/A	$112,000,000	Servicing Shift	Pari Passu	N
277 Park Avenue	GACC	$30,000,000	3.1%	$490,000,000	$230,000,000	$750,000,000	Outside Serviced	Pari Passu-AB	N
Baybrook Mall	SGFC	$25,960,630	2.7%	$193,706,236	N/A	$219,666,866	Outside Serviced	Pari Passu	N
One Park Square	GSMC	$20,000,000	2.1%	$27,650,000	N/A	$47,650,000	Servicing Shift	Pari Passu	N
Cortland West Champions	GSMC	$20,000,000	2.1%	$58,400,000	N/A	$78,400,000	Servicing Shift	Pari Passu	N
Westshore Crossing	UBS AG	$10,400,000	1.1%	$40,000,000	N/A	$50,400,000	Outside Serviced	Pari Passu	N
Northbridge Centre	BMO	$8,000,000	0.8%	$88,000,000	N/A	$96,000,000	Outside Serviced	Pari Passu	N
Linx	SGFC	$6,000,000	0.6%	$88,000,000	N/A	$94,000,000	Outside Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.
(2)	For a discussion of the terms “serviced”, “outside serviced”, “servicing shift” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General” below.
The identity of, and certain other items of information regarding, the mortgage loans that will be (or, with respect to the servicing shift mortgage loans, are expected to become) outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.
With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.
In the case of any whole loan, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer
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with respect to the related whole loan with or without cause. In addition, that co-lender agreement will designate whether servicing of the related whole loan is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.
For more information regarding the whole loan(s), see “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.
Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment”.
There are no serviced AB whole loans, serviced pari passu-AB whole loans or outside serviced AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$959,562,630
Number of Mortgage Loans	35
Number of Mortgaged Properties	74
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$4,750,000 to $60,000,000
Average Cut-off Date Balance	$27,416,075
Range of Mortgage Rates	4.25000% to 7.78000%
Weighted Average Mortgage Rate	6.38270%
Range of original terms to Maturity Date/ARD(2)(3)	60 months to 61 months
Weighted average original term to Maturity Date/ARD(2)(3)	60 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)(3)	57 months to 61 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)(3)	60 months
Range of original amortization terms(4)	360 months to 360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	358 months to 358 months
Weighted average remaining amortization term(4)	358 months
Range of Cut-off Date LTV Ratios(5)(6)	29.6% to 72.0%
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All Mortgage Loans
Weighted average Cut-off Date LTV Ratio(5)(6)	60.5%
Range of Maturity Date/ARD LTV Ratios(5)(6)	29.6% to 72.0%
Weighted average Maturity Date/ARD LTV Ratio(5)(6)	60.4%
Range of UW NCF DSCR(5)(7)	1.25x to 3.02x
Weighted average UW NCF DSCR(5)(7)	1.70x
Range of Debt Yield on Underwritten NOI(5)(8)	7.7% to 21.6%
Weighted average Debt Yield on Underwritten NOI(5)(8)	11.3%
Percentage of Initial Pool Balance consisting of:
Interest Only	94.2%
Interest Only - ARD	3.1%
Amortizing Balloon	2.7%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	16.1%
Mortgage Loans with subordinate debt	3.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.
(3)	With respect to each of the Signum at 375 Dean mortgage loan (6.3%), the 125 Summer mortgage loan (6.3%) and the AL & SC Multifamily Portfolio mortgage loan (3.2%), the first payment date is in December 2024. On the closing date for this securitization transaction, the related mortgage loan seller for each such mortgage loan will deposit funds sufficient to pay the interest due for a November 2024 payment date (as if there had been a November 2024 payment date). The original term to Maturity Date/ARD and remaining term to Maturity Date/ARD calculations for those mortgage loans reflected in the preceding table are inclusive of the additional November 2024 interest payment to be deposited by each related mortgage loan seller and are therefore calculated at 61 months (instead of 60 months).
(4)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged property or mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 60.7% and 60.7%, respectively.
(7)	The UW NCF DSCR for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), as adjusted in the case of mortgage loans with a partial interest only period by using the first 12

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amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan or group of cross-collateralized mortgage loans (as the case may be) structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) may be calculated based on the annual debt service that would be in effect for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(8)	The Debt Yield on Underwritten NOI for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and the Debt Yield on Underwritten NCF for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be); provided, that with respect to any mortgage loan or group of cross-collateralized mortgage loans (as the case may be) with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.
All of the mortgage loans accrue interest on an actual/360 basis.
Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:
●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);
●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;
●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may
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be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;
●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;
●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;
●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and
●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.
See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.
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Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Forty-two (42) of the mortgaged properties (38.1%): (i) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; (ii) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; or (iii) are subject to a triple-net lease with the related sole tenant, and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
Certain other mortgaged properties have less than 3 years of historical financial information presented on Annex A.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
One (1) mortgage loan (6.1%) was originated with one or more exceptions to the related sponsor’s or affiliated originator’s underwriting guidelines. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—German American Capital Corporation”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances
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described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
U.S. Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the closing date, to satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in this prospectus.

EU Securitization Regulation

and UK Securitization Regulation	None of the depositor, the sponsors, the originators, the mortgage loan sellers, the issuing entity, the underwriters or their respective affiliates or any other person will retain a material net economic interest in this securitization transaction, or take any other action in respect of this
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securitization transaction, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO mortgage loans) and any trust subordinate companion loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and any such trust subordinate companion loans as of the cut-off date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the distribution date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the mortgage loans and any trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates and any loan-specific certificates and related uncertificated interest.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), together with any loan-specific certificates and related uncertificated interests, for the mortgage loans and any trust
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subordinate companion loan remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates, together with any loan-specific certificates and related uncertificated interests, voluntarily participate in the exchange. If there is a trust subordinate companion loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan—Optional Termination; Optional Trust Subordinate Companion Loan Purchase” for a discussion of certain additional related termination and purchase options.
See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or any trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or any trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any trust subordinate companion loan, as applicable, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the interests of the trustee or any holder of a loan-specific certificate or related uncertificated interest in any trust subordinate companion loan, as applicable, or the related mortgaged property or causes the mortgage loan or any trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”).
With respect to each mortgage loan, if any, that is comprised of multiple promissory notes contributed to this securitization transaction by multiple mortgage loan sellers, each such mortgage loan seller will be obligated to take the above-described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu whole loan) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu whole
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loan’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu whole loan or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected pari passu companion loan holder(s) (as a collective whole as if such certificateholders and such pari passu companion loan holder(s) constituted a single lender, and with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).
If any mortgage loan that is part of a serviced whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) and any related subordinate companion loan(s)) (but, in the case of any such subordinate companion loan held outside the issuing entity, only if so provided in the related co-lender agreement), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.
Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced whole loan may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced whole loan with a subordinate companion loan, the related subordinate companion loan(s), if so provided in the related co-lender agreement) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a whole loan that constitutes a defaulted loan under the related outside servicing agreement.
Pursuant to the co-lender agreement with respect to any AB whole loan or pari passu-AB whole loan (except for any trust subordinate companion whole loan or any other such whole loan as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan, except as otherwise provided in the related co-lender agreement, has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.
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See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are set forth below:
●	The “Lower-Tier REMIC”, which will hold the mortgage loans and certain other assets of the issuing entity (excluding any post-anticipated repayment date excess interest) and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.
●	The “Upper-Tier REMIC”, which will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates as classes of regular interests in the Upper-Tier REMIC.
The portion of the issuing entity consisting of collections of post-anticipated repayment date “excess interest” accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.
It is anticipated, for federal income tax purposes, that the Class X-A and Class X-B certificates will be issued with original issue discount, and that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued at a premium.
See “Material Federal Income Tax Consequences”.
Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may significantly affect the yields on your investment.
Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by
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persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.
The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are generally non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, manufactured housing community, parking and self-storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans or groups of cross-collateralized mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans or groups may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders (or their respective representatives) have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans

There was a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that spread throughout the world, including the United States, resulting in a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, which declaration has been continually renewed. In addition, the former president of the United States declared an emergency under the Robert T. Stafford Disaster Relief and Emergency Assistance Act in March 2020 in response to COVID-19, authorizing assistance across the United States, including one form of Federal Emergency Management Agency (FEMA) assistance. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by, among other mandates, providing social distancing guidelines and certain mask wearing requirements. Although vaccines are available, there can be no assurance as to the availability of all or the most effective vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. Although many states have loosened restrictions with the increased availability of vaccines many businesses have not resumed full pre-COVID-19 economic or other activity. There can be no assurance that future regional or broader outbreaks of COVID-19 or other pandemics or diseases will not result in resumed or additional countermeasures from governments, including the federal government and state governments in the United States.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to severe disruptions in the global supply chain and financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, as well as the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. Certain economies have contracted as a result, and it is unclear when full economic expansion will be attained in the United States or globally.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types, including, but not limited to, the following:

●	certain hospitality properties and casino properties, due to difficulties in the travel industry;
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●	certain retail properties, due to store closures, declining interest in visiting large, shared spaces such as shopping malls, restaurants, bars and movie theatres, increased interest in remote online shopping, and tenants (including certain national and regional chains) refusing to pay rent; and
●	certain office properties, including those with significant tenants who operate co-working or office-sharing spaces (due to declining interest in such spaces by their users, who typically license or sublease space for shorter durations), as well as generally due to an increase in remote and flexible working arrangements, which may continue for a significant period of time beyond the COVID-19 pandemic.

In addition, leases for certain of the tenants at the related mortgaged properties, including single tenants or major tenants, may include provisions which allow the tenants to abate or delay rent payments or, in certain circumstances, to terminate the related lease, if the tenant is required to suspend its business operations, or its business operations are otherwise disrupted, as a result of the COVID-19 pandemic or any other pandemic or epidemic. Such lease provisions have become increasingly common following the COVID-19 pandemic.

Further, certain businesses are adjusting their business plans in response to new industry practices in order to facilitate flexible and/or telecommuting working arrangements. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that declining economic conditions precipitated by COVID-19 or any other pandemic and the measures implemented by governments to combat any such pandemic will not result in downgrades to the ratings of the offered certificates after the closing date.

Commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Even though much of the country has reopened, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that a sustained surge in (as well as any future prolonged waves of) new COVID-19 cases or other pandemic cases could have on economic conditions.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether closures due to COVID-19 or any other pandemic will trigger co-tenancy provisions.

We cannot assure you that, during or following any pandemic, the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserve or that such reserves will be sufficient to pay all required insurance premiums.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based in part on pre-pandemic property performance and therefore may not reflect current or future conditions with respect to the mortgaged properties or the borrowers. When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Terms”, “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Certain Calculations and Definitions”, Annex A, Annex B and Annex C), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic or any other pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred since the early 20th century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans. Investors should expect higher-than-average delinquencies and losses on the mortgage loans during or following

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a pandemic. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that any advances of payments made in respect of such mortgage loans would not be recoverable or the master servicer may determine that it is unable to make such advances given the severity of delinquencies (in this transaction or other transactions in which it has similar advancing obligations), which would result in shortfalls and likely losses on the offered certificates.

As a result of any of the foregoing, some borrowers may seek forbearance arrangements or loan modifications at some point in the future. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments rather than for the specific purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should be prepared for the possibility that a significant number of borrowers may not make timely payments on their mortgage loans at some point during the continuance of a pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the offered certificates.

In addition, during and following the COVID-19 pandemic, servicers had reported an increase in borrower requests for relief, and there is no assurance that such volume will not continue or increase in the event of a resurgence of COVID-19 or the occurrence of any other pandemic. Any significant volume of borrower requests and communications may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserves will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on certain tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan). We cannot assure you that such information is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates.

Further, some federal, state and local administrative offices and courts were at one time closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may be further delayed as such offices and courts address any resulting backlogs of such actions that accumulated during any affected period. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The mortgage loan sellers will agree to make certain representations and warranties with respect to the mortgage loans as described in this prospectus; however, absent a material breach of any such representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic.

The effects of the COVID-19 pandemic or any future pandemic, including as result of any future surges in COVID-19 cases, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of the offered certificates.

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Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest

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in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;
●	the market value of the applicable real property at or prior to maturity; and
●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and
●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	the characteristics of the neighborhood where the property is located;
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●	the degree to which the subject property competes with other properties in the area;
●	the proximity and attractiveness of competing properties;
●	the existence and construction of competing properties;
●	the adequacy of the property’s management and maintenance;
●	tenant mix and concentration;
●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
●	demographic factors;
●	customer confidence, tastes and preferences;
●	retroactive changes in building codes and other applicable laws;
●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and
●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;
●	an increase in the capital expenditures needed to maintain the property or make improvements;
●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
●	an increase in vacancy rates;
●	a decline in rental rates as leases are renewed or replaced;
●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and
●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;
●	the creditworthiness of tenants;
●	the rental rates at which leases are renewed or replaced;
●	the percentage of total property expenses in relation to revenue;
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●	the ratio of fixed operating expenses to those that vary with revenues; and
●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;
●	to fund repairs, replacements and capital improvements at the property; and
●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;
●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
●	an increase in tenant payment defaults or any other inability to collect rental payments;
●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;
●	an increase in the capital expenditures needed to maintain the property or to make improvements;
●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and
●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage

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and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back the offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;
●	the creditworthiness of the tenants; and
●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.

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Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;
●	the availability of refinancing sources;
●	changes in governmental regulations, licensing or fiscal policy;
●	changes in zoning or tax laws; and
●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
●	operating the property and providing building services;
●	managing operating expenses; and
●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,
●	reduce operating and repair costs, and
●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;
●	location;
●	type of business or services and amenities offered; and
●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;
●	has lower operating costs;
●	offers a more favorable location; or
●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial or multifamily property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial or multifamily mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information.

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A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and
●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to
●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,
●	cover operating expenses, and
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●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,
●	hotels and motels,
●	recreational vehicle parks, and
●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,
●	retail stores,
●	office buildings, and
●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;
●	increases in interest rates and real estate tax rates; and
●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.
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A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and
●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;
●	the income capitalization method, which takes into account the property’s projected net cash flow; or
●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;
●	the replacement cost of a property may have little to do with its current market value; and
●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

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Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by its parent) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and

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“Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks; Risks Related to Master Leases

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction prior to or in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Tank Holding Portfolio mortgaged properties (6.3%). Each of these mortgaged properties

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(or a portion thereof) are leased to a tenant, who is a former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant involved in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to the Bankruptcy Code, there are limitations on a lessor’s ability to collect damages for lease rejection and full recovery may not be possible.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

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As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

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Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;
●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;
●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;
●	the location of the property with respect to the central business district or population centers;
●	demographic trends within the metropolitan area to move away from or towards the central business district;
●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
●	the quality and philosophy of building management;
●	access to mass transportation;
●	accessibility from surrounding highways/streets;
●	changes in zoning laws; and
●	the financial condition of the owner of the property.
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With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces or co-working spaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. In addition, office tenants that operate shared workspaces or co-working spaces may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;
●	the building’s age, condition and design, including floor sizes and layout;
●	access to public transportation and availability of parking; and
●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

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The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;
●	tax incentives; and
●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,
●	factory outlet centers,
●	malls,
●	automotive sales and service centers,
●	consumer oriented businesses,
●	department stores,
●	grocery stores,
●	convenience stores,
●	specialty shops,
●	gas stations,
●	movie theaters,
●	fitness centers,
●	bowling alleys,
●	salons, and
●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;
●	tenants’ sales;
●	tenant mix;
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●	whether the property is in a desirable location;
●	the physical condition and amenities of the building in relation to competing buildings;
●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and
●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,
●	grant a potential tenant a free rent or reduced rent period,
●	improve the condition of the property generally, or
●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	perceptions regarding the safety of the surrounding area;
●	demographics of the surrounding area;
●	the strength and stability of the local, regional and national economies;
●	traffic patterns and access to major thoroughfares;
●	the visibility of the property;
●	availability of parking;
●	the particular mixture of the goods and services offered at the property;
●	customer tastes, preferences and spending patterns; and
●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

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Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;
●	termination of an anchor tenant’s lease;
●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;
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●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;
●	discount shopping centers and clubs;
●	catalogue retailers;
●	home shopping networks and programs;
●	internet web sites and electronic media shopping; and
●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in

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demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;
●	resort hotels with many amenities;
●	limited service hotels;
●	hotels and motels associated with national or regional franchise chains;
●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and
●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;
●	the seasonal nature of business at the property;
●	the level of room rates relative to those charged by competitors;
●	quality and perception of the franchise affiliation;
●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	the quality of hospitality property management;
●	ability to convert to alternative uses which may not be readily made;
●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
●	the existence or construction of competing hospitality properties;
●	nature and quality of the services and facilities;
●	financial strength and capabilities of the owner and operator;
●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
●	increases in operating costs, which may not be offset by increased room rates;
●	the property’s dependence on business and commercial travelers and tourism;
●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and
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●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;
●	the public perception of the franchise service mark; and
●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

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In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate spas, convention centers, and entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

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The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—
1.	availability of labor services,
2.	proximity to supply sources and customers, and
3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;
●	building design of the property, the desirability of which in a particular instance may depend on—
1.	ceiling heights,
2.	column spacing,
3.	number and depth of loading bays,
4.	divisibility,
5.	floor loading capacities,
6.	truck turning radius,
7.	overall functionality, and
8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;
●	the types of services or amenities offered at the property;
●	the location of the property;
●	distance from employment centers and shopping areas;
●	the characteristics of the surrounding neighborhood, which may change over time;
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●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
●	the ability of management to provide adequate maintenance and insurance;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;
●	the ability of management to respond to competition;
●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to the COVID-19 pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”, and such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
●	local factory or other large employer closings;
●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;
●	whether the property is subject to any age restrictions on tenants;
●	the extent to which increases in operating costs may be passed through to tenants; and
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●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;
●	require good cause for eviction;
●	require disclosure of fees;
●	prohibit unreasonable rules;
●	prohibit retaliatory evictions;
●	prohibit restrictions on a resident’s choice of unit vendors;
●	limit the bases on which a landlord may increase rent; or
●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. In New York City, landlords must register each rent stabilized apartment with the State of New York Division of Housing and Community Renewal (the “DHCR”).

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We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. The restrictions on the ability of the borrowers to increase rents under the rent stabilization laws or regulations may discourage the borrowers from renovating the related mortgaged properties or otherwise investing in the mortgaged properties, which in turn may adversely affect the ability of the borrowers to relet vacant units to new tenants. If rents are reduced or rents cannot be increased in proportion to increases in operating expenses and/or vacant units are not relet, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses. Moreover, legislative, judicial and administrative actions and proceedings, as well as rules, regulations and statutes concerning the regulatory status and/or legal rents of rent-stabilized multifamily units may adversely affect the ability of property owners to combine, redevelop or reconfigure units and/or charge rents at higher rental rates for such combined, redeveloped or reconfigured units. Any violation or alleged violation of rent control regulation or rent stabilization regulation by the borrowers could result in a loss of the tax benefits that are currently available to the borrowers and/or payments of overcharges and penalties and fines. In addition, the borrowers and their affiliates would be more susceptible to potential lawsuits filed by tenants or a tenants association alleging a violation of rent control regulation or rent stabilization regulation by the borrowers or their affiliates.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—Retail Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

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See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;
●	perceptions by prospective customers of safety, convenience, services and attractiveness;
●	the cost, quality and availability of food and beverage products;
●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
●	changes in demographics, consumer habits and traffic patterns;
●	the ability to provide or contract for capable management; and
●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,
●	product,
●	price,
●	value,
●	quality,
●	service,
●	convenience,
●	location, and
●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,
●	more favorable locations,
●	more effective marketing,
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●	more efficient operations, or
●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.     adversely affect the nature of the business, or

2.     require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use, office or hospitality properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

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In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator or commercial tenant (which tenant may utilize the property solely to park vehicles utilized in conducting its business), the sole source of income will be the lease to such operator or tenant. Accordingly, such properties will be subject to business risks associated with such operator or tenant. If the lease with the sole operator or tenant is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and
●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that

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the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Term to Maturity in Months/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are multifamily, industrial, office, mixed use and hospitality. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support

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income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, New Jersey, Florida, Massachusetts, Georgia, Oregon and Texas. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. There have been concerns that climate change has led to, and may increasingly lead to, an increase in the frequency of natural disasters and extreme weather conditions, such as extreme heat, drought, changes in precipitation and temperature, rise in sea and other water levels and water access, as well as acute events like wildfires, hurricanes and flooding, with certain states bearing a greater risk of the adverse effects of climate change. If material, such events may result in physical damage to or destruction of certain mortgaged properties. Further, the borrowers financial condition or results of operations at affected mortgaged properties may be adversely affected. Should the impact of climate change be perceived as chronic, there may be a decrease in demand for mortgaged properties located in the affected areas, which could adversely affect real estate values, as well as an increase in insurance costs and a reduction in coverage availability.

In addition, changes in federal and state legislation and regulation on climate change could result in increased required capital expenditures to improve the energy efficiency of the borrowers’ existing mortgaged properties or to protect them from the consequence of climate change. Such changes include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant

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building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. There can be no assurance that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

The foregoing effects of climate change could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in the affected states. In addition, we cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” and “Description of the Mortgage Pool—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;
●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;
●	that the results of the environmental testing were accurately evaluated in all cases;
●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or
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●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or
●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or
●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and
●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.
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In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information regarding environmental conditions at mortgaged properties securing mortgage loans in the issuing entity. See also Mortgage Loan representation and warranty no. (41) (Environmental Conditions) on Annex E-1A to this prospectus, Mortgage Loan representation and warranty no. (40) (Environmental Conditions) on Annex E-2A to this prospectus and Mortgage Loan representation and warranty no. (40) (Environmental Conditions) on Annex E-3A to this prospectus, and any related exceptions thereto on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A, Annex E-2A and Annex E-3A, respectively, to this prospectus).

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion (including construction) or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current expansion or renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the office and/or retail properties securing the mortgage loans are currently undergoing or may be scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

In addition, certain of the hospitality properties securing the mortgage loans are currently undergoing or may be scheduled or expected to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

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We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo expansion or redevelopment or renovation.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self-storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

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In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

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Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Four (4) of the mortgaged properties (6.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 7%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on December 20, 2024. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially

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reasonable rates. See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A to this prospectus, Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-2A to this prospectus and Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-3A to this prospectus, and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A, respectively, to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,
●	riot, strike and civil commotion,
●	terrorism,
●	nuclear, biological or chemical materials,
●	revolution,
●	governmental actions,
●	floods and other water-related causes,
●	earth movement, including earthquakes, landslides and mudflows,
●	wet or dry rot,
●	mold,
●	vermin, and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket insurance policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure

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a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	a title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing (or expected to undergo) renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term

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changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

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Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Further, as described under “—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” above, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. You should review the above-described assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

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Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans or the related whole loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be

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Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” in this prospectus.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged

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properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Additionally, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy

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laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics

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of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and
●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

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In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous federal and state statutes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;
●	reduce monthly payments due under a mortgage loan;
●	change the rate of interest due on a mortgage loan; or
●	otherwise alter a mortgage loan’s repayment schedule.
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Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;
●	negligence resulting in a personal injury; or
●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

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Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;
●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan (other than any trust subordinate companion loan) is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

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●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or
●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

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Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
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●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements, although in certain cases the lender may have waived such requirements as to specific institutions or otherwise. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at such institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. There can be no assurance that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan (3.1%), provides that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan

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interest rate for such mortgage loan. Generally, on each payment date from and after the anticipated repayment date for such mortgage loan up to and including the related maturity date, cash flow in excess of that required for debt service on such mortgage loan and any related companion loans (calculated based on the original mortgage loan interest rate), the funding of required reserves, other amounts then due and payable under the related loan documents (other than “excess interest” described below), and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property or portfolio of mortgaged properties will be deposited into an excess cash reserve account. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan interest rate continues to accrue and be payable on a current basis on such mortgage loan after its related anticipated repayment date, payment of the additional interest that accrues by reason of the marginal increase in the interest rate on such mortgage loan after the anticipated repayment date (any such additional interest, “excess interest”) will generally (except for any portion thereof paid currently pursuant to the related loan documents) be deferred (or capitalized and deferred) until (and such deferred excess interest or such capitalized excess interest that has been deferred will itself accrue interest, if and to the extent permitted under applicable law and the related loan documents, and will generally be required to be paid only after) the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest (or capitalized excess interest) that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. Furthermore, most of the mortgage loans provide for remaining terms to maturity of not more than approximately five years. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
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●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the

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mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization

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lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT PILOT " ” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

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Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and any applicable trust subordinate companion loans) to the depositor (an affiliate of (i) Bank of Montreal, a sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans and any trust subordinate companion loans. The originators made the mortgage loans with a view toward securitizing them and

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distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights (or, in the case of a holder of a controlling pari passu companion loan, certain control rights) with respect to servicing decisions involving the related whole loan. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Whole Loans” for more information regarding the rights of any companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a

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subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, a sponsor or an affiliate thereof may be a tenant with respect to a mortgaged property securing a mortgage loan. In such situations, there can be no assurance that any related borrower did not receive more favorable loan terms than it would have received if a sponsor or sponsor affiliate was not a tenant, nor can there be any assurance that any such sponsor or sponsor affiliate did not receive more favorable lease terms than any other tenant would receive. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information regarding any such circumstances.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Each of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the Colony Square whole loan, the Interstate Industrial Portfolio whole loan, the One Park Square whole loan and the Cortland West Champions whole loan will initially be governed by the pooling and servicing agreement for this securitization transaction but is expected to be governed by such pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the applicable servicing shift whole loan will shift to the outside servicer and outside special servicer under that other future securitization and will be governed exclusively by the servicing agreement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of any such future securitization nor the identity of the outside servicer or outside special servicer for any such future securitization has been determined. In addition, the provisions of the related outside servicing agreement that will be in effect upon securitization of the related controlling pari passu companion loan have not yet been determined, although such agreement will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”. Prospective investors should be aware that they will not have any control over the identity of any outside servicer or outside special servicer, nor will they have any assurance as to the particular terms of any such outside servicing agreement except to the extent of compliance with the requirements of the related co-lender agreement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter

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Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced

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whole loan is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is, or has become, a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced whole loan, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or
●	as it relates to servicing and administration of any outside serviced whole loan under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced whole loan;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer (or any of their respective sub-servicers) services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties

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securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer (or any of their respective sub-servicers) and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer (or any of their respective sub-servicers), as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee or any of their respective affiliates may be acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, generally, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer or an affiliate thereof is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand against itself or an affiliate thereof resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an operating advisor consultation trigger event (including solely in the case of a trust subordinate companion whole loan, any operating advisor consultation trigger event specifically related to the securitization involving the issuance of the related loan-specific certificates), (iv) has no consultation rights in connection with a serviced outside controlled whole loan unless consultation rights are

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granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced whole loans, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of California, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans and trust subordinate companion loans (if any); provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (and holders of any related loan-specific certificates and related uncertificated interests) (as a collective whole) and will have no fiduciary duty to any party. In addition, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) (or any securitization transaction constituted by the issuance of any loan-specific certificates) or (ii) directly or indirectly have any financial interest in this securitization transaction (or any securitization transaction constituted by the issuance of any loan-specific certificates) other than in fees from its role as the operating advisor or any fees to which it is entitled as asset representations reviewer. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, BellOak, LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to BellOak, LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which BellOak, LLC performs its duties under the pooling and servicing agreement.

In addition, BellOak, LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of California, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, BellOak, LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to BellOak, LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which BellOak, LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, BellOak, LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that 400 Capital Management, LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. In addition, in the case of any servicing shift whole loan, for so long as it is serviced under the pooling and servicing agreement for this securitization, the holder of the related controlling pari passu companion loan will be the initial directing holder. See “Description of the Mortgage Pool—The Whole Loans”. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”. If the issuing entity contains a trust subordinate companion loan, the initial loan-specific controlling class representative (and, accordingly, the initial directing holder) with respect to the related trust subordinate companion whole loan will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

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Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders and any loan-specific controlling class representative will be controlled by the related loan-specific controlling class certificateholders, and the holders of the controlling class and any loan-specific controlling class, respectively, will not have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced whole loan, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take or recommend actions with respect to the related serviced mortgage loan or serviced whole loan that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Although a directing holder or controlling class certificateholder or loan-specific controlling class certificateholder (if any, and if no control appraisal period is in effect) that, in each case, is a borrower related party with respect to a mortgage loan or whole loan will generally not be entitled to have access to certain excluded information regarding such mortgage loan or whole loan and the related mortgaged property (including asset status reports, final asset status reports or any summaries related thereto (and any other excluded information identified in the pooling and servicing agreement)), and certificateholders of the same controlling class that are not borrower related parties will be required to certify that they will not share such excluded information with such borrower related parties, we cannot assure you that any such excluded entities will not access, obtain, review and/or use, or that any non-excluded entity will not share with such excluded entity such excluded information in a manner that adversely impacts your offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the control eligible certificates (collectively, the “B-Piece Buyer”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the

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sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the control eligible certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that 400 Capital Management, LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan

With respect to each whole loan, the applicable directing holder or an outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such whole loan and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such whole loan (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate a special servicer.

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Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

Any risks set forth below with respect to the offered certificates should be considered to be generally applicable to any loan-specific certificates.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans and any trust subordinate companion loans, and the primary security and source of payment for the mortgage loans and any trust subordinate companion loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

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Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the offered certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, the offered certificates or asset backed securities generally. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three

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of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the class(es) of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c) (3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating

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agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—"Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other more senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the more senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,
●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and
●	the characteristics and quality of the mortgage loans in the trust.

Pro Rata Allocation of Principal Between and Among a Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal

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payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that are part of AB whole loans or pari passu-AB whole loans under “Description of the Mortgage Pool—The Whole Loans”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A or Class X-B certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.
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The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or
●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or
●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

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●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of mortgage credit;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A or Class X-B certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be

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adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans). See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance(s) thereof. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real

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property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2 and Class A-3 certificates. The yield to maturity on the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-S, Class B and Class C certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net

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mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) at any time, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole)). Furthermore, the special servicer with respect to a trust subordinate companion whole loan may be terminated based on just a related loan-specific certificateholder vote (or, in certain cases, a combined certificateholder/related loan-specific certificateholder vote) on circumstances similar to those described in the prior sentence as they relate to the related loan-specific certificates and any related uncertificated interests. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

The outside special servicer for any outside serviced whole loan will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced whole loan as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced whole loan, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced whole loan. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

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Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, whole loan under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, whole loan serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, whole loan(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment

With respect to each outside serviced whole loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.
●	With respect to any outside serviced whole loan, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced whole loan that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
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●	may act solely in its own interests (or the interests of the person(s) that appointed it), without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests (or the interests of the person(s) that appointed it) over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced whole loan (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

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In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;
●	limits modifications of payment terms of the subject underlying mortgage loan; and/or
●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or whole loan that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of Montreal, in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

In addition, with respect to the Signum at 375 Dean mortgage loan (6.3%), the Colony Square mortgage loan (6.3%), the 125 Summer mortgage loan (6.3%) and the Tank Holding Portfolio mortgage loan (6.3%), each of which

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is comprised of promissory notes contributed to this securitization transaction by multiple sponsors, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by any such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, with respect to any such mortgage loan, any related mortgage loan seller may not repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement including, without limitation, special servicing fees, liquidation fees and workout fees. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in

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a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

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BMO is funding its Mortgage Loans through its Chicago branch. BMO’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If BMO were to become subject to a receivership, the proceeding involving assets of BMO’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Illinois Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary.

The Superintendent of Financial Institutions (the “Superintendent”) has broad powers under the Bank Act (Canada) to take control of BMO or its assets if it believes that BMO does not have sufficient assets to adequately protect BMO’s depositors and creditors or that such depositors and creditors may otherwise be materially prejudiced, or if BMO fails or is expected to fail to pay its liabilities as they become due and payable. Once control has been taken, the Superintendent has broad statutory authority to do all things necessary or expedient to protect the rights and interests of the depositors and creditors of BMO, including that it may apply for the winding-up of BMO under the Winding-up and Restructuring Act (Canada).

A restructuring of BMO’s assets and liabilities may also be attempted under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), where appropriate, after the Superintendent reports that (i) BMO is not viable (or about to be not viable) and the Bank Act (Canada) powers outlined above cannot assist, or (ii) the Superintendent can take control under the Bank Act (Canada) and grounds exist for a winding-up order. The CDIC Act restructuring orders are as follows: (A) the shares and subordinated debt of BMO may be vested in the Canada Deposit Insurance Corporation (the “CDIC”), (B) the CDIC may be appointed as a receiver in respect of BMO, or (C) a solvent federal bridge institution may be established to assume BMO’s liabilities. The CDIC Act has been amended to allow an additional restructuring order that permits the CDIC to convert or cause BMO to convert certain of its shares and liabilities into common shares of BMO or any of its affiliates. Final regulations to implement the bank recapitalization regime became effective on September 23, 2018.

There is considerable uncertainty about the scope of the powers afforded to the Superintendent under the Bank Act (Canada) and the CDIC under the CDIC Act and how these authorities may choose to exercise such powers. If an instrument or order were to be made under the provisions of the Bank Act (Canada) or CDIC Act in respect of BMO, such instrument or order may (amongst other things) affect the ability of BMO to satisfy its ongoing obligations under the related Mortgage Loan Purchase Agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent. As a result, the making of an instrument or order in respect of BMO as described above may affect the ability of the Issuing Entity to meet its obligations in respect of the Certificates.

Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted whole loan (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan or any trust subordinate companion loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu whole loan, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan (or trust subordinate companion loan, if applicable) held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced whole loan, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan (or, if applicable, a trust subordinate companion loan) were subject to such sale.

In the case of a serviced outside controlled whole loan, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such whole loan by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such whole loan). In addition, the controlling class representative if

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it is a consulting party as to such serviced outside controlled whole loan will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled whole loan.

In connection with the servicing of a serviced pari passu whole loan, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB whole loan, pursuant to the terms of the pooling and servicing agreement and subject to any related co-lender agreement, if such serviced AB whole loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Whole Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced whole loan, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests, without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

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Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of, or otherwise recover on, the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant

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or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of the offered certificates. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

In addition, the REMIC Regulations may limit the ability of the issuing entity to exercise remedies or take other actions with respect to certain mortgage loans, including in a foreclosure. For example, for certain mortgage loans there may exist a pledge of equity or other collateral that may not qualify as interests in real property or personal property incident thereto, or there may be a need to partner with a third party which is not permitted in a REMIC trust, and, in any such case, the issuing entity may be required to sell the defaulted mortgage loan to a third party transferee who would be able to exercise such equity or other foreclosure rights. Depending on market conditions, such sale could cause a loss to the issuing entity, as compared to foreclosing and selling at a later time.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Tax Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such

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modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

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The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

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Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, the military conflict between Israel and Hamas, and political gridlock on United States federal budget matters including full or partial government shutdowns, may have an adverse effect on the mortgaged properties and/or your offered certificates;
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations, private banks, and the Russian central bank, which sanctions aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased involvement by the North Atlantic Treaty Organization (NATO) in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

Furthermore, the broader consequences of the military conflict between Israel, Iran and Hamas are difficult to predict at this time, but may include regional instability and geopolitical shifts, heightened regulatory scrutiny related to sanctions compliance, increased inflation, further increases or fluctuations in commodity and energy prices, decreases in global travel, disruptions to the global energy supply and other adverse effects on macroeconomic conditions.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors

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in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.
●	EU legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and related regulatory technical standards and implementing technical standards imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Regulation), being: (a) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) AIFMs as defined in Directive 2011/61/EU which manage and/or market AIFs (as defined in that Directive) in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; and (f) management companies of UCITS funds (or internally managed UCITS) (and, in addition, the EU CRR makes provision as to the application of the EU Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
●	UK legislation comprising Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (as amended, the “UK Securitization Regulation”) and certain related technical standards imposes certain requirements (the “UK Due Diligence Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Section 417(1) of the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) occupational pension schemes as defined in section 1(1) of the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, are authorized for the purposes of section 31 of the FSMA; (c) AIFMs as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in Section 236A of the FSMA, which are authorized open ended investment companies as defined in Section 237(3) of the FSMA, and management companies as defined in 237(2) of the FSMA; (e) CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in Article 4(1)(2AB) of the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to as a “UK Institutional Investor”.
●	In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations”; (b) the EU Due Diligence Requirements and the UK Due Diligence Requirements are referred to together as the “Due Diligence Requirements”; (c) EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”; and (d) a reference to the “applicable” Securitization Regulation or Due Diligence Requirements means, in relation to any Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.
●	In the case of a securitization in respect of which (as in the case of this securitization transaction, as well as any securitization transaction constituted by the issuance of any loan-specific certificates) each of the originator, the original lender, the sponsor and the securitization special purpose entity (as each
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such term is defined in the applicable Securitization Regulation) is established in a third country, an Institutional Investor is permitted by the applicable Due Diligence Requirements to invest in such securitization only if (amongst other things):

o	(i) in each case, it has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest in the relevant securitization which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the applicable Securitization Regulation, and discloses the risk retention to investors;
o	(ii) in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”), in accordance with the frequency and modalities provided for in such Article 7 (and prospective investors should be aware that, in its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on October 10, 2022, the European Commission stated that the EU Due Diligence Requirement in Article 5(1)(e) of the EU Securitization Regulation should be interpreted to require EU Institutional Investors to verify that all information required by Article 7 of the EU Securitization Regulation has been disclosed to investors, regardless of whether the originator, sponsor or SSPE is established in the EU, the EEA or a third country, at the times and in the modalities specified in Article 7);
o	(iii) in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
o	(iv) in each case, it has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.
●	Failure to comply with the applicable Due Diligence Requirements may result in various sanctions including, in the case of an Institutional Investor subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant Institutional Investor.
●	Certain aspects of the Due Diligence Requirements and what is or will be required to demonstrate compliance to regulators remain unclear. Prospective investors should make themselves aware of the Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the Certificates.
●	Prospective investors should be aware that none of the depositor, the sponsors, the originators, the mortgage loan sellers, the issuing entity, the underwriters or their respective affiliates or any other person intends to retain a material net economic interest in this securitization transaction, or take any other action in respect of this securitization transaction, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the Due Diligence Requirements.
●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be subject to any Due Diligence Requirements. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect
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your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.
●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”
●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012)
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and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party or parties for this securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or retaining parties or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans.

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Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
●	you may have only limited access to information regarding your offered certificates;
●	you may suffer delays in the receipt of payments on your offered certificates; and
●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be BMO 2024-5C7 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 35 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $959,562,630 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in October 2024 (or, in the case of any Mortgage Loan that has its first due date subsequent to October 2024, the date that would have been its due date in October 2024 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial or multifamily property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties). In addition, the Issuing Entity may include one or more subordinate notes evidencing a subordinate portion of a Pari Passu-AB Whole Loan or an AB Whole Loan (such subordinate portion is referred to in this prospectus as a “Trust Subordinate Companion Loan” and a Whole Loan that includes a Trust Subordinate Companion Loan is referred to as a “Trust Subordinate Companion Whole Loan”). In such case, the Trust Subordinate Companion Loan will be an asset of the Issuing Entity and be serviced under the Pooling and Servicing Agreement, and will back, and be the sole source of payment on, the related Loan-Specific Certificates, but will not be included in the Mortgage Pool that will back the Certificates. If a Trust Subordinate Companion Loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

As regards the assets of the Issuing Entity, references to “Mortgage Loan” and “Mortgage Loans” are intended to mean only a Mortgage Loan or group of Mortgage Loans that are part of the Mortgage Pool and are exclusive of any Trust Subordinate Companion Loans.

For avoidance of doubt, the assets of the Issuing Entity will not include any Trust Subordinate Companion Loans and accordingly all references (whether plural or singular) to “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Whole Loan”, “Loan-Specific Certificate” and any related concepts should be disregarded.

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Thirteen (13) Mortgage Loans (collectively, 49.4%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Whole Loan”). A Whole Loan consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that, except in the case of any Trust Subordinate Companion Loan, will be held outside the Issuing Entity.

If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Whole Loan may be referred to in this prospectus as a “Pari Passu Whole Loan”. If a Companion Loan is subordinate in right of payment to the related

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Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Whole Loan may be referred to in this prospectus as an “AB Whole Loan”.

If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan.

The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Whole Loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan (other than a Trust Subordinate Companion Loan, if any) is an asset of the Issuing Entity. See “—The Whole Loans” below for more information regarding the identity of, and certain other information regarding, the Whole Loans, as well as rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

Mortgage Loan Sellers; Sponsors

BMO Commercial Mortgage Securities LLC (the “Depositor”) will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each of Bank of Montreal (“BMO”), Citi Real Estate Funding Inc. (“CREFI”), German American Capital Corporation (“GACC”), Goldman Sachs Mortgage Company (“GSMC”), Greystone Commercial Mortgage Capital LLC (“GCMC”), Societe Generale Financial Corporation (“SGFC”), Starwood Mortgage Capital LLC (“SMC”) and UBS AG (“UBS AG, New York Branch” and, collectively with BMO, CREFI, GACC, GSMC, GCMC, SGFC and SMC, the “Sponsors” or, in their capacities as sellers of the Mortgage Loans, the “Mortgage Loan Sellers”) on or about October 30, 2024 (the “Closing Date”), pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

The Mortgage Loans were originated or acquired by the Mortgage Loan Sellers (or will be acquired, on or prior to the Closing Date, by the Mortgage Loan Sellers). The following table identifies the indicated Mortgage Loans or portions thereof to be sold to the Depositor by the respective Mortgage Loan Sellers. In the case of certain Mortgage Loans (the “Joint-Seller Mortgage Loans”), as identified in the table below, two or more Mortgage Loan Sellers are selling separate portions of each such Mortgage Loan to the Depositor, with each such portion being evidenced by the promissory note(s) held by the applicable such Mortgage Loan Seller.

Mortgage Loan Seller(1)	Number of Mortgage Loans		Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Pool Balance(2)
German American Capital Corporation	3		$111,662,000	11.6%	$160,427,957	16.7%
Bank of Montreal	3		$49,000,000	5.1	$155,468,086	16.2
Starwood Mortgage Capital LLC	6		$153,140,000	16.0	$153,140,000	16.0
Citi Real Estate Funding Inc.	5		$138,850,000	14.5	$138,850,000	14.5
UBS AG	6		$138,300,000	14.4	$138,300,000	14.4
Goldman Sachs Mortgage Company	2		$40,000,000	4.2	$82,765,957	8.6
Societe Generale Financial Corporation	3		$68,960,630	7.2	$68,960,630	7.2
Greystone Commercial Mortgage Capital LLC	3		$19,650,000	2.0	$61,650,000	6.4
Greystone Commercial Mortgage Capital LLC / Bank of Montreal	1	(3)	$60,000,000	6.3	–	–
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Mortgage Loan Seller(1)	Number of Mortgage Loans		Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Pool Balance(2)
Bank of Montreal / German American Capital Corporation / Goldman Sachs Mortgage Company	1	(4)	$60,000,000	6.3	–	–
German American Capital Corporation / Bank of Montreal	1	(5)	$60,000,000	6.3	–	–
Goldman Sachs Mortgage Company / Bank of Montreal	1	(6)	$60,000,000	6.3	–	–
Total	35		$959,562,630	100.0%	$959,562,630	100.0%

(1)	Certain of the mortgage loans were co-originated by two or more mortgage loan sellers, or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the numerical data in this column may not equal the indicated total due to rounding.
(3)	The Signum at 375 Dean Mortgage Loan (6.3%) is comprised of separate notes that are being sold by Greystone Commercial Mortgage Capital LLC and Bank of Montreal. The Signum 375 Dean Mortgage Loan is evidenced by four (4) promissory notes: (i) notes A-1, A-2 and A-3, with an aggregate Cut-off Date Balance of $42,000,000, as to which Greystone Commercial Mortgage Capital LLC is acting as Mortgage Loan Seller; and (ii) note A-4, with a Cut-off Date Balance of $18,000,000, as to which Bank of Montreal is acting as Mortgage Loan Seller.
(4)	The Colony Square Mortgage Loan (6.3%) is comprised of separate notes that are being sold Bank of Montreal, German American Capital Corporation and Goldman Sachs Mortgage Company. The Colony Square Mortgage Loan is evidenced by four (4) promissory notes: (i) notes A-2 and A-5, with an aggregate Cut-off Date Balance of $34,468,086, as to which Bank of Montreal is acting as Mortgage Loan Seller; (ii) note A-7, with a Cut-off Date Balance of $12,765,957, as to which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller; and (iii) note A-12, with a Cut-off Date Balance of $12,765,957, as to which German American Capital Corporation is acting as Mortgage Loan Seller.
(5)	The 125 Summer Mortgage Loan (6.3%) is comprised of separate notes that are being sold by German American Capital Corporation and Bank of Montreal. The 125 Summer Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1, with a Cut-off Date Balance of $36,000,000, as to which German American Capital Corporation is acting as Mortgage Loan Seller; and (ii) note A-4, with a Cut-off Date Balance of $24,000,000, as to which Bank of Montreal is acting as Mortgage Loan Seller.
(6)	The Tank Holding Portfolio Mortgage Loan (6.3%) is comprised of separate notes that are being sold by Goldman Sachs Mortgage Company and Bank of Montreal. The Tank Holding Portfolio Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1, with a Cut-off Date Balance of $30,000,000, as to which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller; and (ii) note A-2, with a Cut-off Date Balance of $30,000,000, as to which Bank of Montreal is acting as Mortgage Loan Seller.

In this prospectus, whenever the defined term identifying a particular Mortgage Loan Seller (for example, “BMO” in the case of Bank of Montreal) is combined with the term “Mortgage Loan(s)” (for example, “BMO Mortgage Loan(s)” in the case of Bank of Montreal), such combined term is intended to refer to the Mortgage Loan(s) or portions of Mortgage Loan(s) that are being sold to the Depositor by the applicable Mortgage Loan Seller for inclusion in this securitization transaction.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity and acquired by the related Mortgage Loan Seller:

●	The Signum at 375 Dean Mortgage Loan (6.3%) is part of a Whole Loan that was originated by Greystone Select Company II LLC, a portion of which was acquired by Bank of Montreal.
●	The Colony Square Mortgage Loan (6.3%) is part of a Whole Loan that was co-originated by Bank of Montreal, German American Capital Corporation and Goldman Sachs Bank USA.
●	The 125 Summer Mortgage Loan (6.3%) is part of a Whole Loan that was co-originated by German American Capital Corporation and Bank of Montreal.
●	The Tank Holding Portfolio Mortgage Loan (6.3%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Bank of Montreal.
●	The Baybrook Mall Mortgage Loan (2.7%) is a part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Morgan Stanley Bank, N.A. and Societe Generale Financial Corporation.
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Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

Although a Trust Subordinate Companion Loan may be an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, such Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loans unless otherwise indicated. Each Trust Subordinate Companion Loan will support only the related Loan-Specific Certificates. Information in the tables in this prospectus excludes any Trust Subordinate Companion Loan unless otherwise stated.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, Signum at 375 Dean); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Signum at 375 Dean Mortgage Loan or the Signum at 375 Dean Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Signum at 375 Dean Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Signum at 375 Dean) is combined with any Whole Loan-related defined term (for example, Signum at 375 Dean Companion Loan Holder), reference is being made to such combined term as it relates to that particular Split Mortgage Loan or the related Whole Loan as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with

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origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Certain appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect the complete effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of October 2024 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to October 2024, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of October 2024); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than six (6) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions:

●	With respect to the Signum at 375 Dean Mortgage Loan (6.3%), the Appraised Value of the Mortgaged Property represents the “prospective market value upon stabilization” of $122,500,000 as of April 1, 2025, and which assumes lease-up of the commercial portion of the Mortgaged Property. The “as-is” appraised value of the Mortgaged Property as of July 3, 2024 was $120,900,000. As of October 1, 2024, the commercial portion of the Mortgaged Property is 100% leased.
●	With respect to the Tank Holding Portfolio Mortgage Loan (6.3%), the Appraised Value of the Mortgaged Properties represents a portfolio market value of $132,910,000 as of July 29, 2024 to August 7, 2024, which includes an approximate 0.1% portfolio premium and assumes the entire portfolio of
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Mortgaged Properties is marketed to a single purchaser. The “as-is” appraised value of the individual Mortgaged Properties in the aggregate is $132,780,000.

●	With respect to the West Palm Gardens Mortgage Loan (5.2%), which consists of five multifamily complexes which are being treated as one Mortgaged Property for purposes of this prospectus, the Appraised Value of the Mortgaged Property is an “as portfolio” appraised value of $84,200,000 as of July 22, 2024, which includes a portfolio premium of $600,000. The aggregate of the “as is” values of the five multifamily complexes included in the Mortgaged Property as of July 22, 2024 is $83,600,000.
●	With respect to the 277 Park Avenue Mortgage Loan (3.1%), the Appraised Value of $1,755,000,000 is an “Alternate Market Value As Is Subject to EA Regarding Funds Held in Reserve”, which assumes that $217,228,243 was reserved at origination of the related Whole Loan, of which $37,228,243 is to be used for existing leasing obligations and $180,000,000 is to be used for future leasing obligations. At origination, the borrower reserved $41,953,099 into a future lease rollover reserve for future leasing obligations and $180,000,000 into a lease rollover reserve for existing leasing obligations. The “as is” appraised value of the Mortgaged Property without the assumptions described above is $1,555,000,000.
●	With respect to the Baybrook Mall Mortgage Loan (2.7%), the Appraised Value of the Mortgaged Property of $392,659,260 is the “as-is with escrow reserve” value, which assumes that $2,659,260.33 will be reserved for tenant improvements. Since the date of the appraisal, some of the outstanding tenant improvements had since been paid, and therefore at origination, in lieu of an upfront reserve, the amount of the outstanding tenant obligations of $1,984,193.66 was guaranteed by the guarantor. The Appraised Value without the reserve is $390,000,000.
●	With respect to the Dels Multifamily Portfolio 2.0 Mortgage Loan (2.4%), the Appraised Value of the Mortgaged Properties represents the “portfolio market value” of $35,800,000 as of August 1, 2024, which includes an approximate 0.93% portfolio premium and assumes the entire portfolio of Mortgaged Properties is marketed to a single purchaser. The “as-is” appraised value of the individual Mortgaged Properties in the aggregate is $35,470,000.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group (which includes 2 or more Mortgage Loans) of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Whole Loan), if any. Each Crossed Group, if any, is identified on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated based on the related
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Cut-off Date Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A to this prospectus:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
The Summit	3.9%	61.4%	$1,500,000	58.9%

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Signum at 375 Dean	6.3%	68.6%	$122,500,000	69.5%	$120,900,000
Tank Holding Portfolio	6.3%	65.0%	$132,910,000	65.1%	$132,780,000
West Palm Gardens	5.2%	59.4%	$84,200,000	59.8%	$83,600,000
277 Park Avenue	3.1%	29.6%	$1,755,000,000	33.4%	$1,555,000,000
Baybrook Mall	2.7%	55.9%	$392,659,260	56.3%	$390,000,000
Dels Multifamily Portfolio	2.4%	65.0%	$35,800,000	65.6%	$35,470,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s);
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Cash Flow was calculated based on the related Underwritten Net Cash Flow divided by the related Cut-off Date Balance less a related earnout or holdback reserve:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NCF	Earnout or Holdback Amount	Debt Yield on Underwritten NCF
The Summit	3.9%	9.6%	$1,500,000	9.9%

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
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●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s);
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Operating Income was calculated based on the related Underwritten Net Operating Income divided by the related Cut-off Date Balance less a related earnout or holdback reserve:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NOI	Earnout or Holdback Amount	Debt Yield on Underwritten NOI
The Summit	3.9%	9.6%	$1,500,000	10.0%

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise.

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date; provided that with respect to any Crossed Group, such term means the aggregate Cut-off Date Balance of the applicable Crossed Group per unit of measure with respect to all the Mortgaged Properties securing the Mortgage Loans comprising such Crossed Group.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

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●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated based on the related Balloon Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A to this prospectus:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Maturity Date/ARD LTV Ratio	Earnout or Holdback Amount	Maturity Date/ARD LTV Ratio
The Summit	3.9%	61.4%	$1,500,000	58.9%

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Signum at 375 Dean	6.3%	68.6%	$122,500,000	69.5%	$120,900,000
Tank Holding Portfolio	6.3%	65.0%	$132,910,000	65.1%	$132,780,000
West Palm Gardens	5.2%	59.4%	$84,200,000	59.8%	$83,600,000
277 Park Avenue	3.1%	29.6%	$1,755,000,000	33.4%	$1,555,000,000
Baybrook Mall	2.7%	53.0%	$392,659,260	53.3%	$390,000,000
Dels Multifamily Portfolio	2.4%	65.0%	$35,800,000	65.6%	$35,470,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads or spaces, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, self-storage, industrial and mixed use (to the extent the related Mortgaged Property includes office, retail, self-storage or industrial space) properties, the percentage of the net rentable square footage rented as of the

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Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use and multifamily properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant

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occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include “straight line” rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten Net Cash Flow may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten NOI may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by

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the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self-storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. In certain cases where the related Mortgaged Property is subject to a master lease, the underwritten operating revenues may be based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds”, “Pads” or “Spaces” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily rental or residential cooperative property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a student housing or co-living property, the number of beds, or (d) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads or spaces.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$959,562,630
Number of Mortgage Loans	35
Number of Mortgaged Properties	74
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$4,750,000 to $60,000,000
Average Cut-off Date Balance	$27,416,075
Range of Mortgage Rates	4.25000% to 7.78000%
Weighted Average Mortgage Rate	6.38270%
Range of original terms to Maturity Date/ARD(2)(3)	60 months to 61 months
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All Mortgage Loans
Weighted average original term to Maturity Date/ARD(2)(3)	60 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)(3)	57 months to 61 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)(3)	60 months
Range of original amortization terms(4)	360 months to 360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	358 months to 358 months
Weighted average remaining amortization term(4)	358 months
Range of Cut-off Date LTV Ratios(5)(6)	29.6% to 72.0%
Weighted average Cut-off Date LTV Ratio(5)(6)	60.5%
Range of Maturity Date/ARD LTV Ratios(5)(6)	29.6% to 72.0%
Weighted average Maturity Date/ARD LTV Ratio(4)(5)	60.4%
Range of UW NCF DSCR(5)(7)	1.25x to 3.02x
Weighted average UW NCF DSCR(5)(7)	1.70x
Range of Debt Yield on Underwritten NOI(5)(8)	7.7% to 21.6%
Weighted average Debt Yield on Underwritten NOI(5)(8)	11.3%
Percentage of Initial Pool Balance consisting of:
Interest Only	94.2%
Interest Only - ARD	3.1%
Amortizing Balloon	2.7%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	16.1%
Mortgage Loans with subordinate debt	3.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Unless otherwise indicated, mortgage loans with Anticipated Repayment Dates are presented as if they were to mature on the related anticipated repayment date.
(3)	With respect to each of the Signum at 375 Dean Mortgage Loan (6.3%), the 125 Summer Mortgage Loan (6.3%) and the AL & SC Multifamily Portfolio Mortgage Loan (3.2%), the first payment date is in December 2024. On the Closing Date, the related Mortgage Loan Seller for each such mortgage loan will deposit funds sufficient to pay the interest due for a November 2024 payment date (as if there had been a November 2024 payment date). The original term to Maturity Date/ARD and remaining term to Maturity Date/ARD calculations for those mortgage loans reflected in the preceding table are inclusive of the additional November 2024 interest payment to be deposited by each related Mortgage Loan Seller and are therefore calculated at 61 months (instead of 60 months).
(4)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a Whole Loan, based on both that Mortgage Loan and any related Pari Passu Companion loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related Mortgaged Property or Mortgaged Properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 60.7 and 60.7%, respectively.
(7)	The UW NCF DSCR for each Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) is generally calculated by dividing the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties by the annual debt service for such Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be), as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that
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with respect to any Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) may be calculated based on the annual debt service that would be in effect for such Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) assuming that the related Cut-off Date Balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(8)	The Debt Yield on Underwritten NOI for each Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) is generally calculated as the underwritten net operating income for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance(s) of such Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be), and the Debt Yield on Underwritten NCF for each Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) is generally calculated as the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be); provided, that with respect to any Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan or group of Cross-Collateralized Mortgage Loans (as the case may be) may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (100.0%) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 34 Mortgage Loans (97.3%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, and one (1) Mortgage Loan (2.7%) that pays principal and interest for its entire term.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	31	$489,612,000	51.0%
High Rise	4	185,392,000	19.3
Garden	17	157,020,000	16.4
Mid Rise	6	129,950,000	13.5
Low Rise	4	17,250,000	1.8
Industrial	33	$200,590,000	20.9%
Warehouse	8	114,000,000	11.9
Warehouse Distribution/Light manufacturing	23	60,000,000	6.3
Car Dealership/Service Center	1	14,090,000	1.5
Manufacturing	1	12,500,000	1.3
Office	4	$118,000,000	12.3%
CBD	3	98,000,000	10.2
Suburban	1	20,000,000	2.1
Mixed Use	2	$66,000,000	6.9%
Office / Retail	1	60,000,000	6.3
Lab / Office	1	6,000,000	0.6
Hospitality	3	$59,400,000	6.2%
Select Service	1	45,000,000	4.7
Limited Service	1	8,500,000	0.9
Extended Stay	1	5,900,000	0.6
Retail	1	$25,960,630	2.7%
Super Regional Mall	1	25,960,630	2.7
Total	74	$959,562,630	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

With respect to all of the property types listed above, the borrowers with respect to the Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers with respect to the Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19

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pandemic. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

Multifamily Properties

Thirty-one (31) multifamily properties (51.0%) secure, in whole or in part, twenty (20) (51.0%) of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the Signum at 375 Dean Mortgage Loan (6.3%), the Mortgaged Property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development, and is required to reserve at least 10% of units for households earning up to 40% of area median income, 10% of units for households earning up to 60% of area median income, and 5% of the units for households earning up to 130% of area median income under affordable housing guidelines, which 421-a tax abatement phases out in 2058/2059. The Mortgaged Property’s 421-a workbook was approved by the New York City Department of Housing Preservation & Development on August 2, 2024 and is awaiting the final Certificate of Eligibility. The Mortgage Loan is full recourse to the guarantors until such final Certificate of Eligibility is received for the 421-a tax abatement. Notwithstanding the foregoing, there can be no assurance that the guarantors will have the financial ability to satisfy such obligation if they are required to do so. See “—Real Estate and Other Tax Considerations”.

With respect to the Louisa Apartments Mortgage Loan (6.1%), access to parking at the Mortgaged Property is through a garage entrance to a multi-level underground parking deck with approximately 1300 parking spaces and ancillary facilities (the “Garage”). The Garage serves the Mortgaged Property (Block 5 a/k/a Block 83) and four other blocks (each, a “Block” or together, “Blocks”) near the Mortgaged Property. The Mortgaged Property has access to 242 of the total 1,350 spaces in the parking garage (1 space per unit). The Garage and the Association are managed by a third-party manager, subject to a declaration of easements and agreements, a facility lease, a property management agreement and the Association’s operating agreement and the Mortgaged Property receives 20.75% of the net operating income from the Garage. The Garage is located underneath (i) the Mortgaged Property; (ii) a portion of the other Blocks; and (iii) portions of adjacent public streets owned by the City of Portland (the “City”) and leased by the City, as lessor, to a Block owners’ association (the “Association”), as lessee, pursuant to a ground lease. The borrower is an equity member of the Association along with the other Block owners, with the borrower having 20.75% of the equity. Any future fee owner of any of the Blocks, including a lender foreclosing on the Mortgaged Property, automatically becomes an equity member of the Association. Block owners proportionately share income and expenses arising from the use, operation, maintenance, repair and restoration of the Garage. The manager has day-to-day operational authority, subject to majority, super-majority (70%) or unanimous consent of all Association members for certain material actions under such agreements. Even if the borrower, either through control of the appointment and voting of sufficient members of the Association or by virtue of other provisions in the Association documents, have consent rights over actions by the Associations, we cannot assure you that the Association will not take actions that would materially adversely affect the borrower’s Block. In addition, the collateral for the Mortgage Loan includes the borrower’s interest in the Garage revenue, but not the Garage itself. Therefore, the borrower’s interest in this parking garage revenue may not constitute an interest in real property, and REMIC rules may not permit the trust to foreclose on such interest, in which case the trust may have to assign away the rights to the Garage revenue. See “Risk Factors—Other Risks Relating to the Certificates—Tax Considerations Relating to Foreclosure”.

With respect to the West Palm Gardens Mortgage Loan (5.2%), the Mortgaged Property consists of cardinal housing, which is modular or prefabricated housing, and is considered to potentially have less durability and higher risk of quality issues than traditional stick built homes.

With respect to the 95-22 147th Place Mortgage Loan (4.8%), the main building at the Mortgaged Property currently benefits from a 421-a tax exemption under the HPD 421-a tax abatement program. See “—Real Estate and Other Tax Considerations”. In connection with such tax exemption, the borrower has elected to designate 117 of the 118 residential units at the Mortgaged Property as affordable-rate units, which are defined as affordable to a household whose income does not exceed 130% of area median income. In addition, the borrower has utilized an inclusionary housing bonus floor area ratio, which requires 19 of the 117 affordable units at the Mortgaged Property to be leased at rents that are affordable to households whose income does not exceed 80% of area median income, and has elected to designate approximately 40 of the remaining units as units to be leased at rents that are affordable to households whose income does not exceed 125% of area median income. The 117 affordable units are rent stabilized. Further, the borrower has utilized the CityFHEPS program, a rental assistance program

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administered by the New York City Department of Social Services, to help tenants find and keep housing, in order to lease the Mortgaged Property. All 117 of the affordable units participate in the CityFHEPS program. The CityFHEPS program is subject to the availability of funding. The rents paid by the CityFHEPS are above market. There can be no assurance that tenants at the Mortgaged Property will be able to continue to qualify for such program, that the related borrower will be able to continue leasing units at such Mortgaged Property to tenants who qualify for such program or that the CityFHEPS program will continue. See “Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”.

With respect to the 88 North 1st Street Mortgage Loan (4.5%), the borrower has applied for a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to 14 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain restrictions. The borrower has opted to reserve 30.43% (which is equal to 14 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income. See “—Real Estate and Other Tax Considerations”.

With respect to the 88 North 1st Street Mortgage Loan (4.5%), 2 out of 46 residential tenants at the Mortgaged Property utilize housing vouchers provided under the CityFHEPS program, a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing.

With respect to the 65 4th Avenue Mortgage Loan (2.2%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. The Mortgage Loan is full recourse to the borrower and the guarantor until such time as the borrower obtains 421-a tax benefits for the Mortgaged Property. Thereafter, the Mortgage Loan is full recourse to the borrower and the guarantor to the extent that the Mortgaged Property loses the 421-a tax benefits. Notwithstanding the foregoing, there can be no assurance that the guarantor will have the financial ability to satisfy such obligation if it is required to do so.

With respect to the 80 Linden Boulevard Mortgage Loan (2.1%), the Mortgaged Property received its Certificate of Eligibility from the HPD on August 21, 2024, for a 421-a tax exemption. The exemption is effective for a period of 35 years and consists of a 100% exemption over the first 25 years and a 31% exemption over the remaining 10 years. In Year 36, the Mortgaged Property becomes fully taxable again. As part of compliance with the exemption terms, 30% of the total units are set aside for affordable housing and must rent for no more than 130% of the area median income. The Mortgage Loan is full recourse to the borrower and the guarantor in the event that the borrower fails to maintain the 421-a tax exemption. The Mortgaged Property is also subject to the New York City Family Homelessness & Eviction Prevention Supplemental rental assistant program. Taxes were underwritten based on the abated taxes. Notwithstanding the foregoing, there can be no assurance that the guarantor will have the financial ability to satisfy such obligation if it is required to do so.

With respect to the Cortland West Champions Mortgage Loan (2.1%), as a condition to a pending application for the related Mortgaged Property to be admitted into a property tax exemption program (the “PHFC Program”), as described under “—Real Estate and Other Tax Considerations” below, the related borrowers and Pleasanton Housing Finance Corporation (“PHFC”) entered into two (2) documents entitled regulatory agreement and declaration of restrictive covenants, which were recorded as of loan origination and generally require that at least 50% of the residential units at the Mortgaged Property be restricted for rent to individuals and households whose aggregate adjusted gross incomes do not exceed 80% of the applicable area median gross income, subject to certain rent restrictions. Such property tax exemption has not yet been granted and is pending the final approval of the applicable central appraisal district. No assurances can be made that the tax exemption will be granted.

As part of the documents entered into in connection with the PHFC Program, the related borrowers, PHFC and the managing member of each borrower entered into two documents entitled purchase option and right of first refusal agreement, which were recorded as of loan origination. Pursuant to such documents, in the event the borrower sponsor, acting through its affiliate the “Sponsor Member” (as defined in the related borrower organizational documents), proposes to transfer the leasehold estate and/or the improvements of the Mortgaged Property to an unaffiliated third party, the borrowers have granted to PHFC a right of first refusal to acquire the leasehold estate and/or the improvements of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Sponsor Member (“Third-Party Offer”). To exercise such right, PHFC is required to deliver written notice to the Sponsor Member, within 30 days following the date the Sponsor Member notifies PHFC of the acceptable Third-Party Offer, of its intent to exercise the right of first refusal and purchase the leasehold estate and/or the improvements for the purchase price equal to the amount of the Third-

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Party Offer. If PHFC declines to exercise such right of first refusal and the improvements are permitted to be transferred pursuant to a Third-Party Offer, PHFC must cause the ground lease to be terminated and the fee interest to be transferred to the borrowers prior to effecting such transfer of the improvements. PHFC has agreed that (i) its rights, title and interests in and to the Mortgaged Property are subject to the lien of the Whole Loan, (ii) any right to require a termination of the ground lease will not apply to an acquisition of the Mortgaged Property by the mortgagee or its designee in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the mortgagee’s remedies and (iii) its right of first refusal will terminate in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the mortgagee’s remedies. In addition, in order to comply with the applicable regulations, PHFC has a purchase option to acquire the leasehold estate for a purchase price equal to the greater of (i) 150% of the fair market value of the Mortgaged Property, as determined under the related PHFC documents (the “Fair Market Value”), and (ii) the Fair Market Value plus the diminution of economic value to the Sponsor Member as a result of the exercise of the purchase option, as determined under the related PHFC documents, subject in each instance to the terms and restrictions set forth in the loan documents including, without limitation, any restrictions on timing and satisfaction of any conditions precedent to prepay, defease or assume the payment of the Whole Loan.

With respect to the 2150 Clinton Avenue Mortgage Loan (1.3%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to 11 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain restrictions. The borrower has opted to reserve 97.22% (which is equal to 35 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income (the “2150 Clinton Avenue Affordable Units”). See “—Real Estate and Other Tax Considerations”. Additionally, the 2150 Clinton Avenue Affordable Units are rent stabilized and regulated by the New York State Division of Housing and Community Renewal.

With respect to the 2150 Clinton Avenue Mortgage Loan (1.3%), the Mortgaged Property is 94.4% occupied (which is equal to 34 tenants) and such tenants utilize housing vouchers provided under the CityFHEPS program, a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing.

With respect to the 128 West 167th Street Mortgage Loan (1.1%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to 10 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain restrictions. The borrower has opted to reserve 96.97% (which is equal to 32 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income. See “—Real Estate and Other Tax Considerations”.

With respect to the 128 West 167th Street Mortgage Loan (1.1%), 32 out of 33 tenants at the Mortgaged Property utilize housing vouchers provided under the CityFHEPS program, a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing.

With respect to the Union & Schenectady Mortgage Loan (0.8%), the rent roll provided by the borrower to the lender indicated 8 of the 23 units at the Union Mortgaged Property, and 16 of the 35 units at the Schenectady Mortgaged Property are rent stabilized. However, according to information provided by the borrower, the borrower believes that only 3 units at the Union Mortgaged Property and 10 units at the Schenectady Mortgaged Property should be rent stabilized. The borrower filed status determinations with the DHCR in February 2020. In its determination for the Union Mortgaged Property, the DHCR found that all non-corporate tenants (9 units) are subject to rent stabilization until they vacate. The DHCR further stated that the remaining tenants, which are non-profit organizations, may be subject to rent stabilization under certain conditions if they are providing homeless housing, depending on their move in date, and that the DHCR’s determination did not address the status of such units. The borrower appealed the DHCR’s determination to the New York Supreme Court. On September 19, 2024, the matter was remanded to the DHCR to allow the borrower and tenants to submit evidence to the DHCR, and for the DHCR to make a determination regarding, among other things, the rent stabilization status of the units at the Union Mortgaged Property. See “—Litigation and Other Considerations”. The DHCR has not yet made a determination regarding the rent stabilization status of the units at the Schenectady Mortgaged Property. There can be no assurance as to what the determination of the DHCR will be for either Mortgaged Property or its effect on rents at the Mortgaged Properties.

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With respect to the Union & Schenectady Mortgage Loan (0.8%), 15 of the 23 units at the Union Mortgaged Property and 16 of the 35 units at the Schenectady Mortgaged Property (the “Non-Profit Units”), representing in the aggregate over 50% of the units at such Mortgaged Properties, are leased to non-profit organizations, including, among others, the Well Life Network, St. Joseph’s Medical Center, Plus Solutions Housing, and Pibly Residential. The Non-Profit Units are leased to the organizations on individual leases at market rates and the organizations in turn lease the related units to tenants that require certain forms of support from such organizations.

With respect to the Union & Schenectady Mortgage Loan (0.8%), 9 of the 23 units at the Union Mortgaged Property and 22 of the 35 units at the Schenectady Mortgaged Property are leased on a month-to-month basis.

With respect to the Waterview Estates Mortgage Loan (0.6%), approximately 16 (13.8%) of the 116 units comprising the Mortgaged Property receive Housing Assistance Payments from the Vermilion Housing Authority under a Section 8 voucher program. The Section 8 vouchers are so-called “sticky” vouchers that are granted to the tenant, not the Mortgaged Property.

With respect to the 1720 Lincoln Place Mortgage Loan (0.5%), the Mortgaged Property currently benefits from a 421-a tax exemption. See “—Real Estate and Other Tax Considerations”. In connection with such tax exemption, the borrower has elected to designate all 11 of the residential units at the Mortgaged Property as affordable-rate units, which are defined as affordable to a household whose income does not exceed 130% of area median income. In addition, all units at the Mortgaged Property are rent stabilized. The related borrower has utilized the CityFHEPS, a rental assistance program administered by the New York City Department of Social Services, to help tenants find and keep housing, in order to lease the Mortgaged Property. All 11 of the residential units participate in the CityFHEPS program. The CityFHEPS program is subject to the availability of funding. The rents paid by the CityFHEPS are above market. There can be no assurance that tenants at the Mortgaged Property will be able to continue to qualify for such program, that the related borrower will be able to continue leasing units at such Mortgaged Property to tenants who qualify for such program or that the CityFHEPS program will continue. See “Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”.

Office Properties

Four (4) office properties (12.3%) secure, in whole or in part, four (4) (12.3%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

Thirty-three (33) industrial properties (20.9%) secure, in whole or in part, five (5) (20.9%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

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Retail Properties

One (1) retail property (2.7%) secures, in whole or in part, one (1) (2.7%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. Re-tenanting certain specialty properties that previously had specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Hospitality Properties

Three (3) hospitality properties (6.2%) secure, in whole or in part, three (3) (6.2%) of the Mortgage Loans. Three (3) of the hospitality properties (6.2%) are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement/ Management Agreement	Mortgage Loan Maturity Date
Hampton Inn JFK	$45,000,000	4.7%	07/31/2033	10/06/2029
Red Roof Inn Plus Saugus	$8,500,000	0.9%	09/24/2039	10/06/2029
Woodspring Suites – Chattanooga	$5,900,000	0.6%	09/01/2025	10/06/2029

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.
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Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality. The Hampton Inn JFK Mortgage Loan (4.7%) requires a seasonality reserve that was established in connection with the origination of each such Mortgage Loan and/or that is required on an ongoing basis.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

Mixed Use Properties

Two (2) mixed use properties (6.9%) secure, in whole or in part, two (2) (6.9%) of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail and/or laboratory components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—General—Retail Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
R&D facility and/or data center(1)	1	6.3%
Theater(2)	1	6.3%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(3)	1	6.3%

(1)	Includes the following Mortgaged Properties: 125 Summer.
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(2)	Includes the following Mortgaged Properties: Colony Square.
(3)	Includes the following Mortgaged Properties: Signum at 375 Dean.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Tesla Service Center Northbrook Mortgaged Property (1.5%), a tenant operates an automobile service center/repair shop on site.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$60,000,000	6.3%
Five (5) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$300,000,000	31.3%
Ten (10) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$553,392,000	57.7%
Largest Related-Borrower Concentration(1)	$64,200,000	6.7%
Next Largest Related-Borrower Concentration(1)	$23,350,000	2.4%

(1)	Excludes single-borrower Mortgage Loans and Crossed Groups that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 4.5% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Tank Holding Portfolio	$60,000,000	6.3%
Interstate Industrial Portfolio	54,000,000	5.6
AL & SC Multifamily Portfolio	30,350,000	3.2
Dels Multifamily Portfolio 2.0	23,270,000	2.4
Union & Schenectady	7,500,000	0.8
Grand Total	$175,120,000	18.2%

Two (2) groups of Mortgage Loans (9.1%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 6.7% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

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Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
88 North 1st Street	$43,200,000	4.5%
65 4th Avenue	21,000,000	2.2
Total for Group 1:	$64,200,000	6.7%

Group 2
2150 Clinton Avenue	$12,750,000	1.3%
128 West 167th Street	10,600,000	1.1
Total for Group 2:	$23,350,000	2.4%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus. Mortgage Loans (if any) that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
New York	16	$325,193,785	33.9%
New Jersey	2	97,000,000	10.1
Florida	5	91,257,837	9.5
Massachusetts	3	74,500,000	7.8
Georgia	2	60,685,281	6.3
Oregon	1	58,392,000	6.1
Texas	4	48,503,463	5.1
Total	33	$755,532,367	78.7%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Georgia, Texas, North Carolina and Florida, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, Louisiana, North Carolina, South Carolina, Georgia and New York, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
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●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Four (4) Mortgaged Properties (6.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 7%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Forty-two (42) Mortgaged Properties (38.1%), each have a limited operating history, as described in one or more of the bullets below.

●	Nine (9) of the Mortgaged Properties (26.6%), namely, the Signum at 375 Dean Mortgaged Property, the 95-22 147th Place Mortgaged Property, the 88 North 1st Street Mortgaged Property, The Summit Mortgaged Property, the 65 4th Avenue Mortgaged Property, the 80 Linden Boulevard Mortgaged Property, the 2150 Clinton Avenue Mortgaged Property, the 128 West 167th Street Mortgaged Property and the 1720 Lincoln Place Mortgaged Property, were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
●	Eight (8) of the Mortgaged Properties (2.4%), namely, the Dels Multifamily Portfolio 2.0 Mortgaged Properties, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
●	Twenty-five (25) of the Mortgaged Properties (9.0%), namely, the Tank Holding Portfolio Mortgaged Properties, the Tesla Service Center Northbrook Mortgaged Property and the 201 Airside Drive Mortgaged Property, are subject to a triple-net lease with the related tenants and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other Mortgaged Properties have less than 3 years of historical financial information presented on Annex A.

Tenancies-in-Common or Diversified Ownership

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the West Palm Beach Gardens Mortgage Loan (5.2%), the related borrowers are tenants-in-common. However, with respect to such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

With respect to the Tesla Service Center Northbrook Mortgage Loan (1.5%), the borrower is permitted to syndicate 100 investors.

With respect to the Waterview Estates Mortgage Loan (0.6%), more than 20 individuals and entities have direct or indirect ownership interests in the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Tesla Service Center Northbrook Mortgage Loan (1.5%), the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been

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collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

With respect to the Tesla Service Center Northbrook Mortgage Loan (1.5%), the Mortgage Loan documents contemplate the lender’s ability to terminate the trust agreement and convert the borrower into a limited liability company upon the occurrence of (a) any event that causes the signatory trustee to cease to be the signatory trustee of the borrower, (b) any event resulting in the dissolution of the borrower, (c) an event of default under the Mortgage Loan, (d) if the lender determines in its commercially reasonable discretion that the borrower will be unable to make a material decision or take a material action required of the borrower in connection with the operation and maintenance of the Mortgaged Property or in connection with the Mortgage Loan, (e) termination of the master lease, (f) any date on or after July 8, 2029, or (g) any event which has the effect of the borrower being unable to satisfy its obligations under the Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Condominium Interests and Other Shared Interests

Two (2) Mortgage Loans (3.8%), namely, the 277 Park Avenue Mortgage Loan (3.1%) and the Linx Mortgage Loan (0.6%), are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

In addition, with respect to the Louisa Apartments Mortgage Loan (6.1%), a post-origination amendment to the Mortgage Loan agreement is being contemplated which would permit the borrower to subject the related Mortgaged Property to a condominium regime that the borrower would 100% control, in order to allow for retail and residential units.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property, namely Red Roof Inn Plus Saugus (0.9%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

One (1) Mortgaged Property, namely Cortland West Champions (2.1%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material

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portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

In general, except as described above or as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, unless the related fee interest is also encumbered by the related mortgage and except as disclosed below, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Mortgage Loan representation and warranty no. (35) (Ground Leases) on Annex E-1A to this prospectus, Mortgage Loan representation and warranty no. (34) (Ground Leases) on Annex E-2A to this prospectus and Mortgage Loan representation and warranty no. (34) (Ground Leases) on Annex E-3A to this prospectus, and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grants of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

With respect to the 95-22 147th Place Mortgage Loan (4.8%), there is an approved site plan that contemplates a road widening that would affect an approximately 34 foot wide strip wide and 25 foot long area of the Mortgaged Property. The improvements on the Mortgaged Property are not located on the proposed area of the road widening. However, such plans are not final, and there can be no assurance that such road widening will not materially affect the use, value or operation of the Mortgaged Property.

Delinquency Information

Except as set forth below, none of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

See “Risk Factors—Risks Related to the Mortgage Loans—Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates” above, and “—Default History, Bankruptcy Issues and Other Proceedings—Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” below.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine (9) months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations may have been completed for some

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Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;
●	for which an operations and maintenance plan or abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;
●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;
●	for which an environmental insurance policy will have been obtained from a third party insurer;
●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;
●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;
●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;
●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or
●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the environmental testing revealed the presence of asbestos containing materials, lead based paint, mold and/or radon at the subject Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Additionally, certain of the Mortgaged Properties have one or more RECs, controlled recognized environmental conditions (“CRECs”) or historical recognized environmental conditions (“HRECs”) for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing.

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Set forth below is a description of certain material environmental conditions existing at certain of the Mortgaged Properties, as identified in the environmental report, for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing or for which further action is required. We cannot assure you that there are no other existing environmental conditions, material or otherwise, in addition to those described below, or that these or other conditions would not ultimately have an adverse effect on the Mortgaged Properties.

With respect to the Tank Holding Portfolio Mortgage Loan (6.3%), the related ESA identified a CREC at the 875 Green Valley Road Mortgaged Property due to soil contamination. The subject property is identified as having a closed Environmental Remediation Program (ERP) case, which was opened by the Wisconsin Department of Natural Resources (“WDNR”) on October 3, 2013. According to the related case file, the former canning company that once occupied the subject property was discovered to have soil contamination from two former 10,000-gallon fuel oil aboveground storage tanks (ASTs). Response actions included soil excavation; however, residual soil contamination (benzo(a)pyrene impacts at 0.02 mg/kg, which is equal to the residential direct contact level of 0.02 mg/kg but is below the industrial contact standard) remained in place at closure. The WDNR closed the case on November 14, 2013, with the following continuing obligations: (i) residual soil contamination exists that must be properly managed should it be excavated or removed; (ii) industrial soil standards were applied for closure, and industrial zoning is required; and (iii) before the land use may be changed from industrial to non-industrial, additional environmental work must be completed.

With respect to the Northbridge Centre Mortgage Loan (0.8%), the related ESA identified a CREC at the Mortgaged Property due to a residual contamination of groundwater attributed to an off-site source. According to the ESA, documentation obtained from the Florida Department of Environmental Protection (“FDEP”) indicated that a subsurface investigation was conducted at the Mortgaged Property to investigate the former use of a gasoline service station at a portion of the Mortgaged Property where the current parking garage is located. Soil and groundwater samples were collected and analyzed and tetrachloroethylene (“PCE”) was detected in the groundwater samples exceeding the State of Florida groundwater cleanup target levels. According to the ESA, the concentrations of PCE was attributed to an off-site source. Additional comprehensive deeper groundwater sampling was continued through 2018. In February 2019, the Mortgaged Property was issued a “site rehabilitation completion order” by the FDEP after PCE levels were demonstrated to be below groundwater cleanup target levels. Accordingly, the related ESA does not recommend any further investigation of the Mortgaged Property.

With respect to the Linx Mortgage Loan (0.6%), the related ESA identified a REC at the Mortgaged Property (as well as at an adjacent, non-collateral parcel of land that was previously owned by the borrower and transferred to an affiliate of the borrower prior to the origination of the Mortgage Loan) in connection with soil impacts, including concentrations of total petroleum hydrocarbons, volatile organic compounds, semi-volatile organic compounds, polychlorinated biphenyls and metals, in excess of regulatory criteria identified during a field investigation conducted in 2022 to evaluate conditions in a parking lot at the Mortgaged Property for a proposed new building. According to the ESA, the source of contamination was attributed primarily to historic fill at such portion of the Mortgaged Property, which was observed at depths of 26 feet below grade. The Massachusetts Department of Environmental Protection (the “MassDEP”) assigned a tracking number (a “RTN”) to the release in April 2023. According to the ESA, although a plan to perform construction and excavation activities at such portion of the Mortgaged Property was submitted to the MassDEP in April 2024, the proposed construction project has been canceled and the release associated with the RTN remains in open status at this time. According to the ESA, a permanent solution must be submitted for regulatory closure within 5 years of MassDEP notification (which notification occurred in April 2023). In addition, the ESA identified two controlled RECs at the Mortgaged Property in connection with residual soil impacts, including concentrations of lead, arsenic, copper, naphthalene, polycyclic aromatic hydrocarbons, volatile organic compounds, semi-volatile organic compounds and extractable petroleum hydrocarbons in excess of regulatory criteria, also primarily resulting from historic fill at the Mortgaged Property. In each instance regulatory closure was granted subject to conditions including the implementation of MassDEP Best Management Practices for future uses involving gardening and/or gardening-related activities.

In addition, with respect to the Linx Mortgage Loan (0.6%), the related borrower sponsor has represented to the lender that on August 20, 2024 (prior to the origination of the Mortgage Loan but after the date of the ESA prepared in connection therewith) a third-party box truck hit a light pole on the Mortgaged Property, causing the truck’s gas tank to rupture and gasoline to leak onto an asphalt parking lot on the Mortgaged Property. The borrower is coordinating with an environmental services vendor to have barrels containing gas-soaked sand removed from the Mortgaged Property. The Mortgage Loan documents require the borrower to, among other things, perform and complete all necessary work to comply with any immediate remedial action plan and otherwise as determined by a “Licensed Site Professional,” in accordance with all applicable legal requirements and environmental laws, and in

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compliance with all applicable timelines so as to bring the incident to regulatory closure by the appropriate governmental authority, including, without limitation, payment of any and all related fees, costs and expenses.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Litigation and Other Legal Considerations

There may be material pending or threatened litigation or other legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances or other material legal proceedings experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, a Mortgaged Property may be subject to litigation proceedings. For example:

●	With respect to the Interstate Industrial Portfolio Mortgage Loan (5.6%), the related guarantor, Gavriel Alexander is also one of three guarantors of a loan (the “Polito Loan”) made in favor of Customers Bank in 2016 and secured by a New Jersey commercial property unrelated to the Mortgaged Properties securing the Mortgage Loan. Customers Bank sold the Polito Loan to Polito Associates LLC (“Polito Associates”) and when the Polito Loan matured, Polito Associates instituted foreclosure proceedings. Mr. Alexander and the two other guarantors under the Polito Loan are defendants in ongoing litigation with Polito Associates related to whether a post-foreclosure deficiency remains, based upon a determination of the New Jersey commercial property’s fair market value. The guarantor defendants assert that New Jersey commercial property’s value is greater than the post-foreclosure deficiency amount due, so no amount is due at all to Polito Associates, and Polito Associates asserts that the value of the commercial property is less than the post-foreclosure deficiency. The matter went to trial in April 2024 and is currently awaiting the judge’s decision. According to the borrower sponsor, Mr. Alexander’s total exposure if Polito Associates prevails should not exceed $5-6 million, which would be split between Mr. Alexander and the two other guarantors defendants under the Polito Loan.
●	With respect to the Hampton Inn JFK Mortgage Loan (4.7%), three of the four guarantors (Frank Yuan, Jerome Edward Yuan and Norbert Yuan) are named defendants in a pending lawsuit unrelated to the collateral (the “Urban Commons Lawsuit”) in which the plaintiffs, Urban Commons Frontera, LLC, et al., seek damages in excess of $140 million in connection with the alleged improper sale of pledged REIT stock. The defendant guarantors dispute the facts set forth in the complaint and maintain that the plaintiffs’ managers, Howard Wu and Taylor Woods, misrepresented the purpose of the documentation at issue. The guarantor defendants have requested that the court take judicial notice of the fact that the SEC has recently filed a complaint against Howard Wu and Taylor Woods for securities fraud schemes in connection with the REIT whose stock was allegedly improperly sold by the guarantor defendants. The guarantor defendants intend to seek dismissal of the Urban Commons Lawsuit for statute of limitations and a showing that Howard Wu and Taylor Woods were fully aware of and coordinated the sale of REIT shares in question. Under the Mortgage Loan documents, (i) Paul Yuan, another guarantor of the Mortgage Loan, is not a defendant in the Urban Commons Lawsuit, (ii) the borrower is required to make future deposits into a guarantor litigation reserve totaling up to $2.5 million to be held as additional collateral pending dismissal/ satisfactory resolution of the Urban Commons Lawsuit and (iii) the related guaranty includes a recourse carveout for any losses arising from the Urban Commons Lawsuit. In addition, a lender’s environmental insurance policy is in place as a supplement to the environmental indemnity agreement. Notwithstanding the foregoing, there can be no assurance that the foregoing matter will not have a material adverse impact on the related borrower, the related guarantors or the related Mortgaged Property.
●	With respect to the Tesla Service Center Northbrook Mortgage Loan (1.5%), the related borrower sponsor and certain affiliates thereof (collectively, the “Borrower Sponsor Parties”) are defendants in a pending action brought by a former lender to the Borrower Sponsor Parties alleging that the Borrower Sponsor Parties violated their obligations under a loan agreement and related exclusivity and right of
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first offer agreement entered into with the former lender, and seeking $32,000,000 in damages. The lawsuit remains pending and there can be no assurance as to the eventual outcome of such lawsuit.

●	With respect to the Union & Schenectady Mortgage Loan (0.8%), the borrower for the Union Mortgaged Property is currently disputing the rent stabilization status of the units at the Union Mortgaged Property. The borrower filed status determinations with the DHCR for both the Union Mortgaged Property and the Schenectady Mortgaged Property in February 2020. In its determination for the Union Mortgaged Property, the DHCR found that all non-corporate tenants are subject to rent stabilization until they vacate, generally on the grounds that such tenants should be considered to have been in occupancy on or before August 19, 2009 (the later date of the expiration of J-51 benefits and the expiration of a regulatory agreement), and that tenants who may have moved within the building will be deemed to have done so for the convenience of the borrower. The DHCR further stated that the remaining tenants, which are non-profit organizations, may be subject to rent stabilization under certain conditions if they are providing homeless housing, depending on their move in date, and that the DHCR’s determination did not address the status of such units. The borrower appealed the DHCR’s determination to the New York Supreme Court. On September 19, 2024, the matter was remanded to the DHCR to allow (x) the borrower to submit evidence to the DHCR within 21 days of entry of the remand order, (y) tenants to submit evidence to the DHCR within 30 days of the borrower’s submission of evidence, and (z) the DHCR to determine within 60 days of the tenants’ submission of evidence; (i) which of the Union Mortgaged Property’s current tenants were in occupancy as of the date of expiration of certain J-51 tax benefits, (ii) which of the current tenants were in occupancy as of the date certain regulatory agreements expired or were released, (iii) which of the units were offered as “low income units” in furtherance of such regulatory agreements, (iv) which of the current tenants and/or units are subject to rent regulation/stabilization, (v) what was the date of expiration of such regulatory agreements, and (vi) whether any current tenants were relocated within the building at the behest of the borrower. In addition, the DHCR has not yet issued a determination of the rent stabilization status of the units at the Schenectady Mortgaged Property. There can be no assurance of what the DHCR’s determination will be for either Mortgaged Property or what the effect would be on rents at the Mortgaged Properties.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties property improvement plans (“PIPs”) are required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the West Palm Gardens Mortgage Loan (5.2%), the borrower has previously renovated 185 units of the total 437 units at the Mortgaged Property. The borrower has informed the lender that it expects to renovate the remaining units at the Mortgaged Property on a rolling basis; however, such renovations are not required or reserved for under the Mortgage Loan documents. At origination, the non-recourse carveout guarantor agreed to guaranty $2,000,000 of the principal amount of the Mortgage Loan, which amount will not be deemed reduced by any payment on or applied to the Mortgage Loan until the Mortgage Loan has been paid in full, provided, that such recourse amount will be reduced on a dollar-for-dollar basis (excluding any replacement reserve funds utilized to pay for such amounts) as the borrower actually pays amounts due in connection with any capital

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improvement projects to the Mortgaged Property. There can be no assurance that the non-recourse carveout guarantor will have the financial ability to satisfy the above-described guaranty obligation if it is required to do so.

With respect to the AL & SC Multifamily Portfolio Mortgage Loan (3.2%), the borrower recently renovated approximately 20.5% of the units at the related Mortgaged Properties and has informed the lender that it currently expects to renovate additional units at the Mortgaged Property as leases turn over; however, such renovations are not required or reserved for under the Mortgage Loan documents.

We cannot assure you that the above-described renovations and build outs will be completed as expected or will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency. None of the Mortgage Loans, (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or had experienced maturity extensions) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such Mortgage Loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 15 years and of which we are aware:

●	With respect to the Colony Square Mortgage Loan (6.3%), one of the guarantors, North American Ventures LLC (“NAV LLC”), was a 25% limited partner in a land acquisition (DeSoto Land Holdings) whereby the entity severally guaranteed the associated 50% land loan tied to a 4,300 acre property. In March 2009, the general partner filed personal bankruptcy and eventually a friendly foreclosure was orchestrated with the Farm Credit Bureau who had held the land loan. The issue was eventually settled. NAV LLC also owned a 50% interest in three land parcels in North Carolina in a separate transaction (B&J North Carolina) involving the same partner that filed bankruptcy in the DeSoto transaction. Due to the partner also filing bankruptcy in the B&J North Carolina transaction, NAV LLC worked with BB&T, the lender, to modify the loan for the inability of the partner to pay. In a third instance, NAV LLC had an investment in a four-anchor retail property (NAP Northpoint LLC) that lost two anchors over 2008 / 2009. NAV LLC eventually worked out a separation of their $18.2 million loan from Regions Bank into a $12 million A-note and $6.2 million B-note that were both paid in full. On a fourth separate transaction, a fire burned down a multifamily investment (NAP La Frontera) in 2008, ultimately resulting in a deed in lieu transfer of the Guaranty Bank (later BBVA Compass) construction loan into the hands of a local developer.
●	With respect to the Tank Holding Portfolio Mortgage Loan (6.3%), an affiliate of the borrower sponsor was the sponsor of a $13.2 million securitized loan that was transferred to special servicing in July 2021 due to the sole tenant at the related mortgaged property vacating in March 2020, failing to make rent
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payments since February 2020 and filing for bankruptcy. Such loan was liquidated in June 2023 for a loss approximately $6.4 million.

●	With respect to the West Palm Gardens Mortgage Loan (5.2%), one of the non-recourse carveout guarantors was subject to a foreclosure action on a commercial mortgage loan in 2021.
●	With respect to the 88 North 1st Street Mortgage Loan (4.5%), the borrower sponsor was subject to a foreclosure action which was dismissed in 2024 following the refinancing of the related property.
●	With respect to the AL & SC Multifamily Portfolio Mortgage Loan (3.2%), the related borrower sponsor was a guarantor for a mortgage loan backed by an independent senior living facility that defaulted within the past 15 years. The related parties entered into a forbearance agreement, and a modification to the consent judgement was obtained and the loan was subsequently paid off. The related borrower sponsor was also a guarantor for another mortgage loan secured by a multifamily property that defaulted as a result of the related borrower’s failure to timely submit financial reports, and such default was subsequently cured. The related borrower sponsor was also over 90 days delinquent on a securitized mortgage loan in July 2024 due to various administrative issues in setting up autopayments.
●	With respect to the Baybrook Mall Mortgage Loan (2.7%), affiliates of one of the related borrower sponsors (an affiliate of Brookfield Corporation) have experienced prior defaults, including a default in February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million. In addition, in or around April 2023, an affiliate of such borrower sponsor defaulted on a securitized commercial mortgage loan in the amount of approximately $161 million secured by multiple office buildings located mostly in the Washington, D.C. area.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each retail, office, industrial and mixed use Mortgaged Property.

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The Mortgaged Properties have single tenants as set forth below:

●	Twenty-eight (28) of the Mortgaged Properties, securing, in whole or in part, five (5) Mortgage Loans (20.9%), are each leased to a single tenant.
●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 6.3% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, industrial, retail and mixed use and leased fee Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, industrial, retail and mixed use Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Interstate Industrial Portfolio – 2294 Molly Pitcher Parkway	1.4%	Thyssenkrupp Supply Chain Services NA, Inc. (Subtenant)	41.0%	06/30/2025 and 9/30/2025	10/06/2029
Interstate Industrial Portfolio – Owens Brockway Distribution Warehouse	0.5%	Owens-Brockway Glass Container, Inc.	100.0%	04/30/2029	10/06/2029
Interstate Industrial Portfolio – DLG International, Inc.	0.3%	DLG International, Inc.	100.0%	11/30/2028	10/06/2029

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.
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●	With respect to certain Mortgaged Properties, there may be tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) that expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.
●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.
●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,
(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,
(iii)	if the borrower fails to provide a designated number of parking spaces,
(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,
(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,
(vi)	if a tenant’s use is not permitted by zoning or applicable law,
(vii)	if the tenant is unable to exercise an expansion right,
(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,
(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,
(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,
(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, including due to lack of access or interruption of utilities,
(xiii)	if the borrower defaults on any other obligations under the lease, or
(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.
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We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Signum at 375 Dean Mortgage Loan (6.3%), the sole tenant of the commercial space at the Mortgaged Property, Cactus Equity, LLC, has the right to terminate its lease at any time after October 2027 with 150 days’ notice.
●	With respect to the 125 Summer Mortgage Loan (6.3%), the fourth largest tenant, Analog Devices, has the right to terminate its lease on July 31, 2028, upon at least 15 months’ written notice to the landlord and is subject to a termination fee.
●	With respect to the Interstate Industrial Portfolio Mortgage Loan (5.6%), the largest tenant at the Marway Circle Industrial Buildings Mortgaged Property, University of Rochester, has the right to terminate its lease effective as of the last day of the fifth lease year, exercisable upon at least nine months prior written notice and payment of a termination fee equal to $338,748 (the sum of unamortized tenant improvement allowances and leasing commissions, amortized on a straight-line basis over the initial term).
●	With respect to the 277 Park Avenue Mortgage Loan (3.1%), the second largest tenant, Sumitomo Mitsui Banking Corporation, has the right to terminate its lease with respect to its storage spaces, totaling 1,200 square feet, at any point during the lease term upon at least 30 days’ written notice to the landlord.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Baybrook Mall Mortgage Loan (2.7%), the fourth largest tenant, H&M, leasing approximately 3.2% of the net rentable square footage at the Mortgaged Property, has the right to terminate its lease if its net sales fail to exceed (i) $5,440,386.12 between January 1, 2026 and December 31, 2026 or (ii) $5,984,425.73 between January 1, 2028 and December 31, 2028, in each instance with at least 365 days’ notice and payment of a termination fee.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

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Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate their spaces during the terms of their leases.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties may be leased in whole or in part by federal, state or municipal government sponsored tenants or by tenants with contracts with such governmental entities. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract.

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the Interstate Industrial Portfolio Mortgage Loan (5.6%), the largest tenant at the 2294 Molly Pitcher Highway Property, Thyssenkrupp Supply Chain Services NA, Inc. (Subtenant) (“TSCS”), subleases its space (255,000 square feet, representing 41.0% of the net rentable square footage) from D.M. Bowman, Inc. (“Bowman”), the second largest tenant. TSCS pays a base rent of $4.65 per square foot on a gross basis. The sublease expires on September 30, 2025, and allows TSCS to extend through the end of Bowman’s February 21, 2026 lease expiration date. The sublease provides for mutual termination rights at 90 days’ notice. However, Bowman must continue to pay rent and recoveries in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date.
●	With respect to the 277 Park Avenue Mortgage Loan (3.1%), the largest tenant, JP Morgan Chase, currently subleases 12,406 square feet from Australia & New Zealand Bank through December 30, 2027.
●	With respect to the Linx Mortgage Loan (0.6%), (i) the largest tenant, C4 Therapeutics, subleases approximately 31,039 square feet of its space to Neumora Therapeutics, Inc. for a term expiring in June 2025 (which is prior to the expiration of the related prime lease in March 2032) and (ii) the second largest tenant, Addgene, Inc., subleases approximately (x) 15,462 square feet of its space to Convergent Research, LLC for a term expiring in June 2027 (which is prior to the expiration of the related prime lease in August 2032) and (y) 8,922 square feet of its space to Redona Therapeutics for a term expiring in December 2024. In each instance, the prime tenant remains responsible for the performance of any obligations under the related prime lease, including the payment of rent.
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Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Signum at 375 Dean Mortgage Loan (6.3%), Cactus Equity, LLC, the ground floor commercial tenant, has an executed lease but has not yet taken occupancy.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer, right of first refusal or another similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties securing the 15 largest Mortgage Loans:

●	With respect to the Interstate Industrial Portfolio Mortgage Loan (5.6%), the largest tenant at the Marway Circle Industrial Buildings Mortgaged Property, University of Rochester, has a continuing and exclusive right of first offer to purchase the 4 Marway Circle and 8 Marway Circle buildings (together, the “Offer Property”) in the event the landlord intends to offer the Offer Property for sale to a third party. In addition, a tenant at the Steelway Industrial Park Mortgaged Property, Iron Mountain Information
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Management, LLC, has a right of first refusal to purchase its premises in the event the landlord receives a bona fide offer other than at auction from a third party who does not have power of eminent domain, which offer the landlord is willing to accept.

In addition, with respect to other Mortgaged Properties securing Mortgage Loans that are not among the 15 largest Mortgage Loans (for example, the Cortland West Champions Mortgaged Property and the Red Roof Inn Plus Saugus Mortgaged Property (collectively, 3.0%), certain tenants, franchisors, property managers, ground lessors, developers, owners' associations or other parties have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Properties. The related right generally would not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents, although such rights may apply to subsequent purchasers following any such foreclosure, deed-in-lieu-of-foreclosure or other exercise of remedies.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the 125 Summer Mortgage Loan (6.3%), one of the tenants at the Mortgaged Property, OPG 125 Summer TRS (DE) LLC, is an affiliate of the borrower sponsor. The affiliate lease (which was included in underwritten base rent) is structured with a master lease between OPG 125 Summer Owner (DE) LLC, as landlord, and OPG 125 Summer TRS (DE) LLC, as tenant, and a sublease with OPG 125 Sumer TRS (DE) LLC, as the landlord, and Oxford I Asset Management USA, Inc., as tenant. The master lease expires on October 31, 2030 and the sublease expires upon the earlier of October 31, 2030 or the termination of the master lease.
●	With respect to the GRM South Brunswick Mortgage Loan (6.3%), the sole tenant at the Mortgaged Property, GRM Lease Holding, LLC, is an affiliate of the borrower sponsor. The lease expires on September 12, 2039 and the borrower sponsor has guaranteed the tenant’s payment obligations under the lease. Notwithstanding the foregoing, there can be no assurance that the borrower sponsor will have the financial capacity to meet the obligations that arise under the guaranty.
●	With respect to the 2150 Clinton Avenue Mortgage Loan (1.3%), 8.33% of the units (which equals three units) at the Mortgaged Property are not yet leased and are subject to a master lease between the borrower, as lessor, and the borrower sponsor, as tenant. The rent due under the master lease is included in the underwritten base rent. The master lease is scheduled to expire on September 30, 2032. The master lease may be terminated upon the satisfaction of certain conditions including, but not limited to, the lender’s receipt of (i) a certified rent roll showing the residential units at the Mortgaged Property are 97% leased and occupied by tenants, (ii) receipt of approval notices pursuant to the CityFHEPS program for two of the 2150 Clinton Avenue Affordable Units, (iii) fully executed leases for all three of the vacant units under the master lease at the Mortgaged Property and (iv) the debt service coverage ratio (as calculated by the lender utilizing trailing one-month annualized income less underwritten operating expenses) being equal to or greater than 1.50x.
●	With respect to the 201 Airside Drive Mortgage Loan (1.3%), the sole tenant at the Mortgaged Property, Buitoni, is an affiliate of the borrower sponsor. The lease expires on September 30, 2039 and the borrower sponsor has guaranteed the tenant’s payment obligations under the lease. Notwithstanding the foregoing, there can be no assurance that the borrower sponsor will have the financial capacity to meet the obligations that arise under the guaranty.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

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Other Tenant Issues

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), we note the following:

●	With respect to the 88 North 1st Street Mortgage Loan (4.5%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to The Summit Mortgage Loan (3.9%), the related borrower sponsor or its affiliates own other properties in the related market that may compete with the Mortgaged Property.
●	With respect to the AL & SC Multifamily Portfolio Mortgage Loan (3.2%), the Lorna Place Apartments and The Place at Galleria Mortgaged Properties are both adjacent to another multifamily community that is owned by the related borrower sponsor and may compete with the related Mortgaged Property.
●	With respect to the Baybrook Mall Mortgage Loan (2.7%), the Mortgaged Property is part of a larger shopping center, which includes a non-collateral adjacent lifestyle and power center owned by the borrower sponsor, which may be competitive with the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties.  See “Risk Factors—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

In the case of 46 Mortgaged Properties, which secure, in whole or in part, 17 Mortgage Loans (51.1%), the related borrowers maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the Tank Holding Portfolio Mortgage Loan (6.3%), the borrower’s obligation to obtain insurance will be suspended so long as (i) the current master lease (or a replacement lease satisfying the requirements in the related loan agreement) is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under such master lease (or replacement lease), (iii) the current master tenant (or a replacement tenant) remains fully liable for the obligations and liabilities under the master lease (or replacement lease), as applicable, (iv) the current master tenant (or a replacement tenant) maintains coverage for the Mortgaged Properties that satisfies the requirements in the related loan agreement (including, but not limited to, naming the lender as mortgagee/loss payee on the applicable property policies and an additional insured under such the general liability and umbrella/excess liability policies) and (v) the borrower provides evidence satisfactory to the lender that the current master tenant (or a replacement tenant), as applicable, maintains in full force and effect the applicable insurance policies with respect to the Mortgaged Properties.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A, Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-2A and Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-3A, and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the Northbridge Centre Mortgage Loan (0.8%), the Mortgaged Property was developed as part of the Northbridge Centre Downtown Planned Unit Development (“DPUD”), which was approved by the West Palm Beach City Commission on October 7th, 1982. As part of the DPUD, the Mortgaged Property must maintain compliance with the site plan that was approved for the Mortgaged Property. The site plan controls requirements that would typically be covered by local zoning ordinances (parking, density, etc.). Additionally, the Mortgaged Property is subject to that certain Reciprocal Easement and Development Agreement recorded in Book 4433, Page 662 of Official Records of Palm Beach County, Florida (the “Official Records”); as affected by Amendment to Reciprocal Easement and Development Agreement, recorded in Book 8894, Page 1368 of Official Records; as affected by Second Amendment to Reciprocal Easement and Development Agreement, recorded in Book 28149, Page 1563 of Official Records; and as affected by that certain Assignment of Lease, recorded in Book 28149, Page 1568 of Official Records (collectively, the “Development Agreement”). The Development Agreement grants the borrower use of certain adjacent tracts of land for, among other things, green space, an overhead walkway between the parking structure that is part of the collateral and the office building, vehicular access to the primary entrance to the office building and additional street-level parking in areas visible to the primary entrance to the improvements. The majority of the rights granted under the Development Agreement are perpetual. This includes use of the access drive known as Flagler Court Drive between 4th and 5th Streets and the use of the street-level parking along Flagler Court Drive closest to 5th Street. In addition, the borrower has access to an additional six parking spaces along Flagler Court Drive near 4th Street. The use of this area is granted pursuant to rights under the Development Agreement and currently expires in 2031. If the related rights are not extended, the Mortgaged Property would lose the use of these parking spaces but the Mortgaged Property would still satisfy all applicable zoning requirements (i.e., 773 existing parking spaces including the six spaces noted above with 675 parking spaces required by zoning). Pursuant to the Development Agreement, the borrower is obligated to maintain the areas to which it has access resulting in additional expenses for the operation of the Mortgaged Property. An annual easement expense of $16,871 was included in BMO’s underwriting for the Mortgaged Property.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

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Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”) or are in the process of obtaining either a TCO or a permanent certificate of occupancy (“PCO”). In such cases, the related Mortgage Loan documents require the related borrower and/or sponsor to use commercially reasonable efforts to obtain or maintain the TCO, and to cause the TCO to be continuously renewed at all times until a PCO is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also Mortgage Loan representation and warranty no. (25) (Local Law Compliance) and no. (26) (Licenses and Permits) on Annex E-1A, Mortgage Loan representation and warranty no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-2A and Mortgage Loan representation and warranty no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-3A, and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

In addition, certain Mortgaged Properties may be subject to use restrictions imposed in connection with addressing environmental concerns. See “—Environmental Considerations”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1A, Annex E-2A or Annex E-3A to this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to each of the 277 Park Avenue Mortgage Loan (3.1%) and the Linx Mortgage Loan (0.6%), the related Mortgage Loan documents do not provide recourse to a guarantor distinct from the related borrower and there is no separate environmental indemnitor.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

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Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Signum at 375 Dean Mortgage Loan (6.3%), the Mortgaged Property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development, and is required to reserve at least 10% of units for households earning up to 40% of area median income, 10% of units for households earning up to 60% of area median income, and 5% of the units for households earning up to 130% of area median income under affordable housing guidelines, which 421-a tax abatement phases out in 2058/2059. The Mortgaged Property’s 421-a workbook was approved by the New York City Department of Housing Preservation & Development on August 2, 2024 and is awaiting the final Certificate of Eligibility. The Mortgage Loan is full recourse until such final Certificate of Eligibility is received for the 421-a tax abatements.

With respect to the Colony Square Mortgage Loan (6.3%), the Mortgaged Property consists of 12 tax parcels, eight of which are subject to a 10-year abatement expiring primarily in 2030 pursuant to a tax abatement transaction with the Atlanta Development Authority d/b/a Invest Atlanta (the “Authority”). Each abatement begins with a 50.0% reduction against the gross tax expense and burns off by 5.0% each year. To effectuate tax abatement benefits for the Mortgaged Property, the borrower transferred the Mortgaged Property to the Authority and leased it back from the Authority pursuant to a ground lease. The ground lease expires December 31, 2032. The borrower has the right to purchase the leased fee interest from the Authority at any time during the abatement period for $1.00 in exchange for terminating any future tax abatement benefits. In addition, the Authority agreed to sell and the borrower agreed to purchase the leased fee interest for $1.00 at expiration or termination of the ground lease. In addition to the mortgage on the borrower’s leasehold estate under the ground lease, the Mortgage Loan is also secured by a mortgage on the Authority’s related fee interest. Taxes were underwritten based on the projected 10-year abated average (assessed value held constant).

With respect to the GRM South Brunswick Mortgage Loan (6.3%), the total assessment is $11,902,800 but the Mortgaged Property benefits from a $509,800 exemption due to the installation of a sprinkler system as per South Brunswick’s Tax Assessor, reducing the assessment to $11,393,000. The abated taxes of $610,893 were underwritten.

With respect to the 95-22 147th Place Mortgage Loan (4.8%), the main building at the Mortgaged Property (which includes 117 of 118 multifamily units) (the “Main Building”) currently benefits from a 35-year 421-a Affordable Housing NY Program tax exemption. In order to maintain the tax exemption, at least 30% of the units at the Main Building must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income. For years one through 25 of the exemption, 100% of the projected assessed value of the Main Building improvements on the tax lot are exempt from real estate taxes. For the remaining 10 years of the exemption the percentage of the exemption would be equal to the percentage of affordable units (accordingly, such exemption would remain at 100% so long as the borrower continues to lease all of the 117 units at the Main Building at rents that are affordable to households whose income does not exceed 130% of area median income). Taxes were underwritten to the appraisal’s year-one abated 2024/2025 taxes of $53,433 (for both the Main Building and an additional building which does not benefit from the tax exemption) versus the appraisal’s estimated full tax liability for 2024/2025 of $968,527 (for both buildings). See “Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Properties.”

With respect to the 88 North 1st Street Mortgage Loan (4.5%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to 14 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides (i) a 100% tax exemption for the first 25 years and (ii) a 30.43% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $641,870 compared to the underwritten abated taxes of $61,705.

With respect to the Dels Multifamily Portfolio 2.0 Mortgage Loan (2.4%), the Wyota Commons West Mortgaged Property is subject to a redevelopment agreement among the City of Lebanon, Missouri (the “City”), the Lebanon

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Neighborhood Redevelopment Corporation (“LNRC”) and the borrower’ predecessor in interest, which (i) provides partial tax abatements through 2048 (the “PILOT Agreement”) and (ii) requires two units at the related Mortgaged Property to be made available at no cost to the Laclede County Treatment Court (the “LCT Court”) pursuant to a lease agreement entered into with the LCT Court, as tenant. The PILOT Agreement requires that a novation agreement be entered into for any subsequent transfer of the Mortgaged Property, including without limitation a transfer related to a foreclosure or deed in lieu of foreclosure, and provides that execution of such novation agreement may not be unreasonably withheld by the City or the LNRC. The related borrower, the City and the LNRC have signed a novation agreement to allow the borrower to continue receiving the tax abatements under the PILOT Agreement after the borrower acquired the Mortgaged Property from the guarantor entity at origination of the Mortgage Loan. The Mortgage Loan is loss recourse to the borrower and the guarantor in the event that borrower fails to comply with the PILOT Agreement. Notwithstanding the foregoing, we cannot assure you that the borrower or guarantor will have the financial ability to satisfy such obligation if it is required to do so.

With respect to the 65 4th Avenue Mortgage Loan (2.2%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. The Mortgage Loan is full recourse to the borrower and the guarantor until such time as the borrower obtains 421-a tax benefits for the Mortgaged Property. Thereafter, the Mortgage Loan is full recourse to the borrower and the guarantor to the extent that the Mortgaged Property loses the 421-a tax benefits. Notwithstanding the foregoing, there can be no assurance that the guarantor will have the financial ability to satisfy such obligation if it is required to do so.

With respect to the 80 Linden Boulevard Mortgage Loan (2.1%), the Mortgaged Property received its Certificate of Eligibility from the HPD on August 21, 2024, for a 421-a tax exemption. The exemption is effective for a period of 35 years and consists of a 100% exemption over the first 25 years and a 31% exemption over the remaining 10 years. In Year 36, the Mortgaged Property becomes fully taxable again. As part of compliance with the exemption terms, 30% of the total units are set aside for affordable housing and must rent for no more than 130% of the area median income. The Mortgage Loan is full recourse to the borrower and the guarantor in the event that the borrower fails to maintain the 421-a tax exemption. The Mortgaged Property is also subject to the New York City Family Homelessness & Eviction Prevention Supplemental rental assistant program. Taxes were underwritten based on the abated taxes. Notwithstanding the foregoing, there can be no assurance that the guarantor will have the financial ability to satisfy such obligation if it is required to do so.

With respect to the Cortland West Champions Mortgage Loan (2.1%), the related borrowers have entered a program administered by the Pleasanton Housing Finance Corporation (“PHFC”), a Texas public nonprofit housing finance corporation, pursuant to which the Mortgaged Property is expected to be 100% exempt from property taxes in exchange for complying with certain affordable housing covenants (the “PHFC Program”). In connection with such program, the borrowers and PHFC entered into two documents entitled regulatory agreement and declaration of restrictive covenants, which were recorded as of loan origination and generally require that at least 50% of the residential units at the Mortgaged Property must be restricted for rent to individuals and households whose aggregate adjusted gross incomes does not exceed 80% of the applicable area median gross income (AMI), subject to annual resets based on current AMI. In addition, the borrowers have transferred the fee interest in the Mortgaged Property to PHFC and entered into two ground leases with PHFC, pursuant to which PHFC has leased the Mortgaged Property back to the borrowers. The ground leases are each for a term of 99-years, and the current rent under each ground lease is (i) $100 per unit plus (ii) 10% of the annual ad valorem property tax savings for the related portion of the Mortgaged Property, each payable in annual installments, with the next installment due on or before January 31, 2025. PHFC has entered into a fee agreement agreeing that such fees, and any other fees required under the PHFC Program documents, be paid from excess distributable cash, if any, after the payment of debt service on the Mortgage Loan and operating expenses. The organizational structure of the borrowers was also modified to appoint (i) PHFC West Champions MM LLC, an entity wholly-owned and controlled by PHFC, as the managing member of each borrower and holder of a 0.01% membership interest in each borrower, and (ii) N Gessner Road LLC, an affiliate of the borrower sponsor, as the sponsor member of each borrower and holder of a 99.99% membership interest in each borrower.

Although the borrower sponsor has represented that all necessary documentation for admission into the PHFC Program has been effectuated, the tax exemption has not yet been granted by the applicable central appraisal district. Once issued, the tax exemption is expected to be retroactive to the date fee ownership in the Mortgaged Property was transferred by the borrowers to the PHFC (September 20, 2024) and continue for so long as the related ground lease is in effect. No assurances can be made that the tax exemption will be granted. Property taxes were underwritten assuming the tax exemption is granted. To the extent (i) the Mortgaged Property does not receive the tax exemption by January 31, 2026 or (ii) the Mortgaged Property is removed from the PHFC Program

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for any reason or the borrowers surrender the leasehold estate in the Mortgaged Property, the borrowers will be required to prepay the Mortgage Loan in an amount sufficient to achieve a debt yield of 10.96% and a debt service coverage ratio of 1.54x, plus the yield maintenance premium, as applicable (the “PHFC Prepayment Amount”). Failure to pay any portion of the PHFC Prepayment Amount will be full recourse to the borrowers and guarantor, on a joint and several basis. Notwithstanding the foregoing, there can be no assurance that any such guarantor will have the financial ability to satisfy such obligation if it is required to do so.

With respect to the 2150 Clinton Avenue Mortgage Loan (1.3%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to 11 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides (i) a 100% tax exemption for the first 25 years and (ii) a 97.22% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $268,679 compared to the underwritten abated taxes of $2,898.

With respect to the 128 West 167th Street Mortgage Loan (1.1%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to 10 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides (i) a 100% tax exemption for the first 25 years and (ii) a 96.97% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $168,198 compared to the underwritten abated taxes of $1,164.

With respect to the Residences at River Place III (0.7%), the Mortgaged Property is subject to a tax abatement from the City of Seaford for city taxes, which abatement phases out in 2033/2034. Taxes were underwritten based on the 2024 County tax and the five-year average for City tax.

With respect to the 1720 Lincoln Place Mortgage Loan (0.5%), the Mortgaged Property currently benefits from a 35-year 421-a Affordable Housing NY Program tax exemption. In order to maintain the tax exemption, at least 30% of the units at the Mortgaged Property must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income. For years one through 25 of the exemption, 100% of the projected assessed value of the Mortgaged Property improvements on the tax lot are exempt from real estate taxes. For the remaining 10 years of the exemption the percentage of the exemption would be equal to the percentage of affordable units (accordingly, such exemption would remain at 100% so long as the borrower continues to lease all of the units at the Mortgaged Property at rents that are affordable to households whose income does not exceed 130% of area median income). Taxes were underwritten to the appraisal’s year-one abated 2024/2025 taxes of $7,147 versus the appraisal’s estimated full tax liability for 2024/2025 of $76,615. See “Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Properties.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Mortgage Loan representation and warranty no. (18) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus, Mortgage Loan representation and warranty no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-2A to this prospectus and Mortgage Loan representation and warranty no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-3A to this prospectus, and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

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Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	2	3.3%
1	5	1	3.9
6	0	32	92.8
Total		35	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Thirty-four (34) of the Mortgage Loans (97.3%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

The remaining one (1) Mortgage Loan (2.7%) provides for monthly payments of principal based on an amortization schedule significantly longer than the remaining term to maturity or Anticipated Repayment Date for such Mortgage Loan (such Mortgage Loan, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”).

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

One (1) Mortgage Loan, namely, the 277 Park Avenue Mortgage Loan (3.1%), is an ARD Loan.

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon), including, in the case of the 277 Park Avenue Mortgage Loan, any such interest that as Accrued and Deferred Principal (as defined below) has been added to the principal balance of the Mortgage Loan following the Anticipated Repayment Date and that has been collected from the related borrower (after payment in full of all other principal and interest due and owing on the 277 Park Avenue Mortgage Loan). Any payments and other collections of Accrued and Deferred Principal will not be taken into account for purposes of calculating any amounts distributable as principal in respect of the Certificates or the “Stated Principal Balance” of the 277 Park Avenue Mortgage Loan.

Other than in the case of the 277 Park Avenue Mortgage Loan, which is described below, an ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and all other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues

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to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest.

With respect to the 277 Park Avenue Mortgage Loan (3.1%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute an event of default under the Mortgage Loan. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of the borrower but the borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the Mortgage Loan (such additional principal, the “Accrued and Deferred Principal”) and will be payable on the maturity date of the Mortgage Loan to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

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In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

In the case of certain Mortgage Loans, the related borrower sponsor has provided a guaranty of the payment of a portion of the borrower’s indebtedness under such Mortgage Loan or, in certain cases, the entirety of the borrower’s indebtedness under such Mortgage Loan until certain post-closing conditions are satisfied. There can be no assurance that a payment guaranty by a borrower sponsor or other guarantor for all or a portion of a borrower’s indebtedness under a Mortgage Loan would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liabilities of the borrower with those of the guarantor. In addition, certain payment guaranties may or may not contain an ongoing net worth covenant, or if such covenant exists, compliance with such covenant may not be monitored. There can be no assurance that any such guarantor will have the financial ability, or be willing to, satisfy such obligation if it is required to do so. Set forth below are Mortgage Loans with respect to which the related borrower sponsor has provided a payment guaranty:

●	With respect to the GRM South Brunswick Mortgage Loan (6.3%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $18,000,000, representing 25% of the original principal balance of the Mortgage Loan.
●	With respect to the 88 North 1st Street Mortgage Loan (4.5%), the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that the Mortgaged Property benefits from a tax abatement pursuant to Section 421-a of the New York State Real Property Tax Law, including, without limitation, a final certificate of eligibility and a tax bill for the Mortgaged Property reflecting such tax abatement. Additionally, the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $10,000,000. The payment guaranty obligation may terminate on the date which certain conditions are satisfied, including, but not limited to, lender’s receipt of satisfactory evidence that &Pup or a satisfactory replacement tenant is open for business to the general public and has commenced paying full unabated rent. &Pup is not currently open for business to the general public and will commence paying full unabated rent on November 9, 2024.
●	With respect to the Tesla Service Center Northbrook Mortgage Loan (1.5%), the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until (a) receipt by the lender of a subordination, non-disturbance and attornment agreement from Tesla, Inc. by November 12, 2024 and (b) the clearing account has been established by the borrower or master tenant.
●	With respect to the 2150 Clinton Avenue Mortgage Loan (1.3%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $3,187,500, representing 25% of the original principal balance of the Mortgage Loan. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that the Mortgaged Property benefits from a tax abatement pursuant to Section 421-a of the New York State Real Property Tax Law, including, without limitation, a final certificate of eligibility and a tax bill for the Mortgaged Property reflecting such tax abatement.
●	With respect to the 128 West 167th Street Mortgage Loan (1.1%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $2,650,000, representing 25% of the original principal balance of the Mortgage Loan. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that the Mortgaged Property benefits from a tax abatement pursuant to Section 421-a of the New York State Real Property Tax Law, including, without limitation, a final certificate of eligibility and a tax bill for the Mortgaged Property reflecting such tax abatement.
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See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;
●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;
●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or
●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	29	70.9%
L, DorYM1, O	4	19.6
L, YM1, O	2	9.5
Total	35	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;
●	“D” means the Mortgage Loan provides for a defeasance period;
●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;
●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;
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●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;
●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;
●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and
●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 57 months;
●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 12 months; and
●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 44 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	1	0.8%
4	10	33.0
5	6	9.1
6	5	22.3
7	13	34.8
Total	35	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

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Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels, debt yield levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of 29 of the Mortgage Loans (70.9%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a defeasance lockout period of at least two years following the Closing Date (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below. Certain of the Defeasance Loans may have a prepayment consideration period that runs concurrently with all or part of the related Defeasance

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Lock Out Period, during which any such Mortgage Loan is prepayable together with payment of a yield maintenance charge. See “—Prepayment Provisions” above.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance in connection with property releases, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

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Property Releases; Partial Defeasance

●	With respect to the Dels Multifamily Portfolio 2.0 Mortgage Loan (2.4%), provided that no event of default is continuing, on any business day after the date that is the earlier of (a) two years after the Closing Date or (b) September 25, 2027, the borrower may obtain the release of any Mortgaged Property in connection with a bona fide sale of such Mortgaged Property to a third party unaffiliated with the borrower or the related guarantor, provided that, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to the greater of (x) 100% of the net sales proceeds and (y) 125% of the allocated loan amount for such individual Mortgaged Property, (ii) the debt service coverage ratio after giving effect to such release is no less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.59x, (iii) the loan-to-value ratio after giving effect to such release is no more than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 65%, (iv) the borrowers pay all of the lender’s costs and expenses (including reasonable attorneys’ fees) incurred in connection with such release and (v) customary REMIC requirements are satisfied.

Property Releases; Partial Defeasance and Partial Prepayments

●	With respect to the Tank Holding Portfolio Mortgage Loan (6.3%), partial release is permissible following the occurrence of (i) a casualty or condemnation at any individual Mortgaged Property, which casualty or condemnation (a) results in the master tenant or any tenant under a replacement master lease terminating the master lease with respect to such Mortgaged Property, solely to the extent such termination is permitted by, and effectuated in accordance with, the terms of the master lease and (b) as a result of such casualty or condemnation the lender elects to apply the net proceeds resulting from such casualty or condemnation to the prepayment of the loan and/or (ii)(a) a non-monetary default under the loan documents, (b) a monetary default under the loan documents that is solely caused by the master tenant or any tenant under a replacement master lease or (c) a material monetary or material non-monetary default by the master tenant under the master lease (or any replacement lease) (any such event as described in clause (ii), a “Default Release Event”), provided in either case that, among other conditions, (1) the borrower prepays or partially defeases the related Whole Loan in an amount equal to 110% of the allocated loan amount for the individual Tank Holding Portfolio Mortgaged Property to be released, plus the payment of a yield maintenance premium in connection with a Default Release Event (if applicable), (2) in the case of a release in connection with a Default Release Event (x) the release of the applicable individual Mortgaged Property would cure such Default Release Event, (y) no other default or event of default under the loan documents has occurred and is continuing and (z) such release will be completed prior to the expiration of the cure period for the applicable default as set forth in the loan agreement; provided that if the borrower is diligently pursuing such release and cannot reasonably complete it within the applicable cure period, the borrower will have such additional time as necessary to effectuate such release, not to exceed 180 days in the aggregate, (3) no release will occur during the period that is 60 days prior to and 60 days after a securitization, (4) simultaneously with such release, the released individual Mortgaged Property will be released from the master lease pursuant to a lease modification or new lease approved by the lender in accordance with the terms of the loan documents and (5) customary REMIC requirements are satisfied.
●	With respect to the Union & Schenectady Mortgage Loan (0.8%), at any time after the second anniversary of the Closing Date of the BMO 2024-5C7 securitization, the borrower may obtain the release of either of the individual Mortgaged Properties provided that, among other conditions, (i) the borrower prepays (together with, if prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium) or defeases an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property being released and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining individual Mortgaged Property is greater than the debt service coverage ratio of the Mortgaged Properties immediately prior to the release, (iii) after giving effect to the release, the loan-to-value ratio with respect to the remaining individual Mortgaged Property is no greater than the loan-to-value ratio of the Mortgaged Properties immediately prior to the partial release, and (iv) satisfaction of REMIC-related conditions.
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Property Releases; Free Releases

●	Certain of the Mortgage Loans, including the Dels Multifamily Portfolio 2.0 Mortgage Loan (2.4%), permit the release or substitution of specified parcels of real estate (or parcels meeting certain requirements set forth in the related loan agreement) or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. There can be no assurance that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.
●	With respect to the Baybrook Mall Mortgage Loan (2.7%), the borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding the parcels leased to JCPenney or owned by Macy’s, Dillard’s or Living Spaces, as of the origination date (each, an “Anchor Parcel”)) or outlots, or (B) one or more Baybrook Mall Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Baybrook Mall Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Baybrook Mall Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are not required for the use of the remaining Mortgaged Property (the “Remaining Property”) or are either readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the operation or use of the Remaining Property and may be readily separated from the Remaining Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Remaining Property and after giving effect to such transfer, the Baybrook Mall Release Parcel and the Remaining Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the Remaining Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or has neither granted nor declined in writing to grant such confirmation within 30 days of a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Baybrook Mall Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Baybrook Mall Release Parcel.

Substitutions

The following Mortgage Loan provides for the substitution of real property for the Mortgaged Property:

●	With respect to the Tank Holding Portfolio Mortgage Loan (6.3%), the borrower is permitted to obtain the release of an individual Tank Holding Portfolio Mortgaged Property from the lien of the related mortgage and the borrower’s obligations under the loan documents with respect to such Mortgaged Property in connection with a corresponding substitution of another property of like kind and quality, upon satisfaction of certain conditions, including: (i) such release and substitution do not occur on or prior to the earlier of (x) the “startup day” of the REMIC that holds the portion of the related Whole Loan last to be securitized and (y) June 30, 2027; (ii) such release and substitution are in accordance with the terms of the master lease; (iii) no event of default exists; (iv) individual Tank Holding Portfolio Mortgaged Properties representing no more than, in the aggregate, 10% of the then-current total base rent may be substituted during the term of the Tank Holding Portfolio Whole Loan; (v) the borrower
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delivers an additional or updated insolvency opinion; (vi) the substitute property is added to the master lease and the released property is released from the master lease; (vii) the lender has received an acceptable appraisal of the substitute property and released property; (viii) after giving effect to the substitution, the debt service coverage ratio for the Tank Holding Portfolio Mortgaged Properties (including the substitute property, but excluding the released property) based on the trailing 12-month period immediately preceding the substitution is equal to or greater than the greater of (a) the aggregate debt service coverage ratio of the Mortgaged Properties immediately prior to the substitution for the twelve full calendar months immediately preceding the substitution or (b) 2.20x; (ix) after giving effect to the substitution, the debt yield for the Tank Holding Portfolio Mortgaged Properties (including the substitute property, but excluding the released property) is equal to or greater than the greater of (a) the debt yield for all of the Mortgaged Properties immediately preceding the substitution date or (b) 11.54%; (x) after giving effect to the substitution, the loan-to-value ratio does not exceed 65.0%; (xi) the borrower provides such operating statements, occupancy statements and financial reports requested by the lender in connection with the substitute property; (xii) with respect to the substitute property, the lender receives (a) a title insurance policy, (b) a current survey, (c) a Phase I environmental report and, if recommended, a Phase II environmental report, (d) a zoning report and (e) such engineering and physical conditions reports as reasonably requested by the lender; (xiii) satisfaction of customary REMIC requirements; and (xiv) if required by the lender, receipt of rating agency confirmation.

●	The borrower under the Baybrook Mall Mortgage Loan (2.7%) is also permitted to obtain the release of collateral parcels (each, a “Baybrook Mall Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest at or adjacent to the shopping center of which the Baybrook Mall Exchange Parcel is a part (each, an “Baybrook Mall Acquired Parcel”) as collateral for the Baybrook Mall Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Baybrook Mall Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are not required for the use of the remaining Mortgaged Property or are readily re-locatable or will continue to serve the remaining Mortgaged Property (and the borrower is able to make certain zoning representations as to the Baybrook Mall Acquired Parcel to the same extent as made with respect to the Baybrook Mall Exchange Parcel), (iii) the Baybrook Mall Acquired Parcel is reasonably equivalent in value to the Baybrook Mall Exchange Parcel, as established by a letter of value from the appraiser which appraised the Baybrook Mall Property or an appraiser of comparable experience selected by the borrower, (iv) with respect to the Baybrook Mall Acquired Parcel, the borrower has delivered, among other things (a) unless the Baybrook Mall Acquired Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Baybrook Mall Acquired Parcel, and title insurance on the Baybrook Mall Acquired Parcel, (c) if the Baybrook Mall Acquired Parcel is improved, subject to certain exceptions (including if the borrower certifies that it intends to demolish the improvements within a year), a property condition report indicating that the Baybrook Mall Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Baybrook Mall Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Baybrook Mall Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies (unless the rating agencies waive review).

Additions to the Mortgaged Property

The following Mortgage Loans provide for the addition of real property for, or the construction of improvements on, the related Mortgaged Property:

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●	With respect to the Baybrook Mall Mortgage Loan (2.7%), the related borrower has the right, at its own expense, to acquire any parcel of land, together with any improvements located thereon, that constitutes an integral part of, or adjoins, or is proximately located near, the shopping center of which the Mortgaged Property is a part, which land was not owned by the borrower on the origination date and is not a Baybrook Mall Acquired Parcel (such acquired land, an “Expansion Parcel”), to become additional collateral for the related Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower delivers, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating that the Expansion Parcel contains no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Escrows

Thirty-three (33) Mortgage Loans (91.0%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-one (31) Mortgage Loans (84.2%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-two (22) Mortgage Loans (53.2%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twelve (12) Mortgage Loans (71.9%) secured by office, industrial, retail, mixed use and multifamily (with commercial tenants), provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, industrial, retail and mixed use and multifamily (with commercial tenants) properties.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls (including free rent or gap rent) or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.

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The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each Rating Agency;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing	19	$441,112,000	46.0%
Hard	13	$428,050,630	44.6
Soft (Residential) / Hard (Commercial)	1	$60,000,000	6.3
Soft	2	$30,400,000	3.2
Total:	35	$959,562,630	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

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Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Other Secured Debt

As described under “—The Whole Loans” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Mortgage Loan that is one of the 15 largest Mortgage Loans.

Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

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In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loan(s) listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
One Park Square	$20,000,000	58.5%	1.93x	14.22%	Y

Each of the Mortgage Loan(s) listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Colony Square Mortgage Loan (6.3%), the borrower is permitted to obtain a one-time preferred equity investment in an amount not to exceed $40,000,000, subject to satisfaction of certain conditions, including the following: (i) the preferred equity investment must be by a qualified institutional investor, (ii) the loan to value ratio (as determined by the lender in its sole but reasonable discretion taking into consideration the contemplated permitted preferred equity) must be equal to or less than 65%, (iii) the debt service coverage ratio (taking into account the permitted preferred equity and based on net cash flow and the current pay interest only preferred return payable) must be equal at least 1.20x, (iv) the debt service coverage ratio (taking into account the permitted preferred equity and based on net operating income on the total preferred return (i.e., the sum of the current pay interest only return and the accrued interest only return) must be at least 1.15x, (v) the debt yield (taking into consideration the permitted preferred equity) must be equal to or greater than 10% and (vi) delivery of a rating agency confirmation.

With respect to the Tesla Service Center Northbrook Mortgage Loan (1.5%), a preferred equity investor made an initial $11,250,000 capital contribution and holds a preferred equity interest and 100% of the class A interests in the sole member of the signatory trustee of the borrower, which is a Delaware statutory trust. The preferred equity investor is entitled to a preferred rate of return on its investment in an amount equal to the SOFR rate plus 14%. The preferred return is payable monthly from excess cash flow after the payment of (a) debt service, any reserves or escrows or other amounts due and payable to the lender, (b) operating expenses of the Mortgaged Property and (c) any amounts otherwise set aside with the approval of the preferred equity holder. In the event of a default or trigger event under the operating agreement of the sole member, including if the preferred equity investor has not received the required return on or before the occurrence of a “capital transaction” (as defined in the operating agreement) or the dissolution of the sole member, then the preferred equity investor will have the right to (i) force the sale of the Mortgaged Property and (ii) remove the managing member, provided, however, that neither remedy shall be effective without the lender’s prior written consent.

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Permitted Unsecured Debt and Other Debt

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

With respect to the Louisa Apartments Mortgage Loan (6.1%), the borrower is permitted to pledge (a “Permitted Pledge”) indirect interests in the borrower provided (A) such pledges are (i) of a minority, non-controlling interest or (ii) made to secure a parent level (i.e. an indirect owner of the borrower which has substantial assets other than its interest in the related Mortgaged Property) credit facility involving substantial interests held by such parent and are not tied specifically to the cash flow of the related Mortgaged Property, and (B) such pledges don’t involve either (i) pledge(s) of direct equity interests in the borrower or (ii) pledge(s) of equity by any person(s) that does not have a substantial source of revenue to repay the applicable debt other than direct or indirect distributions from the borrower (i.e. the applicable pledgor’s direct or indirect interest in the borrower at all times while the Permitted Pledge is outstanding shall be less than 15% of the value of the assets pledged by such pledgor in connection with such Permitted Pledge).

With respect to the Union & Schenectady Mortgage Loan (0.8%), each related borrower incurred a loan from the United States Small Business Administration in the amount of $150,000, or $300,000 in total (the “SBA Loans”). At origination, the amounts due under the SBA Loans were escrowed with the title company for the purposes of repaying the SBA Loans. In connection with such repayment, the borrowers are required to use commercially reasonable efforts to pursue the termination of two financing statements filed with respect to such SBA Loans within 30 days following origination, provided that such time period will be extended by the lender for so long as the borrower delivers reasonably acceptable evidence that it is diligently pursuing such termination.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Whole Loans

General

Each of the Split Mortgage Loans is part of a Whole Loan comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
Signum at 375 Dean	GCMC/BMO	$60,000,000	6.3%	$24,000,000	N/A	$84,000,000	68.6%	68.6%	1.25x	1.25x	7.7%	7.7%	Y
Colony Square	BMO / GACC / GSMC	$60,000,000	6.3%	$200,000,000	N/A	$260,000,000	50.4%	50.4%	1.51x	1.51x	11.8%	11.8%	N
GRM South Brunswick	SMC	$60,000,000	6.3%	$12,000,000	N/A	$72,000,000	57.1%	57.1%	1.37x	1.37x	10.0%	10.0%	Y
125 Summer	GACC / BMO	$60,000,000	6.3%	$42,635,000	N/A	$102,635,000	61.1%	61.1%	2.57x	2.57x	17.9%	17.9%	Y
Tank Holding Portfolio	BMO / GSMC	$60,000,000	6.3%	$26,389,388	N/A	$86,389,388	65.0%	65.0%	2.25x	2.25x	11.8%	11.8%	Y
Interstate Industrial Portfolio	UBS AG	$54,000,000	5.6%	$58,000,000	N/A	$112,000,000	63.9%	63.9%	1.37x	1.37x	9.9%	9.9%	N
277 Park Avenue	GACC	$30,000,000	3.1%	$490,000,000	$230,000,000	$750,000,000	29.6%	42.7%	2.72x	1.89x	19.4%	13.5%	N
Baybrook Mall	SGFC	$25,960,630	2.7%	$193,706,236	N/A	$219,666,866	55.9%	55.9%	1.72x	1.72x	13.8%	13.8%	Y
One Park Square	GSMC	$20,000,000	2.1%	$27,650,000	N/A	$47,650,000	58.8%	58.8%	2.18x	2.18x	14.2%	14.2%	N
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Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
Cortland West Champions	GSMC	$20,000,000	2.1%	$58,400,000	N/A	$78,400,000	68.2%	68.2%	1.79x	1.79x	11.0%	11.0%	N
Westshore Crossing	UBS AG	$10,400,000	1.1%	$40,000,000	N/A	$50,400,000	58.5%	58.5%	1.30x	1.30x	8.7%	8.7%	N
Northbridge Centre	BMO	$8,000,000	0.8%	$88,000,000	N/A	$96,000,000	60.6%	60.6%	1.55x	1.55x	11.3%	11.3%	N
Linx	SGFC	$6,000,000	0.6%	$88,000,000	N/A	$94,000,000	38.1%	38.1%	2.36x	2.36x	14.3%	14.3%	Y

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar other than “as-is” hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Whole Loan, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause, and
II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Whole Loan, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Whole Loan will be a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Whole Loan, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Whole Loan Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
Signum at 375 Dean	Serviced	Note A-1	Control	—	BMO 2024-5C7	$20,000,000
		Note A-2	Non-Control	—	BMO 2024-5C7	$15,000,000
		Note A-3	Non-Control	—	BMO 2024-5C7	$7,000,000
		Note A-4	Non-Control	—	BMO 2024-5C7	$18,000,000
		Note A-5	Non-Control	BMO	Not Identified	$19,000,000
		Note A-6	Non-Control	BMO	Not Identified	$5,000,000

Colony Square	Servicing Shift	Note A-1	Control	BMO	Not Identified	$45,000,000
		Note A-2	Non-Control	—	BMO 2024-5C7	$30,000,000
		Note A-3	Non-Control	BMO	Not Identified	$25,000,000
		Note A-4	Non-Control	BMO	Not Identified	$30,531,914
		Note A-5	Non-Control	—	BMO 2024-5C7	$4,468,086
		Note A-6	Non-Control	GSBI	Not Identified	$16,667,000
		Note A-7	Non-Control	—	BMO 2024-5C7	$12,765,957
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Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
		Note A-8	Non-Control	GSBI	Not Identified	$9,259,000
		Note A-9	Non-Control	GSBI	Not Identified	$5,752,043
		Note A-10	Non-Control	GSBI	Not Identified	$5,556,000
		Note A-11	Non-Control	GACC	Not Identified	$16,667,000
		Note A-12	Non-Control	—	BMO 2024-5C7	$12,765,957
		Note A-13	Non-Control	GACC	Not Identified	$9,259,000
		Note A-14	Non-Control	GACC	Not Identified	$5,752,043
		Note A-15	Non-Control	GACC	Not Identified	$5,556,000
		Note A-16	Non-Control	MS	Not Identified	$25,000,000

GRM South Brunswick	Serviced	Note A-1	Control	—	BMO 2024-5C7	$60,000,000
		Note A-2	Non-Control	Starwood Mortgage Funding II LLC	Not Identified	$7,000,000
		Note A-3	Non-Control	Starwood Mortgage Funding II LLC	Not Identified	$5,000,000

125 Summer	Serviced	Note A-1	Control	—	BMO 2024-5C7	$36,000,000
		Note A-2	Non-Control	GACC	Not Identified	$9,000,000
		Note A-3	Non-Control	GACC	Not Identified	$16,581,000
		Note A-4	Non-Control	—	BMO 2024-5C7	$24,000,000
		Note A-5	Non-Control	BMO	Not Identified	$6,000,000
		Note A-6	Non-Control	BMO	Not Identified	$11,054,000

Tank Holding Portfolio	Serviced	Note A-1	Control	—	BMO 2024-5C7	$30,000,000
		Note A-2	Non-Control	—	BMO 2024-5C7	$30,000,000
		Note A-3	Non-Control	GSBI	Not Identified	$13,194,694
		Note A-4	Non-Control	BMO	Not Identified	$13,194,694

Interstate Industrial Portfolio	Servicing Shift	Note A-1	Control	UBS AG	Not Identified	$58,000,000
		Note A-2	Non-Control	—	BMO 2024-5C7	$32,000,000
		Note A-3	Non-Control	—	BMO 2024-5C7	$12,000,000
		Note A-4	Non-Control	—	BMO 2024-5C7	$10,000,000

277 Park Avenue	Outside Serviced	Note A-1	Non-Control	—	COMM 2024-277P	$370,000,000
		Note A-2	Non-Control	—	BMO 2024-5C7	$10,000,000
		Note A-3	Non-Control	—	BMO 2024-5C7	$10,000,000
		Note A-4-1	Non-Control	—	BMO 2024-5C7	$10,000,000
		Note A-4-2	Non-Control	—	BBCMS 2024-5C29	$5,000,000
		Note A-5	Non-Control	—	BBCMS 2024-5C29	$25,000,000
		Note A-6	Non-Control	—	BBCMS 2024-5C29	$40,000,000
		Note A-7	Non-Control	—	COMM 2024-277P	$50,000,000
		Note B-1	Control(4)	—	COMM 2024-277P	$230,000,000

Baybrook Mall	Outside Serviced	Note A-1	Control	—	BANK5 2024-5YR9	$59,909,145
		Note A-2	Non-Control	—	BANK5 2024-5YR9	$27,957,601
		Note A-3	Non-Control	—	BANK5 2024-5YR10	$9,984,858
		Note A-4	Non-Control	—	BANK5 2024-5YR10	$9,984,858
		Note A-5	Non-Control	—	Benchmark 2024-V9	$24,962,144
		Note A-6	Non-Control	—	BBCMS 2024-5C29	$17,972,744
		Note A-7	Non-Control	—	BBCMS 2024-5C29	$7,987,886
		Note A-8	Non-Control	—	BBCMS 2024-5C29	$4,992,429
		Note A-9	Non-Control	—	BBCMS 2024-5C29	$29,954,573
		Note A-10	Non-Control	—	BMO 2024-5C7	$15,975,772
		Note A-11	Non-Control	—	BMO 2024-5C7	$9,984,858

One Park Square	Servicing Shift	Note 1	Control	GSBI	Not Identified	$27,650,000
		Note 2	Non-Control	—	BMO 2024-5C7	$20,000,000

Cortland West Champions	Servicing Shift	Note 1	Control	GSBI	Not Identified	$58,400,000
		Note 2	Non-Control	—	BMO 2024-5C7	$20,000,000

Westshore Crossing	Outside Serviced	Note A-1-A	Non-Control	—	BMO 2024-5C5	$15,000,000
		Note A-1-B	Non-Control	—	BMO 2024-5C7	$5,000,000
		Note A-2-A	Control	—	BBCMS 2024-5C29	$25,000,000
		Note A-2-B	Non-Control	—	BMO 2024-5C7	$5,400,000

Northbridge Centre	Outside Serviced	Note A-1	Control	—	BMO 2024-5C6	$53,000,000
		Note A-2	Non-Control	—	BBCMS 2024-5C29	$30,000,000
		Note A-3-1	Non-Control	—	BMO 2024-5C7	$8,000,000
		Note A-3-2	Non-Control	BMO	Not Identified	$5,000,000

Linx	Outside Serviced	Note A-1	Control	—	BMO 2024-5C6	$53,000,000
		Note A-2	Non-Control	SGFC	Not Identified	$25,000,000
		Note A-3	Non-Control	SGFC	Not Identified	$10,000,000
		Note A-4	Non-Control	—	BMO 2024-5C7	$6,000,000

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note
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or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	Certain entity names have been abbreviated for presentation.
(4)	The subject Whole Loan is an AB Whole Loan or a Pari Passu-AB Whole Loan, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Whole Loans—The 277 Park Avenue Pari Passu-AB Whole Loan” in this prospectus for more information regarding the manner in which control shifts under such Whole Loan.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Whole Loan, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with each Whole Loan, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Whole Loan and any related Mortgaged Property; and (iii) for the allocation of expenses, losses and shortfalls relating to the Whole Loan, in each case as more particularly described below in this “—The Whole Loans” section.

Set forth below are certain terms and provisions of each Whole Loan and the related Co-Lender Agreement. Certain of the Whole Loans are Outside Serviced Whole Loans and Servicing Shift Whole Loans. For more information regarding the servicing of each of the Whole Loans that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
228

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Serviced Outside Controlled Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender

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Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Whole Loan, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

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The Outside Serviced Pari Passu Whole Loans

Each Outside Serviced Pari Passu Whole Loan will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Whole Loan in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Outside Serviced Pari Passu Whole Loans” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Outside Serviced Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

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Control Rights

With respect to each Outside Serviced Whole Loan, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Outside Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Whole Loan, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”), will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Whole Loan, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Whole Loan, it may take, in accordance with

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the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Whole Loan are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Whole Loan, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Whole Loan (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Whole Loan becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Whole Loan without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The 277 Park Avenue Pari Passu-AB Whole Loan

General

The 277 Park Avenue Whole Loan is evidenced by:

(i)                 three (3) senior promissory notes designated as Note A-2, Note A-3 and Note A-4-1 with an aggregate Cut-off Date Balance of $30,000,000 (the “277 Park Avenue Mortgage Loan”), that will be deposited into the issuing entity;

(ii)              five (5) senior promissory notes designated as Note A-1, Note A-4-2, Note A-5, Note A-6 and Note A-7, having an aggregate Cut-off Date Balance of $490,000,000 (collectively, the “277 Park Avenue Pari Passu Companion Loans” and, together with the 277 Park Avenue Mortgage Loan, the “277 Park Avenue Senior Notes”) (the holders of such 277 Park Avenue Senior Notes, the “277 Park Avenue Senior Note Holders”), that will not be included in the issuing entity; and

(iii)           one (1) subordinate promissory note designated as Note B-1, having a Cut-off Date Balance of $230,000,000 (the “277 Park Avenue Subordinate Note” and, collectively with the 277 Park Avenue Senior

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Notes, the “277 Park Avenue Notes”) (the holder of the 277 Park Avenue Subordinate Note, the “277 Park Avenue Subordinate Note Holder”; and collectively with the 277 Park Avenue Senior Note Holders, the “277 Park Avenue Note Holders”), that was included in the COMM 2024-277P securitization transaction.

The 277 Park Avenue Mortgage Loan, the 277 Park Avenue Pari Passu Companion Loans and the 277 Park Avenue Subordinate Note are collectively referred to in this prospectus as the “277 Park Avenue Whole Loan”. Note A-1, Note A-7 and Note B-1 are collectively referred to in this prospectus as the “277 Park Avenue SASB Portion”. Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-5 and Note A-6 are collectively referred to in this prospectus as the “277 Park Avenue Non-SASB Portion”. Each holder of a note in the 277 Park Avenue Whole Loan that is not part of the 277 Park Avenue SASB Portion is referred to in this prospectus as a “277 Park Avenue Non-SASB Holder”.

The rights of the issuing entity as the holder of the 277 Park Avenue Mortgage Loan, the rights of the holders of the 277 Park Avenue Pari Passu Companion Loans and the rights of the holder of the 277 Park Avenue Subordinate Note are subject to a Co-Lender Agreement (the “277 Park Avenue Co-Lender Agreement”). The following summaries describe certain provisions of the 277 Park Avenue Co-Lender Agreement.

Servicing

The 277 Park Avenue Whole Loan and any related REO Property will be serviced and administered by the master servicer of the COMM 2024-277P transaction (the “277 Park Avenue Master Servicer”) and, if necessary, the special servicer of the COMM 2024-277P transaction (the “277 Park Avenue Special Servicer”), pursuant to the trust and servicing agreement for the COMM 2024-277P transaction (the “COMM 2024-277P TSA”), in the manner described in the COMM 2024-277P TSA, but subject to the terms of the 277 Park Avenue Co-Lender Agreement, in accordance with the servicing standard. In servicing the 277 Park Avenue Whole Loan, the servicing standard set forth in the COMM 2024-277P TSA will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the certificateholders and the holders of the 277 Park Avenue Whole Loan. Amounts payable to the trust as holder of the 277 Park Avenue Mortgage Loan pursuant to the 277 Park Avenue Co-Lender Agreement will be included in the available funds for the related distribution date to the extent described in this prospectus, and amounts payable to the holders of the 277 Park Avenue Pari Passu Companion Loans or the 277 Park Avenue Subordinate Note will not be available for distributions on the certificates.

Custody of the Mortgage File

The originals of the mortgage loan documents for the 277 Park Avenue Whole Loan (other than the original promissory notes not included in the COMM 2024-277P securitization) will be held by the custodian under the COMM 2024-277P TSA.

Application of Payments

If no (i) mortgage loan event of default with respect to an obligation of the borrower (the “277 Park Avenue Borrower”) to pay money due under the 277 Park Avenue Whole Loan or (ii) non-monetary mortgage loan event of default pursuant to which the 277 Park Avenue Whole Loan becomes a Specially Serviced Mortgage Loan (a “277 Park Avenue Triggering Event of Default”) has occurred or if a 277 Park Avenue Triggering Event of Default has occurred but is no longer continuing, then all amounts tendered by the 277 Park Avenue Borrower (net of certain amounts payable or reimbursable to the 277 Park Avenue Master Servicer or the 277 Park Avenue Special Servicer, as applicable) will be distributed as follows:

first, (A) initially, to the 277 Park Avenue SASB Portion (or the 277 Park Avenue Master Servicer or the back-up advancing agent of the COMM 2024-277P transaction (the “277 Park Avenue Back-Up Advancing Agent”)) and, if applicable, to the 277 Park Avenue Non-SASB Portion (or the master servicer of the related non-lead securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any non-lead securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent from general collections of the related non-lead securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) then, to the 277 Park Avenue Senior Notes (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent and, if applicable, the master servicers of the related nonlead securitizations), on a pro rata and pari

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passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable P&I Advances or analogous concept under the non-lead securitizations, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such non-lead securitization), (C) then, to the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), up to the amount of any nonrecoverable P&I Advances that remain unreimbursed (together thereon at the applicable advance rate), and (D) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the 277 Park Avenue SASB Portion), to the 277 Park Avenue SASB Portion (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

second, to the 277 Park Avenue SASB Portion (or the 277 Park Avenue Master Servicer, 277 Park Avenue Special Servicer or the 277 Park Avenue Back-Up Advancing Agent, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such notes (or the 277 Park Avenue Master Servicer, 277 Park Avenue Special Servicer or the 277 Park Avenue Back-Up Advancing Agent, as applicable), with respect to the 277 Park Avenue Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2024-277P TSA;

third, (A) initially, to the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer), the applicable accrued and unpaid servicing fee on the related 277 Park Avenue Senior Notes or 277 Park Avenue Subordinate Note (without duplication of any portion of the servicing fee paid by the 277 Park Avenue Borrower), as the case may be, and (B) then, to the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Special Servicer), any special servicing fees, any workout fees and liquidation fees earned by it with respect to the 277 Park Avenue Whole Loan under the COMM 2024-277P TSA;

fourth, pari passu to the 277 Park Avenue Senior Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such 277 Park Avenue Senior Notes, net of the servicing fee rate, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such 277 Park Avenue Senior Note;

fifth, pari passu, in respect of principal, to the 277 Park Avenue Senior Notes all payments and prepayments of amounts allocable to the reduction of the principal balance of the 277 Park Avenue Whole Loan (including amounts allocable as principal on the 277 Park Avenue Whole Loan and any portion of casualty or condemnation proceeds received and allocable as principal on the 277 Park Avenue Whole Loan) in accordance with the Mortgage Loan Agreement until the principal balances of the 277 Park Avenue Senior Notes have been reduced to zero, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis (based on their respective outstanding principal balances);

sixth, if the proceeds of any foreclosure sale or any liquidation of the 277 Park Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth, pari passu to each 277 Park Avenue Senior Note, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such 277 Park Avenue Senior Note, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis according to the amount of realized losses previously allocated to each such 277 Park Avenue Senior Note;

seventh, to the 277 Park Avenue Subordinate Note if the 277 Park Avenue Subordinate Note is no longer included in the lead securitization (or any servicer or trustee, as applicable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), with respect to the 277 Park Avenue Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the

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extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2024-277P TSA;

eighth, to the 277 Park Avenue Subordinate Note, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on the 277 Park Avenue Subordinate Note, net of the servicing fee rate;

ninth, in respect of principal to the 277 Park Avenue Subordinate Note, all payments and prepayments of amounts allocable to the reduction of the principal balance of the 277 Park Avenue Whole Loan (including any portion of casualty or condemnation proceeds received and allocable as principal on the 277 Park Avenue Whole Loan) in accordance with the Mortgage Loan Agreement until the principal balance of the 277 Park Avenue Subordinate Note has been reduced to zero;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 277 Park Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, to the 277 Park Avenue Subordinate Note, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the 277 Park Avenue Subordinate Note, plus interest thereon at the related note interest rate minus the servicing fee;

eleventh, any interest accrued at the 277 Park Avenue Default Interest Rate on the principal balance of the 277 Park Avenue Whole Loan to the extent such default interest amount is (i) actually paid by the 277 Park Avenue Borrower, (ii) in excess of interest accrued on the principal balance of the 277 Park Avenue Whole Loan at the 277 Park Avenue Whole Loan Interest Rate and (iii) not required to be paid to the 277 Park Avenue Master Servicer, the 277 Park Avenue Back-Up Advancing Agent or the 277 Park Avenue Special Servicer, or the master servicer or trustee under a servicing agreement relating to any Companion Loan securitization, pari passu, to each 277 Park Avenue Senior Note and the 277 Park Avenue Subordinate Note in an amount calculated on the principal balance of the related note at the excess of (x) the related realized losses for such note over (y) the interest rate for such note with the aggregate amount so payable to be allocated between the notes on a pro rata basis according to the respective amounts due to such notes under this clause eleventh;

twelfth, pro rata and pari passu, to each 277 Park Avenue Senior Note, any prepayment charge, to the extent actually paid by the 277 Park Avenue Borrower and allocable to any prepayment of the related 277 Park Avenue Senior Note under the Mortgage Loan Documents pro rata based on the Prepayment Charge Entitlement of such 277 Park Avenue Senior Note, with the aggregate amount so payable to be allocated between the 277 Park Avenue Senior Notes according to the respective amounts due to them under this clause twelfth;

thirteenth, to the 277 Park Avenue Subordinate Note, any prepayment charge, to the extent actually paid by the 277 Park Avenue Borrower and allocable to any prepayment of the 277 Park Avenue Subordinate Note under the Mortgage Loan Documents based on the Prepayment Charge Entitlement of the 277 Park Avenue Subordinate Note;

fourteenth, pro rata and pari passu, to each 277 Park Avenue Senior Note up to an amount equal to the unpaid excess interest accrued on the related principal balance, with the aggregate amount so payable to be allocated between the 277 Park Avenue Senior Notes on a pro rata and pari passu according to the amount of accrued and unpaid excess interest due to each such noteholder;

fifteenth, to the 277 Park Avenue Subordinate Note, up to an amount equal to the unpaid excess interest accrued on the principal balance of the 277 Park Avenue Subordinate Note;

sixteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 277 Park Avenue Master Servicer, the 277 Park Avenue Back-Up Advancing Agent or the 277 Park Avenue Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any Companion Loan securitization), to each 277 Park Avenue Senior Note and the 277 Park Avenue Subordinate Note its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the 277 Park Avenue Borrower; and

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seventeenth, any excess amount not otherwise applied pursuant to the foregoing clauses first through sixteenth above to the holders pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause sixteenth above, to the extent that the 277 Park Avenue Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the notes instead will be payable as additional servicing compensation as provided in the COMM 2024-277P TSA.

The 277 Park Avenue Master Servicer and the 277 Park Avenue Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the Collection Account or REO Account, as applicable, and are entitled to retain any such amount that such party is entitled to under the COMM 2024-277P TSA.

After the occurrence of and during the continuance of a 277 Park Avenue Triggering Event of Default, all amounts tendered by the 277 Park Avenue Borrower (net of certain amounts payable or reimbursable to the 277 Park Avenue Master Servicer or the 277 Park Avenue Special Servicer, as applicable) will be distributed as follows:

first, (A) initially, to the 277 Park Avenue SASB Portion (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent) and, if applicable, to the 277 Park Avenue Non-SASB Portions (or the master servicer of the related non-lead securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any non-lead securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent from general collections of the related non-lead securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) then, to the 277 Park Avenue Senior Notes (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent and, if applicable, the master servicers of the related non-lead securitizations), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable P&I Advances or analogous concept under the non-lead securitizations, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such non-lead securitization), (C) then, to the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), up to the amount of any nonrecoverable P&I Advances that remain unreimbursed (together thereon at the applicable advance rate), and (D) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of the 277 Park Avenue SASB Portion), to the 277 Park Avenue SASB Portion (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

second, to the 277 Park Avenue SASB Portion (or the 277 Park Avenue Master Servicer, 277 Park Avenue Special Servicer or the 277 Park Avenue Back-Up Advancing Agent, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such notes (or the 277 Park Avenue Master Servicer, 277 Park Avenue Special Servicer or the 277 Park Avenue Back-Up Advancing Agent, as applicable), with respect to the 277 Park Avenue Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2024-277P TSA;

third, (A) initially, to the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer), the applicable accrued and unpaid servicing fee on the related 277 Park Avenue Senior Notes or 277 Park Avenue Subordinate Note (without duplication of any portion of the servicing fee paid by the 277 Park Avenue Borrower), as the case may be, and (B) then, to the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Special Servicer), any special servicing fees, any workout fees and liquidation fees earned by it with respect to the 277 Park Avenue Whole Loan under the COMM 2024-277P TSA;

fourth, pari passu to the 277 Park Avenue Senior Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such 277 Park Avenue Senior

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Notes, net of the servicing fee rate, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such 277 Park Avenue Senior Note;

fifth, to the 277 Park Avenue Subordinate Note, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on the 277 Park Avenue Subordinate Note, net of the servicing fee rate;

sixth, pari passu, in respect of principal, to the 277 Park Avenue Senior Notes, all remaining funds until the principal balances of the 277 Park Avenue Senior Notes have been reduced to zero, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis (based on their respective outstanding principal balances);

seventh, if the proceeds of any foreclosure sale or any liquidation of the 277 Park Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth, pari passu to each 277 Park Avenue Senior Note, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such 277 Park Avenue Senior Note, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between 277 Park Avenue Senior Notes on a pro rata basis according to the amount of realized losses previously allocated to each such 277 Park Avenue Senior Note;

eighth, to the 277 Park Avenue Subordinate Note if the 277 Park Avenue Subordinate Note is no longer included in the lead securitization (or any servicer or trustee, as applicable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the 277 Park Avenue Subordinate Note (or the 277 Park Avenue Master Servicer or the 277 Park Avenue Back-Up Advancing Agent), with respect to the 277 Park Avenue Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2024-277P TSA;

ninth, in respect of principal to the 277 Park Avenue Subordinate Note, all remaining funds until the principal balance of the 277 Park Avenue Subordinate Note has been reduced to zero;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 277 Park Avenue Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, to the 277 Park Avenue Subordinate Note, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the 277 Park Avenue Subordinate Note, plus interest thereon at the related note interest rate minus the servicing fee;

eleventh, pro rata and pari passu, to each 277 Park Avenue Senior Note, any prepayment charge, to the extent actually paid by the 277 Park Avenue Borrower and allocable to any prepayment of the related 277 Park Avenue Senior Note under the Mortgage Loan Documents pro rata based on the Prepayment Charge Entitlement of such 277 Park Avenue Senior Note, with the aggregate amount so payable to be allocated between the 277 Park Avenue Senior Notes according to the respective amounts due to them under this clause eleventh;

twelfth, to the 277 Park Avenue Subordinate Note, any prepayment charge, to the extent actually paid by the 277 Park Avenue Borrower and allocable to any prepayment of the 277 Park Avenue Subordinate Note under the Mortgage Loan Documents based on the Prepayment Charge Entitlement of the 277 Park Avenue Subordinate Note;

thirteenth, any interest accrued at the 277 Park Avenue Default Interest Rate on the principal balance of the 277 Park Avenue Whole Loan to the extent such default interest amount is (i) actually paid by the 277 Park Avenue Borrower, (ii) in excess of interest accrued on the principal balance of the 277 Park Avenue Whole Loan at the 277 Park Avenue Whole Loan Interest Rate and (iii) not required to be paid to the 277 Park Avenue Master Servicer, the 277 Park Avenue Back-Up Advancing Agent or the 277 Park Avenue Special Servicer, or the master servicer or trustee under a servicing agreement relating to any Companion Loan securitization, pari passu, to each 277 Park Avenue Senior Note and the 277 Park Avenue Subordinate Note in an amount calculated on the principal balance of the related note at the excess of (x)

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the related realized losses for such note over (y) the interest rate for such note with the aggregate amount so payable to be allocated between the notes on a pro rata basis according to the respective amounts due to such notes under this clause thirteenth;

fourteenth, pro rata and pari passu, to each 277 Park Avenue Senior Note up to an amount equal to the unpaid excess interest accrued on the related principal balance, with the aggregate amount so payable to be allocated between the 277 Park Avenue Senior Notes on a pro rata and pari passu according to the amount of accrued and unpaid excess interest due to each such noteholder;

fifteenth, to the 277 Park Avenue Subordinate Note, up to an amount equal to the unpaid excess interest accrued on the principal balance of the 277 Park Avenue Subordinate Note;

sixteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 277 Park Avenue Master Servicer, the 277 Park Avenue Back-Up Advancing Agent or the 277 Park Avenue Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any Companion Loan securitization), to each 277 Park Avenue Senior Note and the 277 Park Avenue Subordinate Note its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the 277 Park Avenue Borrower; and

seventeenth, any excess amount not otherwise applied pursuant to the foregoing clauses first through sixteenth above to the holders pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause sixteenth above, to the extent that the 277 Park Avenue Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the Notes instead will be payable as additional servicing compensation as provided in the COMM 2024-277P TSA.

Any shortfalls in respect of excess interest due on the 277 Park Avenue Whole Loan will be deemed distributable, first, to the 277 Park Avenue Subordinate Note, and then, to the 277 Park Avenue Senior Notes, on a pro rata and pari passu basis according to the amount of accrued and unpaid excess interest due to each such noteholder.

“277 Park Avenue Default Interest Rate” means with respect to any note, the per annum rate at which interest accrues thereon following any mortgage loan event of default under the Mortgage Loan Documents, including a default in the payment of a monthly payment or a balloon payment.

“Prepayment Charge Entitlement” means with respect to any prepayment made with a prepayment charge and with respect to any note, the product of: (A) a fraction whose numerator is the amount of such prepayment and whose denominator is the outstanding principal balance of such note before giving effect to such prepayment, times (B) the amount by which (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to such note, including the balloon payment on the commencement of the open prepayment date (assuming no other prepayments or acceleration of the 277 Park Avenue Whole Loan), determined by discounting such payments at the Discount Rate (as defined in the Mortgage Loan Agreement), exceeds (2) the outstanding principal balance of such note on such date immediately prior to such prepayment.

“277 Park Avenue Whole Loan Interest Rate” means the per annum rate at which interest accrues on the 277 Park Avenue Whole Loan (without giving effect to the 277 Park Avenue Default Interest Rate).

Consultation and Control

The “controlling holder” under the 277 Park Avenue Co-Lender Agreement will be the issuing entity of the COMM 2024-277P transaction (the “COMM 2024-277P Issuer”), whose rights in such capacity will be generally exercised by the directing holder so long as a subordinate control period is in effect (subject to other terms and conditions described under the COMM 2024-277P offering documents). At any time a subordinate control period is not in effect, the rights of the “controlling holder” under the 277 Park Avenue Co-Lender Agreement will be generally exercised by the 277 Park Avenue Special Servicer or the certificateholders. For the avoidance of doubt, so long as the 277 Park Avenue Subordinate Note is included in the COMM 2024-277P Issuer, any purchase option

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or cure rights of the holder of the 277 Park Avenue Subordinate Note under the 277 Park Avenue Co-Lender Agreement will not apply.

In addition, the holders of the 277 Park Avenue Pari Passu Companion Loans (or its representative which, at any time the related 277 Park Avenue Pari Passu Companion Loan is included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holders of such 277 Park Avenue Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will have the right under the COMM 2024-277P TSA (i) to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the certificateholders, and (ii) to consult with the 277 Park Avenue Special Servicer on a non-binding basis, with respect to any major decisions.

No objection, direction or advice by any noteholder under the 277 Park Avenue Co-Lender Agreement may require or cause the 277 Park Avenue Master Servicer or the 277 Park Avenue Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the COMM 2024-277P TSA, the 277 Park Avenue Co-Lender Agreement, the REMIC provisions of the Code or the 277 Park Avenue Master Servicer’s or 277 Park Avenue Special Servicer’s obligation to act in accordance with the servicing standard.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 277 Park Avenue Co-Lender Agreement, if the 277 Park Avenue Whole Loan becomes a defaulted mortgage loan, and if the 277 Park Avenue Special Servicer determines to sell the 277 Park Avenue Whole Loan that has become a specially serviced mortgage loan in accordance with the COMM 2024-277P TSA, then the 277 Park Avenue Special Servicer will be required to sell the 277 Park Avenue SASB Portion and the 277 Park Avenue Pari Passu Companion Loans together as one whole loan. The 277 Park Avenue Special Servicer is required to give the holders of the 277 Park Avenue Pari Passu Companion Loans 10 business days’ notice of its intention to sell the 277 Park Avenue Whole Loan. In connection with any such sale, the 277 Park Avenue Special Servicer will be required to follow the procedures described in the COMM 2024-277P TSA.

Special Servicer Appointment Rights

Pursuant to the terms of the 277 Park Avenue Co-Lender Agreement, the “controlling noteholder” with respect to the 277 Park Avenue Whole Loan (which will be the COMM 2024-277P Issuer) will have the right, with or without cause, to replace the special servicer then acting with respect to the 277 Park Avenue Whole Loan and appoint a replacement special servicer without the consent of the holder of the 277 Park Avenue Pari Passu Companion Loans. The directing holder (during a subordinate control period), and the applicable certificateholders with the requisite percentage of voting rights (after a subordinate control period) will exercise the rights of the COMM 2024-277P Issuer as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the 277 Park Avenue Whole Loan and appoint a replacement special servicer.

Workout

Notwithstanding anything to the contrary, if the 277 Park Avenue Special Servicer in connection with a workout or proposed workout of the 277 Park Avenue Whole Loan, modifies the terms thereof such that (i) the principal balance of the 277 Park Avenue Whole Loan is decreased, (ii) the 277 Park Avenue Whole Loan interest rate (or the interest rate for any note) is reduced, (iii) payments of interest or principal on the 277 Park Avenue Whole Loan are waived, reduced or deferred (other than due solely to an extension of the maturity date (that is not a forbearance) pursuant to an executed extension agreement between the mortgage lender and the 277 Park Avenue Borrower, so long as no other modification under the 277 Park Avenue Co-Lender Agreement has occurred), or (iv) any other adjustment is made to any of the payment terms of the 277 Park Avenue Whole Loan, all payments to each 277 Park Avenue Senior Note will be made as though such workout did not occur, with the payment terms of each 277 Park Avenue Senior Note remaining the same as they are on the closing date of the COMM 2024-277P transaction, and the full economic effect of all waivers, reductions or deferrals of amounts due on the 277 Park Avenue Whole Loan attributable to such workout will be borne, first, by the 277 Park Avenue Subordinate Note (up to the principal balance of the 277 Park Avenue Subordinate Note, together with accrued interest thereon at the related note interest rate and any other amounts due to the 277 Park Avenue Subordinate Note), and second, pro rata by the 277 Park Avenue Senior Note Holders (in each case up to the principal balance of the related 277 Park Avenue Senior Note, together with accrued interest thereon at the related note interest rate, and any other amounts due to such 277 Park Avenue Senior Note). If the Mortgaged Property becomes an REO Property, the REO Property will be acquired,

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managed and operated in substantially the manner provided in the COMM 2024-277P TSA, and the priority of distributions among the 277 Park Avenue Senior Notes and the 277 Park Avenue Subordinate Note will continue to be made in accordance with the terms described under “—Application of Payments” in the COMM 2024-277P offering documents that would be applicable following the occurrence and during the continuation of a 277 Park Avenue Triggering Event of Default (whether or not the applicable Mortgage Loan Documents then remain in effect), with distributions on account of scheduled interest payments being deemed to be assumed scheduled payments for such purpose.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

The Trust Subordinate Companion Loan

For the avoidance of doubt, no Trust Subordinate Companion Loan will be included in the Issuing Entity, and no Loan-Specific Certificates or related uncertificated interests will be issued. As such, any references (whether plural or singular) to “EHRI Trust Subordinate Companion Loan Securitization”, “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Whole Loan”, “Loan-Specific Certificate”, any other term that includes “Loan-Specific” or “Trust Subordinate Companion Loan” as a part thereof, and any concept related to the foregoing should be disregarded.

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Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Bank of Montreal, Citi Real Estate Funding Inc., German American Capital Corporation, Goldman Sachs Mortgage Company, Greystone Commercial Mortgage Capital LLC, Societe Generale Financial Corporation, Starwood Mortgage Capital LLC and UBS AG are the sponsors of this securitization transaction (and, accordingly, are referred to as the “Sponsors”).

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Commercial Mortgage Securities LLC, the Depositor, and BMO Capital Markets Corp., one of the underwriters, each of which is a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

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The total amount of loans securitized by BMO from December 17, 2019 through June 30, 2024 is approximately $12.3 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

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With respect to the Signum at 375 Dean Whole Loan, which was originated by Greystone Select Company II LLC, portions of which are being sold by GCMC and BMO, the GCMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

With respect to the 125 Summer Whole Loan, which was co-originated by BMO and GACC, portions of which are being sold by GACC and BMO, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

With respect to the Tank Holding Portfolio Whole Loan, which was co-originated by BMO and GS Bank, portions of which are being sold by GSMC and BMO, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the

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representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports

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pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR

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set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
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●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (7) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (17) and (30) on Annex E-1A to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (42) on Annex E-1A to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a

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primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines.

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2024. BMO’s Central Index Key is 0000927971. As of September 30, 2024, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan

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documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion and $6.7 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

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Data Comparison and Recalculation. CREFI (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
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●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-2A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable

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interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated (or acquired and reunderwritten) in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from

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the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt

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service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
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●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-2A to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-2A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-2A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-2A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific

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underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2024. CREFI’s Central Index Key is 0001701238. With respect to the period from and including October 1, 2021, to and including September 30, 2024, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that an affiliate of CREFI will acquire the Class R Certificates. However, CREFI and/or its affiliates may own in the future certain additional Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC and DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. DBRI will sell its interests in the GACC Mortgage Loans to GACC on or prior to the Closing Date. It is also expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table and GACC will be the holder of the companion loans (if any) for which the noteholder is identified as “GACC” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the Colony Square Mortgage Loan (6.3%), the 125 Summer Mortgage Loan (6.3%), the Louisa Apartments Mortgage Loan (6.1%) and the 277 Park Avenue Mortgage Loan (3.1%), DBRI purchased a 100% equity participation interest in the related promissory notes from its affiliate, GACC. DBRI is expected to transfer its interest in the related promissory notes to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the related promissory notes.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion

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settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through June 30, 2024 is approximately $111.498 billion.

GACC or its affiliates have purchased loans for securitization in the past and they may elect to purchase loans for securitization in the future. If GACC or such affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-2B to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject

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defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as a Sponsor, an originator and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the Colony Square Whole Loan, which was co-originated by GACC, BMO and GSBI, portions of which are being sold by BMO, GSMC and GACC, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-2A to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-2B.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries

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referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the DB Originators’ origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI and GACC are each an originator and are affiliated with each other and with Deutsche Bank Securities Inc., one of the underwriters. DBRI and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower

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and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A and Annex C to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and

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reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

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Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially
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leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the DB Originators’ underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originators’ underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above, except that the Cut-Off Date LTV Ratio for the Louisa Apartments Mortgage Loan (6.1%), which is an interest-only Mortgage Loan, is 72.0%. DB Originators typically require a Cut-off Date LTV Ratio of not more than 65.0% for interest-only loans. GACC’s decision to include the Louisa Apartments Mortgage Loan in the pool was based on the following factors, among others: (i) the Mortgaged Property is a 93.0% occupied multifamily property located in the Pearl District of Portland, Oregon with a 95.4% 5-year average historical occupancy, (ii) the related borrower sponsor is a real estate services firm with over 40 years of experience and, at origination, the borrower sponsor contributed approximately $28 million to purchase the Mortgaged Property for $80 million, and (iii) the Mortgaged Property is located in the NW Portland submarket, which has an average vacancy rate over the last five years of 6.4%.

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None of the GACC Mortgage Loans were originated (or acquired and reunderwritten) with any material exceptions from the DB Originators’ underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 12, 2024. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2021 to and including June 30, 2024, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain Classes of Certificates issued by the Issuing Entity. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See the chart titled “Originators” in “Description of the Mortgage Pool—General” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2023, GSMC originated or acquired approximately 3,325 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $165.7 billion. As of December 31, 2023, GSMC had acted as a sponsor and mortgage loan seller on approximately 438 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165

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billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion, $6.823 billion, $14.906 billion, $7.173 billion and $5.857 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates, or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to the Colony Square Whole Loan, which was co-originated by BMO, GACC and GS Bank, portions of which are being sold by GSMC, GACC and BMO, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

With respect to the Tank Holding Portfolio Whole Loan, which was co-originated by BMO and GS Bank, portions of which are being sold by GSMC and BMO, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GSMC (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-3A to this prospectus and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex B—Significant Loan Summaries”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

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Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)       Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)       Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex E-3B—Exceptions to Mortgage Loan Representations and Warranties (Goldman Sachs Mortgage Company)”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer

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and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical

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escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations

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by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman
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Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage

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brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

All of the GSMC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 13, 2024. GSMC’s Central Index Key is 0001541502. With respect to the period from and including July 1, 2021 to and including June 30, 2024, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

Neither GSMC nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

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The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Greystone Commercial Mortgage Capital LLC

Greystone Commercial Mortgage Capital LLC (“GCMC”) is a sponsor of, and a seller of certain Mortgage Loans (the “GCMC Mortgage Loans”) into, the securitization described in this prospectus. Greystone Select Company II LLC (“GSCII”), is an affiliate of GCMC and Greystone Servicing Company LLC (“GSC”), the special servicer.

See “Transaction Parties—Servicers—The Special Servicer”. GSCII originated or co-originated all of the GCMC Mortgage Loans.

GCMC is a Delaware limited liability company. GCMC was formed on August 24, 2021 and is indirectly wholly owned by Greystone Select Company II LLC. GCMC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSC is a Delaware limited liability company formed on April 1, 2019 and is indirectly wholly owned by Greystone Select Company LLC. GSC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSCII is a Delaware limited liability company formed on June 9, 2021 and is indirectly owned by Greystone Select Incorporated. GSCII’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533.

GCMC through GSC and GSCII (collectively, the “GCMC Originator”) is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. GCMC through GSC and GSCII originates loans primarily for securitization; however, the GCMC Originator also originates mortgage loans, subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for itself and for sale to third-party investors.

In the normal course of its business, GCMC may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the GCMC Originator.

GCMC aggregates and warehouses the commercial and multifamily mortgage loans that the GCMC Originator originates or acquires pending sale via a CMBS securitization.

GCMC’s Securitization History

Since its founding in August 2021 and through October 2024, the GCMC Originator has originated approximately 20 fixed rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $369.8 million and GCMC has acted as a sponsor and mortgage loan seller on six fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by GCMC or originated by the GCMC Originator will be sold to securitizations in which GCMC acts as a sponsor. GCMC through GSC and GSCII expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. GCMC (in some cases through GSC or GSCII) also expects to originate subordinate and mezzanine debt for investment, syndication or securitization.

None of GCMC, GSC, GSC II, nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GCMC, GSC or GSCII for any losses or other claims in connection with the certificates or the GCMC Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by GCMC and guaranteed by GSCII in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

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Review of GCMC Mortgage Loans

Overview. GCMC has conducted a review of the GCMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GCMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GCMC (the “GCMC Deal Team”). The review procedures described below were employed with respect to all of the GCMC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GCMC Deal Team created a data tape (the “GCMC Data Tape”) containing detailed loan-level and property-level information regarding each GCMC Mortgage Loan. The GCMC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GCMC Deal Team during the underwriting process. After origination of each GCMC Mortgage Loan, the GCMC Deal Team updated the information in the GCMC Data Tape with respect to the GCMC Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the GCMC Deal Team. The GCMC Data Tape was used by the GCMC Deal Team in providing the numerical information regarding the GCMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GCMC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by GCMC relating to information in this prospectus regarding the GCMC Mortgage Loans. These procedures included:

●	comparing the information in the GCMC Data Tape against various source documents provided by GCMC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GCMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GCMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GCMC Mortgage Loans disclosed in this prospectus.

Legal Review. GCMC engaged various law firms to conduct certain legal reviews of the GCMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GCMC Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the GCMC Originator’s standard form loan documents. In anticipation of the securitization of each GCMC Mortgage Loan originated by the GCMC Originator, origination counsel for each GCMC Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the GCMC Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the GCMC Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel and the GCMC Deal Team, and (iii) various statistical data tapes prepared by the GCMC Deal Team. In addition, for each GCMC Mortgage Loan originated by the GCMC Originator, GCMC prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each GCMC Mortgage Loan, if any, purchased by GCMC or its affiliates from a third-party originator of such GCMC Mortgage Loan, GCMC generally re-underwrote such Mortgage Loan to confirm whether it complied with GCMC’s underwriting guidelines.

GCMC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GCMC Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GCMC

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Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Other Review Procedures. For each GCMC Mortgage Loan originated by the GCMC Originator, the GCMC Originator conducted a search with respect to each borrower under the related GCMC Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any GCMC Mortgage Loan, GCMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If GCMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GCMC Mortgage Loan, GCMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GCMC Mortgage Loans originated by the GCMC Originator, the GCMC Deal Team also consulted with the applicable GCMC Mortgage Loan origination team to confirm that the GCMC Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—GCMC’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GCMC found and concluded with reasonable assurance that the disclosure regarding the GCMC Mortgage Loans in this prospectus is accurate in all material respects. GCMC also found and concluded with reasonable assurance that the GCMC Mortgage Loans were originated or acquired in accordance with GCMC’s origination procedures and underwriting guidelines, except as described under “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below. GCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GCMC’s Origination Procedures and Underwriting Guidelines

General. The GCMC Originator’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by the GCMC Originator. Therefore, this general description of the GCMC Originator’s origination procedures and underwriting guidelines is not intended as a representation that every GCMC Mortgage Loan complies entirely with all procedures and guidelines set forth below. For important information about the circumstances that have affected the underwriting of a GCMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex E-1B to this prospectus.

Loan Analysis. The credit underwriting process for each GCMC Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a deal manager, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the GCMC Originator may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of the GCMC Originator.

A member of the GCMC Deal Team or a third-party engaged by the GCMC Originator is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The GCMC Originator or an affiliate of GCMC, along with any third-party provider engaged by the GCMC Originator, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations,

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and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the GCMC Originator finalizes its underwriting analysis of the property’s cash flow in accordance with the GCMC Originator’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of the GCMC Originator and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. The GCMC Originator’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each GCMC Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated by the GCMC Originator or acquired by GCMC may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that GCMC or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. The GCMC Originator’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for mortgage loans originated by the GCMC Originator prior to securitization will typically be performed by an affiliate of GCMC, GSC, GSCII or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with GCMC, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

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Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals—Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment—In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment—In connection with the origination process, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the GCMC Originator or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the GCMC Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for

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depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the GCMC Originator may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the GCMC Originator may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by the GCMC Originator. Furthermore, the GCMC Originator may

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accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the GCMC Originator are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if
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the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the GCMC Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. One or more of the GCMC Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GCMC Mortgage Loans, the GCMC Originator or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GCMC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GCMC’s CIK number is 0001931347. GCMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 25, 2024. As of September 30, 2024, GCMC has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither GCMC nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, GCMC or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Greystone Commercial Mortgage Capital LLC” has been provided by GCMC.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

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Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through June 30, 2024, Societe Generale Financial Corporation securitized 199 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $8.0 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied

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to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

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Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I

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ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe

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Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

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Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in the attached Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including June 30, 2024 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including June 30, 2024, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of (a) LNR Partners, LLC, the special servicer under the BMO 2024-5C6 pooling and servicing agreement which governs the servicing of (i) the Linx Whole Loan and (ii) the Northbridge Centre Whole Loan and (b) Starwood Mortgage Funding II LLC, the current holder of GRM South Brunswick Companion Loans.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (16.0%).

Starwood’s Securitization Program

This is the 132nd commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $17.62 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among

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other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a

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representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex E-1B to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and

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structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals—Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment—Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments—Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report—Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance—With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence
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of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.
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Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines.

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 31, 2024. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

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The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

UBS AG

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $22,642,345,875 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG, New York Branch will make certain representations and warranties(set forth on Annex E-1A to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex E-1B), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

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Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch (or the Depositor on its behalf), engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;
●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to

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certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally

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includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any

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particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

None of the UBS AG Mortgage Loans were originated with any material exceptions from UBS AG’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2024. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2024, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG, New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event,

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the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG” has been provided by UBS AG, New York Branch.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans (and any Trust Subordinate Companion Loans) in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates to investors and any proceeds received from the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association, for the master servicing of the Mortgage Loans (and any Trust Subordinate Companion Loans) and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans (and any Trust Subordinate Companion Loans) and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

BMO Commercial Mortgage Securities LLC is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a limited liability company formed in the State of Delaware on March 17, 2021 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 151 West 42nd Street, New York, New York 10036. Its telephone number is 212-885-4000.

The Depositor is a wholly-owned subsidiary of BMO Financial, an affiliate of BMO, a Sponsor and an originator, and an affiliate of BMO Capital Markets Corp., one of the underwriters. BMO Financial is a wholly-owned subsidiary of the Bank of Montreal.

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The Depositor was formed for the purposes of engaging in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor expects to generally acquire the commercial and multifamily mortgage loans from BMO or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders and any Loan-Specific Certificateholders and related uncertificated interest owners. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, any Loan-Specific Certificates and any related uncertificated interests and the Mortgage Loans (and any Trust Subordinate Companion Loans). The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan (or Trust Subordinate Companion Loan), (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, and any Loan-Specific Certificateholders and related uncertificated interest owners, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, BMO 2024-5C7 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Property, disposing of Defaulted Mortgage Loans, defaulted Trust Subordinate Companion Loans and REO Property, issuing the Certificates, any Loan-Specific Certificates and any related uncertificated interests, making distributions, providing reports to certificateholders, and any Loan-Specific Certificateholders and related uncertificated interest owners, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth

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under “—The Trustee and the Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans (and any Trust Subordinate Companion Loans) to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and the Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as Trustee and Certificate Administrator under the Pooling and Servicing Agreement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of June 30, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the Pooling and Servicing Agreement. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors

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and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 528 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $292 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and, to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,261 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $716 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the Certificate Administrator is required to maintain pursuant to the Pooling and Servicing Agreement will be held by one or more institutions in a manner satisfying the requirements of the Pooling and Servicing Agreement, including any applicable eligibility criteria for account banks set forth in the Pooling and Servicing Agreement.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 429,158 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

Compliance

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

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For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain on the Closing Date any economic interest in this securitization, including, without limitation, any Certificates issued by the Issuing Entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

Other than the above paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The foregoing information set forth under this “—The Trustee and the Certificate Administrator” heading has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between the Trustee, the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

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Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Serviced Mortgage Loans and any Serviced Companion Loans pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch, DBRS, Inc. (“DBRS Morningstar”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the Pooling and Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the Pooling and Servicing Agreement, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
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●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland's requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland's asset managers' processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the Pooling and Servicing Agreement. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the Pooling and Servicing Agreement and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess

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servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Outside Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

As of September 30, 2024, Midland was master and primary servicing approximately 19,695 commercial and multifamily mortgage loans with a principal balance of approximately $441 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,849 of such loans, with a total principal balance of approximately $344 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580

As of September 30, 2024, Midland was named the special servicer in approximately 301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $117 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 196 assets with an outstanding principal balance of approximately $4.8 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

Midland may enter into one or more arrangements with a Directing Holder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Pursuant to certain interim servicing agreements between Bank of Montreal, a Sponsor and an originator, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with

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respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Citi Real Estate Funding Inc., a Sponsor and an originator, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between German American Capital Corporation, a Sponsor, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Goldman Sachs Mortgage Company, a Sponsor, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation, a Sponsor and an originator, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG, a Sponsor and an originator, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Midland is also (i) the master servicer under the BMO 2024-5C6 pooling and servicing agreement pursuant to which the Linx and Northbridge Centre Whole Loans are serviced, (ii) the primary servicer of the Baybrook Mall Whole Loan pursuant to a certain primary servicing agreement (subject to the BANK5 2024-5YR9 pooling and servicing agreement), and (iii) the special servicer under the BANK5 2024-5YR9 pooling and servicing agreement pursuant to which the Baybrook Mall Whole Loan is serviced.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

Midland does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of Midland as Master Servicer), the Certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The foregoing information concerning the Master Servicer has been provided by Midland.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer's ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer's obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of

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certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer's rights and obligations with respect to indemnification, and certain limitations on the Master Servicer's liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer's removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone”), is expected to be appointed to act as the special servicer under the Pooling and Servicing Agreement. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Mortgage Loan) and REO Properties pursuant to the Pooling and Servicing Agreement.

Greystone Servicing, which is wholly owned by Greystone Select Holdings LLC, a Delaware limited liability company, which in turn is 51% indirectly owned by Stephen Rosenberg, as sole Trustee and Beneficiary of SR 2019 Revocable Trust and 40% indirectly owned, through Cushman Wakefield Greystone LLC, by Cushman and Wakefield, provides primary and special loan servicing for third party portfolio owners, commercial mortgage backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”).

Greystone has a special servicer rating of CSS2+ from Fitch Ratings, Inc., and a special servicer rating of MOR CS1 from DBRS Morningstar. Greystone is also on the S&P Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P.

As of September 30, 2024, Greystone was the named special servicer for approximately 77 transactions representing approximately 2,156 first mortgage loans, with an aggregate stated principal balance of approximately $30.3 billion. Of those 77 transactions, 47 are commercial mortgage-backed securities transactions representing approximately 1,233 first mortgage loans, with an aggregate stated principal balance of approximately $21.6 billion. The remaining 30 transactions are made up of 21 Freddie Mac securitizations, four CLOs, two SASBs, two non-securitized deals and one National Finance Authority deal. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone was administering approximately 79 active specially serviced assets with a stated principal balance of approximately $1.8 billion. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002, and through September 30, 2024 Greystone (including C-III Asset Management LLC (“C-III”) and its predecessor entities, which was acquired by a Greystone affiliate as of January 1, 2020, and the assets of which were subsequently transferred to Greystone as of August 26, 2020) has resolved or participated in the resolution of 4,745 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $59.7 billion.

Greystone has detailed policies, operating procedures and controls across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material

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changes to Greystone’s policies and procedures relating to the servicing function Greystone will perform under the Pooling and Servicing Agreement for assets of the same types as are included in this transaction.

Greystone will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or any Serviced Companion Loans. Greystone may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans, or Serviced Companion Loans, or otherwise. To the extent that Greystone has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard.

There are, to the current actual knowledge of Greystone, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the Pooling and Servicing Agreement, and Greystone’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone in connection with special servicing of commercial mortgage–backed securitization pools generally.

Greystone has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone was acting as special servicer as a result of any action or inaction of Greystone as special servicer, including as a result of Greystone’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement, and therefore Greystone believes its financial condition will not have a material impact on pool performance or performance of the Certificates.

Greystone (including C-III and its predecessor entities as described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by Greystone and its predecessors as special servicer in commercial mortgage-backed securities transactions from 2022 through September 30, 2024.

Portfolio Size–CMBS Special Servicing	2022	2023	9/30/2024
Total	$1.1 billion	$1.0 billion	$1.8 billion

Greystone may enter into one or more arrangements with a Controlling Class Certificateholder, a Companion Loan Holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone’s appointment as Special Servicer under the BMO 2024-5C3 Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Greystone does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

Greystone occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

From time to time, Greystone is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no legal proceedings pending against Greystone, or to which any property of Greystone is subject, that are material to the Certificateholders, and Greystone has no actual knowledge of any proceedings contemplated by governmental authorities.

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Greystone is not an affiliate of the Depositor, Trustee, Master Servicer, Certificate Administrator, Operating Advisor, or Asset Representations Reviewer. Greystone is an affiliate of Greystone Commercial Mortgage Capital LLC, one of the Mortgage Loan Sellers.

Neither Greystone nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization (although for the avoidance of doubt, Greystone will be entitled to special servicing fees and certain other fees and compensation under the Pooling and Servicing Agreement). However, Greystone or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information set forth under this heading “—The Special Servicer” has been provided by Greystone.

The Special Servicer may enter into one or more arrangements with the Directing Holder or any other person who has the right to remove, or vote to remove, the Special Servicer, to provide for a discount and/or revenue sharing with respect to certain Special Servicer compensation. The Directing Holder, a Controlling Class Certificateholder and/or other persons or Certificateholders who have the right to remove, or vote to remove, the Special Servicer may further consider any such economic arrangements with the Special Servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of any Certificateholder. See “Risk Factors—Risks Related to Conflict of Interests—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer”.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal or replacement, are described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The Special Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Outside Servicers and the Outside Special Servicers

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the special servicer under the BMO 2024-5C6 pooling and servicing agreement, which governs the servicing of the Linx Whole Loan and the Northbridge Centre Whole Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
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●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BMO 2024-5C6 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 26 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 178 as of June 30, 2024. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
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●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion; and
●	178 domestic commercial mortgage backed securitization pools as of June 30, 2024 with a then current face value in excess of $99.7 billion.

As of June 30, 2024, LNR Partners has resolved approximately $88.9 billion of U.S. commercial and multifamily loans over the past 26 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, and approximately $1 billion of U.S. commercial and multifamily mortgage loans through June 30, 2024.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of June 30, 2024, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,046 assets across the United States with a then current face value of approximately $99.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real

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properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (Strong), Fitch (CSS1), and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BMO 2024-5C6 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BMO 2024-5C6 pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans it services or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Linx Whole Loan and the Northbridge Centre Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standards under the BMO 2024-5C6 pooling and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BMO 2024-5C6 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

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There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC), any mortgage loan seller (other than SMC).

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer under the BMO 2024-5C6 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BMO 2024-5C6 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Outside Servicers and the Outside Special Servicers” has been provided by LNR Partners.

General

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Whole Loans, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The Operating Advisor and the Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Outside Serviced Mortgage Loan). BellOak has an address at 200 N. Pacific Coast Highway, Suite 1400, El Segundo, California 90245 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

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BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of September 30, 2024, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $45.0 billion issued in 55 transactions.

As of September 30, 2024, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $14.3 billion issued in 18 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding BellOak has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

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The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) BMO, a Sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters.

CREFI, a Sponsor and an originator, is an affiliate of Citigroup Global Markets Inc., one of the underwriters.

GACC, a Sponsor and an originator, is an affiliate of DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters.

GCMC, a Sponsor and an originator, is an affiliate of Greystone Servicing Company LLC, the Special Servicer.

GSMC, a Sponsor, is an affiliate of (i) GS Bank, an originator, and (ii) Goldman Sachs & Co. LLC, one of the underwriters.

SGFC, a Sponsor and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

SMC, a Sponsor and an originator, is an affiliate of (a) LNR Partners, LLC, the special servicer under the BMO 2024-5C6 pooling and servicing agreement which governs the servicing of (i) the Linx Whole Loan and (ii) the Northbridge Centre Whole Loan and (b) Starwood Mortgage Funding II LLC, the current holder of GRM South Brunswick Companion Loans.

UBS AG, New York Branch, a sponsor and an originator, is an affiliate of UBS Securities LLC, one of the underwriters.

Midland is also (i) the master servicer under the BMO 2024-5C6 pooling and servicing agreement pursuant to which the Linx and Northbridge Centre Whole Loans are serviced, (ii) the primary servicer of the Baybrook Mall Whole Loan pursuant to a certain primary servicing agreement (subject to the BANK5 2024-5YR9 pooling and servicing agreement) and (iii) the special servicer under the BANK5 2024-5YR9 pooling and servicing agreement pursuant to which the Baybrook Mall Whole Loan is serviced.

LNR Partners is an affiliate of SMC, a Sponsor and an originator. LNR Partners is also the Outside Special Servicer under the Outside Servicing Agreement that governs the servicing of the Linx Whole Loan and the Northbridge Centre Whole Loan.

Computershare, the Trustee and the Certificate Administrator, is also (i) the Outside Trustee of the 277 Park Avenue Whole Loan, which is serviced under the COMM 2024-277P trust and servicing agreement, (ii) the Outside Trustee and Outside Certificate Administrator of the Baybrook Mall Whole Loan, which is serviced under the BANK5 2024-5YR9 pooling and servicing agreement, (iii) the Outside Certificate Administrator of the Westshore Crossing Whole Loan, which is serviced under the BBCMS 2024-5C29 pooling and servicing agreement, and (iv) the Outside Trustee and Outside Certificate Administrator of the Northbridge Centre Whole Loan and the Linx Whole Loan, which are serviced under the BMO 2024-5C6 pooling and servicing agreement.

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Warehouse Financing Arrangements

BMO is expected to provide warehouse financing to GCMC for certain Mortgage Loans originated by GCMC. The aggregate Cut-off Date Balance of the three (3) GCMC Mortgage Loans that are expected to be subject to the warehouse facility is equal to approximately $55,250,000. Proceeds received by GCMC in connection with this securitization transaction will be used, in part, to repurchase from BMO any GCMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer identified in the table below, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Joint Seller Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller)

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
GACC	Midland	4	$201,662,000	21.0%
BMO	Midland	6	$147,468,086	15.4%
CREFI	Midland	5	$138,850,000	14.5%
UBS AG	Midland	6	$138,300,000	14.4%
GSMC	Midland	4	$82,765,957	8.6%
SGFC	Midland	2	$43,000,000	4.8%

*	In the case of any Joint Seller Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Joint Seller Mortgage Loan.

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian identified in the table below, on the other hand, such interim custodian acts as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Joint Seller Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
GACC	Computershare	4	$201,662,000	21.0%
SMC	Computershare	6	$153,140,000	16.0%
BMO	Computershare	6	$147,468,086	15.4%
CREFI	Computershare	5	$138,850,000	14.5%
GSMC	Computershare	4	$82,765,957	8.6%
GCMC	Computershare	4	$61,650,000	6.4%
SGFC	Computershare	2	$43,000,000	4.8%

*	In the case of any Joint Seller Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Joint Seller Mortgage Loan.

Whole Loans and Mezzanine Loan Arrangements

BMO, a Sponsor and an originator, is the holder of one or more of the Signum at 375 Dean Companion Loans, the Colony Square Companion Loans, the 125 Summer Companion Loans and the Tank Holding Portfolio Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

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Each of GACC, a Sponsor and an originator, and DBRI, an originator, is the holder of one or more of the Colony Square Companion Loans and/or the 125 Summer Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

GS Bank, an originator, is the current holder of one or more of the Colony Square Companion Loans, the Tank Holding Portfolio Companion Loans, the Cortland West Champions Companion Loans and the One Park Square Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

SGFC, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the Linx Mortgage Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

Starwood Mortgage Funding II LLC, an affiliate of SMC (a Sponsor and an originator), is the current holder of one or more of the GRM South Brunswick Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

UBS AG, New York Branch, a Sponsor and an originator, is the holder of one or more of the Interstate Industrial Portfolio Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

Other Arrangements

Midland, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this securitization transaction is expected to be retained pursuant to Regulation RR (12 CFR Part 244) (“Regulation RR”) which implements the Credit Risk Retention Rules, as follows:

●	Bank of Montreal, a Canadian chartered bank, has been designated by the Sponsors to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”); and
●	The Retaining Sponsor is expected to satisfy its risk retention requirements under the Credit Risk Retention Rules by a third party purchaser (the “Retaining Third Party Purchaser”), which will be 660 RR Holdings LLC, a Delaware limited liability company, purchasing, on the Closing Date, and holding for its own account an “eligible horizontal residual interest” (as such term is defined in Regulation RR), consisting of all of the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $88,472,629, and having an aggregate fair value equal to at least 5.0% of the fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). See “—HRR Certificates—The Retaining Third Party Purchaser” below for more information on the Retaining Third Party Purchaser.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined, that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

HRR Certificates

The Retaining Third Party Purchaser

660 RR Holdings LLC, a Delaware limited liability company, is expected to: (i) act as the initial Retaining Third-Party Purchaser, (ii) receive the Class S Certificates; and (iii) acquire and retain the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”).

The Retaining Third Party Purchaser was formed primarily for the purpose of investing in asset origination and emerging platform finance, risk-transfer and regulatory capital solutions, and market-dislocation opportunities. This is the third purchase of a horizontal risk retention interest by the Retaining Third Party Purchaser. The Retaining Third Party Purchaser is an affiliate of large and experienced institutional investors that invest in commercial real estate debt and commercial mortgage-backed securities, including horizontal risk retention securities , and is

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controlled by 400 Capital Management, LLC, as its non-member manager, and is owned by a group of funds that are managed by 400 Capital Management, LLC. The Retaining Third Party Purchaser and its affiliates hold and manage over $6.5 billion in assets. 400 Capital Management, LLC, a Delaware limited liability company, is the non-member manager of the Retaining Third Party Purchaser and, in such capacity, advises the Retaining Third Party Purchaser in connection with its business and affairs, including its investment activity. 400 Capital Management, LLC is an investment advisory firm with a global platform that accesses differentiated credit investment opportunities through total and absolute return strategies. 400 Capital Management, LLC is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940.

The Retaining Third Party Purchaser is expected to purchase for cash 100% of the HRR Certificates, with an aggregate initial Certificate Balance of $88,472,629, and having an aggregate fair value equal to at least 5.0% of the fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) as of the Closing Date. The Retaining Third Party Purchaser is expected to transfer the eligible horizontal residual interest to its MOA and wholly owned subsidiary, 660 RR III LLC, a Delaware limited liability company, on the Closing Date.

The Retaining Third Party Purchaser may, in the future, purchase the horizontal risk retention interests in other CMBS transactions as a "third-party purchaser." The Retaining Third-Party Purchaser is expected to have limited assets.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan consisting of a review of the Sponsors' underwriting standards, the collateral securing each Mortgage Loan and expected cash flows related to the Mortgage Loans. Such review was based on the Mortgage Loan files and information regarding the Mortgage Loans provided by or on behalf of the Sponsors. The Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the Sponsors as to the selection of the Mortgage Loans and the establishment of other transaction terms. The Retaining Third Party Purchaser's acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such Mortgage Loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. The Retaining Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of Certificates. In addition, the Retaining Third Party Purchaser does not have any duties to the holders of any Class of Certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third Party Purchaser for having so acted.

For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third Party Purchaser and another party to this securitization, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” and “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Material Terms of the HRR Certificates

The Retaining Third Party Purchaser is expected to purchase the HRR Certificates for cash on the Closing Date.

The aggregate fair value, as of the Closing Date, of the HRR Certificates will be equal to approximately $48,953,003, representing approximately 5.0392% of the aggregate fair value, as of the Closing Date, of all Certificates (other than the Class R Certificates) issued by the Issuing Entity. The aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) will be approximately $971,441,534. The fair values referenced in the preceding two sentences are based on actual prices and final tranche sizes as of the Closing Date for each Class of Certificates (other than the Class R Certificates).

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The aggregate fair value, as of the Closing Date, of the HRR Certificates that the Retaining Sponsor would be required to retain in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, is approximately $48,572,077, representing 5% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) issued by the Issuing Entity.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, including principal and interest (other than any Excess Interest), net of specified servicing and administrative costs and expenses, will be allocated to the Classes of Certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Mortgage Loan losses will be allocated to the Principal Balance Certificates in ascending order (beginning with certain Principal Balance Certificates that are not being offered by this prospectus), in each case as set forth under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

For a description of payment and other material terms of the Classes of HRR Certificates, see “Description of the Certificates” in this prospectus.

Hedging, Transfer and Financing Restrictions

The HRR Certificates will be required to be subject to certain hedging, transfer and financing restrictions. The HRR Certificates will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the registered holders of the HRR Certificates for so long as the HRR Certificates are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement.

The Retaining Third Party Purchaser will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator”, “third party purchaser” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by the Retaining Third Party Purchaser not to transfer the HRR Certificates, except to a “majority-owner affiliate” or, following the fifth anniversary of the Closing Date, a “subsequent third party purchaser” (each as defined in, and in compliance with, the Credit Risk Retention Rules then in effect). In addition, the Retaining Third Party Purchaser will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Third Party Purchaser will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date, and (iii) two years after the Closing Date; provided that such restrictions may end on any earlier date on which all of the Mortgage Loans have been defeased in accordance with Rule 7(b)(8)(i) of Regulation RR.

Representations and Warranties

BMO, GCMC, SGFC, SMC and UBS AG, New York Branch will make the representations and warranties identified on Annex E-1A, CREFI and GACC will make the representations and warranties identified on Annex E-2A and GSMC will make the representations and warranties identified on Annex E-3A, subject to certain exceptions to such representations and warranties set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

At the time of its decision to include the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances,

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such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BMO Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GCMC Mortgage Loans in this transaction, GCMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves,

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title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GCMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GCMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GCMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GCMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-3B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the SGFC Mortgage Loans in this transaction, SGFC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SGFC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SGFC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SGFC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable SGFC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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At the time of its decision to include the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable SMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the UBS AG, New York Branch Mortgage Loans in this transaction, UBS AG, New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG, New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG, New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG, New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable UBS AG, New York Branch Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2024-5C7 (the “Certificates”) will be issued on or about October 30, 2024 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans (and any Trust Subordinate Companion Loans) and all payments under and proceeds of the Mortgage Loans (and any Trust Subordinate Companion Loans) received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans (and any Trust Subordinate Companion Loans) it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated as set forth in the table under the heading “Certificate Summary” and the footnotes thereto. Further, various groups of those Classes will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class S and Class R Certificates
“Senior Certificates”:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A, Class X-B and Class X-D Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates
“Regular Certificates”:	The Senior Certificates and the Subordinate Certificates (i.e., the Certificates other than the Class S and Class R Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates)
“Residual Certificates”:	The Class R Certificates

Certain additional classes of commercial mortgage pass-through loan-specific certificates and any related uncertificated interests (collectively, the “Loan-Specific Certificates”) may be issued by the Issuing Entity that are solely backed by a related Trust Subordinate Companion Loan and are not offered by this prospectus. Notwithstanding the use of the term “Loan-Specific Certificates”, one or more classes thereof may be issued as

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uncertificated interests. Each subseries of Loan-Specific Certificates that backs a particular Trust Subordinate Companion Loan is identified in a separate related offering circular. Each subseries of Loan-Specific Certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the related Trust Subordinate Companion Loan, and the issuance thereof should be considered as a separate securitization. Classes of Loan-Specific Certificates that have a principal balance and are entitled to payments of principal are referred to in this prospectus as “Loan-Specific Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%).

The “Certificate Balance” (a) of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus and (b) if there is a Trust Subordinate Companion Loan, of any class of related Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on such Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of each Class of the Class X Certificates will equal the Certificate Balance or the aggregate of the Certificate Balances, as applicable, of the related Class(es) of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

Neither the Class S nor the Class R Certificates will have a Certificate Balance or Notional Amount nor entitle their holders to distributions of principal or interest, except that the Class S Certificates will be entitled to receive any collections of the Excess Interest that may accrue after the related Anticipated Repayment Date on any ARD Loan.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in November 2024. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in November 2024.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available

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funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate or Loan-Specific Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class S or Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date (including in the case of the initial Distribution Date, any Initial Month’s Interest Deposit Amount as described in the last paragraph of this “Available Funds” section), exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;
(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);
(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates);
(vi)	Excess Interest on the ARD Loans (which is separately distributed to holders of the Class S Certificates);
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(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or
(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2025, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in October 2024, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in

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such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

In the case of each of the Signum at 375 Dean Mortgage loan, the 125 Summer Mortgage Loan and the AL & SC Multifamily Portfolio Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Master Servicer on the Closing Date for deposit in the Collection Account, an amount that represents one month’s interest accrued with respect to such Mortgage Loans at the related Mortgage Rate for the month of October 2024 (such amount with respect to each such Mortgage Loan, the “Initial Month’s Interest Deposit Amount”).

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to zero,
(ii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero, and
(iii)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclauses (i) and (ii) of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up

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to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, to the holders of the Class F-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

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Twenty-Second, to the holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR and Class F-RR Certificates have been reduced to zero, to the holders of the Class G-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates have been reduced to zero, to the holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2 and Class A-3 Certificates. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates. In addition, in the case of any distributions made pursuant to any of clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First, Twenty-Fourth and Twenty-Seventh, such distributions will, in the case of each such clause, be applied first to reimburse previously allocated Realized Losses and then to pay compound interest accrued on previously allocated Realized Losses.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Principal Balance Certificates; and (ii) the Interest Shortfall Carry-Forward with respect to each affected Class of Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such Class of Certificates will be decreased by such amount.

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Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate for each Class of the Class A-1, Class A-2 and Class D Certificates for any Distribution Date will be fixed at the Initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus.

The Pass-Through Rate for each Class of the Class A-3 and Class A-S Certificates for any Distribution Date will be a per annum rate equal to the lesser of (a) the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class B Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, minus 0.1700%.

The Pass-Through Rate for the Class C Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, minus 0.6205%.

The Pass-Through Rate for each Class of the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2 and Class A-3 Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-S, Class B and Class C Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the Class X Strip Rate for the Class D Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Principal Balance Certificates with respect to any Distribution Date will be equal to: (a) in the case of the Class B Certificates, 0.1700%; (b) in the case of the Class C Certificates, 0.6205%; and (c) in the case of any other Class of Principal Balance Certificates, the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2025 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting

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same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2025, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account (or the related Trust Subordinate Companion Loan REMIC Distribution Account, if applicable) for distribution on such Distribution Date; and (iii) the related Net Mortgage Pass-Through Rate for the initial Distribution Date, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include the related Initial Month’s Interest Deposit Amount. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan or Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall Carry-Forward, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall Carry-Forward” with respect to any Distribution Date for any Class of Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(1)	the Scheduled Principal Distribution Amount for that Distribution Date;
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(2)	the Unscheduled Principal Distribution Amount for that Distribution Date; and
(3)	the Principal Shortfall Carry-Forward for that Distribution Date.

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall Carry-Forward” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

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Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan (and any Trust Subordinate Companion Loan) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan (other than any Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Whole Loan as of any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan, any Trust Subordinate Companion Loan or Serviced Whole Loan is paid in full, or if any Mortgage Loan, any Trust Subordinate Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, any Trust Subordinate Companion Loan and/or Serviced Whole Loan will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Whole Loan, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan held outside the Issuing Entity will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement, and otherwise as disclosed in this prospectus with respect to the related Subordinate Companion Loan.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Class S Certificates any Excess Interest received by the Issuing Entity with respect to the ARD Loans during the Collection Period for (or, in the case of an Outside Serviced Mortgage Loan, as part of a distribution to the Issuing Entity during the month of) such Distribution Date. Excess Interest will not be available to make distributions to any other Class

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of Certificates or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Whole Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Trustee that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

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Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued

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and unpaid interest described in subclause (i) of this clause Third that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the preceding paragraph on earlier dates);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Trustee that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR and Class J-RR Certificates) as follows: (a) first, such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A Certificates, (ii) the group (the “YM Group A-S/B/C") comprised of the Class A-S, Class B, Class C and Class X-B Certificates, (iii) the group (the “YM Group D”) comprised of the Class X-D and Class D Certificates, and (iv) the group (the “YM Group E”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E, together, the “YM Groups”) comprised solely of the Class E-RR Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Principal Balance Certificates in such YM

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Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more Classes of Principal Balance Certificates, the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates (if any) in such YM Group. If there is more than one Class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F-RR, Class G-RR and Class J-RR Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class S and Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	June 2029
Class A-2	October 2029
Class A-3	October 2029
Class X-A	October 2029
Class X-B	November 2029
Class A-S	October 2029
Class B	November 2029
Class C	November 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in November 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) and Trust Subordinate Companion Loan (in each
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case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and related REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans and any Trust Subordinate Companion Loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof and then, if applicable, to any Trust Subordinate Companion Loan.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer and, (ii) with respect to any Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Trust Subordinate Companion Loan Available Funds for any Distribution Date that is not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR

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Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2 and Class A-3 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2 and Class A-3 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2 and Class A-3 Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E-RR Certificates, the Class F-RR Certificates, the Class G-RR Certificates and the Class J-RR Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class J-RR Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date, the amount, if any, by which (A) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any Realized Losses among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class J-RR Certificates;

second, to the Class G-RR Certificates;

third, to the Class F-RR Certificates;

fourth, to the Class E-RR Certificates;

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fifth, to the Class D Certificates;

sixth, to the Class C Certificates;

seventh, to the Class B Certificates; and

eighth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or any Trust Subordinate Companion Loans, Nonrecoverable Advances made in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific or non-Trust Subordinate Companion Loan-specific expenses of the Issuing Entity, including certain reimbursements to, and indemnifications of, the parties to the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or a

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Certificate Owner reasonably requests, to enable Certificateholders and Certificate Owners to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;
(ii)	a CREFC® financial file;
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(iii)	a CREFC® loan periodic update file;
(iv)	a CREFC® appraisal reduction amount template (to the extent received, or prepared pursuant to the Pooling and Servicing Agreement); and
(v)	a CREFC® Schedule AL file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)                  Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending March 31, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the CREFC® operating statement analysis report upon request.

(ii)               Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit,

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an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan or Trust Subordinate Companion Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or any Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

In determining whether any person is an additional servicer or an affiliate of the Operating Advisor, the Certificate Administrator may rely on a certification by the Master Servicer, the Special Servicer, a Mortgage Loan Seller or the Operating Advisor, as the case may be.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, the Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any

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Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Non-Reduced Loan-Specific Certificates” means, as of any date of determination, any class of Loan-Specific Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates, (y) any Appraisal Reduction Amounts allocated to such class of Loan-Specific Principal Balance Certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of Loan-Specific Principal Balance Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan held outside the Issuing Entity, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to the related Serviced Whole Loan. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as

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Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co and CRED iQ pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:
●	this prospectus;
●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;
(B)	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and
●	the Operating Advisor Annual Report;
(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the Special Servicer;
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●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;
●	any documents provided to the Certificate Administrator by the Master Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post to the “additional documents” tab; and
●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;
(E)	the following documents, which will be made available under a tab or heading designated “special notices”:
●	any notice provided to the Certificate Administrator by the Depositor, the Master Servicer or the Special Servicer directing the Certificate Administrator to post to the “special notices” tab;
●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the Certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;
●	any notice of resignation or termination of the Master Servicer or Special Servicer;
●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;
●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;
●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;
●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;
●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
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●	any notice of the termination of the Issuing Entity;
●	any notice that a Control Termination Event or a Trust Subordinate Companion Loan control appraisal period has occurred or is terminated or that a Consultation Termination Event or any applicable Operating Advisor Consultation Trigger Event has occurred, including (if the assets of the Issuing Entity include a Trust Subordinate Companion Loan) any such event described under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any assessments of compliance delivered to the Certificate Administrator;
●	any Attestation Reports delivered to the Certificate Administrator;
●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and
●	Proposed Course of Action Notice;
(F)	the “Investor Q&A Forum”;
(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

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Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative, such Controlling Class Certificateholder, such Loan-Specific Controlling Class Representative or such Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Specially Serviced Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) under the Exchange Act concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating

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to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), any Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at (866) 846-4526.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information

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received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

For purposes of this “—Reports to Certificateholders; Certain Available Information” section, in the case of a Whole Loan with a related Consulting Party (other than the Controlling Class Certificateholder), such Consulting Party will be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term under the related Co-Lender Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Co-Lender Agreement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates and any Loan-Specific Certificates (in the aggregate, the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1)       1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates and any classes of interest-only Loan-Specific Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2)       in the case of any Class of Principal Balance Certificates or any class of Loan-Specific Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, expressed as a percentage, the numerator of which is equal to the related Certificate Balance as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates and Loan-Specific Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or Non-Reduced Loan-Specific Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates exclusive of any Loan-Specific Certificates (the “Pooled Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

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provided, that in certain circumstances described in this prospectus, Pooled Voting Rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights or, if applicable, Pooled Voting Rights of any Class of Certificates or class of Loan-Specific Certificates are required to be allocated among holders thereof in proportion to their respective Percentage Interests.

The Class S and Class R Certificates will not be entitled to any Voting Rights or Pooled Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

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Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

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DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class

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and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BMO 2024-5C7

with a copy to: trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

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The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors pursuant to the respective mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between, in each case, the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans and such Trust Subordinate Companion Loans, without recourse, to the Trustee for the benefit of the applicable Certificateholders and any related Loan-Specific Certificateholders and related uncertificated interest owners. For purposes of the respective Mortgage Loan Purchase Agreements between the Depositor and each of the related Sponsors, the Signum at 375 Dean Mortgage Loan (6.3%), the Colony Square Mortgage Loan (6.3%), the 125 Summer Mortgage Loan (6.3%) and the Tank Holding Portfolio Mortgage Loan (6.3%) (each of which is sometimes referred to in this prospectus as a “Joint-Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof sold to the Depositor by the applicable Sponsor. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) and any Trust Subordinate Companion Loan sold by the applicable Sponsor and each Serviced Whole Loan (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Whole Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for any Trust Subordinate Companion Loan will refer to the Mortgage File for the related Mortgage Loan, and will include the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)                         (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)                      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)                    the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)                    an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)                       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)                    the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)                 originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)               the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Whole Loan, if applicable) or, if such policy has not been issued or located,

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an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                   an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)                      an original or copy of the related loan agreement, if any;

(xi)                   an original of any guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(xii)                an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)              an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)             an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)                 if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)              in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement;

(xvii)          any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)         an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)              the original or copy of any related environmental insurance policy;

(xx)                a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)              copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

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As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder or related uncertificated interest owner) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)         a copy of each of the following documents:

(i)                         (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)                      the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording

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indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)                    any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)                    final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                       the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                    the related ground lease, if any, and any ground lessor estoppel;

(vii)                 the related loan agreement, if any;

(viii)               the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)                   the related lockbox agreement or cash management agreement, if any;

(x)                      the environmental indemnity from the related borrower, if any;

(xi)                   the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)                in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)              any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)             any mezzanine loan intercreditor agreement;

(xv)                 any related environmental insurance policy;

(xvi)              any related letter of credit and any related assignment thereof; and

(xvii)          any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)        a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)      for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

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(e)      a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)        a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)        for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)         a copy of any insurance summary report;

(s)        a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)        the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)      unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes

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should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan and any Trust Subordinate Companion Loan sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans are generally to the effect set forth on Annex E-1A to this prospectus (in the case of BMO, GCMC, SGFC, SMC and UBS AG, New York Branch), Annex E-2A (in the case of CREFI and GACC) and Annex E-3A (in the case of GSMC), subject to the related exceptions set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;
●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and
●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans or Trust Subordinate Companion Loans (if any), although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder or related uncertificated interest owner) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loans or Trust Subordinate Companion Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan or Trust Subordinate Companion Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or
●	to repurchase the affected Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof as if such applicable portion was a separate Mortgage Loan) or Trust Subordinate Companion Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication) (calculated in the case of a Joint-Seller Mortgage Loan, solely with respect to the applicable portion thereof as if such applicable portion was a separate Mortgage Loan)—
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(i)	the outstanding principal balance of that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus
(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus
(iii)	all unreimbursed property protection advances relating to that Mortgage Loan or Trust Subordinate Companion Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans or Trust Subordinate Companion Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan or Trust Subordinate Companion Loan; plus
(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus
(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus
(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

provided, however, that no Sponsor may repurchase its Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan that it contributed (so long as there is a Material Defect with respect to such related Mortgage Loan).

With respect to (i) the GCMC Mortgage Loans, Greystone Select Company II LLC will guarantee payment in connection with the repurchase obligations of GCMC under the related Mortgage Loan Purchase Agreement and (ii) the SGFC Mortgage Loans, Société Générale will guarantee payment in connection with the repurchase and substitution obligations of SGFC under the related Mortgage Loan Purchase Agreement.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing the affected Mortgage Loan, or (if permitted) replacing the affected Mortgage Loan or Trust Subordinate Companion Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable Directing Holder and, in the case of a Trust Subordinate Companion Loan, subject to the consent of the applicable Loan-Specific Controlling Class Representative if and for so long as it is the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed

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sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan or Trust Subordinate Companion Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in

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clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as a Consultation Termination Event has not occurred and is continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause any Trust REMIC to fail to qualify as a REMIC, or (if applicable) any portion of the Issuing Entity to fail to qualify as a grantor trust, for federal income tax purposes, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as a Consultation Termination Event has not occurred and is continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to

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the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or Trust Subordinate Companion Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, in the case of (i) a GCMC Mortgage Loan, Greystone Select Company II LLC, as guarantor of payment in connection with the repurchase and substitution obligations of GCMC and (ii) an SGFC Mortgage Loan, Société Générale, as guarantor of payment in connection with the repurchase and substitution obligations of SGFC), defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor (or, in the case of (i) a GCMC Mortgage Loan, Greystone Select Company II LLC, as guarantor of payment in connection with the repurchase and substitution obligations of GCMC and (ii) an SGFC Mortgage Loan, Société Générale, as guarantor of payment in connection with the repurchase and substitution obligations of SGFC) will have sufficient assets to repurchase or substitute a Mortgage Loan or Trust Subordinate Companion Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

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The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of October 1, 2024 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (including any Trust Loan Companion Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Whole Loans, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu-AB Whole Loan” means a Pari Passu-AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Pari Passu Whole Loan” means a Pari Passu Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced AB Whole Loan” means an AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Whole Loan” means a Serviced Pari Passu Whole Loan, Serviced AB Whole Loan or a Serviced Pari Passu-AB Whole Loan, as applicable.
●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Whole Loan or a Serviced Pari Passu-AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Whole Loan or a Serviced Pari Passu-AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.
●	“Companion Loan Holder” means the holder of a Companion Loan.
●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.
●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.
●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.
●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).
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●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.
●	“Serviced Outside Controlled Whole Loan” means a Serviced Whole Loan if and for so long as the “controlling note” with respect to such Serviced Whole Loan is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Whole Loan may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Whole Loan, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Whole Loans” will thereafter cease to apply to the subject Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan.
●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.
●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.
●	“Outside Controlling Note Holder” means, with respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).
●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.
●	“Outside Serviced Whole Loan” means a Whole Loan that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Whole Loan.
●	“Outside Serviced AB Whole Loan” means any AB Whole Loan that is an Outside Serviced Whole Loan.
●	“Outside Serviced Pari Passu Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan that is a Pari Passu Whole Loan will be an Outside Serviced Pari Passu Whole Loan.
●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Whole Loan or an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.
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●	“Outside Serviced Pari Passu-AB Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Whole Loan will be an Outside Serviced Subordinate Companion Loan.
●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Whole Loan.
●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Whole Loan is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Whole Loan, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Whole Loan (other than a Servicing Shift Whole Loan following the related Controlling Pari Passu Companion Loan Securitization Date), as of the Closing Date, the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.
●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Whole Loan.
●	“Servicing Shift Whole Loan” means a Whole Loan that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Whole Loan will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.
●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Whole Loan.
●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Whole Loan, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.
●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Whole Loans and referred to in the immediately preceding bullets.

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The chart below identifies, with respect to each Whole Loan, (i) whether such Whole Loan is a Pari Passu Whole Loan, an AB Whole Loan or a Pari Passu-AB Whole Loan, and (ii) whether such Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan.

Type and Servicing Status of Whole Loans

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan	Type of Whole Loan
Signum at 375 Dean	$60,000,000	6.3%	$24,000,000	N/A	$84,000,000	Serviced	Pari Passu
Colony Square	$60,000,000	6.3%	$200,000,000	N/A	$260,000,000	Servicing Shift	Pari Passu
GRM South Brunswick	$60,000,000	6.3%	$12,000,000	N/A	$72,000,000	Serviced	Pari Passu
125 Summer	$60,000,000	6.3%	$42,635,000	N/A	$102,635,00	Serviced	Pari Passu
Tank Holding Portfolio	$60,000,000	6.3%	$26,389,388	N/A	$86,389,388	Serviced	Pari Passu
Interstate Industrial Portfolio	$54,000,000	5.6%	$58,000,000	N/A	$112,000,000	Servicing Shift	Pari Passu
277 Park Avenue	$30,000,000	3.1%	$490,000,000	$230,000,000	$750,000,000	Outside Serviced	Pari Passu-AB
Baybrook Mall	$25,960,630	2.7%	$193,706,236	N/A	$219,666,866	Outside Serviced	Pari Passu
One Park Square	$20,000,000	2.1%	$27,650,000	N/A	$47,650,000	Servicing Shift	Pari Passu
Cortland West Champions	$20,000,000	2.1%	$58,400,000	N/A	$78,400,000	Servicing Shift	Pari Passu
Westshore Crossing	$10,400,000	1.1%	$40,000,000	N/A	$50,400,000	Outside Serviced	Pari Passu
Northbridge Centre	$8,000,000	0.8%	$88,000,000	N/A	$96,000,000	Outside Serviced	Pari Passu
Linx	$6,000,000	0.6%	$88,000,000	N/A	$94,000,000	Outside Serviced	Pari Passu

There are no Serviced AB Whole Loans, Serviced Pari Passu-AB Whole Loans or Outside Serviced AB Whole Loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Whole Loan(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Whole Loans” for further information with respect to each Whole Loan, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Whole Loan or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts

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are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and any Trust Subordinate Companion Loans, together with all payments due on or with respect to the Mortgage Loans and any Trust Subordinate Companion Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller's Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Whole Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans (provided that a Sponsor may not effect a substitution of a Trust Subordinate Companion Loan), or to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loans from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan or Trust Subordinate Companion Loans. This cure, substitution or repurchase obligation (and, if applicable, any related guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the

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Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Whole Loan) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

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The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or
●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or
●	solely in the case of a delinquent balloon payment, (A) 30 days after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered, on or before the date on which that balloon payment was due, a refinancing commitment or signed purchase and sale agreement reasonably acceptable to the Master Servicer (who is required to promptly deliver a copy to the Special Servicer and, so long as no Consultation Termination Event is continuing, any applicable Directing Holder and Consulting Party) from an acceptable lender, and the related borrower is diligently seeking a refinancing or sale, (ii) the related borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment or signed purchase and sale agreement; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

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(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent ((or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);
●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;
●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and
●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing

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and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Whole Loan). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Whole Loan under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

Except to the extent (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such a request, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below, if the Master Servicer receives a borrower request for a Major Decision or Special Servicer Decision, the Master Servicer will be required to promptly forward such request to the Special Servicer and will have no further obligations with respect to such Major Decision or Special Servicer Decision, except for providing the Special Servicer upon the Special Servicer's reasonable request with information in the Master Servicer’s possession or reasonably available to the Master Servicer to the extent such information is required under the Pooling and Servicing Agreement. With respect to any Serviced Loan that is not a Specially Serviced Loan, processing of, and the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan, will be made by the Special Servicer (except to the extent (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such a request, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below).  With respect to any Serviced Loan that is not a Specially Serviced Loan, in the case where (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any borrower request for a Major Decision or Special Servicer Decision, or (ii) the borrower request involves a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below, the Master Servicer will be required to process such borrower request subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision:

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

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(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver with respect to late financial statements, which in no event relieves any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 120% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(h)       any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(i)        any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(j)        any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(k)       fundings or disbursements of any holdback amounts, escrow accounts, reserve funds or letters of credit, in each case, held as performance or “earn-out” holdbacks, escrows or reserves that (i) exceed, in the

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aggregate, 10%, but is less than 20%, of the initial principal balance of the related Serviced Loan, regardless of whether such funding or disbursement may be characterized as routine or customary in nature (except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan)), which holdbacks, escrows and reserves are identified on an exhibit to the Pooling and Servicing Agreement, or (ii) regardless of the aggregate percentage of the initial principal balance of the related Serviced Loan represented by such holdbacks, escrows or reserves, that are not routine or customary in nature; and

(l)        any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease.

With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

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Each sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents without the consent of the Master Servicer (in the case of sub-servicers engaged by the Master Servicer) or the Special Servicer (in the case of sub-servicers engaged by the Special Servicer).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount advanced pursuant to, or otherwise required to be advanced pursuant to, the Pooling and Servicing Agreement, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan and any Trust Subordinate Companion Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan or any Trust Subordinate Companion Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans (other than any Trust Subordinate Companion Loans). The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan (or Trust Subordinate Companion Loan) as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance,

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restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and
●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”) (and, solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan or Trust Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and until the liquidation of such Mortgage Loan or Trust Subordinate Companion

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Loan, as applicable, or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Whole Loan and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan or the Issuing Entity’s interest in a related REO Property (or, in the case of a Servicing Advance on a Serviced Whole Loan, from such collections with respect to such Serviced Whole Loan and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or the Issuing Entity’s interest in a related REO Property) prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or the Issuing Entity’s interest in a related REO Property).

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made;
●	the Special Servicer may, at its option (exercised in its sole discretion), make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;
●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;
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●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and
●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will take into account the subordinate nature of such Trust Subordinate Companion Loan.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Whole Loan, with interest at a prime lending rate.

For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the monthly payment amount, the Master Servicer will be required to make P&I Advances for such Mortgage Loan based on the terms of the related Mortgage Loan documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (excluding any Trust Subordinate Companion Loan(s)) (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of a Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the applicable Trust Subordinate Companion Loan.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer or the Trustee will only be entitled to reimbursement for a P&I Advance (and any interest thereon) from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan.

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Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from collections on a Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of a Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Property Advance for a Trust Subordinate Companion Whole Loan, the Master Servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any Trust Subordinate Companion Loan.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above-described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to

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otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Certificateholders to the detriment of other Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

Collection Accounts and Whole Loan Custodial Accounts. The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans and any Trust Subordinate Companion Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each Serviced Whole Loan (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Whole Loan in the related Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan (other than, if applicable, a Trust Subordinate Companion Loan) or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Master Servicer will also be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

Distribution Account. The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, (ii) the “Upper-Tier REMIC Distribution Account”, and, (iii) if applicable, a “Trust Subordinate Companion Loan REMIC Distribution Account”.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to (i) withdraw amounts distributable on such date on the Regular Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account, and (2) with respect to any Trust Subordinate Companion Loan, withdraw amounts distributable on such date on the related Loan-Specific Certificates (and any related uncertificated interest owners) and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Trust Subordinate Companion Loan REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan). See “Description of the Certificates—Distributions”.

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Interest Reserve Account. The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2025) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan and any Trust Subordinate Companion Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2025), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans or, if applicable, the related Trust Subordinate Companion Loan REMIC Distribution Account in respect of a Trust Subordinate Companion Loan.

Excess Interest Distribution Account. If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest on the Class S Certificates will be made from the Excess Interest Distribution Account.

Excess Liquidation Proceeds Reserve Account. The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Available Funds for the related Distribution Date) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the amount of the applicable insufficiency in such Available Funds. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder pursuant to the related Co Lender Agreement), over (ii) the amount that would have been received if a principal payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, “Excess Liquidation Proceeds” mean such Outside Serviced Mortgage Loan’s pro rata share of any “excess liquidation proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co Lender Agreement that are received by the Issuing Entity.

Other Accounts. Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties.

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General. The Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Whole Loan Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) an amount equal to the sum of (I) the applicable portions of Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected with respect to the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any, (D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;
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(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);
(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans and any Trust Subordinate Companion Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans and any Trust Subordinate Companion Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);
(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;
(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);
(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or Trust Subordinate Companion Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;
(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;
(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;
(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;
(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;
(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and
(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover

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the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan (or the related Trust Subordinate Companion Loan in the case of interest on a P&I Advance) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan, any related Trust Subordinate Companion Loan (except in the case of the Asset Representations Reviewer Ongoing Fee) and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the Issuing Entity.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, then upon direction from the Special Servicer (subject to any notice or information required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Master Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)                 to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with interest on such Advance);

(ii)              (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)           to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or any Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)            following the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)               on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized

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Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan and any Trust Subordinate Companion Loan (including any Mortgage Loan or Trust Subordinate Companion Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. With respect to each such Mortgage Loan and/or Trust Subordinate Companion Loan (including each Mortgage Loan and Trust Subordinate Companion Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is, with respect to each Mortgage Loan, equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan but excluding any Trust Subordinate Companion Loan, which are discussed above) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee, for the avoidance of doubt, will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Loss of Value of Reserve Fund and any Whole Loan Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request (i) with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or (ii) that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual

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agreement of the Special Servicer, to the extent such fees are (x) not inconsistent with the related Mortgage Loan documents, (y) in accordance with the Servicing Standard and (z) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

For the avoidance of doubt, the Master Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and any Trust Subordinate Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Whole Loan, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written

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modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all loan service transaction fees, Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, loan service transaction fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

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“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Whole Loans, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

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A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan or Trust Subordinate Companion Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans, any Trust Subordinate Companion Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity (or of any Trust Subordinate Companion Loan in connection with an optional termination of the related Trust Subordination Companion Loan REMIC). The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or Trust Subordinate Companion Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be

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determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

For the avoidance of doubt, the Special Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

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“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Whole Loans, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.009820% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date to be paid by the Sponsors.

The “Operating Advisor Fee Rate” will be a rate equal to 0.001330% per annum with respect to each Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to

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the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and Trust Subordinate Companion Loan (including any REO Mortgage Loan and including any REO Companion Loan related to a Trust Subordinate Companion Loan, but excluding any REO Companion Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and any Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate”, with respect to any Mortgage Loan, is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.000270% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of: (i) $21,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise

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agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller (or, in the case of a Joint-Seller Mortgage Loan, by the related Mortgage Loan Sellers on a pro rata basis); provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee (or portion thereof payable by such Mortgage Loan Seller) will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee (or the applicable portion thereof, as the case may be) by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
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Type/Recipient	Amount(1)	Frequency	Source of Funds
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, whole loan custodial account(s) and certain reserve accounts	monthly
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool

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Type/Recipient	Amount(1)	Frequency	Source of Funds
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date; and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Whole Loan, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
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Type/Recipient	Amount(1)	Frequency	Source of Funds
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.009820% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Upfront Fee	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.001330% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.000270% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	in connection with each Asset Review with respect to one or more Delinquent Loans, the sum of: (i) $21,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,125 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,800 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,550 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Whole Loan, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Whole Loan, if applicable), then from general collections on the Mortgage Pool
P&I Advances / Master Servicer and Trustee(7)	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(3)(6)(8) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans (including any Trust Subordinate Companion Loan). In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on a Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan that is part of the related Trust Subordinate Companion Whole Loan.
(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.
(3)	With respect to any Servicing Shift Whole Loan, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Whole Loan is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Whole Loan will shift to the applicable Outside Servicing Agreement and such Whole Loan will become an Outside Serviced Whole Loan.
(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.
(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject reimbursement and/or indemnification described in the foregoing table. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(7)	P&I Advances on any Trust Subordinate Companion Loan, together with interest thereon, are reimbursable first out of collections on such Trust Subordinate Companion Loan and, if not recoverable therefrom, then from collections on the Mortgage Loan and Pari Passu Companion Loans in the same Serviced Whole Loan.
(8)	May be payable out of collections on a Serviced Whole Loan to the extent allocable thereto.
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With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
Colony Square	0.00125%	(3)	(3)	(3)
Interstate Industrial Portfolio	0.00125%	(3)	(3)	(3)
277 Park Avenue	0.0006250%	0.25%	0.50%	0.50%
Baybrook Mall	0.00250%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a minimum workout fee of $25,000 and a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan	1.0%, subject to a minimum liquidation fee of $25,000 and a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan
One Park Square	0.00125%	(3)	(3)	(3)
Cortland West Champions	0.00125%	(3)	(3)	(3)
Westshore Crossing	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0% of each collection (other than penalty charges and excess interest) of interest and principal (other than any amount for which a liquidation fee would be paid)	1.0%, subject to a minimum liquidation fee of $25,000 and a maximum workout fee of $1,000,000
Northbridge Centre	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan
Linx	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a minimum workout fee of $25,000 and a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000

(1)	Includes Servicing Shift Mortgage Loans.
(2)	Includes any applicable sub-servicing fee rate.
(3)	Upon the securitization of the related Controlling Pari Passu Companion Loan, the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the Future Outside Servicing Agreement governing the future securitization transaction to which the related Controlling Pari Passu Companion Loan is contributed. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the Pooling and Servicing Agreement.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Whole Loan (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

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first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
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(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or
(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or
(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.
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For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;
●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);
●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);
●	the date on which the related Mortgaged Property became an REO Property;
●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;
●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or
●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

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No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) and, solely in the case of any Trust Subordinate Companion Whole Loan, in addition to the aggregate Certificate Balance of all related classes of Loan-Specific Principal Balance Certificates, has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date that is at least ten (10) business days following the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, for such Whole Loan) will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, 25% of the then current Stated Principal Balance of such Whole Loan) until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated by the Special Servicer, will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over

(b)  the excess of:

(i)       the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) as contemplated by the preceding clause (1))), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over

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(ii)    the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Whole Loan) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Whole Loan, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Whole Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance will be reduced, which (to the extent of the reduction in such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates). See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Whole Loan).

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Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount. With respect to any class of Certificates or Loan-Specific Certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and (2) as to which an Appraisal Reduction Amount is not in effect.

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“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable,) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2 and Class A-3 Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, and then to the Class E-RR Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class (or any applicable Loan-Specific Controlling Class), or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates and Loan-Specific Control Eligible Certificates, respectively, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a class of Loan-Specific Control Eligible Certificates that is an Appraised-Out Class, the related Serviced Whole Loan) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and,

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if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class (or any applicable Loan-Specific Controlling Class) until such time, if any, as such Class is reinstated as the Controlling Class (or any applicable Loan-Specific Controlling Class) and no Control Termination Event (or Control Appraisal Period with respect to a Serviced Whole Loan or related loan-specific control termination event), exists, and the rights of the Controlling Class (or Loan-Specific Controlling Class) will be exercised by the most subordinate Class of Control Eligible Certificates (or Loan-Specific Control Eligible Certificates, as applicable) that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2025; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator's website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates—Reports to Certificateholders; Certain Available Information".

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer, including with respect to any Trust Subordinate Companion Loan that is part of an EHRI Trust Subordinate Companion Loan Securitization, at any time) and the Depositor on or before the date each year (commencing in 2025) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s

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knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless (i) those activities relate to 5% or less of the Mortgage Loans by balance or (ii) the Master Servicer or the Special Servicer, as applicable, is permitted, pursuant to the Exchange Act reporting requirements (including any SEC guidance), to take responsibility for the assessment of compliance with the servicing criteria of such person or entity.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Retaining Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the

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Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, the Retaining Third Party Purchaser, any Sponsor or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third Party Purchaser, any Sponsor or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules).

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates or any Loan-Specific Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement, the Certificates or the Loan-Specific Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or

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(iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Issuing Entity or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates or any Loan-Specific Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except

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in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be

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required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such indemnified party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Whole Loan provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Whole Loan as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property

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Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)        Moody’s Investors Service, Inc. (“Moody’s”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)       Kroll Bond Rating Agency, LLC (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)        the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable

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notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities (including any Loan-Specific Certificates) that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, 25% of the Voting Rights of all Certificates and related Loan-Specific Certificates) or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Whole Loan and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party (other than the Operating Advisor) prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have

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been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates or Loan-Specific Certificates, but upon the written direction of the related Serviced Companion Loan Holder or of holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities (including any Loan-Specific Certificates), then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder or the holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, of all Certificates and related Loan-Specific Certificates) (and, if such Servicer Termination Event is on the part of a Special Servicer only with respect to a Serviced Whole Loan with a Companion Loan held outside the Issuing Entity (including, if applicable, a Trust Subordinate Companion Whole Loan), by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the

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Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as follows:

(a)           with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation from each Rating Agency);

(b)           except in the case of a Serviced Outside Controlled Whole Loan, and solely if a Control Termination Event has occurred and is continuing, pursuant to a vote of applicable Certificateholders and, if applicable, Loan-Specific Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (i) the holders of Certificates (if there is a Trust Subordinate Companion Loan, in the aggregate together with the related Loan-Specific Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates (and such Loan-Specific Certificates, if applicable) of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (ii) the holders of Non-Reduced Certificates and, if a Trust Subordinate Companion Whole Loan is involved, Non-Reduced Loan-Specific Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable; and, further, with respect to any Trust Subordinate Companion Loan, solely if a related Control Appraisal Period and a Control Termination Event that relates to such Trust Subordinate Companion Loan has occurred and is continuing;

(c)           at any time with respect to all Serviced Loans (as a collective matter) (other than any Trust Subordinate Companion Loan), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans (as a collective whole), and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”; and

(d)           solely with respect to any particular Trust Subordinate Companion Loan, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

“Certificateholder Quorum” means a quorum that: (1) with respect to the Certificates and any related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for a Trust Subordinate Companion Whole Loan at the request of the holders of certificates evidencing not less than 25% of the Voting Rights allocable to the Certificates and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates and/or Loan-Specific Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates and related Loan-Specific Principal Balance Certificates) of all of the Certificates and the related Loan-Specific Certificates, on an aggregate basis; (2) with respect to the Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates

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evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the Special Servicer (including with respect to any Trust Subordinate Companion Whole Loan) based on a recommendation of the Operating Advisor, consists of the holders and/or beneficial owners of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least three (3) holders and/or beneficial owners that are not Risk Retention Affiliated with each other; and (3) with respect to any particular Loan-Specific Certificates, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate (including any Risk Retention Affiliate) of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. The resigning Special Servicer will not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions or inactions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Whole Loan, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Mortgage Loan or Whole Loan, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing

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compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Pooled Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Certificates that are Non-Reduced Certificates evidencing more than 50% of the Pooled Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

The procedures for removing a Special Servicer with respect to a Trust Subordinate Companion Whole Loan if an applicable Control Termination Event (and a Control Appraisal Period with respect to such Trust Subordinate Companion Whole Loan) has occurred and is continuing will be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (a) the Certificates and (b) the Loan-Specific Certificates): upon (i) the written direction of holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the related Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and Loan-Specific Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, evidencing more than 50% of the Voting Rights allocable to each such class of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, the Trustee will be required to terminate all of the rights and obligations

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of the Special Servicer under the Pooling and Servicing Agreement with respect to the related Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each certificateholder and beneficial owner of certificates may access such notices on the Certificate Administrator’s website and each certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the related Whole Loan based on a certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

With respect to the Serviced Loans (including any Trust Subordinate Companion Whole Loan), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the applicable Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (including any Trust Subordinate Companion Whole Loan), and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations

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(other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than, if applicable, any excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that, (i) at any time following the date that the Credit Risk Retention Rules are no longer applicable to this securitization transaction and there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class S Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than with respect to any Trust Subordinate Companion Whole Loan) will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination), and (ii) at any time following the date that the relevant credit risk retention rules are no longer applicable to the securitization transaction constituted by the issuance of the any Loan-Specific Certificates, there are no Classes of related Loan-Specific Certificates outstanding other than the related Loan-Specific Control Eligible Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement with respect to the related Whole Loan will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In either of the foregoing cases, if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the Trustee may maintain a long-term senior unsecured debt rating or a long-term issuer rating of at least “Baa3” by Moody’s for so long as the Master Servicer or, if appointed pursuant to the Pooling and Servicing Agreement, the Trustee’s advancing agent, maintains a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s), (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (provided, however, that the Trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB-” by Fitch as long as either (I) the Master Servicer has a long-term senior unsecured debt rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch, or (II) the Trustee maintains an agreement with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term debt rating of “F1” by Fitch which agreement provides for such national banking association to make Advances if the Trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that the Trustee will be required to notify Fitch within 30 days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes may limit the agreement), and (C) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by

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two other NRSROs which may include Moody’s and Fitch) or, in the case of any Rating Agency’s requirement set forth in clauses (A), (B) or (C) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation. In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain (A) a rating on its long-term senior unsecured debt of at least “Baa3” by Moody’s or a long-term issuer rating of at least “Baa3” by Moody’s (or such other rating with respect to which Moody’s has provided a Rating Agency Confirmation) and (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB-” by KBRA or an investment grade rating by any other NRSRO, which may include Moody’s or Fitch. Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Depositor will be required to use reasonable efforts to appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

In the event that either (a) (1) neither the Trustee nor the Master Servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (2) the Trustee submitted a request for a Rating Agency Confirmation but Fitch did not approve the Trustee via Rating Agency Confirmation to allow the Trustee to remain as Trustee on this transaction, or (b) (1) neither the Trustee nor the Master Servicer has a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s and (2) the Trustee submitted a request for a Rating Agency Confirmation but Moody’s did not approve the Trustee via Rating Agency Confirmation to allow the Trustee to remain as Trustee on this transaction, then the Trustee is required to either (i) resign immediately in the manner specified in the Pooling and Servicing Agreement or (ii) within 30 days after the Trustee has actual knowledge or received notice of such event, appoint an advancing agent that has (A) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (B) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (or, in the case of any Rating Agency’s rating requirement set forth in clauses (A) or (B) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation) to perform the Trustee’s obligation to make Advances as described under the heading“—Advances” above.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect

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the transfer of the rights and obligations (including custody of the Mortgage Loan and any Trust Subordinate Companion Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the holders of any Loan-Specific Certificates:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates (or, if applicable, any holders of Loan-Specific Certificates);

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC, the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and

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(2) the action will not adversely affect in any material respect the interests of any holder of the Certificates (or, if applicable, any holder of the Loan-Specific Certificates), (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner), as evidenced by an opinion of counsel;

(f)        to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates (or, if applicable, Loan-Specific Certificates) by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner), as evidenced by an opinion of counsel; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative), (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates or Loan-Specific Certificates without the consent of the related underwriter or initial purchaser of such Certificates, or (v) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates and any Loan-Specific Certificates evidencing in the aggregate not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates or Loan-Specific Certificates, as applicable, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate or Loan-Specific Certificate of any Class without the consent of the holder of that Certificate or Loan-Specific Certificate, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates or Loan-Specific Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates or Loan-Specific Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders and the Loan-Specific Certificateholders, or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders and Loan-Specific Certificateholders of the class or classes of certificates that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders or Loan-

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Specific Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders or Loan-Specific Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders or Loan-Specific Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders, (8) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the affected underwriter or initial purchaser, or (9) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine (9) months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a

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deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

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Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and any related Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and such Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan (and such Trust Subordinate Companion Loan), the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Whole Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Whole Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Whole Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Whole Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The

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Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Whole Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan (and any related Trust Subordinate Companion Loan) together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Whole Loans” above in this prospectus.

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With respect to any Serviced AB Whole Loan that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Whole Loan, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” with respect to the Outside Serviced Whole Loans.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Loan if the related modification, waiver or

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amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under “—Directing Holder” and “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan (or any Trust Subordinate Companion Loan), then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan (exclusive of any Trust Subordinate Companion Loan) beyond a date that is five years prior to the Rated Final Distribution Date of the rated Certificates (or extend the maturity of a Trust Subordinate Companion Loan beyond a date that is seven years prior to the rated final distribution date of any related rated Loan-Specific Certificates), or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

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Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Whole Loan, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative (if it is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights), by the Special Servicer; provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative (if it is entitled to consent or consult, as applicable, as provided in the preceding sentence), and following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”)):

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(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)      any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required or permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt (including mezzanine debt), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement and for which there is no lender discretion;

(G)      any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $10,000,000, or (ii) the successor property manager is affiliated with the borrower;

(H)      any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(I)        any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(J)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(L)       any determination of an Acceptable Insurance Default;

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(M)      fundings or disbursements of any holdback amounts, escrow accounts, reserve funds or letters of credit, (i) in each case, held as performance or “earn-out” holdbacks, escrows or reserves, or (ii) that equal or exceed, in the aggregate, 20% of the initial principal balance of the related Serviced Loan, regardless of whether such funding or disbursement may be characterized as routine or customary in nature, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion in connection with releases of material amounts from any holdback amounts, escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) that are identified on a schedule to the Pooling and Servicing Agreement will also constitute Major Decisions);

(N)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease involves an outparcel or affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(O)      any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(P)      approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(Q)      agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;
(R)      determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment, termination or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(S)      consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(T)       following a default or an event of default with respect to a Mortgage Loan or Serviced Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(U)      approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(V)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or

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amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

As used in the definitions of “Special Servicer Decisions” and “Major Decisions”, “performance”, “earnout” or “holdback” escrows or reserves with respect to any Mortgage Loan refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specifically identified event or otherwise requires or permits lender's discretion, in each case as provided in the related Mortgage Loan documents with respect to the related borrower or Mortgaged Property.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1), (i)(2) and (i)(3) in the definition of “Major Decision Reporting Package” in the form of an asset status report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Whole Loan and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

In connection with any Major Decision processed by the Special Servicer, the Special Servicer is required to provide any final Major Decision Reporting Package prepared by it to the Master Servicer promptly after the Directing Holder's approval of such final Major Decision Reporting Package.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be:

●	except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Trust Subordinate Companion Whole Loan prior to a related Control Appraisal Period, (iii) with respect to a Serviced Outside Controlled Whole Loan, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;
●	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder”); and
●	with respect to a Trust Subordinate Companion Whole Loan (i) for so long as no related Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Loan-Specific Controlling Class Representative (if and for so long as the related Loan-Specific Controlling Class Representative is entitled to act as Directing Holder) and (ii) for so long as a related Control Appraisal Period exists or is deemed
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to exist and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative;

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan and/or (4) with respect to a Trust Subordinate Companion Whole Loan, no related Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan; and (B) with respect to any Serviced Outside Controlled Whole Loan, the Outside Controlling Noteholder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative, an Outside Controlling Note Holder, or a Loan-Specific Controlling Class Representative, as applicable, is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be 400 Capital Management, LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

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The “Controlling Class” with respect to the Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of any Cumulative Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class E-RR will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is (i) a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party or, (ii) a Trust Subordinate Companion Whole Loan (if any) with respect to which the related Loan-Specific Controlling Class Representative or any related Loan-Specific Controlling Class Certificateholder is a Borrower Party; provided in the case of this clause (ii) that a related Control Appraisal Period is not continuing.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Whole Loan or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a Mortgage Loan or Whole Loan) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

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“Loan-Specific Controlling Class”, “Loan-Specific Controlling Class Representative”, “Loan-Specific Controlling Class Certificateholder” and related terms, if applicable, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Whole Loan that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Whole Loan and (ii) certain servicing decisions and other matters relating to any Outside Serviced Whole Loan, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling

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Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class E-RR Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E-RR Certificates until such time as either (x) the Class E-RR Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class E-RR Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E-RR Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E-RR Certificates that it transferred. Following any such transfer, and assuming that the Class E-RR Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E-RR Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and
●	the rights of the holder of more than 50% of the Class E-RR Certificates (by Certificate Balance), if the Class E-RR Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)           may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)           does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)           may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)           will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

The foregoing discussion regarding the limitation on liability of the Directing Holder applies equally to any Loan-Specific Controlling Class, Loan-Specific Controlling Class Representative, and Loan-Specific Controlling Class Certificateholders, if a Trust Subordinate Companion Loan is included in this securitization.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be, each of:

(i)	except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of a Trust Subordinate Companion Whole Loan, provided that an applicable Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Controlling Class Representative;
(ii)	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), solely (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;
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(iii)	with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;
(iv)	solely after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor; and
(v)	with respect to a Trust Subordinate Companion Whole Loan, provided that no Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, the related Loan-Specific Controlling Class Representative (for so long as the related Loan-Specific Controlling Class Representative is entitled to be a Consulting Party);

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, and/or (4) with respect to any Trust Subordinate Companion Loan, no related Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Operating Advisor Consultation Trigger Event has occurred and is continuing and (C) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, any Loan-Specific Controlling Class Representative, the Operating Advisor, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

At any time (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization), the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), with respect to certain Major Decisions regarding the applicable non-Specially Serviced Loan(s) as to which the Operating Advisor has consultation rights, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or

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liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” will occur with respect to all the Mortgage Loans when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. With respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

An “Operating Advisor Consultation Trigger Event” specifically related to an EHRI Trust Subordinate Companion Loan Securitization will, if applicable, occur or be deemed to occur as described under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) as to any Specially Serviced Loan, prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) as to any Serviced Loan, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), and regardless of whether or not a Control Termination Event is continuing, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing

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Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, Major Decisions on the applicable non-Specially Serviced Loan(s), (ii) each related Final Asset Status Report, (iii) if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing

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Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege) and (iv) any asset status report or Final Asset Status Report.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loans”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event)).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor.

At any time, the Operating Advisor (including in the case of an EHRI Trust Subordinate Companion Loan Securitization) will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor (that is in the Special Servicer's possession or reasonably obtainable by the Special Servicer) to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of these calculations and, in the event the Operating Advisor does not agree

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with the mathematical calculations in any material respect or does not agree with the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

At any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), and the Operating Advisor may if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required, at any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans and, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), with respect to Major Decisions on any applicable Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) in the case of a Trust Subordinate Companion Loan, the applicable Directing Holder, and (c) the Controlling

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Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with (x) the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement, and (y) with respect to this securitization transaction and any EHRI Trust Subordinate Companion Loan Securitization, the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders and/or any related Loan-Specific Certificateholders (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered

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against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)            the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, or if an Operating Advisor Termination Event affects only any related Loan-Specific Certificates that are part of an EHRI Trust Subordinate Companion Loan Securitization, upon the written direction of the holders of related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, KBRA, S&P Global Ratings (“S&P”) and/or DBRS, Inc. (“DBRS Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five

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years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates), (v) in the case of an EHRI Trust Subordinate Companion Loan Securitization, that is not and is not a Risk Retention Affiliate of the applicable Loan-Specific Retaining Third Party Purchaser, or any other Impermissible Risk Retention Affiliate), (vi) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vii) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, any Loan-Specific Certificates), any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and Loan-Specific Certificateholders and the Operating Advisor. Upon the affirmative vote of Certificateholders evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates and Loan-Specific Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates and Loan-Specific Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

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Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists), any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the Mortgage Loans identified on Annex A by loan identification numbers 1, 2 and 3 collectively represent approximately 18.8% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the Asset Representations Reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which BMO was a sponsor in a

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public offering of CMBS with a securitization closing date on or after October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor), the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor) and June 30, 2024, was approximately 10.5%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;
(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;
(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;
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(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;
(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and
(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)       Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for

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such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)       Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)       Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related

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Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or DBRS Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, the Retaining Third Party Purchaser or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services, and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

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Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;
●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;
●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or
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●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

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Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. In connection with a Mortgage Loan, an “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner of a Certificate to deliver a Certificateholder Repurchase Request as described above with respect to such Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

The “Enforcing Servicer” means the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan

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Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply with respect to the subject Mortgage Loan (but will not apply to any Trust Subordinate Companion Loan). Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request relating to a Mortgage Loan, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

As indicated above, the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not any Trust Subordinate Companion Loan).

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

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A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed

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waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such

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proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans and any Trust Subordinate Companion Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced

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Mortgage Loan or Trust Subordinate Companion Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;
(2)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; and
(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating

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assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders (and any Loan-Specific Certificateholders and any related uncertificated interests) of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan (and any Trust Subordinate Companion Loan) and REO Property, (2) the voluntary exchange of all the then outstanding Regular Certificates and Loan-Specific Certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider's website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and any Trust Subordinate Companion Loans (in the case of any Serviced Whole Loans, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan (or any Trust Subordinate Companion Loans) remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, any Loan-Specific Certificates and related uncertificated interest on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) and any Trust Subordinate Companion Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans and any Trust Subordinate Companion Loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any Mortgage Loan(s) that are/is ARD Loan(s), but in each case only if the option described above is exercised after the Distribution Date related to the Collection Period in which the corresponding Anticipated Repayment Date occurs). The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans and any Trust Subordinate Companion Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans and Trust Subordinate Companion Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the

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aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) and any Trust Subordinate Companion Loans included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and Class R Certificates), and any Loan-Specific Certificates and related uncertificated interests for the Mortgage Loans and any Trust Subordinate Companion Loans and each REO Property (or interests in the Mortgage Loans, any Trust Subordinate Companion Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates and Loan-Specific Certificates and related uncertificated interest would have to voluntarily participate in such exchange. If there is a Trust Subordinate Companion Loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for a discussion of certain additional related termination and purchase options.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events;

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rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Whole Loan are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Whole Loan is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Whole Loan; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Whole Loan.
●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.
●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus, but, in certain cases, may be different than the corresponding rates and amounts under the Pooling and Servicing Agreement.
●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.
●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Whole Loan. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)).
●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items
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collected on any Outside Serviced Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.

●	With respect to each Outside Serviced Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided, further, that in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	With respect to each Outside Serviced Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Whole Loans, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time. Also notwithstanding the foregoing, (i) in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan, and (ii) in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Whole Loan that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.
●	With respect to each Outside Serviced Whole Loan, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may
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belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided further, that in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such approval right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.

●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Whole Loan without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.
●	The Mortgaged Property securing each Outside Serviced Whole Loan will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $2,000,000 or more or (B) at least once every other calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.
●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.
●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.
●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain

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related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Whole Loan, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Whole Loan under “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Whole Loan is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. See “Description of the Mortgage Pool—The Whole Loans”.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.
●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Controlling Class Representative is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or if the Controlling Class Representative is not entitled to consent or consult, as applicable, under the related Co-Lender Agreement), and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions); and provided further, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable
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at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.
●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.
●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately 106.06% of the aggregate principal balance of the Offered Certificates, plus accrued interest from October 1, 2024, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other Certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

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Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout or in connection with incurring a cash management trigger if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, Realized Losses occur when the principal balance of a Mortgage Loan is reduced without an equal distribution to the applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. A Realized Loss with respect to any Loan-Specific Certificates occurs when the principal balance of the related Trust Subordinate Companion Loan is reduced without an equal distribution to such Loan-Specific Certificateholders in reduction of the Certificate Balances of such Loan-Specific Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for

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which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to

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the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A and Class X-B Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-S, Class B and Class C Certificates,

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including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A and Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”):

(i)                         each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)                      there are no delinquencies or defaults;

(iii)                   scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)                    no prepayment premiums or yield maintenance charges are collected;

(v)                       no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)                    no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)                 the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)              there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)                  distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in November 2024;

(x)                     the Certificates will be issued on October 30, 2024;

476

(xi)                  the Pass-Through Rate with respect to each Class of Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)               the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates (in the case of a 0% CPR scenario);

(xiii)            all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)             with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)                the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)             there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)          with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loans, for purposes of assumed constant prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

477

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2025	81%	81%	81%	81%	81%
October 15, 2026	61%	61%	61%	61%	61%
October 15, 2027	39%	39%	39%	39%	39%
October 15, 2028	16%	16%	16%	16%	16%
October 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.45	2.43	2.43	2.43	2.43
First Principal Payment Date	November 2024	November 2024	November 2024	November 2024	November 2024
Last Principal Payment Date	June 2029	January 2029	January 2029	January 2029	January 2029

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.87	4.74	4.65	4.57	4.42
First Principal Payment Date	June 2029	January 2029	January 2029	January 2029	January 2029
Last Principal Payment Date	October 2029	September 2029	August 2029	July 2029	April 2029

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.96	4.96	4.93	4.87	4.54
First Principal Payment Date	October 2029	September 2029	August 2029	July 2029	April 2029
Last Principal Payment Date	October 2029	October 2029	October 2029	October 2029	June 2029

478

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.96	4.96	4.96	4.96	4.68
First Principal Payment Date	October 2029	October 2029	October 2029	October 2029	June 2029
Last Principal Payment Date	October 2029	October 2029	October 2029	October 2029	July 2029

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	28%	0%	0%	0%	0%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.98	4.96	4.96	4.96	4.71
First Principal Payment Date	October 2029	October 2029	October 2029	October 2029	July 2029
Last Principal Payment Date	November 2029	October 2029	October 2029	October 2029	July 2029

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	96%	45%	0%	0%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	5.04	5.04	5.00	4.96	4.71
First Principal Payment Date	November 2029	October 2029	October 2029	October 2029	July 2029
Last Principal Payment Date	November 2029	November 2029	November 2029	October 2029	July 2029

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

479

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.00000	5.24279%	5.24618%	5.24618%	5.24618%	5.24618%
99.25000	5.12925%	5.13159%	5.13159%	5.13159%	5.13159%
99.50000	5.01616%	5.01746%	5.01746%	5.01746%	5.01746%
99.75000	4.90351%	4.90377%	4.90377%	4.90377%	4.90377%
100.00000	4.79130%	4.79052%	4.79052%	4.79052%	4.79052%
100.25000	4.67953%	4.67771%	4.67771%	4.67771%	4.67771%
100.50000	4.56819%	4.56533%	4.56533%	4.56533%	4.56533%
100.75000	4.45728%	4.45340%	4.45340%	4.45340%	4.45340%
101.00000	4.34681%	4.34189%	4.34189%	4.34189%	4.34189%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.00000	5.09890%	5.09783%	5.09699%	5.09618%	5.09476%
100.25000	5.03977%	5.03735%	5.03546%	5.03362%	5.03042%
100.50000	4.98082%	4.97705%	4.97410%	4.97125%	4.96627%
100.75000	4.92204%	4.91693%	4.91293%	4.90906%	4.90230%
101.00000	4.86343%	4.85699%	4.85194%	4.84706%	4.83853%
101.25000	4.80500%	4.79723%	4.79113%	4.78524%	4.77495%
101.50000	4.74674%	4.73764%	4.73050%	4.72360%	4.71156%
101.75000	4.68865%	4.67822%	4.67005%	4.66214%	4.64835%
102.00000	4.63073%	4.61898%	4.60977%	4.60086%	4.58532%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000	5.11291%	5.11263%	5.11013%	5.10481%	5.07162%
102.25000	5.05537%	5.05506%	5.05228%	5.04637%	5.00949%
102.50000	4.99800%	4.99766%	4.99460%	4.98810%	4.94754%
102.75000	4.94079%	4.94042%	4.93709%	4.93000%	4.88578%
103.00000	4.88376%	4.88335%	4.87975%	4.87207%	4.82419%
103.25000	4.82688%	4.82645%	4.82257%	4.81431%	4.76279%
103.50000	4.77018%	4.76971%	4.76556%	4.75671%	4.70156%
103.75000	4.71363%	4.71314%	4.70872%	4.69929%	4.64051%
104.00000	4.65725%	4.65673%	4.65203%	4.64202%	4.57964%

480

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
3.87000	10.57469%	10.21572%	9.81224%	9.26264%	7.02682%
3.92000	9.99673%	9.63546%	9.22937%	8.67612%	6.42503%
3.97000	9.43021%	9.06669%	8.65803%	8.10120%	5.83508%
4.02000	8.87475%	8.50901%	8.09784%	7.53748%	5.25657%
4.07000	8.32998%	7.96205%	7.54840%	6.98458%	4.68912%
4.12000	7.79553%	7.42546%	7.00938%	6.44215%	4.13236%
4.17000	7.27107%	6.89889%	6.48041%	5.90983%	3.58594%
4.22000	6.75628%	6.38202%	5.96119%	5.38731%	3.04953%
4.27000	6.25083%	5.87454%	5.45139%	4.87426%	2.52281%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
1.76000	12.26801%	12.21654%	12.09926%	11.95991%	9.44433%
1.81000	10.99903%	10.94681%	10.82772%	10.68630%	8.13242%
1.86000	9.78399%	9.73105%	9.61023%	9.46679%	6.87598%
1.91000	8.61899%	8.56536%	8.44287%	8.29749%	5.67101%
1.96000	7.50053%	7.44623%	7.32211%	7.17487%	4.51392%
2.01000	6.42541%	6.37047%	6.24479%	6.09574%	3.40146%
2.06000	5.39078%	5.33521%	5.20802%	5.05722%	2.33068%
2.11000	4.39400%	4.33783%	4.20917%	4.05668%	1.29890%
2.16000	3.43270%	3.37595%	3.24587%	3.09174%	0.30369%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.00000	5.43498%	5.43498%	5.43498%	5.43498%	5.40851%
102.25000	5.37693%	5.37693%	5.37693%	5.37693%	5.34754%
102.50000	5.31906%	5.31906%	5.31906%	5.31906%	5.28675%
102.75000	5.26135%	5.26135%	5.26135%	5.26135%	5.22614%
103.00000	5.20382%	5.20382%	5.20382%	5.20382%	5.16570%
103.25000	5.14645%	5.14645%	5.14645%	5.14645%	5.10544%
103.50000	5.08925%	5.08925%	5.08925%	5.08925%	5.04536%
103.75000	5.03221%	5.03221%	5.03221%	5.03221%	4.98545%
104.00000	4.97534%	4.97534%	4.97534%	4.97534%	4.92572%

481

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.00000	6.07202%	6.06938%	6.06842%	6.06678%	6.04013%
101.50000	5.95392%	5.95081%	5.94985%	5.94821%	5.91620%
102.00000	5.83653%	5.83295%	5.83198%	5.83035%	5.79300%
102.50000	5.71984%	5.71578%	5.71481%	5.71318%	5.67053%
103.00000	5.60383%	5.59930%	5.59834%	5.59671%	5.54879%
103.50000	5.48851%	5.48351%	5.48255%	5.48092%	5.42776%
104.00000	5.37386%	5.36839%	5.36743%	5.36580%	5.30744%
104.50000	5.25987%	5.25394%	5.25298%	5.25135%	5.18781%
105.00000	5.14654%	5.14016%	5.13919%	5.13756%	5.06888%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98.00000	6.33024%	6.32968%	6.33049%	6.33040%	6.33668%
98.50000	6.21052%	6.20990%	6.20982%	6.20895%	6.20967%
99.00000	6.09153%	6.09084%	6.08988%	6.08824%	6.08344%
99.50000	5.97326%	5.97251%	5.97068%	5.96826%	5.95797%
100.00000	5.85571%	5.85489%	5.85219%	5.84901%	5.83327%
100.50000	5.73886%	5.73798%	5.73442%	5.73048%	5.70931%
101.00000	5.62272%	5.62177%	5.61735%	5.61265%	5.58609%
101.50000	5.50726%	5.50625%	5.50098%	5.49553%	5.46361%
102.00000	5.39249%	5.39141%	5.38530%	5.37910%	5.34185%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

482

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets (exclusive of any Excess Interest) and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, the portion of the Issuing Entity consisting of collections of Excess Interest (and the related amounts in the Excess Interest Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling

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and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the

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Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the

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Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

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A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing

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methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond

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premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of certain Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

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Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or

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“due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to tax on “net income from foreclosure property” would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

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Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

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Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to

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maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”), and
●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code. See “—Exempt Plans”, below.

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ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and
●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;
●	loans or other extensions of credit; and
●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or
●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the

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acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,
2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and
3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or
●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and
●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgage-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax

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administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

With respect to the Colony Square Mortgage Loan (6.3%), Teacher Retirement System of Texas and California State Teachers’ Retirement System, each a government plan, each owns a 40.91% equity interest in the related borrower. Persons who have an ongoing relationship with Teacher Retirement System of Texas or California State Teachers’ Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

With respect to the Linx Mortgage Loan (0.6%), the Oregon Public Employees Retirement Fund, a government plan, owns a 99% equity interest in the related borrower. Persons who have an ongoing relationship with the Oregon Public Employees Retirement Fund should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;
●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;
●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;
●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and
●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of BMO Capital Markets Corp., Prohibited Transaction Exemption (“PTE”) 2006-07, 71 Federal Register 32134 (June 2, 2006), and substantially identical prohibited transaction exemptions to the predecessor of Citigroup Global Markets Inc., PTE 91-23 (April 18, 1991), Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E (December 9, 1996), Goldman Sachs & Co. LLC, PTE 89-88 (October 17, 1989) and UBS Securities LLC, PTE 91-22, 56 Fed. Reg. 15933 (April 18, 1991), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

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●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and
●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;
●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);
●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);
●	fourth, the following must be true—
1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,
2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and
3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,
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2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and
3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Underwriter Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;
●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and
●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,
●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and
●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance
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(but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and
●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,
●	having a specified relationship to this person, or
●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan, as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating

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the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Unless an exemption applies or the transaction is not otherwise prohibited, Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of PTCE 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) its acquisition, holding and disposition of the Offered Certificates is in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, investment grade by an Exemption Rating Agency and that such Offered Certificate is so rated, (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied with respect to the acquisition, holding and disposition of such Offered Certificate or (iv) (1) it is a plan subject to Similar Law and (2) its acquisition, holding and disposition of the Offered Certificate will not give rise to or constitute a non-exempt violation of any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or
●	the investment is appropriate for Plans generally or for any particular Plan.
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Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and
●	consult with your legal counsel as to—
1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and
2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund”

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and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York. Sixteen (16) of the Mortgaged Properties (33.9%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

New Jersey. Two (2) of the Mortgaged Properties (10.1%) are located in New Jersey.

In New Jersey, the action is commenced by the filing of a complaint naming as defendants all parties having an interest in the real property or in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage, and when it is desired to foreclose. If a lease predates the mortgage and the lease does not provide it is subordinate to all future mortgages, or the tenant, at the time of the loan, does not enter into a subordination agreement, that lease cannot be foreclosed in the action. Leases that are subordinate to the mortgage, either because they postdate the mortgage, or have been subordinated, can be terminated by the lender by joining the tenant as a defendant in the action unless the lender has entered into a non-disturbance and attornment agreement with the tenant. Each defendant must then be served with a copy of the complaint and given in most cases no less than 35 days to respond. Delays in prosecution of the foreclosure may occasionally result from difficulties in locating necessary parties for service of the complaint. If an answer or other responsive pleading is filed raising defenses to the foreclosure the case will be deemed a contested matter and handled like any other civil action in the county where the property is located. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming, involving depositions, motions and perhaps a trial. After the legal issues involved in the contest are resolved, if the mortgagee prevails, the court refers the matter to the “Office of Foreclosure” located in the Office of Foreclosure in the office of the Superior Court Clerk in Trenton, which administers the foreclosure action if it is uncontested, or after the contest has been resolved in the lender’s favor. The Office of Foreclosure will then, upon application of the lender, process a judgment in favor of the lender containing the amounts due to the lender, and will issue a writ of execution to the sheriff of the county in which the property is located directing the sheriff to arrange for a public auction for the property to raise the amount adjudged to be owed to the lender. This can take time depending upon the workload in the Office of Foreclosure, which also handles a heavy volume of home foreclosures. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 60 days after entry of judgment. However, the actual time is subject to the number of sales being processed and can take as long as six months in some counties. During that time, the sheriff must advertise the sale at least once a week for four weeks. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending upon the local sheriff’s procedures). Notice of the sheriff’s sale must be provided to all the defendants, and to the New Jersey Division of Taxation under New Jersey’s Bulk Sale Act. For ten days after the sale, the borrower can still redeem the property by paying all amounts due.

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For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against a borrower or guarantor, when the loan is recourse to the borrower, or a guarantor, the lender must commence a separate action in Law Division of the Superior Court on the Note and/or any guaranty. This action can be commenced at any time and is not required to await completion of the foreclosure. However, that court will usually wait until the foreclosure has been completed to calculate the defendant’s liability, giving credit for the amounts raised at the sheriff’s sale, and in no event less than the fair market value of the property based on evidence presented as to the value of the real property in the Law Division action. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Like the general rule, if the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at foreclosure will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. New Jersey law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender, and the commission due the sheriff. At the sheriff’s sale, an auction takes place and the lender is entitled to bid against any members of the public in attendance. The lender, however, is not required to put up any money unless and until the bids exceed the amounts due to the lender under the foreclosure judgment.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,
●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,
●	the knowledge of the parties to the mortgage, and
●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and
●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,
●	the trustee to whom the real property is conveyed, and
●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

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A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,
●	the law of the state in which the real property is located,
●	various federal laws, and
●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

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If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or
●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and
●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

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Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and
●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;
●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;
●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—
1.	a failure to adequately maintain the mortgaged property, or
2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or
●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and
●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and
●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and
●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and

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operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and
●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located

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in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and
●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

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In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the landowner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the landowner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the landowner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

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Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
●	extend or shorten the term to maturity of the loan;
●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or
●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

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Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,
●	accelerated rent,
●	damages, or
●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or
●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an

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unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable

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to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally

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viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to

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become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that

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is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal

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balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or
●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and
●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;
●	second, to real estate taxes;
●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and
●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;
●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;
●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;
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●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the “ADA”) and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner

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or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include,

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among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or
●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;
●	whether those certificates are a suitable investment for any particular investor;
●	the tax attributes of those certificates or of the trust;
●	the yield to maturity or, if they have principal balances, the average life of those certificates;
●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;
●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
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●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;
●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
●	the likelihood that any amounts other than interest at the related mortgage interest rates (excluding any Excess Interest accrued with respect to an ARD Loan) and principal will be received with respect to the underlying mortgage loans;
●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or
●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2 and/or Class A-3 Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-S, Class B and/or Class C Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

525

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each class of Offered Certificates set forth below.

Class	BMO Capital Markets Corp.	Deutsche Bank Securities Inc.	Citigroup Global Markets Inc.	Goldman Sachs & Co. LLC	UBS Securities LLC	SG Americas Securities, LLC	Academy Securities, Inc.	Bancroft Capital, LLC	Drexel Hamilton, LLC
Class A-1	$1,330,000	$0	$0	$0	$0	$0	$0	$0	$0
Class A-2	$180,000,000	$0	$0	$0	$0	$0	$0	$0	$0
Class A-3	$490,363,000	$0	$0	$0	$0	$0	$0	$0	$0
Class X-A	$671,693,000	$0	$0	$0	$0	$0	$0	$0	$0
Class X-B	$187,115,000	$0	$0	$0	$0	$0	$0	$0	$0
Class A-S	$100,903,000	$0	$0	$0	$0	$0	$0	$0	$2,250,000
Class B	$47,978,000	$0	$0	$0	$0	$0	$0	$0	$0
Class C	$35,984,000	$0	$0	$0	$0	$0	$0	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $$4,264,540.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

526

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 106.06% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2024, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. The underwriters have no obligation to make a market in the Offered Certificates. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, the Offered Certificates or asset backed securities generally. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BMO Capital Markets Corp., one of the underwriters, is an affiliate of (i) the Depositor, and (ii) BMO (a Sponsor and an originator). Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a Sponsor and an originator). Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of GACC (a Sponsor and an originator) and DBRI (an originator). Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC (a Sponsor) and Goldman Sachs Bank USA (an originator). SG Americas Securities, LLC, one of the underwriters, is an affiliate of SGFC (a Sponsor and an originator). UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch (a Sponsor and an originator). See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”. BMO, CREFI, GACC, GSMC, SGFC and UBS AG, New York Branch (or affiliates thereof) may each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Whole Loans”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) BMO Capital Markets Corp., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (iii) Deutsche Bank Securities Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (iv) Goldman Sachs & Co. LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (v) SG Americas Securities, LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and (vi) UBS Securities LLC, one of the underwriters and one of the co-lead managers for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a Sponsor, of the purchase price for the BMO Mortgage

527

Loans, (ii) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (iii) the payment by the Depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans, (iv) the payment by the Depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans, (v) the payment by the Depositor to SGFC, an affiliate of SG Americas Securities, LLC, in its capacity as a Sponsor, of the purchase price for the SGFC Mortgage Loans, and (vi) the payment by the Depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in its capacity as a Sponsor, of the purchase price for the UBS AG, New York Branch Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 151 West 42nd Street, New York, New York 10036, by telephone at 212-885-4000 or by website at https://capitalmarkets.bmo.com/en/.

Where You Can Find More Information

The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-280224) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

528

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough LLP, New York, New York.

529

Index of Certain Defined Terms

17g-5 Information Provider	353
1986 Act	485
2015 Budget Act	491
277 Park Avenue Back-Up Advancing Agent	234
277 Park Avenue Borrower	234
277 Park Avenue Co-Lender Agreement	234
277 Park Avenue Default Interest Rate	239
277 Park Avenue Master Servicer	234
277 Park Avenue Mortgage Loan	233
277 Park Avenue Non-SASB Holder	234
277 Park Avenue Non-SASB Portion	234
277 Park Avenue Note Holders	234
277 Park Avenue Notes	234
277 Park Avenue Pari Passu Companion Loans	233
277 Park Avenue SASB Portion	234
277 Park Avenue Senior Note Holders	233
277 Park Avenue Senior Notes	233
277 Park Avenue Special Servicer	234
277 Park Avenue Subordinate Note	233
277 Park Avenue Subordinate Note Holder	234
277 Park Avenue Triggering Event of Default	234
277 Park Avenue Whole Loan	234
277 Park Avenue Whole Loan Interest Rate	239
30/360 Basis	333
AB Modified Loan	410
AB Whole Loan	169
Accelerated Mezzanine Loan	440
Acceptable Insurance Default	376
Actual/360 Basis	211
ADA	522
Administrative Fee Rate	397
ADR	172
Advance Rate	381
Advances	380
Affirmative Asset Review Vote	454
Allocated Cut-off Date Loan Amount	172
Ancillary Fees	392
Annual Debt Service	172
Anticipated Repayment Date	211
Applicable Certificates	423
Appraisal Reduction Amount	408
Appraisal Reduction Event	407
Appraised Value	172
Appraised-Out Class	411
Appraiser	409
Approved Exchange	18
Approximate Initial Credit Support	3
ARD	173
ARD Loan	211
Assessment of Compliance	413
Asset Representations Reviewer Asset Review Fee	397

Asset Representations Reviewer Ongoing Fee	397
Asset Representations Reviewer Ongoing Fee Rate	397
Asset Representations Reviewer Termination Event	458
Asset Representations Reviewer Upfront Fee	397
Asset Review	455
Asset Review Notice	454
Asset Review Quorum	454
Asset Review Report	456
Asset Review Report Summary	456
Asset Review Standard	455
Asset Review Trigger	453
Asset Review Vote Election	454
Assumed Final Distribution Date	341
Assumption Fees	392
Attestation Report	413
Authority	208
Available Funds	328
Balloon Balance	173
Balloon Mortgage Loans	211
Bank Act	242
Bankruptcy Code	161
Base Interest Fraction	340
Beds	179
BellOak	315
BMO	169, 242
BMO Data File	243
BMO Financial	242
BMO Mortgage Loans	242
BMO Securitization Database	243
Borrower Delayed Reimbursements	391
Borrower Party	440
Borrower Sponsor Parties	195
B-Piece Buyer	138
CBE	479
CDI 202.01	166
CDIC	156
CDIC Act	156
Certificate Owner	348
Certificateholder	347
Certificateholder Quorum	421
Certificateholder Repurchase Request	460
Certificates	3, 326
C-III	309
CityFHEPS	98
Class	326
Class X Certificates	326
Class X Strip Rate	333
Clearstream	355
Clearstream Participants	357
Closing Date	169, 326
CMBS	161, 274, 305
Code	483

530

Co-Lender Agreement	228
Collateral Deficiency Amount	411
Collection Account	385
Collection Period	329
COMM 2024-277P Issuer	239
COMM 2024-277P TSA	234
Communication Request	358
Companion Loan	168
Companion Loan Holder	369
Companion Loan Rating Agency	419
Companion Note	225
Compensating Interest Payment	341
Computershare	302
Computershare Limited	302
Computershare Trust Company	302
Consent Fees	391
Consultation Election Notice	461
Consultation Requesting Certificateholder	462
Consultation Termination Event	440
Consulting Party	443
Control Eligible Certificates	440
Control Shift Note	228
Control Termination Event	440
Controlling Class	440
Controlling Class Certificateholder	439
Controlling Class Representative	439
Controlling Companion Loan	371
Controlling Note	226
Controlling Note Holder	226
Controlling Pari Passu Companion Loan	371
Controlling Pari Passu Companion Loan Securitization Date	371
Corrected Loan	376
Corresponding Principal Balance Certificates	3, 327
COVID-19	69
CPR	476
CRECs	193
Credit Risk Retention Rules	320
CREFC®	345
CREFC® Intellectual Property Royalty License Fee	397
CREFC® Intellectual Property Royalty License Fee Rate	397
CREFC® Reports	345
CREFI	169, 249
CREFI Data File	250
CREFI Mortgage Loans	249
CREFI Securitization Database	250
Crossed Group	173
Cross-Over Date	332
CTS	302
Cumulative Appraisal Reduction Amount	410
Cure/Contest Period	456
Custodian	435
Cut-off Date	168
Cut-off Date Balance	168
Cut-off Date DSCR	175
Cut-off Date Loan-to-Value Ratio	173

Cut-off Date LTV Ratio	173
DBRI	257
DBRS Morningstar	305, 450
Debt Service Coverage Ratio	175
Debt Yield on Underwritten NCF	174
Debt Yield on Underwritten Net Cash Flow	174
Debt Yield on Underwritten Net Operating Income	174
Debt Yield on Underwritten NOI	174
Defaulted Mortgage Loan	394
Defeasance Loans	216
Defeasance Lock Out Period	216
Defeasance Option	216
Defective Mortgage Loan	367
Definitive Certificate	355
Delegated Directive	16
Delinquent Loan	453
Depositaries	355
Depositor	169, 300
Determination Date	327
Deutsche Bank	257
DHCR	97
Diligence File	361
Directing Holder	438
Disclosable Special Servicer Fees	396
Dispute Resolution Consultation	462
Dispute Resolution Cut-off Date	461
Dispute Resolution Requesting Holder	462
Distribution Account	385
Distribution Date	327
Distributor	14
Document Defect	361
Dodd-Frank Act	165
DSCR	175
DTC	355
DTC Participants	355
Due Date	210, 329
Due Diligence Questionnaire	244, 251
Due Diligence Requirements	163
Due Period	329
EDGAR	528
EEA	15
Eligible Asset Representations Reviewer	457
Eligible Operating Advisor	450
Enforcing Party	462
Enforcing Servicer	460
Environmental Condition	518
ERISA	494
ERISA Plans	494
ESA	192, 262
Escrow/Reserve Mitigating Circumstances	264
EU	163
EU CRR	163
EU Due Diligence Requirements	163
EU Institutional Investor	163
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Qualified Investor	15
EU Retail Investor	15

531

EU Securitization Regulation	16, 163
EU Transparency Requirements	164
Euroclear	355
Euroclear Operator	357
Euroclear Participants	357
EUWA	13, 163
Excess Interest	126, 211
Excess Interest Distribution Account	386
Excess Liquidation Proceeds	386
Excess Liquidation Proceeds Reserve Account	386
Excess Modification Fees	391
Excess Penalty Charges	392
Excess Prepayment Interest Shortfall	342
Exchange Act	241, 265
Excluded Controlling Class Holder	351
Excluded Controlling Class Mortgage Loan	440
Excluded Information	352
Excluded Mortgage Loan	440
Excluded Mortgage Loan Special Servicer	422
Excluded Special Servicer	134
Excluded Special Servicer Information	352
Excluded Special Servicer Mortgage Loan	422
Exemption Rating Agency	498
FATCA	492
FDIC	125, 155
FETL	18
FIEL	18
Final Asset Status Report	446
Final Dispute Resolution Election Notice	462
Financial Promotion Order	14
FIRREA	261
Fitch	418
Form 8-K	241
FPO Persons	14
FSCMA	18
FSMA	13, 163
Future Outside Servicing Agreement	371
GAAP	320
GACC	169, 257
GACC Data Tape	259
GACC Deal Team	259
GACC Mortgage Loans	258
GCMC	169, 274
GCMC Deal Team	275
GCMC Mortgage Loans	274
GCMC Originator	274
Goldman Originator	267
Grantor Trust	483
Greystone	309
GS Bank	265
GSC	274
GSCII	274
GSMC	169, 265
GSMC Data Tape	266
GSMC Deal Team	266
GSMC Mortgage Loans	265
Hard Lockbox	175
HPD	183

HRECs	193
HRR Certificates	3, 320
HSTP Act	97
Impermissible Risk Retention Affiliate	414
Impermissible TPP Affiliate	414
Indirect Participants	355
Initial Pool Balance	168
Initial Rate	211
Initial Requesting Certificateholder	460
In-Place Cash Management	175
Institutional Investor	18
Institutional Investors	163
Interest Accrual Amount	334
Interest Accrual Period	334
Interest Distribution Amount	334
Interest Only Mortgage Loans	211
Interest Reserve Account	386
Interest Shortfall Carry-Forward	334
Interested Person	433
Interest-Only Certificates	326
Investment Company Act	1
Investor Certification	347
IRS	484
Issuing Entity	168
Japanese Retention Requirement	19
JFSA	19
Joint-Seller Mortgage Loan	359
Joint-Seller Mortgage Loans	169
JRR Rule	19
KBRA	418
Largest Tenant	175
Largest Tenant Lease Expiration	175
Lender Liability Act	519
Liquidation Fee	394
Liquidation Fee Rate	394
Liquidation Proceeds	394
LNR Partners	311
Loan Per Unit	175
Loan-Specific Certificates	326
Loan-Specific Controlling Class	441
Loan-Specific Controlling Class Certificateholder	441
Loan-Specific Controlling Class Representative	441
Loan-Specific Principal Balance Certificates	327
Loss of Value Payment	366
Loss of Value Reserve Fund	385
Lower-Tier Regular Interests	483
Lower-Tier REMIC	483
Lower-Tier REMIC Distribution Account	385
LTV	277
LTV Ratio at Maturity/ARD	175
LUST	193
MAI	408
Major Decision	435
Major Decision Reporting Package	438
MAS	17
Master Servicer Remittance Date	380
Material Breach	364

532

Material Defect	364
Material Document Defect	361
Maturity Date/ARD Loan-to-Value Ratio	175
Maturity Date/ARD LTV Ratio	175
Midland	305
MIFID II	15
Modeling Assumptions	476
Modification Fees	392
Monthly Payment	329
Moody’s	418, 450
Mortgage	168
Mortgage File	359
Mortgage Loan Purchase Agreement	359
Mortgage Loan Schedule	373
Mortgage Loan Sellers	169
Mortgage Loans	168
Mortgage Note	168
Mortgage Pool	168
Mortgage Rate	334
Mortgaged Property	168
Most Recent NOI	176
Net Cash Flow	178
Net Mortgage Pass-Through Rate	333
Net Mortgage Rate	334
NFIP	109
NI 33-105	19
Non-Controlling Note	226
Non-Controlling Note Holders	226
Non-Offered Certificates	326
Nonrecoverable Advance	382
Non-Reduced Certificates	348
Non-Reduced Loan-Specific Certificates	348
Non-U.S. Tax Person	492
Notional Amount	327
NRSRO	346, 502
NRSRO Certification	348
Occupancy	176
Occupancy Date	177
Offered Certificates	326
OID Regulations	485
OLA	155
Operating Advisor Annual Report	448
Operating Advisor Consultation Trigger Event	445
Operating Advisor Consultation Trigger Event	445
Operating Advisor Consulting Fee	396
Operating Advisor Fee	396
Operating Advisor Fee Rate	396
Operating Advisor Standard	445
Operating Advisor Termination Event	449
Operating Advisor Upfront Fee	396
Original Balance	177
Other Crossed Loans	367
Outside Certificate Administrator	371
Outside Controlling Class Representative	371
Outside Controlling Note Holder	370, 438
Outside Custodian	371
Outside Depositor	371

Outside Operating Advisor	371
Outside Securitization	371
Outside Serviced AB Whole Loan	370
Outside Serviced Companion Loan	370
Outside Serviced Mortgage Loan	371
Outside Serviced Pari Passu Companion Loan	370
Outside Serviced Pari Passu Whole Loan	370
Outside Serviced Pari Passu-AB Whole Loan	371
Outside Serviced Subordinate Companion Loan	371
Outside Serviced Whole Loan	370
Outside Servicer	371
Outside Servicer Fee Rate	403
Outside Servicing Agreement	371
Outside Special Servicer	371
Outside Trustee	371
P&I Advance	380
PACE	125
Pads	179
PAR	262
Pari Passu Companion Loan	168
Pari Passu Indemnified Items	417
Pari Passu Indemnified Parties	417
Pari Passu Whole Loan	168
Pari Passu-AB Whole Loan	169
Participants	355
Party in Interest	495
Pass-Through Rate	333
PCE	194
PCO	207
PCR	248, 256, 272, 285
Penalty Charges	392
Percentage Interest	328
Permitted Investments	328
Permitted Special Servicer/Affiliate Fees	396
PHFC	183, 209
PHFC Program	183, 209
PILOT	129
PIPs	106, 196
Plan Asset Regulations	495
PML	272, 279
PNC Bank	308
Pooled Voting Rights	354
Pooling and Servicing Agreement	369
Pooling and Servicing Agreement Party Repurchase Request	460
PRC	17
Preliminary Asset Review Report	456
Preliminary Dispute Resolution Election Notice	461
Prepayment Assumption	486
Prepayment Charge Entitlement	239
Prepayment Interest Excess	341
Prepayment Interest Shortfall	341
Prepayment Penalty Description	177
Prepayment Provision	177
Prime Rate	381

533

Principal Balance Certificates	326
Principal Distribution Amount	334
Principal Shortfall Carry-Forward	335
Privileged Information	446
Privileged Information Exception	447
Privileged Person	346
Professional Investors	17
Prohibited Prepayment	342
Promotion of Collective Investment Schemes Exemptions Order	14
Property Advances	380
Proposed Course of Action Notice	461
Prospectus	17
PTE	497
Qualification Criteria	287
Qualified Mortgage	361
Qualified Substitute Mortgage Loan	366
Qualifying CRE Loan Percentage	320
Rated Final Distribution Date	341
Rating Agencies	524
Rating Agency	524
Rating Agency Confirmation	465
Rating Agency Declination	466
RCRA	519
Realized Loss	343
REC	193
Record Date	327
Registration Statement	528
Regular Certificates	326
Regular Interestholder	485
Regular Interests	483
Regulation AB	413
Regulation RR	320
Related Group	177
Relevant Persons	14
REMIC	483
REMIC LTV Test	160
REMIC Regulations	483
REO Account	386
REO Companion Loan	336
REO Loan	336
REO Mortgage Loan	336
REO Property	326
Repurchase Price	364
Repurchase Request	460
Requesting Certificateholder	462
Requesting Holders	411
Requesting Investor	358
Requesting Party	464
Required Credit Risk Retention Percentage	320
Requirements	523
Residual Certificates	326
Resolution Failure	461
Resolved	461
Restricted Group	498
Restricted Party	447
Retaining Sponsor	320
Retaining Third Party Purchaser	320
Review Materials	454

Revised Rate	211
RevPAR	177
Risk Retention Affiliate	414
Risk Retention Affiliated	414
Rooms	179
Rule 17g-5	348, 428
S&P	305, 450
Scheduled Principal Distribution Amount	335
SEC	241, 265
Securities Act	413
Securitization Accounts	326
Securitization Regulations	163
SEL	272, 279, 6
Senior Certificates	326
Serviced AB Whole Loan	369
Serviced Companion Loan	369
Serviced Companion Loan Holder	369
Serviced Companion Loan Securities	134, 419
Serviced Loans	370
Serviced Mortgage Loans	369
Serviced Outside Controlled Companion Loan	370
Serviced Outside Controlled Mortgage Loan	370
Serviced Outside Controlled Whole Loan	370
Serviced Pari Passu Companion Loan	369
Serviced Pari Passu Companion Loan Holder	369
Serviced Pari Passu Whole Loan	369
Serviced Pari Passu-AB Whole Loan	369
Serviced Subordinate Companion Loan	369
Serviced Subordinate Companion Loan Holder	369
Serviced Whole Loan	369
Servicer Termination Events	417
Servicing Fee	390
Servicing Fee Rate	390
Servicing Function Participant	413
Servicing Shift Companion Loan	371
Servicing Shift Mortgage Loan	371
Servicing Shift Whole Loan	371
Servicing Standard	374
Servicing Transfer Event	375
SFA	17
SFO	17
SGFC	169
SGFC Entities	282
SGNY	282
Similar Law	500
SMC	169, 288
SMC Data Tape	289
SMC Mortgage Loans	288
SMC Review Team	288
SMMEA	502
Société Générale	281
Societe Generale Financial Corporation	281
Societe Generale Financial Corporation Data Tape	286

534

Societe Generale Financial Corporation Deal Team	285
Societe Generale Financial Corporation Mortgage Loans	282
Soft Lockbox	177
Soft Springing Lockbox	177
Spaces	179
Special Servicer Decision	377
Special Servicing Fee	392
Special Servicing Fee Rate	393
Specially Serviced Loan	375
Split Mortgage Loan	168
Sponsors	169, 242
Springing Cash Management	177
Springing Lockbox	177
Startup Day	483
Starwood	288
Stated Principal Balance	336
Static Pool Data	115
Structured Product	17
STWD	311
Subject 2023 Computershare CMBS Annual Statement of Compliance	303
Subordinate Certificates	326
Subordinate Companion Loan	169
Sub-Servicing Agreement	380
TCO	207
Termination Purchase Amount	467
Terms and Conditions	357
Tests	455
Third Party Report	172
TIA	165
Title V	522
Trailing 12 NOI	176
TRIPRA	111
Trust REMICs	483
Trust Subordinate Companion Loan	168
Trust Subordinate Companion Loan REMIC Distribution Account	385
Trust Subordinate Companion Whole Loan	168
Trustee/Certificate Administrator Fee	396
Trustee/Certificate Administrator Fee Rate	396
U.S. Tax Person	492
UBS AG, New York Branch	169, 294
UBS AG, New York Branch Data Tape	295
UBS AG, New York Branch Deal Team	295

UBS AG, New York Branch Mortgage Loans	294
UK	13, 163
UK CRR	163
UK Due Diligence Requirements	163
UK MIFIR Product Governance Rules	14
UK PRIIPS Regulation	13
UK Prospectus Regulation	13
UK Qualified Investor	13
UK Retail Investor	13
UK Securitization Regulation	16, 163
Underwriter Entities	132
Underwriter Exemption	497
Underwriting Agreement	526
Underwritten EGI	179
Underwritten Expenses	177
Underwritten NCF	178
Underwritten NCF DSCR	175
Underwritten Net Cash Flow	178
Underwritten Net Operating Income	178
Underwritten NOI	178
Underwritten Revenues	179
Units	179
Unscheduled Principal Distribution Amount	335
Unsolicited Information	455
Updated Appraisal	429
Upper-Tier REMIC	483
Upper-Tier REMIC Distribution Account	385
UST	193
UW NCF DSCR	175
Volcker Rule	165
Voting Rights	354
WAC Rate	333
Weighted Average Mortgage Rate	179
Wells Fargo Bank	302
Whole Loan	168
Whole Loan Custodial Account	385
Withheld Amounts	386
Workout Fee	393
Workout Fee Rate	393
Workout-Delayed Reimbursement Amount	384
YM Group A	339
YM Group A-S/B/C	339
YM Group D	339
YM Group E	339
YM Groups	339

535

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	6.3%	100.0%	GSC2	GCMC, BMO	NAP	NAP	375 Dean Street
2	Loan	1, 7, 12, 13, 27	1	Colony Square	6.3%	100.0%	BMO, GACC, GSBI	BMO, GACC, GSMC	NAP	NAP	1197 Peachtree Street Northeast
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	6.3%	100.0%	SMC	SMC	NAP	NAP	2520 U.S. Route 130
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	6.3%	100.0%	GACC, BMO	GACC, BMO	NAP	NAP	125 Summer Street
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	6.3%		GSBI, BMO	GSMC, BMO	NAP	NAP	Various
5.01	Property		1	5301 Old Baumgartner Road	1.2%	19.8%					5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way	0.8%	12.0%					1 Centro Way
5.03	Property		1	1745 Cragmont Street	0.6%	9.8%					1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard	0.4%	6.9%					2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road	0.4%	6.8%					875 Green Valley Road
5.06	Property		1	4920 State Road	0.3%	5.1%					4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	0.3%	4.8%					16160, 16180, 16200, 16210, 3308 Highway 27
5.08	Property		1	736, 746 Birginal Drive	0.3%	4.3%					736 and 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road	0.3%	4.1%					1660 North Airport Road
5.10	Property		1	4724 W. Junction Street	0.2%	3.3%					4724 West Junction Street
5.11	Property		1	709 Railroad Avenue	0.2%	3.3%					709 Railroad Avenue
5.12	Property		1	2820 FM 1516N	0.2%	2.8%					2820 Farm to Market 1516 North
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	0.2%	2.5%					6400 North 60th Street, 6401 63rd Street, and 6101 McCormick Drive
5.14	Property		1	1235 Imperial Road	0.1%	2.0%					1235 Imperial Road
5.15	Property		1	145 Industrial St. SE	0.1%	2.0%					145 Industrial Street Southeast
5.16	Property		1	1952 E. Lucas Street	0.1%	1.8%					1952 East Lucas Street
5.17	Property		1	13241 South 11th Avenue	0.1%	1.7%					13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue	0.1%	1.5%					2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive	0.1%	1.4%					100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road	0.1%	1.1%					203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy	0.1%	1.1%					201 South Kennedy Avenue
5.22	Property		1	90 S. 1200 West	0.1%	1.0%					90 South 1200 West
5.23	Property		1	263 Corporate Drive	0.1%	0.9%					263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	6.1%	100.0%	GACC	GACC	NAP	NAP	123 Northwest 12th Avenue
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	5.6%		UBS AG	UBS AG	NAP	NAP	Various
7.01	Property		1	2294 Molly Pitcher Highway	1.4%	24.7%					2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park	1.2%	21.8%					4472 Steelway Boulevard (A&B) and 4580 Steelway (C&D)
7.03	Property		1	1001 and 1011 AIP Drive	1.0%	17.3%					1001 and 1011 Airpark Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	0.8%	14.4%					8, 21 and 22 Northeastern Industrial Park
7.05	Property		1	Owens Brockway Distribution Warehouse	0.5%	9.7%					3530 East Pike Road
7.06	Property		1	Marway Circle Industrial Buildings	0.4%	7.5%					4, 5, and 8 Marway Circle
7.07	Property		1	DLG International, Inc.	0.3%	4.6%					16725 Square Drive
8	Loan	5, 33	1	West Palm Gardens	5.2%	100.0%	CREFI	CREFI	NAP	NAP	2184 Ambergate Lane, 5015 and 5135 Elmhurst Road, 2449 Greengate Circle, 4854 Elmhurst Road and 4750 Cresthaven Boulevard
9	Loan	16, 27	1	95-22 147th Place	4.8%	100.0%	CREFI	CREFI	NAP	NAP	95-22 147th Place
10	Loan	19	1	Hampton Inn JFK	4.7%	100.0%	UBS AG	UBS AG	NAP	NAP	144-10 135th Avenue
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	4.5%	100.0%	SMC	SMC	Group A	NAP	88 North 1st Street
12	Loan	2, 16, 19	1	The Summit	3.9%	100.0%	SGFC	SGFC	NAP	NAP	136-144 Summit Avenue
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	3.2%		CREFI	CREFI	NAP	NAP	Various
13.01	Property		1	Lorna Place Apartments	1.0%	31.6%					3400 Treeline Court
13.02	Property		1	The Place at Galleria	0.9%	30.0%					1 Hampton Place
13.03	Property		1	Silver Creek Apartments	0.9%	28.1%					100 Ashe Drive
13.04	Property		1	Broadway Apartments	0.3%	10.3%					11 Broadway Drive
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	3.1%	100.0%	GACC, WFB, GSMC	GACC	NAP	NAP	277 Park Avenue
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	2.7%	100.0%	MSBNA, Barclays, SGFC	SGFC	NAP	NAP	500 Baybrook Mall
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	2.4%		DBRI	GACC	NAP	NAP	Various
16.01	Property		1	Ouchita Commons	0.5%	21.1%					150 Valley Street
16.02	Property		1	Wyota Commons West	0.4%	17.1%					2071 West Elm Street
16.03	Property		1	Magic City Commons	0.4%	16.7%					3061 East Van Buren
16.04	Property		1	Sugarloaf Studios	0.3%	11.8%					2322 Highway 25B
16.05	Property		1	Osage Commons	0.3%	11.4%					14175 State Highway Z
16.06	Property		1	Black River Studios	0.2%	9.0%					1710 US Highway 67

A-1

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
16.07	Property		1	The Dels Addition	0.2%	10.2%					147 South Main Street
16.08	Property		1	Southfork Studios	0.1%	2.6%					904 State Highway 9
17	Loan	16, 27	1	65 4th Avenue	2.2%	100.0%	BMO	BMO	Group A	NAP	65 4th Avenue
18	Loan	7, 12, 23	1	One Park Square	2.1%	100.0%	GSBI	GSMC	NAP	NAP	3470 Northwest 82nd Avenue
19	Loan	16, 27, 28	1	80 Linden Boulevard	2.1%	100.0%	BMO	BMO	NAP	NAP	80 Linden Boulevard
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	2.1%	100.0%	GSBI	GSMC	NAP	NAP	12330 North Gessner Road
21	Loan		1	5 East Apartments	1.8%	100.0%	UBS AG	UBS AG	NAP	NAP	550 Lee Drive
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	1.5%	100.0%	SMC	SMC	NAP	NAP	1200 Skokie Boulevard
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	1.3%	100.0%	SMC	SMC	Group B	NAP	2150 Clinton Avenue
24	Loan	16, 19, 22	1	201 Airside Drive	1.3%	100.0%	SMC	SMC	NAP	NAP	201 Airside Drive
25	Loan	16, 27, 29	1	128 West 167th Street	1.1%	100.0%	SMC	SMC	Group B	NAP	128 West 167th Street
26	Loan	7, 19	1	Westshore Crossing	1.1%	100.0%	UBS AG	UBS AG	NAP	NAP	4515-17 North Rome Avenue, 1502-1610 River Drive, 1505-09 Coolwater Drive, 1609-13 Sandy Ridge Drive, 4515-19 River Front Lane and 1500-06 Waters Edge Drive
27	Loan	19	1	Red Roof Inn Plus Saugus	0.9%	100.0%	GSC2	GCMC	NAP	NAP	920 Broadway
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	0.8%	100.0%	BMO	BMO	NAP	NAP	515 North Flagler Drive and 517 North Olive Avenue
29	Loan	6, 12	2	Union & Schenectady	0.8%		CREFI	CREFI	NAP	NAP	Various
29.01	Property		1	Schenectady	0.4%	57.3%					285 Schenectady Avenue
29.02	Property		1	Union	0.3%	42.7%					1646 Union Street
30	Loan	17, 27	1	Residences at River Place III	0.7%	100.0%	GSC2	GCMC	NAP	NAP	159 S North Street
31	Loan	7, 19, 24	1	Linx	0.6%	100.0%	SGFC	SGFC	NAP	NAP	490 Arsenal Way
32	Loan	19	1	WoodSpring Suites – Chattanooga	0.6%	100.0%	UBS AG	UBS AG	NAP	NAP	7710 Lee Highway
33	Loan		1	Waterview Estates	0.6%	100.0%	UBS AG	UBS AG	NAP	NAP	2320 North Vermilion Street
34	Loan	16, 27	1	1720 Lincoln Place	0.5%	100.0%	CREFI	CREFI	NAP	NAP	1720 Lincoln Place
35	Loan		1	Hidden Creek Apartments	0.5%	100.0%	GSC2	GCMC	NAP	NAP	5600 Main Street North

A-2

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
									2	2
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	Brooklyn	Kings	NY	11217	Multifamily	High Rise	2023	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	Atlanta	Fulton	GA	30361	Mixed Use	Office/Retail	1972, 1974, 2020, 2021	2000
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	South Brunswick	Middlesex	NJ	08512	Industrial	Warehouse	1983	2014
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	Boston	Suffolk	MA	02110	Office	CBD	1987	2016
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	Various	Various	Various	Various	Industrial	Warehouse Distribution/Light manufacturing	Various	Various
5.01	Property		1	5301 Old Baumgartner Road	Saint Louis	Saint Louis	MO	63129	Industrial	Warehouse Distribution/Light manufacturing	1985	NAP
5.02	Property		1	1 Centro Way	North Liberty	Johnson	IA	52317	Industrial	Warehouse Distribution/Light manufacturing	1990	NAP
5.03	Property		1	1745 Cragmont Street	Madison	Jefferson	IN	47250	Industrial	Warehouse Distribution/Light manufacturing	1950	NAP
5.04	Property		1	2725 Kelly Boulevard	Claremont	Catawba	NC	28610	Industrial	Warehouse Distribution/Light manufacturing	1998	NAP
5.05	Property		1	875 Green Valley Road	Beaver Dam	Dodge	WI	53916	Industrial	Warehouse Distribution/Light manufacturing	1985	NAP
5.06	Property		1	4920 State Road	Ashtabula	Ashtabula	OH	44004	Industrial	Warehouse Distribution/Light manufacturing	1960	NAP
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	Lake Wales	Polk	FL	33859	Industrial	Warehouse Distribution/Light manufacturing	1977-2017	NAP
5.08	Property		1	736, 746 Birginal Drive	Bensenville	DuPage	IL	60106	Industrial	Warehouse Distribution/Light manufacturing	1980	NAP
5.09	Property		1	1660 N. Airport Road	Brigham City	Box Elder	UT	84302	Industrial	Warehouse Distribution/Light manufacturing	2008	NAP
5.10	Property		1	4724 W. Junction Street	Springfield	Greene	MO	65802	Industrial	Warehouse Distribution/Light manufacturing	1974	NAP
5.11	Property		1	709 Railroad Avenue	Albertville	Marshall	AL	35951	Industrial	Warehouse Distribution/Light manufacturing	1994	NAP
5.12	Property		1	2820 FM 1516N	Converse	Bexar	TX	78109	Industrial	Warehouse Distribution/Light manufacturing	2014-2022	NAP
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	Lincoln	Lancaster	NE	68507	Industrial	Warehouse Distribution/Light manufacturing	1981	2013
5.14	Property		1	1235 Imperial Road	Hampton	Franklin	IA	50441	Industrial	Warehouse Distribution/Light manufacturing	2014	NAP
5.15	Property		1	145 Industrial St. SE	Cascade	Dubuque	IA	52033	Industrial	Warehouse Distribution/Light manufacturing	2009	NAP
5.16	Property		1	1952 E. Lucas Street	Rochester	Fulton	IN	46975	Industrial	Warehouse Distribution/Light manufacturing	1989	NAP
5.17	Property		1	13241 South 11th Avenue	Hanford	Kings	CA	93230	Industrial	Warehouse Distribution/Light manufacturing	1999	NAP
5.18	Property		1	2424 Kenskill Avenue	Washington Court House	Fayette	OH	43160	Industrial	Warehouse Distribution/Light manufacturing	1974	NAP
5.19	Property		1	100 Bailiff Drive	Fairfield	Freestone	TX	75840	Industrial	Warehouse Distribution/Light manufacturing	2000	NAP
5.20	Property		1	203 Gate Ridge Road	Griffin	Spalding	GA	30223	Industrial	Warehouse Distribution/Light manufacturing	1994	Various
5.21	Property		1	201 S. Kennedy	Shawnee	Pottawatomie	OK	74801	Industrial	Warehouse Distribution/Light manufacturing	1992	NAP
5.22	Property		1	90 S. 1200 West	Tooele	Tooele	UT	84072	Industrial	Warehouse Distribution/Light manufacturing	1989	NAP
5.23	Property		1	263 Corporate Drive	Owego	Tioga	NY	13827	Industrial	Warehouse Distribution/Light manufacturing	1995	NAP
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	Portland	Multnomah	OR	97209	Multifamily	High Rise	2005	2020
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	Various	Various	Various	Various	Industrial	Warehouse	Various	Various
7.01	Property		1	2294 Molly Pitcher Highway	Chambersburg	Franklin	PA	01702	Industrial	Warehouse	1960	1991
7.02	Property		1	Steelway Industrial Park	Liverpool	Onondaga	NY	13090	Industrial	Warehouse	1977, 1970	NAP
7.03	Property		1	1001 and 1011 AIP Drive	Middletown	Dauphin	PA	17057	Industrial	Warehouse	1992	2012
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	Altamont	Albany	NY	12009	Industrial	Warehouse	1947, 1988, 1989	NAP
7.05	Property		1	Owens Brockway Distribution Warehouse	Zanesville	Muskingum	OH	43701	Industrial	Warehouse	1991	NAP
7.06	Property		1	Marway Circle Industrial Buildings	Rochester	Moroe	NY	14624	Industrial	Warehouse	1975-1980	NAP
7.07	Property		1	DLG International, Inc.	Marysville	Union	OH	43040	Industrial	Warehouse	1988	NAP
8	Loan	5, 33	1	West Palm Gardens	West Palm Beach	Palm Beach	FL	33415; 33417	Multifamily	Garden	1987, 1984, 1987, 1982, 1982	2023
9	Loan	16, 27	1	95-22 147th Place	Jamaica	Queens	NY	11435	Multifamily	High Rise	2024	NAP
10	Loan	19	1	Hampton Inn JFK	Queens	Queens	NY	11436	Hospitality	Select Service	2001	2019
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	Brooklyn	Kings	NY	11249	Multifamily	Mid Rise	2024	NAP
12	Loan	2, 16, 19	1	The Summit	Jersey City	Hudson	NJ	07304	Multifamily	Mid Rise	2023	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	Various	Various	Various	Various	Multifamily	Garden	Various	Various
13.01	Property		1	Lorna Place Apartments	Hoover	Jefferson	AL	35216	Multifamily	Garden	1973	2020-2024
13.02	Property		1	The Place at Galleria	Hoover	Jefferson	AL	35216	Multifamily	Garden	1977	2020-2024
13.03	Property		1	Silver Creek Apartments	Greenville	Greenville	SC	29617	Multifamily	Garden	1978	2023
13.04	Property		1	Broadway Apartments	Greenville	Greenville	SC	29611	Multifamily	Garden	1973	2023
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	New York	New York	NY	10172	Office	CBD	1963	2023
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	Houston	Harris	TX	77546	Retail	Super Regional Mall	1978	2016
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	Various	Various	Various	Various	Multifamily	Garden	Various	Various
16.01	Property		1	Ouchita Commons	Caddo Valley	Clark	AR	71923	Multifamily	Garden	1985	2024
16.02	Property		1	Wyota Commons West	Lebanon	Laclede	MO	65536	Multifamily	Garden	1967	2023
16.03	Property		1	Magic City Commons	Eureka Springs	Carroll	AR	72632	Multifamily	Garden	1980	2023
16.04	Property		1	Sugarloaf Studios	Heber Springs	Cleburne	AR	72543	Multifamily	Garden	1963	2024
16.05	Property		1	Osage Commons	Saint Robert	Pulaski	MO	65584	Multifamily	Garden	1985	2022
16.06	Property		1	Black River Studios	Pocahontas	Randolph	AR	72455	Multifamily	Garden	1964	2023

A-3

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
									2	2
16.07	Property		1	The Dels Addition	Mountain Home	Baxter	AR	72653	Multifamily	Garden	2023	NAP
16.08	Property		1	Southfork Studios	Salem	Fulton	AR	72576	Multifamily	Garden	1950	2023
17	Loan	16, 27	1	65 4th Avenue	Brooklyn	Kings	NY	11217	Multifamily	High Rise	2024	NAP
18	Loan	7, 12, 23	1	One Park Square	Doral	Miami-Dade	FL	33166	Office	Suburban	2009	2023
19	Loan	16, 27, 28	1	80 Linden Boulevard	Brooklyn	Kings	NY	11226	Multifamily	Mid Rise	2024	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	Houston	Harris	TX	77064	Multifamily	Garden	2005	2019
21	Loan		1	5 East Apartments	Baton Rouge	East Baton Rouge Parish	LA	70808	Multifamily	Garden	1972	2021-2024
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	Northbrook	Cook	IL	60062	Industrial	Car Dealership/Service Center	2024	NAP
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	Bronx	Bronx	NY	10457	Multifamily	Mid Rise	2024	NAP
24	Loan	16, 19, 22	1	201 Airside Drive	Danville	Danville City	VA	24540	Industrial	Manufacturing	1987	NAP
25	Loan	16, 27, 29	1	128 West 167th Street	Bronx	Bronx	NY	10452	Multifamily	Mid Rise	2024	NAP
26	Loan	7, 19	1	Westshore Crossing	Tampa	Hillsborough	FL	33603	Multifamily	Garden	1973	2023
27	Loan	19	1	Red Roof Inn Plus Saugus	Saugus	Essex	MA	01906	Hospitality	Limited Service	2002	2020
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	West Palm Beach	Palm Beach	FL	33407	Office	CBD	1985	2018
29	Loan	6, 12	2	Union & Schenectady	Brooklyn	Kings	NY	11213	Multifamily	Low Rise	Various	1986
29.01	Property		1	Schenectady	Brooklyn	Kings	NY	11213	Multifamily	Low Rise	1922	1986
29.02	Property		1	Union	Brooklyn	Kings	NY	11213	Multifamily	Low Rise	1920	1986
30	Loan	17, 27	1	Residences at River Place III	Seaford	Sussex	DE	19973	Multifamily	Mid Rise	2022	NAP
31	Loan	7, 19, 24	1	Linx	Watertown	Middlesex	MA	02472	Mixed Use	Lab/Office	2018	NAP
32	Loan	19	1	WoodSpring Suites – Chattanooga	Chattanooga	Hamilton	TN	37421	Hospitality	Extended Stay	2015	NAP
33	Loan		1	Waterview Estates	Danville	Vermilion	IL	61832	Multifamily	Garden	1976	2010
34	Loan	16, 27	1	1720 Lincoln Place	Brooklyn	Kings	NY	11212	Multifamily	Low Rise	2024	NAP
35	Loan		1	Hidden Creek Apartments	Dayton	Montgomery	OH	45415	Multifamily	Low Rise	1967	NAP

A-4

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)
					3			6, 7	6, 7	6, 7		8		9	9
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	143	Units	587,412.59	60,000,000	60,000,000	60,000,000	6.00000%	0.01442%	5.98558%	NAP	304,166.67
2	Loan	1, 7, 12, 13, 27	1	Colony Square	1,085,612	SF	239.50	60,000,000	60,000,000	60,000,000	7.37500%	0.01442%	7.36058%	NAP	373,871.53
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	509,775	SF	141.24	60,000,000	60,000,000	60,000,000	7.05000%	0.01442%	7.03558%	NAP	357,395.83
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	489,637	SF	209.61	60,000,000	60,000,000	60,000,000	6.56700%	0.01442%	6.55258%	NAP	332,910.42
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	1,489,315	SF	58.01	60,000,000	60,000,000	60,000,000	5.17600%	0.01442%	5.16158%	NAP	262,394.44
5.01	Property		1	5301 Old Baumgartner Road	294,165	SF		11,851,019	11,851,019	11,851,019
5.02	Property		1	1 Centro Way	178,836	SF		7,204,762	7,204,762	7,204,762
5.03	Property		1	1745 Cragmont Street	145,526	SF		5,862,803	5,862,803	5,862,803
5.04	Property		1	2725 Kelly Boulevard	102,277	SF		4,120,431	4,120,431	4,120,431
5.05	Property		1	875 Green Valley Road	101,308	SF		4,081,393	4,081,393	4,081,393
5.06	Property		1	4920 State Road	76,231	SF		3,071,117	3,071,117	3,071,117
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	70,937	SF		2,857,837	2,857,837	2,857,837
5.08	Property		1	736, 746 Birginal Drive	63,475	SF		2,557,216	2,557,216	2,557,216
5.09	Property		1	1660 N. Airport Road	61,654	SF		2,483,853	2,483,853	2,483,853
5.10	Property		1	4724 W. Junction Street	49,159	SF		1,980,468	1,980,468	1,980,468
5.11	Property		1	709 Railroad Avenue	49,159	SF		1,980,468	1,980,468	1,980,468
5.12	Property		1	2820 FM 1516N	41,783	SF		1,683,311	1,683,311	1,683,311
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	37,618	SF		1,515,516	1,515,516	1,515,516
5.14	Property		1	1235 Imperial Road	30,070	SF		1,211,429	1,211,429	1,211,429
5.15	Property		1	145 Industrial St. SE	30,000	SF		1,208,609	1,208,609	1,208,609
5.16	Property		1	1952 E. Lucas Street	26,344	SF		1,061,320	1,061,320	1,061,320
5.17	Property		1	13241 South 11th Avenue	25,057	SF		1,009,471	1,009,471	1,009,471
5.18	Property		1	2424 Kenskill Avenue	22,072	SF		889,214	889,214	889,214
5.19	Property		1	100 Bailiff Drive	21,335	SF		859,523	859,523	859,523
5.20	Property		1	203 Gate Ridge Road	17,010	SF		685,281	685,281	685,281
5.21	Property		1	201 S. Kennedy	16,967	SF		683,549	683,549	683,549
5.22	Property		1	90 S. 1200 West	14,258	SF		574,412	574,412	574,412
5.23	Property		1	263 Corporate Drive	14,074	SF		566,999	566,999	566,999
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	242	Units	241,289.26	58,392,000	58,392,000	58,392,000	5.07300%	0.01442%	5.05858%	NAP	250,280.68
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	2,573,860	SF	43.51	54,000,000	54,000,000	54,000,000	6.50300%	0.01442%	6.48858%	NAP	296,699.38
7.01	Property		1	2294 Molly Pitcher Highway	621,400	SF		13,355,357	13,355,357	13,355,357
7.02	Property		1	Steelway Industrial Park	661,623	SF		11,764,286	11,764,286	11,764,286
7.03	Property		1	1001 and 1011 AIP Drive	285,831	SF		9,353,571	9,353,571	9,353,571
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	SF		7,762,500	7,762,500	7,762,500
7.05	Property		1	Owens Brockway Distribution Warehouse	300,000	SF		5,255,357	5,255,357	5,255,357
7.06	Property		1	Marway Circle Industrial Buildings	176,348	SF		4,050,000	4,050,000	4,050,000
7.07	Property		1	DLG International, Inc.	130,735	SF		2,458,929	2,458,929	2,458,929
8	Loan	5, 33	1	West Palm Gardens	437	Units	114,416.48	50,000,000	50,000,000	50,000,000	6.45000%	0.01442%	6.43558%	NAP	272,482.64
9	Loan	16, 27	1	95-22 147th Place	118	Units	389,830.51	46,000,000	46,000,000	46,000,000	6.34000%	0.01442%	6.32558%	NAP	246,408.80
10	Loan	19	1	Hampton Inn JFK	216	Rooms	208,333.33	45,000,000	45,000,000	45,000,000	7.50000%	0.01442%	7.48558%	NAP	285,156.25
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	46	Units	939,130.43	43,200,000	43,200,000	43,200,000	6.31000%	0.01442%	6.29558%	NAP	230,315.00
12	Loan	2, 16, 19	1	The Summit	102	Units	362,745.10	37,000,000	37,000,000	37,000,000	5.24700%	0.01442%	5.23258%	NAP	164,029.48
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	513	Units	59,161.79	30,350,000	30,350,000	30,350,000	7.03000%	0.01442%	7.01558%	NAP	180,269.87
13.01	Property		1	Lorna Place Apartments	149	Units		9,600,000	9,600,000	9,600,000
13.02	Property		1	The Place at Galleria	150	Units		9,100,000	9,100,000	9,100,000
13.03	Property		1	Silver Creek Apartments	150	Units		8,525,000	8,525,000	8,525,000
13.04	Property		1	Broadway Apartments	64	Units		3,125,000	3,125,000	3,125,000
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	1,881,010	SF	276.45	30,000,000	30,000,000	30,000,000	7.01000%	0.013795%	6.996205%	NAP	177,684.03
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	540,986	SF	406.05	26,000,000	25,960,630	24,573,627	6.81600%	0.01567%	6.80033%	169,777.74	NAP
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	352	Units	66,107.95	23,270,000	23,270,000	23,270,000	6.41000%	0.01442%	6.39558%	NAP	126,026.98
16.01	Property		1	Ouchita Commons	85	Units		4,920,000	4,920,000	4,920,000
16.02	Property		1	Wyota Commons West	62	Units		3,969,000	3,969,000	3,969,000
16.03	Property		1	Magic City Commons	52	Units		3,887,000	3,887,000	3,887,000
16.04	Property		1	Sugarloaf Studios	43	Units		2,755,000	2,755,000	2,755,000
16.05	Property		1	Osage Commons	37	Units		2,657,000	2,657,000	2,657,000
16.06	Property		1	Black River Studios	33	Units		2,099,000	2,099,000	2,099,000

A-5

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)
					3			6, 7	6, 7	6, 7		8		9	9
16.07	Property		1	The Dels Addition	30	Units		2,378,000	2,378,000	2,378,000
16.08	Property		1	Southfork Studios	10	Units		605,000	605,000	605,000
17	Loan	16, 27	1	65 4th Avenue	30	Units	700,000.00	21,000,000	21,000,000	21,000,000	6.46800%	0.01442%	6.45358%	NAP	114,762.08
18	Loan	7, 12, 23	1	One Park Square	282,424	SF	168.72	20,000,000	20,000,000	20,000,000	6.15000%	0.01442%	6.13558%	NAP	103,923.61
19	Loan	16, 27, 28	1	80 Linden Boulevard	45	Units	444,444.44	20,000,000	20,000,000	20,000,000	6.43500%	0.01442%	6.42058%	NAP	108,739.58
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	710	Units	110,422.54	20,000,000	20,000,000	20,000,000	5.89300%	0.01442%	5.87858%	NAP	99,580.79
21	Loan		1	5 East Apartments	268	Units	65,298.51	17,500,000	17,500,000	17,500,000	6.92000%	0.01442%	6.90558%	NAP	102,318.29
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	50,000	SF	281.80	14,090,000	14,090,000	14,090,000	4.25000%	0.01442%	4.23558%	NAP	50,595.17
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	36	Units	354,166.67	12,750,000	12,750,000	12,750,000	6.34000%	0.01442%	6.32558%	NAP	68,298.09
24	Loan	16, 19, 22	1	201 Airside Drive	245,823	SF	50.85	12,500,000	12,500,000	12,500,000	6.89000%	0.01442%	6.87558%	NAP	72,767.65
25	Loan	16, 27, 29	1	128 West 167th Street	33	Units	321,212.12	10,600,000	10,600,000	10,600,000	6.31000%	0.01442%	6.29558%	NAP	56,512.48
26	Loan	7, 19	1	Westshore Crossing	337	Units	149,554.90	10,400,000	10,400,000	10,400,000	6.49900%	0.01442%	6.48458%	NAP	57,106.95
27	Loan	19	1	Red Roof Inn Plus Saugus	117	Rooms	72,649.57	8,500,000	8,500,000	8,500,000	6.40000%	0.01442%	6.38558%	NAP	45,962.96
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	294,493	SF	325.98	8,000,000	8,000,000	8,000,000	6.90500%	0.01442%	6.89058%	NAP	46,672.69
29	Loan	6, 12	2	Union & Schenectady	58	Units	129,310.34	7,500,000	7,500,000	7,500,000	6.62000%	0.01442%	6.60558%	NAP	41,949.65
29.01	Property		1	Schenectady	35	Units		4,300,000	4,300,000	4,300,000
29.02	Property		1	Union	23	Units		3,200,000	3,200,000	3,200,000
30	Loan	17, 27	1	Residences at River Place III	36	Units	177,777.78	6,400,000	6,400,000	6,400,000	7.15000%	0.01442%	7.13558%	NAP	38,662.96
31	Loan	7, 19, 24	1	Linx	185,015	SF	508.07	6,000,000	6,000,000	6,000,000	5.79500%	0.01442%	5.78058%	NAP	29,377.43
32	Loan	19	1	WoodSpring Suites – Chattanooga	124	Rooms	47,580.65	5,900,000	5,900,000	5,900,000	7.60000%	0.01442%	7.58558%	NAP	37,885.65
33	Loan		1	Waterview Estates	116	Units	47,413.79	5,500,000	5,500,000	5,500,000	6.60500%	0.01442%	6.59058%	NAP	30,693.37
34	Loan	16, 27	1	1720 Lincoln Place	11	Units	454,545.45	5,000,000	5,000,000	5,000,000	6.65000%	0.01442%	6.63558%	NAP	28,093.17
35	Loan		1	Hidden Creek Apartments	90	Units	52,777.78	4,750,000	4,750,000	4,750,000	7.78000%	0.01442%	7.76558%	NAP	31,223.55

A-6

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
					9	9
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	3,650,000.04	Interest Only	No	Actual/360	61	61	61	61	0	0
2	Loan	1, 7, 12, 13, 27	1	Colony Square	NAP	4,486,458.36	Interest Only	No	Actual/360	60	60	60	60	0	0
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	4,288,750.00	Interest Only	No	Actual/360	60	60	60	60	0	0
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	NAP	3,994,925.04	Interest Only	No	Actual/360	61	61	61	61	0	0
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	NAP	3,148,733.28	Interest Only	No	Actual/360	60	60	60	60	0	0
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	3,003,368.16	Interest Only	No	Actual/360	60	60	60	60	0	0
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	NAP	3,560,392.56	Interest Only	No	Actual/360	60	60	60	60	0	0
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	NAP	3,269,791.68	Interest Only	No	Actual/360	60	60	60	60	0	0
9	Loan	16, 27	1	95-22 147th Place	NAP	2,956,905.60	Interest Only	No	Actual/360	60	60	60	60	0	0
10	Loan	19	1	Hampton Inn JFK	NAP	3,421,875.00	Interest Only	No	Actual/360	60	60	60	60	0	0
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	2,763,780.00	Interest Only	No	Actual/360	60	60	60	60	0	0
12	Loan	2, 16, 19	1	The Summit	NAP	1,968,353.76	Interest Only	No	Actual/360	60	60	60	60	0	0
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	NAP	2,163,238.44	Interest Only	No	Actual/360	61	61	61	61	0	0
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	2,132,208.36	Interest Only - ARD	Yes	Actual/360	60	58	60	58	0	0
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	2,037,332.88	NAP	Amortizing Balloon	No	Actual/360	0	0	60	58	360	358
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	NAP	1,512,323.76	Interest Only	No	Actual/360	60	60	60	60	0	0
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-7

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
					9	9
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	NAP	1,377,144.96	Interest Only	No	Actual/360	60	60	60	60	0	0
18	Loan	7, 12, 23	1	One Park Square	NAP	1,247,083.32	Interest Only	No	Actual/360	60	60	60	60	0	0
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	1,304,874.96	Interest Only	No	Actual/360	60	60	60	60	0	0
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	1,194,969.48	Interest Only	No	Actual/360	60	60	60	60	0	0
21	Loan		1	5 East Apartments	NAP	1,227,819.48	Interest Only	No	Actual/360	60	59	60	59	0	0
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	607,142.01	Interest Only	No	Actual/360	60	60	60	60	0	0
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	819,577.08	Interest Only	No	Actual/360	60	60	60	60	0	0
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	873,211.81	Interest Only	No	Actual/360	60	60	60	60	0	0
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	678,149.72	Interest Only	No	Actual/360	60	60	60	60	0	0
26	Loan	7, 19	1	Westshore Crossing	NAP	685,283.40	Interest Only	No	Actual/360	60	57	60	57	0	0
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	551,555.52	Interest Only	No	Actual/360	60	60	60	60	0	0
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	NAP	560,072.28	Interest Only	No	Actual/360	60	59	60	59	0	0
29	Loan	6, 12	2	Union & Schenectady	NAP	503,395.80	Interest Only	No	Actual/360	60	60	60	60	0	0
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	NAP	463,955.52	Interest Only	No	Actual/360	60	58	60	58	0	0
31	Loan	7, 19, 24	1	Linx	NAP	352,529.16	Interest Only	No	Actual/360	60	59	60	59	0	0
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	454,627.80	Interest Only	No	Actual/360	60	60	60	60	0	0
33	Loan		1	Waterview Estates	NAP	368,320.44	Interest Only	No	Actual/360	60	59	60	59	0	0
34	Loan	16, 27	1	1720 Lincoln Place	NAP	337,118.04	Interest Only	No	Actual/360	60	60	60	60	0	0
35	Loan		1	Hidden Creek Apartments	NAP	374,682.60	Interest Only	No	Actual/360	60	58	60	58	0	0

A-8

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)
												10
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	10/9/2024	0	6	11/6/2024	NAP	11/6/2029	11/6/2029	0
2	Loan	1, 7, 12, 13, 27	1	Colony Square	10/2/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	9/13/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	10/8/2024	0	6	11/6/2024	NAP	11/6/2029	11/6/2029	0
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	9/27/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	9/24/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	10/2/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	9/20/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
9	Loan	16, 27	1	95-22 147th Place	9/19/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
10	Loan	19	1	Hampton Inn JFK	10/4/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	10/2/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
12	Loan	2, 16, 19	1	The Summit	9/17/2024	0	1	11/1/2024	NAP	10/1/2029	10/1/2029	5
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	10/7/2024	0	6	11/6/2024	NAP	11/6/2029	11/6/2029	0
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	8/6/2024	2	6	9/6/2024	NAP	8/6/2029	8/6/2032	0
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	7/19/2024	2	1	9/1/2024	9/1/2024	8/1/2029	8/1/2029	0
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	9/25/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-9

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)
												10
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	9/9/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
18	Loan	7, 12, 23	1	One Park Square	9/16/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
19	Loan	16, 27, 28	1	80 Linden Boulevard	9/30/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	9/18/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	5 (Once per trailing 12-month period)
21	Loan		1	5 East Apartments	8/29/2024	1	6	10/6/2024	NAP	9/6/2029	9/6/2029	0
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	9/13/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	9/18/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
24	Loan	16, 19, 22	1	201 Airside Drive	9/16/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
25	Loan	16, 27, 29	1	128 West 167th Street	10/2/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
26	Loan	7, 19	1	Westshore Crossing	7/8/2024	3	6	8/6/2024	NAP	7/6/2029	7/6/2029	0
27	Loan	19	1	Red Roof Inn Plus Saugus	10/3/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	8/9/2024	1	6	10/6/2024	NAP	9/6/2029	9/6/2029	0
29	Loan	6, 12	2	Union & Schenectady	9/30/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	8/2/2024	2	6	9/6/2024	NAP	8/6/2029	8/6/2029	0
31	Loan	7, 19, 24	1	Linx	8/29/2024	1	1	10/1/2024	NAP	9/1/2029	9/1/2029	0
32	Loan	19	1	WoodSpring Suites – Chattanooga	9/19/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
33	Loan		1	Waterview Estates	8/29/2024	1	6	10/6/2024	NAP	9/6/2029	9/6/2029	0
34	Loan	16, 27	1	1720 Lincoln Place	9/20/2024	0	6	11/6/2024	NAP	10/6/2029	10/6/2029	0
35	Loan		1	Hidden Creek Apartments	7/25/2024	2	6	9/6/2024	NAP	8/6/2029	8/6/2029	0

A-10

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
					10	12			31	16
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	0	L(24),D(31),O(6)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	0	L(24),DorYM1(29),O(7)	47,695,391	18,506,436	29,188,955	7/31/2024	T-12	47,689,824	17,977,232	29,712,592
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	0	L(24),D(30),O(6)	3,528,714	1,061,270	2,467,444	7/31/2024	T-12	3,465,137	978,958	2,486,179
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	0	L(24),DorYM1(33),O(4)	31,179,088	12,868,900	18,310,188	6/30/2024	T-12	31,408,661	12,836,270	18,572,391
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	0	L(24),DorYM1(32),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.01	Property		1	5301 Old Baumgartner Road			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.02	Property		1	1 Centro Way			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.03	Property		1	1745 Cragmont Street			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.04	Property		1	2725 Kelly Boulevard			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.05	Property		1	875 Green Valley Road			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.06	Property		1	4920 State Road			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.08	Property		1	736, 746 Birginal Drive			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.09	Property		1	1660 N. Airport Road			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.10	Property		1	4724 W. Junction Street			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.11	Property		1	709 Railroad Avenue			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.12	Property		1	2820 FM 1516N			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.14	Property		1	1235 Imperial Road			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.15	Property		1	145 Industrial St. SE			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.16	Property		1	1952 E. Lucas Street			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.17	Property		1	13241 South 11th Avenue			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.18	Property		1	2424 Kenskill Avenue			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.19	Property		1	100 Bailiff Drive			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.20	Property		1	203 Gate Ridge Road			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.21	Property		1	201 S. Kennedy			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.22	Property		1	90 S. 1200 West			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.23	Property		1	263 Corporate Drive			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	0	L(24),D(32),O(4)	7,860,313	3,381,735	4,478,579	7/31/2024	T-12	8,210,795	3,608,311	4,602,484
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	0	L(12),YM1(44),O(4)	15,050,961	4,261,786	10,789,175	7/31/2024	T-12	14,903,689	4,341,356	10,562,333
7.01	Property		1	2294 Molly Pitcher Highway			3,625,112	669,978	2,955,134	7/31/2024	T-12	3,585,894	785,556	2,800,338
7.02	Property		1	Steelway Industrial Park			2,676,640	970,152	1,706,488	7/31/2024	T-12	2,791,393	1,028,146	1,763,247
7.03	Property		1	1001 and 1011 AIP Drive			2,010,724	537,301	1,473,423	7/31/2024	T-12	1,963,992	527,234	1,436,758
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)			2,803,457	987,423	1,816,034	7/31/2024	T-12	2,880,913	930,877	1,950,036
7.05	Property		1	Owens Brockway Distribution Warehouse			1,372,962	381,632	991,330	7/31/2024	T-12	1,418,620	351,962	1,066,659
7.06	Property		1	Marway Circle Industrial Buildings			1,427,499	449,251	978,248	7/31/2024	T-12	1,316,654	474,069	842,585
7.07	Property		1	DLG International, Inc.			1,134,567	266,050	868,518	7/31/2024	T-12	946,222	243,513	702,709
8	Loan	5, 33	1	West Palm Gardens	0	L(24),D(29),O(7)	7,439,824	2,415,149	5,024,675	7/31/2024	T-12	6,344,827	2,260,679	4,084,148
9	Loan	16, 27	1	95-22 147th Place	0	L(24),D(30),O(6)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	19	1	Hampton Inn JFK	0	L(24),D(29),O(7)	16,883,383	10,427,979	6,455,404	8/31/2024	T-12	14,770,957	9,692,636	5,078,321
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	0	L(24),D(30),O(6)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	2, 16, 19	1	The Summit	5	L(13),YM1(40),O(7)	3,039,745	888,667	2,151,078	6/30/2024	T-12	NAV	NAV	NAV
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	0	L(24),D(30),O(7)	5,241,735	2,229,458	3,012,277	7/31/2024	T-12	5,478,143	2,364,226	3,113,917
13.01	Property		1	Lorna Place Apartments			1,658,706	569,968	1,088,737	7/31/2024	T-12	1,646,115	621,540	1,024,575
13.02	Property		1	The Place at Galleria			1,577,838	824,560	753,278	7/31/2024	T-12	1,871,855	859,898	1,011,957
13.03	Property		1	Silver Creek Apartments			1,477,879	649,310	828,569	7/31/2024	T-12	1,447,172	661,481	785,691
13.04	Property		1	Broadway Apartments			527,313	185,620	341,693	7/31/2024	T-12	513,000	221,308	291,693
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	0	L(26),D(30),O(4)	136,878,629	76,295,844	60,582,785	6/30/2024	T-12	129,173,492	74,584,157	54,589,335
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	0	L(26),D(30),O(4)	41,668,756	11,820,364	29,848,392	5/31/2024	T-12	42,147,608	12,227,638	29,919,970
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	0	L(24),D(29),O(7)	2,207,644	706,227	1,501,417	8/30/2024	T-3 Ann	NAV	NAV	NAV
16.01	Property		1	Ouchita Commons			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.02	Property		1	Wyota Commons West			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.03	Property		1	Magic City Commons			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.04	Property		1	Sugarloaf Studios			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.05	Property		1	Osage Commons			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.06	Property		1	Black River Studios			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-11

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
					10	12			31	16
16.07	Property		1	The Dels Addition			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.08	Property		1	Southfork Studios			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan	16, 27	1	65 4th Avenue	0	L(24),D(31),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	7, 12, 23	1	One Park Square	0	L(24),D(29),O(7)	10,496,873	4,159,169	6,337,704	7/31/2024	T-12	8,523,248	4,136,570	4,386,678
19	Loan	16, 27, 28	1	80 Linden Boulevard	0	L(24),D(31),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	0	L(24),D(29),O(7)	13,798,501	7,018,461	6,780,040	6/30/2024	T-12	13,637,551	7,151,002	6,486,549
21	Loan		1	5 East Apartments	0	L(25),D(28),O(7)	2,790,086	1,208,273	1,581,813	7/31/2024	T-12	2,696,465	1,232,093	1,464,372
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	0	L(24),D(31),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	0	L(24),D(31),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	16, 19, 22	1	201 Airside Drive	0	L(24),D(32),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25	Loan	16, 27, 29	1	128 West 167th Street	0	L(24),D(31),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26	Loan	7, 19	1	Westshore Crossing	0	L(27),D(26),O(7)	6,198,227	2,356,254	3,841,973	4/30/2024	T-12	5,959,388	2,257,727	3,701,662
27	Loan	19	1	Red Roof Inn Plus Saugus	0	L(24),D(31),O(5)	4,296,168	2,383,524	1,912,644	7/31/2024	T-12	4,057,854	2,368,554	1,689,300
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	0	L(25),DorYM1(28),O(7)	14,843,393	6,342,469	8,500,924	5/31/2024	T-12	13,660,870	6,210,980	7,449,891
29	Loan	6, 12	2	Union & Schenectady	0	L(24),D(33),O(3)	1,238,223	548,697	689,526	5/31/2024	T-12	1,229,331	542,962	686,368
29.01	Property		1	Schenectady			731,564	322,069	409,495	5/31/2024	T-12	724,206	324,587	399,619
29.02	Property		1	Union			506,658	226,628	280,031	5/31/2024	T-12	505,125	218,375	286,749
30	Loan	17, 27	1	Residences at River Place III	0	L(26),D(27),O(7)	784,442	72,965	711,477	6/30/2024	T-12	718,846	88,630	630,216
31	Loan	7, 19, 24	1	Linx	0	L(25),D(28),O(7)	20,488,376	5,281,849	15,206,527	6/30/2024	T-12	19,536,083	4,752,674	14,783,409
32	Loan	19	1	WoodSpring Suites – Chattanooga	0	L(24),D(32),O(4)	1,902,416	1,009,917	892,499	7/31/2024	T-12	1,836,446	1,065,084	771,362
33	Loan		1	Waterview Estates	0	L(25),D(31),O(4)	1,050,128	514,708	535,420	6/30/2024	T-12	989,225	502,511	486,714
34	Loan	16, 27	1	1720 Lincoln Place	0	L(24),D(30),O(6)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	Loan		1	Hidden Creek Apartments	0	L(26),D(30),O(4)	800,775	212,032	588,742	6/30/2024	T-12	768,400	232,128	536,272

A-12

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
					16					16
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	7,578,167	1,145,992
2	Loan	1, 7, 12, 13, 27	1	Colony Square	12/31/2023	T-12	42,233,801	18,192,479	24,041,323	12/31/2022	T-12	83.3%	49,913,938	19,331,831
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	12/31/2023	T-12	3,356,818	875,213	2,481,604	12/31/2022	T-12	95.0%	8,524,236	1,326,255
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	12/31/2023	T-12	29,293,917	12,114,168	17,179,749	12/31/2022	T-12	81.7%	31,983,144	13,572,636
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	10,217,206	0
5.01	Property		1	5301 Old Baumgartner Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1,643,680	0
5.02	Property		1	1 Centro Way	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	1,137,494	0
5.03	Property		1	1745 Cragmont Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	882,174	0
5.04	Property		1	2725 Kelly Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	640,625	0
5.05	Property		1	875 Green Valley Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	546,838	0
5.06	Property		1	4920 State Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	649,440	0
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	557,902	0
5.08	Property		1	736, 746 Birginal Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	620,435	0
5.09	Property		1	1660 N. Airport Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	438,828	0
5.10	Property		1	4724 W. Junction Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	384,013	0
5.11	Property		1	709 Railroad Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	301,350	0
5.12	Property		1	2820 FM 1516N	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	519,049	0
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	387,908	0
5.14	Property		1	1235 Imperial Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	169,125	0
5.15	Property		1	145 Industrial St. SE	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	169,125	0
5.16	Property		1	1952 E. Lucas Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	168,420	0
5.17	Property		1	13241 South 11th Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	227,849	0
5.18	Property		1	2424 Kenskill Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	140,938	0
5.19	Property		1	100 Bailiff Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	159,900	0
5.20	Property		1	203 Gate Ridge Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	121,975	0
5.21	Property		1	201 S. Kennedy	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	139,400	0
5.22	Property		1	90 S. 1200 West	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	114,800	0
5.23	Property		1	263 Corporate Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	95,940	0
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	12/31/2023	T-12	8,124,562	3,284,931	4,839,631	12/31/2022	T-12	91.9%	8,524,351	3,170,947
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	12/31/2023	T-12	13,293,562	4,062,246	9,231,316	12/31/2022	T-12	95.0%	15,342,775	4,209,461
7.01	Property		1	2294 Molly Pitcher Highway	12/31/2023	T-12	3,454,680	768,080	2,686,600	12/31/2022	T-12	97.0%	3,209,801	713,152
7.02	Property		1	Steelway Industrial Park	12/31/2023	T-12	2,328,916	859,347	1,469,569	12/31/2022	T-12	97.0%	3,441,189	1,051,841
7.03	Property		1	1001 and 1011 AIP Drive	12/31/2023	T-12	1,917,807	493,404	1,424,403	12/31/2022	T-12	95.0%	2,092,427	483,021
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	12/31/2023	T-12	2,724,811	930,026	1,794,785	12/31/2022	T-12	90.9%	3,121,331	947,635
7.05	Property		1	Owens Brockway Distribution Warehouse	12/31/2023	T-12	1,057,851	390,119	667,732	12/31/2022	T-12	100.0%	1,445,471	390,103
7.06	Property		1	Marway Circle Industrial Buildings	12/31/2023	T-12	1,198,279	471,115	727,164	12/31/2022	T-12	77.6%	1,166,249	404,208
7.07	Property		1	DLG International, Inc.	12/31/2023	T-12	611,218	150,155	461,063	12/31/2022	T-12	100.0%	866,306	219,502
8	Loan	5, 33	1	West Palm Gardens	12/31/2023	T-12	5,241,800	1,938,788	3,303,012	8/31/2022	T-12	94.0%	8,255,992	2,970,367
9	Loan	16, 27	1	95-22 147th Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	5,041,939	1,103,731
10	Loan	19	1	Hampton Inn JFK	12/31/2023	T-12	12,278,516	8,532,898	3,745,618	12/31/2022	T-12	90.4%	16,883,383	10,511,727
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.3%	3,824,293	355,960
12	Loan	2, 16, 19	1	The Summit	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.3%	4,731,230	1,194,433
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	12/31/2023	T-12	5,147,471	2,222,730	2,924,741	12/31/2022	T-12	92.1%	5,332,116	2,415,605
13.01	Property		1	Lorna Place Apartments	12/31/2023	T-12	1,573,518	574,950	998,568	12/31/2022	T-12	92.4%	1,648,805	623,162
13.02	Property		1	The Place at Galleria	12/31/2023	T-12	1,697,460	818,202	879,257	12/31/2022	T-12	91.3%	1,646,976	866,184
13.03	Property		1	Silver Creek Apartments	12/31/2023	T-12	1,374,862	613,036	761,827	12/31/2022	T-12	91.9%	1,496,862	722,736
13.04	Property		1	Broadway Apartments	12/31/2023	T-12	501,632	216,542	285,089	12/31/2022	T-12	94.3%	539,473	203,523
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	12/31/2023	T-12	129,208,510	68,005,400	61,203,110	12/31/2022	T-12	95.0%	177,408,734	76,356,450
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	12/31/2023	T-12	40,539,309	11,947,424	28,591,885	12/31/2022	T-12	95.4%	41,481,121	11,271,177
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,406,044	914,684
16.01	Property		1	Ouchita Commons	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.02	Property		1	Wyota Commons West	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.03	Property		1	Magic City Commons	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.04	Property		1	Sugarloaf Studios	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.05	Property		1	Osage Commons	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.06	Property		1	Black River Studios	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-13

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
					16					16
16.07	Property		1	The Dels Addition	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.08	Property		1	Southfork Studios	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan	16, 27	1	65 4th Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.1%	1,972,631	246,814
18	Loan	7, 12, 23	1	One Park Square	12/31/2023	T-12	6,344,494	3,552,406	2,792,088	12/31/2022	T-12	84.2%	11,000,538	4,224,027
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.7%	2,002,100	209,587
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	12/31/2023	T-12	12,824,245	6,414,906	6,409,339	12/31/2022	T-12	95.0%	13,619,796	5,029,045
21	Loan		1	5 East Apartments	12/31/2023	T-12	2,628,995	1,120,028	1,508,967	12/31/2022	T-12	89.9%	3,044,585	1,318,416
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	2,607,191	803,089
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.1%	1,463,154	177,462
24	Loan	16, 19, 22	1	201 Airside Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,664,276	592,094
25	Loan	16, 27, 29	1	128 West 167th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.4%	1,273,848	150,779
26	Loan	7, 19	1	Westshore Crossing	12/31/2023	T-12	4,604,817	1,920,555	2,684,261	12/31/2022	T-12	93.5%	6,652,986	2,260,996
27	Loan	19	1	Red Roof Inn Plus Saugus	12/31/2023	T-12	3,660,965	2,228,717	1,432,248	12/31/2022	T-12	78.8%	4,284,430	2,448,919
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	12/31/2023	T-12	11,934,903	6,116,002	5,818,901	12/31/2022	T-12	85.8%	17,729,678	6,923,863
29	Loan	6, 12	2	Union & Schenectady	12/31/2023	T-12	1,151,112	500,284	650,828	12/31/2022	T-12	95.0%	1,284,454	541,992
29.01	Property		1	Schenectady	12/31/2023	T-12	637,648	298,982	338,666	12/31/2022	T-12	95.0%	730,062	303,891
29.02	Property		1	Union	12/31/2023	T-12	513,464	201,302	312,162	12/31/2022	T-12	95.0%	554,392	238,100
30	Loan	17, 27	1	Residences at River Place III	12/31/2023	T-12	69,460	43,051	26,409	12/31/2022	T-12	95.0%	782,765	173,997
31	Loan	7, 19, 24	1	Linx	12/31/2023	T-12	16,909,484	4,727,292	12,182,192	12/31/2022	T-12	95.0%	18,929,883	5,468,726
32	Loan	19	1	WoodSpring Suites – Chattanooga	12/31/2023	T-12	1,819,810	949,886	869,924	12/31/2022	T-12	85.6%	1,897,218	1,002,524
33	Loan		1	Waterview Estates	12/31/2023	T-12	953,415	508,071	445,343	12/31/2022	T-12	94.6%	1,091,109	553,446
34	Loan	16, 27	1	1720 Lincoln Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	564,035	54,162
35	Loan		1	Hidden Creek Apartments	12/31/2023	T-12	534,265	189,210	345,055	12/31/2022	T-12	95.0%	805,741	296,250

A-14

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
					31		15		7, 14	7, 14	7	7	5
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	6,432,176	29,739	11,388	6,391,049	1.26	1.25	7.7%	7.6%	122,500,000
2	Loan	1, 7, 12, 13, 27	1	Colony Square	30,582,107	229,823	1,085,612	29,266,672	1.57	1.51	11.8%	11.3%	516,000,000
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	7,197,981	50,978	101,955	7,045,049	1.40	1.37	10.0%	9.8%	126,000,000
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	18,410,508	97,927	734,456	17,578,125	2.69	2.57	17.9%	17.1%	167,900,000
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	10,217,206	0	0	10,217,206	2.25	2.25	11.8%	11.8%	132,910,000
5.01	Property		1	5301 Old Baumgartner Road	1,643,680	0	0	1,643,680					20,000,000
5.02	Property		1	1 Centro Way	1,137,494	0	0	1,137,494					15,300,000
5.03	Property		1	1745 Cragmont Street	882,174	0	0	882,174					11,500,000
5.04	Property		1	2725 Kelly Boulevard	640,625	0	0	640,625					8,620,000
5.05	Property		1	875 Green Valley Road	546,838	0	0	546,838					7,360,000
5.06	Property		1	4920 State Road	649,440	0	0	649,440					7,000,000
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	557,902	0	0	557,902					7,270,000
5.08	Property		1	736, 746 Birginal Drive	620,435	0	0	620,435					8,650,000
5.09	Property		1	1660 N. Airport Road	438,828	0	0	438,828					6,120,000
5.10	Property		1	4724 W. Junction Street	384,013	0	0	384,013					5,000,000
5.11	Property		1	709 Railroad Avenue	301,350	0	0	301,350					3,900,000
5.12	Property		1	2820 FM 1516N	519,049	0	0	519,049					6,980,000
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	387,908	0	0	387,908					5,050,000
5.14	Property		1	1235 Imperial Road	169,125	0	0	169,125					2,200,000
5.15	Property		1	145 Industrial St. SE	169,125	0	0	169,125					2,200,000
5.16	Property		1	1952 E. Lucas Street	168,420	0	0	168,420					2,020,000
5.17	Property		1	13241 South 11th Avenue	227,849	0	0	227,849					3,070,000
5.18	Property		1	2424 Kenskill Avenue	140,938	0	0	140,938					1,850,000
5.19	Property		1	100 Bailiff Drive	159,900	0	0	159,900					2,130,000
5.20	Property		1	203 Gate Ridge Road	121,975	0	0	121,975					1,830,000
5.21	Property		1	201 S. Kennedy	139,400	0	0	139,400					1,880,000
5.22	Property		1	90 S. 1200 West	114,800	0	0	114,800					1,600,000
5.23	Property		1	263 Corporate Drive	95,940	0	0	95,940					1,250,000
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	5,353,404	30,059	36,619	5,286,726	1.78	1.76	9.2%	9.1%	81,100,000
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	11,133,314	386,079	643,465	10,103,770	1.51	1.37	9.9%	9.0%	175,350,000
7.01	Property		1	2294 Molly Pitcher Highway	2,496,650	93,210	155,350	2,248,090					44,675,000
7.02	Property		1	Steelway Industrial Park	2,389,348	99,243	165,406	2,124,698					33,300,000
7.03	Property		1	1001 and 1011 AIP Drive	1,609,407	42,875	71,458	1,495,075					31,850,000
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	2,173,697	59,688	99,481	2,014,527					29,300,000
7.05	Property		1	Owens Brockway Distribution Warehouse	1,055,368	45,000	75,000	935,368					14,750,000
7.06	Property		1	Marway Circle Industrial Buildings	762,041	26,452	44,087	691,502					13,900,000
7.07	Property		1	DLG International, Inc.	646,804	19,610	32,684	594,510					7,575,000
8	Loan	5, 33	1	West Palm Gardens	5,285,625	121,158	0	5,164,467	1.62	1.58	10.6%	10.3%	84,200,000
9	Loan	16, 27	1	95-22 147th Place	3,938,208	29,810	1,696	3,906,703	1.33	1.32	8.6%	8.5%	74,100,000
10	Loan	19	1	Hampton Inn JFK	6,371,656	675,335	0	5,696,320	1.86	1.66	14.2%	12.7%	74,100,000
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	3,468,333	10,642	3,606	3,454,085	1.25	1.25	8.0%	8.0%	66,400,000
12	Loan	2, 16, 19	1	The Summit	3,536,797	25,620	0	3,511,177	1.80	1.78	10.0%	9.9%	60,300,000
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	2,916,510	134,053	0	2,782,457	1.35	1.29	9.6%	9.2%	51,950,000
13.01	Property		1	Lorna Place Apartments	1,025,643	49,889	0	975,753					15,800,000
13.02	Property		1	The Place at Galleria	780,792	38,354	0	742,438					16,100,000
13.03	Property		1	Silver Creek Apartments	774,127	33,707	0	740,420					14,700,000
13.04	Property		1	Broadway Apartments	335,949	12,104	0	323,846					5,350,000
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	101,052,285	376,202	0	100,676,083	2.73	2.72	19.4%	19.4%	1,755,000,000
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	30,209,945	232,624	324,592	29,652,729	1.75	1.72	13.8%	13.5%	392,659,260
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	2,491,360	88,000	0	2,403,360	1.65	1.59	10.7%	10.3%	35,800,000
16.01	Property		1	Ouchita Commons	NAV	NAV	NAV	NAV					7,500,000
16.02	Property		1	Wyota Commons West	NAV	NAV	NAV	NAV					6,050,000
16.03	Property		1	Magic City Commons	NAV	NAV	NAV	NAV					5,925,000
16.04	Property		1	Sugarloaf Studios	NAV	NAV	NAV	NAV					4,200,000
16.05	Property		1	Osage Commons	NAV	NAV	NAV	NAV					4,050,000
16.06	Property		1	Black River Studios	NAV	NAV	NAV	NAV					3,200,000

A-15

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
					31		15		7, 14	7, 14	7	7	5
16.07	Property		1	The Dels Addition	NAV	NAV	NAV	NAV					3,625,000
16.08	Property		1	Southfork Studios	NAV	NAV	NAV	NAV					920,000
17	Loan	16, 27	1	65 4th Avenue	1,725,817	6,463	4,631	1,714,723	1.25	1.25	8.2%	8.2%	30,400,000
18	Loan	7, 12, 23	1	One Park Square	6,776,511	70,606	223,561	6,482,343	2.28	2.18	14.2%	13.6%	81,000,000
19	Loan	16, 27, 28	1	80 Linden Boulevard	1,792,513	9,187	1,249	1,782,077	1.37	1.37	9.0%	8.9%	29,400,000
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	8,590,751	204,679	0	8,386,072	1.83	1.79	11.0%	10.7%	115,000,000
21	Loan		1	5 East Apartments	1,726,168	67,000	0	1,659,168	1.41	1.35	9.9%	9.5%	28,600,000
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	1,804,102	0	0	1,804,102	2.97	2.97	12.8%	12.8%	29,400,000
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	1,285,691	9,000	0	1,276,691	1.57	1.56	10.1%	10.0%	19,000,000
24	Loan	16, 19, 22	1	201 Airside Drive	2,072,182	24,582	49,165	1,998,435	2.37	2.29	16.6%	16.0%	24,600,000
25	Loan	16, 27, 29	1	128 West 167th Street	1,123,069	8,250	0	1,114,819	1.66	1.64	10.6%	10.5%	16,250,000
26	Loan	7, 19	1	Westshore Crossing	4,391,990	84,250	0	4,307,740	1.32	1.30	8.7%	8.5%	86,200,000
27	Loan	19	1	Red Roof Inn Plus Saugus	1,835,510	171,377	0	1,664,133	3.33	3.02	21.6%	19.6%	18,000,000
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	10,805,815	73,623	294,493	10,437,699	1.61	1.55	11.3%	10.9%	158,400,000
29	Loan	6, 12	2	Union & Schenectady	742,462	14,500	0	727,962	1.47	1.45	9.9%	9.7%	14,200,000
29.01	Property		1	Schenectady	426,171	8,750	0	417,421					8,100,000
29.02	Property		1	Union	316,291	5,750	0	310,541					6,100,000
30	Loan	17, 27	1	Residences at River Place III	608,768	7,200	0	601,568	1.31	1.30	9.5%	9.4%	10,100,000
31	Loan	7, 19, 24	1	Linx	13,461,157	37,003	370,030	13,054,124	2.44	2.36	14.3%	13.9%	247,000,000
32	Loan	19	1	WoodSpring Suites – Chattanooga	894,694	75,889	0	818,805	1.97	1.80	15.2%	13.9%	10,500,000
33	Loan		1	Waterview Estates	537,662	29,000	0	508,662	1.46	1.38	9.8%	9.2%	8,200,000
34	Loan	16, 27	1	1720 Lincoln Place	509,873	2,750	0	507,123	1.51	1.50	10.2%	10.1%	8,700,000
35	Loan		1	Hidden Creek Apartments	509,491	22,500	0	486,991	1.36	1.30	10.7%	10.3%	7,030,000

A-16

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
							5, 7	5, 7	3,4			4, 21, 22, 23, 28
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	Upon Stabilization	7/3/2024	68.6%	68.6%	96.5%	9/30/2024	NAP	Cactus Equity, LLC
2	Loan	1, 7, 12, 13, 27	1	Colony Square	As Is	5/24/2024	50.4%	50.4%	82.5%	9/9/2024	No	Jones Day
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	As Is	8/20/2024	57.1%	57.1%	100.0%	10/6/2024	Yes	GRM Lease Holding, LLC
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	As Is	7/8/2024	61.1%	61.1%	80.7%	9/1/2024	No	Klaviyo
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	As Is Portfolio	Various	65.0%	65.0%	100.0%	9/27/2024
5.01	Property		1	5301 Old Baumgartner Road	As Is	8/7/2024			100.0%	9/27/2024	Yes	Tank Holding
5.02	Property		1	1 Centro Way	As Is	8/1/2024			100.0%	9/27/2024	Yes	Tank Holding
5.03	Property		1	1745 Cragmont Street	As Is	8/1/2024			100.0%	9/27/2024	Yes	Tank Holding
5.04	Property		1	2725 Kelly Boulevard	As Is	7/29/2024			100.0%	9/27/2024	Yes	Tank Holding
5.05	Property		1	875 Green Valley Road	As Is	7/30/2024			100.0%	9/27/2024	Yes	Tank Holding
5.06	Property		1	4920 State Road	As Is	7/30/2024			100.0%	9/27/2024	Yes	Tank Holding
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	As Is	7/30/2024			100.0%	9/27/2024	Yes	Tank Holding
5.08	Property		1	736, 746 Birginal Drive	As Is	8/2/2024			100.0%	9/27/2024	Yes	Tank Holding
5.09	Property		1	1660 N. Airport Road	As Is	8/1/2024			100.0%	9/27/2024	Yes	Tank Holding
5.10	Property		1	4724 W. Junction Street	As Is	8/5/2024			100.0%	9/27/2024	Yes	Tank Holding
5.11	Property		1	709 Railroad Avenue	As Is	8/5/2024			100.0%	9/27/2024	Yes	Tank Holding
5.12	Property		1	2820 FM 1516N	As Is	7/29/2024			100.0%	9/27/2024	Yes	Tank Holding
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	As Is	8/2/2024			100.0%	9/27/2024	Yes	Tank Holding
5.14	Property		1	1235 Imperial Road	As Is	8/1/2024			100.0%	9/27/2024	Yes	Tank Holding
5.15	Property		1	145 Industrial St. SE	As Is	8/1/2024			100.0%	9/27/2024	Yes	Tank Holding
5.16	Property		1	1952 E. Lucas Street	As Is	7/31/2024			100.0%	9/27/2024	Yes	Tank Holding
5.17	Property		1	13241 South 11th Avenue	As Is	8/5/2024			100.0%	9/27/2024	Yes	Tank Holding
5.18	Property		1	2424 Kenskill Avenue	As Is	8/1/2024			100.0%	9/27/2024	Yes	Tank Holding
5.19	Property		1	100 Bailiff Drive	As Is	8/5/2024			100.0%	9/27/2024	Yes	Tank Holding
5.20	Property		1	203 Gate Ridge Road	As Is	7/30/2024			100.0%	9/27/2024	Yes	Tank Holding
5.21	Property		1	201 S. Kennedy	As Is	8/1/2024			100.0%	9/27/2024	Yes	Tank Holding
5.22	Property		1	90 S. 1200 West	As Is	8/5/2024			100.0%	9/27/2024	Yes	Tank Holding
5.23	Property		1	263 Corporate Drive	As Is	8/5/2024			100.0%	9/27/2024	Yes	Tank Holding
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	As Is	6/21/2024	72.0%	72.0%	93.0%	8/26/2024	NAP	NAP
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	As Is	Various	63.9%	63.9%	98.6%	9/12/2024
7.01	Property		1	2294 Molly Pitcher Highway	As Is	9/12/2024			100.0%	9/12/2024	No	Thyssenkrupp Supply Chain Services NA, Inc. (Subtenant)
7.02	Property		1	Steelway Industrial Park	As Is	8/5/2024			100.0%	9/12/2024	No	Victory Packaging LP
7.03	Property		1	1001 and 1011 AIP Drive	As Is	8/7/2024			100.0%	9/12/2024	No	Iron Mountain Information Management, LLC
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	As Is	8/5/2024			99.9%	9/12/2024	No	Stone Management Inc.
7.05	Property		1	Owens Brockway Distribution Warehouse	As Is	8/8/2024			100.0%	10/6/2024	Yes	Owens-Brockway Glass Container, Inc.
7.06	Property		1	Marway Circle Industrial Buildings	As Is	8/6/2024			80.6%	9/12/2024	No	University of Rochester
7.07	Property		1	DLG International, Inc.	As Is	8/8/2024			100.0%	10/6/2024	Yes	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	As Portfolio	7/22/2024	59.4%	59.4%	94.3%	8/26/2024	NAP	NAP
9	Loan	16, 27	1	95-22 147th Place	As Is	6/26/2024	62.1%	62.1%	96.6%	9/16/2024	NAP	NAP
10	Loan	19	1	Hampton Inn JFK	As Is	8/7/2024	60.7%	60.7%	90.4%	8/31/2024	NAP	NAP
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	As Is	9/23/2024	65.1%	65.1%	100.0%	9/27/2024	NAP	NAP
12	Loan	2, 16, 19	1	The Summit	As Is	7/18/2024	58.9%	58.9%	97.1%	9/16/2024	NAP	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	As Is	Various	58.4%	58.4%	95.1%	9/24/2024
13.01	Property		1	Lorna Place Apartments	As Is	6/27/2024			92.6%	9/24/2024	NAP	NAP
13.02	Property		1	The Place at Galleria	As Is	6/27/2024			96.7%	9/24/2024	NAP	NAP
13.03	Property		1	Silver Creek Apartments	As Is	6/28/2024			95.3%	9/24/2024	NAP	NAP
13.04	Property		1	Broadway Apartments	As Is	6/28/2024			96.9%	9/24/2024	NAP	NAP
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	As Is	5/15/2024	29.6%	29.6%	97.5%	5/6/2024	No	JP Morgan Chase
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	As Is with Escrow Reserve	6/4/2024	55.9%	53.0%	95.4%	6/30/2024	No	JCPenney
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	As Portfolio	8/1/2024	65.0%	65.0%	96.0%	9/24/2024
16.01	Property		1	Ouchita Commons	As Is	7/30/2024			100.0%	9/24/2024	NAP	NAP
16.02	Property		1	Wyota Commons West	As Is	8/1/2024			98.4%	9/24/2024	NAP	NAP
16.03	Property		1	Magic City Commons	As Is	7/25/2024			94.2%	9/24/2024	NAP	NAP
16.04	Property		1	Sugarloaf Studios	As Is	7/26/2024			90.7%	9/24/2024	NAP	NAP
16.05	Property		1	Osage Commons	As Is	8/1/2024			97.3%	9/24/2024	NAP	NAP
16.06	Property		1	Black River Studios	As Is	7/26/2024			93.9%	9/24/2024	NAP	NAP

A-17

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
							5, 7	5, 7	3,4			4, 21, 22, 23, 28
16.07	Property		1	The Dels Addition	As Is	7/25/2024			93.3%	9/24/2024	NAP	NAP
16.08	Property		1	Southfork Studios	As Is	7/26/2024			90.0%	9/24/2024	NAP	NAP
17	Loan	16, 27	1	65 4th Avenue	As Is	7/30/2024	69.1%	69.1%	70.0%	8/15/2024	NAP	NAP
18	Loan	7, 12, 23	1	One Park Square	As Is	7/17/2024	58.8%	58.8%	85.1%	9/11/2024	No	AvMed
19	Loan	16, 27, 28	1	80 Linden Boulevard	As Is	8/8/2024	68.0%	68.0%	91.1%	10/1/2024	NAP	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	As Is	8/5/2024	68.2%	68.2%	96.6%	8/5/2024	NAP	NAP
21	Loan		1	5 East Apartments	As Is	7/18/2024	61.2%	61.2%	95.9%	8/22/2024	NAP	NAP
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	As Is	7/25/2024	47.9%	47.9%	100.0%	10/6/2024	Yes	Tesla
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	As Is	9/13/2024	67.1%	67.1%	94.4%	9/17/2024	NAP	NAP
24	Loan	16, 19, 22	1	201 Airside Drive	As Is	8/21/2024	50.8%	50.8%	100.0%	10/6/2024	Yes	Buitoni
25	Loan	16, 27, 29	1	128 West 167th Street	As Is	9/13/2024	65.2%	65.2%	97.0%	9/23/2024	NAP	NAP
26	Loan	7, 19	1	Westshore Crossing	As Is	5/28/2024	58.5%	58.5%	96.1%	6/19/2024	NAP	NAP
27	Loan	19	1	Red Roof Inn Plus Saugus	As Is	8/7/2024	47.2%	47.2%	78.8%	7/31/2024	NAP	NAP
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	As Is	7/2/2024	60.6%	60.6%	85.8%	8/2/2024	No	Quest Workspaces
29	Loan	6, 12	2	Union & Schenectady	As Is	7/17/2024	52.8%	52.8%	100.0%	Various
29.01	Property		1	Schenectady	As Is	7/17/2024			100.0%	7/1/2024	NAP	NAP
29.02	Property		1	Union	As Is	7/17/2024			100.0%	9/1/2024	NAP	NAP
30	Loan	17, 27	1	Residences at River Place III	As Is	4/2/2024	63.4%	63.4%	100.0%	8/1/2024	NAP	NAP
31	Loan	7, 19, 24	1	Linx	As Is	6/6/2024	38.1%	38.1%	100.0%	6/30/2024	No	C4 Therapeutics
32	Loan	19	1	WoodSpring Suites – Chattanooga	As Is	8/14/2024	56.2%	56.2%	85.6%	7/31/2024	NAP	NAP
33	Loan		1	Waterview Estates	As Is	7/25/2024	67.1%	67.1%	94.8%	8/19/2024	NAP	NAP
34	Loan	16, 27	1	1720 Lincoln Place	As Is	6/25/2024	57.5%	57.5%	100.0%	7/1/2024	NAP	NAP
35	Loan		1	Hidden Creek Apartments	As Is	1/23/2024	67.6%	67.6%	97.8%	7/24/2024	NAP	NAP

A-18

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA
								4, 21, 22, 23, 28
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	7,592	100.0%	9/30/2029	NAP	NAP	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	115,000	10.6%	11/30/2036	WeWork	44,463	4.1%
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	509,775	100.0%	9/12/2039	NAP	NAP	NAP
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	159,860	32.6%	3/31/2028	Haemonetics Corporation	62,242	12.7%
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio
5.01	Property		1	5301 Old Baumgartner Road	294,165	100.0%	6/30/2044	NAP	NAP	NAP
5.02	Property		1	1 Centro Way	178,836	100.0%	6/30/2044	NAP	NAP	NAP
5.03	Property		1	1745 Cragmont Street	145,526	100.0%	6/30/2044	NAP	NAP	NAP
5.04	Property		1	2725 Kelly Boulevard	102,277	100.0%	6/30/2044	NAP	NAP	NAP
5.05	Property		1	875 Green Valley Road	101,308	100.0%	6/30/2044	NAP	NAP	NAP
5.06	Property		1	4920 State Road	76,231	100.0%	6/30/2044	NAP	NAP	NAP
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	70,937	100.0%	6/30/2044	NAP	NAP	NAP
5.08	Property		1	736, 746 Birginal Drive	63,475	100.0%	6/30/2044	NAP	NAP	NAP
5.09	Property		1	1660 N. Airport Road	61,654	100.0%	6/30/2044	NAP	NAP	NAP
5.10	Property		1	4724 W. Junction Street	49,159	100.0%	6/30/2044	NAP	NAP	NAP
5.11	Property		1	709 Railroad Avenue	49,159	100.0%	6/30/2044	NAP	NAP	NAP
5.12	Property		1	2820 FM 1516N	41,783	100.0%	6/30/2044	NAP	NAP	NAP
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	37,618	100.0%	6/30/2044	NAP	NAP	NAP
5.14	Property		1	1235 Imperial Road	30,070	100.0%	6/30/2044	NAP	NAP	NAP
5.15	Property		1	145 Industrial St. SE	30,000	100.0%	6/30/2044	NAP	NAP	NAP
5.16	Property		1	1952 E. Lucas Street	26,344	100.0%	6/30/2044	NAP	NAP	NAP
5.17	Property		1	13241 South 11th Avenue	25,057	100.0%	6/30/2044	NAP	NAP	NAP
5.18	Property		1	2424 Kenskill Avenue	22,072	100.0%	6/30/2044	NAP	NAP	NAP
5.19	Property		1	100 Bailiff Drive	21,335	100.0%	6/30/2044	NAP	NAP	NAP
5.20	Property		1	203 Gate Ridge Road	17,010	100.0%	6/30/2044	NAP	NAP	NAP
5.21	Property		1	201 S. Kennedy	16,967	100.0%	6/30/2044	NAP	NAP	NAP
5.22	Property		1	90 S. 1200 West	14,258	100.0%	6/30/2044	NAP	NAP	NAP
5.23	Property		1	263 Corporate Drive	14,074	100.0%	6/30/2044	NAP	NAP	NAP
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio
7.01	Property		1	2294 Molly Pitcher Highway	255,000	41.0%	9/30/2025	D.M. Bowman	192,000	30.9%
7.02	Property		1	Steelway Industrial Park	195,949	29.6%	9/30/2029	Rotondo Warehouse	177,222	26.8%
7.03	Property		1	1001 and 1011 AIP Drive	109,237	38.2%	1/31/2026	JLH Inc.	70,840	24.8%
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	129,480	32.5%	2/28/2025	McLane Foodservice, Inc.	104,000	26.1%
7.05	Property		1	Owens Brockway Distribution Warehouse	300,000	100.0%	4/30/2029	NAP	NAP	NAP
7.06	Property		1	Marway Circle Industrial Buildings	61,816	35.1%	5/31/2032	Alside, Inc.	31,440	17.8%
7.07	Property		1	DLG International, Inc.	130,735	100.0%	11/30/2028	NAP	NAP	NAP
8	Loan	5, 33	1	West Palm Gardens	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	95-22 147th Place	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19	1	Hampton Inn JFK	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19	1	The Summit	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio
13.01	Property		1	Lorna Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	The Place at Galleria	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	Silver Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	Broadway Apartments	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	898,121	47.7%	3/31/2026	Sumitomo Mitsui Banking Corp.	315,671	16.8%
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	96,605	17.9%	1/31/2026	Forever 21	81,772	15.1%
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0
16.01	Property		1	Ouchita Commons	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Wyota Commons West	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Magic City Commons	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Sugarloaf Studios	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Osage Commons	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Black River Studios	NAP	NAP	NAP	NAP	NAP	NAP

A-19

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA
								4, 21, 22, 23, 28
16.07	Property		1	The Dels Addition	NAP	NAP	NAP	NAP	NAP	NAP
16.08	Property		1	Southfork Studios	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	65 4th Avenue	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	7, 12, 23	1	One Park Square	56,890	20.1%	6/30/2029	Crown Castle	38,846	13.8%
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	5 East Apartments	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	50,000	100.0%	9/30/2039	NAP	NAP	NAP
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 19, 22	1	201 Airside Drive	245,823	100.0%	9/30/2039	NAP	NAP	NAP
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	7, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	25,947	8.8%	1/31/2034	Lytal Reiter Smith Ivey & Fronrath LLP	18,835	6.4%
29	Loan	6, 12	2	Union & Schenectady
29.01	Property		1	Schenectady	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Union	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	17, 27	1	Residences at River Place III	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	7, 19, 24	1	Linx	111,452	60.2%	3/11/2032	Addgene Inc.	54,795	29.6%
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Waterview Estates	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 27	1	1720 Lincoln Place	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP

A-20

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF
						4, 21, 22, 23, 28				4, 21, 22, 23, 28
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	4/30/2032	SPACES	42,273	3.9%	5/31/2029	WebMD	42,112
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	6/30/2032	Asics America Corporation	56,934	11.6%	12/31/2029	Analog Devices	45,955
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio
5.01	Property		1	5301 Old Baumgartner Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	1 Centro Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	1745 Cragmont Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	2725 Kelly Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	875 Green Valley Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	4920 State Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	736, 746 Birginal Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	1660 N. Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	4724 W. Junction Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	709 Railroad Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	2820 FM 1516N	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	1235 Imperial Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	145 Industrial St. SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	1952 E. Lucas Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	13241 South 11th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	2424 Kenskill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	100 Bailiff Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.20	Property		1	203 Gate Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.21	Property		1	201 S. Kennedy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.22	Property		1	90 S. 1200 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.23	Property		1	263 Corporate Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio
7.01	Property		1	2294 Molly Pitcher Highway	2/21/2026	American Promotional Events, Inc.	174,400	28.1%	12/31/2029	NAP	NAP
7.02	Property		1	Steelway Industrial Park	6/30/2026	Giovanni Food, Inc.	117,329	17.7%	5/31/2028	Packaging Corporation of America	82,356
7.03	Property		1	1001 and 1011 AIP Drive	12/31/2030	PODS Enterprises	50,720	17.7%	7/31/2028	ACD Distribution	31,463
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	8/31/2026	Triple Eggs LLC	72,065	18.1%	10/1/2027	Purina Animal Nutrition	43,203
7.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Marway Circle Industrial Buildings	11/30/2026	Dynamic Elite Athletic	13,750	7.8%	4/30/2028	Transtar Industries Inc.	8,250
7.07	Property		1	DLG International, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 33	1	West Palm Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	95-22 147th Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19	1	Hampton Inn JFK	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19	1	The Summit	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio
13.01	Property		1	Lorna Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	The Place at Galleria	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	Silver Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	Broadway Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	6/30/2037	M&T Bank	92,658	4.9%	11/30/2033	Visa USA Inc	49,236
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	12/31/2026	Foot Locker	18,376	3.4%	4/30/2032	H&M	17,510
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0
16.01	Property		1	Ouchita Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Wyota Commons West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Magic City Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Sugarloaf Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Osage Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Black River Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-21

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF
						4, 21, 22, 23, 28				4, 21, 22, 23, 28
16.07	Property		1	The Dels Addition	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.08	Property		1	Southfork Studios	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	65 4th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	7, 12, 23	1	One Park Square	10/31/2032	Amadeus North America	35,076	12.4%	9/30/2026	The Latin Recording Academy	12,185
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	5 East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	7, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	3/31/2027	Wicker Smith O'Hara McCoy & Ford P.A.	17,010	5.8%	4/30/2030	GSA (U.S. Secret Service)	13,135
29	Loan	6, 12	2	Union & Schenectady
29.01	Property		1	Schenectady	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Union	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	17, 27	1	Residences at River Place III	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	7, 19, 24	1	Linx	8/31/2032	Tectonic Therapeutic	18,768	10.1%	1/31/2026	NAP	NAP
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Waterview Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 27	1	1720 Lincoln Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-22

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date
							4, 21, 22, 23, 28
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	NAP	NAP	NAP	NAP	NAP	7/11/2024
2	Loan	1, 7, 12, 13, 27	1	Colony Square	3.9%	3/31/2028	iPic Theater	38,011	3.5%	12/31/2040	6/5/2024
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	8/27/2024
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	9.4%	12/30/2030	Novetta / Accenture Federal Service	21,536	4.4%	12/31/2025	7/25/2024
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio
5.01	Property		1	5301 Old Baumgartner Road	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.02	Property		1	1 Centro Way	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.03	Property		1	1745 Cragmont Street	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.04	Property		1	2725 Kelly Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.05	Property		1	875 Green Valley Road	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.06	Property		1	4920 State Road	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.08	Property		1	736, 746 Birginal Drive	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.09	Property		1	1660 N. Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.10	Property		1	4724 W. Junction Street	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.11	Property		1	709 Railroad Avenue	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.12	Property		1	2820 FM 1516N	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2024
5.14	Property		1	1235 Imperial Road	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.15	Property		1	145 Industrial St. SE	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.16	Property		1	1952 E. Lucas Street	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.17	Property		1	13241 South 11th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.18	Property		1	2424 Kenskill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.19	Property		1	100 Bailiff Drive	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.20	Property		1	203 Gate Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.21	Property		1	201 S. Kennedy	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.22	Property		1	90 S. 1200 West	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
5.23	Property		1	263 Corporate Drive	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2024
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	NAP	NAP	NAP	NAP	NAP	8/21/2024
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio
7.01	Property		1	2294 Molly Pitcher Highway	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
7.02	Property		1	Steelway Industrial Park	12.4%	6/30/2026	Scholastic Book Fairs, Inc.	48,123	7.3%	9/30/2025	8/15/2024
7.03	Property		1	1001 and 1011 AIP Drive	11.0%	9/30/2027	Hershey Creamery Company	23,571	8.2%	8/31/2031	8/12/2024
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	10.9%	12/31/2026	PODS Enterprises	28,000	7.0%	7/31/2028	8/15/2024
7.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
7.06	Property		1	Marway Circle Industrial Buildings	4.7%	2/28/2030	Mid-Atlantic Holdings	8,250	4.7%	10/31/2025	8/14/2024, 8/15/2024
7.07	Property		1	DLG International, Inc.	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
8	Loan	5, 33	1	West Palm Gardens	NAP	NAP	NAP	NAP	NAP	NAP	7/24/2024
9	Loan	16, 27	1	95-22 147th Place	NAP	NAP	NAP	NAP	NAP	NAP	7/10/2024
10	Loan	19	1	Hampton Inn JFK	NAP	NAP	NAP	NAP	NAP	NAP	8/13/2024
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2024
12	Loan	2, 16, 19	1	The Summit	NAP	NAP	NAP	NAP	NAP	NAP	7/23/2024
13	Loan	6, 30	4	AL & SC Multifamily Portfolio
13.01	Property		1	Lorna Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	7/12/2024
13.02	Property		1	The Place at Galleria	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2024
13.03	Property		1	Silver Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	7/12/2024
13.04	Property		1	Broadway Apartments	NAP	NAP	NAP	NAP	NAP	NAP	7/12/2024
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	2.6%	6/30/2033	Russell Reynolds Associates	49,236	2.6%	12/31/2026	5/23/2024
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	3.2%	1/31/2032	Victoria's Secret	14,115	2.6%	1/31/2032	5/20/2024
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0
16.01	Property		1	Ouchita Commons	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
16.02	Property		1	Wyota Commons West	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
16.03	Property		1	Magic City Commons	NAP	NAP	NAP	NAP	NAP	NAP	8/7/2024
16.04	Property		1	Sugarloaf Studios	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
16.05	Property		1	Osage Commons	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
16.06	Property		1	Black River Studios	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024

A-23

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date
							4, 21, 22, 23, 28
16.07	Property		1	The Dels Addition	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
16.08	Property		1	Southfork Studios	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2024
17	Loan	16, 27	1	65 4th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	7/23/2024
18	Loan	7, 12, 23	1	One Park Square	4.3%	6/28/2025	Sysmex	10,303	3.6%	12/31/2027	7/1/2024
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	8/14/2024
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	NAP	NAP	NAP	NAP	NAP	6/27/2024
21	Loan		1	5 East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	7/30/2024
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2024
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	4/18/2024
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	NAP	NAP	NAP	NAP	NAP	8/7/2024
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2024
26	Loan	7, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	NAP	NAP	5/31/2024
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	NAP	NAP	NAP	NAP	NAP	8/13/2024
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	4.5%	5/31/2035	Focus Financial Partners	13,135	4.5%	2/28/2035	7/3/2024
29	Loan	6, 12	2	Union & Schenectady
29.01	Property		1	Schenectady	NAP	NAP	NAP	NAP	NAP	NAP	7/30/2024
29.02	Property		1	Union	NAP	NAP	NAP	NAP	NAP	NAP	7/30/2024
30	Loan	17, 27	1	Residences at River Place III	NAP	NAP	NAP	NAP	NAP	NAP	1/2/2024
31	Loan	7, 19, 24	1	Linx	NAP	NAP	NAP	NAP	NAP	NAP	6/11/2024
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	NAP	NAP	NAP	NAP	NAP	8/14/2024
33	Loan		1	Waterview Estates	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2024
34	Loan	16, 27	1	1720 Lincoln Place	NAP	NAP	NAP	NAP	NAP	NAP	7/3/2024
35	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	5/30/2024

A-24

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
										17
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	7/10/2024	NAP	NAP	No	Fee	NAP	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	NAP	6/5/2024	NAP	NAP	No	Fee	NAP	NAP
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	8/26/2024	NAP	NAP	No	Fee	NAP	NAP
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	NAP	7/24/2024	NAP	NAP	No	Fee	NAP	NAP
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio
5.01	Property		1	5301 Old Baumgartner Road	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.02	Property		1	1 Centro Way	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.03	Property		1	1745 Cragmont Street	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.04	Property		1	2725 Kelly Boulevard	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.05	Property		1	875 Green Valley Road	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.06	Property		1	4920 State Road	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.08	Property		1	736, 746 Birginal Drive	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.09	Property		1	1660 N. Airport Road	NAP	5/16/2024	6/6/2024	7%	No	Fee	NAP	NAP
5.10	Property		1	4724 W. Junction Street	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.11	Property		1	709 Railroad Avenue	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.12	Property		1	2820 FM 1516N	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.14	Property		1	1235 Imperial Road	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.15	Property		1	145 Industrial St. SE	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.16	Property		1	1952 E. Lucas Street	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.17	Property		1	13241 South 11th Avenue	NAP	5/16/2024	6/7/2024	3%	No	Fee	NAP	NAP
5.18	Property		1	2424 Kenskill Avenue	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.19	Property		1	100 Bailiff Drive	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.20	Property		1	203 Gate Ridge Road	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.21	Property		1	201 S. Kennedy	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
5.22	Property		1	90 S. 1200 West	NAP	5/16/2024	6/6/2024	5%	No	Fee	NAP	NAP
5.23	Property		1	263 Corporate Drive	NAP	5/16/2024	NAP	NAP	No	Fee	NAP	NAP
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	2/26/2024	2/26/2024	7%	No	Fee	NAP	NAP
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio
7.01	Property		1	2294 Molly Pitcher Highway	NAP	8/8/2024	NAP	NAP	Yes - A	Fee	NAP	NAP
7.02	Property		1	Steelway Industrial Park	NAP	8/8/2024, 8/15/2024	NAP	NAP	No	Fee	NAP	NAP
7.03	Property		1	1001 and 1011 AIP Drive	NAP	8/8/2024	NAP	NAP	No	Fee	NAP	NAP
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	NAP	8/8/2024, 8/15/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
7.05	Property		1	Owens Brockway Distribution Warehouse	NAP	8/8/2024	NAP	NAP	No	Fee	NAP	NAP
7.06	Property		1	Marway Circle Industrial Buildings	NAP	8/8/2024	NAP	NAP	No	Fee	NAP	NAP
7.07	Property		1	DLG International, Inc.	NAP	8/8/2024	NAP	NAP	No	Fee	NAP	NAP
8	Loan	5, 33	1	West Palm Gardens	NAP	7/24/2024	NAP	NAP	No	Fee	NAP	NAP
9	Loan	16, 27	1	95-22 147th Place	NAP	7/10/2024	NAP	NAP	No	Fee	NAP	NAP
10	Loan	19	1	Hampton Inn JFK	NAP	8/13/2024	NAP	NAP	No	Fee	NAP	NAP
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	8/1/2024	NAP	NAP	No	Fee	NAP	NAP
12	Loan	2, 16, 19	1	The Summit	NAP	7/23/2024	NAP	NAP	No	Fee	NAP	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio
13.01	Property		1	Lorna Place Apartments	NAP	7/16/2024	NAP	NAP	No	Fee	NAP	NAP
13.02	Property		1	The Place at Galleria	NAP	7/16/2024	NAP	NAP	No	Fee	NAP	NAP
13.03	Property		1	Silver Creek Apartments	NAP	7/15/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
13.04	Property		1	Broadway Apartments	NAP	7/15/2024	NAP	NAP	No	Fee	NAP	NAP
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	5/23/2024	NAP	NAP	No	Fee	NAP	NAP
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	NAP	5/20/2024	NAP	NAP	No	Fee	NAP	NAP
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0
16.01	Property		1	Ouchita Commons	NAP	8/9/2024	NAP	NAP	No	Fee	NAP	NAP
16.02	Property		1	Wyota Commons West	NAP	8/8/2024	NAP	NAP	No	Fee	NAP	NAP
16.03	Property		1	Magic City Commons	NAP	8/8/2024	NAP	NAP	No	Fee	NAP	NAP
16.04	Property		1	Sugarloaf Studios	NAP	8/7/2024	NAP	NAP	No	Fee	NAP	NAP
16.05	Property		1	Osage Commons	NAP	8/8/2024	NAP	NAP	No	Fee	NAP	NAP
16.06	Property		1	Black River Studios	NAP	8/8/2024	NAP	NAP	No	Fee	NAP	NAP

A-25

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
										17
16.07	Property		1	The Dels Addition	NAP	8/7/2024	NAP	NAP	No	Fee	NAP	NAP
16.08	Property		1	Southfork Studios	NAP	8/9/2024	NAP	NAP	No	Fee	NAP	NAP
17	Loan	16, 27	1	65 4th Avenue	NAP	7/22/2024	NAP	NAP	No	Fee	NAP	NAP
18	Loan	7, 12, 23	1	One Park Square	NAP	6/27/2024	NAP	NAP	Yes - AH	Fee	NAP	NAP
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	8/21/2024	NAP	NAP	No	Fee	NAP	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	7/29/2024	NAP	NAP	Yes - AE	Fee/Leasehold	10/31/2123	One, 99-year option
21	Loan		1	5 East Apartments	NAP	7/29/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	7/31/2024	NAP	NAP	No	Fee	NAP	NAP
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	4/18/2024	NAP	NAP	No	Fee	NAP	NAP
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	8/7/2024	NAP	NAP	No	Fee	NAP	NAP
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	9/11/2024	NAP	NAP	No	Fee	NAP	NAP
26	Loan	7, 19	1	Westshore Crossing	NAP	5/31/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	8/13/2024	NAP	NAP	No	Leasehold	5/8/2037	11, 5-year options
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	NAP	7/3/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
29	Loan	6, 12	2	Union & Schenectady
29.01	Property		1	Schenectady	NAP	7/31/2024	NAP	NAP	No	Fee	NAP	NAP
29.02	Property		1	Union	NAP	7/31/2024	NAP	NAP	No	Fee	NAP	NAP
30	Loan	17, 27	1	Residences at River Place III	NAP	7/26/2024	NAP	NAP	Yes - AE	Fee	NAP	NAP
31	Loan	7, 19, 24	1	Linx	NAP	6/11/2024	NAP	NAP	No	Fee	NAP	NAP
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	8/14/2024	NAP	NAP	No	Fee	NAP	NAP
33	Loan		1	Waterview Estates	NAP	7/29/2024	NAP	NAP	No	Fee	NAP	NAP
34	Loan	16, 27	1	1720 Lincoln Place	NAP	7/3/2024	NAP	NAP	No	Fee	NAP	NAP
35	Loan		1	Hidden Creek Apartments	NAP	5/30/2024	NAP	NAP	No	Fee	NAP	NAP

A-26

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
							18	19	18	19	18	19
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	NAP	1,061,067	33,151	96,000	8,000	0	2,478
2	Loan	1, 7, 12, 13, 27	1	Colony Square	NAP	NAP	0	375,955	0	Springing	0	19,152
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	NAP	211,379	52,845	0	Springing	0	4,248
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	NAP	NAP	0	Springing	0	Springing	0	8,161
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio			0	Springing	0	Springing	0	Springing
5.01	Property		1	5301 Old Baumgartner Road	NAP	NAP
5.02	Property		1	1 Centro Way	NAP	NAP
5.03	Property		1	1745 Cragmont Street	NAP	NAP
5.04	Property		1	2725 Kelly Boulevard	NAP	NAP
5.05	Property		1	875 Green Valley Road	NAP	NAP
5.06	Property		1	4920 State Road	NAP	NAP
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	NAP	NAP
5.08	Property		1	736, 746 Birginal Drive	NAP	NAP
5.09	Property		1	1660 N. Airport Road	NAP	NAP
5.10	Property		1	4724 W. Junction Street	NAP	NAP
5.11	Property		1	709 Railroad Avenue	NAP	NAP
5.12	Property		1	2820 FM 1516N	NAP	NAP
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	NAP	NAP
5.14	Property		1	1235 Imperial Road	NAP	NAP
5.15	Property		1	145 Industrial St. SE	NAP	NAP
5.16	Property		1	1952 E. Lucas Street	NAP	NAP
5.17	Property		1	13241 South 11th Avenue	NAP	NAP
5.18	Property		1	2424 Kenskill Avenue	NAP	NAP
5.19	Property		1	100 Bailiff Drive	NAP	NAP
5.20	Property		1	203 Gate Ridge Road	NAP	NAP
5.21	Property		1	201 S. Kennedy	NAP	NAP
5.22	Property		1	90 S. 1200 West	NAP	NAP
5.23	Property		1	263 Corporate Drive	NAP	NAP
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	NAP	1,181,942	98,495	0	Springing	0	5,530
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio			188,503	188,503	265,597	40,242	0	32,173
7.01	Property		1	2294 Molly Pitcher Highway	NAP	NAP
7.02	Property		1	Steelway Industrial Park	NAP	NAP
7.03	Property		1	1001 and 1011 AIP Drive	NAP	NAP
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	NAP	NAP
7.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP
7.06	Property		1	Marway Circle Industrial Buildings	NAP	NAP
7.07	Property		1	DLG International, Inc.	NAP	NAP
8	Loan	5, 33	1	West Palm Gardens	NAP	NAP	564,639	51,331	0	65,559	0	10,096
9	Loan	16, 27	1	95-22 147th Place	NAP	NAP	23,377	4,675	16,705	8,352	0	2,484
10	Loan	19	1	Hampton Inn JFK	NAP	NAP	457,399	104,908	0	Springing	0	28,139
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	NAP	0	53,489	18,045	3,609	0	887
12	Loan	2, 16, 19	1	The Summit	NAP	NAP	374,711	64,325	34,862	6,972	0	2,135
13	Loan	6, 30	4	AL & SC Multifamily Portfolio			109,168	54,584	32,944	32,944	0	11,171
13.01	Property		1	Lorna Place Apartments	NAP	NAP
13.02	Property		1	The Place at Galleria	NAP	NAP
13.03	Property		1	Silver Creek Apartments	NAP	NAP
13.04	Property		1	Broadway Apartments	NAP	NAP
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	NAP	6,464,476	3,232,238	0	Springing	13,608,000	0
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	NAP	NAP	0	Springing	0	Springing	0	Springing
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0			93,132	Springing	98,614	8,464	88,000	7,333
16.01	Property		1	Ouchita Commons	NAP	NAP
16.02	Property		1	Wyota Commons West	NAP	NAP
16.03	Property		1	Magic City Commons	NAP	NAP
16.04	Property		1	Sugarloaf Studios	NAP	NAP
16.05	Property		1	Osage Commons	NAP	NAP
16.06	Property		1	Black River Studios	NAP	NAP

A-27

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
							18	19	18	19	18	19
16.07	Property		1	The Dels Addition	NAP	NAP
16.08	Property		1	Southfork Studios	NAP	NAP
17	Loan	16, 27	1	65 4th Avenue	NAP	NAP	10,401	2,080	7,546	1,509	0	539
18	Loan	7, 12, 23	1	One Park Square	NAP	NAP	1,236,121	106,100	0	Springing	0	5,885
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	NAP	15,974	3,195	20,276	2,534	0	765
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	71,000	No	1,586,084	158,608	169,239	84,619	0	17,057
21	Loan		1	5 East Apartments	NAP	NAP	135,236	12,758	54,882	27,441	0	5,583
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	NAP	123,353	41,118	13,090	1,636	40,000	0
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	NAP	89,114	22,279	23,120	2,300	0	750
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	NAP	29,035	5,807	16,989	4,201	0	2,459
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	NAP	56,066	14,016	18,937	2,571	0	688
26	Loan	7, 19	1	Westshore Crossing	NAP	NAP	411,534	45,726	262,256	33,546	100,000	7,021
27	Loan	19	1	Red Roof Inn Plus Saugus	136,014	No	13,844	13,844	0	Springing	0	14,281
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	NAP	NAP	1,819,946	181,995	0	Springing	0	6,135
29	Loan	6, 12	2	Union & Schenectady			61,429	15,357	0	Springing	0	1,208
29.01	Property		1	Schenectady	NAP	NAP
29.02	Property		1	Union	NAP	NAP
30	Loan	17, 27	1	Residences at River Place III	NAP	NAP	0	2,087	0	2,590	0	600
31	Loan	7, 19, 24	1	Linx	NAP	NAP	0	Springing	0	Springing	0	3,084
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	NAP	24,576	2,560	53,026	5,523	0	6,324
33	Loan		1	Waterview Estates	NAP	NAP	32,475	12,490	12,265	3,407	0	2,417
34	Loan	16, 27	1	1720 Lincoln Place	NAP	NAP	1,742	1,742	4,343	869	0	229
35	Loan		1	Hidden Creek Apartments	NAP	NAP	13,966	6,983	0	6,077	0	1,875

A-28

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
					20	18	19	20	18	19	20	18	18
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	0	0	949	0	0	0	0	0	126,525
2	Loan	1, 7, 12, 13, 27	1	Colony Square	0	4,000,000	90,468	0	0	0	0	0	4,930,192
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	0	0	0	0	0	0	0	79,376	0
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	0	10,000,000	61,205	0	0	0	0	0	402,315
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	446,795	0	Springing	2,233,973	0	0	0	0	0
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	132,718	98,629	3,052	73,237	0	0	0	0	0
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	772,158	1,400,000	53,622	1,500,000	0	0	0	197,044	786,168
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	0	0	0	0	0	0	0	62,750	0
9	Loan	16, 27	1	95-22 147th Place	0	0	0	0	0	0	0	5,923	0
10	Loan	19	1	Hampton Inn JFK	0	0	0	0	0	0	0	51,750	250,000
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	0	0	300	0	0	0	0	0	106,000
12	Loan	2, 16, 19	1	The Summit	0	0	0	0	0	0	0	0	1,500,000
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	0	0	0	0	0	0	0	28,750	0
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	0	180,000,000	Springing	0	20,000,000	1,250,000	53,305,208	0	41,953,099
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	270,493	0	Springing	1,081,972	0	0	0	0	0
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	0	0	0	0	0	0	0	0	0
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-29

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
					20	18	19	20	18	19	20	18	18
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	0	0	386	0	0	0	0	1,650	349,272
18	Loan	7, 12, 23	1	One Park Square	211,856	1,500,000	23,540	0	0	0	0	0	587,921
19	Loan	16, 27, 28	1	80 Linden Boulevard	0	0	99	0	0	0	0	0	0
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	0	0	0	0	0	0	0	0	0
21	Loan		1	5 East Apartments	0	0	0	0	146,699	0	0	26,969	0
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	0	0	Springing	0	0	0	0	0	0
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	0	0	0	0	0	0	0	4,375	395,352
24	Loan	16, 19, 22	1	201 Airside Drive	0	0	Springing	0	0	0	0	98,875	0
25	Loan	16, 27, 29	1	128 West 167th Street	0	0	0	0	0	0	0	4,125	150,000
26	Loan	7, 19	1	Westshore Crossing	0	0	0	0	0	0	0	56,313	0
27	Loan	19	1	Red Roof Inn Plus Saugus	0	0	0	0	0	0	0	0	11,334
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	0	3,000,000	24,541	0	0	0	0	0	5,435,972
29	Loan	6, 12	2	Union & Schenectady	0	0	0	0	0	0	0	2,938	0
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	0	0	0	0	0	0	0	0	0
31	Loan	7, 19, 24	1	Linx	0	0	30,836	0	0	0	0	0	0
32	Loan	19	1	WoodSpring Suites – Chattanooga	0	0	0	0	0	0	0	3,375	3,000
33	Loan		1	Waterview Estates	0	0	0	0	0	0	0	46,250	4,340
34	Loan	16, 27	1	1720 Lincoln Place	0	0	0	0	0	0	0	0	0
35	Loan		1	Hidden Creek Apartments	0	0	0	0	0	0	0	0	0

A-30

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
					19		20
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	0	Free Rent Reserve	0
2	Loan	1, 7, 12, 13, 27	1	Colony Square	425,000	Outstanding TI/LC Reserve (Upfront:$3,965,064.68), Additional Rollover Reserve (Monthly: $425,000), Free Rent Reserve (Upfront: $965,127)	Additional Rollover Reserve ($5,100,000)
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	0		0
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	0	Free Rent Reserve ($88,750); Closing Date TI/LC ($313,565)	0
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	Springing	Free Rent Reserve	0
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	0		0
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	0	Rent Concession Funds (Upfront: $210,881.48), TATILC Funds (Upfront: $575,286.97)	0
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	0		0
9	Loan	16, 27	1	95-22 147th Place	0		0
10	Loan	19	1	Hampton Inn JFK	Springing	Guarantor Litigation Reserve (Upfront: $0; Monthly: Springing), Seasonality Reserve (Upfront: $250,000; Monthly: Springing), PIP Reserve (Upfront: $0; Monthly: Springing)	Guarantor Litigation Reserve ($2,500,000)
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	0	Commercial Tenant Occupancy Reserve	0
12	Loan	2, 16, 19	1	The Summit	0	Performance Reserve	0
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	0		0
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	0	Outstanding TI/LC and Free Rent Reserve	0
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	Springing	Anchor Tenant Reserve	0
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	0		0
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-31

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
					19		20
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	Springing	Rent Reserve	0
18	Loan	7, 12, 23	1	One Park Square	0	Unfunded Obligations	0
19	Loan	16, 27, 28	1	80 Linden Boulevard	0		0
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	Springing	PHFC Payments Reserve	0
21	Loan		1	5 East Apartments	0		0
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	0		0
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	0	Rent Reserve ($245,352), 421-a Reserve ($150,000)	0
24	Loan	16, 19, 22	1	201 Airside Drive	0		0
25	Loan	16, 27, 29	1	128 West 167th Street	0	421-a Reserve	0
26	Loan	7, 19	1	Westshore Crossing	0		0
27	Loan	19	1	Red Roof Inn Plus Saugus	11,334	Ground Lease Reserve	0
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	0	Outstanding TI/LC Reserve ($2,379,904.79); Free Rent Reserve ($1,453,178.59); Gap Rent Reserve ($1,169,335.99); Cash Out Reserve ($433,552.88)	0
29	Loan	6, 12	2	Union & Schenectady	0		0
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	0		0
31	Loan	7, 19, 24	1	Linx	Springing	Special Cash Collateral Reserve	0
32	Loan	19	1	WoodSpring Suites – Chattanooga	Springing	Replacement Comfort Letter Funds (Upfront: $3,000); PIP Funds (Upfront: $0; Monthly: Springing)	0
33	Loan		1	Waterview Estates	0	Workers' Comp Premiums Required Deposit	0
34	Loan	16, 27	1	1720 Lincoln Place	0		0
35	Loan		1	Hidden Creek Apartments	0		0

A-32

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
							26	26
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes
2	Loan	1, 7, 12, 13, 27	1	Colony Square	NAP	NAP	Hard	Springing	Yes
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	NAP	Hard	Springing	Yes
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	NAP	NAP	Hard	Springing	Yes
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	NAP	NAP	Hard	Springing	Yes
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	NAP	Springing	Springing	Yes
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	NAP	NAP	Hard	Springing	Yes
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	NAP	NAP	Springing	Springing	Yes
9	Loan	16, 27	1	95-22 147th Place	NAP	NAP	Springing	Springing	Yes
10	Loan	19	1	Hampton Inn JFK	NAP	NAP	Springing	Springing	Yes
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	NAP	Springing	Springing	Yes
12	Loan	2, 16, 19	1	The Summit	1,500,000	$1,500,000 eposited into the Performance Reserve Holdback to be distributed to the borrower upon certain conditions in the loan agreement	Springing	Springing	Yes
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	NAP	NAP	Springing	Springing	Yes
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	NAP	Hard	In Place	Yes
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	NAP	NAP	Hard	Springing	Yes
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	NAP	NAP	Springing	Springing	Yes
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-33

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
							26	26
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	NAP	NAP	Springing	Springing	Yes
18	Loan	7, 12, 23	1	One Park Square	NAP	NAP	Hard	Springing	Yes
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	NAP	Springing	Springing	Yes
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	NAP	Soft	Springing	Yes
21	Loan		1	5 East Apartments	NAP	NAP	Hard	Springing	Yes
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	NAP	Hard	Springing	Yes
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	NAP	Springing	Springing	Yes
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	NAP	Hard	Springing	Yes
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	NAP	Springing	Springing	Yes
26	Loan	7, 19	1	Westshore Crossing	NAP	NAP	Soft	Springing	Yes
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	NAP	Springing	Springing	Yes
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	NAP	NAP	Hard	Springing	Yes
29	Loan	6, 12	2	Union & Schenectady	NAP	NAP	Springing	Springing	Yes
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	NAP	NAP	Springing	Springing	Yes
31	Loan	7, 19, 24	1	Linx	NAP	NAP	Hard	Springing	Yes
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	NAP	Springing	Springing	Yes
33	Loan		1	Waterview Estates	NAP	NAP	Springing	Springing	Yes
34	Loan	16, 27	1	1720 Lincoln Place	NAP	NAP	Springing	Springing	Yes
35	Loan		1	Hidden Creek Apartments	NAP	NAP	Springing	Springing	Yes

A-34

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
										9	9
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	No	Yes	Yes	60,000,000	24,000,000	121,666.67	425,833.33	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	No	Yes	No	60,000,000	200,000,000	1,246,238.42	1,620,109.95	NAP
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	Yes	Yes	Yes	60,000,000	12,000,000	71,479.17	428,875.00	NAP
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	Yes	Yes	Yes	60,000,000	42,635,000	236,560.59	569,471.01	NAP
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	Yes	Yes	Yes	60,000,000	26,389,388	115,407.15	377,801.59	NAP
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	Yes	Yes	No	54,000,000	58,000,000	318,677.11	615,376.48	NAP
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	No	No	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	95-22 147th Place	No	No	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19	1	Hampton Inn JFK	No	No	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	No	No	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19	1	The Summit	No	No	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	No	Yes	No	30,000,000	490,000,000	2,902,172.45	3,079,856.48	230,000,000
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	No	Yes	No	25,960,630	193,706,236	1,266,803.17	1,436,580.91	NAP
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	No	No	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-35

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
										9	9
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	No	No	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	7, 12, 23	1	One Park Square	Yes	Yes	No	20,000,000	27,650,000	143,674.39	247,598.00	NAP
19	Loan	16, 27, 28	1	80 Linden Boulevard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	No	Yes	No	20,000,000	58,400,000	290,775.90	390,356.69	NAP
21	Loan		1	5 East Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	No	No	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 19, 22	1	201 Airside Drive	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	16, 27, 29	1	128 West 167th Street	No	No	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	7, 19	1	Westshore Crossing	No	Yes	No	10,400,000	40,000,000	219,642.13	276,749.08	NAP
27	Loan	19	1	Red Roof Inn Plus Saugus	No	No	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	No	Yes	No	8,000,000	88,000,000	513,399.54	560,072.22	NAP
29	Loan	6, 12	2	Union & Schenectady	No	No	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	No	No	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	7, 19, 24	1	Linx	Yes	Yes	No	6,000,000	88,000,000	430,868.98	460,246.41	NAP
32	Loan	19	1	WoodSpring Suites – Chattanooga	No	No	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Waterview Estates	No	No	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 27	1	1720 Lincoln Place	No	No	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Hidden Creek Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-36

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
							9		13
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	84,000,000	425,833.33	68.6%	1.25	7.7%	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	NAP	260,000,000	1,620,109.95	50.4%	1.51	11.8%	NAP
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	72,000,000	428,875.00	57.1%	1.37	10.0%	NAP
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	NAP	102,635,000	569,471.01	61.1%	2.57	17.9%	NAP
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	NAP	86,389,388	377,801.59	65.0%	2.25	11.8%	NAP
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	NAP	112,000,000	615,376.48	63.9%	1.37	9.9%	NAP
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	95-22 147th Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19	1	Hampton Inn JFK	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19	1	The Summit	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	7.01000%	750,000,000	4,442,100.69	42.7%	1.89	13.5%	NAP
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	NAP	219,666,866	1,436,580.91	55.9%	1.72	13.8%	NAP
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-37

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
							9		13
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	7, 12, 23	1	One Park Square	NAP	47,650,000	247,598.00	58.8%	2.18	14.2%	NAP
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	78,400,000	390,356.69	68.2%	1.79	11.0%	NAP
21	Loan		1	5 East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	7, 19	1	Westshore Crossing	NAP	50,400,000	276,749.08	58.5%	1.30	8.7%	NAP
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	NAP	96,000,000	560,072.22	60.6%	1.55	11.3%	NAP
29	Loan	6, 12	2	Union & Schenectady	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	7, 19, 24	1	Linx	NAP	94,000,000	460,246.41	38.1%	2.36	14.3%	NAP
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	Waterview Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 27	1	1720 Lincoln Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-38

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
							9		13		13
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	NAP	NAP	NAP	NAP	NAP	No
2	Loan	1, 7, 12, 13, 27	1	Colony Square	NAP	NAP	NAP	NAP	NAP	NAP	No
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	NAP	NAP	NAP	NAP	NAP	NAP	No
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	16, 27	1	95-22 147th Place	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	19	1	Hampton Inn JFK	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	2, 16, 19	1	The Summit	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	NAP	NAP	NAP	NAP	NAP	NAP	No
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	NAP	NAP	NAP	NAP	NAP	NAP	No
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-39

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
							9		13		13
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No
18	Loan	7, 12, 23	1	One Park Square	NAP	NAP	NAP	NAP	NAP	NAP	Yes
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	No
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	NAP	NAP	NAP	NAP	NAP	No
21	Loan		1	5 East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	NAP	NAP	NAP	NAP	NAP	No
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP	No
26	Loan	7, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	NAP	NAP	No
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	NAP	NAP	NAP	NAP	NAP	No
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	NAP	NAP	NAP	NAP	NAP	NAP	No
29	Loan	6, 12	2	Union & Schenectady	NAP	NAP	NAP	NAP	NAP	NAP	No
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan	7, 19, 24	1	Linx	NAP	NAP	NAP	NAP	NAP	NAP	No
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	NAP	NAP	NAP	NAP	NAP	No
33	Loan		1	Waterview Estates	NAP	NAP	NAP	NAP	NAP	NAP	No
34	Loan	16, 27	1	1720 Lincoln Place	NAP	NAP	NAP	NAP	NAP	NAP	No
35	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No

A-40

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
					13
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	Joseph Brunner and Abraham Mandel
2	Loan	1, 7, 12, 13, 27	1	Colony Square	NAP	North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	Moishe Mana
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	NAP	AH 125 Summer Boston LP, OPG Investment Holdings GP (US), LLC and OPG NA Holdings (DE) LP
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	NAP	New Mountain Net Lease Partners II Corporation
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	Thomas B. Brenneke, Jr.
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	NAP	Gavriel Alexander
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	NAP	Zvi Horowitz and Samuel Pollak
9	Loan	16, 27	1	95-22 147th Place	NAP	Moshe Braver
10	Loan	19	1	Hampton Inn JFK	NAP	Frank Yuan, Norbert Yuan, Jerome Edward Yuan, Paul Yuan
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	Joel Schwartz
12	Loan	2, 16, 19	1	The Summit	NAP	Mordechai Halberstam
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	NAP	David Dedvukaj and Joseph Anthony Nathan
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	The Stahl Organization
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	NAP	Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	NAP	Mark J. Bertel, Jr.
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-41

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
					13
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	NAP	Joel Schwartz
18	Loan	7, 12, 23	1	One Park Square	Mezzanine (Max Combined LTV of 58.5%; Min Combined DSCR of 1.93x; Min Combined Debt Yield of 14.22%; Intercreditor Agreement is required)	Island Recovery Fund IV TIER Holdings LLC and Vanderbilt Investment Partners LLC
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	Chaim Wurzberger
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	Ascendant Capital Fund II LP
21	Loan		1	5 East Apartments	NAP	Israel Gross
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	Jeffrey A. Pori
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	Leah Waldman
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	Joseph Faro and Salvatore Lupoli
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	Leah Waldman
26	Loan	7, 19	1	Westshore Crossing	NAP	Jakub Hejl
27	Loan	19	1	Red Roof Inn Plus Saugus	NAP	R&R Real Estate Investment Trust
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	NAP	C-III Capital Partners, Vanderbilt Office Properties, and Trinity Capital Advisors
29	Loan	6, 12	2	Union & Schenectady	NAP	Shmuel Kairy
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	NAP	Faith Diamond
31	Loan	7, 19, 24	1	Linx	NAP	Clarion Partners, LLC
32	Loan	19	1	WoodSpring Suites – Chattanooga	NAP	Amish Patel; Dipal Patel
33	Loan		1	Waterview Estates	NAP	Aryeh Rothman
34	Loan	16, 27	1	1720 Lincoln Place	NAP	Michael Greenfeld, Meilech Freidman and Lazar Katz
35	Loan		1	Hidden Creek Apartments	NAP	Tina Mrukowski

A-42

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
					24		33
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	Joseph Brunner, Abraham Mandel and Toby Mandel	No	No	Refinance
2	Loan	1, 7, 12, 13, 27	1	Colony Square	North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.	No	No	Refinance
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	Moishe Mana	No	No	Refinance
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	OPG NA Holdings (DE) LP	No	No	Refinance
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	New Mountain Net Lease Partners II Corporation	No	No	Recapitalization
5.01	Property		1	5301 Old Baumgartner Road
5.02	Property		1	1 Centro Way
5.03	Property		1	1745 Cragmont Street
5.04	Property		1	2725 Kelly Boulevard
5.05	Property		1	875 Green Valley Road
5.06	Property		1	4920 State Road
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27
5.08	Property		1	736, 746 Birginal Drive
5.09	Property		1	1660 N. Airport Road
5.10	Property		1	4724 W. Junction Street
5.11	Property		1	709 Railroad Avenue
5.12	Property		1	2820 FM 1516N
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.
5.14	Property		1	1235 Imperial Road
5.15	Property		1	145 Industrial St. SE
5.16	Property		1	1952 E. Lucas Street
5.17	Property		1	13241 South 11th Avenue
5.18	Property		1	2424 Kenskill Avenue
5.19	Property		1	100 Bailiff Drive
5.20	Property		1	203 Gate Ridge Road
5.21	Property		1	201 S. Kennedy
5.22	Property		1	90 S. 1200 West
5.23	Property		1	263 Corporate Drive
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	Guardian Real Estate Services LLC	No	No	Acquisition
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	Gavriel Alexander	No	No	Refinance
7.01	Property		1	2294 Molly Pitcher Highway
7.02	Property		1	Steelway Industrial Park
7.03	Property		1	1001 and 1011 AIP Drive
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)
7.05	Property		1	Owens Brockway Distribution Warehouse
7.06	Property		1	Marway Circle Industrial Buildings
7.07	Property		1	DLG International, Inc.
8	Loan	5, 33	1	West Palm Gardens	Zvi Horowitz and Samuel Pollak	No	Yes	Refinance
9	Loan	16, 27	1	95-22 147th Place	Moshe Braver	No	No	Refinance
10	Loan	19	1	Hampton Inn JFK	Frank Yuan, Norbert Yuan, Jerome Yuan, Paul Yuan	No	No	Refinance
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	Joel Schwartz	No	No	Refinance
12	Loan	2, 16, 19	1	The Summit	Mordechai Halberstam	No	No	Refinance
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	David Dedvukaj and Joseph Anthony Nathan	No	No	Refinance
13.01	Property		1	Lorna Place Apartments
13.02	Property		1	The Place at Galleria
13.03	Property		1	Silver Creek Apartments
13.04	Property		1	Broadway Apartments
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	No	No	Refinance
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	BPR Nimbus LLC	No	No	Refinance
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	Mark J. Bertel, Jr.	No	No	Refinance
16.01	Property		1	Ouchita Commons
16.02	Property		1	Wyota Commons West
16.03	Property		1	Magic City Commons
16.04	Property		1	Sugarloaf Studios
16.05	Property		1	Osage Commons
16.06	Property		1	Black River Studios

A-43

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
					24		33
16.07	Property		1	The Dels Addition
16.08	Property		1	Southfork Studios
17	Loan	16, 27	1	65 4th Avenue	Joel Schwartz	No	No	Refinance
18	Loan	7, 12, 23	1	One Park Square	Island Recovery Fund IV Tier Holdings LLC, JBC Office, LLC and Vanderbilt Partners LLC	No	No	Acquisition
19	Loan	16, 27, 28	1	80 Linden Boulevard	Chaim Wurzberger	No	No	Refinance
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	Ascendant Capital Fund II LP	No	No	Acquisition
21	Loan		1	5 East Apartments	Israel Gross	No	No	Refinance
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	Jeffrey A. Pori	Yes	No	Acquisition
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	Leah Waldman	No	No	Refinance
24	Loan	16, 19, 22	1	201 Airside Drive	Joseph Faro and Salvatore Lupoli	No	No	Acquisition
25	Loan	16, 27, 29	1	128 West 167th Street	Leah Waldman	No	No	Refinance
26	Loan	7, 19	1	Westshore Crossing	Jakub Hejl	No	No	Refinance
27	Loan	19	1	Red Roof Inn Plus Saugus	R&R Real Estate Investment Trust	No	No	Refinance
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	C-III Recovery Fund III Tier Holdings LLC, Vanderbilt Partners LLC, JBC Office, LLC (f/k/a CA Office, LLC), C. Walker Collier III, Jeff Sheehan, Gary Chesson and Peter J. Conway	No	No	Refinance
29	Loan	6, 12	2	Union & Schenectady	Shmuel Kairy	No	No	Refinance
29.01	Property		1	Schenectady
29.02	Property		1	Union
30	Loan	17, 27	1	Residences at River Place III	Faith Diamond	No	No	Refinance
31	Loan	7, 19, 24	1	Linx	Columbia Massachusetts Arsenal Office Properties, LLC	No	No	Recapitalization
32	Loan	19	1	WoodSpring Suites – Chattanooga	Amish Patel; Dipal Patel	No	No	Refinance
33	Loan		1	Waterview Estates	Aryeh Rothman	No	No	Refinance
34	Loan	16, 27	1	1720 Lincoln Place	Michael Greenfeld, Meilech Freidman and Lazar Katz	No	No	Refinance
35	Loan		1	Hidden Creek Apartments	Tina Mrukowski	No	No	Refinance

A-44

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
					29						32
1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	No	84,000,000	0	0	0	84,000,000	79,633,324	0	2,636,959	1,283,592
2	Loan	1, 7, 12, 13, 27	1	Colony Square	No	260,000,000	37,832,154	0	0	297,832,154	281,760,456	0	7,141,506	8,930,192
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	No	72,000,000	0	0	0	72,000,000	35,931,257	0	1,507,748	290,755
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	No	102,635,000	46,322,255	0	0	148,957,255	135,690,150	0	2,864,790	10,402,315
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio		86,389,388	0	0	0	86,389,388	0	0	5,721,353	0
5.01	Property		1	5301 Old Baumgartner Road	No
5.02	Property		1	1 Centro Way	No
5.03	Property		1	1745 Cragmont Street	No
5.04	Property		1	2725 Kelly Boulevard	No
5.05	Property		1	875 Green Valley Road	No
5.06	Property		1	4920 State Road	No
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	No
5.08	Property		1	736, 746 Birginal Drive	No
5.09	Property		1	1660 N. Airport Road	No
5.10	Property		1	4724 W. Junction Street	No
5.11	Property		1	709 Railroad Avenue	No
5.12	Property		1	2820 FM 1516N	No
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	No
5.14	Property		1	1235 Imperial Road	No
5.15	Property		1	145 Industrial St. SE	No
5.16	Property		1	1952 E. Lucas Street	No
5.17	Property		1	13241 South 11th Avenue	No
5.18	Property		1	2424 Kenskill Avenue	No
5.19	Property		1	100 Bailiff Drive	No
5.20	Property		1	203 Gate Ridge Road	No
5.21	Property		1	201 S. Kennedy	No
5.22	Property		1	90 S. 1200 West	No
5.23	Property		1	263 Corporate Drive	No
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	No	58,392,000	27,883,098	0	0	86,275,098	0	80,000,000	4,994,527	1,280,571
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio		112,000,000	0	0	0	112,000,000	104,953,570	0	1,654,702	2,837,313
7.01	Property		1	2294 Molly Pitcher Highway	No
7.02	Property		1	Steelway Industrial Park	No
7.03	Property		1	1001 and 1011 AIP Drive	No
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	No
7.05	Property		1	Owens Brockway Distribution Warehouse	No
7.06	Property		1	Marway Circle Industrial Buildings	No
7.07	Property		1	DLG International, Inc.	No
8	Loan	5, 33	1	West Palm Gardens	No	50,000,000	0	0	0	50,000,000	35,003,463	0	905,343	627,389
9	Loan	16, 27	1	95-22 147th Place	No	46,000,000	0	0	0	46,000,000	35,931,858	0	1,170,370	46,005
10	Loan	19	1	Hampton Inn JFK	Yes	45,000,000	9,144	0	0	45,009,144	43,694,103	0	555,893	759,149
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	No	43,200,000	0	0	0	43,200,000	36,835,000	0	1,309,435	124,045
12	Loan	2, 16, 19	1	The Summit	No	37,000,000	0	0	0	37,000,000	26,192,492	0	1,014,795	1,909,573
13	Loan	6, 30	4	AL & SC Multifamily Portfolio		30,350,000	0	0	0	30,350,000	26,062,817	0	2,106,362	170,863
13.01	Property		1	Lorna Place Apartments	No
13.02	Property		1	The Place at Galleria	No
13.03	Property		1	Silver Creek Apartments	No
13.04	Property		1	Broadway Apartments	No
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	No	520,000,000	283,053,566	230,000,000	0	1,033,053,566	752,340,900	0	18,687,091	262,025,575
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	No	220,000,000	0	0	0	220,000,000	213,488,234	0	1,474,030	0
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0
16.01	Property		1	Ouchita Commons	No
16.02	Property		1	Wyota Commons West	Yes
16.03	Property		1	Magic City Commons	No
16.04	Property		1	Sugarloaf Studios	Yes
16.05	Property		1	Osage Commons	No
16.06	Property		1	Black River Studios	No

A-45

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
					29						32
16.07	Property		1	The Dels Addition	No
16.08	Property		1	Southfork Studios	No
17	Loan	16, 27	1	65 4th Avenue	No
18	Loan	7, 12, 23	1	One Park Square	No
19	Loan	16, 27, 28	1	80 Linden Boulevard	No
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	No
21	Loan		1	5 East Apartments	No
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	No
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	No
24	Loan	16, 19, 22	1	201 Airside Drive	No
25	Loan	16, 27, 29	1	128 West 167th Street	Yes
26	Loan	7, 19	1	Westshore Crossing	No
27	Loan	19	1	Red Roof Inn Plus Saugus	No
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	No
29	Loan	6, 12	2	Union & Schenectady
29.01	Property		1	Schenectady	No
29.02	Property		1	Union	No
30	Loan	17, 27	1	Residences at River Place III	Yes
31	Loan	7, 19, 24	1	Linx	No
32	Loan	19	1	WoodSpring Suites – Chattanooga	No
33	Loan		1	Waterview Estates	No
34	Loan	16, 27	1	1720 Lincoln Place	No
35	Loan		1	Hidden Creek Apartments	No

A-46

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)

1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	446,125	0	84,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	0	0	297,832,154	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	34,270,240	0	72,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	0	0	148,957,255	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	80,668,035	0	86,389,388	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	5301 Old Baumgartner Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	1 Centro Way				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	1745 Cragmont Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	2725 Kelly Boulevard				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	875 Green Valley Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	4920 State Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	736, 746 Birginal Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	1660 N. Airport Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	4724 W. Junction Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	709 Railroad Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	2820 FM 1516N				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	1235 Imperial Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	145 Industrial St. SE				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	1952 E. Lucas Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	13241 South 11th Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	2424 Kenskill Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	100 Bailiff Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.20	Property		1	203 Gate Ridge Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.21	Property		1	201 S. Kennedy				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.22	Property		1	90 S. 1200 West				NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.23	Property		1	263 Corporate Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	0	0	86,275,098	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	2,554,415	0	112,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	2294 Molly Pitcher Highway				NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Steelway Industrial Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	1001 and 1011 AIP Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)				NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Owens Brockway Distribution Warehouse				NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Marway Circle Industrial Buildings				NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	DLG International, Inc.				NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 33	1	West Palm Gardens	13,463,805	0	50,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	95-22 147th Place	8,851,768	0	46,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19	1	Hampton Inn JFK	0	0	45,009,144	7/31/2033	222.19	200.83	90.4%	222.19	200.83	90.4%
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	4,931,519	0	43,200,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19	1	The Summit	7,883,139	0	37,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	2,009,958	0	30,350,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	Lorna Place Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	The Place at Galleria				NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	Silver Creek Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	Broadway Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	0	0	1,033,053,566	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	5,037,736	0	220,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0				NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Ouchita Commons				NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Wyota Commons West				NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Magic City Commons				NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Sugarloaf Studios				NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Osage Commons				NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Black River Studios				NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-47

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)

16.07	Property		1	The Dels Addition				NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.08	Property		1	Southfork Studios				NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	65 4th Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	7, 12, 23	1	One Park Square				NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	16, 27, 28	1	80 Linden Boulevard				NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	5 East Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook				NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 19, 22	1	201 Airside Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	16, 27, 29	1	128 West 167th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	7, 19	1	Westshore Crossing				NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	Red Roof Inn Plus Saugus				9/24/2039	125.47	98.88	78.8%	125.47	98.88	78.8%
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre				NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6, 12	2	Union & Schenectady				NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	Schenectady				NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Union				NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	17, 27	1	Residences at River Place III				NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	7, 19, 24	1	Linx				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	WoodSpring Suites – Chattanooga				9/1/2035	49.26	42.15	85.6%	49.26	42.15	85.6%
33	Loan		1	Waterview Estates				NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 27	1	1720 Lincoln Place				NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Hidden Creek Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-48

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 3, 4, 5, 7, 12, 16, 22, 23, 27, 30	1	Signum at 375 Dean	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 7, 12, 13, 27	1	Colony Square	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	7, 12, 22, 31	1	GRM South Brunswick	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 10, 12, 18, 19, 23, 30	1	125 Summer	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 5, 6, 7, 12, 28	23	Tank Holding Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	5301 Old Baumgartner Road	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	1 Centro Way	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	1745 Cragmont Street	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	2725 Kelly Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	875 Green Valley Road	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	4920 State Road	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	16160,16180,16200,16210,3308 Hwy 27	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	736, 746 Birginal Drive	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	1660 N. Airport Road	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	4724 W. Junction Street	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	709 Railroad Avenue	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	2820 FM 1516N	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	1235 Imperial Road	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	145 Industrial St. SE	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	1952 E. Lucas Street	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	13241 South 11th Avenue	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	2424 Kenskill Avenue	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	100 Bailiff Drive	NAP	NAP	NAP	NAP	NAP	NAP
5.20	Property		1	203 Gate Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP
5.21	Property		1	201 S. Kennedy	NAP	NAP	NAP	NAP	NAP	NAP
5.22	Property		1	90 S. 1200 West	NAP	NAP	NAP	NAP	NAP	NAP
5.23	Property		1	263 Corporate Drive	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 4, 18, 19, 20, 31	1	Louisa Apartments	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 19, 21, 23	7	Interstate Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	2294 Molly Pitcher Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Steelway Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	1001 and 1011 AIP Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Northeastern Industrial Park (Bldgs 8, 21 & 22)	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Owens Brockway Distribution Warehouse	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Marway Circle Industrial Buildings	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	DLG International, Inc.	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 33	1	West Palm Gardens	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	16, 27	1	95-22 147th Place	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19	1	Hampton Inn JFK	204.85	177.73	86.8%	174.49	149.04	85.4%
11	Loan	2, 4, 16, 27, 28	1	88 North 1st Street	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	2, 16, 19	1	The Summit	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	6, 30	4	AL & SC Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	Lorna Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	The Place at Galleria	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	Silver Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	Broadway Apartments	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 7, 11, 18, 19, 20, 21, 23, 24	1	277 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	1, 7, 20, 21, 23	1	Baybrook Mall	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	5, 6, 12, 16, 27, 31	8	Dels Multifamily Portfolio 2.0	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Ouchita Commons	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Wyota Commons West	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Magic City Commons	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	Sugarloaf Studios	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Osage Commons	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Black River Studios	NAP	NAP	NAP	NAP	NAP	NAP

A-49

BMO 2024-5C7

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

16.07	Property		1	The Dels Addition	NAP	NAP	NAP	NAP	NAP	NAP
16.08	Property		1	Southfork Studios	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 27	1	65 4th Avenue	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	7, 12, 23	1	One Park Square	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	16, 27, 28	1	80 Linden Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7, 10, 12, 17, 27	1	Cortland West Champions	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan		1	5 East Apartments	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	16, 19, 28	1	Tesla Service Center Northbrook	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	14, 16, 27, 28	1	2150 Clinton Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	16, 19, 22	1	201 Airside Drive	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	16, 27, 29	1	128 West 167th Street	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	7, 19	1	Westshore Crossing	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	Red Roof Inn Plus Saugus	121.10	93.74	77.4%	119.21	84.61	71.0%
28	Loan	7, 12, 17, 18, 23, 31	1	Northbridge Centre	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6, 12	2	Union & Schenectady	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	Schenectady	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Union	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	17, 27	1	Residences at River Place III	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	7, 19, 24	1	Linx	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	WoodSpring Suites – Chattanooga	48.99	40.76	83.2%	45.44	39.94	87.9%
33	Loan		1	Waterview Estates	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 27	1	1720 Lincoln Place	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Hidden Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP

A-50

Footnotes to Annex A

(1)

“BMO” denotes Bank of Montreal as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller, “SGFC” denotes Société Générale Financial Corporation as Mortgage Loan Seller, “GSMC” denotes Goldman Sachs Mortgage Company as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller, and “GCMC” denotes Greystone Commercial Mortgage Capital LLC as Mortgage Loan Seller

With respect to Loan No. 1, Signum at 375 Dean, the mortgage loan is part of a whole loan that was originated by GCMC. A portion of such mortgage loan was subsequently acquired by BMO.

With respect to Loan No. 2, Colony Square, the mortgage loan is part of a whole loan that was co-originated by BMO, GACC and Goldman Sachs Bank USA.

With respect to Loan No. 4, 125 Summer, the mortgage loan is part of a whole loan that was co-originated by GACC and BMO.

With respect to Loan No. 5, Tank Holding Portfolio, the mortgage loan is part of a whole loan that was co-originated by GSMC and BMO.

With respect to Loan No. 15, Baybrook Mall, the mortgage loan is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., Barclays Capital Real Estate Inc. and SGFC.

(2)

With respect to Loan No. 6, Louisa Apartments, the mortgaged property consists of 242 multifamily units (83.4% of underwritten rents) and 29,295 square feet of retail space (16.6% of underwritten rents).

With respect to Loan No. 11, 88 North 1st Street, the mortgaged property consists of (i) 46 multifamily units and (ii) one commercial space totaling 7,210 square feet.

With respect to Loan No. 12, The Summit, the mortgaged property consists of 99 multifamily units and three commercial units totaling 5,800 square feet.

(3)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, Signum at 375 Dean, the mortgaged property consists of 143 multifamily units, 7,592 square feet of commercial space and a 54-space parking garage.

(4)

In certain cases, the mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues— Rights to Sublease” and “--Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the preliminary prospectus.

With respect to Loan No. 1, Signum at 375 Dean, Cactus Equity, LLC, the sole commercial tenant, has an executed lease but has not yet taken occupancy.

With respect to Loan No. 6, Louisa Apartments, the current occupancy reflects the rent roll for the multifamily portion of the mortgaged property dated August 26, 2024. The retail portion of the mortgaged property is currently 86.6% occupied as of June 30, 2024.

With respect to Loan No. 11, 88 North 1st Street, the 46 multifamily units are 100% occupied. The tenant of the commercial portion of the mortgaged property, &Pup, has executed a lease and taken possession of the 7,210 square feet of commercial space at the mortgaged property. &Pup has two months of free rent, which rent was reserved at origination of the mortgage loan. The borrower sponsor anticipates that &Pup will open for business in the first quarter of 2025.

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(5)

With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, Signum at 375 Dean, the As-is Appraised Value ($) of $122,500,000 represents the “prospective market value upon stabilization” as of April 1, 2025, which, according to the appraisal, is based on the lease-up of the commercial portion. As of October 1, 2024, the commercial portion of the Signum at 375 Dean Property is 100% leased.

With respect to Loan No. 5, Tank Holding Portfolio, the portfolio appraised value of $132,910,000 prepared as of July 31, 2024, is inclusive of an approximately 0.10% portfolio premium and reflects the “as-is” values of the Tank Holding Portfolio properties as a whole if sold in their entirety to a single buyer. The “as-is” appraised values of the individual properties in the aggregate total $132,780,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of the Tank Holding Portfolio whole loan based upon the individual “as-is” appraised values are 65.1% and 65.1%, respectively.

With respect to Loan No. 8, West Palm Gardens, the portfolio appraised value of $84,200,000 prepared as of July 22, 2024, is inclusive of an approximately 0.7% portfolio premium and reflects the “as-is” values of the West Palm Gardens properties as a whole. The “as-is” appraised values of the individual properties in the aggregate total $83,600,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of the West Palm Gardens loan based upon the individual “as-is” appraised values are 59.8% and 59.8%, respectively.

With respect to Loan No. 14, 277 Park Avenue, the Appraised Value of $1,755,000,000 is an “Alternate Market Value As Is Subject to EA Regarding Funds Held in Reserve”, which assumes that $217,228,243 was reserved at origination of the related whole loan, of which $37,228,243 is to be used for existing leasing obligations and $180,000,000 is to be used for future leasing obligations. At origination, the borrower reserved approximately $41,953,099 into a future lease rollover reserve for future leasing obligations and $180,000,000 into a lease rollover reserve for existing leasing obligations.

With respect to Loan No. 16, Dels Multifamily Portfolio 2.0, the portfolio appraised value of $35,800,000 prepared as of August 1, 2024, is inclusive of an approximately 0.93% portfolio premium and reflects the “as-is” values of the Dels Multifamily Portfolio 2.0 properties as a whole if sold in their entirety to a single buyer. The “as-is” appraised values of the individual properties in the aggregate total $35,470,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of the Dels Multifamily Portfolio 2.0 whole loan based on the aggregate of the individual “as-is” appraised values are 65.6% and 65.6%, respectively.

(6)

For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 5, Tank Holding Portfolio

● Loan No. 7, Interstate Industrial Portfolio

● Loan No. 13, AL & SC Multifamily Portfolio

● Loan No. 16, Dels Multifamily Portfolio 2.0

● Loan No. 29, Union & Schenectady

(7)

The Original Balance ($), Cut-off Date Balance ($), and Maturity / ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Controlling Notes and Non-Controlling Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

● Loan No. 1, Signum at 375 Dean

● Loan No. 2, Colony Square

● Loan No. 3, GRM South Brunswick

● Loan No. 4, 125 Summer

● Loan No. 5, Tank Holding Portfolio

● Loan No. 7, Interstate Industrial Portfolio

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● Loan No. 14, 277 Park Avenue

● Loan No. 15, Baybrook Mall

● Loan No. 18, One Park Square

● Loan No. 20, Cortland West Champions

● Loan No. 26, Westshore Crossing

● Loan No. 28, Northbridge Centre

● Loan No. 31, Linx

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each mortgage loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)

With respect to Loan No. 4, 125 Summer, a Grace Period – Late Fee (Days) of ten days is permitted once in any 12-month period.

With respect to Loan No. 20, Cortland West Champions, a Grace Period – Late Fee (Days) of five days is permitted once in any 12-month period.

(11)	With respect to Loan No. 14, 277 Park Avenue, the anticipated repayment date (“ARD”) is August 6, 2029. The stated maturity date is August 6, 2032. The ARD interest rate step up associated with the 277 Park Avenue whole loan is the greater of (i) 9.51% and (ii) 5.27% plus the lender’s determination as of the ARD of the then on-the-run five-year U.S. Treasury. If the 277 Park Avenue whole loan is not paid in full on the ARD and income tax conditions are met, 80% of the excess cash flow after payment of interest at the initial interest rate (100% if certain income tax conditions are not met), reserves and operating expenses (the “Excess Cash Flow”) will be applied to reduce the outstanding principal balance of the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the 277 Park Avenue Subordinate Companion Loan until paid in full. Thereafter, 80% of Excess Cash Flow (100% if certain income tax conditions are not met) will be applied to the deferred interest on the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the deferred interest on the 277 Park Avenue Subordinate Companion Loan until paid in full. If certain conditions are satisfied, including that no trigger event exists (other than the occurrence of the ARD) and the DSCR is at least 1.50x, 20% of the Excess Cash Flow will be deposited into an income tax reserve account.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “YM1” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “1%” component of the prepayment provision represents 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the prospectus.

With respect to Loan No. 1, Signum at 375 Dean, the lockout period will be at least 23 payment dates beginning with and including the first payment date in December 2024. Defeasance of the Signum at 375 Dean whole loan in full is permitted at any time after the earlier to occur of (i) October 9, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 23 months is based on the anticipated closing date of the BMO 2024-5C7 securitization trust in October 2024. The actual lockout period may be longer.

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With respect to Loan No. 2, Colony Square, the lockout period will be at least 24 payment dates beginning with and including the first payment date on November 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Colony Square whole loan in full (but not in part) is permitted at any time after the earlier to occur of (i) October 2, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2024-5C7 securitization trust closing date in October 2024. The actual lockout period may be longer.

With respect to Loan No. 3, GRM South Brunswick, the lockout period will be at least 24 payment dates beginning with and including the first payment date in November 2024. Defeasance of the whole loan is permitted at any time after the earlier to occur of (i) September 13, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 months is based on the anticipated closing date of the BMO 2024-5C7 securitization trust in October 2024. The actual lockout period may be longer.

With respect to Loan No. 4, 125 Summer, the lockout period will be at least 24 payment dates beginning with and including the first payment date on December 6, 2024. Defeasance (or prepayment with yield maintenance) of the 125 Summer whole loan in full is permitted at any time after the earlier to occur of (i) October 8, 2027, or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. If any voluntary prepayment occurs prior to August 6, 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the 125 Summer whole loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 24 payments is based on the expected BMO 2024-5C7 securitization closing date in October 2024. The actual defeasance lockout period may be longer.

With respect to Loan No. 5, Tank Holding Portfolio, the lockout period will be at least 24 payment dates beginning with and including the first payment date on November 6, 2024. Defeasance is permitted at any time following the earlier to occur of (i) November 8, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. Voluntary prepayment subject to payment of a prepayment premium equal to the greater of (a) the excess, if any, of (i) the sum of all then-scheduled payments of principal and interest under the Tank Holding Portfolio whole loan documents, over (ii) the principal amount being prepaid or (b) 1% of the principal balance of the Tank Holding Portfolio Whole Loan to be prepaid in full (but not in part) is permitted on and after November 9, 2026. Additionally, partial defeasance or prepayment is permitted in connection with a loss event, a default release event, or a substitution. The assumed lockout period of 24 payments is based on the expected BMO 2024-5C7 securitization trust closing date in October 2024. The actual lockout period may be longer.

With respect to Loan No. 16, Dels Multifamily Portfolio 2.0, the borrower may release an individual property or properties from the mortgage loan after November 5, 2026, subject to the prepayment provisions, by defeasing the greater of (x) 125% of the allocated loan amount of the subject property or properties, or (y) 100% of the net sales proceeds of the property, which in no event can be less than 94% of the gross sales price of the property, and subject to terms and conditions set forth in the loan documents.

With respect to Loan No. 18, One Park Square, the lockout period will be at least 24 payment dates beginning with and including the first payment date on November 6, 2024. Defeasance of the One Park Square whole loan in full (but not in part) is permitted at any time following the earlier to occur of (i) September 16, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2024-5C7 securitization trust closing date in October 2024. The actual lockout period may be longer.

With respect to Loan No. 20, Cortland West Champions, to the extent (i) the mortgaged property does not receive the tax exemption by January 31, 2026 or (ii) the mortgaged property is removed from the Pleasanton Housing Finance Corporation (PHFC) program for any reason or the borrowers surrender the leasehold estate in the mortgaged property, the borrowers will be required, within 30 days thereafter, to prepay the Mortgage Loan in an amount sufficient to achieve a debt yield of 10.96% and a debt service coverage ratio of 1.54x, plus the yield maintenance premium, as applicable (the “PHFC Prepayment Amount”). Failure to pay any portion of the PHFC Prepayment Amount will be full recourse to the borrowers and guarantor, on a joint and several basis.

With respect to Loan No. 28, Northbridge Centre, the lockout period will be at least 25 payment dates beginning with and including the first payment date on October 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Northbridge Centre whole loan in full (but not in part) is permitted at any time following the earlier to occur of (i) August 9, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari

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passu note to be securitized. The assumed lockout period of 25 payments is based on the anticipated closing date of the BMO 2024-5C7 securitization trust in October 2024. The actual lockout period may be longer.

With respect to Loan No. 29, Union & Schenectady, the borrowers may obtain the release of any of the individual Union & Schenectady properties as described in this preliminary prospectus under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases".

(13)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt,” “—Preferred Equity and Preferred Return Arrangements” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, Colony Square, the borrower is permitted to obtain a one-time preferred equity investment in an amount not to exceed $40,000,000, subject to satisfaction of certain conditions, including the following: (i) the preferred equity investment must be made by a qualified institutional investor, (ii) the loan to value ratio (as determined by the lender in its sole but reasonable discretion taking into consideration the contemplated permitted preferred equity) must be equal to or less than 65%, (iii) the debt service coverage ratio (taking into account the permitted preferred equity and based on net cash flow and the current pay interest only preferred return payable) must be equal at least 1.20x, (iv) the debt service coverage ratio (taking into account the permitted preferred equity and based on net operating income on the total preferred return (i.e., the sum of the current pay interest only return and the accrued interest only return) must be at least 1.15x, (v) the debt yield (taking into consideration the permitted preferred equity) must be equal to or greater than 10% and (vi) delivery of a rating agency confirmation.

(14)

The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the origination date during the term of the mortgage loan.

With respect to Loan No. 23, 2150 Clinton Avenue, the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%), which equal 1.57x, 1.56x, 10.1% and 10.0%, respectively, assume a stabilized underwritten economic vacancy of 2.9%, giving credit to rent payments due under three unleased units that are currently subject to a master lease, versus actual economic vacancy of approximately 8.6%. Assuming the in-place economic vacancy, the Underwritten NOI DSCR (x), the Underwritten NCF DSCR (x), the Underwritten NOI Debt Yield (%) and the Underwritten NCF Debt Yield (%) would be 1.47x, 1.46x, 9.4% and 9.4%, respectively. The mortgage loan was structured to include a $245,352 rent reserve to be released to the borrower upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default under the mortgage loan then exists, (ii) the borrower has provided a certified rent roll with 97.0% occupancy, (iii) the borrower has provided the executed leases for the three existing vacant affordable units and (iv) the DSCR, based on trailing one-month income, annualized less the greater of (a) underwritten operating expenses and (b) actual operating expenses is greater than or equal to 1.50x.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

(16)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 1, Signum at 375 Dean, historical financial information is not available as the mortgaged property was built in 2023.

With respect to Loan No. 9, 95-22 147th Place, historical financial information is not available as the mortgaged property was completed in 2024.

With respect to Loan No. 11, 88 North 1st Street, historical financial information is not available as the mortgaged property was completed in 2024.

With respect to Loan No. 12, The Summit, historical financial information prior to the trailing 12 months ending June 30, 2024 is not available as the mortgaged property was delivered in 2023.

With respect to Loan No. 16, Dels Multifamily Portfolio 2.0, historical financial information is not available because the borrower sponsor acquired the mortgaged properties between 2021 and 2024.

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With respect to Loan No. 17, 65 4th Avenue, historical financial information is not available as the mortgaged property was completed in 2024.

With respect to Loan No. 19, 80 Linden Boulevard, historical financial information is not available as the mortgaged property was completed in 2024.

With respect to Loan No. 22, Tesla Service Center Northbrook, historical financial information is not available as the mortgaged property was completed in 2024.

With respect to Loan No. 23, 2150 Clinton Avenue, historical financial information is not available as the mortgaged property was completed in 2024.

With respect to Loan No. 24, 201 Airside Drive, historical financial information is not available as the mortgaged property was previously an owner-occupied space without a lease prior to the borrower’s acquisition. As such, there were no property level historical operating statements provided.

With respect to Loan No. 25, 128 West 167th Street, historical financial information is not available as the mortgaged property was completed in 2024.

With respect to Loan No. 34, 1720 Lincoln Place, historical financial information is not available as the mortgaged property was completed in 2024.

(17)

With respect to Loan No. 20, Cortland West Champions, at origination, the borrowers entered into two ground leases between Pleasanton Housing Finance Corporation (PHFC), as ground lessor, and the applicable borrower, as ground lessee, in connection with an exemption from all property taxes expected to benefit the mortgaged property. The ground leases are each for a term of 99-years, and the current rent under each ground lease is (i) $100 per unit plus (ii) 10% of the annual ad valorem property tax savings for the related portion of the mortgaged property, each payable in annual installments, with the next installment due on or before January 31, 2025. PHFC has entered into a fee agreement agreeing that such fees, and any other fees required under the PHFC program documents, be paid from excess distributable cash, if any, after the payment of debt service on the Mortgage Loan and operating expenses. The lender has a lien on both the borrowers’ leasehold interest and PHFC’s fee interest in the mortgaged property.

With respect to Loan No. 28, Northbridge Centre, the mortgaged property is subject to reciprocal easement and development agreement (as amended, the “Development Agreement”). The Development Agreement grants the borrower use of certain adjacent tracts of land for, among other things, green space, an overhead walkway between the parking structure that is part of the collateral and the office building, vehicular access to the primary entrance to the office building and additional street-level parking in areas visible to the primary entrance to the improvements. The majority of the rights granted under the Development Agreement are perpetual. These include use of the access drive known as Flagler Court Drive between 4th and 5th Streets and the use of the street-level parking along Flagler Court Drive closest to 5th Street. In addition, the borrower has access to an additional six parking spaces along Flagler Court Drive near 4th Street. The borrower’s use of these parking spaces pursuant to the Development Agreement currently expires in 2031. If these rights are not extended, the mortgaged property would lose the use of these parking spaces but the mortgaged property would still satisfy all applicable zoning requirements (i.e., the mortgaged property would still have 767 parking spaces with 675 parking spaces required by zoning). Pursuant to the Development Agreement, the borrower is obligated to maintain the areas to which it has access resulting in additional expenses for the operation of the mortgaged property. An annual easement expense of $16,871 was included in the lender’s underwriting for the mortgaged property.

With respect to Loan No. 30, Residences at River Place III, the mortgaged property is subject to a ground lease. The ground lease is between an affiliate of the borrower, The Residences at River Place, LLC (“Fee Owner”), as fee owner, and the borrower, as tenant. The mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property, as well as the Fee Owner’s fee interest in the mortgaged property.

(18)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 4, 125 Summer, upfront other reserves consist of (i) $10,000,000 for approved leasing expenses for future leases executed after the origination date, (ii) $313,565 for outstanding TI/LC reserves and (ii) $88,750 for free/gap rent reserves. With respect to the outstanding TI/LC reserve, $114,065 is for approved leasing expenses associated with Sage Analysis Group Inc. and $199,500 is reserved for a tenant improvement allowance associated with Cava. With respect to the free/gap rent reserves, $59,167 is reserved for 2 months of gap rent

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associated with Sage Analysis Group Inc.’s lease months of November and December 2024 and $29,583 is reserved for 1 month of free rent associated with Sage Financial Group Inc.’s lease month of January 2025.

With respect to Loan No. 6, Louisa Apartments, the $98,629 upfront TI/LC reserve is on account of a construction allowance for the Williams Sonoma space at the mortgaged property.

With respect to Loan No. 14, 277 Park Avenue, upfront other reserves consist of a $41,953,099 outstanding free rent and tenant improvement/leasing cost reserve. With respect to the upfront TI/LC reserve, if, among other things, (i) at least 750,000 square feet of the space demised under the JP Morgan leases that expire in 2026 and 2028, respectively, has been renewed or re-tenanted with qualified leases subject to minimum lease terms of at least five years beyond the ARD with no termination or contraction options that would be effective prior to the date that is five years after the ARD, (ii) the mortgaged property occupancy level is at or greater than 95% (excluding amenity space and space on the 47th floor currently occupied by an affiliate of borrower), and (iii) the DSCR is greater than 2.00x excluding net cash flow from tenants not in exclusive possession and paying full unabated rent (unless funds are retained in the TI/LC reserve for such amounts) then, provided no event of default is continuing and the ARD has not occurred, funds on deposit in the TI/LC reserve for future leasing not previously disbursed or applied in excess of the aggregate amount of the vacancy holdback amount, the unpaid TI/LC obligations balance and the remaining rent abatement amount, in each case, as determined by the lender, may be disbursed to the borrower.

With respect to Loan No. 28, Northbridge Centre, the related borrower established an up-front obligations reserve of $5,002,419 for unfunded obligations to third parties, such as unpaid tenant improvements, leasing commissions, free rent and gap rent. Additionally, the borrower established an up-front business interruption insurance reserve of $433,553 from which the borrower may obtain disbursements for leasing costs to the extent there are not any available funds in the rollover reserve for the same purpose. Any remaining balance may be released upon the borrower replacing the current insurance coverage of 12-months business interruption with 18-months.

(19)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 4, 125 Summer, in order to prevent a lockbox trigger event from occurring as a result of the debt yield falling below a 9.0%, the borrower may deposit either cash or a letter of credit in amount by which the then current outstanding principal balance of the mortgage loan would need to be reduced in order for the debt yield to equal 9.0%.

With respect to Loan No. 6, Louisa Apartments, in order to prevent a lockbox trigger event from occurring as a result of the DSCR falling below 1.20x, the borrower may deposit cash in an amount equal to $620,000 (any such amount together with any additional deposit required, the "DSCR Trigger Cure Deposit"), provided that if the DSCR stays below 1.20x for the next 12 months (and every subsequent 12 month period), the borrower will be required to deliver an additional DSCR Trigger Cure Deposit to the lender in an amount equal to $620,000 at the end of each 12 month period. Each DSCR Trigger Cure Deposit will be held by the lender as additional collateral for the mortgage loan and will be promptly returned to the borrower if the DSCR exceeds 1.20x for one calendar quarter (without giving any effect to the DSCR Trigger Cure Deposit then held by the lender).

With respect to Loan No. 7, Interstate Industrial Portfolio, on each monthly payment date (i) beginning with the monthly payment date occurring in November 2024 through and including the monthly payment date occurring in October 2027 (the “Initial Rollover Reserve Period”), the borrower is required to deposit with the lender an aggregate amount equal to $0.25 per square foot of rentable space at the properties, (ii) from and including the monthly payment date occurring in November 2027 through and including the monthly payment date occurring in October 2028 (the “Year 4 Rollover Reserve Period”), the borrower is required to deposit with the lender an aggregate amount equal to $0.50 per square foot of rentable space at the properties (the “Year 4 Monthly Rollover Reserve Deposit”) and (iii) from and including the monthly payment date occurring in November 2028 through and including the maturity date (the “Year 5 Rollover Reserve Period”), the borrower is required to deposit with the lender an aggregate amount equal to $0.25 per square foot of rentable space at the properties (the “Year 5 Monthly Rollover Reserve Deposit”) to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower. During the Initial Rollover Reserve Period, if (i) the amount of rollover funds on deposit in the rollover account is greater than $2,000,000, net of any outstanding disbursement requests therefrom, and (ii) the capital expenditure funds on deposit in the capital expenditure account is equal to $0.00, then up to $200,000 of the rollover funds may be used for capital expenditures set forth in an approved annual budget or as otherwise approved by the lender. During each of the Year 4 Rollover Reserve Period and the Year 5 Rollover Reserve Period, the amount of the rollover funds on

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deposit in the rollover account, net of any outstanding disbursement requests therefrom, will not exceed $1,500,000 (the “Rollover Funds Cap”). For purposes of clarification, if, on any monthly payment date occurring during either the Year 4 Rollover Reserve Period or the Year 5 Rollover Reserve Period, the amount of rollover funds on deposit in the rollover account is less than the Rollover Funds Cap, the borrower is required to make the Year 4 Monthly Rollover Reserve Deposit or the Year 5 Monthly Rollover Reserve Deposit, as applicable, on such monthly payment date.

With respect to Loan No. 7, Interstate Industrial Portfolio, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed an aggregate amount equal to $8.00 per square foot of the applicable material tenant space as of the commencement of such material tenant trigger event period.

With respect to Loan No. 10, Hampton Inn JFK, if all of the required insurance coverages are provided through a blanket policy approved by the lender, the borrower will not be required to make deposits on account of insurance premiums; provided that (i) such blanket policy is maintained in full force and effect, (ii) the insurance premiums for such blanket policy are not paid in installments or financed and (iii) not less than 10 days prior to the expiration date of such blanket policy, the borrower provides the lender with (A)(1) a certificate of insurance evidencing the renewal of such blanket policy (and, upon the lender’s request, a certified copy of such renewed blanket policy) or (2) a certificate of insurance evidencing a new blanket policy approved by the lender (and, upon the lender’s request, a certified copy of such new blanket policy) and (B) evidence reasonably satisfactory to the lender of the payment in full of the insurance premiums then due thereunder.

With respect to Loan No. 10, Hampton Inn JFK, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to the greater of (i) (a) with respect to each of the monthly payment dates commencing with the monthly payment date occurring in November 2024 through and including the monthly payment date occurring in October 2025, 2% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs, (b) with respect to each of the monthly payment dates commencing with the payment date occurring in November 2025 through and including the monthly payment date occurring in October 2026, 3% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs and (c) with respect to each monthly payment date occurring thereafter, 4% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs and (ii) an amount equal to 1/12th of the aggregate amount, if any, required to be reserved pursuant to the management agreement and the franchise agreement for capital expenditures during the calendar year in which such monthly payment date occurs.

With respect to Loan No. 10, Hampton Inn JFK, the borrower is required to deposit with the lender (i) on or prior to September 30, 2025, an amount equal to $500,000, (ii) on or prior to the date that is seven days prior to the guarantor litigation trial start date, an amount equal to $500,000 and (ii) on each anniversary of the guarantor litigation trial start date, an amount equal to $500,000. The amount of the guarantor litigation funds on deposit in the guarantor litigation reserve account will not exceed $2,500,000. The guarantor litigation funds will be held by the lender as additional collateral for the debt. In lieu of the cash deposits required to be delivered, the borrower has the right to deposit one or more letters of credit in an amount equal to the amounts required to be deposited by the borrower. Letters of credit delivered to the lender that have not been previously drawn on and applied will be promptly returned to the borrower if the borrower has delivered to the lender conclusive evidence that the guarantor litigation has been dismissed with prejudice or a judgment has been rendered in favor of the guarantor and guarantor has no further obligations or liabilities with respect to the guarantor litigation.

With respect to Loan No. 10, Hampton Inn JFK, beginning in April 2025, on each monthly payment date occurring during the calendar months of April, May, June, July, August, September, October, November, December and January of each year of the term of the mortgage loan, the borrower is required to deposit with the lender an amount equal to the then-applicable seasonality replenishment deposit, to provide some protection for payments due under the loan documents and budgeted operating expenses during seasonal periods when rents may be reduced.

With respect to Loan No. 10, Hampton Inn JFK, on each monthly payment date during a franchise trigger event period, the borrower is required to deposit with the lender all franchise trigger event excess cash for costs incurred in connection with the property improvement plan work necessary to effect a franchise trigger event cure.

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With respect to Loan No. 12, The Summit, the borrower deposited $1,500,000 into a performance reserve, which funds can be disbursed no more than once per quarter commencing on January 1, 2025 and continuing up to and including October 31, 2027. The requested amount may not be less than $250,000 (unless the balance then on deposit in the performance reserve subaccount is less than $250,000 and such request is for the entire balance) and must be accompanied by an operating statement for the twelve month period ended at the end of the most recently completed calendar month. If the lender determines the debt yield equals or exceeds 9.89% (the “Performance Debt Yield”), then, provided no default, event of default or cash management period exists, the lender will disburse the requested performance disbursement amount to the borrower; provided, that immediately after such disbursement by the lender the debt yield may never be below the Performance Debt Yield. Notwithstanding the foregoing, if on October 31, 2027 there are any funds remaining in the performance reserve subaccount, the lender will have the right to apply such funds to prepay the outstanding principal balance of The Summit Mortgage Loan in any order and priority. In connection with any such prepayment, the borrower is required to pay to the lender the yield maintenance premium on the amount being prepaid.

With respect to Loan No. 14, 277 Park Avenue, during the continuance of a cash sweep period, the borrower is required to deposit all (i) lease termination payments, and (ii) any sum received from any tenant, except JP Morgan Chase, to obtain a consent to an assignment or sublet.

With respect to Loan No. 22, Tesla Service Center Northbrook, if the related major tenant’s credit rating is equal to or falls below “BBB-“, the borrower is required to deposit $4,166.67 each month for tenant improvements and leasing commissions.

With respect to Loan No. 24, 201 Airside Drive, during the continuance of the major tenant trigger event (as defined in the mortgage loan documents) the borrower is required to deposit $4,098.72 each month for tenant improvements and leasing commissions.

With respect to Loan No. 26, Westshore Crossing, if the borrower elects to suspend a cash management DSCR trigger event or a cash sweep DSCR trigger event, the borrower is required to deposit with or deliver to the lender cash or a letter of credit in an amount equal to $500,000, to be held by the lender as additional collateral for the Westshore Crossing whole loan.

With respect to Loan No. 27, Red Roof Inn Plus Saugus, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default under the loan agreement has occurred and the property is insured under a blanket policy

With respect to Loan No. 31, Linx, the borrower will not be required to make monthly real estate tax deposits so long as (i) no event of default has occurred and is continuing, and (ii) the borrower provides the lender evidence of payment of all real estate taxes by no later than 30 days prior to the due date of such real estate taxes. If the above conditions are not met, the borrower will be required to deposit on a monthly basis 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months in order to accumulate with the lender sufficient funds to pay all such real estate taxes at least 15 days prior to their respective delinquency dates (which real estate taxes will include, until such time as the mortgaged property and Unit 2 (the non-collateral Phase II property) are separately assessed by the appropriate governmental authority, all real estate taxes attributable to the mortgaged property and Unit 2.

With respect to Loan No. 31, Linx, the borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the mortgaged property is insured under a blanket or umbrella policy as required pursuant to the Linx whole loan documents and (iii) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than five business days prior to the expiration dates of the policies. As of the date of origination, the mortgaged property is insured under a blanket insurance policy. If the above conditions are not met, the borrower will be required to deposit on a monthly basis, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the policies upon expiration in order to accumulate with the lender sufficient funds to pay all such insurance premiums prior to expiration.

With respect to Loan No. 31, Linx, commencing on the monthly payment date occurring in September 2027 and continuing on each payment date through the maturity date, the borrower is required to deposit approximately $166,667 into a lender-controlled special cash collateral escrow account as additional collateral that can be used to pay down the Linx whole loan and which is expected to total $4.0 million at loan maturity.

With respect to Loan No. 32, WoodSpring Suites – Chattanooga, on each monthly payment date during a franchise trigger event period, the borrower is required to deposit with the lender all franchise trigger event excess cash for costs incurred in connection with the property improvement plan work necessary to effect a franchise trigger event cure.

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(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 6, Louisa Apartments, on a monthly basis, the borrower is required to escrow $3,051.56 for TI/LC reserves and is subject to a cap of $73,237.44.

With respect to Loan No. 6, Louisa Apartments, on a monthly basis, the borrower is required to escrow $5,529.92 for replacement reserves and is subject to a cap of $132,718.08.

With respect to Loan No. 14, 277 Park Avenue, on a monthly basis, the borrower is required to escrow $1,250,000 for debt service reserves. The reserve is subject to a cap of one year of debt service at the initial interest rate.

With respect to Loan No. 15, Baybrook Mall, during a cash management period, the borrower is required to make a monthly deposit equal to 1/12th of $0.25 per owned leasable square foot at the mortgaged property (initially $11,270.54) into the replacement reserve, provided that the monthly deposit will be suspended during any period when the amount on deposit equals or exceeds $270,493.

With respect to Loan No. 15, Baybrook Mall, during a cash management period, the borrower is required to make a monthly deposit equal to 1/12th of $1.00 per owned leasable square foot at the mortgaged property (initially $45,082.17) into the rollover reserve, provided that the monthly deposit will be suspended during any period when the amount on deposit equals or exceeds $1,081,972.

(21)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 7, Interstate Industrial Portfolio, the Second Largest Tenant at the Steelway Industrial Park mortgaged property, Rotondo Warehouse, occupies 65,222 square feet expiring on September 30, 2027 and 112,000 square feet expiring on June 30, 2026.

With respect to Loan No. 14, 277 Park Avenue, the Largest Tenant, JP Morgan Chase, leases 361,802 square feet that expires on March 31, 2026 and 536,319 square feet that expires on March 31, 2028.

With respect to Loan No. 15, Baybrook Mall, the Third Largest Tenant, Foot Locker, leases 13,936 square feet that expires on April 30, 2032 and 4,440 square feet that expires on May 31, 2027.

(22)

With respect to Loan No. 1, Signum at 375 Dean, the Largest Tenant % of NRA is calculated based on the total commercial square footage, excluding the multifamily space.

With respect to Loan No. 3, GRM South Brunswick, the sole tenant is an affiliate of the borrower.

With respect to Loan No. 24, 201 Airside Drive, the sole tenant is an affiliate of the borrower.

(23)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, Signum at 375 Dean, the Largest Tenant, Cactus Equity, LLC, has the right to terminate its lease at any time after October 2027 with 150 days’ notice.

With respect to Loan No. 4, 125 Summer, the Fourth Largest Tenant, Analog Devices, has the right to terminate its lease on July 31, 2028, upon at least 15 months’ written notice to the landlord and payment of a termination fee.

With respect to Loan No. 7, Interstate Industrial Portfolio, the Largest Tenant at the 2294 Molly Pitcher Highway mortgaged property, Thyssenkrupp Supply Chain Services NA, Inc., subleases 255,000 square feet of its space from the Second Largest Tenant at the 2294 Molly Pitcher Highway mortgaged property, D.M. Bowman, expiring on September 30, 2025, at a base rental rate of $4.65 per square foot. The sublease provides for mutual termination rights at 90 days’ notice. The remaining portion of the D.M. Bowman leased premises is currently vacant, but D.M. Bowman

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continues to pay rent and reimbursements in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date of February 21, 2026. The sublease allows for Thyssenkrupp Supply Chain Services NA, Inc. to extend through D.M. Bowman’s lease expiration date of February 21, 2026.

With respect to Loan No. 7, Interstate Industrial Portfolio, the Largest Tenant at the Marway Circle Industrial Buildings mortgaged property, University of Rochester, has the right to terminate its lease effective as of May 31, 2027, exercisable upon at least 9 months’ prior written notice, with the payment of a fee equal to the sum of the unamortized balance of each of (a) the tenant improvement allowance, (b) the actual costs and expenses incurred by the landlord in constructing the landlord improvements and (c) real estate broker commissions paid by the landlord, in each case amortized on a straight-line basis over the initial term.

With respect to Loan No. 14, 277 Park Avenue, the Second Largest Tenant, Sumitomo Mitsui Banking Corporation, has the right to terminate its lease with respect to its storage spaces, totaling 1,200 square feet, at any point during the lease term upon at least 30 days’ written notice to the landlord.

With respect to Loan No. 14, 277 Park Avenue, the Largest Tenant, JP Morgan Chase, currently subleases 12,406 square feet from Australia & New Zealand Bank through December 30, 2027.

With respect to Loan No. 15, Baybrook Mall, the Fourth Largest Tenant, H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026, and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of its construction allowance.

With respect to Loan No. 18, One Park Square, the Largest Tenant, AvMed has two, five year renewal options with a 12-15 month notice period and a one-time termination option for the entire 11th floor and/or all or any portion of the 9th floor effective June 30, 2029 with notice due June 30, 2028.

With respect to Loan No. 28, Northbridge Centre, the Fifth Largest Tenant at the mortgaged property, Focus Financial Partners, has a one-time right to terminate its lease with respect to suite 1900 (13,135 square feet) effective as of January 31, 2029, upon nine months’ prior written notice and payment of a termination fee equal to $1,515,605.49.

(24)

With respect to Loan No. 14, 277 Park Avenue, there is no non-recourse carveout guarantor or environmental indemnitor separate from the borrower. The borrower is the sole party responsible for any breaches of the non-recourse carveout provisions and for the environmental indemnity under the related whole loan documents.

With respect to Loan No. 31, Linx, there is no non-recourse carveout guarantor or environmental indemnitor separate from the borrower. The borrower is the sole party responsible for any breaches of the non-recourse carveout provisions and for the environmental indemnity under the related whole loan documents.

(25)	Each letter identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus for further details.

(27)

With respect to Loan No. 1, Signum at 375 Dean, the mortgaged property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development, and is required to reserve at least 10% of units for households earning up to 40% of area median income, 10% of units for households earning up to 60% of area median income, and 5% of the units for households earning up to 130% of area median income under affordable housing guidelines, which 421-a tax abatement phases out in 2058/2059.

With respect to Loan No. 2, Colony Square, the mortgaged property consists of 12 tax parcels, eight of which are subject to a 10-year abatement expiring primarily in 2030 pursuant to a tax abatement transaction with the Atlanta Development Authority d/b/a Invest Atlanta (the “Authority”). Each abatement begins with a 50.0% reduction against the gross tax expense and burns off by 5.0% each year. To effectuate tax abatement benefits for the mortgaged property, the borrower transferred the mortgaged property to the Authority and leased it back from the Authority pursuant to a ground lease. The ground lease expires December 31, 2032. The borrower has the right to purchase the leased fee interest from the Authority at any time during the abatement period for $1.00 in exchange for terminating any future tax abatement benefits. In addition, the Authority agreed to sell and the borrower agreed to purchase the leased fee interest for $1.00 at expiration or termination of the ground lease. In addition to the mortgage on the borrower’s leasehold estate under the ground lease, the mortgage loan is also secured by a mortgage on the Authority’s related fee interest.

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With respect to Loan No. 9, 95-22 147th Place, the mortgaged property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 100% of the units at the mortgaged property for tenants earning no more than 130% of the area median income, and in addition has specifically reserved 19 units for tenants earning up to 80% of area median income and an additional approximately 40 units for tenants earning up to 125% of area median income. The 421-a tax abatement provides a 100% tax exemption for the first 25 years, and so long as the borrower continues to lease 100% of the units to eligible tenants, the 100% exemption continues for the remaining 10 years.

With respect to Loan No. 11, 88 North 1st Street, the mortgaged property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 30.43% (14 units) of the units at the mortgaged property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide a (i) 100% tax exemption for the first 25 years and (ii) 30.43% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending approval, and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $641,870 compared to the underwritten taxes of $61,705.

With respect to Loan No. 16, Dels Multifamily Portfolio 2.0, the Wyota Commons West property is benefitted by a payment in lieu of taxes (PILOT) agreement between the guarantor, the City of Lebanon and the Lebanon Neighborhood Redevelopment Corporation that provides partial tax abatements through 2048. Under the PILOT Agreement, two units at the Wyota Commons West property are to be made available at no cost to the Laclede County Treatment Court (the “Court”) pursuant to and in accordance with a lease agreement entered into with the Court, as tenant. The borrower, the City and the Lebanon Neighborhood Redevelopment Corporation signed a novation agreement to allow the borrower to continue receiving the tax abatements under the PILOT agreement. The PILOT agreement requires execution of a novation agreement for any subsequent transfers without exception for a transfer related to a foreclosure or deed in lieu of foreclosure; the execution of any such novation agreement is not to be unreasonably withheld by the City of Lebanon and the Lebanon Neighborhood Redevelopment Corporation per the terms of the PILOT agreement. Per the sponsor, this small tax abatement results in approximately $2,500 in savings annually. The lender’s underwriting was based on the higher unabated appraised taxes.

With respect to Loan No. 17, 65 4th Avenue, the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. The mortgage loan is full recourse to the borrower and the guarantor until such time as the borrower obtains 421-a tax benefits for the mortgaged property. Thereafter, the mortgage loan is full recourse to the borrower and the guarantor to the extent that the mortgaged property loses the 421-a tax benefits.

With respect to Loan No. 19, 80 Linden Boulevard, the mortgaged property received its certificate of eligibility from the HPD on August 21, 2024, for a 421-a tax exemption. The exemption is effective for a period of 35 years and consists of a 100% exemption over the first 25 years and a 31% exemption over the remaining 10 years. In year 36, the mortgaged property becomes fully taxable again. As part of compliance with the exemption terms, 30% of the total units are set aside for affordable housing and must rent for no more than 130% of the area median income. The mortgage loan is full recourse to the borrower and the guarantor in the event that the borrower fails to maintain the 421-a tax exemption. Taxes were underwritten based on the abated taxes.

With respect to Loan No. 20, Cortland West Champions, all necessary documentation for admission into the Pleasanton Housing Finance Corporation (PHFC) program was effectuated, and as such, the mortgaged property is part of the PHFC program; however, the tax exemption has not yet been granted by the applicable central appraisal district. The mortgage loan documents provide full recourse to the guarantor until such time as the tax exemption has been granted for the benefit of the mortgaged property. Once granted, the tax exemption is expected to be retroactive to the date fee ownership in the mortgaged property was transferred by the borrower to PHFC, on or about September 20, 2024, and continue for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PHFC program.

With respect to Loan No. 23, 2150 Clinton Avenue, the mortgaged property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 97.22% (35 units) of the units at the mortgaged property for tenants earning no more than 130% of the area median income. The 421-a tax

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abatement is expected to provide a (i) 100% tax exemption for the first 25 years and (ii) 97.22% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending approval, and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $275,423 compared to the underwritten taxes of $2,898.

With respect to Loan No. 25, 128 West 167th Street, the mortgaged property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 96.97% (32 units) of the units at the mortgaged property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide a (i) 100% tax exemption for the first 25 years and (ii) 96.97% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending approval, and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $179,691 compared to the underwritten taxes of $1,164.

With respect to Loan No. 30, Residences at River Place III, the mortgaged property is subject to a tax abatement from the City of Seaford for city taxes, which abatement phases out in 2033/2034.

With respect to Loan No. 34, 1720 Lincoln Place, the mortgaged property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 100% of the units at the mortgaged property for tenants earning no more than 130% of the area median income. The 421-a tax abatement provides a 100% tax exemption for the first 25 years, and so long as the borrower continues to lease 100% of the units to eligible tenants, the 100% exemption continues for the remaining 10 years.

(28)

With respect to Loan No. 5, Tank Holding Portfolio, the borrower sponsor entered into a master lease with the borrower and Tank Holding Corp., Semco Tank Holding, LLC, and Centro, Incorporated collectively as tenant.

With respect to Loan No. 11, 88 North 1st Street, the borrower sponsor entered into a master lease with the borrower for the 7,210 square feet of space currently leased to &Pup.

With respect to Loan No. 19, 80 Linden Boulevard, the mortgaged property is subject to a master lease between the borrower, as lessor, an affiliate of the borrower, as lessee.

With respect to Loan No. 22, Tesla Service Center Northbrook, borrower-affiliated entities entered into a master lease with the borrower for purposes of operating under a DST.

With respect to Loan No. 23, 2150 Clinton Avenue, the borrower sponsor entered into a master lease with the borrower for three unleased units at the mortgaged property.

(29)

Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

● Loan No. 25, 128 West 167th Street

(30)

With respect to Loan No. 1, Signum at 375 Dean, the first payment date for the mortgage loan is December 6, 2024. On the Closing Date, GCMC and BMO will deposit sufficient funds to pay the amount of interest that would be due with respect to a November 6, 2024, payment. Original Interest-Only Period (Mos.), Remaining Interest-Only Period (Mos.), Original Term To Maturity / ARD (Mos.), Remaining Term To Maturity / ARD (Mos.) and Prepayment Provision are inclusive of the additional November 6, 2024 interest-only payment funded by GCMC and BMO on the Closing Date.

With respect to Loan No. 4, 125 Summer, the first payment date for the mortgage loan is December 6, 2024. On the Closing Date, the lender deposited sufficient funds to pay the amount of interest that would be due with respect to a

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November 6, 2024 payment. Original Interest-Only Period (Mos.), Remaining Interest-Only Period (Mos.), Original Term To Maturity / ARD (Mos.), Remaining Term To Maturity / ARD (Mos.) and Prepayment Provision are inclusive of the additional November 6, 2024 interest-only payment funded by lender on the Closing Date.

With respect to Loan No. 13, AL & SC Multifamily Portfolio, the first payment date for the mortgage loan is December 6, 2024. On the Closing Date, CREFI deposited sufficient funds to pay the amount of interest that would be due with respect to a November 6, 2024 payment. Original Interest-Only Period (Mos.), Remaining Interest-Only Period (Mos.), Original Term To Maturity / ARD (Mos.), Remaining Term To Maturity / ARD (Mos.) and Prepayment Provision are inclusive of the additional November 6, 2024 interest-only payment funded by CREFI on the Closing Date.

(31)

With respect to Loan No. 3, GRM South Brunswick, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily due to the prior rent being based on a below market affiliate lease signed in 2013. In conjunction with the origination of the mortgage loan, an affiliate of the borrower sponsor, entered into a new 15-year lease reflecting a triple-net rent of $15.00 per square foot ($7,646,625), which lease is in-line with market rent and fully guaranteed by the borrower sponsor.

With respect to Loan No. 6, Louisa Apartments, the increase in UW NOI from Most Recent NOI is primarily due to the decrease in occupancy during the sales process. This fall in occupancy led the seller to begin offering concessions to bring occupancy back in line with where the sponsor expected occupancy to be at loan closing.

With respect to Loan No. 16, Dels Multifamily Portfolio 2.0, the increase in UW NOI from Most Recent NOI is primarily due to (i) the most recent operating history only reflecting three months of stabilized operations and (ii) recent capital expenditures occurring at the property. The sponsor built the Dels Addition property in 2023 and acquired the remaining seven mortgaged properties between November 2021 to January 2024. Since acquisition, the sponsor has invested approximately $21.0 million to reposition the assets.

With respect to Loan No. 28, Northbridge Centre, the increase in UW NOI from Most Recent NOI is primarily due to (i) $406,995 in rent steps through August 2025 and (ii) additional leasing in 2024 by GSA (U.S. Secret Service) (13,135 square feet) accounting for approximately $985,004 in base rent.

(32)	Intentionally Blank

(33)	With respect to Loan No. 8, West Palm Gardens, the borrowers own the mortgaged property as tenants-in-common.

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ANNEX B

SIGNIFICANT LOAN SUMMARIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex B	BMO 2024-5C7
No. 1 – Signum at 375 Dean

B-1

Annex B	BMO 2024-5C7
No. 1 – Signum at 375 Dean

MANHATTAN
Financial District
New York Stock Exchange
South Street Seaport
FDR Drive
Brooklyn Bridge
Manhattan Bridge
East River
Williamsburg
Division Ave
Bedford Ave
Lee Ave
Empire Fulton Ferry State Park
Dumbo
Brooklyn Navy Yard
Flushing Ave
Park Ave
Brooklyn-Queens Expwy
US District Court
Tillary St
Henry St
CLARK ST
Pier 5
Pier 6
COURT ST
NYC College of Technology
NYU Tandon School of Engineering
Downtown Brooklyn
Long Island University-Brooklyn Campus
The Brooklyn Hospital Ctr.
Carlton Ave
Washington Ave
Clinton Hill
Pratt Institute
DeKalb Ave
Brooklyn Heights
JAY ST
The Brooklyn Tower
HOYT ST
DEKALB AVE
Fulton St
NYU Langone Medical Center
SUNY Empire State College NYC Campus in Brooklyn
NEVINS ST
Lafayette Ave
CLASSON AVE
CLINTON/ WASHINGTON AVE
Brooklyn Battery Tunnel
Cobble Hill
Atlantic Ave
FULTON ST
LAFAYETTE AVE
BERGEN ST
Atlantic Terminal Mall
Atlantic Center Mall
ATLANTIC AVE
Columbia St. Warehouse District
Pier 12
Bklyn-Queens Expwy
Henry St
Clinton St
Smith St
Signum at 375 Dean
375 Dean Street
Brooklyn, NY 11217
PACIFIC ST
Barclays Center
FRANKLIN AVE
Boerum Hill
BERGEN ST
Red Hook
CARROLL ST
Carroll Gardens
Red Hook Park
Columbia St
UNION ST
BROOKLYN
7TH AVE
Prospect Heights
GRAND ARMY PLAZA
Grand Army Plaza
PARK PLACE
3rd Ave
4th Ave
5th Ave
Park Slope
Gowanus Expwy
9th St
SMITH/ 9TH ST
Red Hook Recr. Area
Red Hook Grain Terminal
4TH AVE/ 9TH ST
8th Ave
Prospect Park W.
EASTERN PKWY/ BROOKLYN MUSEUM
Brooklyn Museum
FRANKLIN AVE
BOTANIC GARDENS/ E. PKWY.
Brooklyn Botanic Gardens
Prospect Park Zoo
Gowanus
NewYork-Presbyterian Brooklyn Methodist Hospital
7TH AVE/ PARK SLOPE
PROSPECT PARK
Lena Horne Bandshell
Prospect Ave
PROSPECT PARK
Prospect Expwy
10th Ave
11th Ave
Prospect Park SW
Flatbush Ave
Bedford Ave
PARKSIDE AVE
Prospect Park Lake
GREENWOOD CEMETERY
Parkside Ave
PATERSON
YONKERS
MANHATTAN
BRONX
NJ
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
LONG ISLAND
STATEN ISLAND
Atlantic Ocean

B-2

Annex B	BMO 2024-5C7
No. 1 – Signum at 375 Dean

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	6.3%	Net Rentable Area (Units)(5):	143
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Dean Holdings DE LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Joseph Brunner and Abraham Mandel	Occupancy(6):	96.5%
Interest Rate:	6.00000%	Occupancy Date:	9/30/2024
Note Date:	10/9/2024	4th Most Recent NOI (As of)(7):	NAP
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of)(7):	NAP
Interest-only Period(2):	61 months	2nd Most Recent NOI (As of)(7):	NAP
Original Term(2):	61 months	Most Recent NOI (As of)(7):	NAP
Original Amortization Term:	None	UW Economic Occupancy(8):	97.0%
Amortization Type:	Interest Only	UW Revenues:	$7,578,167
Call Protection(2)(3):	L(24),D(31),O(6)	UW Expenses:	$1,145,992
Lockbox / Cash Management(4):	Soft / Springing	UW NOI:	$6,432,176
Additional Debt(1):	Yes	UW NCF:	$6,391,049
Additional Debt Balance(1):	$24,000,000	Appraised Value / Per Unit(9):	$122,500,000 / $856,643
Additional Debt Type(1):	Pari Passu	Appraisal Date(9):	7/3/2024

Escrows and Reserves(10)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$587,413
Taxes:	$1,061,067	$33,151	N/A	Maturity Date Loan / Unit:	$587,413
Insurance:	$96,000	$8,000	N/A	Cut-off Date LTV:	68.6%
Replacement Reserve:	$0	$2,478	N/A	Maturity Date LTV:	68.6%
TI/LC:	$0	$949	N/A	UW NCF DSCR:	1.25x
Other:	$126,525	$0	N/A	UW NOI Debt Yield:	7.7%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	100.0%	Loan Payoff	$79,633,324	94.8%
			Closing Costs(11)	2,636,959	3.1
			Upfront Reserves	1,283,592	1.5
			Return of Equity	446,125	0.5
Total Sources	$84,000,000	100.0%	Total Uses	$84,000,000	100.0%
(1)	The Signum at 375 Dean Mortgage Loan (as defined below) is part of the Signum at 375 Dean Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original balance of $84,000,000. For additional information, see “The Loan” below. The financial information presented above is calculated based on the Signum at 375 Dean Whole Loan.
(2)	The first payment date for the Signum at 375 Dean Mortgage Loan is December 6, 2024. On the Closing Date, GCMC and BMO will deposit sufficient funds to pay the amount of interest that would be due with respect to a November 6, 2024, payment. Interest-Only Period, Original Term and Call Protection are inclusive of the additional November 6, 2024 interest-only payment funded by GCMC and BMO on the Closing Date.
(3)	Defeasance of the Signum at 375 Dean Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Signum at 375 Dean Whole Loan to be securitized and (b) October 9, 2027. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2024-5C7 securitization trust in October 2024. The actual lockout period may be longer.
(4)	The Signum at 375 Dean Mortgage Loan features an in-place soft lockbox for the residential component and an in-place hard lockbox for the commercial component.
(5)	The Signum at 375 Dean Property (as defined below) also contains 7,592 square feet of commercial space and a 54-space parking garage.
(6)	Occupancy represents residential occupancy only. The commercial space at the Signum at 375 Dean Property is 100.0% leased.
(7)	Historical NOI is not available, as the Signum at 375 Dean Property was constructed in 2023.
(8)	UW Economic Occupancy is 97.0% for the residential portion of the Signum at 375 Dean Property and 95.0% for the commercial portion.
(9)	The Appraised Value of the Signum at 375 Dean Property is based on the value upon stabilization, which assumed lease-up of the commercial portion. As of October 1, 2024, the commercial portion of the Signum at 375 Dean Property is 100% leased.
(10)	See “Escrows and Reserves” below for further discussion of reserve information.
(11)	Closing Costs include an origination fee / rate buydown of $1,340,000.

B-3

Annex B	BMO 2024-5C7
No. 1 – Signum at 375 Dean

The Loan. The largest mortgage loan (the “Signum at 375 Dean Mortgage Loan”) is part of a whole loan (the “Signum at 375 Dean Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $84,000,000 and secured by the borrower’s fee interest in a 143-unit multifamily property located in Brooklyn, New York (the “Signum at 375 Dean Property”). The Signum at 375 Dean Whole Loan was originated by Greystone Select Company II on October 9, 2024, and Notes A-4, A-5 and A-6 were subsequently acquired by Bank of Montreal (“BMO”). The Signum at 375 Dean Whole Loan accrues interest at a rate of 6.00000% per annum on an Actual/360 basis and has an outstanding principal balance as of the Cut-off Date of $84,000,000. The Signum at 375 Dean Whole Loan has a five-year term and is interest-only for the full term. The Signum at 375 Dean Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Notes A-2, A-3, and A-4, with an aggregate original principal balance of $60,000,000.

The relationship between the holders of the Signum at 375 Dean Whole Loan is governed by a co-lender agreement. The Signum at 375 Dean Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise Signum at 375 Dean Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2024-5C7	Yes
A-2	$15,000,000	$15,000,000	BMO 2024-5C7	No
A-3	$7,000,000	$7,000,000	BMO 2024-5C7	No
A-4	$18,000,000	$18,000,000	BMO 2024-5C7	No
A-5(1)	$19,000,000	$19,000,000	BMO	No
A-6(1)	$5,000,000	$5,000,000	BMO	No
Whole Loan	$84,000,000	$84,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Signum at 375 Dean Property is a 143-unit high-rise multifamily property built by the borrower sponsors in 2023 for a total cost of approximately $107.0 million. As of September 30, 2024, the residential portion of the Signum at 375 Dean Property was 96.5% leased. The Signum at 375 Dean Property is located at the corner of Dean Street and 4th Avenue, in Brooklyn, New York at the nexus of the Boerum Hill, Park Slope and Prospect Heights neighborhoods. The Signum at 375 Dean Property is located one block from the Barclays Center near Atlantic Terminal, a major transportation hub with access to nine subway lines and the Long Island Rail Road.

The Signum at 375 Dean Property consists of a 17-story building featuring 143 residential units, 7,592 square feet of commercial space and a 54-space parking garage. The residential units feature studio, 1-bedroom, and 2-bedroom layouts, and of the 143 total units, 38 (26.6% of total units) are designated for affordable housing, while the remaining 105 units (73.4%) are leased as market units. Construction on the Signum at 375 Dean Property was completed in 2023, and leasing began in September 2023. The Signum at 375 Dean Property reached 96.5% occupancy on the residential units by September 2024.

Amenities at the Signum at 375 Dean Property include a virtual doorman, indoor and outdoor lounges, a fitness center, bike storage, a package room, entertainment room, coworking and party lounges, and a rooftop deck with views of Downtown Brooklyn. All units contain washers and dryers, stainless steel appliances, floor-to-ceiling windows, and built-in closet systems, with approximately 40% of units having private balconies.

The commercial space at the Signum at 375 Dean Property is 100% leased to Cactus Equity, LLC, on a lease that runs through September 30, 2029 and represents 7.0% of underwritten gross potential rent.

The Signum at 375 Dean Property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development, and is required to reserve at least 10% of units for households earning up to 40% of area median income, 10% of units for households earning up to 60% of area median income, and 5% of the units for households earning up to 130% of area median income under affordable housing guidelines, which 421-a tax abatement phases out in 2058/2059. The Signum at 375 Dean Property’s 421-a workbook was approved by the New York City Department of Housing Preservation & Development on August 2, 2024 and is awaiting the final Certificate of Eligibility. The Signum at 375 Dean Whole Loan is full recourse to the guarantors until such final Certificate of Eligibility is received for the 421-a tax abatement.

B-4

Annex B	BMO 2024-5C7
No. 1 – Signum at 375 Dean

The following table presents certain information relating to the unit mix at the Signum at 375 Dean Property:

Signum at 375 Dean Unit Mix
Unit Type	No. of Units(1)	% of Total Units(1)	Average Unit Size (SF) (1)	Average Rent Per Unit(1)	Average Rent PSF(1)	Market Rent Per Unit(2)	Market Rent PSF(2)
Studio - Market	22	15.4%	335	$3,455	$10.32	$3,455	$10.32
1 Bed / 1 Bath - Market	69	48.3	526	$4,929	$9.37	$4,950	$9.41
2 Bed / 1 Bath – Market	9	6.3	715	$7,328	$10.24	$7,328	$10.24
2 Bed / 2 Bath – Market	5	3.5	1,029	$7,460	$7.25	$7,460	$7.25
Studio - Affordable	7	4.9	378	$867	$2.29	$867	$2.29
1 Bed / 1 Bath - Affordable	26	18.2	559	$1,421	$2.54	$1,421	$2.54
2 Bed / 2 Bath - Affordable	5	3.5	1,067	$2,492	$2.33	$2,492	$2.33
Collateral Total/Wtd. Avg.	143	100.0%	544	$3,987	$7.33	$4,030	$7.41
(1)	Based on the borrower rent roll dated as of September 30, 2024.
(2)	Market rent per the appraisal for market rate units and based on the in-place rent for affordable units.

The Market. According to the appraisal, the Signum at 375 Dean Property is located in the Kings County multifamily submarket. As of the first quarter of 2024, the Kings County submarket had an inventory of 462,317 units, average monthly asking rent of $2,709, and a vacancy rate of approximately 1.8%, below the submarket’s 10-year average of 2.6%.

B-5

Annex B	BMO 2024-5C7
No. 1 – Signum at 375 Dean

The following table presents certain information relating to comparable multifamily rental properties to the Signum at 375 Dean Property:

Comparable Rental Summary(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
Signum at 375 Dean(2) 375 Dean Street Brooklyn, NY	Studio - Market 1 Bed / 1 Bath - Market 2 Bed / 1 Bath - Market 2 Bed / 2 Bath - Market Studio - Affordable 1 Bed / 1 Bath - Affordable 2 Bed / 2 Bath - Affordable	335 526 715 1,029 378 559 1,067	$10.32 $9.37 $10.24 $7.25 $2.29 $2.54 $2.33	$3,455 $4,950 $7,328 $7,460 $867 $1,421 $2,492
Saint Marks Place 58 Saint Marks Place Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	412 717 877 877	$8.56 $6.97 $6.84 $6.84	$3,525 $5,000 $6,000 $6,000
The Bergen 316 Bergen Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	460 625 900 900	$7.45 $7.35 $7.44 $7.44	$3,425 $4,595 $6,700 $6,700
461 Dean Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	521 689 1,065 1,065	$6.67 $6.96 $6.15 $6.15	$3,475 $4,795 $6,550 $6,550
Plank Road 662 Pacific Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	511 660 1,040 1,040	$6.86 $6.39 $6.15 $6.15	$3,505 $4,218 $6,400 $6,400
834 Pacific Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	355 512 722 722	$9.58 $8.50 $7.62 $7.62	$3,400 $4,350 $5,500 $5,500
The Heritage Dean 470 Dean Street Brooklyn, NY	Studio 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath	515 727 1,250 1,250	$6.41 $5.78 $4.92 $4.92	$3,300 $4,200 $6,150 $6,150
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of September 30, 2024.

Environmental. According to the Phase I environmental site assessment dated July 11, 2024, there was no evidence of any recognized environmental conditions at the Signum at 375 Dean Property.

Appraisal. According to the appraisal, the Signum at 375 Dean Property had an “as-is” appraised value of $120,900,000 as of July 3, 2024 and a prospective value upon stabilization of $122,500,000 as of April 1, 2025. The prospective value upon stabilization assumed lease-up of the commercial portion. As of October 1, 2024, the commercial portion of the Signum at 375 Dean Property is 100% leased. The table below shows the appraisal’s prospective value upon stabilization conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$122,500,000	5.25%
(1)	Source: Appraisal.

B-6

Annex B	BMO 2024-5C7
No. 1 – Signum at 375 Dean

The following table presents certain information relating to the operating history and underwritten cash flows at the Signum at 375 Dean Property:

Operating History and Underwritten Net Cash Flow(1)
	Borrower Sponsor Proforma	Underwritten	Per Unit	%(2)
Gross Potential Rent(3)	$7,441,736	$7,437,003	$52,007	100.0%
Net Rental Income	$7,441,736	$7,437,003	$52,007	100.0%
(Vacancy/Credit Loss)(4)	(244,381)	(233,536)	(1,633)	(3.1)
Other Income	366,900	374,700	2,620	5.0
Effective Gross Income	$7,564,255	$7,578,167	$52,994	101.9%
Total Expenses(5)	$793,014	$1,145,992	$8,014	15.1%
Net Operating Income	$6,771,241	$6,432,176	$44,980	84.9%
Total TI/LC, Capex/RR	0	41,127	288	0.5
Net Cash Flow	$6,771,241	$6,391,049	$44,693	84.3%
(1)	Historical financials are not available as the Signum at 375 Dean Property was constructed in 2023.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the rent roll as of September 30, 2024 and includes both residential and commercial Gross Potential Rent.
(4)	Underwritten Vacancy is 3.0% for the residential component and 5.0% commercial component.
(5)	Underwritten Total Expenses reflect real estate taxes based on the anticipated 421-a abated amount.

The Borrower. The borrower is Dean Holdings DE LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Signum at 375 Dean Whole Loan.

The Borrower Sponsors. The borrower sponsors are Joseph Brunner and Abraham Mandel, and the guarantors are Joseph Brunner, Abraham Mandel and Toby Mandel. Joseph Brunner and Abraham Mandel are the founders of Bruman Realty, a real estate company specializing in multifamily development and ownership in New York. The borrower sponsors have a combined portfolio of over 40 multifamily, mixed-use, retail and office properties, primarily located in Brooklyn and Queens, New York.

Property Management. The Signum at 375 Dean Property is managed by Bruman Realty LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $1,061,067 for real estate taxes, representing six months of unabated real estate taxes, (ii) $96,000 for insurance, and (iii) $126,525 for free rent related to the commercial space.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $33,151.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $8,000.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $2,478 for replacement reserves ($200 per unit and $0.15 per square foot of commercial space annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $949 for tenant improvements and leasing commissions ($1.50 per square foot of commercial space annually).

Lockbox / Cash Management. The Signum at 375 Dean Whole Loan is structured with an in-place soft lockbox for the residential component and in-place hard lockbox for the commercial component, with springing cash management.

B-7

Annex B	BMO 2024-5C7
No. 1 – Signum at 375 Dean

Upon the occurrence and during the continuance of a Signum at 375 Dean Trigger Event (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Signum at 375 Dean Whole Loan documents. All excess cash flow remaining in the cash management account after the application of such funds in accordance with the Signum at 375 Dean Whole Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the Signum at 375 Dean Mortgage Loan. To the extent that no Signum at 375 Dean Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Signum at 375 Dean Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Signum at 375 Dean Whole Loan documents or (ii) commencing on or after October 9, 2025, the date on which the debt service coverage ratio is less than 1.05x based on the net cash flow for the trailing 12 months.

A Signum at 375 Dean Trigger Event will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.05x for one calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

B-8

Annex B	BMO 2024-5C7
No. 2 – Colony Square

B-9

Annex B	BMO 2024-5C7
No. 2 – Colony Square

COLONY SQUARE
RETAIL
1974/2021 Year Built / Renovated
1 Stories
176K SF Total Space
BUILDING 300
2020 Year Built / Renovated
6 Stories
78K SF Total Space
14.4K SF Average Floorplate
9' Ceiling Height
BUILDING 100
1972/2021 Year Built / Renovated
24 Stories
327K SF Total Space
15K SF Average Floorplate
8'6" Ceiling Height
BUILDING 500
2021 Year Built / Renovated
6 Stories
115K SF Total Space
23K SF Average Floorplate
10' Ceiling Height
BUILDING 400
1972/2021 Year Built / Renovated
22 Stories
387K SF Total Space
19K SF Average Floorplate
8'6" Ceiling Height

B-10

Annex B	BMO 2024-5C7
No. 2 – Colony Square

## COLONY SQUARE – BLDG. 100

| Floor | | | | | | | |
|---|---|---|---|---|---|---|---|
| Roof | Canadian Consulate 64 SF MTM | | | | | | |
| 24 | Lord, Aeck & Sargent, Inc. 15,008 SF 11/2027 | | | | | | |
| 23 | Lord, Aeck & Sargent, Inc. 15,008 SF 11/2027 | | | | | | |
| 22 | Reit Funding LLC 5,711 SF 12/2027 | Ansys, Inc. 9,018 SF 6/2028 | | | | | |
| 21 | FOX-BRV Southern Sports 15,008 SF 9/2026 | | | | | | |
| 20 | Tosca 8,377 SF 12/2027 | Schusterman Family Foundation 6,412 SF 12/2026 | | | | | |
| 19 | Tosca 15,008 SF 12/2027 | | | | | | |
| 18 | May Architecture 10,096 SF 3/2026 | Novapoint 1,884 SF 1/2027 | Moeller Barbaree 1,257 SF 7/2025 | Mission Partners 615 SF 3/2027 | | | |
| 17 | Canadian Consulate 12,805 SF 7/2029 | Starfield & Smith 1,880 SF 7/2028 | | | | | |
| 16 | Tralongo 3,446 SF 4/2029 | Boone Capital 2,577 SF 3/2028 | North American Properties 8,843 SF 4/2025 | | | | |
| 14 | Vacant 2,635 SF | Alba Aluminum 2,979 SF 6/2029 | Ammunition 8,680 SF 3/2027 | | | | |
| 12 | Vacant 768 SF | Metropolian Oral Surgery 2,169 SF 1/2026 | Feather Touch Dental 3,123 SF 8/2032 | Vacant 793 SF | Colony Square Dental 3,220 SF 12/2029 | Vacant 1,423 SF | Travel Leaders 1,667 SF 2/2027 |
| 11 | Vacant 14,697 SF | | | | | | |
| 10 | WeWork 14,697 SF 4/2032 | | | | | | |
| 9 | WeWork 14,697 SF 4/2032 | | | | | | |
| 8 | WeWork 14,697 SF 4/2032 | | | | | | |
| 7 | Syska Hennesy 4,104 SF 11/2025 | SHL US, LLC 3,371 SF 4/2028 | Pinnacle Legal 1,416 SF 5/2027 | Adam Conti 1,540 SF 4/2025 | Colony Square Management Office 3,357 SF | | |
| 6 | Vacant 14,697 SF | | | | | | |
| 5 | Corgan 8,896 SF 6/2030 | Clark Construction 5,107 SF 7/2028 | | | | | |
| 4 | Secretariat International 14,697 SF 5/2030 | | | | | | |
| 3 | Iconic Group 4,410 SF 1/2027 | Camden Real Estate Company 3,818 SF 3/2027 | Vacant 1,861 SF | Insight Wealth 2,143 SF 1/2025 | Joel Laeter PC 993 SF 2/2025 | | |
| 2 | FOX-BRV Southern Sports 14,112 SF 9/2026 | | | | | | |
| 1 | | | | | | | |
| C | Fitness Center 5,363 SF | Cycle 967 SF | Parking Mgmt 693 SF | Conference and Mail Room 4,733 SF | | | |

Vacant | Building | MTM | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

B-11

Annex B	BMO 2024-5C7
No. 2 – Colony Square

B-12

Annex B	BMO 2024-5C7
No. 2 – Colony Square

B-13

Annex B	BMO 2024-5C7
No. 2 – Colony Square

Colony Square
1197 Peachtree Street Northeast
Atlanta, GA 30361
ATLANTA
Midtown
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Ardmore Park
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ATLANTIC STATION
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IKEA
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Ralph McGill Blvd
Simpson St
Georgia Aquarium
World of Coca Cola
Truist Plaza
Georgia Power Corporate HQ
Courtland St
Baker St
Centennial Olympic Park
GEORGIA WORLD CONGRESS CENTER
PEACHTREE CENTER
Highland Ave NE
Freedom Pkwy
Inman Park
75
85
19
13
29
78
278
10
Woodstock
Alpharetta
Acworth
Roswell
Kennesaw
Johns Creek
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
ATLANTA
Decatur
Douglasville
East Point
South Fulton
Forest Park
Redan
Lithonia
Fairburn
Riverdale

B-14

Annex B	BMO 2024-5C7
No. 2 – Colony Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, GACC, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	6.3%	Net Rentable Area (SF):	1,085,612
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	LVA4 Atlanta Colony Square, L.P.	Year Built / Renovated:	1972, 1974, 2020, 2021 / 2000
Borrower Sponsors:	North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.	Occupancy:	82.5%
Interest Rate:	7.37500%	Occupancy Date:	9/9/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of):	$16,554,450 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$24,041,323 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$29,712,592 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$29,188,955 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	83.3%
Amortization Type:	Interest Only	UW Revenues:	$49,913,938
Call Protection(2):	L(24),DorYM1(29),O(7)	UW Expenses:	$19,331,831
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,582,107
Additional Debt(1):	Yes	UW NCF:	$29,266,672
Additional Debt Balance(1):	$200,000,000	Appraised Value / Per SF:	$516,000,000 / $475
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/24/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	$375,955	N/A	Cut-off Date Loan / SF:	$239
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$239
Replacement Reserve:	$0	$19,152	N/A	Cut-off Date LTV:	50.4%
Rollover Reserve:	$4,000,000	$90,468	N/A	Maturity Date LTV:	50.4%
Free Rent Reserve:	$965,127	$0	N/A	UW NCF DSCR:	1.51x
Outstanding TI/LC:	$3,965,065	$0	N/A	UW NOI Debt Yield:	11.8%
Additional Rollover:	$0	$425,000	$5,100,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	87.3%	Loan Payoff	$281,760,456	94.6%
Equity Contribution	37,832,154	12.7	Upfront Reserves	8,930,192	3.0
			Closing Costs	7,141,506	2.4

Total Sources	$297,832,154	100.0%	Total Uses	$297,832,154	100.0%
(1)	The Colony Square Mortgage Loan (as defined below) is part of the Colony Square Whole Loan (as defined below), which is comprised of 16 pari passu promissory notes with an aggregate original balance of $260,000,000. The Colony Square Whole Loan was originated by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GSBI”) and German American Capital Corporation (“GACC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the Colony Square Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on November 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Colony Square Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) November 6, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2024-5C7 securitization trust closing date in October 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

B-15

Annex B	BMO 2024-5C7
No. 2 – Colony Square

The Loan. The second largest mortgage loan (the “Colony Square Mortgage Loan”) is part of a whole loan (the “Colony Square Whole Loan”) evidenced by 16 pari passu notes that is secured by the borrower’s fee interest in a 1,085,612 square foot mixed-use property in Atlanta, Georgia (the “Colony Square Property”).

The Colony Square Mortgage Loan, which is evidenced by the non-controlling Notes A-2, A-5, A-7 and A-12, has an outstanding principal balance as of the Cut-off Date of $60,000,000. The Colony Square Whole Loan was co-originated by BMO, GSBI and GACC and has an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000. The Colony Square Whole Loan is interest only for the entire term and accrues interest on an Actual/360 basis.

The relationship between the holders of the Colony Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool- The Whole Loans- The Serviced Pari Passu Whole Loans” and “The Outside Serviced Pari Passu Whole Loans” in the Prospectus. The Colony Square Whole Loan will initially be serviced under the pooling and servicing agreement for the BMO 2024-5C7 securitization trust, provided that upon the securitization of the controlling Note A-1, the Colony Square Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “The Pooling and Servicing Agreement-Servicing of the Outside Serviced Mortgage Loans-Servicing Shift Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise the Colony Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$45,000,000	$45,000,000	BMO	Yes
A-2	$30,000,000	$30,000,000	BMO 2024-5C7	No
A-3(1)	$25,000,000	$25,000,000	BMO	No
A-4(1)	$30,531,914	$30,531,914	BMO	No
A-5	$4,468,086	$4,468,086	BMO 2024-5C7	No
A-6(1)	$16,667,000	$16,667,000	GSBI	No
A-7	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-8(1)	$9,259,000	$9,259,000	GSBI	No
A-9(1)	$5,752,043	$5,752,043	GSBI	No
A-10(1)	$5,556,000	$5,556,000	GSBI	No
A-11(1)	$16,667,000	$16,667,000	GACC	No
A-12	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-13(1)	$9,259,000	$9,259,000	GACC	No
A-14(1)	$5,752,043	$5,752,043	GACC	No
A-15(1)	$5,556,000	$5,556,000	GACC	No
A-16(1)	$25,000,000	$25,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Colony Square Property consists of both (i) four Class A office buildings (“Building 100”, “Building 300”, “Building 400” and “Building 500”), (ii) a retail component (the “Retail Component”) and (iii) a parking garage. The Colony Square Property totals 1,085,612 square feet across four buildings, the largest being Building 400 which consists of 329,011 square feet of net rentable area. Building 100 consists of 388,411 square feet (30.3% of NRA and 31.3% of underwritten base rent) including 310,158 square feet of office space, 11,164 square feet of amenity space and 7,689 square feet of storage space. Building 300 consists of 78,100 square feet (7.2% of NRA and 5.8% of underwritten base rent) including 73,200 square feet of office spaces and 4,900 square feet of other spaces. Building 400 consists of 388,411 square feet (35.8% of NRA and 34.1% of underwritten base rent) including 381,034 square feet of office spaces, 7,236 square feet of storage spaces, and 141 square feet of other spaces. Building 500 consists of 121,437 square feet of office space (11.2% of NRA and 14.0% of underwritten base rent). The Retail Component consists of 168,653 square feet (15.5% of NRA and 14.9% of underwritten base rent).

B-16

Annex B	BMO 2024-5C7
No. 2 – Colony Square

The following table presents certain information relating to the space types that comprise the Colony Square Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	885,829	81.6%	80.2%	$28,553,290	84.8%	$40.17
Retail	155,215	14.3	98.0%	4,992,868	14.8%	$32.81
Storage	15,609	1.4	52.2%	138,439	0.4%	$16.99
Amenity/Other	28,959	2.7	83.1%	0	0.0%	$0.00
Total / Wtd. Avg.	1,085,612	100.0%	82.5%	$33,684,597	100.0%	$37.63
(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through August 2025.
(3)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.

Major Tenants. The largest tenants by underwritten base rent at the Colony Square Property are Jones Day, WeWork and WebMD.

Jones Day (115,000 square feet; 10.6% of Total NRA; 12.9% of underwritten base rent): Jones Day is a global law firm providing legal services to national and multinational corporations. Jones Day provides legal support on complex transactions, high stakes litigation, cyber security, capital markets activities, and many more. The firm employs over 2,400 lawyers in 40 different offices across the world. Jones Day is ranked ninth in law firms based on size, 12th in the Am law 200 ranking, and 15th in the 2024 Global 200 survey. The firm reported approximately $2.7 billion in revenue in 2023 and has worked with clients on over 3,000 transactions that hold a collective value of approximately $1.5 trillion over the past five years. Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.

WeWork (44,463 square feet; 4.1% of Total NRA; 5.5% of underwritten base rent): Founded in 2010 and headquartered in New York City, WeWork is a provider of shared office and coworking space in 119 cities and 37 countries. WeWork’s private workspace service allows customers to own a private desk, whole office, or an entire floor of private office space. The company’s other coworking services include day to day office rentals, monthly memberships, and additional meeting and event space rentals. WeWork reported approximately $3.2 billion in revenue and $4.8 billion in expenses in 2022. WeWork’s lease at the Colony Square Property commenced in May 2017 and was amended in November 2017 to expand its leased space at the Colony Square Property. WeWork’s lease expires on April 30, 2032 and has two, five-year renewal options and no termination options.

WebMD (42,112 square feet; 3.9% of Total NRA; 5.2% of underwritten base rent): WebMD is an online health information website that provides information on a number of medical conditions, drugs & supplements, overall wellbeing, symptom checking, and medical practitioner location. Beyond their core services, WebMD also creates content such as news, blogs, and podcasts. The company has over 1,800 employees and was bought by private equity firm KKR for $2.8 billion in 2017. WebMD’s office lease at the Colony Square Property commenced in August 2010 and is scheduled to expire on March 31, 2028. WebMD’s office lease has one, five-year renewal option and no termination option.

The following table presents certain information relating to the historical occupancy of the Colony Square Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
76.2%	81.3%	82.8%	82.5%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	Current Occupancy is as of September 9, 2024.

B-17

Annex B	BMO 2024-5C7
No. 2 – Colony Square

The following table presents certain information relating to the tenants at the Colony Square Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Jones Day	Office	NR/NR/NR	115,000	10.6%	$37.73	$4,338,950	12.9%	11/30/2036
WeWork	Office/Storage	NR/NR/NR	44,463	4.1	$41.77	1,857,081	5.5	4/30/2032
WebMD	Office/Storage	NR/NR/NR	42,112	3.9	$41.92	1,765,443	5.2	3/31/2028
SPACES	Office/Retail	NR/NR/NR	42,273	3.9	$37.11	1,568,751	4.7	5/31/2029
iPic Theater	Retail	NR/NR/NR	38,011	3.5	$39.44	1,499,154	4.5	12/31/2040
Whole Foods	Office	NR/NR/NR	29,046	2.7	$41.41	1,202,795	3.6	4/30/2032
CBS Radio East	Office/Storage	Baa2/NR/BBB	29,688	2.7	$35.40	1,050,846	3.1	11/30/2028
Diamond Sports	Office/Storage	NR/NR/NR	36,883	3.4	$28.49	1,050,824	3.1	9/30/2026
Lord, Aeck & Sargent	Office	NR/NR/NR	30,016	2.8	$31.56	947,305	2.8	11/30/2027
Tosca Services	Office	NR/NR/NR	23,385	2.2	$39.42	921,741	2.7	12/31/2027
Office/Retail/Storage Tenants			430,877	39.7%	$37.60	$16,202,890	48.1%
Remaining Occupied			464,305	42.8	$37.65	17,481,707	51.9
Total Occupied			895,182	82.5%	$37.63	$33,684,597	100.0%
Vacant Space			190,430	17.5
Collateral Total			1,085,612	100.0%

(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the tenant lease expirations at the Colony Square Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM(5)	10	13,704	1.3%	$22,466	0.1%	13,704	1.3%	$22,466	0.1%
2024	4	4,224	0.4	44,768	0.1	17,928	1.7%	$67,234	0.2%
2025	17	70,888	6.5	2,386,574	7.1	88,816	8.2%	$2,453,808	7.3%
2026	18	96,572	8.9	3,015,645	9.0	185,388	17.1%	$5,469,453	16.2%
2027	20	107,574	9.9	4,262,340	12.7	292,962	27.0%	$9,731,794	28.9%
2028	27	124,858	11.5	5,249,578	15.6	417,820	38.5%	$14,981,372	44.5%
2029	21	104,577	9.6	4,485,385	13.3	522,397	48.1%	$19,466,757	57.8%
2030	10	32,823	3.0	1,528,896	4.5	555,220	51.1%	$20,995,653	62.3%
2031	11	61,332	5.6	1,809,607	5.4	616,552	56.8%	$22,805,261	67.7%
2032	8	79,551	7.3	3,333,631	9.9	696,103	64.1%	$26,138,891	77.6%
2033	1	2,980	0.3	92,082	0.3	699,083	64.4%	$26,230,973	77.9%
2034	4	12,017	1.1	515,289	1.5	711,100	65.5%	$26,746,262	79.4%
2035 & Beyond	7	184,082	17.0	6,938,335	20.6	895,182	82.5%	$33,684,597	100.0%
Vacant	NAP	190,430	17.5	NAP	NAP	1,085,612	100.0%	NAP	NAP
Total / Wtd. Avg.	158(6)	1,085,612	100.0%	$33,684,597	100.0%
(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through August 2025.
(5)	MTM includes leases that are considered amenities, management office, and four storage spaces that are dependable on other tenant leases.
(6)	The number of expiring leases includes office, retail, storage and mixed-use tenants.

B-18

Annex B	BMO 2024-5C7
No. 2 – Colony Square

The following table presents certain information relating to the operating history and underwritten net cash flow of the Colony Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$32,794,612	$30.21	72.4%
Rent Steps	0	0	0	0	0	0	889,985	0.82	2.0
Vacancy Lease-Up	0	0	0	0	0	0	7,564,548	6.97	16.7
Total Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$41,249,145	$38.00	91.1%
Total Reimbursements	1,003,124	654,243	1,078,643	3,819,783	4,002,407	4,014,008	4,030,272	3.71	8.9
Gross Potential Rent	$19,263,642	$20,438,542	$24,140,982	$32,365,766	$35,823,028	$35,943,949	$45,279,418	$41.71	100.0%
Other Income(4)	5,007,108	3,069,143	6,423,279	9,868,036	11,866,796	11,751,442	12,199,068	11.24	26.9
(Vacancy/Credit Loss/Abatements)	0	0	0	0	0	0	(7,564,548)	(6.97)	(16.7)
Effective Gross Income	$24,270,750	$23,507,685	$30,564,261	$42,233,801	$47,689,824	$47,695,391	$49,913,938	$45.98	110.2%
Total Expenses(5)	13,662,908	11,280,709	14,009,811	18,192,479	17,977,232	18,506,436	19,331,831	17.81	38.7
Net Operating Income	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$30,582,107	$28.17	61.3%
Capital Expenditures	0	0	0	0	0	0	229,823	0.21	0.5
TI/LC	0	0	0	0	0	0	1,085,612	1.00	2.2
Net Cash Flow	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$29,266,672	$26.96	58.6%
(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	TTM represents the trailing 12-month period ending July 31, 2024.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(5)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.

Environmental. According to the Phase I environmental assessment dated June 5, 2024, there was no evidence of any recognized environmental conditions at the Colony Square Property.

Appraisal. According to the appraisal, the Colony Square Property had an “as-is” appraised value of $516,000,000 as of May 24, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$516,000,000	7.00%
(1)	Source: Appraisal.

The Market. The Colony Square Property is located in Atlanta, Georgia. According to the appraisal, the Atlanta metropolitan statistical area (“Atlanta MSA”) has an estimated 2023 population of 6,313,755 which is an average annual 1.2% increase over the 2020 census. Additionally, the current estimated employment in the Atlanta MSA is 3,054,867 jobs which is a 22.0% increase over the past 10 years. Atlanta has the 10th strongest GDP out of all metropolitan area economies in the nation. According to the appraisal, the 2023 total population within a 1-, 3- and 5-mile radius of the Colony Square Property was 34,855, 202,261 and 422,620, respectively, and the 2023 median household income within the same radii was $113,273, $96,372 and $92,474, respectively.

According to the appraisal, the Colony Square Property is located in the Midtown/Brookwood retail submarket. According to the appraisal, this submarket is ranked 27th in inventory in the metro area with 6,904,227 square feet, and has an asking rent of $35.96 per square foot, which is 71.5% greater than the metro area average of $20.97 per square foot. The Midtown/Brookwood retail submarket also holds a low vacancy rate of 2.3%.

B-19

Annex B	BMO 2024-5C7
No. 2 – Colony Square

According to the appraisal, the Colony Square Property is also located in the Midtown/Pershing Point office submarket. According to the appraisal, the Midtown/Pershing Point office submarket had an inventory of 31.4 million square feet with a 21.4% vacancy rate. The average asking rent is $42.12 per square foot, which is 73.3% greater than the metro area average of $24.30 per square foot.

The following table presents certain information relating to comparable retail leases for the Colony Square Property:

Comparable Retail Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	3,535(2)(3)	Chick-Fil-A	$32.28(2)	May-19(2)	143(2)
1197 Peachtree Street Northeast Atlanta, GA
2274 Peachtree Road Northwest	NAV	NAV	1,553	Pulse Performance	$35.00	Apr-24	60.0
Atlanta, GA
3050 Peachtree Drive Northeast	NAV	NAV	2,672	Ideal Image	$37.00	Dec-23	60.0
Atlanta, GA
4330 Peachtree Road Northeast	NAV	NAV	2,825	MHBV Salon	$36.50	Aug-24	120.0
Brookhaven, GA
2860 Cumberland Mall	NAV	NAV	3,003	Superior	$45.32	Oct-23	48.0
Atlanta, GA
2955 Cobb Parkway Southeast	NAV	NAV	4,000	Mattress Firm	$49.00	Oct-23	120.0
Atlanta, GA
4330 Peachtree Road	NAV	NAV	2,087	Tobbany	$33.00	Sep-24	60.0
Atlanta, GA
2300 Peachtree Road Northwest	NAV	NAV	3,382	Fete Atlanta	$40.00	Nov-23	60.0
Atlanta, GA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024. Base Rent PSF includes contractual rent steps through August 2025.
(3)	Excluding 150 square feet of Chick-Fil-A’s storage space.

The following table presents certain information relating to comparable office leases for the Colony Square Property:

Comparable Office Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	115,000(2)	Jones Day	$37.73(2)	Jun-21(2)	186(2)
1197 Peachtree Street Northeast Atlanta, GA
One Atlantic Center	1987 / NAP	1,101,022	8,000	Duff & Phelps	$45.00	Sep-24	120
1201 West Peachtree Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	4,392	N/A	$45.00	Dec-23	36
201 17th Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	7,023	Tractian	$44.00	Nov-23	42
201 17th Street Northwest Atlanta, GA
Ponce City Market 675 Ponce De Leon Avenue Northeast	2014 / NAP	685,773	196,355	MailChimp	$55.00	Oct-23	6
Atlanta, GA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024. Base Rent PSF includes contractual rent steps through August 2025.

B-20

Annex B	BMO 2024-5C7
No. 2 – Colony Square

The Borrower. The borrower is LVA4 Atlanta Colony Square, L.P., a Delaware limited partnership structured as a single purpose, bankruptcy-remote entity, with its general partner structured as a single purpose, bankruptcy-remote Delaware single member limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Colony Square Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.

Property Management. The Colony Square Property is managed by North American Properties-Atlanta, LTD., a property management company affiliated with North American Ventures LLC.

Escrows and Reserves. At origination of the Colony Square Whole Loan, the borrower deposited $4,000,000 for a rollover reserve fund, approximately $3,965,065 for outstanding TI/LC and approximately $965,127 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $375,955).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Colony Square Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $19,152 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $90,468 for approved leasing expenses.

Additional Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $425,000 for tenant improvement and leasing commission obligations incurred following the origination date (the “Additional Rollover Reserve”). Such monthly deposits in the Additional Rollover Reserve will not be required during such time that the balance of the Additional Rollover Reserve exceeds $5,100,000 (the “Additional Rollover Reserve Required Amount”).

Lockbox / Cash Management. The Colony Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Colony Square Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the Colony Square Property to be deposited into such lockbox within two business days. During the continuance of a Trigger Period (as defined below), provided no event of default is then continuing, all funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Colony Square Whole Loan documents.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Colony Square Whole Loan, (ii) the debt yield being less than 9.5% (tested on a quarterly basis), (iii) the open date (i.e., the payment date that is 6 months prior to the maturity date) or (iv) the occurrence of an Additional Replacement Reserve Trigger Event (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the applicable lender or the applicable lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the earlier to occur of (x) the date that the debt yield is equal to or greater than 9.5% for two consecutive calendar quarters or (y) the date the borrower posts with the lender cash or a letter of credit in an amount that if applied to repay the Colony Square Whole Loan would cause the debt yield test set forth in the preceding clause (x) to be satisfied, (C) clause (iii), payment in full of the Colony Square Whole Loan in accordance with the terms of the Colony Square Whole Loan documents and (D) clause (iv), the occurrence of an Additional Rollover Reserve Cure Event (as defined below).

An “Additional Replacement Reserve Trigger Event” means the failure by the borrower to make deposits into the Additional Rollover Reserve account in the aggregate amount equal to or exceeding the Additional Rollover Reserve Required Amount prior to or on October 6, 2025.

B-21

Annex B	BMO 2024-5C7
No. 2 – Colony Square

An “Additional Replacement Reserve Cure Event” means the earlier to occur of (A) the date on which the aggregate amount of the Additional Rollover Reserve deposits made equals or exceeds the Additional Rollover Reserve Required Amount or (B) the date that the borrower otherwise deposits into the Additional Rollover Reserve account additional cash in an amount sufficient to have the aggregate amount of all deposits made into the Additional Rollover Reserve account equal or exceed the Additional Rollover Reserve Required Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Permitted Future Preferred Equity. The borrower is permitted to obtain a one-time preferred equity investment in an amount not to exceed $40,000,000, subject to satisfaction of certain conditions, including the following: (i) the preferred equity investment must be by a qualified institutional investor, (ii) the loan-to-value ratio (as determined by the lender in its sole but reasonable discretion taking into consideration the contemplated permitted preferred equity) must be equal to or less than 65%, (iii) the debt service coverage ratio (taking into account the permitted preferred equity and based on net cash flow and the current pay interest only preferred return payable) must be equal at least 1.20x, (iv) the debt service coverage ratio (taking into account the permitted preferred equity and based on net operating income on the total preferred return (i.e., the sum of the current pay interest only return and the accrued interest only return) must be at least 1.15x, (v) the debt yield (taking into consideration the permitted preferred equity) must be equal to or greater than 10% and (vi) delivery of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

B-22

Annex B	BMO 2024-5C7
No. 3 – GRM South Brunswick

B-23

Annex B	BMO 2024-5C7
No. 3 – GRM South Brunswick

GRM South Brunswick
2520 U.S. Route 130
South Brunswick, NJ 08512
NY City 36 miles
SOMERSET COUNTY
MIDDLESEX COUNTY
MERCER COUNTY
Franklin Park
North Brunswick Township
Milltown
East Brunswick
South Brunswick Township
Kendall Park
Monmouth Junction
Princeton
Kingston
Dayton
Helmetta
Jamesburg
Monroe Township
Plainsboro Township
Princeton Junction
West Windsor Township
Cranbury Township
Clearbrook Park
Cranbury Manor
Twin Rivers
Hightstown
East Windsor Township
Edinburg
Delaware and Raritan Canal State Park
Bunker Hill GC
Tamarack GC
Jamesburg Park
Forsgate CC
Rossmoor GC
Thompson County Park
Cranbury GC
North Brunswick Commerce Center
Renaissance Square
AVET Pharmaceuticals
Ryders Crossing
Marketplace at Princeton
South Brunswick Square
Williams-Sonoma Distribution Ctr.
Dow Jones
Dayton Business Park
Sunny Delight Beverages
Staples Distribution Center
Barnes & Noble Distribution
Princeton Forrestal Village
NEC Labs
Princeton Plasma Physics Laboratory
James Forrestal Campus of Princeton Univ.
Siemens Corporate Research
Penn Medicine Princeton Medical Center
Plainsboro Plaza
Gateway Business Complex
Amazon Fulfillment Center
Home Depot Distribution Center
Wayfair Distribution Center
Windsor Corporate Park
East Windsor Village
Town Center Shopping Ctr.
Windsor Heights Shopping Ctr.
Conair Corporate Office
Windsor Industrial Park
NJ TRANSIT
NJ TRANSIT NORTHEAST CORRIDOR
New Jersey Turnpike
Canal Rd
River Rd
Bunker Hill Rd
Claremont Rd
Henderson Rd
Beekman Rd
Sand Hill Rd
Deans Ln
Georgetown-Franklin Tpke
Brunswick Pike
Riva Rd
Fresh Ponds Rd
Dunhams Corner Rd
Church Ln
Cranbury Rd
Georges Rd
Ridge Rd
Rhode Hall Rd
Old Forge Rd
Matchaponix Ave
Friendship Rd
Broadway Rd
Dey Rd
River Rd
Prospect Plains Rd
Buckelew Ave
Plainsboro Rd
George Davison Rd
Cranbury Neck Rd
Old Trenton Rd
Hightstown Bypass
Mill Rd
Village Rd
Edinburg Rd
Canover Rd
Windsor Perrineville Rd
1
18
27
32
33
95
130
522
539
Newton
East Stroudsburg
Kinnelon
Wayne
Paramus
Paterson
Hopatcong
Dover
Morristown
Clifton
Washington
NEW JERSEY
Newark
Easton
Phillipsburg
Elizabeth
NEW YORK
Bethlehem
Allentown
Martinsville
Plainfield
Edison
Flemington
New Brunswick
South Brunswick
East Brunswick
Middletown
Lambertville
PENN.
Princeton
Old Bridge
Eatontown
Doylestown
Trenton
Freehold
Asbury Park
Lansdale
Levittown
Lakewood
Toms River
New Egypt
Atlantic Ocean
PHILADELPHIA
Camden
Browns Mills
Beachwood
Springdale
Lindenwold

B-24

Annex B	BMO 2024-5C7
No. 3 – GRM South Brunswick
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Industrial – Warehouse
% of IPB:	6.3%	Net Rentable Area (SF):	509,775
Loan Purpose:	Refinance	Location:	South Brunswick, NJ
Borrower:	Tigerlily Realty, LLC	Year Built / Renovated:	1983 / 2014
Borrower Sponsor:	Moishe Mana	Occupancy:	100.0%
Interest Rate:	7.05000%	Occupancy Date:	10/6/2024
Note Date:	9/13/2024	4th Most Recent NOI (As of)(4):	$2,208,709 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(4):	$2,481,604 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$2,486,179 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,467,444 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,524,236
Call Protection(2):	L(24),D(30),O(6)	UW Expenses:	$1,326,255
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$7,197,981
Additional Debt(1):	Yes	UW NCF:	$7,045,049
Additional Debt Balance(1):	$12,000,000	Appraised Value / Per SF:	$126,000,000 / $247
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/20/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$141
Taxes:	$211,379	$52,845	N/A	Maturity Date Loan / SF:	$141
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.1%
Replacement Reserve:	$0	$4,248	N/A	Maturity Date LTV:	57.1%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.37x
Deferred Maintenance:	$79,376	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$72,000,000	100.0%	Loan Payoff	$35,931,257	49.9%
			Return of Equity	34,270,240	47.6
			Closing Costs(5)	1,507,748	2.1
			Upfront Reserves	290,755	0.4
Total Sources	$72,000,000	100.0%	Total Uses	$72,000,000	100.0%
(1)	The GRM South Brunswick Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $72,000,000 (the “GRM South Brunswick Whole Loan”). The information under “Financial Information” in the chart above is based on the aggregate outstanding principal balance of the GRM South Brunswick Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2024. Defeasance of the GRM South Brunswick Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 13, 2027. The assumed lockout of 24 payments is based on the expected BMO 2024-5C7 securitization closing date in October 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical NOI is lower than underwritten NOI primarily due to the prior rent being based on a below market affiliate lease signed in 2013. In conjunction with the origination of the GRM South Brunswick Mortgage Loan (as defined below), an affiliate of the borrower sponsor, GRM Lease Holdings S Brunswick, LLC (“GRMLH”), entered into a new 15-year lease reflecting a triple-net rent of $15.00 per square foot ($7,646,625) (the “Prime Lease”), which lease is in-line with market rent and fully guaranteed by the borrower sponsor. The GRM South Brunswick Property (as defined below) is 100% occupied by GRM Information Management Services, Inc. (“GRM”), as a subtenant (the “Prime Subtenant”). Both GRMLH and GRM are 100% owned and controlled by the borrower sponsor.
(5)	Closing Costs include a $620,000 interest rate buy-down.

B-25

Annex B	BMO 2024-5C7
No. 3 – GRM South Brunswick

The Loan. The third largest mortgage loan (the “GRM South Brunswick Mortgage Loan”) is part of the GRM South Brunswick Whole Loan originated by Starwood Mortgage Capital LLC on September 13, 2024 secured by the borrower’s fee interest in a 509,775 square foot industrial warehouse property located in South Brunswick, New Jersey (the “GRM South Brunswick Property”). The GRM South Brunswick Whole Loan consists of three pari passu notes and accrues interest at a rate of 7.05000% per annum on an Actual/360 basis. The GRM South Brunswick Whole Loan has a five-year interest-only term. The GRM South Brunswick Mortgage Loan is evidenced by the controlling note A-1, which has an original and outstanding principal balance as of the Cut-off Date of $60,000,000. The remaining notes are currently held by Starwood Mortgage Funding II LLC and are expected to be contributed to one or more future securitization trust(s).

The relationship between the holders of the GRM South Brunswick Whole Loan is governed by a co-lender agreement described under “Description of the Mortgage Pool – The Whole Loans – The Serviced Pari Passu Whole Loans” in the Prospectus.

The table below identifies the promissory notes that comprise the GRM South Brunswick Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2024-5C7	Yes
A-2(1)	$7,000,000	$7,000,000	Starwood Mortgage Funding II LLC	No
A-3(1)	$5,000,000	$5,000,000	Starwood Mortgage Funding II LLC	No
Whole Loan	$72,000,000	$72,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The GRM South Brunswick Property is a 509,775 square foot industrial property situated on approximately 34.6 acres located in South Brunswick, New Jersey, approximately 45 miles from New York City and approximately 55 miles from Philadelphia. The GRM South Brunswick Property is 100% occupied by GRM, a document management company, which is 100% owned and controlled by the borrower sponsor. GRM has occupied the GRM South Brunswick Property since it was acquired by the borrower sponsor (see “Sole Tenant” below).

The borrower sponsor purchased the GRM South Brunswick Property in 2013 and subsequently completed a renovation in 2014. The borrower sponsor completed a vertical expansion of the GRM South Brunswick Property which brought the clear height from approximately 25 feet to approximately 44 feet. Additionally, GRM and the borrower sponsor installed a five-level racking system for the majority of the storage area. The GRM South Brunswick Property is secured by card-key access as well as 24/7 security and video surveillance.

Sole Tenant.

GRM (509,775 square feet; 100.0% of NRA; 100.0% of underwritten base rent). GRM is a document management company that was founded in New York City in 1987 to provide a secure alternative for records storage. GRM’s storage facilities are located in 15 major metro areas, and GRM is the third largest document storage company in the United States. GRM has utilized the GRM South Brunswick Property for document storage since acquisition in 2013. At origination of the GRM South Brunswick Property Mortgage Loan, GRM entered into a new 15-year lease with the borrower at $15.00 per square foot, which is in-line with the appraisal’s concluded market rent. The GRM lease is personally guaranteed by the borrower sponsor for the full 15-year term, which term is ten years beyond the GRM South Brunswick Mortgage Loan maturity date. GRM has no lease renewal options and no termination options under its lease.

B-26

Annex B	BMO 2024-5C7
No. 3 – GRM South Brunswick

The following table presents certain information relating to the sole tenant at the GRM South Brunswick Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
GRM(2)	NR / NR / NR	509,775	100.0%	$15.00	$7,646,625	100.0%	9/12/2039

Occupied Collateral Total / Wtd. Avg.		509,775	100.0%	$15.00	$7,646,625	100.0%

Vacant Space		0	0.0%

Collateral Total		509,775	100.0%

(1)	Based on the underwritten rent roll dated September 13, 2024.
(2)	GRM is an affiliate of the borrower sponsor. GRM has no lease renewal options and no termination options. The GRM lease is guaranteed by the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the GRM South Brunswick Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035 & Beyond	1	509,775	100.0	$7,646,625	100.0		509,775	100.0%	$7,646,625	100.0%
Total	1	509,775	100.0%	$7,646,625	100.0%
(1)	Based on the underwritten rent roll dated September 13, 2024.

The Market. The GRM South Brunswick Property is located in South Brunswick, New Jersey in the Northern New Jersey industrial market and the Exit 8A industrial submarket. The neighborhood is accessible from the New Jersey Turnpike (I-95), NJ State Route 32 and US Route 130. I-95 provides accessibility to all east/west highways serving New Jersey, as well as numerous US and state highways and county/local roadways. Newark Liberty International Airport is approximately 45 minutes north of the GRM South Brunswick Property and New York City is a little more than an hour drive north. According to the appraisal, as of the second quarter of 2024, the Northern New Jersey industrial market contained 913,497,769 square feet, a vacancy rate of approximately 6.2% and asking rent of $14.10 per square foot. According to the appraisal, as of the second quarter of 2024, the Exit 8A industrial submarket contained 80,776,472 square feet, a vacancy rate of approximately 3.3% and asking rent of $13.86 per square foot. The appraisal determined market rent of $15.00 per square foot.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the GRM South Brunswick Property was 872, 25,877, and 93,044, respectively. The 2023 average household income within the same radii was $228,235, $153,386, and $152,418, respectively.

B-27

Annex B	BMO 2024-5C7
No. 3 – GRM South Brunswick

The following table presents certain information with respect to comparable leases to the GRM South Brunswick Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
GRM South Brunswick 2520 U.S. Route 130 South Brunswick, NJ	1983 / 2014	100.0%	509,775	-	GRM	Sep. 2024 / 15.0	509,775	$15.00	NNN
Prologis Park Cranbury 7 Santa Fe Way Cranbury, NJ	2000 / NAP	100.0%	501,400	2.1 miles	Anixter International	Feb. 2024 / 10.0	501,400	$15.85	NNN
Pearson Education 258 Prospect Plains Road Cranbury, NJ	2002 / NAP	100.0%	1,773,625	1.7 miles	SLM Warehousing Inc.	Mar. 2024 / 5.6	255,000	$13.95	NNN
Half Acre Building 324 Half Acre Road Cranbury, NJ	2006 / NAP	100.0%	680,747	2.2 miles	L’Occitane	Sep. 2023 / 10.0	285,577	$14.50	NNN
1250 South River Road 1250 South River Road Cranbury, NJ	2001 / NAP	64.1%	223,000	1.0 mile	Monarch Electric	Jun. 2023 / 5.2	142,915	$16.00	NNN
Multi-Tenant Industrial NNJ 21 South Middlesex Avenue Monroe Township, NJ	1990 / NAP	100.0%	204,369	2.2 miles	Fleet Distribution	Mar. 2023 / 5.0	204,369	$15.25	NNN

(1)	Source: Appraisal, except for the GRM South Brunswick Property, which is based on the underwritten rent roll dated September 13, 2024.

Environmental. According to the Phase I environmental assessment dated August 27, 2024, there was no evidence of any recognized environmental conditions at the GRM South Brunswick Property.

The following table presents certain information relating to the historical and current occupancy of the GRM South Brunswick Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 6, 2024.

Appraisal. According to the appraisal, the GRM South Brunswick Property had an “as-is” appraised value of $126,000,000 as of August 20, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$126,000,000	5.75%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

B-28

Annex B	BMO 2024-5C7
No. 3 – GRM South Brunswick

The following table presents certain information relating to the historical and underwritten cash flows at the GRM South Brunswick Property:

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023(1)	TTM(1)(2)	Underwritten(3)	Per Square Foot	%(4)
Rents in Place	$2,274,867	$2,451,619	$2,446,883	$2,513,234	$7,646,625	$15.00	85.2%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,274,867	$2,451,619	$2,446,883	$2,513,234	$7,646,625	$15.00	85.2%
Total Reimbursements	805,675	905,199	1,018,253	1,015,480	1,326,255	2.60	14.8
Net Rental Income	$3,080,542	$3,356,818	$3,465,137	$3,528,714	$8,972,880	$17.60	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(448,644)	(0.88)	(5.0)
Effective Gross Income	$3,080,542	$3,356,818	$3,465,137	$3,528,714	$8,524,236	$16.72	95.0%

Total Expenses	$871,834	$875,213	$978,958	$1,061,270	$1,326,255	$2.60	15.6%

Net Operating Income	$2,208,709	$2,481,604	$2,486,179	$2,467,444	$7,197,981	$14.12	84.4%

Total TI/LC, Capex/RR	0	0	0	0	152,933	0.30	1.8

Net Cash Flow	$2,208,709	$2,481,604	$2,486,179	$2,467,444	$7,045,049	$13.82	82.6%
(1)	Historical Net Operating Income is lower than underwritten Net Operating Income primarily due to the prior rent was based on an affiliate lease signed in 2013 that was below market. In conjunction with the origination of the GRM South Brunswick Mortgage Loan, an affiliate of the borrower sponsor entered into a new 15-year lease reflecting a triple-net rent of $15.00 per square foot ($7,646,625), which lease is in-line with market rent and fully guaranteed by the borrower sponsor.
(2)	TTM represents the trailing 12-month period ending July 31, 2024.
(3)	Based on the underwritten rent roll dated September 13, 2024.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrower is Tigerlily Realty, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the GRM South Brunswick Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Moishe Mana. Moishe Mana is an entrepreneur and real estate investor. Mr. Mana founded his first business in the early 1980s, Moishe’s Moving Systems, a moving company in the tri-state area. Moishe Mana then founded GRM, a document and digital storage company, in 1987. Moishe Mana’s real estate investments include large industrial facilities across the country, such as the GRM South Brunswick Property, real estate in the Meatpacking District in New York City and large assemblages of property in the Wynwood and Flagler districts of Miami, Florida.

In addition to a non-recourse carve-out guaranty, the borrower and the borrower sponsor provided an unconditional payment guaranty of 25% of the GRM South Brunswick Mortgage Loan ($18,000,000). Additionally, the GRM South Brunswick Mortgage Loan is not assumable.

Property Management. The GRM South Brunswick Property is managed by M Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $211,379 for real estate taxes and (ii) $79,376 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $52,845.

Insurance Escrows – So long as no Sweep Event Period (as defined below) is occurring, insurance escrows are waived provided, among other conditions, the GRM South Brunswick Property is covered by an acceptable blanket policy (which is currently maintained).

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,248 for replacement reserves (approximately $0.10 per square foot annually).

Lockbox / Cash Management. The GRM South Brunswick Mortgage Loan is structured with a hard lockbox and springing cash management. The GRM South Brunswick Mortgage Loan requires that the borrower deliver tenant direction letters to

B-29

Annex B	BMO 2024-5C7
No. 3 – GRM South Brunswick

the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the GRM South Brunswick Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the GRM South Brunswick Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the GRM South Brunswick Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the GRM South Brunswick Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.30x based on the trailing 12 months or (iii) the occurrence of a Major Tenant Event Period (as defined below).

A Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.35x for two consecutive calendar quarters; and with regard to clause (iii) above, the Major Tenant Event Period is cured, as further described below.

A “Major Tenant Event Period” commences if a Major Tenant (as defined below): (i) defaults under its lease, (ii) gives notice to terminate or terminates its leased space at the GRM South Brunswick Property, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding, (iv) goes dark or otherwise ceases operations at the GRM South Brunswick Property, (v) is not in physical occupancy of its space or (vi) subleases its space in violation of the GRM South Brunswick Mortgage Loan documents.

A “Major Tenant” means, individually or collectively, as the context may require, (i) GRMLH, (ii) GRM and/or (iii) their respective successors and assigns, and any replacement tenant.

Such Major Tenant Event Period will terminate: with regard to clause (i), upon the Major Tenant curing such default for one calendar quarter; with regard to clause (ii), such Major Tenant rescinds its notice to cancel or terminate its lease; with regard to clause (iii), the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (iv), the Major Tenant, affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed normal business operations and are open during customary hours with respect to the related Major Tenant space pursuant to such lease or leases for a period of two calendar quarters; with respect to clause (v), the Major Tenant, affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed physical occupancy of the related Major Tenant space pursuant to such lease or leases for a period of two calendar quarters; and with respect to clause (vi), all non-permitted subleases have been terminated and the Major Tenant remains in possession of its premises. A Major Tenant Trigger Event Period will also terminate in the event that a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A “Major Tenant Re-Tenanting Event" means that: (i) the related Major Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years and on terms acceptable to the lender for the related space; (ii) each such Major Tenant is in occupancy of its premises, open for business and is paying full unabated rent; and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing and that such replacement tenant is not a debtor in any bankruptcy or other insolvency proceeding.

Subordinate and Mezzanine Debt. Not permitted.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

B-30

Annex B	BMO 2024-5C7
No. 4 – 125 Summer

B-31

Annex B	BMO 2024-5C7
No. 4 – 125 Summer

Cambridge
North Point Park
MBTA
ZAKIM BRIDGE
N. WASHINGTON STREET BRIDGE
Langone Park
Commercial St
Boston Logan Intl. Airport 3 miles
US Coast Guard Station Boston
Boroughs Wharf
Sumner Tunnel
Callahan Tunnel
Museum of Science
Science Park
TD Garden
North Station
Prince St
Snow Hill St
Old North Church
Charles River
Thoreau Path
O'Neill Federal Building
North End
Union Wharf
Charlesbank Park
Merrimac St
Paul Revere House
Hanover St
Atlantic Ave
Boston Sailing Center
Massachusetts General Hospital
Shriners Children's Boston
Suffolk Country Registry
Edward W. Brooke Courthouse
Haymarket
Sudbury St
Commercial St
Boston Yacht Haven
Charles/MGH
Cambridge St
Bowdoin
JFK Federal Bldg.
New England Holocaust Memorial
Christopher Columbus Waterfront Park
Boston Waterboat Marina
BOSTON
City Hall Plaza
City Hall Plaza
Faneuil Hall
Rose Kennedy Greenway
BLUE LINE
Long Wharf
Beacon Hill
Joy St
Gov't Center
28 State Street
60 State Street
State St
Aquarium
Central Wharf
Pinckney St
State House
One Beacon Street
One Boston Place
State
75 State Street
India St
New England Aquarium
Hatch Memorial Shell
RED LINE
School St
GREEN LINE
ORANGE LINE
Financial District
Atlantic Ave
India Wharf
Boston Harbor
Beacon St
Old South Meeting House
Park St.
Suffolk University
International Place
Rowes Wharf
Fisher College
Tremont St
Downtown Crossing
125 Summer
125 Summer Street
Boston, MA 02110
Congress St
Northern Ave
John Joseph Moakley US Courthouse
Back Bay
Boston Public Gardens
Charles St
Boston Common
Macy's
Lafayette City Center
Federal St
Seaport Blvd
Comm. Ave
Arlington St
1 Lincoln Street
Independence Wharf
Boylston
South Station
Federal Reserve Bank
Essex St
Newbury St
Millennium Place
Chinatown
One Financial Center
Boston Tea Party Ships & Museum
Courthouse
GREEN LINE
Arlington
Emerson College
South Station
Seaport District
Chinatown
Summer St
Stuart St
Boch Center - Wang Theatre
LINE
Fort Point Channel
222 Berkeley
Newbury College
Tufts Univ. School of Medicine
Kneeland St
MBTA
Boston Children's Museum
Columbus Ave
New England Medical Center
Tufts Medical Center
ORANGE
Massachusetts Turnpike
131 Dartmouth Street
SUFFOLK COUNTY
Herald St.
South End
Harrison Ave
AC Hotel by Marriott Boston Downtown
Boston Ctr. for the Arts
345 Harrison
Dartmouth St
Tremont St
E. Berkeley St.
E. Berkeley St
Traveler St
Shawmut Ave
SILVER LINE
W. 4th St
Union Park St.
Rotch Playground
Burlington
Wakefield
Peabody
Salem
Bedford
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Lexington
Winchester
Malden
Medford
Revere
Arlington
Everett
Lincoln
Belmont
Somerville
Chelsea
Waltham
Watertown
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Quincy
Dedham
Milton
Dover
Westwood
Weymouth
Braintree
Hingham
Medfield
Norwood
Randolph

B-32

Annex B	BMO 2024-5C7
No. 4 – 125 Summer
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.3%	Net Rentable Area (SF):	489,637
Loan Purpose:	Refinance	Location:	Boston, MA
Borrower:	OPG 125 Summer Owner (DE) LLC	Year Built / Renovated:	1987 / 2016
Borrower Sponsor:	OPG NA Holdings (DE) LP	Occupancy:	80.7%
Interest Rate:	6.56700%	Occupancy Date:	9/1/2024
Note Date:	10/8/2024	4th Most Recent NOI (As of):	$16,218,693 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$17,179,749 (12/31/2022)
Interest-only Period:	61 months	2nd Most Recent NOI (As of):	$18,572,391 (12/31/2023)
Original Term:	61 months	Most Recent NOI (As of):	$18,310,188 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	81.7%
Amortization Type:	Interest Only	UW Revenues:	$31,983,144
Call Protection(2):	L(24),DorYM1(33),O(4)	UW Expenses:	$13,572,636
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$18,410,508
Additional Debt(1):	Yes	UW NCF:	$17,578,125
Additional Debt Balance(1):	$42,635,000	Appraised Value / Per SF:	$167,900,000 / $343
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/8/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$210
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$210
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.1%
Replacement Reserves:	$0	$8,161	N/A	Maturity Date LTV:	61.1%
TI / LC Reserve:	$10,000,000	$61,205	N/A	UW NCF DSCR:	2.57x
Other Reserve(4):	$402,315	$0	N/A	UW NOI Debt Yield:	17.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$102,635,000	68.9%	Prior Loan Payoff	$135,690,150	91.1%
Borrower Sponsor Equity	46,322,255	31.1	Upfront Reserves	10,402,315	7.0
			Closing Costs	2,864,790	1.9
Total Sources	$148,957,255	100.0%	Total Uses	$148,957,255	100.0%
(1)	The 125 Summer Mortgage Loan (as defined below) is part of the 125 Summer Whole Loan (as defined below) which is comprised of six pari passu promissory notes with an aggregate original principal balance of $102,635,000. The 125 Summer Whole Loan was originated by GACC and BMO on October 8, 2024. The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 125 Summer Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on December 6, 2024. Defeasance (or prepayment with yield maintenance) of the 125 Summer Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 125 Summer Whole Loan to be securitized and (b) October 8, 2027. If any prepayment occurs prior to August 6, 2029, the borrower must pay a prepayment fee equal to the greater of a yield maintenance premium or 1% of the principal balance of the 125 Summer Whole Loan. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2024-5C7 securitization trust in October 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserve consists of $313,565 for outstanding approved leasing expenses and $88,750 for outstanding free/gap rent.

B-33

Annex B	BMO 2024-5C7
No. 4 – 125 Summer

The Loan. The fourth largest mortgage loan (the “125 Summer Mortgage Loan”) is part of a whole loan (the “125 Summer Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $102,635,000 and secured by a first lien mortgage on the borrower’s fee simple interest in a 489,637 square foot office property located in Boston, Massachusetts (the “125 Summer Property”). The 125 Summer Whole Loan was co-originated by German American Capital Corporation (“GACC”) and Bank of Montreal (“BMO”) on October 8, 2024 and has an outstanding principal balance as of the Cut-off Date of $102,635,000. The 125 Summer Whole Loan accrues interest at a fixed rate of 6.56700% per annum on an Actual/360 basis. The 125 Summer Whole Loan has a 61-month term and is interest-only for the full term. The scheduled maturity date of the 125 Summer Whole Loan is November 6, 2029. The 125 Summer Mortgage Loan is evidenced by the controlling note A-1 and non-controlling note A-4, with an aggregate principal balance as of the Cut-off Date of $60,000,000.

The relationship between the holders of the 125 Summer Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus. The 125 Summer Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 transaction.

The table below identifies the promissory notes that comprise the 125 Summer Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,000,000	$36,000,000	BMO 2024-5C7	Yes
A-2(1)	$9,000,000	$9,000,000	GACC	No
A-3(1)	$16,581,000	$16,581,000	GACC	No
A-4	$24,000,000	$24,000,000	BMO 2024-5C7	No
A-5(1)	$6,000,000	$6,000,000	BMO	No
A-6(1)	$11,054,000	$11,054,000	BMO	No
Whole Loan	$102,635,000	$102,635,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The 125 Summer Property is a 22-story, Class A, LEED Gold office building located in downtown Boston, Massachusetts. The 125 Summer Property consists of 489,637 square feet of office / retail space and was constructed in 1987 and most recently renovated in 2016. The 125 Summer Property is located adjacent to the historic Dewey Square, in Boston’s financial district and is in close proximity to public transportation such as the South Station – Amtrak, MBTA and Red Line (two minute walk from the 125 Summer Property). The 125 Summer Property features a variety of common amenities, including a tenant-only fitness center, street level retail–featuring Boston’s famous Tatte bakery–and social spaces. In addition, the 125 Summer Property features a 283-spot parking garage, EV charging stations, bike storage and green/outdoor space.

In 2016, the borrower sponsor invested approximately $16 million to modernize the lobby and enhance the retail and landscaping area on-site. In addition, the borrower sponsor invested approximately $2 million to install a bike room / storage area, state-of-the-art fitness center, and locker room. In total since the acquisition of the 125 Summer Property in 2015, the borrower sponsor has spent more than $54.8 million in capital improvements including LEED upgrades, common area upgrades, garage coating, and office build-out costs. The 125 Summer Property achieved LEED gold recertification in 2022 and was the 2021 BOMA Toby winner in 250,000-500,000 square foot category for the fourth consecutive year. The borrower sponsor’s cash basis in the 125 Summer Property is approximately $347.3 million representing the purchase price plus its invested capital to date. At loan origination, the borrower sponsor contributed an additional $46.3 million in equity.

As of September 1, 2024, the 125 Summer Property was 80.7% leased to a diverse tenant base of 15 tenants across multiple industries. No tenant accounts for more than 32.6% of net rentable area. The top tenants include Klaviyo (global headquarters), Haemonetics Corporation (global headquarters), Asics America Corporation (east coast headquarters), Analog Devices and Novetta / Accenture Federal Service. The retail tenant mix includes Starbucks, Cava Mezze Grill, Juicy Greens, and Petra Barber Shop.

B-34

Annex B	BMO 2024-5C7
No. 4 – 125 Summer

Major Tenants. The three largest tenants at the 125 Summer Property by underwritten base rent are Klaviyo, Haemonetics Corporation and Asics America Corporation.

Klaviyo, Inc. (“Klaviyo”) (159,860 square feet; 32.6% of NRA; 43.9% of underwritten base rent). Klaviyo is a global technology company that provides an automatic marketing platform that is commonly used for email markets and short message service marketing. A vast majority of the 130,000 merchants who use Klaviyo’s software services are E-Commerce businesses that market their products on Shopify. Klaviyo was founded in 2012 by Andrew Bialecki and Ed Hallen. In August of 2022, Shopify announced that Klaviyo would act as the recommended email solution partner store for its Shopify Plus merchant. As a result, Shopify committed $100 million as a strategic investment into the company. In September of 2023, Klaviyo became a public company raising $576 million in its initial public offering with a $9.2 billion valuation. It has posted TTM revenues of more than $750 million.

The 125 Summer Property is used as the global headquarters for Klaviyo. According to the borrower sponsor, Klaviyo has invested a significant amount of its own capital, above their allotted TI package, which includes the build out of a 3-story atrium (which would cost approximately $3.0 million to restore if vacated), a large deck overlooking the greenway, a speakeasy, and a golf simulator. In total, the estimated cost for the buildout of the Klaviyo space was approximately $40.0 million. Klaviyo has no termination options and one five-year renewal option. Klaviyo is in discussions with the borrower sponsor to expand its footprint at the 125 Summer Property, but no terms have been finalized and we cannot assure you that any such expansion occurs. The 125 Summer Whole Loan is structured with an 18 month cash flow sweep ahead of the lease expiration date in March 2028, which is equivalent to approximately $111 PSF collected to re-tenant their respective spaces (see Lockbox / Cash Management below). In addition, the 125 Summer Whole Loan is structured with a $10.0 million upfront TI/LC reserve for future leasing.

Haemonetics Corporation (“Haemonetics”) (62,242 square feet; 12.7% of NRA; 15.5% of underwritten base rent). Haemonetics is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers with the aim of reducing the cost of healthcare while improving patient care. Its technology addresses medical markets including blood and plasma collection, the surgical suite, and hospital transfection services. The company’s products are split into two categories which are donor products, marketed towards the blood donation industry, and products marketed to the surgical suite for blood loss management for patients. The company has approximately 3,300 employees with a market cap of $3.9 billion. Revenues in June TTM were approximately $1.3 billion while EBITDA was nearly $269 million.

The company’s global headquarters are located at the 125 Summer Property. Haemonetics has no termination options and no renewal options.

Asics America Corporation (“Asics”) (56,934 square feet; 11.6% of NRA; 12.4% of underwritten base rent). Asics is a Japanese multinational corporation that produces sportswear. Asics is most recognized for its sneakers but also produces other footwear such as sandals. In addition, Asics manufactures clothing and accessory items. In 2021, the company launched Unoha, a sub-brand that is focused on serving women. Asics focuses on using organic and environmentally friendly materials in its products. The 125 Summer Property is used as the company’s East Coast headquarters. Asics has no termination options and two five-year renewal options. According to the borrower sponsor, Asics is listing a portion of its space for sublease. No other tenants are dark or subleasing.

The following information presents certain information relating to the historical occupancy of the 125 Summer Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current(2)
87.0%	88.0%	86.0%	84.0%	79.0%	80.7%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of September 1, 2024.

B-35

Annex B	BMO 2024-5C7
No. 4 – 125 Summer

The following table presents certain information relating to the major tenants at the 125 Summer Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Klaviyo, Inc.	NR/NR/NR	159,860	32.6%	$75.01	$11,991,542	43.9%	3/31/2028
Haemonetics Corporation	NR/NR/NR	62,242	12.7	$68.07	4,236,681	15.5	6/30/2032
Asics America Corporation	NR/NR/NR	56,934	11.6	$59.23	3,372,302	12.4	12/31/2029
Analog Devices(3)	NR/NR/NR	45,955	9.4	$66.72	3,066,165	11.2	12/30/2030
Novetta / Accenture Federal Service(4)	NR/NR/NR	21,536	4.4	$60.50	1,302,928	4.8	12/31/2025
OPG 125 Summer TRS (DE)	NR/NR/NR	13,926	2.8	$75.48	1,051,134	3.9	10/31/2030
The Northern Trust Company(5)	A2/A+/AA-	9,393	1.9	$79.59	747,589	2.7	7/31/2031
Korn/Ferry Canada Inc.	NR/NR/NR	7,674	1.6	$77.52	594,888	2.2	3/31/2028
Sage Analysis Group(6)	NR/NR/NR	5,000	1.0	$71.00	355,000	1.3	12/31/2029
Tatte Holdings	NR/NR/NR	4,178	0.9	$53.05	221,643	0.8	1/31/2029
Major Tenants		386,698	79.0%	$69.67	$26,939,871	98.7%
Other Tenants		8,433	1.7%	$42.42	357,751	1.3%
Occupied Collateral Total		395,131	80.7%	$54.52	$27,297,622	100.0%
Vacant Space		94,506	19.3
Collateral Total		489,637	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Analog Devices has an early termination option of 12/31/28, with notice by 10/1/27, subject to payment of a termination fee.
(4)	Novetta / Accenture Federal Service is known to be vacating its space in 2025.
(5)	Northern Trust has an early termination option of 7/31/28 with 15 months’ notice, subject to payment of a termination fee.
(6)	Sage Analysis Group has signed its lease and is projected to begin moving into its space in November 2024.

The following table presents certain information relating to the lease rollover schedule at the 125 Summer Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	94,506	19.3%	NAP	NAP	94,506	19.3%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%	94,506	19.3%	$0	0.0%
2025	1	21,536	4.4	1,302,928	4.8	116,042	23.7%	$1,302,928	4.8%
2026	0	0	0.0	0	0.0	116,042	23.7%	$1,302,928	4.8%
2027	2	2,531	0.5	181,051	0.7	118,573	24.2%	$1,483,979	5.4%
2028	9	167,534	34.2	12,586,430	46.1	286,107	58.4%	$14,070,409	51.5%
2029	6	69,164	14.1	3,948,945	14.5	355,271	72.6%	$18,019,354	66.0%
2030	6	59,881	12.2	4,117,299	15.1	415,152	84.8%	$22,136,653	81.1%
2031	1	9,393	1.9	747,589	2.7	424,545	86.7%	$22,884,242	83.8%
2032	5	62,242	12.7	4,236,681	15.5	486,787	99.4%	$27,120,922	99.4%
2033	0	0	0.0	0	0.0	486,787	99.4%	$27,120,922	99.4%
2034	1	2,850	0.6	176,700	0.6	489,637	100.0%	$27,297,622	100.0%
2035 & Beyond	0	0	0.0	0	0.0	489,637	100.0%	$27,297,622	100.0%
Total	31	489,637	100.0%	$27,297,622	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2024.

B-36

Annex B	BMO 2024-5C7
No. 4 – 125 Summer

The following table presents certain information relating to the historical and underwritten cash flows of the 125 Summer Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$25,402,262	$25,969,178	27,217,520	$27,027,846	$27,297,622	$55.75	69.7%
Rent Step	0	0	0	0	470,460	0.96	1.2
IG Rent Steps	0	0	0	0	20,655	0.04	0.1
Value of Vacant Space	0	0	0	0	7,169,750	14.64	18.3
Gross Potential Rent	$25,402,262	$25,969,178	$27,217,520	$27,027,846	$34,958,488	$71.40	89.3%
Other Income	1,044,975	1,473,998	1,777,871	1,754,267	1,386,644	2.83	3.5
Total Reimbursements	1,420,371	1,850,741	2,413,270	2,396,975	2,807,762	2.90	7.2
Total Gross Income	$27,867,608	$29,293,917	$31,408,661	$31,179,088	$39,152,894	$79.96	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(7,169,750)	(14.64)	(22.4)
Effective Gross Income	$27,867,608	$29,293,917	$31,408,661	$31,179,088	$31,983,144	$65.32	100.0%
Total Expenses	$11,648,915	$12,114,168	$12,836,270	$12,868,900	$13,572,636	$27.72	42.4%
Net Operating Income	$16,218,693	$17,179,749	$18,572,391	$18,310,188	$18,410,508	$37.60	57.6%
Capital Expenditures	0	0	0	0	97,927	0.20	0.3
TI/LC	0	0	0	0	734,456	1.50	2.3
Net Cash Flow	$16,218,693	$17,179,749	$18,572,391	$18,310,188	$17,578,125	$35.90	55.0%
(1)	TTM represents the trailing 12-month period ending June 30, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental site assessment dated July 25, 2024, there was no evidence of any recognized environmental conditions at the 125 Summer Property.

Appraisal. According to the appraisal, the 125 Summer Property had an “as-is” appraised value of $167,900,000 as of July 8, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$167,900,000	7.50%
(1)	Source: Appraisal.

The Market. The 125 Summer Property is located in the heart of Boston’s financial district, adjacent to the historic Dewey Square. This location offers convenient access to public transit and major highways. The surrounding Boston area is concentrated in information, professional and business services, education and health services, and financial services. Mass General, Harvard, MIT, Fidelity, and Mass Mutual act as some of the most significant employers within the region. The 125 Summer Property is positioned with close proximity to the red line, South Station, and the Fort Point Channel. In addition, the 125 Summer Property is accessible from I-93 (North and South) and the Massachusetts Turnpike.

The 125 Summer Property is located in the Financial District Class A submarket of the Metro Boston Class A market. The Financial District Class A submarket accounts for 48.1% of all Class A office inventory within the Metro Boston Class A market. The average vacancy rate for the submarket is 16.7% as of the end of the first quarter of 2024. According to a third party market report, 2025 will exhibit over a 40% decrease in office deliveries compared to 2024. According to the appraisal, the office base rent in the submarket is $49.12 per square foot.

According to a third-party market research report, the 2023 population within a one-, three- and five-mile radius of the 125 Summer Property was 59,845, 429,799 and 998,390, respectively. The 2023 average household income within the same radii was $193,363, $156,195 and $141,965, respectively.

The following table presents recent leasing data at comparable properties to the 125 Summer Property:

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Annex B	BMO 2024-5C7
No. 4 – 125 Summer

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (Mos.)	Lease Size (SF)	Base Rent PSF	Reimb.
125 Summer Boston, MA	1987 / 2016	489,637(2)	Klaviyo	Various / 103.8	159,860(2)	$75.01(2)	Gross
155 Federal Street Boston, MA	1983 / NAP	192,000	R4 Capital LLC	Jun-25 / 128	11,269	$55.00	Modified Gross
1 Federal Street Boston, MA	1976 / 1995	1,115,366	FTI Consulting	Apr-24 / 127	25,244	$76.00	Gross + TE
1 Federal Street Boston, MA	1976 / 1995	1,115,366	McNamara Salvia	Nov-24 / 132	105,997	$71.42	Modified Gross
99 High Street Boston, MA	1971 / 2019	729,666	SGA Architects	Jan-24 / 120	20,256	$62.00	Gross + TE
100 Summer Street Boston, MA	1974 / 2016	1,118,537	Veeva Systems Inc.	Sep-25 / 142	25,724	$79.00	Modified Gross
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 1, 2024, inclusive of rent steps through June 2025 totaling $36,055.

The Borrower. The borrower is OPG 125 Summer Owner (DE) LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 125 Summer Whole Loan.

The Borrower Sponsor. The borrower sponsors are AH 125 Summer Boston LP, OPG Investment Holdings GP (US), LLC and OPG NA Holdings (DE) LP and the non-recourse carveout guarantor is OPG NA Holdings (DE) LP, a subsidiary of Oxford Property Group (“Oxford”). The 125 Summer Property is owned by a joint venture between Oxford (45%) and Alony Hetz Properties & Investments Ltd. (“Alony Hetz”) (55%). Oxford and its platform companies manage properties across four continents and eight sectors, representing nearly 145 million square feet of commercial space, over 3,400 hotel rooms, nearly 10,000 residential units and a substantial credit portfolio.

Established in 1989, Alony Hetz is one of Israel’s largest real estate investment holding companies. Alony Hetz focuses on holding commercial real estate in Israel and overseas, primarily with long-term leases to quality tenants.

Property Management. The 125 Summer Property is managed by Oxford I Asset Management USA Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited (i) $10,000,000 for future tenant improvements and leasing commissions, (ii) $313,565 for outstanding approved leasing expenses and (iii) $88,750 for outstanding free/gap rent.

Tax Escrows – On a monthly basis during the continuance of a Trigger Period (as defined below), the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $8,161 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit $61,205 for rollover reserves.

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Annex B	BMO 2024-5C7
No. 4 – 125 Summer

Lockbox / Cash Management. The 125 Summer Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 125 Summer Whole Loan, the borrower was required to establish and maintain a lockbox and clearing account controlled by the lender (the “Clearing Account”) at a financial institution reasonably acceptable to the lender, which satisfies rating agency criteria, into which all rents, revenues and receipts from the 125 Summer Property are required to be deposited directly by the tenants. For so long as a Trigger Period (as defined below) is continuing and has not otherwise been cured, all sums deposited into the Clearing Account will be transferred into the borrower’s operating account on a daily basis. Following a Trigger Period and so long as such Trigger Period is continuing and has not been cured, any transfers to the borrower’s operating account will cease and such sums on deposit in the Clearing Account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the 125 Summer Whole Loan documents (including, without limitation, taxes and insurance (unless the 125 Summer Property is insured under a “blanket” policy acceptable to the lender), debt service and required reserves) and approved property operating expenses (including all approved budgeted property operating expenses) and approved capital expenditures, with any excess funds (the “Excess Funds”) being deposited, (A) during a Trigger Period continuing due to a Lease Sweep Period (regardless of whether any other Trigger Period is continuing), to the lease sweep reserve account to be held and disbursed in accordance with the 125 Summer Whole Loan documents; or (B) during a Trigger Period (other than a Lease Sweep Period) to the lender’s cash collateral account to be held or disbursed in accordance with the 125 Summer Whole Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the 125 Summer Whole Loan documents; (ii) the debt yield is less than 9.0% as of any calculation date; (iii) if the property manager is an affiliate of the borrower or guarantor and such property manager is bankrupt or insolvent; or (iv) the commencement of a Lease Sweep Period.

A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(x) below, the monthly payment date preceding) the occurrence of any of the following: (a) with respect to each Lease Sweep Lease, the earlier to occur of: (x) 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any material portion thereof) is, cancelled or terminated or the receipt by borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof); (d) the date that any tenant under a Lease Sweep Lease has ceased operating its business (i.e., “goes dark”) at the 125 Summer Property (or the majority thereof) or gives notice that it intends to discontinue its business at its space at the 125 Summer Property (or a majority thereof) (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of certain bankruptcy or insolvency events relating to the Lease Sweep Lease tenant or its parent company or lease guarantor.

A Lease Sweep Period will end upon (A) in the case of clauses (a), (b) (c) or (d) above, when the entirety of the Lease Sweep Space (or applicable portion) is leased pursuant to one or more Qualified Leases (as defined below) (or, if applicable, the applicable Lease Sweep Lease is renewed) and sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the applicable Lease Sweep Period), to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Qualified Leases (collectively “Reletting Expenses”) and any shortfalls in required payments under the 125 Summer Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases; (B) in the case of clause (a) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option with respect to all of its Lease Sweep Lease tenant space, and sufficient funds have been accumulated in the lease sweep reserve to cover all Reletting Expenses; (C) in the case of clause (b) or clause (c) above, if such termination option is not validly exercised by the applicable tenant by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly waived in writing by the tenant; (D) in the case of clause (e) above, the default has been cured; or (E) in the case of clause (f) above, (i) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed or assumed, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and all defaults under the Lease Sweep Lease are cured and the tenant is paying full, unabated rent and (ii) adequate assurance of future performance under the Lease Sweep Lease and, if applicable, each guaranty of the Lease Sweep Lease as reasonably determined by the lender is provided.

A "Lease Sweep Lease" means (i) the Klaviyo lease, or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all

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Annex B	BMO 2024-5C7
No. 4 – 125 Summer

preferential rights to lease additional space contained in such lease, covers the majority of the applicable space leased under the Klaviyo lease.

A “Qualified Lease” means either: (A) the original Lease Sweep Lease, as extended in accordance with (i) the express renewal option set forth therein and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Lease Sweep Lease reasonably approved by the lender, or (B) a replacement lease (i) with a term that extends at least three years beyond the maturity date of the 125 Summer Whole Loan and with an initial term of at least five years, (ii) entered into in accordance with the 125 Summer Whole Loan documents and (iii) on market terms with respect to, among other things, additional rent and recoveries and tenant improvement allowances and base rent equal to or greater than market base rent.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

TRS Structure. Income received by OPG 125 Summer TRS (DE) LLC (the “TRS Entity”) pursuant to the TRS Service Agreement and other qualifying TRS contracts flows through the TRS to a separate TRS clearing account over which the lender has a security interest. Funds on deposit in the TRS clearing account will be transferred to a lender-controlled account during the continuance of a Trigger Period. The TRS Service Agreement is also subordinate to the mortgage.

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Annex B	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

B-41

Annex B	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

ND
MINNESOTA
Duluth
Lake Superior
MICHIGAN
St. Cloud
WISCONSIN
Rhinelander
Escanaba
MINNEAPOLIS
St. Paul
Wausau
Green Bay
Traverse City
SD
Rochester
Appleton
Lake Michigan
Brookings
Sioux Falls
Madison
Beaver Dam
Grand Rapids
Sioux City
Hampton
IOWA
Dubuque
MILWAUKEE
Lansing
CHICAGO
NE
North Liberty
Cascade
Fort Wayne
OMAHA
Des Moines
Davenport
Bensenville
Rochester
Lincoln
Peoria
INDIANA
St. Joseph
MISSOURI
Springfield
Champaign
INDIANAPOLIS
Topeka
KANSAS CITY
ILLINOIS
Terre Haute
Columbia
Madison
Jefferson City
ST. LOUIS
Evansville
LOUISVILLE
KANSAS
Lebanon
KY

OTTAWA
MONTREAL
CANADA
Lake Huron
Georgian Bay
Plattsburgh
MICHIGAN
Kingston
TORONTO
Lake Ontario
NEW YORK
Saginaw
Flint
HAMILTON
ROCHESTER
SYRACUSE
LONDON
Albany
Lansing
BUFFALO
DETROIT
Lake Erie
WINDSOR
Ashtabula
Erie
Elmira
Binghamton
Owego
TOLEDO
PENNSYLVANIA
Scranton
CLEVELAND
AKRON
NEW YORK
Mansfield
Altoona
Harrisburg
Trenton
OHIO
PITTSBURGH
COLUMBUS
PHILADELPHIA
DAYTON
Washington Court House
BALTIMORE
NJ
Atlantic City
CINCINNATI
WASH. DC
Dover
Annapolis
DE
WEST VIRGINIA
MD
Frankfort
Huntington
Charleston
Atlantic Ocean
LEXINGTON
Charlottesville
KY
Richmond
VIRGINIA
Roanoke
NORFOLK

Nampa
Boise
IDAHO
Idaho Falls
OREGON
Medford
Pocatello
WY
Eureka
Brigham City
Ogden
Redding
Elko
Spring Creek
Salt Lake City
Chico
Tooele
Reno
NEVADA
Provo
SACRAMENTO
Carson City
UTAH
Ely
SAN FRANCISCO
SAN JOSE
Modesto
Cedar City
FRESNO
St. George
Hanford
LAS VEGAS
CALIFORNIA
Henderson
Bakersfield
ARIZONA
Santa Barbara
Flagstaff
Pacific Ocean
LOS ANGELES
San Bernardino
PHOENIX
MESA
SAN DIEGO
TIJUANA
Yuma
MEXICO
TUCSON
Nogales

Topeka
KANSAS CITY
Jefferson City
ST. LOUIS
KANSAS
IL
WICHITA
Springfield
KY
Sikeston
Joplin
MISSOURI
Union City
Enid
OKLAHOMA
TULSA
Bentonville
Fayetteville
Jonesboro
TN
OKLAHOMA CITY
Shawnee
Fort Smith
Little Rock
MEMPHIS
Norman
Lawton
McAlester
ARKANSAS
Tupelo
Wichita Falls
Pine Bluff
MS
Texarkana
Greenville
FORT WORTH
DALLAS
Shreveport
Jackson
Fairfield
LOUISIANA
San Angelo
Waco
Nacogdoches
TEXAS
Alexandria
Baton Rouge
Hattiesburg
AUSTIN
Lafayette
Beaumont
Converse
HOUSTON
NEW ORLEANS
Del Rio
SAN ANTONIO
Galveston
Victoria
Gulf of Mexico
MEXICO
Laredo
Corpus Christi

KENTUCKY
Richmond
VA
Christiansburg
NASHVILLE
Winston-Salem
Jackson
Knoxville
Claremont
RALEIGH
NC
MEMPHIS
TENNESSEE
Chattanooga
CHARLOTTE
Fayetteville
Huntsville
Greenville
SC
Tupelo
Albertville
ATLANTA
Columbia
Myrtle Beach
Columbus
Birmingham
MS
Tuscaloosa
Griffin
Augusta
ALABAMA
Charleston
Macon
Meridian
Montgomery
Columbus
GEORGIA
Savannah
Atlantic Ocean
Hattiesburg
Albany
Dothan
Mobile
Valdosta
Biloxi
Pensacola
Tallahassee
JACKSONVILLE
Panama City
FLORIDA
Gainesville
Daytona Beach
Gulf of Mexico
ORLANDO
TAMPA
Palm Bay
ST. PETERSBURG
Lake Wales

**Tank Holding Portfolio**

| | | |
|---|---|---|
| 1 | 5301 Old Baumgartner Road | Saint Louis, MO |
| 2 | 1 Centro Way | North Liberty, IA |
| 3 | 1745 Cragmont Street | Madison, IN |
| 4 | 4920 State Road | Ashtabula, OH |
| 5 | 2725 Kelly Boulevard | Claremont, NC |
| 6 | 16150, 16180, 16200, 16210,3300 Hwy 27 | Lake Wales, FL |
| 7 | 736, 746 Birginal Drive | Bensenville, IL |
| 8 | 2820 FM 1516N | Converse, TX |
| 9 | 675 Green Valley Road | Beaver Dam, WI |
| 10 | 6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr. | Lincoln, NE |
| 11 | 1560 N. Airport Road | Brigham City, UT |
| 12 | 4734 W. Junction Street | Springfield, MO |
| 13 | 706 Railroad Avenue | Albertville, AL |
| 14 | 13241 South 11th Avenue | Hanford, CA |
| 15 | 1952 E. Lucas Street | Rochester, IN |
| 16 | 100 Bailiff Drive | Fairfield, TX |
| 17 | 203 Gate Ridge Road | Griffin, GA |
| 18 | 145 Industrial St. SE | Cascade, IA |
| 19 | 2424 Kenskill Avenue | Washington Court House, OH |
| 20 | 1235 Imperial Road | Hampton, IA |
| 21 | 201 S. Kennedy | Shawnee, OK |
| 22 | 90 S. 1200 West | Tooele, UT |
| 23 | 253 Corporate Drive | Owego, NY |

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Annex B	BMO 2024-5C7
No. 5 – Tank Holding Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Industrial – Warehouse
% of IPB:	6.3%		Distribution/Light Manufacturing
Loan Purpose:	Recapitalization	Net Rentable Area (SF):	1,489,315
Borrower:	NM Tank, L.P.	Location:	Various, Various
Borrower Sponsor:	New Mountain Net Lease Partners II Corporation	Year Built / Renovated:	Various / Various
Interest Rate:	5.17600%	Occupancy:	100.0%
Note Date:	9/27/2024	Occupancy Date:	9/27/2024
Maturity Date:	10/6/2029	4th Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	3rd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	Most Recent NOI (As of)(4):	NAV
Amortization Type:	Interest Only	UW Economic Occupancy:	100.0%
Call Protection(2):	L(24),DorYM1(32),O(4)	UW Revenues:	$10,217,206
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$0
Additional Debt(1):	Yes	UW NOI:	$10,217,206
Additional Debt Balance(1):	$26,389,388	UW NCF:	$10,217,206
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$132,910,000 / $89
		Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$58
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$58
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	Springing	$446,795	Maturity Date LTV:	65.0%
TI / LC Reserve:	$0	Springing	$2,233,973	UW NCF DSCR:	2.25x
Free Rent Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1):	$86,389,388	100.0%	Principal Equity Distribution:	$80,668,035	93.4%
			Closing Costs(6):	5,721,353	6.6
Total Sources	$86,389,388	100.0%	Total Uses:	$86,389,388	100.0%
(1)	The Tank Holding Portfolio Mortgage Loan (as defined below) is part of the Tank Holding Portfolio Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate original principal balance of $86,389,388. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Tank Holding Portfolio Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on November 6, 2024. Voluntary prepayment (with the greater of a yield maintenance premium or 1% of the principal balance of the Tank Holding Portfolio Whole Loan in full (but not in part) is permitted at any time following the payment date in November 2026. Defeasance of the Tank Holding Portfolio Whole Loan) in full (or in part in connection with certain property releases) is permitted at any time following the earlier to occur of (i) November 8, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2024-5C7 securitization trust closing date in October 2024. The actual lockout period may be longer. See “Partial Releases” below.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Historical financial information is unavailable given the borrower sponsor purchased the Tank Holding Portfolio Properties (as defined below) in a sale leaseback transaction in June 2024.
(5)	Inclusive of a 0.1% portfolio premium.
(6)	Closing costs include a rate buydown of $4,319,470.

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Annex B	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

The Loan. The fifth largest mortgage loan (the “Tank Holding Portfolio Mortgage Loan”) is part of a whole loan (the “Tank Holding Portfolio Whole Loan”) evidenced by four pari passu notes and secured by the borrower’s interest in a portfolio of 23 industrial properties located in various states (collectively, the “Tank Holding Portfolio Properties” and each, a “Tank Holding Portfolio Property”).

The Tank Holding Portfolio Mortgage Loan, which is evidenced by the controlling note A-1 and non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $60,000,000. The Tank Holding Portfolio Whole Loan was co-originated on September 27, 2024 by Goldman Sachs Bank USA (“GSBI”) and Bank of Montreal (“BMO”) and has an aggregate outstanding principal balance as of the Cut-off Date of $86,389,388. Note A-1, with an outstanding principal balance as of the Cut-off Date of $30,000,000, is being sold by Goldman Sachs Mortgage Company and Note A-2, with an outstanding principal balance of $30,000,000 as of the Cut-off Date, is being sold by BMO. The Tank Holding Portfolio Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Tank Holding Portfolio Whole Loan is October 6, 2029.

The Tank Holding Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 securitization trust. The relationship between the holders of the Tank Holding Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Tank Holding Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BMO 2024-5C7	Yes
A-2	$30,000,000	$30,000,000	BMO 2024-5C7	No
A-3(1)	$13,194,694	$13,194,694	GSBI	No
A-4(1)	$13,194,694	$13,194,694	BMO	No
Whole Loan	$86,389,388	$86,389,388
(1)	Expected to be contributed to one or more future securitization trusts.

The Properties. The Tank Holding Portfolio Properties consist of 23 warehouse distribution / light manufacturing industrial properties. The Tank Holding Portfolio Properties are master leased to Tank Holding Corp. (“Tank Holding”) on a triple-net basis. No single Tank Holding Portfolio Property comprises more than 16.1% of base rent or 19.8% of aggregate square footage. The Tank Holding Portfolio Properties are located across 23 unique zip codes within 16 unique states.

The borrower sponsor purchased the Tank Holding Portfolio Properties from affiliates of Tank Holding as part of a sale-leaseback transaction in June 2024. The purchase price was $132,906,747, or approximately $89 per square foot.

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Annex B	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

The following table includes certain information about the Tank Holding Portfolio Properties:

Portfolio Summary(1)
Property	City	State	Square Feet	Square Feet (%)	UW Base Rent ($)	UW Base Rent (%)
5301 Old Baumgartner Road	St. Louis	MO	294,165	19.8%	$1,643,680	16.1%
1 Centro Way	North Liberty	IA	178,836	12.0	1,137,494	11.1
1745 Cragmont Street	Madison	IN	145,526	9.8	882,174	8.6
4920 State Road	Ashtabula	OH	76,231	5.1	649,440	6.4
2725 Kelly Boulevard	Claremont	NC	102,277	6.9	640,625	6.3
736, 746 Birginal Drive	Bensenville	IL	63,475	4.3	620,435	6.1
16160,16180,16200,16210,3308 Hwy 27	Lake Wales	FL	70,937	4.8	557,902	5.5
875 Green Valley Road	Beaver Dam	WI	101,308	6.8	546,838	5.4
2820 FM 1516N	Converse	TX	41,783	2.8	519,049	5.1
1660 N. Airport Road	Brigham City	UT	61,654	4.1	438,828	4.3
6400 N. 60th St, 6401 N. 63rdSt, 6101 McCormick Dr.	Lincoln	NE	37,618	2.5	387,908	3.8
4724 W. Junction Street	Springfield	MO	49,159	3.3	384,013	3.8
709 Railroad Avenue	Albertville	AL	49,159	3.3	301,350	2.9
13241 South 11th Avenue	Hanford	CA	25,057	1.7	227,849	2.2
1235 Imperial Road	Hampton	IA	30,070	2.0	169,125	1.7
145 Industrial St. SE	Cascade	IA	30,000	2.0	169,125	1.7
1952 E. Lucas Street	Rochester	IN	26,344	1.8	168,420	1.6
100 Bailiff Drive	Fairfield	TX	21,335	1.4	159,900	1.6
2424 Kenskill Avenue	Washington Court House	OH	22,072	1.5	140,938	1.4
201 S. Kennedy	Shawnee	OK	16,967	1.1	139,400	1.4
203 Gate Ridge Road	Griffin	GA	17,010	1.1	121,975	1.2
90 S. 1200 West	Tooele	UT	14,258	1.0	114,800	1.1
263 Corporate Drive	Owego	NY	14,074	0.9	95,940	0.9
Total			1,489,315	100.0%	$10,217,206	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2024, inclusive of rent steps through July 2025.

Sole Tenant. The Tank Holding Portfolio is leased Tank Holding Corp. on a triple-net basis.

Tank Holding (1,489,315 SF, 100.0% of NRA, 100.0% of underwritten base rent): Tank Holding is a privately-held American manufacturing conglomerate focused on large plastic goods. The largest rotational molder in North America, Tank Holding operates eight manufacturing brands. Tank Holding’s product offering includes liquid storage tanks, plastic containers, pallets and tank accessories. Tank Holding was formed in 2008 upon the merger of Norwesco and Snyder. There are no termination options.

Appraisals. According to the appraisals dated as of various dates between July 29, 2024 and August 7, 2024, the Tank Holding Portfolio Properties had an aggregate “As-Is” value of $132,910,000, which includes a 0.1% portfolio premium.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$132,910,000	6.75%-8.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental assessments for each of the Tank Holding Portfolio Properties, each dated May 16, 2024, there was no evidence of any recognized environmental conditions at the Tank Holding Portfolio Properties. The environmental assessment for the 875 Green Valley Road Property identified a controlled recognized environmental condition (CREC) related to prior on-site industrial uses. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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Annex B	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

The following table presents certain information relating to the sole tenant at the Tank Holding Portfolio Properties:

Sole Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Tank Holding	NR/NR/NR	1,489,315	100.0%	$6.86	$10,217,206	100.0%	6/30/2044
Occupied Total Collateral		1,489,315	100.0%	$6.86	$10,217,206	100.0%
Vacant Space (Owned)		0	0.0
Totals/ Wtd. Avg. All Owned Tenants(5)		1,489,315	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2024, inclusive of rent steps through July 2025.

The following table presents certain information relating to the lease rollover schedule at the Tank Holding Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
2035 & Beyond	1	1,489,315	100.0%	$10,217,206	100.0	1,489,315	100.0%	$10,217,206	100.0%
Total/Wtd. Avg.	1	1,489,315	100.0%	$10,217,206	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2024, inclusive of rent steps through July 2025.

The following table presents certain information relating to the underwritten cash flows of the Tank Holding Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	PSF	%(2)
Base Rent(3)	$9,968,006	$6.69	97.6%
Rent Steps	249,200	0.17	2.4
Total Base Rent	$10,217,206	$6.86	100.0%
Expense Recoveries	0	0.00	0.0
Total Reimbursements	$0	$0.00	0.0%
Gross Potential Rent	$10,217,206	$6.86	100.0%
Total Vacancy	0	0.00	0.0
Effective Gross Income	$10,217,206	$6.86	100.0%
Management Fees	0	0.00	0.0
Operating Expenses	0	0.00	0.0
Total Expenses	$0	$0.00	0.0%
Net Operating Income	$10,217,206	$6.86	100.0%
Total TI/LC	0	0.00	0.0
Capital Expenditures	0	0.00	0.0
Net Cash Flow	$10,217,206	$6.86	100.0%
(1)	Historical financial information is unavailable given the borrower sponsor purchased the Tank Holding Portfolio Properties in a sale-leaseback transaction in June 2024.
(2)	Represents percent of Gross Potential Rent for all revenue fields and percent of Effective Gross Income for all other fields.
(3)	Based on the underwritten rent roll dated September 27, 2024, inclusive of rent steps through July 2025.

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Annex B	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

The Market. The Tank Holding Portfolio Properties are located across 23 unique zip codes within 16 unique states.

Borrower. The borrower for the Tank Holding Portfolio Whole Loan is NM Tank, L.P., a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tank Holding Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Tank Holding Portfolio Whole Loan is New Mountain Net Lease Partners II Corporation, a Maryland corporation.

Property Management. The Tank Holding Portfolio Properties are self-managed.

Escrows and Reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments; provided that such monthly tax escrow is suspended so long as (a) no Cash Sweep Period is in effect, (b) the Tank Lease (as defined below) (or a replacement lease) remains in full force and effect, (c) Tank (as defined below) (or a replacement tenant) occupies one or more entire tax parcel(s) which, in the aggregate, constitute the entire individual Tank Holding Portfolio Property and is required pursuant to the Tank Lease (or such replacement lease) to pay all taxes directly to the taxing authority and does actually pay such taxes directly to such taxing authority prior to the date such taxes become delinquent, (d) a bankruptcy action with respect to Tank has not occurred and (e) upon request by the lender, the borrower provided (or has caused Tank (or any replacement tenant) to provide) to the lender satisfactory evidence (as determined by the lender) of payment of taxes.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; provided that such monthly insurance escrow is suspended (except the borrower will remain obligated to deposit the Deductible Deposit Amount) so long as (a) no Cash Sweep Period is in effect, (b) the Tank Lease (or a replacement lease) remains in full force and effect, (c) the entire Tank Holding Portfolio Property is demised to Tank (or a replacement tenant) pursuant to the Tank Lease (or such replacement lease) and Tank is obligated, pursuant to the Tank Lease, to maintain sufficient insurance on the entire Tank Holding Portfolio Property that at all times is in accordance with the terms of the loan agreement and Tank (or a replacement tenant) performs such obligation, (d) a bankruptcy action with respect to Tank has not occurred and (e) the borrower has provided, or has caused Tank (or a replacement tenant) to provide, to the lender certificates of insurance acceptable to the lender.

“Deductible Deposit Amount” means an amount equal to the difference between the maximum deductible required by the applicable provisions of the loan agreement and the actual deductible set forth in the insurance policy obtained by the borrower or Tank or replacement tenant, as applicable, that (other than the higher deductible) satisfies the applicable requirements of the loan agreement, which Deductible Deposit Amount will be held by (in the form of cash or a letter of credit) the lender in the tax and insurance escrow fund until such time as insurance policies with deductibles conforming to the requirements of the loan agreement have been obtained.

Replacement Reserve – On a monthly basis during a Cash Sweep Period, the borrower is required to escrow approximately $24,822 for replacement reserves, subject to a cap of approximately $446,795.

Rollover Reserve – On a monthly basis during a Cash Sweep Period, the borrower is required to escrow approximately $124,110 for replacement reserves, subject to a cap of approximately $2,233,973.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the related Cash Sweep Event Cure, or (b) until payment in full of all principal and interest on the Tank Holding Portfolio Whole Loan and all other amounts payable under the loan documents or defeasance in full of the Tank Holding Portfolio Whole Loan in accordance with the terms and provisions of the loan documents.

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Annex B	BMO 2024-5C7
No. 5 – Tank Holding Portfolio

A “Cash Sweep Event” means the occurrence of: (a) an event of default; (b) a DSCR Trigger Event; (c) a Tank Bankruptcy Trigger Event; or (d) a Tank Trigger Event.

“Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, (y) the occurrence of a DSCR Trigger Event Cure or (z) upon the borrower’s deposit with the lender of a Low DSCR Cure Deposit (in which case a DSCR Trigger Event will be cured for three consecutive months commencing as of the date of the occurrence of the DSCR Trigger Event; provided, however, that if a Low DSCR Cure Deposit is deposited and the debt service coverage ratio is not equal to or greater than 1.25x for two consecutive quarters thereafter by the end of such three month period, then a DSCR Trigger Event will occur upon the expiration of such three month period unless, prior to the expiration of such three month period, the borrower makes an additional Low DSCR Cure Deposit (in which case a DSCR Trigger Event will be avoided for an additional period of three consecutive months)), (b) if the Cash Sweep Event is caused solely by an event of default, a cure of such event of default (provided, however, that if the lender has applied for the appointment of a receiver, accelerated the debt or commenced a foreclosure action, the lender is not obligated to accept such cure and may reject or accept such cure in the lender’s sole and absolute discretion), (c) if the Cash Sweep Event is caused solely by the occurrence of a Tank Bankruptcy Trigger Event, (y) upon the occurrence of a Tank Bankruptcy Trigger Event Cure or (z) upon the borrower’s deposit with the lender of a Tank Cure Deposit (in which case a Tank Bankruptcy Trigger Event will be avoided for three consecutive months commencing on the date of the occurrence of the Tank Bankruptcy Trigger Event; provided, however, that if a Tank Cure Deposit is deposited but the underlying Tank Bankruptcy Trigger Event remains in effect at the end of the applicable three month period, then a Tank Bankruptcy Trigger Event will commence upon the expiration of such three month period unless, prior to the expiration of such three month period, the borrower makes an additional Tank Cure Deposit (in which case a Tank Bankruptcy Trigger Event will be avoided for a subsequent period of three consecutive months)), or (d) if the Cash Sweep Event is caused solely by the occurrence of a Tank Trigger Event, (y) upon the occurrence of a Tank Trigger Event Cure, or (z) upon the borrower’s deposit with the lender of a Tank Cure Deposit (in which case a Tank Trigger Event will be avoided for three consecutive months commencing on the date of the occurrence of the Tank Trigger Event); provided, however, that if a Tank Cure Deposit is deposited but the underlying Tank Trigger Event remains in effect at the end of the applicable three month period, then a Tank Trigger Event will commence upon the expiration of such three month period unless, prior to the expiration of such three month period, the borrower makes an additional Tank Cure Deposit (in which case a Tank Trigger Event will be avoided for a subsequent period of three consecutive months).

A “DSCR Trigger Event” means that, as of the date of determination, the debt service coverage ratio based on the trailing 12-month period immediately preceding such date is less than 1.25x.

A “DSCR Trigger Event Cure” means the achievement of a debt service coverage ratio of 1.25x or greater for two consecutive calendar quarters based upon the trailing 12-month periods immediately preceding the date of determination.

“Low DSCR Cure Deposit” means a deposit from the borrower with the lender in the form of cash or a letter of credit in an aggregate amount equal to the equivalent of all funds that would have been reserved with the lender pursuant to the Tank Holding Portfolio Whole Loan documents during the following three month period (as reasonably determined by the lender) if a DSCR Trigger Event were in effect but assuming for purposes of such calculation that the net operating income is sufficient for the debt service coverage ratio for such period to equal or exceed 1.25x during such period.

“Tank” means Tank Holding Corp., a Delaware corporation; Semco Tank Holding, LLC, a Delaware limited liability company; and Centro, Inc., an Iowa corporation, and together with Tank Holding and Semco, jointly and severally, and individually and collectively as the context may require, “Tenant” for the purposes of the Tank Lease.

“Tank Lease” means the Master Lease Agreement dated June 26, 2024, entered into by and between Tank, as tenant, and the borrower, as landlord, as the same may have been modified, amended and/or assigned from time to time.

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No. 5 – Tank Holding Portfolio

A “Tank Bankruptcy Trigger Event” means a bankruptcy action with respect to Tank.

A “Tank Bankruptcy Trigger Event Cure” means either (a) the borrower provides the lender with (i) reasonably satisfactory evidence that the assets of Tank, as applicable, are no longer subject to the jurisdiction of the bankruptcy court, (ii) (A) reasonably satisfactory evidence that the Tank Lease has been affirmed and is unmodified and in full force and effect or (B) in the case of an involuntary bankruptcy action with respect to Tank, evidence that such involuntary bankruptcy action has been discharged or dismissed, and (iii) a tenant estoppel certificate from Tank with respect to the Tank Lease in the form required by such lease or otherwise in form and substance reasonably satisfactory to the lender, or (b) the borrower satisfies the Tank Replacement Lease Criteria.

A “Tank Cure Deposit” means a deposit from the borrower with the lender in the form of cash or a letter of credit in the amount equivalent to (a) the aggregate amount of full unabated base rent to become due and payable by Tank pursuant to the Tank Lease during the following three month period minus (b) the aggregate amount of all regularly scheduled debt service payments to become due and payable by the borrower during such three month period.

A “Tank Trigger Event” means either (i) the Tank Lease is terminated prior to the expiration of the term set forth in the Tank Lease or (ii) Tank subleases or “goes dark” in violation of the terms of the Tank Lease in either (x) individual Tank Holding Portfolio Properties representing more than, individually or in the aggregate, 25% of base rent payable under the Tank Lease at the time Tank subleases or “goes dark” at such Tank Holding Portfolio Property or (y) more than four individual Tank Holding Portfolio Properties; provided, however, with respect to this clause (ii), excluding, in each case, (A) any portion of the Tank Holding Portfolio Property demised pursuant to subleases demising no more than 20% of the leasable square footage of an individual Tank Holding Portfolio Property, (B) any period that an individual Tank Holding Portfolio Property “goes dark” for temporary, customary operational shutdowns or closures for a period not in excess of 180 days in accordance with the provisions of the Tank Lease, or (C) the period of time that it takes Tank to perform, in accordance with the terms of the Tank Lease, any repairs or restoration following a casualty or condemnation of all or part of the Tank Holding Portfolio Property for a period not in excess of 180 days.

A “Tank Trigger Event Cure” means either (a) with respect to clause (ii) of the definition of Tank Trigger Event, (i) Tank is in physical occupancy such that a Tank Trigger Event no longer exists and (ii) the borrower provides the lender with a tenant estoppel certificate from Tank with respect to the Tank Lease in the form required by such lease or other evidence in form and substance reasonably satisfactory to the lender confirming (A) the Tank Lease is in full force and effect and (B) Tank is in physical occupancy of its space to such an extent that a Tank Trigger Event does not exist, and paying full contractual rent under the Tank Lease or (b) with respect to clause (i) or (ii) of the definition of Tank Trigger Event, the borrower satisfies the Tank Replacement Lease Criteria.

“Tank Replacement Lease Criteria” means satisfaction of the following conditions with respect to any or all of the space demised to Tank under the Tank Lease:

(i)	the borrower entering into one or more replacement leases;
(ii)	each replacement tenant is in physical occupancy of the space covered by the applicable replacement lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement obligations on the part of the borrower, unless the borrower has deposited with the lender an amount equal to or greater than any free rent credit or outstanding tenant improvement or leasing commission obligations);
(iii)	the borrower provides the lender with: (a) a copy of each executed replacement lease; (b) a tenant estoppel certificate in form and substance satisfactory to the lender executed by each replacement tenant; (c) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to the lender is executed by each replacement tenant and the lender; (d) satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to such replacement tenant and that there are no unpaid leasing commissions associated with such replacement tenant (or the amount of any outstanding tenant improvement obligations or leasing commission obligations have been deposited with the lender); and (e) an updated rent roll; and
(iv)	the projected debt yield after giving effect to all such replacement leases is at least 11.54%.

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No. 5 – Tank Holding Portfolio

Lockbox / Cash Management. The Tank Holding Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrower and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrower or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt.

If no Cash Sweep Period is in effect, funds in the lockbox account are required to be swept to an account designated by the borrower.

During a Cash Sweep Period, funds in the lockbox account are required to be swept every business day into a cash management account and applied according to the cash flow waterfall in the loan documents. During a Cash Sweep Period, excess cash flow is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Tank Holding Portfolio Whole Loan, except that if a Cash Sweep Period resulting solely from a DSCR Trigger Event has occurred and is continuing (and no event of default, Tank Bankruptcy Trigger Event or Tank Trigger Event has occurred and is continuing), then if the balance in the excess cash flow reserve equals or exceeds the Excess Cash Flow Reserve Account Threshold Amount, all remaining amounts in excess of the Excess Cash Flow Reserve Account Threshold Amount will be disbursed to an account designated by the borrower.

An “Excess Cash Flow Reserve Account Threshold Amount” means an amount equal to the monthly base rent under the Tank Lease or any replacement lease (as of the date of the commencement of the applicable Cash Sweep Event) multiplied by 18 (and subject to adjustment in the event an individual Tank Holding Portfolio Property is released).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Releases. The borrower has the right to obtain release of any individual Tank Holding Portfolio Property following the occurrence of (I) a casualty or condemnation at any individual Tank Holding Portfolio Property, which casualty or condemnation (a) results in the master tenant (Tank) or any tenant under a replacement master lease terminating the master lease with respect to such Tank Holding Portfolio Property, solely to the extent such termination is permitted by, and effectuated in accordance with, the terms of the master lease and (b) as a result of such casualty or condemnation the lender elects to apply the net proceeds resulting from such casualty or condemnation to the prepayment of the loan and/or (II)(a) a non-monetary default under the loan documents, (b) a monetary default under the loan documents that is solely caused by the master tenant (Tank) or any tenant under a replacement master lease or (c) a material monetary or material non-monetary default by the master tenant under the master lease (or any replacement lease) (any such event as described in clause (II), a “Default Release Event”), provided in either case that, among other conditions, (1) the borrower prepays or partially defeases the Tank Holding Portfolio Whole Loan in an amount equal to 110% of the allocated loan amount for the individual Tank Holding Portfolio Property to be released, plus the payment of a yield maintenance premium in connection with a Default Release Event (if applicable), (2) in the case of a release in connection with a Default Release Event (x) the release of the applicable individual Tank Holding Portfolio Property would cure such Default Release Event, (y) no other default or event of default under the loan documents has occurred and is continuing and (z) such release will be completed prior to the expiration of the cure period for the applicable default as set forth in the loan agreement; provided that if the borrower is diligently pursuing such release and cannot reasonably complete it within the applicable cure period, the borrower will have such additional time as necessary to effectuate such release, (3) no release will occur during the period that is 60 days prior to and 60 days after a securitization, (4) simultaneously with such release, the released individual Tank Holding Portfolio Property will be released from the master lease pursuant to a lease modification or new lease approved by the lender in accordance with the terms of the loan documents and (5) customary REMIC requirements are satisfied.

In addition, the borrower is permitted to obtain the release of an individual Tank Holding Portfolio Property from the lien of the related mortgage and the borrower’s obligations under the loan documents with respect to such Tank Holding Portfolio Property in connection with a corresponding substitution of another property of like kind and quality, upon satisfaction of certain conditions, including: (i) such release and substitution do not occur on or prior to the earlier of (x) the “startup day” of the REMIC that holds the portion of the Tank Holding Portfolio Whole Loan last to be securitized and (y) June 30, 2027; (ii) such release and substitution are in accordance with the terms of the Tank Lease; (iii) no event of default exists; (iv) individual Tank Holding Portfolio Properties representing no more than, in the aggregate, 10% of the then-current total base rent may be released and substituted during the term of the Tank Holding

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No. 5 – Tank Holding Portfolio

Portfolio Whole Loan; (v) the borrower delivers an additional or updated insolvency opinion; (vi) the substitute property is added to the master lease and the released property is released from the master lease; (vii) the lender has received an acceptable appraisal of the substitute property and released property; (viii) after giving effect to the substitution, the debt service coverage ratio for the Tank Holding Portfolio Properties (including the substitute property, but excluding the released property) based on the trailing 12-month period immediately preceding the substitution is equal to or greater than the greater of (a) the aggregate debt service coverage ratio of the Tank Holding Portfolio Properties immediately prior to the substitution for the twelve full calendar months immediately preceding the substitution or (b) 2.20x; (ix) after giving effect to the substitution, the debt yield for the Tank Holding Portfolio Properties (including the substitute property, but excluding the released property) is equal to or greater than the greater of (a) the debt yield for all of the Tank Holding Portfolio Properties immediately preceding the substitution date or (b) 11.54%; (x) after giving effect to the substitution, the loan-to-value ratio does not exceed 65.0%; (xi) the borrower provides such operating statements, occupancy statements and financial reports requested by the lender in connection with the substitute property; (xii) with respect to the substitute property, the lender receives (a) a title insurance policy, (b) a current survey, (c) a Phase I environmental report and, if recommended, a Phase II environmental report, (d) a zoning report and (e) such engineering and physical conditions reports as reasonably requested by the lender; (xiii) satisfaction of customary REMIC requirements; and (xiv) if required by the lender, receipt of rating agency confirmation.

Ground Lease. None.

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No. 6 – Louisa Apartments

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Annex B	BMO 2024-5C7
No. 6 – Louisa Apartments

Louisa Apartments
123 Northwest 12th Avenue
Portland, OR 97209
PORTLAND
Nob Hill
Pearl District
Old Town/ Chinatown
Downtown Portland
Goose Hollow
Southwest Hills
MULTNOMAH COUNTY
East Portland
Willamette River
Legacy Health System Office
McMenamins Mission Theater
Kearney Plaza
Pacific Northwest College of Art
North Park Blocks
Portland Union Station
Lan Su Chinese Garden
Tom McCall Waterfront Park
University of Oregon Portland - Downtown Campus
Portland Saturday Market
Oregon Maritime Museum
BREWERY BLOCKS
Roseland Theater
US Bancorp
The Ritz-Carlton, Portland
Park Ave. West Tower
Fox Tower
Pioneer Courthouse
Portland Art Museum
Standard Insurance Center
Pacwest Center
Multnomah County Courthouse
US District Court
World Trade Center Portland
City Hall
Wells Fargo Center
Edith Green-Wendell Wyat Federal Bldg.
KOIN Center
Keller Auditorium
Crown Plaza
Science Research & Teaching Center
Portland State University
PSU Library
Maseeh Coll. of Engineering and Computer Science
University Place Hotel & Conference Center
RIVERPLACE
Portland Intl. Airport 10 miles
Moda Center
Legacy Emanuel Medical Center
Oregon Conv. Center
Eastside Distilling Headquarters
Steel Bridge
Broadway Bridge
Burnside Bridge
Morrison Bridge
AMTRAK
MAX RED, BLUE LINES
MAX YELLOW, GREEN LINES
MAX ORANGE LINE
Portland Streetcar
NW Marshall St.
NW Johnson St.
NW Irving St.
NW Hoyt St.
NW Glisan St.
NW Everett St.
NW Davis St.
NW Couch St.
W. Burnside St.
SW Alder St.
SW Morrison St.
SW Yamhill St.
SW Taylor St.
SW Salmon St.
SW Main St.
SW Columbia St.
SW Madison St.
SW Market St.
SW Harrison
SW 14th Ave.
SW Broadway
SW 6th Ave.
SW 5th Ave.
SW 4th Ave.
SW 3rd Ave.
SW 2nd Ave.
SW Oak St.
NW 19th Ave.
NW 18th Ave.
NW 17th Ave.
NW 16th Ave.
NW 14th Ave.
NW 13th Ave.
NW 12th Ave.
NW 10th Ave.
NW Broadway
NW 6th Ave.
NW 5th Ave.
NW Naito Pkwy
N. Interstate Ave.
Pacific Hwy.
SE 2nd Ave.
SE Alder St.
SE Yamhill St.
405
5
26
99W
WASHINGTON
OREGON
Vancouver
PORTLAND
Beaverton
Hillsboro
Aloha
Tigard
Milwaukie
Lake Oswego
Happy Valley
Cedar Mill
Bethany
WASHINGTON COUNTY
MULTNOMAH COUNTY
CLARK COUNTY

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Annex B	BMO 2024-5C7
No. 6 – Louisa Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$58,392,000	Title:	Fee
Cut-off Date Principal Balance:	$58,392,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	6.1%	Net Rentable Area (Units):	242
Loan Purpose:	Acquisition	Location:	Portland, OR
Borrowers:	The Louisa Apts Owner, LLC	Year Built / Renovated:	2005 / 2020
Borrower Sponsor:	Thomas B. Brenneke, Jr.	Occupancy:	93.0%
Interest Rate:	5.0730%	Occupancy Date:	8/26/2024
Note Date:	9/24/2024	4th Most Recent NOI (As of):	$4,424,639 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$4,839,631 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,602,484 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$4,478,579 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$8,524,351
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$3,170,947
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$5,353,404
Additional Debt:	No	UW NCF:	$5,286,726
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$81,100,000 / $335,124
Additional Debt Type:	N/A	Appraisal Date:	6/21/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$241,289
Taxes:	$1,181,942	$98,495	N/A	Maturity Date Loan / Unit:	$241,289
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.0%
Replacement Reserves:	$0	$5,530	$132,718	Maturity Date LTV:	72.0%
TI / LC:	$98,629	$3,052	$73,237	UW NCF DSCR:	1.76x
Other Reserve:	$0	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,392,000	67.7%	Purchase Price	$80,000,000	92.7%
Borrower Sponsor Equity	27,883,098	32.3	Closing Costs(3)	4,994,527	5.8
			Upfront Reserves	1,280,571	1.5
Total Sources	$86,275,098	100.0%	Total Uses	$86,275,098	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The increase from Most Recent NOI and UW NOI can be attributed to lease up of the multifamily portion of the Louisa Apartments Property to current occupancy of 93.0%.
(3)	Closing Costs include an interest rate buydown fee of $2,919,600.

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No. 6 – Louisa Apartments

The Loan. The sixth largest mortgage loan (the “Louisa Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a Class A, 242-unit, multifamily development located in Portland, Oregon (the “Louisa Apartments Property”). The Louisa Apartments Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $58,392,000. The Louisa Apartments Mortgage Loan was originated on September 24, 2024 by German American Capital Corporation (“GACC”) and accrues interest at a fixed rate of 5.07300% per annum. The Louisa Apartments Mortgage Loan has a term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Louisa Apartments Mortgage Loan is October 6, 2029.

The Property. The Louisa Apartments Property is a 242-unit, 16-story, high-rise apartment building with 29,295 square feet of ground floor retail located in the Pearl District of Portland, Oregon. The Louisa Apartments Property was constructed in 2005 and is situated on a 0.92-acre lot. The Louisa Apartments Property is walking distance to premier retailers, as well as the largest employment district in Portland. Major national retailers within two blocks of the Louisa Apartments Property are Whole Foods, Lululemon, West Elm, Williams Sonoma, Madewell, CB2, Anthropologie, Free People, Athleta, Deschutes Brewery, Backwoods Brewing, CVS, Patagonia, and Vans. The multifamily portion at the Louisa Apartments Property represents 83% of the income and retail represents 17%.

The Louisa Apartments Property consists of studio, one, and two-bedroom units and offers tenants the option of more than 20 distinct unit layouts. Community amenities include a community kitchen, a TV lounge, an outdoor deck and barbeque area, a dry-cleaning service, and garage parking. In-unit amenities at the Louisa Apartments Property consist of washers and dryers, granite counter tops, hardwood flooring, lofty ceilings, fireplaces, and private patio-balconies. In addition, the Louisa Apartments Property features ground floor retailers such as West Elm (46.3% of commercial SF, 52.9% of commercial base rent, expiring January 2030), Lululemon (6.8% of commercial SF, 9.5% of commercial base rent, expiring January 2025) and Williams Sonoma (22.0% of commercial SF, 22.0% of commercial gross rent, expiring January 2034). The multifamily portion of the Louisa Apartments Property is currently 93.0% leased as of August 26, 2024. As of June 30, 2024, the commercial portion of the Louisa Apartments Property was 86.6% leased with a weighted average remaining lease term of 5.6 years.

The subterranean parking garage (the “Garage”) at the Louisa Apartments Property is connected with the adjacent Whole Foods building, M Financial Plaza, & Brewery Blocks 2 office building. The parking garage runs beneath several blocks/parcels and the various buildings can all be accessed from the singular garage. The Louisa Apartments Property has access to 242 of the total 1,350 spaces in the parking garage (1 space per unit). The operations are managed by Arke Management and the Louisa Apartments Property receives 20.75% of the net operating income from the garage. The Garage serves the Louisa Apartments Property (Block 5 a/k/a Block 83) and four other blocks listed in the chart below (each, a “Block” or together, “Blocks”) near the Louisa Apartments Property.

Block Summary
Block Number	Proportionate Share
1 (a/k/a Block 82)	9.9%
2 (a/k/a Block 81)	30.2%
3S (a/k/a Block 82)	2.1%
4 (a/k/a Lots 1, 2, 3 and 4 of Block 69	37.0%
5 (a/k/a Block 83)	20.8%
Total	100.0%

The Garage is located underneath (i) the Louisa Apartments Property; (ii) a portion of the other Blocks; and (iii) portions of adjacent public streets owned by the City of Portland (the “City”) and leased by the City, as lessor, to a Block owners’ association (the “Association”), as lessee, pursuant to a ground lease. The mortgage borrower is an equity member of the Association along with the other Block owners, with the borrower having 20.75% of the equity. Any future fee owner of any of the Blocks, including a lender foreclosing on the Mortgaged Property, automatically becomes an equity member of the Association. Block Owners proportionately share income and expenses arising from the use, operation, maintenance, repair and restoration of the Garage. The Garage and the Association are managed by a third-party manager, subject to a declaration of easements and agreements, a facility lease, a property management agreement and the Association’s operating agreement. The manager has day-to-day operational authority, subject to majority, super-majority (70%) or unanimous consent of all Association members for certain material actions under such agreements. Since the borrower’s

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interest in this parking garage revenue may not constitute an interest in real property, REMIC rules may not permit the trust to foreclose on such interest, in which case the trust may have to assign away the rights to the parking garage revenue.

The following table presents certain information relating to the unit mix at the Louisa Apartments Property:

Louisa Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF) (2)	Average Quoted Rental Rate(2)
Studio	54	22.3%	53	98.1%	682	$1,804
1BD/1BA	138	57.0	126	91.3%	715	$2,028
1BD/2BA	4	1.7	3	75.0%	1,362	$3,480
2BD/1.5BA	12	5.0	12	100.0%	1,099	$3,102
2BD/2BA	32	13.2	29	90.6%	1,121	$2,860
2BD/2.5BA	2	0.8	2	100.0%	1,506	$4,780
Total/Wtd. Avg.	242	100.0%	225	93.0%	789	$2,142
(1)	Based on the underwritten rent roll dated August 26, 2024.
(2)	Source: Appraisal. Based on the “classic” units of each unit type denoted in the appraisal. The 2BD/2.5BA is based on the renovated rather than classic as no classic was provided by the appraisal.

The Market. The Louisa Apartments Property is located within Portland’s Pearl District, which is within walking distance of Portland’s central business district, as well as hundreds of retailers, restaurants, and coffee shops. The Louisa Apartments Property sits on a full city block within the Brewery Blocks redevelopment adjacent to Whole Foods. The Louisa Apartments Property also has direct access to the Portland Streetcar and I-405. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Louisa Apartments Property was 50,613, 187,342 and 439,514, respectively. The 2023 median household income within the same radii was $67,683, $87,301 and $93,922, respectively.

According to the appraisal, the Louisa Apartments Property is located in the NW Portland submarket. The average vacancy rate over the last five years has been 6.4%. As of spring 2024, the average rent per square foot in the NW Portland submarket was $2.69 per square foot, an approximately 12.6% increase from the prior year.

Appraisal. According to the appraisal dated as of June 21, 2024, the Louisa Apartments Property had an “As-Is” value of $81,100,000.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$81,100,000	6.20%
(1)	Source: Appraisal.

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The following table presents certain information relating to comparable sales to the Louisa Apartments Property:

Multifamily Sales Comparables(1)
Property Name / Address	Sale Date	Units	Year Built	Sale Price	Sale Price Per Unit
Louisa Apartments 123 NW 12th Avenue Portland, OR 97209	6/21/2024	242(2)	2005 / 2020	$80,000,000	330,579
Kearney Plaza 931 Northwest 11th Avenue Portland, OR 97209	April-24	131	2000 / 2016	$33,250,000	$253,817
Skylar Grand 465 NE Davis Street Portland, OR 97232	Feb-24	170	2022 / NAP	$34,000,000	$189,794
The Beverly 2021 NE 44th Avenue Portland, OR 97213	Feb-24	53	2009 / NAP	$36,000,000	$679,245
Tessera at Orenco Station 6523 Northeast Cherry Drive Hillsboro, OR 97124	Dec-23	304	2014 / NAP	$99,000,000	$325,658
The Arbory 9250 NE Rockspring Street Hillsboro, OR 97006	Dec-23	276	2018 / NAP	$78,600,000	$284,783
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 26, 2024

The following table presents certain information relating to comparable multifamily properties to the Louisa Apartments Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Louisa Apartments 123 NW 12th Avenue Portland, OR 97209	–	2005 / 2020	93.4%(2)	242	Studio	682 SF	$1,804
					1BR / 1BA	715 SF	$2,028
					2BR / 2BA	1,121 SF	$2,860
The Rodney 1470 NW Gilsan Street Portland, OR 97209	0.2 mile	2019	98.0%	230	Studio	503 SF	$1,420 – 1,430
					1BR / 1BA	561 SF	$1,761 - $2,041
					2BR / 2BA	1,036 SF	$3,035
Modera Akoya 1440 NW Hoyt Street and 1425 NW Gilsan Street Portland, OR 97209	0.2 mile	2020	94.0%	291	Studio	499 - 534 SF	$1,625 – $1,690
					1BR / 1BA	562 - 685 SF	$1,625 - $2,202
					2BR / 2BA	959 - 1,165 SF	$2,907 - $3,045
Indigo 430 SW 13th Avenue Portland, OR 97205	0.1 mile	2009	97.0%	273	Studio	536 - 709 SF	$1,491 - $1,833
					1BR / 1BA	644 - 908 SF	$1,945 - $2,800
					2BR / 2BA	1,110 -1,405 SF	$2,651 - $2,874
The Gossamer 255 NW 10th Avenue Portland, OR 97209	0.1 mile	2017 / 2020	97.0%	204	Studio	465 - 543 SF	$1,650 - $1,730
					1BR / 1BA	543 - 844 SF	$1,557 - $1,951
					2BR / 2BA	937 - 1,207 SF	$2,710 - $3,698
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 26, 2024.

Environmental. According to the Phase I environmental site assessment dated August 21, 2024, there was no evidence of any recognized environmental conditions at the Louisa Apartments Property.

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No. 6 – Louisa Apartments

The following table presents certain information relating to the historical and current occupancy of the Louisa Apartments Property:

Historical Occupancy
	2022	2023	Current(1)
Louisa Apartments	92.1%	90.3%	93.0%
(1)	Current occupancy is as of August 26, 2024.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Louisa Apartments Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
In-Place Base Rent	$6,166,399	$6,335,204	$6,448,554	$6,360,058	$6,315,218	$26,096	100.0%
Vacancy	(398,953)	(499,403)	(627,195)	(729,011)	(454,502)	(1,878)	(7.2)
Bad Debt	13,634	(37,910)	1,754	(63,743)	0	0	0.0
Concessions	(297,121)	(54,306)	(85,721)	(268,062)	0	0	0.0
Net Commercial Income	1,151,659	1,393,356	1,177,876	1,190,566	1,163,008	4,806	18.4
Other Income(3)	463,938	453,464	586,135	608,232	640,090	2,645	10.1
Effective Gross Income	$7,581,349	$8,124,562	$8,210,795	$7,860,313	$8,524,351	$35,225	100.0%
Management Fee	123,807	129,709	127,900	123,138	237,549	982	2.8
Real Estate Taxes	1,106,084	1,162,108	1,163,273	1,185,798	1,147,516	4,742	13.5
Insurance	155,406	188,160	263,475	207,785	187,000	773	2.2
Other Expenses(5)	1,771,414	1,804,954	2,053,662	1,865,014	1,598,881	6,607	18.8
Total Expenses	$3,156,710	$3,284,931	$3,608,311	$3,381,735	$3,170,947	$13,103	37.2%
Net Operating Income(4)	$4,424,639	$4,839,631	$4,602,484	$4,478,579	$5,353,404	$22,122	62.8%
Replacement Reserves	0	0	0	0	66,678	276	0.8
Net Cash Flow	$4,424,639	$4,839,631	$4,602,484	$4,478,579	$5,286,726	$21,846	62.0%
(1)	The TTM column represents the trailing twelve-month period ending July 31, 2024.
(2)	The % column represents percentage of In-Place Base Rent for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of parking, commercial reimbursements, utility reimbursements and general other income.
(4)	The increase in Net Operating Income, and the decrease in Vacancy/Concessions/Credit Loss from 2023 to TTM and from TTM to Underwritten is primarily attributable to the lease up of the Louisa Apartments Property.
(5)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.

The Borrower. The borrower is The Louisa Apts Owner, LLC a Delaware limited liability company and single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Louisa Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Thomas B. Brenneke, Jr., owner of Guardian Real Estate Services LLC (“Guardian”) the non-recourse carveout guarantor. Since 2002, Guardian has developed or acquired approximately 11,000 multifamily units and 350,000 square feet of commercial space. Guardian has more than 350 team members and a portfolio consisting of 110 communities across four different states. Tom Brenneke, the indirect majority owner of Guardian, has directed major company growth initiatives that have resulted in more than 100 acquisition/development transactions, translating to an ownership track record of 11,000 multifamily units in four states.

Property Management. The Louisa Apartments Property is managed by Guardian Management, LLC, a borrower affiliated management company.

Escrows and Reserves. At origination of the Louisa Apartments Mortgage Loan, the borrower deposited approximately (i) $1,181,942 into a reserve account for real estate taxes and (ii) $98,629 into a reserve account for commercial tenant improvements and leasing commissions.

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No. 6 – Louisa Apartments

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $98,495).

Insurance Escrows – If the liability or casualty policies maintained by the borrower does not constitute an approved blanket or umbrella policy, the borrower will be required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $5,530 into a replacement reserve.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit approximately $3,052 into a TI/LC reserve.

Lockbox / Cash Management. The Louisa Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account (the “Clearing Account”). Upon the commencement of the first Lockbox Trigger Event and at all times thereafter, the borrower will be required to cause all gross revenue to be transmitted directly by non-residential tenants of the Louisa Apartments Property into the Clearing Account. If the borrower or the property manager receives any gross revenue from the Louisa Apartments Property, then (i) such amounts will be deemed to be collateral for the obligations and will be held in trust for the benefit, and as the property, of the lender, (ii) such amounts will not be commingled with any other funds or property of the borrower or property manager, and (iii) the borrower or property manager will deposit such amounts in the Clearing Account within two business days of receipt. Thereafter, (x) during any Trigger Period, funds deposited into the Clearing Account will be swept on a daily basis into the deposit account and applied and disbursed in accordance with the Louisa Apartments Mortgage Loan documents and (y) if a Trigger Period is not continuing, funds deposited into the Clearing Account will be swept on a daily basis into the borrower’s operating account,

“Lockbox Trigger Event” means a period commencing upon the earliest of (i) the occurrence and continuance of a Trigger Period (as defined below) and (ii) the debt service coverage ratio being less than 1.20x.

“Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the Louisa Apartments Mortgage Loan documents; (ii) the debt service coverage ratio is less than 1.15x as of any calculation date (iii) if the manager is an affiliate of the borrower or guarantor and such manager is bankrupt or insolvent; (iv) if a receiver, liquidator or trustee shall be appointed for borrower or guarantor or if borrower, or guarantor shall be adjudicated a bankrupt or insolvent.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 7 – Interstate Industrial Portfolio

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No. 7 – Interstate Industrial Portfolio

Lake Ontario
Oswego
Mexico
Pulaski
Lacona
Fulton
Brewerton
Hamlin
Greece
Irondequoit
Pultneyville
Sodus Point
ROCHESTER
Williamson
Wolcott
Baldwinsville
Liverpool
SYRACUSE
Brighton
Perinton
Marion
Macedon
Lyons
Clyde
Newark
Weedsport
NY State Thruway
Canandaigua
Geneva
Seneca Falls
Cayuga
Auburn
Skaneateles
Hemlock
Geneseo
FINGER LAKES
Moravia
Penn Yan
Naples
Cortland
Ithaca
Watkins Glen
Bath

Saratoga Springs
Victory
Greenwich
Cambridge
Gloversville
Broadalbin
Johnstown
Ballston Spa
Malta
Amsterdam
NY State Thruway
Mechanicville
Schaghticoke
Hoosick Falls
East Glenville
Clifton Park
Scotia
Mariaville Lake
Schenectady
Pittstown
Rotterdam
Cohoes
Troy
Duane Lake
Colonie
Altamont
Poestenkill
Westmere
Schoharie
ALBANY
Rensselaer
Berne
Delmar
East Greenbush
Castleton-on-Hudson
Rensselaerville
Ravena
CATSKILL MOUNTAINS
Greenville
Kinderhook

## Interstate Industrial Portfolio

| | | |
|---|---|---|
| 1 | 2294 Molly Pitcher Highway | Chambersburg, PA |
| 2 | Steelway Industrial Park | Liverpool, NY |
| 3 | 1001 and 1011 AIP Drive | Middletown, PA |
| 4 | Northeastern Industrial Park (Bldgs 8, 21 & 22) | Altamont, NY |
| 5 | Owens Brockway Distribution Warehouse | Zanesville, OH |
| 6 | Marway Circle Industrial Buildings | Rochester, NY |
| 7 | DLG International, Inc. | Marysville, OH |

Liverpool
Rochester
Altamont
Albany
Toledo
Cleveland
Marysville
Zanesville
Columbus
Cincinnati
New York
Middletown
Chambersburg
Philadelphia

MICHIGAN
Ann Arbor
DETROIT
WINDSOR
ONTARIO
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
PA
Oregon
Lorain
CLEVELAND
Maple Heights
Warren
FORT WAYNE
Findlay
Amherst
AKRON
Medina
Youngstown
Lima
Mansfield
Massillon
Louisville
IN
OHIO
Mount Vernon
PITTSBURGH
Marysville
Cambridge
COLUMBUS
Zanesville
Clayton
Wheeling
DAYTON
Fairborn
Circleville
Lancaster
Morgantown
Hamilton
Chillicothe
Marietta
CINCINNATI
Belpre
Parkersburg
Covington
Athens
APPALACHIAN MOUNTAINS
WEST VIRGINIA
Portsmouth
Frankfort
KENTUCKY
Huntington
Charleston

Burnham
Lewistown
McAlisterville
Millersburg
Huntingdon
McConnellstown
McVeytown
Newport
Bloomfield
Mount Union
East Rutherford
PENNSYLVANIA
Linglestown
Hershey
Harrisburg
Middletown
Three Springs
PA Turnpike
Newville
Carlisle
Mechanicsburg
Mt. Holly Springs
Dillsburg
Shippensburg
Lake Meade
Dover
McConnellsburg
Chambersburg
East Berlin
York
Fort Loudon
Gettysburg
Hanover
Greencastle
Waynesboro
New Freedom
Hagerstown
Taneytown
Manchester
Thurmont
Westminster
WEST VIRGINIA
MARYLAND

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$54,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,000,000	Property Type – Subtype:	Industrial – Warehouse
% of IPB:	5.6%	Net Rentable Area (SF):	2,573,860
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Gavriel Alexander	Occupancy:	98.6%
Interest Rate:	6.50300%	Occupancy Date:	9/12/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of)(3):	$6,177,232 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(3):	$9,231,316 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,562,333 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$10,789,175 (7/31/2024 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,342,775
Call Protection:	L(12),YM1(44),O(4)	UW Expenses:	$4,209,461
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,133,314
Additional Debt(1):	Yes	UW NCF:	$10,103,770
Additional Debt Balance(1):	$58,000,000	Appraised Value / Per SF:	$175,350,000 / $68
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$44
Taxes:	$188,503	$188,503	N/A	Maturity Date Loan / SF:	$44
Insurance:	$265,597	$40,242	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$0	$32,173	$772,158	Maturity Date LTV:	63.9%
TI / LC:	$1,400,000	(5)	(5)	UW NCF DSCR:	1.37x
Immediate Repairs:	$197,044	$0	N/A	UW NOI Debt Yield:	9.9%
Other(6):	$786,168	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$112,000,000	100.0%	Loan Payoff	$104,953,570	93.7%
			Upfront Reserves	2,837,313	2.5
			Return of Equity	2,554,415	2.3
			Closing Costs	1,654,702	1.5
Total Sources	$112,000,000	100.0%	Total Uses	$112,000,000	100.0%
(1)	The Interstate Industrial Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $112.0 million (the “Interstate Industrial Portfolio Whole Loan”). The information under “Financial Information” in the chart above reflects the Interstate Industrial Portfolio Whole Loan.
(2)	See “The Borrowers” below for more information.
(3)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties (as defined below).
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	On a monthly basis, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI / LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI / LC reserves, subject to a cap of $1,500,000 for the full TI / LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI / LC reserves, subject to a cap of $1,500,000 for the full TI / LC reserve.
(6)	Other reserves consist of (i) approximately $210,881 for rent concession funds with respect to the Giovanni Food, Inc. lease ($101,703) for underwritten reimbursements for the period of November 2024 through May 2025 and the Triple Eggs LLC lease (approximately $109,178) for rent concessions in months one, two and 25 of the lease term and (ii) approximately $575,287 for tenant allowances and tenant improvements and leasing commissions (“TA TI / LC”) funds associated with Victory Packaging LP (approximately $540,287) and Packaging Corporation of America ($35,000).

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The Loan. The seventh largest mortgage loan (the “Interstate Industrial Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 2,573,860 square foot portfolio of seven industrial properties located in New York, Pennsylvania and Ohio (each, an “Interstate Industrial Portfolio Property”, and collectively, the “Interstate Industrial Portfolio Properties”). The Interstate Industrial Portfolio Whole Loan is evidenced by four pari passu notes and accrues interest at a rate of 6.50300% per annum. The Interstate Industrial Portfolio Whole Loan has a five-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Interstate Industrial Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3 and A-4, with an aggregate principal balance as of the Cut-off Date of $54,000,000. The remaining note is currently held by UBS AG and is expected to be contributed to one or more future securitization trust(s).
The Interstate Industrial Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 securitization trust, provided that from and after the securitization of Note A-1, the Interstate Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1 is contributed. The relationship between the holders of the Interstate Industrial Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

The table below identifies the promissory notes that comprise the Interstate Industrial Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$58,000,000	$58,000,000	UBS AG	Yes
A-2	$32,000,000	$32,000,000	BMO 2024-5C7	No
A-3	$12,000,000	$12,000,000	BMO 2024-5C7	No
A-4	$10,000,000	$10,000,000	BMO 2024-5C7	No
Whole Loan	$112,000,000	$112,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Interstate Industrial Portfolio Whole Loan is secured by seven industrial warehouse/distribution properties totaling 2,573,860 square feet located in New York (three properties, 48.0% of NRA), Pennsylvania (two properties, 35.2% of NRA) and Ohio (two properties, 16.7% of NRA). The borrower sponsor acquired the Interstate Industrial Portfolio Properties in 2021 for an aggregate purchase price (inclusive of origination costs) of approximately $145.6 million. Since acquisition, the borrower sponsor has invested approximately $680,000 in capital improvements resulting in a total cost basis of approximately $146.3 million at the Interstate Industrial Portfolio Properties. Twenty tenants, representing 48.4% of NRA and 56.1% of the underwritten base rent, are new leases or have either extended their lease terms or expanded their space at the Interstate Industrial Portfolio Properties. Tenants at the Interstate Industrial Portfolio Properties have a weighted average tenure of approximately 12.1 years. The Interstate Industrial Portfolio Properties were 98.6% occupied by 30 unique tenants as of September 12, 2024, with the five largest tenants accounting for 43.5% of NRA and 39.8% of the underwritten base rent. The remaining tenants represent no more than 6.8% of NRA or 5.0% of the underwritten base rent.

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Annex B	BMO 2024-5C7
No. 7 – Interstate Industrial Portfolio

The following table presents certain information relating to the Interstate Industrial Portfolio Properties:

Portfolio Summary
Property	State	Net Rentable Area (SF)(1)	Year Built/ Renovated(2)	% UW NOI(1)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(2)	% Office(2)	Clear Heights (ft.)(2)	Dock Doors (2)	Drive-In Doors (2)
2294 Molly Pitcher Highway	PA	621,400	1960 / 1991	22.4%	$27,700,000	24.7%	$44,675,000	3.0%	17' - 32'	40	2
Steelway Industrial Park	NY	661,623	1970, 1977 / NAP	21.5	24,400,000	21.8	33,300,000	1.0%	27' - 28'	73	5
1001 and 1011 AIP Drive	PA	285,831	1992 / 2012	14.5	19,400,000	17.3	31,850,000	3.6%	20' - 30'	55	1
Northeastern Industrial Park (Bldgs 8, 21 & 22)	NY	397,923	1947, 1988, 1989 / NAP	19.5	16,100,000	14.4	29,300,000	1.8%	24' - 36'	64	3
Owens Brockway Distribution Warehouse	OH	300,000	1991 / NAP	9.5	10,900,000	9.7	14,750,000	2.0%	30'	13	1
Marway Circle Industrial Buildings	NY	176,348	1975-1980 / NAP	6.8	8,400,000	7.5	13,900,000	23.1%	18' - 30'	27	3
DLG International, Inc.	OH	130,735	1988 / NAP	5.8	5,100,000	4.6	7,575,000	6.8%	20' - 26'	19	1
Total		2,573,860		100.0%	$112,000,000	100.0%	$175,350,000			291	16
(1)	Based on the underwritten rent rolls dated September 12, 2024.
(2)	Source: Appraisals.

The following table presents certain information relating to the historical and current occupancy of the Interstate Industrial Portfolio Properties:

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023	Current(3)
81.9%	99.1%	100.0%	98.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	The increase in occupancy from 2021 to 2022 is primarily attributed to lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.
(3)	Current occupancy is based on the underwritten rent rolls as of September 12, 2024. See “Top Tenant Summary” below for more information.

Environmental. According to the Phase I environmental reports dated between August 8, 2024 and August 15, 2024, there was no evidence of recognized environmental conditions at the Interstate Industrial Portfolio Properties.

Appraisal. According to the appraisals, the Interstate Industrial Portfolio Properties had an aggregate “as-is” appraised value of $175,350,000 as of August 5, 2024 to September 12, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property	As-Is Appraised Value	Capitalization Rate
2294 Molly Pitcher Highway	$44,675,000	6.25%
Steelway Industrial Park	$33,300,000	6.75%
1001 and 1011 AIP Drive	31,850,000	4.75%
Northeastern Industrial Park (Bldgs 8, 21 & 22)	$29,300,000	7.25%
Owens Brockway Distribution Warehouse	$14,750,000	7.25%
Marway Circle Industrial Buildings	$13,900,000	7.50%
DLG International, Inc.	$7,575,000	7.50%
Total / Wtd. Avg.	$175,350,000	6.48%
(1)	Source: Appraisal.

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No. 7 – Interstate Industrial Portfolio

The following table presents certain information relating to the largest tenants by underwritten base rent at the Interstate Industrial Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Owens-Brockway Glass Container, Inc.	Owens Brockway Distribution Warehouse	Ba3/BB-/NR	300,000	11.7%	$3.56	$1,067,271	9.1%	4/30/2029
Thyssenkrupp Supply Chain Services NA, Inc.(4)	2294 Molly Pitcher Highway	Ba3/BB/NR	255,000	9.9	$4.65	1,185,750	10.1	9/30/2025
Victory Packaging LP	Steelway Industrial Park	Baa2/BBB/NR	195,949	7.6	$4.79	938,498	8.0	9/30/2029
D.M. Bowman(5)	2294 Molly Pitcher Highway	NR/NR/NR	192,000	7.5	$4.65	892,800	7.6	2/21/2026
Rotondo Warehouse	Steelway Industrial Park	NR/NR/NR	177,222	6.9	$3.38	599,125	5.1	Various(6)
Total Major Tenants			1,120,171	43.5%	$4.18	$4,683,445	39.8%

Other Tenants			1,418,924	55.1%	$5.00	$7,088,162	60.2%

Occupied Collateral Total / Wtd. Avg.			2,539,095	98.6%	$4.64	$11,771,606	100.0%
Vacant Space			34,765	1.4%

Collateral Total			2,573,860	100.0%

(1)	Based on the underwritten rent rolls dated September 12, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $687,882 of contractual rent steps through November 1, 2025.
(4)	Thyssenkrupp Supply Chain Services NA, Inc. subleases 255,000 square feet of space from D.M. Bowman at the 2294 Molly Pitcher Highway property expiring on June 30, 2025 at a base rental rate of $4.65 per square feet. The 255,000 square foot sublease provides for mutual termination rights at 90 days’ notice. However, D.M. Bowman must continue to pay rent and recoveries in accordance with its lease and has signed an estoppel attesting to its intent to honor its lease through its lease expiration date of February 21, 2026. The sublease allows for Thyssenkrupp Supply Chain Services NA, Inc. to extend through D.M. Bowman’s lease expiration date of February 21, 2026.
(5)	D.M. Bowman is the direct lease tenant with a lease term through February 21, 2026 at a current base rent of $5.10 per square foot NNN, which steps to $5.25 per square foot NNN in February 2025. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease. UBS AG has underwritten to the sublease rent for Thyssenkrupp Supply Chain Services NA, Inc. due to the expectation that Thyssenkrupp Supply Chain Services NA, Inc. will expand into the remaining space.
(6)	Rotondo Warehouse leases 112,000 square feet at the Steelway Industrial Park property expiring on June 30, 2026, and 65,222 square feet at the Steelway Industrial Park property expiring on September 30, 2027.

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No. 7 – Interstate Industrial Portfolio

The following table presents certain information relating to the tenant lease expirations of the Interstate Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	34,765	1.4%	NAP	NA	P	34,765	1.4%	NAP	N	AP
2024 & MTM	0	0	0.0	$0	0.0%		34,765	1.4%	$0	0.0%
2025	6	447,730	17.4	2,093,740	17.8		482,495	18.7%	$2,093,740	17.8%
2026	8	674,236	26.2	3,241,019	27.5		1,156,731	44.9%	$5,334,759	45.3%
2027	4	209,394	8.1	991,949	8.4		1,366,125	53.1%	$6,326,708	53.7%
2028	7	313,164	12.2	1,421,564	12.1		1,679,289	65.2%	$7,748,272	65.8%
2029	4	670,349	26.0	2,598,729	22.1		2,349,638	91.3%	$10,347,001	87.9%
2030	4	132,560	5.2	857,715	7.3		2,482,198	96.4%	$11,204,716	95.2%
2031	3	29,846	1.2	226,902	1.9		2,512,044	97.6%	$11,431,618	97.1%
2032	1	61,816	2.4	339,988	2.9		2,573,860	100.0%	$11,771,606	100.0%
2033	0	0	0.0	0	0.0		2,573,860	100.0%	$11,771,606	100.0%
2034	0	0	0.0	0	0.0		2,573,860	100.0%	$11,771,606	100.0%
2035 & Beyond	0	0	0.0	0	0.0		2,573,860	100.0%	$11,771,606	100.0%
Total	37	2,573,860	100.0%	$11,771,606	100.0%
(1)	Based on the underwritten rent rolls dated September 12, 2024, inclusive of rent steps through November 1, 2025 totaling $687,882.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Interstate Industrial Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$11,083,724	$4.31	68.6%
Rent Steps(4)	0	0	0	0	687,882	0.27	4.3
Vacant Income	0	0	0	0	260,019	0.10	1.6
Gross Potential Rent	$7,601,485	$10,407,421	$10,910,113	$10,996,680	$12,031,625	$4.67	74.5%
Total Reimbursements	2,120,588	2,886,141	3,970,502	4,011,774	4,074,333	1.58	25.2
Total Other Income	0	0	23,073	42,507	42,507	0.02	0.3
Net Rental Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$16,148,465	$6.27	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(805,690)	(0.31)	(5.0)
Effective Gross Income	$9,722,073	$13,293,562	$14,903,689	$15,050,961	$15,342,775	$5.96	95.0%
Total Expenses	3,544,841	4,062,246	4,341,356	4,261,786	4,209,461	1.64	27.4
Net Operating Income(5)	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$11,133,314	$4.33	72.6%
Total TI / LC, Capex/RR	0	0	0	0	1,029,544	0.40	6.7
Net Cash Flow	$6,177,232	$9,231,316	$10,562,333	$10,789,175	$10,103,770	$3.93	65.9%
(1)	TTM represents the trailing 12-month period ending July 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated September 12, 2024.
(4)	Rent Steps totaling $687,882 are taken through November 1, 2025.
(5)	The increase from 2021 Net Operating Income to 2022 Net Operating Income is primarily attributed to the lease up at the 2294 Molly Pitcher Highway property from 25.0% in 2021 to 96.1% in 2022. The 2294 Molly Pitcher Highway property accounts for 24.1% of NRA at the Interstate Industrial Portfolio Properties.

The Market. The Interstate Industrial Portfolio Properties are located in New York (43.7% of ALA), Pennsylvania (42.1% of ALA) and Ohio (14.3% of ALA).

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No. 7 – Interstate Industrial Portfolio

The following table presents certain market information with respect to the Interstate Industrial Portfolio Properties:

Market Overview(1)
Property	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
2294 Molly Pitcher Highway	621,400	Chambersburg/ Waynesboro	0.0%	12.1%	5.0%	35,691,682	$4.30(4)	$6.63
Steelway Industrial Park	661,623	NE Outer Onondaga County	0.0%	3.6%	3.0%	15,102,908	$4.17	$7.37
1001 and 1011 AIP Drive	285,831	Harrisburg Area East	0.0%	8.1%	7.0%	39,766,526	$5.97	$8.16
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	W Outer Albany County	0.1%	2.4%	3.0%	9,412,373	$5.62	$8.76
Owens Brockway Distribution Warehouse(5)	300,000	Zanesville	0.0%	1.7%	0.0%	9,235,173	$3.56	$5.77
Marway Circle Industrial Buildings	176,348	Southwest	19.4%	10.8%	3.0%	14,371,034	$5.87	$9.11
DLG International, Inc.	130,735	Union County	0.0%	2.5%	0.0%	14,285,311	$3.83	$9.35
Total/Wtd. Avg.	2,573,860		1.4%	6.2%	3.4%	137,865,007	$4.64	$7.53
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated September 12, 2024.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $687,882 of contractual rent steps through November 1, 2025.
(4)	UW Base Rent PSF for the 2294 Molly Pitcher Highway property is based on the Thyssenkrupp Supply Chain Services NA, Inc. sublease base rental rate of $4.65 per square foot. D.M. Bowman currently pays a base rental rate of $5.10 per square foot for its space. The tenant vacated its space but continues to pay base rent and reimbursements per the terms of the lease.
(5)	No submarket data for the Owens Brockway Distribution Warehouse property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Interstate Industrial Portfolio Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NOI	% of UW NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
2294 Molly Pitcher Highway	621,400	$27,700,000	24.7%	$2,496,650	22.4%	50,828	$93,790
Steelway Industrial Park	661,623	24,400,000	21.8	2,389,348	21.5	118,935	$92,075
1001 and 1011 AIP Drive	285,831	19,400,000	17.3	1,609,407	14.5	54,373	$103,186
Northeastern Industrial Park (Bldgs 8, 21 & 22)	397,923	16,100,000	14.4	2,173,697	19.5	39,068	$133,739
Owens Brockway Distribution Warehouse	300,000	10,900,000	9.7	1,055,368	9.5	32,343	$67,037
Marway Circle Industrial Buildings	176,348	8,400,000	7.5	762,041	6.8	169,535	$74,723
DLG International, Inc.	130,735	5,100,000	4.6	646,804	5.8	33,165	$121,465
Total/Wtd. Avg.	2,573,860	$112,000,000	100.0%	$11,133,314	100.0%	71,992	$97,550
(1)	Based on the underwritten rent rolls dated September 12, 2024.
(2)	Information obtained from third-party market research reports.

The Borrowers. The borrowers are Albany NY Warehouse LLC, Syracuse NY Warehouse LLC, Rochester NY Warehouse LLC, Harrisburg PA Warehouse LLC and Columbus OH Warehouse LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Interstate Industrial Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Gavriel Alexander, founder and chief executive officer of Alexander Property Holdings, LLC (“APH”). APH is a privately held real estate company that is engaged in the acquisition, development, ownership, and management of real estate throughout the country. APH is based in New City, New York, where it controls or manages a portfolio of multifamily communities, office buildings, commercial buildings, and development sites. Resources include accounting services, underwriters, marketing capabilities, and a support staff that provides APH with infrastructure to continue to grow.

Property Management. The Interstate Industrial Portfolio Properties are managed by Heritage Capital Management, LLC.

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Escrows and Reserves. At origination, the borrowers deposited (i) approximately $188,503 for real estate taxes, (ii) approximately $265,597 for insurance premiums, (iii) $1,400,000 for tenant improvements and leasing commissions, (iv) $197,044 for deferred maintenance, (v) approximately $210,881 for rent concession funds with respect to the Giovanni Food, Inc. lease ($101,703) for underwritten reimbursements for the period of November 2024 through May 2025 and the Triple Eggs LLC lease ($109,178.48) for rent concessions in months one, two and 25 of the lease term and (v) approximately $575,287 for TA TI / LC funds associated with Victory Packaging LP ($540,286.97) and Packaging Corporation of America ($35,000).

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $188,503 a month).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages (currently equivalent to approximately $40,242 a month).

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $32,173 for replacement reserves subject to a cap of $772,158.

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI / LC reserves from November 6, 2024 through October 6, 2027. From November 6, 2027 through October 6, 2028, the borrowers are required to deposit an aggregate amount equal to $0.50 per square foot for TI / LC reserves, subject to a cap of $1,500,000 for the full TI / LC reserve. From November 6, 2028 through October 6, 2029, the borrowers are required to deposit an aggregate amount equal to $0.25 per square foot for TI / LC reserves, subject to a cap of $1,500,000 for the full TI / LC reserve. If the TI / LC reserve exceeds $2,000,000 at any point from November 6, 2024 through October 6, 2027, up to $200,0000 of the TI / LC reserve may be utilized for capital expenditure related items, so long as those capital expenditure funds are depleted.

Lockbox / Cash Management. The Interstate Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Interstate Industrial Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Interstate Industrial Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Interstate Industrial Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Interstate Industrial Portfolio Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.20x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Interstate Industrial Portfolio Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Interstate Industrial Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor

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or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.15x for two consecutive calendar quarters.

A “Material Tenant” means (i) Owens-Brockway Glass Container, Inc., (ii) Victory Packaging LP, (iii) D.M. Bowman or (iv) any tenant at the Interstate Industrial Portfolio Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Interstate Industrial Portfolio Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Interstate Industrial Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, the Material Tenant does not extend its lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect) “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting more than 25% of the total net rentable square footage at the applicable property, (viii) a Material Tenant announcing or disclosing its intention to relocate from or vacate all or substantially all of its Material Tenant space or (ix) all or substantially all of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant (other than D.M. Bowman, but only for so long as the Thyssenkrupp Supply Chain Services NA, Inc. sublease remains in full force and effect), and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, (1) the applicable Material Tenant lease is extended or (2) all or substantially all of the applicable Material Tenant space is leased pursuant to one or more qualified leases, (b) with respect to clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above, the applicable Material Tenant recommences its operations, such that it is no longer dark, and has not vacated or ceased to conduct business at the applicable property, (f) with respect to clause (viii) above, the Material Tenant retracts all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space and (g) with respect to clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space. As of the origination date of the Interstate Industrial Portfolio Whole Loan, there is no Material Tenant Trigger Event in effect.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 8 – West Palm Gardens

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No. 8 – West Palm Gardens

West Palm Gardens
2184 Ambergate Lane, 5015 and 5135 Elmhurst Road,
2449 Greengate Circle, 4854 Elmhurst Road
and 4750 Cresthaven Boulevard
West Palm Beach, FL 33415; 33417
WEST PALM BEACH
Palm Beach International Airport
Lake Mangonia
North Tamarind
Paradise Place Shopping Ctr.
Bear Lakes Country Club
President Country Club
Bear Island Country Club
Tanger Outlets Palm Beach
Roosevelt Estates
Good Samaritan Medical Center
Palm Beach
Lakes Blvd
FLAGLER MEM. BR.
Flagler Museum
1st St
Clear Lake
Kravis Center for the Performing Arts
City Place
ROYAL PARK BRIDGE
Century Village
Crosstown Plaza
Coco Plum Plaza
Concourse Plaza
Keiser University Flagship Residential Campus
Westward
Pine Trail Shopping Ctr.
Okeechobee Blvd
Westgate Ave
Palm Beach County Convention Ctr.
Palm Beach Atlantic College
Palm Beach Opera
Paradies Shops
Belmart Plaza
The Palm Beach Post
TRI-RAIL
Haverhill Rd
N. Military Trail
The Shoppes at Southern Palms
Pike Rd
Jog Rd
West Palm Beach Farms
Southern Blvd
Gun Club Center
Gun Club Rd
Gun Club Estates
Parker Ave
S. Dixie Hwy
Southdale Shopping Ctr.
Marshall & Vera Lea Rinker Athletic Campus
Lake Worth Lagoon
PALM BEACH COUNTY
Polo Grounds Mall
Summit Blvd
Summit Commons
S. Congress Ave
Southside
Federal Hwy
Ranch Rd
Florida's Turnpike
Okeeheelee County Park
Woodbridge Plaza
Forest Hill Blvd
River Bridge Center
Trafalgar Square
West Palm Plaza
Forest Hill Center
Palm Springs
West Palm Beach Country Club
Whispering Pines State Park
Greenwood Shopping Centre
Wellington
Brightline Rail
Pinehurst Dr
10th Ave N
10th Ave
Palm Beach Natl. Golf & Country Club
Greenacres
Palm Springs Plaza
Lake Worth
Lake Worth Beach GC
Green Acres Plaza
Lake Worth Rd
Woodlake Plaza
Palm Beach State College
LAKE WORTH
Congress Pointe
6th Ave
Melaleuca Ln
Kirk Rd
Select Specialty Hosp. - Palm Beach
John Prince Park
Fountain Country Club
HCA Florida JFK Hospital
Lake Osborne
Atlantis Country Club
Lantana Rd
Shoppes of Atlantis
Palm Beach County Park/ Lantana Airport
TRI RAIL
Lantana Shopping Center
Pinewood Square
Atlantis Plaza
Ocean Ave
Lantana
The Club at Winston Trails
Lawrence Rd
S. Military Trail
Hypoluxo Rd
Boynton Beach
Miami 62 miles
Lake Okeechobee
West Palm Beach
Palm Beach Gardens
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
FORT LAUDERDALE
Hollywood
North Miami Beach
Hialeah
MIAMI
Miami Beach
Coral Gables
THE EVERGLADES
EVERGLADES NATIONAL PARK
Gulf of Mexico
Atlantic Ocean
Everglades Pkwy
Homestead
Florida City
Clewiston
La Belle
Pahokee
Coral Springs
Plantation
Weston
Pembroke Pines
Davie

B-71

Annex B	BMO 2024-5C7
No. 8 – West Palm Gardens

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	5.2%	Net Rentable Area (Units):	437
Loan Purpose:	Refinance	Location:	West Palm Beach, FL
Borrowers:	West Palm Gardens FL LLC and SDS WPB TIC LP	Year Built / Renovated:	1982, 1984, 1987 / 2023
Borrower Sponsor:	Zvi Horowitz and Samuel Pollak	Occupancy:	94.3%
Interest Rate:	6.45000%	Occupancy Date:	8/26/2024
Note Date:	9/20/2024	4th Most Recent NOI (As of):	$3,177,319 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(2):	$3,303,012 (TTM 8/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,084,148 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$5,024,675 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$8,255,992
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$2,970,367
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$5,285,625
Additional Debt:	No	UW NCF:	$5,164,467
Additional Debt Balance:	NAP	Appraised Value / Per Unit(3):	$84,200,000 / $192,677
Additional Debt Type:	NAP	Appraisal Date:	7/22/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$114,416
Taxes:	$564,639	$51,331	N/A	Maturity Date Loan / Unit:	$114,416
Insurance:	$0	$65,559	N/A	Cut-off Date LTV(3):	59.4%
Replacement Reserves:	$0	$10,096	N/A	Maturity Date LTV(3):	59.4%
Deferred Maintenance:	$62,750	$0	N/A	UW NCF DSCR:	1.58x
				UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Loan Payoff	$35,003,463	70.0%
			Sponsor Equity	13,463,805	26.9
			Closing Costs	905,343	1.8
			Upfront Reserves	627,389	1.3
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	3rd Most Recent NOI represents the TTM as of August 31, 2022. Full year financials for 2022 are not available as the borrower sponsor entered into a purchase and sale agreement for the West Palm Gardens Properties (as defined below) on August 31, 2022.
(3)	Appraised Value / Per Unit represents the “as portfolio” value, which includes a portfolio premium of $600,000. Based on the aggregate “as is” appraised values of the West Palm Gardens Properties of $83,600,000, the Cut-off Date LTV and Maturity Date LTV would be 59.8%.

B-72

Annex B	BMO 2024-5C7
No. 8 – West Palm Gardens

The Loan. The eighth largest mortgage loan (the “West Palm Gardens Mortgage Loan”) is secured by the borrowers’ fee interest in a 437-unit, garden-style multifamily development comprised of five complexes within a five-mile radius in West Palm Gardens, Florida (the “West Palm Gardens Properties”). The West Palm Gardens Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $50,000,000. The West Palm Gardens Mortgage Loan was originated on September 20, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.45000% per annum. The West Palm Gardens Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the West Palm Gardens Mortgage Loan is October 6, 2029.

The Property. The West Palm Gardens Properties are a 437-unit, garden style, multifamily development comprised of five complexes within a five-mile radius. The complexes include Ambergate Apartments, Elmwood Apartments, Greengate Apartments, Springtree Apartments, and Suntree Apartments, which are situated at 2184 Ambergate Lane (the “Ambergate Apartments Property”), 5015 and 5135 Elmhurst Road (the “Elmwood Apartments Property”), 2449 Greengate Circle (the “Greengate Apartments Property”), 4854 Elmhurst Road (the “Springtree Apartments Property”), and 4750 Cresthaven Boulevard (the “Suntree Apartments Property”) respectively, all of which are located in West Palm Beach, Florida.

The West Palm Gardens Properties are comprised of 65 one-story multifamily buildings and a one-story leasing office located across five complexes situated on land parcels ranging in size from 5.4 acres to 12.4 acres. As of August 26, 2024, the West Palm Gardens Properties were 94.3% occupied. The West Palm Gardens Properties were constructed as cardinal housing between 1982 and 1987 and were recently renovated in 2023. The borrower sponsor acquired the West Palm Gardens Properties in August 2022 for $52,920,000 and subsequently invested $3,414,941 to renovate the West Palm Gardens Properties in 2023. Renovations included both unit and common area upgrades with units being renovated upon turnover. As of August 26, 2024, 185 units (42.3% of total units) had been renovated, including all five studio units, 117 one-bedroom, one-bathroom units, 50 two-bedroom, one-bathroom units and 13 two-bedroom, two-bathroom units. The sponsor expects to renovate the remaining 252 units on a rolling basis; however, such renovations are not required or reserved for under the West Palm Gardens Mortgage Loan documents.

The West Palm Gardens Properties feature 752 parking spaces resulting in a parking ratio of 1.72 spaces per unit. The unit mix at the West Palm Gardens Properties consists of five studios, 352 one-bedroom units, and 80 two-bedroom units. Community amenities at the West Palm Gardens Properties include a pool at the Greengate Apartments Property and on-site laundry. Unit amenities include in-wall air-conditioning, stainless-steel appliances (renovated units) and granite countertops (renovated units).

The following table presents certain information relating to the five complexes that comprise the West Palm Gardens Properties:

Property Summary
Property Name	Year Built / Renovation	Number of Units	Net Rentable Area (SF)	Total Site Size (Acres)	Number of Buildings	Total Occ. %	Parking Spaces	As-is Appraised Value
Ambergate Apartments	1987/2023	73	43,488	9.1	10	95.9%	101	$13,650,000
Elmwood Apartments	1984/2023	104	67,392	8.6	19	95.2%	150	$20,000,000
Greengate Apartments	1987/2023	119	70,560	12.4	12	97.5%	179	$21,850,000
Springtree Apartments	1982/2023	73	45,504	5.5	12	89.0%	200	$13,700,000
Suntree Apartments	1982/2023	68	46,368	5.4	13	91.2%	122	$14,400,000
Total		437	273,312	41.0	66	94.3%	752	$83,600,000

B-73

Annex B	BMO 2024-5C7
No. 8 – West Palm Gardens

The following tables presents certain information relating to the unit mix at the West Palm Gardens Properties:

West Palm Gardens Consolidated Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio- Renovated	5	1.1%	5	100.0%	288	$1,320	$1,320
1 BR / 1 BA	235	53.8%	226	96.2%	576	$1,373	$1,445
1 BR / 1 BA - Renovated	117	26.8%	106	90.6%	576	$1,612	$1,445
2 BR / 1 BA	13	3.0%	13	100.0%	864	$1,788	$1,945
2 BR / 1 BA - Renovated	50	11.4%	45	90.0%	864	$1,984	$1,945
2 BR / 2 BA	4	0.9%	4	100.0%	864	$1,860	$2,125
2 BR / 2 BA - Renovated	13	3.0%	13	100.0%	864	$2,196	$2,125
Total/Wtd. Avg.	437	100.0%	412	94.3%	625	$1,544	$1,542
(1)	Based on the underwritten rent roll dated August 26, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

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Annex B	BMO 2024-5C7
No. 8 – West Palm Gardens

West Palm Gardens Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Ambergate Apartments
Studio- Renovated	1	1.4%	100.0%	288	$1,300	$1,300
1 BR / 1 BA	51	69.9%	96.1%	576	$1,390	$1,390
1 BR / 1 BA - Renovated	15	20.5%	93.3%	576	$1,638	$1,685
2 BR / 1 BA	1	1.4%	100.0%	864	$1,850	$1,850
2 BR / 1 BA - Renovated	1	1.4%	100.0%	864	$2,100	$2,100
2 BR / 2 BA - Renovated	4	5.5%	100.0%	864	$2,300	$2,300
Property Total	73	100.0%	95.9%	596	$1,507	$1,515
Elmwood Apartments
Studio- Renovated	2	1.9%	100.0%	288	$1,350	$1,350
1 BR / 1 BA	48	46.2%	93.8%	576	$1,348	$1,335
1 BR / 1 BA - Renovated	26	25.0%	92.3%	576	$1,577	$1,570
2 BR / 1 BA	5	4.8%	100.0%	864	$1,780	$1,770
2 BR / 1 BA - Renovated	14	13.5%	100.0%	864	$1,907	$1,915
2 BR / 2 BA	3	2.9%	100.0%	864	$1,813	$1,815
2 BR / 2 BA - Renovated	6	5.8%	100.0%	864	$2,108	$2,130
Property Total	104	100.0%	95.2%	648	$1,565	$1,553
Greengate Apartments
1 BR / 1 BA	83	69.7%	100.0%	576	$1,391	$1,385
1 BR / 1 BA - Renovated	29	24.4%	96.6%	576	$1,646	$1,650
2 BR / 1 BA - Renovated	3	2.5%	33.3%	864	$2,100	$2,100
2 BR / 2 BA	1	0.8%	100.0%	864	$2,000	$2,000
2 BR / 2 BA - Renovated	3	2.5%	100.0%	864	$2,233	$2,235
Property Total	119	100.0%	97.5%	593	$1,486	$1,494
Springtree Apartments
Studio- Renovated	1	1.4%	100.0%	288	$1,300	$1,300
1 BR / 1 BA	28	38.4%	89.3%	576	$1,334	$1,325
1 BR / 1 BA - Renovated	31	42.5%	83.9%	576	$1,563	$1,565
2 BR / 1 BA - Renovated	13	17.8%	100.0%	864	$1,915	$1,920
Property Total	73	100.0%	89.1%	623	$1,534	$1,533
Suntree Apartments
Studio- Renovated	1	1.5%	100.0%	288	$1,300	$1,300
1 BR / 1 BA	25	36.8%	96.0%	576	$1,361	$1,355
1 BR / 1 BA - Renovated	16	23.5%	87.5%	576	$1,666	$1,700
2 BR / 1 BA	7	10.3%	100.0%	864	$1,786	$1,790
2 BR / 1 BA - Renovated	19	27.9%	84.2%	864	$2,094	$2,095
Property Total	68	100.0%	91.2%	682	$1,666	$1,687
Portfolio Total
Renovated Total	185	42.3%	91.4%	666	$1,747	$1,756
Unrenovated Total	252	57.7%	96.4%	595	$1,403	$1,395
Portfolio Total / Wtd Avg.	437	100.0%	94.3%	625	$1,544	$1,542
(1)	Based on the underwritten rent roll dated August 26, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

B-75

Annex B	BMO 2024-5C7
No. 8 – West Palm Gardens

Appraisal. According to the appraisals, dated July 22, 2024, the West Palm Gardens Properties had an “as portfolio” appraised value of $84,200,000. The appraisal also concluded to an aggregate “as is” value of $83,600,000. The table below shows the appraisals’ “as-is” conclusions. Based on the aggregate “as is” value of $83,600,000, the Cut-off Date LTV and Maturity Date LTV for the West Palm Gardens Mortgage Loan are each 59.8%.

West Palm Gardens Appraised Value(1)
Property	As Is Value	Capitalization Rate
Ambergate Apartments	$13,650,000	6.40%
Elmwood Apartments	$20,000,000	6.45%
Greengate Apartments	$21,850,000	6.39%
Springtree Apartments	$13,700,000	6.47%
Suntree Apartments	$14,400,000	6.53%
Total / Wtd. Avg.	$83,600,000	6.44%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated July 24, 2024, there was no evidence of any recognized environmental conditions at the West Palm Gardens Properties.

The following table presents certain information relating to the historical and current occupancy of the West Palm Gardens Properties:

Historical and Current Occupancy(1)
	2023	Current(2)
West Palm Gardens	88.9%	94.3%
(1)	Historical occupancies represent the average annual occupancy of each respective year. Historical occupancies prior to 2023 are not available.
(2)	Current occupancy is as of August 26, 2024.

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Annex B	BMO 2024-5C7
No. 8 – West Palm Gardens

The following table presents certain information relating to the historical operating information and underwritten net cash flow of the West Palm Gardens Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022(1)	2023	TTM(2)	Underwritten	Per Unit	%(3)
In-Place Base Rent(4)	$5,000,436	$5,137,449	$5,806,024	$6,845,834	$7,634,928	$17,471	87.4%
Potential Income from Vacant Units	0	0	0	0	483,600	1,107	5.5
Gross Potential Rent	$5,000,436	$5,137,449	$5,806,024	$6,845,834	$8,118,528	$18,578	92.9%
Other Income(5)	489,103	453,196	563,395	620,753	621,064	1,421	7.1
Net Rental Income	$5,489,539	$5,590,645	$6,369,419	$7,466,587	$8,739,592	$19,999	100.0%
(Vacancy/Concessions/Credit Loss)	(449,625)	(348,845)	(24,592)	(26,762)	(483,600)	(1,107)	(5.5)
Effective Gross Income	$5,039,914	$5,241,800	$6,344,827	$7,439,824	$8,255,992	$18,892	94.5%
Management Fee	151,197	157,233	190,345	223,193	247,680	567	3.0
Real Estate Taxes	468,996	468,996	670,777	688,723	782,569	1,791	9.5
Insurance	218,204	231,592	381,890	411,870	794,249	1,818	9.6
Other Expenses(6)	1,024,198	1,080,967	1,017,667	1,091,363	1,145,869	2,622	13.9
Total Expenses	$1,862,595	$1,938,788	$2,260,679	$2,415,149	$2,970,367	$6,797	36.0%
Net Operating Income	$3,177,319	$3,303,012	$4,084,148	$5,024,675	$5,285,625	$12,095	64.0%
Replacement Reserves	0	0	0	0	121,158	277	1.5%
Net Cash Flow	$3,177,319	$3,303,012	$4,084,148	$5,024,675	$5,164,467	$11,818	62.6%
(1)	The 2022 column represents the trailing twelve-month period ending August 2022.
(2)	The TTM column represents the trailing twelve-month period ending July 2024.
(3)	The % column represents percentage of Net Rental Income for all revenue fields and percent of Effective Gross Income for the remainder of the fields.
(4)	The increase in In-Place Base Rent from TTM to Underwritten is primarily attributable to increased rents on recently renovated units and increase in occupancy at the West Palm Gardens Properties.
(5)	Other Income consists of utility and service fees, laundry income, application fee income, late fees, renters insurance waivers, and other miscellaneous income.
(6)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.

The Market. The West Palm Gardens Properties are located at 2184 Ambergate Lane, 5015 and 5135 Elmhurst Road, 2449 Greengate Circle, 4854 Elmhurst Road, and 4750 Cresthaven Boulevard, in West Palm Beach, Florida. West Palm Beach is located in Palm Beach County which is part of the Miami-Fort Lauderdale-Pompano Beach metropolitan statistical area (the “Miami-Fort Lauderdale MSA”). West Palm Beach is approximately 24 miles north of Boca Raton and 68 miles north of Miami. Primary access to the city is provided by Interstate 95, U.S. Routes 1 and 98, and State Route 704.

According to a third-party market research report, the West Palm Gardens Properties are located in the Greenacres apartment submarket of the Miami-Fort Lauderdale MSA. As of June 21, 2024, the Greenacres apartment submarket had inventory of 6,403 units, a vacancy rate of 9.9% and effective rent of $1,888 per unit.

The following table presents certain information relating to the demographics of each parcel at the West Palm Gardens Properties:

	Demographic Summary(1)
	Population			Median Household Income
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Ambergate Apartments	22,909	173,053	355,709	$53,360	$57,818	$64,576
Elmwood Apartments	18,278	117,598	281,027	$42,395	$55,402	$59,344
Greengate Apartments	27,564	161,747	352,669	$48,095	$56,386	$62,368
Springtree Apartments	16,317	107,916	248,462	$34,857	$55,468	$59,157
Suntree Apartments	22,909	173,053	355,709	$53,360	$57,818	$64,576
Total Portfolio Average	21,595	146,673	318,715	$46,413	$56,578	$62,004
(1)	Source: Appraisal.

B-77

Annex B	BMO 2024-5C7
No. 8 – West Palm Gardens

The following table presents certain information relating to comparable multifamily properties to the West Palm Gardens Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject(2)	Year Built	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
West Palm Gardens(3)		1982-1987	94.3%	437	Studio	288 SF	$1,320
					1 BR / 1 BA	576 SF	$1,449
					2 BR / 1BA	864 SF	$1,941
					2 BR / 2 BA	864 SF	$2,117
Lakeside Villas 4652 Cherry Road West Palm Beach, FL	3.9 miles	1985	99.0%	104	2BR / 2BA	1000 SF	$1,750
Alta Villa Gardens 1907-1919 Haverhill Road North West Palm Beach, FL	4.4 miles	1981	100.0%	94	2 BR / 1BA	1000 SF	$1,400
Seasons 704 4970 Haverhill Commons Circle West Palm Beach, FL	4.0 miles	1987	93.0%	222	1 BR / 1 BA	804 SF	$1,630
					2 BR / 1BA	1038 SF	$2,120
West Palm Lane 537 South Sequoia Drive West Palm Beach, FL	5.0 miles	1974	96.0%	156	1 BR / 1 BA	700 SF	$1,622
					2 BR / 1BA	877 SF	$1,780
Palo Verde 6164 Forest Hill Boulevard West Palm Beach, FL	0.9 miles	1973	98.0%	266	1 BR / 1 BA	750 SF	$1,368
					2 BR / 1BA	850 SF	$1,653
(1)	Source: Appraisals.
(2)	Distance from Subject represents the distance from Greengate Apartments.
(3)	Based on the underwritten rent roll dated August 26, 2024.

The Borrowers. The borrowers are West Palm Gardens FL LLC and SDS WPB TIC LP, as tenants-in-common, each a Delaware limited liability entity and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the West Palm Gardens Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Zvi Horowitz and Samuel Pollak of Northpoint Asset Management. Northpoint Asset Management is a real estate private equity firm engaged in the preservation, acquisition, re-development, and management of real estate properties located in New York, New Jersey, Connecticut, Florida and Georgia.

Property Management. The West Palm Gardens Properties are managed by North Point Management Corp., a borrower affiliated management company.

Escrows and Reserves. At origination of the West Palm Gardens Mortgage Loan, the borrowers deposited approximately (i) $564,639 into a reserve account for real estate taxes and (ii) $62,750 into a reserve account for immediate repairs.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $51,331).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $65,559).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit $10,096 into a replacement reserve.

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Annex B	BMO 2024-5C7
No. 8 – West Palm Gardens

Lockbox / Cash Management. The West Palm Gardens Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants under non-residential leases at the West Palm Gardens Properties and all credit card companies that the borrowers or property manager have entered into a merchant agreement with directing them to remit rent and all other sums or payments due under the applicable lease or merchant agreement directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred to, or at the direction of, the borrowers, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the West Palm Gardens Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the West Palm Gardens Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the West Palm Gardens Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the West Palm Gardens Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the West Palm Gardens Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.15x (unless the Collateral Cure Conditions (as defined below) are satisfied) and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the West Palm Gardens Mortgage Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

“Collateral Cure Conditions” will be deemed to exist if and for so long as the borrowers deposit cash into an account with lender or deliver to lender a letter of credit which, in either case, serves as additional collateral for the West Palm Gardens Mortgage Loan, in an amount equal to $490,469 and, thereafter, for so long as the borrowers elect to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clause (A)(ii) of the definition of Trigger Period above) on each one year anniversary of the date that the borrowers made said deposit (or delivered said letter of credit), the borrowers are required to deposit additional cash collateral in the amount of $490,469 or to increase the amount of the letter of credit by an amount equal to $490,469 (as applicable). The borrowers’ cash deposit of $490,469 was sized to represent the dollar difference between a 1.15x and 1.00x debt service coverage ratio.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex B	BMO 2024-5C7
No. 9 – 95-22 147th Place

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Annex B	BMO 2024-5C7
No. 9 – 95-22 147th Place

95-22 147th Place
95-22 147th Place
Jamaica, NY 11435
QUEENS
QUEENS COUNTY
Flushing
New World Mall
DOWNTOWN FLUSHING
Flushing Hospital Medical Center
46th Ave
East Flushing
FLUSHING CEMETERY
Kissena Corridor Park
Kissena Park GC
Citi Field
WILLETS POINT
Arthur Ashe Stadium
Louis Armstrong Stadium
Flushing Meadows Corona Park
New York Hall of Science
NY Presbyterian Queens Hospital
Booth Memorial Ave
Elmhurst
Long Island Expwy
MOUNT ST. MARY CEMETERY
Meadow Lake
CEDAR GROVE CEMETERY
Queens College, CUNY
Kupferberg Center for the Arts
Electchester Shopping Center
Utopia
Jewel Ave
Kew Gardens Hills
Cunningham Park
Union Tpke
Grand Central Pkwy
Willow Lake
St. Johns University
Forest Hills Stadium
Queens Hospital Center
Jamaica Hills
Hillside Ave
Grand Center Pkwy
Forest Hills
Jamaica Ave
Interboro Pkwy
MAPLE GROVE CEMETERY
Jamaica Colosseum Mall
Gertz Plaza
Hollis Ave
Hollis
Forest Park
Kew Gardens
Myrtle Ave
Jamaica Hospital Medical Ctr.
York College
Merrick Blvd
Farmers Blvd
Jamaica
Linden Blvd
Richmond Hills
Van Wyck Expwy
Sutphin Blvd
Lefferts Blvd
Atlantic Ave
St. Albans Community Living Ctr.
St. Albans
Ozone Park
Linden Blvd
South Jamaica
Baisley Pond Park
Rochdale Village Shopping Center
Rockaway Blvd
Resorts World New York City
Aqueduct Race Track
Wakefield
Laurelton
Belt Pkwy
Nassau Expwy
JFK Training Center
JFK Expwy
John F. Kennedy International Airport
Rosedale
NEW YORK CITY
MANHATTAN
BRONX
BROOKLYN
STATEN ISLAND
NEWARK
JERSEY CITY
YONKERS
PATERSON
Atlantic Ocean

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Annex B	BMO 2024-5C7
No. 9 – 95-22 147th Place
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,000,000	Title:	Fee
Cut-off Date Principal Balance:	$46,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	4.8%	Net Rentable Area (Units)(3):	118
Loan Purpose:	Refinance	Location:	Jamaica, NY
Borrower:	147 St Holdings LLC	Year Built / Renovated(2):	2024 / NAP
Borrower Sponsor:	Moshe Braver	Occupancy(3):	96.6%
Interest Rate:	6.34000%	Occupancy Date:	9/16/2024
Note Date:	9/19/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$5,041,939
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$1,103,731
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,938,208
Additional Debt:	No	UW NCF:	$3,906,703
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$74,100,000 / $627,966
Additional Debt Type:	NAP	Appraisal Date:	6/26/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(3):	$389,831
Taxes:	$23,377	$4,675	N/A	Maturity Date Loan / Unit(3):	$389,831
Insurance:	$16,705	$8,352	N/A	Cut-off Date LTV:	62.1%
Replacement Reserves:	$0	$2,484	N/A	Maturity Date LTV:	62.1%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	1.32x
Deferred Maintenance:	$5,923	$0	N/A	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	100.0%	Loan Payoff	$35,931,858	78.1%
			Sponsor Equity	8,851,768	19.2
			Closing Costs	1,170,370	2.5
			Upfront Reserves	46,005	0.1
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The 95-22 147th Place Property (as defined below) is comprised of two buildings. The main building is an 11-story high rise building that was completed in 2024 and contains 117 units that have been designated as affordable housing units. The second building was constructed in 1925 and contains one retail unit and one market rate multifamily unit.
(3)	Net Rentable Area, Occupancy, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are based on the multifamily component of the 95-22 147th Place Property and exclude the one retail unit which is currently occupied by a local deli/grocery store.
(4)	Historical NOI information is not available because substantially all of the 95-22 147th Place Property was recently constructed in 2024.

The Loan. The ninth largest mortgage loan (the “95-22 147th Place Mortgage Loan”) is secured by the borrower’s fee interest in two buildings, including a Class A, 11-story 117-unit high rise multifamily building and a two-story mixed use building with one retail unit and one multifamily unit, each located in the Jamaica neighborhood of the Queens borough in New York City (the “95-22 147th Place Property”). The 95-22 147th Place Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $46,000,000. The 95-22 147th Place Mortgage Loan was originated on September 19, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.34000% per annum. The 95-22 147th Place Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 95-22 147th Place Mortgage Loan is October 6, 2029.

The Property. The 95-22 147th Place Property is comprised of (i) a recently constructed, 117-unit, 11-story high-rise multifamily property completed in 2024 and being rented as affordable housing, as described below (the “Main Building”),

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Annex B	BMO 2024-5C7
No. 9 – 95-22 147th Place

and (ii) a mixed use building containing one retail unit and one market rate three-bedroom multifamily unit (the “Additional Building”), located adjacent to each other in the Jamaica neighborhood of the Queens borough in New York City. The retail unit at the Additional Building accounts for 1.2% of effective gross income at the 95-22 147th Place Property and is leased to a deli and grocery store on a five-year term through March 2029. Amenities at the 95-22 147th Place Property include a recreational / fitness center, bike storage, laundry room, terrace and rooftop. The 95-22 147th Place Property also contains onsite parking with 54 garage parking spaces which accounts for 3.9% of effective gross income at the 95-22 147th Place Property. All 54 garage parking spaces are currently leased to Prime Structure, Inc. on a two year lease expiring in July 2026. The 95-22 147th Place Property is located adjacent to the Jamaica Station which services the LIRR, E, J and Z subway lines and the AirTrain to John F. Kennedy airport.

The unit mix at the 95-22 147th Place Property consists of 19 studio units, 39 one-bedroom units, 59 two-bedroom units, that are located in the Main Building and one three-bedroom unit located in the Additional Building. Unit amenities at the Main Building of the 95-22 147th Place Property include full appliance packages including a dishwasher, electric stove/oven with a bottom-freezer refrigerator, hardwood floors, and balconies for select units. As of September 16, 2024, the multifamily units at the 95-22 147th Place Property were 96.6% occupied.

The Main Building at the 95-22 147th Place Property benefits from a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption. In order to qualify for the tax exemption, at least 30% of the units at the 95-22 147th Place Property Main Building must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income. The borrower has elected to lease all 117 of the units at the Main Building as affordable units, as described in more detail below. For the first 25 years of such exemption, 100% of the projected assessed value of the 95-22 147th Place Property Main Building improvements on the tax lot will be exempt from real estate taxes and for the remaining 10 years of the exemption the percentage of the exemption would be equal to the percentage of affordable units (accordingly, such exemption will remain at 100% so long as the borrower continues to lease all of the 117 units at the Main Building at rents that are affordable to households whose income does not exceed 130% of area median income). Taxes were underwritten to the appraisal’s year-one estimated 2024/2025 taxes of $53,433 (based on abated taxes for the Main Building and unabated taxes for the Additional Building) versus the appraisal’s estimated full tax liability for both buildings for 2024/2025 of $968,527. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

In addition to the affordable housing requirements under the 421-a exemption, the borrower utilized inclusionary housing bonus floor area ratio, which requires 19 of the 117 units at the Main Building to be leased at rents that are affordable to households whose income does not exceed 80% of area median income, and the borrower has elected to lease an additional approximately 40 units at the Main Building at rents that are affordable to households whose income does not exceed 125% of area median income, with the remaining units leased at rents that are affordable to households whose income does not exceed 130% of area median income. In addition, all units at the Main Building are rent stabilized. The borrower is utilizing the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”), a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing. Of the 118 residential units at the 95-22 147th Place Property, all 117 units at the Main Building are affordable-rate units being leased through the CityFHEPs program. The one market rate unit at the 95-22 147th Place Property is a three-bedroom unit located above the retail unit in the Additional Building and is not currently leased.

The following table presents certain information relating to the multifamily unit mix at the 95-22 147th Place Property:

95-22 147th Place Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	19	16.1%	17	89.5%	345	$2,941	$2,200
1 BR	39	33.1	39	100.0%	498	$2,842	$2,650
2 BR	59	50.0	58	98.3%	616	$3,526	$3,400
3 BR	1	0.8	0	0.0%	1,054	NAV	$2,700
Total/Wtd. Avg.	118	100.0%	114	96.6%	537	$3,205	$2,953
(1)	Based on the underwritten rent roll dated September 16, 2024.
(2)	Source: Appraisal.

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Annex B	BMO 2024-5C7
No. 9 – 95-22 147th Place

Appraisal. According to the appraisal, the 95-22 147th Place Property had an “as-is” appraised value of $74,100,000 as of June 26, 2024. The table below shows the appraisal’s “as-is” conclusions.

95-22 147th Place(1)
Property	Value	Capitalization Rate
95-22 147th Place	$74,100,000	5.50%
(1)	Source: Appraisal

Environmental. According to the Phase I environmental site assessment dated July 10, 2024, there was no evidence of any recognized environmental conditions at the 95-22 147th Place Property.

The following table presents certain information relating to the current multifamily occupancy of the 95-22 147th Place Property:

Current Occupancy(1)
Current(2)
95-22 147th Place	96.6%
(1)	Historical occupancy information is not available as the Main Building was delivered in 2024.
(2)	Current occupancy represents multifamily occupancy as of September 16, 2024.

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Annex B	BMO 2024-5C7
No. 9 – 95-22 147th Place

The following table presents certain information relating to the Underwritten Net Cash Flow of the 95-22 147th Place Property:

Underwritten Net Cash Flow
	Underwritten	Per Unit(1)	%(2)
In-Place Base Rent	$4,384,440	$37,156	88.6%
Potential Income from Vacant Units	148,896	1,262	3.0
Other Income(3)	414,696	3,514	8.4
Gross Potential Income - Residential	$4,948,032	$41,932	100.0%
(Vacancy/Concessions/Credit Loss)	(147,298)	(1,248)	(3.0)
Effective Gross Income - Residential	$4,800,734	$40,684	97.0%
Commercial Rental Income	59,500	29	23.4
Parking Income(4)	194,400	94	76.6
Gross Potential Income - Commercial	$253,900	$123	100.0%
(Vacancy/Concessions/Credit Loss)	(12,695)	(6)	(5.0)
Effective Gross Income - Commercial	$241,205	$117	95.0%
Total Effective Gross Income	$5,041,939	$42,728	100.0%
Management Fee	151,258	1,282	3.0
Real Estate Taxes(5)	53,433	453	1.1
Insurance	95,456	809	1.9
Other Expenses(6)	803,584	6,810	15.9
Total Expenses	$1,103,731	$9,354	21.9%
Net Operating Income	$3,938,208	$33,375	78.1%
Replacement Reserves - Residential	29,500	250	0.6
Replacement Reserves - Commercial	310	0	0.0
TI/LC - Commercial	1,696	1	0.0
Net Cash Flow	$3,906,703	$33,108	77.5%
(1)	The per unit column is based on total multifamily units (118 units) for all line items except for commercial items which are based on total commercial SF at the property (2,066 SF)
(2)	The % column represents percentage of Gross Potential Income for all corresponding revenue lines (i.e. apartments vs commercial) and represents percentage of Total Effective Gross Income for the remainder of the fields.
(3)	Other Income includes fixed monthly utility payments paid by CityFHEPs, miscellaneous income, and laundry income.
(4)	Parking Income is derived from a lease to a third-party parking operator. Prime Structure, Inc. leased all 54 parking spaces at the 95-22 147th Place Property on a two-year lease expiring in July 2026.
(5)	For the Main Building, real estate taxes were underwritten based on the 421-a exemption and for the Additional Building, real estate taxes were underwritten based on the transitional assessed value and the 2023-2024 tax rate. The appraisal estimated unabated taxes for both buildings to be $968,527.
(6)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.

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Annex B	BMO 2024-5C7
No. 9 – 95-22 147th Place

The Market. The Main Building at the 95-22 147th Place Property is located at 95-22 147th Place, and the Additional Building is located at 95-09 Sutphin Boulevard, each in the Queens County multifamily submarket of New York, New York. Primary access to the neighborhood is provided by Van Wyck Expressway with public transportation provided by the E, J, Z, and F subway lines, the LIRR, and the JFK AirTrain. The 95-22 147th Place Property is located within the New York metropolitan multifamily market which according to the appraisal, as of March 31, 2024, had total inventory of 1,936,157 units, a vacancy rate of 3.2%, and effective rent of $4,429 per unit.

According to the appraisal, the 95-22 147th Place Property is located in the Queens County multifamily submarket of the New York metropolitan multifamily market. As of March 31, 2024, the Queens County multifamily submarket had total inventory of 280,927 units, a vacancy rate of 1.9%, effective rent of $3,635 per unit and positive net absorption of 1,019 units.

According to the appraisal, the 2023 population in the Jamaica neighborhood of Queens was 57,685. The 2023 average household income within the neighborhood was $107,851.

The following table presents certain information relating to comparable multifamily properties to the 95-22 147th Place Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
95-22 147th Place Jamaica, NY 11435(2)	-	2024 / NAP	118	Studio	345 SF	$2,941
				1 BR	498 SF	$2,842
				2 BR	616 SF	$3,526
				3 BR	1054 SF	NAP
152-11 89th Avenue Jamaica, NY 11432	0.6 mi	2019 / NAP	482	0 BR / 1 BA	426 SF	$2,200
				1 BR / 1 BA	700 SF	$2,550
				2 BR / 2 BA	846 SF	$3,450
153-30 89th Avenue Jamaica, NY 11432	0.7 mi	2010 / NAP	346	1 BR / 1 BA	703 SF	$2,500
				2 BR / 2 BA	933 SF	$3,120
88-36 139th Street Jamaica, NY 11435	1.0 mi	2024 / NAP	81	0 BR / 1 BA	403 SF	$2,146
				1 BR / 1 BA	706 SF	$2,792
142-07 Pershing Crescent Jamaica, NY 11435	1.8 mi	1940 / NAP	2	3 BR / 2 BA	1500 SF	$3,000
178-02 Hillside Avenue	2.0 mi	2019 / NAP	131	1 BR / 1 BA	669 SF	$2,435
Jamaica, NY 11432				1 BR / 1 BA	911 SF	$3,423

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 16, 2024.

The Borrower. The borrower is 147 St Holdings LLC, a New York limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 95-22 147th Place Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Moshe Braver. Moshe Braver is a New York City based real estate developer with a portfolio of multifamily, retail and office properties. As of June 30, 2024, Moshe Braver had a portfolio of 17 properties including another property leased pursuant to the CityFHEPs program.

Property Management. The 95-22 147th Place Property is managed by Velocity Management LLC, a borrower affiliated management company.

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Annex B	BMO 2024-5C7
No. 9 – 95-22 147th Place

Escrows and Reserves. At origination of the 95-22 147th Place Mortgage Loan, the borrower deposited approximately (i) $23,377 into a reserve account for real estate taxes, (ii) $16,705 into a reserve account for insurance premiums, and (iii) $5,923 into a reserve account for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $4,675). Deposits into the real estate tax reserve are required to be calculated based on abated taxes.

Insurance Escrows – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $8,352).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $2,484 into a replacement reserve.

Lockbox / Cash Management. The 95-22 147th Place Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the 95-22 147th Place Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the 95-22 147th Place Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 95-22 147th Place Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 95-22 147th Place Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 95-22 147th Place Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 95-22 147th Place Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.10x and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 95-22 147th Place Mortgage Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex B	BMO 2024-5C7
No. 10 – Hampton Inn JFK

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Annex B	BMO 2024-5C7
No. 10 – Hampton Inn JFK

Hampton Inn JFK
144-10 135th Avenue
Queens, NY 11436
QUEENS
Forest Hills
Forest Park
Kew Gardens
Ozone Park
Jamaica
South Jamaica
St. Albans
Hollis
Queens Village
Laurelton
Brookville
Rosedale
Howard Beach
QUEENS COUNTY
NASSAU COUNTY
Woodmere
Cedarhurst
LONG ISLAND
Inwood
Lawrence
Far Rockaway
Jamaica Bay
Head of Bay
JoCo Marsh
Edgemere Park
John F. Kennedy International Airport
JFK Expwy
Van Wyck Expwy
Grand Central Pkwy
Interboro Pkwy
Cross Island Pkwy
Laurelton Pkwy
Belt Pkwy
Sunrise Hwy.
Queens Hospital Center
St. Johns University
Jamaica Colosseum Mall
Gertz Plaza
York College
Jamaica Hospital Medical Ctr.
St. Albans Community Living Ctr.
MONTEFIORE CEMETERY
Rochdale Village Shopping Center
Baisley Pond Park
Resorts World New York City
Aqueduct Race Track
JFK Training Center
US Federal Aviation Administration
Cross Bay Commons
UBS Arena
Green Acres Mall
Airport Industrial Office Park
JFK Logistics Center
Brookville Park
Amazon Distribution Center
Five Towns Shopping Center
Shop Fair of Cornaga
St. John's Episcopal Hospital
Lawrence Yacht and Country Club
AIRTRAIN
JFK FED. CIR.- RENTAL CARS
JFK LEFFERTS BLVD.- LONG TERM PARKING
Union Tpke.
Hillside Ave.
Jamaica Ave.
Hempstead Ave.
Hollis Ave.
Merrick Blvd.
Sutphin Blvd.
Linden Blvd.
Rockaway Blvd.
Conduit Ave.
Liberty Ave.
Atlantic Ave.
Myrtle Ave.
Metropolitan Ave.
Farmers Blvd.
Francis Lewis Blvd.
Springfield Blvd.
115th Ave.
Lefferts Blvd.
Guy R. Brewer Blvd.
Rockaway Tpke.
Nassau Expwy.
Peninsula Blvd.
W. Broadway
Broadway
Rock Hall Rd.
Seagirt Blvd.
Beach Channel Dr.
LIRR
PATERSON
YONKERS
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
BROOKLYN
QUEENS
BRONX
STATEN ISLAND
Atlantic Ocean

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Annex B	BMO 2024-5C7
No. 10 – Hampton Inn JFK
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type – Subtype:	Hospitality – Select Service
% of IPB:	4.7%	Net Rentable Area (Rooms):	216
Loan Purpose:	Refinance	Location:	Queens, NY
Borrower:	ASAP 135th Ave Jamaica, LLC	Year Built / Renovated:	2001 / 2019
Borrower Sponsors:	Frank Yuan, Jerome Edward Yuan, Norbert Yuan and Paul Yuan	Occupancy / ADR / RevPAR:	90.4% / $222.19 / $200.83
Interest Rate:	7.50000%	Occupancy / ADR / RevPAR Date:	TTM 8/31/2024
Note Date:	10/4/2024	4th Most Recent NOI (As of):	$1,659,715 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$3,745,618 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,078,321 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$6,455,404 (TTM 8/31/2024)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	90.4% / $222.19 / $200.83
Amortization Type:	Interest Only	UW Revenues:	$16,883,383
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$10,511,727
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$6,371,656
Additional Debt:	No	UW NCF:	$5,696,320
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$74,100,000 / $343,056
Additional Debt Type:	N/A	Appraisal Date:	8/7/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$208,333
Taxes:	$457,399	$104,908	N/A	Maturity Date Loan / Room:	$208,333
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.7%
FF&E Reserve:	$0	$28,139	N/A	Maturity Date LTV:	60.7%
Immediate Repairs:	$51,750	$0	N/A	UW NCF DSCR:	1.66x
Other Reserves(1):	$250,000	Springing	$2,500,000	UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Loan Payoff	$43,694,103	97.1%
Borrower Equity	9,144	0.0%	Upfront Reserves	759,149	1.7
			Closing Costs	555,893	1.2
Total Sources	$45,009,144	100.0%	Total Uses	$45,009,144	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The tenth largest mortgage loan (the “Hampton Inn JFK Mortgage Loan”) is secured by the borrower’s fee interest in a 216-room select service hotel located in Queens, New York (the “Hampton Inn JFK Property”). The Hampton Inn JFK Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $45,000,000. The Hampton Inn JFK Mortgage Loan was originated on October 4, 2024 by UBS AG. The Hampton Inn JFK Mortgage Loan accrues interest at a fixed rate of 7.50000% per annum. The Hampton Inn JFK Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Hampton Inn JFK Mortgage Loan is October 6, 2029.

The Property. The Hampton Inn JFK Property is a 13-story, 216-room select service hotel located in Queens, New York. Built in 2001 and renovated in 2019, the Hampton Inn JFK Property is situated on an approximately 1.14-acre parcel with 42 parking spaces (0.19 spaces per room). The Hampton Inn JFK Property features 216 rooms consisting of 87 king rooms and 129 double/double rooms.

Hampton Inn JFK Property amenities include the 135 Lounge, complimentary hot breakfast, a fitness center featuring Peloton bikes, a business center, a guest laundry room, a sundries shop, free Wi-Fi, 1,050 square feet of meeting space, and a complimentary airport shuttle. The 135 Lounge is a restaurant and bar located in the lobby that offers a full bar and

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No. 10 – Hampton Inn JFK

American bar food options. Room amenities include 55-inch flat-screen televisions with both cable and premium networks, a mini fridge, a large desk, and an ergonomic chair. According to the appraisal, the demand estimated segmentation is 56% leisure, 36% commercial, 5% extended stay and 3% meeting and group.

The Hampton Inn JFK Property is subject to a 15-year franchise agreement with Hilton Franchise Holding LLC, a wholly-owned subsidiary of Hilton Worldwide Holdings, Inc. (NYSE: HLT), which commenced in July 2018 and expires in July 2033 with no renewal options. The franchise agreement calls for a royalty fee of 6.0% of gross rooms revenue, and a program fee of 4.0% of gross rooms revenue.

Since acquiring the Hampton Inn JFK Property for approximately $59.8 million in July 2018, the borrower sponsors have invested approximately $2.3 million ($10,783 per room) on capital improvements and completed approximately $1.3 million in property improvement plan work in November 2023. Upgrades to the Hampton Inn JFK Property were made on the lobby, construction of the new kitchen, the bar and dining areas, the front desk relocation, the breakfast area, the fitness center and the meeting rooms.

The following table presents certain information relating to the operating history and underwritten cash flows of the Hampton Inn JFK Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	74.1%	85.4%	86.8%	90.4%	90.4%
ADR	$133.19	$174.49	$204.85	$222.19	$222.19
RevPAR	$98.64	$149.04	$177.73	$200.83	$200.83

Room Revenue	$7,776,582	$11,750,398	$14,012,266	$15,876,663	$15,876,663	$73,503	94.0%
Food & Beverage Revenue	0	179,501	376,424	559,078	559,078	2,588	3.3
Other Departmental Revenue(4)	308,571	348,617	382,267	447,642	447,642	2,072	2.7
Total Revenue	$8,085,153	$12,278,516	$14,770,957	$16,883,383	$16,883,383	$78,164	100.0%

Room Expenses	$2,215,926	$3,165,121	$3,530,773	$3,891,890	$3,891,890	$18,018	24.5%
Food & Beverage Expenses	0	182,966	281,587	375,800	375,800	1,740	67.2
Other Departmental Expenses	43,382	41,986	59,031	71,293	71,293	330	15.9
Departmental Expenses	$2,259,308	$3,390,073	$3,871,391	$4,338,983	$4,338,983	$20,088	25.7%

Departmental Profit	$5,825,845	$8,888,443	$10,899,566	$12,544,400	$12,544,400	$58,076	74.3%

Operating Expenses	$2,591,501	$3,546,422	$4,097,026	$4,280,431	$4,247,051	$19,662	25.2%
Gross Operating Profit	$3,234,344	$5,342,021	$6,802,540	$8,263,969	$8,297,349	$38,414	49.1%

Total Other Expenses	$1,574,629	$1,596,403	$1,724,219	$1,808,565	$1,925,693	$8,915	11.4%

Net Operating Income	$1,659,715	$3,745,618	$5,078,321	$6,455,404	$6,371,656	$29,498	37.7%
FF&E	0	0	0	0	675,335	3,127	4.0
Net Cash Flow	$1,659,715	$3,745,618	$5,078,321	$6,455,404	$5,696,320	$26,372	33.7%
(1)	TTM column represents the trailing 12-month period ending August 31, 2024.
(2)	Per Room values are based on 216 rooms.
(3)	% of Total Revenue column represents percent of Total Revenue except for Room Expenses, Food and Beverage Expenses and Other Departmental Expenses, which are based on their corresponding revenue line items.
(4)	Other Departmental Revenue primarily includes guest communications, laundry, parking fees, corner pantry and cancellation fees.

Environmental. According to the Phase I environmental site assessment dated August 13, 2024, there was no evidence of any recognized environmental conditions at the Hampton Inn JFK Property.

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No. 10 – Hampton Inn JFK

Appraisal. According to the appraisal, the Hampton Inn JFK Property had an “as-is” appraised value of $74,100,000 as of August 7, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$74,100,000	7.48%
(1)	Source: Appraisal.

The Market. According to the appraisal, the Hampton Inn JFK Property is located in the Jamaica neighborhood of Queens, New York. The Hampton Inn JFK Property is located less than one mile north of the John F. Kennedy International Airport, approximately 14.8 miles east of Midtown Manhattan, approximately 9.9 miles south of LaGuardia Airport and approximately 6.8 miles south of Billie Jean King National Tennis Center. Access to the Hampton Inn JFK Property is primarily provided by major thoroughfares including the Van Wyck Expressway (I-678), JFK Expressway, and Belt Parkway. According to the appraisal, in addition to John F. Kennedy International Airport, demand generators nearby include Jamaica Hospital Medical Center, Charles Memorial Park, Baisley Pond Park, Resorts World New York City and Aqueduct Race Track.

John F. Kennedy International Airport ranks as the sixth busiest airport in the United States serving over 62.4 million passengers in 2023, a 13.2% increase from the prior year and just 0.2% lower than the number of passengers in pre-pandemic 2019, according to The Port Authority of New York & New Jersey. John F. Kennedy International Airport is undergoing an approximately $19 billion capital improvement plan to transform the current complex into a modern 21st-century hub. Construction of the new Terminal 1, a 2.4 million square foot, state-of-the-art facility with 23 gates, began in September 2022 and is set to open in 2026. The terminal will feature expansive, naturally lit public spaces, innovative technology, and over 300,000 square feet of dining, retail, and recreational space. The project also includes an approximately $1.5 billion expansion of Terminal 4 by Delta, construction of a new approximately $4.2 billion Terminal 6, and enhancements to Terminal 8 by American Airlines, which will offer over 60 dining and shopping options.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Hampton Inn JFK Property is 40,717, 429,152 and 1,132,683, respectively. The estimated 2024 average household income within the same radii is $113,949, $107,567 and $110,661, respectively. According to a third-party market research report, owner-occupied households outpace renters within a 1-mile radius of the Hampton Inn JFK Property while there are more renters within a 3- and 5-mile radius of the Hampton Inn JFK Property.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Hampton Inn JFK Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Hampton Inn JFK Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 8/31/2022	77.1%	$171.68	$132.30	80.9%	$164.75	$133.34	105.0%	96.0%	100.8%
TTM 8/31/2023	83.8%	$199.78	$167.51	87.3%	$190.89	$166.65	104.1%	95.5%	99.5%
TTM 8/31/2024	87.2%	$223.62	$195.01	90.4%	$222.19	$200.83	103.6%	99.4%	103.0%
(1)	Source: Third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Hampton Inn JFK Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Courtyard New York JFK Airport (166 rooms), Fairfield Inn New York JFK Airport (110 rooms), Hampton Inn Rockville Centre (121 rooms), Hilton Garden Inn Queens/JFK Airport (192 rooms) and Holiday Inn Express Jamaica - JFK AirTrain - NYC (150 rooms).

The Borrower. The borrower is ASAP 135th Ave Jamaica, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hampton Inn JFK Mortgage Loan.

The Borrower Sponsors. The non-recourse carveout guarantors and borrower sponsors are Frank Yuan, Jerome Edward Yuan, Paul Yuan and Norbert Yuan. Frank Yuan, Jerome Edward Yuan and Paul Yuan are the chief executive officer, chief investment officer and chief operating officer, respectively, of ASAP Holdings (“ASAP”). ASAP is a private equity firm with a focus on acquiring hospitality and commercial real estate across the United States. Since its founding in 2010, ASAP has acquired over 34 hotels with a portfolio of approximately $2.0 billion in assets under management. As of July 2024, ASAP's

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portfolio included seven hotels located in Texas, Hawaii, California, Utah, and New York totaling 1,852 rooms, inclusive of the Hampton Inn JFK Property, along with three vacant land parcels for future projects. ASAP's current portfolio has an estimated value of $730.0 million. Three of the four guarantors (Frank Yuan, Jerome Edward Yuan and Norbert Yuan) are named defendants in a pending lawsuit (the “Urban Commons Lawsuit”) in which the plaintiffs seek damages in excess of $140 million in connection with the defendants’ alleged improper sale of stock pledged as collateral for a payment obligation to the plaintiffs. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Prospectus for more information regarding the Urban Commons Lawsuit.

Property Management. The Hampton Inn JFK Property is managed by Remington JFK Employers, LLC.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $457,399 for real estate taxes, (ii) $51,750 for immediate repairs and (iii) $250,000 for seasonality funds. In addition, the borrower is required to deposit (i) on or prior to September 30, 2025, $500,000 into a Guarantor Litigation Funds account (the “Guarantor Litigation Funds”), (ii) on or prior to the date that is seven days prior to November 3, 2025 or such earlier or later date that is set for trial by the applicable court (the “Guarantor Litigation Trial Start Date”), $500,000 and (iii) on each anniversary of the Guarantor Litigation Trial Start Date, an amount equal to $500,000. Notwithstanding the foregoing, the amount in the Guarantor Litigation Funds account is subject to a cap of $2,500,000. The Guarantor Litigation Funds will be held by the lender as additional collateral for the Hampton Inn JFK Mortgage Loan. In lieu of the cash deposits required to be delivered above, the borrower has the right to deposit one or more letters of credit in an amount equal to the amounts required to be deposited by the borrower.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $104,908 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. At origination of the Hampton Inn JFK Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – On a monthly basis, the borrower is required to deposit an amount equal to the greater of (i) an amount equal to 1/12th of the aggregate amount required to be reserved under the management agreement and the franchise agreement, which currently equates to approximately $28,139 and (ii) the Minimum Cap Ex Deposit Amount. The “Minimum Cap Ex Deposit Amount” means (i) from November 6, 2024 through and including October 6, 2025, 2% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs, (ii) from November 6, 2025 through and including October 6, 2026, 3% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs and (iii) thereafter, 4% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs.

PIP Reserve – On each payment date during the continuance of a Franchise Trigger Event (as defined below), the borrower is required to deposit all excess cash to pay or reimburse the borrower for the costs and expenses of any work set forth in any PIP approved by the lender.

Seasonality Reserve – On each payment date occurring during April, May, June, July, August, September, October, November, December and January of each year beginning in April 2025, the borrower will deposit with the lender an amount equal to the quotient obtained by dividing (a) the Seasonality Reserve Aggregate Shortfall Amount (as defined below) by (b) 10, to provide some protection for payments due under the Hampton Inn JFK Mortgage Loan documents and budgeted operating expenses during seasonal periods when the rents may be reduced. At any time and from time to time, the lender may reassess its estimate of the amount necessary to pay seasonality shortfalls and may require the borrower to increase the monthly deposits required. The “Seasonality Reserve Aggregate Shortfall Amount” means, commencing in March 2025, the product of (a) the aggregate amount of all seasonality reserve monthly shortfall amounts for the immediately preceding 12 calendar month period, as calculated by the lender in March of each year, multiplied by (b) 1.25.

Lockbox / Cash Management. The Hampton Inn JFK Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Lockbox Trigger Event (as defined below), rents from the Hampton Inn JFK Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Hampton Inn JFK Mortgage Loan

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documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Hampton Inn JFK Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Franchise Trigger Event has occurred and is continuing, to the PIP account, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Franchise Trigger Event or Cash Sweep Trigger Event then exists, to an account designated by the borrower.

A “Lockbox Trigger Event” means a period commencing upon the earliest of (i) a Cash Management Trigger Event, (ii) the payment date immediately prior to the Guarantor Litigation Trial Start Date and (iii) August 30, 2025.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Hampton Inn JFK Mortgage Loan documents, (ii) any bankruptcy action involving the borrower, a managing member of the borrower (an “SPC Party”), the guarantors, the key principals or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.40x, (iv) the indictment for fraud or misappropriation of funds by the borrower, the guarantors, the key principals or an affiliated or third-party property manager, or any director or officer of the aforementioned parties (provided that, in the case of the third-party property manager or any officer or director of such third-party property manager, as applicable, such fraud or misappropriation of funds is related to the Hampton Inn JFK Property), (v) a Franchise Trigger Event or (vi) if the borrower fails to make any of the deposits into the Guarantor Litigation Funds account as and when they are required (a “Guarantor Litigation Trigger Event”) and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, if the filing is an involuntary bankruptcy filing against the borrower, any SPC Party, guarantors, or key principals, as applicable, and neither the applicable parties nor their affiliates solicited, consented to, acquiesced in or joined in such filing, the discharge or dismissal of such filing within 60 days of such filing; provided, that such filing does not materially increase such party’s monetary or material non-monetary obligations, materially and adversely affect the guarantors’ or key principals’ ability to perform their respective obligations under the Hampton Inn JFK Mortgage Loan documents, or materially and adversely affect the guarantors’ or key principals’ ability to exercise any authority granted to guarantors or key principals pursuant to any organizational documents of the borrower, any SPC Party or any person that controls the borrower or SPC party, and the borrower is not otherwise in default of the single purpose covenants or transfer provisions in the Hampton Inn JFK Mortgage Loan documents, (c) with respect to clause (ii) above, as it relates to a bankruptcy action of an affiliated property manager, the replacement of such property manager with a third party property manager in accordance with the Hampton Inn JFK Mortgage Loan documents or, if the applicable bankruptcy filing is involuntary and neither the affiliated property manager nor any affiliate of the affiliated property manager solicited, consented to, acquiesced or joined in such filing, the discharge or dismissal of such filing within 60 days; provided, that such filing does not materially and adversely affect such affiliated property manager’s ability to perform its obligations under the management agreement or any Hampton Inn JFK Mortgage Loan document to which it is a party, (d) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.50x for two consecutive calendar quarters, (e) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Hampton Inn JFK Mortgage Loan documents or (f) with respect to clause (v) above, the cure of a Franchise Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Hampton Inn JFK Mortgage Loan documents, (ii) any bankruptcy action involving the borrower, any SPC Party, the guarantors, the key principals or an affiliated property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x or (iv) a Guarantor Litigation Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, if the filing is an involuntary bankruptcy filing against the borrower, any SPC Party, guarantors, or key principals, as applicable, and neither the applicable parties nor their affiliates solicited, consented to, acquiesced in or joined in such filing, the discharge or dismissal of such filing within 60 days of such filing; provided that, such filing does not materially increase such party’s monetary or material non-monetary obligations, materially and adversely affect the guarantors’ or key principals’ ability to perform their respective obligations under the Hampton Inn JFK Mortgage Loan documents, or materially and adversely affect the guarantors’ or key principals’ ability to exercise any authority granted to guarantors or key principals pursuant to any organizational documents of the borrower, any SPC Party or any person that controls the borrower or SPC party, and the borrower is not otherwise in default of the single purpose covenants or transfer provisions in the Hampton Inn JFK Mortgage Loan documents, (c) with respect to clause (ii) above, as it relates to a bankruptcy action of an affiliated property manager, the replacement of such property manager with a third party property manager in accordance with the Hampton Inn JFK Mortgage Loan documents or, if the applicable bankruptcy filing is involuntary and neither the affiliated property manager nor any affiliate of the affiliated property manager solicited, consented to, acquiesced or joined in such filing, the discharge or dismissal of such filing within 60 days;

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provided, that such filing does not materially and adversely affect such affiliated property manager’s ability to perform its obligations under the management agreement or any Hampton Inn JFK Mortgage Loan document to which it is a party or (d) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

A “Franchise Trigger Event” means a period commencing upon the occurrence of (i) the franchisor giving written notice to the borrower of its intention to terminate or not extend the franchise agreement, (ii) if, on or prior to the date that is six months prior to the then-applicable expiration date under the franchise agreement, the franchise agreement not being extended on terms and conditions reasonably acceptable to the lender, (iii) an event of default by the borrower or an affiliate of the borrower occurs under the franchise agreement, (iv) subject to clause (v) below, a material event of default by the franchisor occurs under the franchise agreement, (v) any bankruptcy action of the franchisor, (vi) the franchise agreement being terminated (in whole or in part) or is no longer in full force and effect or (vii) the franchisor requiring the borrower to perform or otherwise satisfy any PIP work.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – 88 North 1st Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,200,000	Title:	Fee
Cut-off Date Principal Balance:	$43,200,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	4.5%	Net Rentable Area (Units):	46
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	North 1st Apartments LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	Joel Schwartz	Occupancy(2):	100.0%
Interest Rate:	6.31000%	Occupancy Date:	9/27/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.3%
Amortization Type:	Interest Only	UW Revenues:	$3,824,293
Call Protection:	L(24),D(30),O(6)	UW Expenses:	$355,960
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,468,333
Additional Debt:	No	UW NCF:	$3,454,085
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$66,400,000 / $1,443,478
Additional Debt Type:	N/A	Appraisal Date:	9/23/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$939,130
Taxes:	$0	$53,489	N/A	Maturity Date Loan / Unit:	$939,130
Insurance:	$18,045	$3,609	N/A	Cut-off Date LTV:	65.1%
Replacement Reserves:	$0	$887	N/A	Maturity Date LTV:	65.1%
TI/LC:	$0	$300	N/A	UW NCF DSCR:	1.25x
Other Reserve(1):	$106,000	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,200,000	100.0%	Loan Payoff	$36,835,000	85.3%
			Return of Equity	4,931,519	11.4
			Closing Costs(4)	1,309,435	3.0
			Upfront Reserves	124,045	0.3
Total Sources	$43,200,000	100.0%	Total Uses	$43,200,000	100.0%
(1)	At origination, the borrower deposited into escrow $106,000 for free rent related to the &Pup lease. Such funds may be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, (i) &Pup having commenced paying full unabated rent and (ii) &Pup being open for business.
(2)	The 88 North 1st Street Property (as defined below) is comprised of (i) 46 residential units and (ii) 7,210 square feet of commercial that is leased to &Pup. &Pup has executed a lease and taken possession of its space. &Pup has two months of free rent, which rent was reserved at origination of the 88 North 1st Street Mortgage Loan (as defined below). The borrower sponsor anticipates that &Pup will open for business in the first quarter of 2025. Additionally, the 88 North 1st Street Mortgage Loan is structured with $10.0 million of personal recourse to the borrower sponsor until such time that the borrower provides satisfactory evidence that, among other things, &Pup has commenced paying full rent and is open for business.
(3)	The 88 North 1st Street Property was built in 2024. Historical financial information is not available.
(4)	Closing Costs include an interest rate buy-down credit of $328,320.

The Loan. The eleventh largest mortgage loan (the “88 North 1st Street Mortgage Loan”) is secured by the borrower’s fee interest in a mid-rise multifamily building with ground-floor and below-grade retail property located in Brooklyn, New York (the “88 North 1st Street Property”). The 88 North 1st Street Mortgage Loan was originated on October 2, 2024 by Starwood Mortgage Capital LLC. The 88 North 1st Street Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $43.2 million, has a five-year term, accrues interest at a fixed rate of 6.31000% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of the 88 North 1st Street Mortgage Loan is October 6, 2029.

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No. 11 – 88 North 1st Street

The Property. The 88 North 1st Street Property is a newly developed 46-unit mid-rise multifamily property completed in 2024. The 88 North 1st Street Property unit mix includes 11 studios, 13 one-bedroom units, and 22 two-bedroom units. Of the 46 units at the 88 North 1st Street Property, 14 units are designated for affordable housing. As of September 27, 2024, the multifamily component of the 88 North 1st Street Property was 100.0% occupied. The 88 North 1st Street Property also has 7,210 square feet of ground-floor and below-grade commercial space that is currently leased to &Pup.

The commercial tenant &Pup recently executed a seven-year lease at a rate of $88.21 per square foot ($636,000 per annum) and has a current expiration date in September 2031. &Pup has taken possession of its space and is required to commence paying rent following a two-month free rent period. At origination of the 88 North 1st Street Mortgage Loan, the borrower deposited with the lender $106,000 in connection with the free rent period. Additionally, the borrower sponsor has $10.0 million of personal recourse until such time that &Pup is (i) paying full rent and (ii) open for business. The borrower sponsor has also entered into a master lease agreement with the borrower related to the &Pup space. If at any time &Pup fails to perform its obligations under its lease or the commercial space is not leased, the borrower sponsor is required to make payments under the master lease equal to the contractual rent set forth under the &Pup lease, but not less than $636,000 per annum.

The borrower sponsor acquired the 88 North 1st Street Property in April 2022 for $11.0 million. At the time of the acquisition, the site consisted of a commercial building. Additionally, the borrower sponsor acquired transferable inclusionary development rights for $1.981 million, which allowed for 8,359 square feet of additional buildable area to be constructed with the redevelopment of the 88 North 1st Street Property. The borrower sponsor completed the 88 North 1st Street Property at a cost of approximately $30.455 million which equates to a total cost basis of approximately $50.633 million.

The borrower has applied for a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development’s 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% of the units (which is equal to 14 units) at the 88 North 1st Street Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides (i) a 100% tax exemption for the first 25 years and (ii) a 30.43% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $641,870 compared to the underwritten abated taxes of $61,705.

The 88 North 1st Street Mortgage Loan will be fully recourse to the borrower and the guarantor until such time that the 421-a tax exemption has been approved and is in place at the 88 North 1st Street Property. Additionally, if at any time the borrower fails to maintain the 421-a tax exemption, the 88 North 1st Street Mortgage Loan will become fully recourse to the borrower and the guarantor.

The following table presents certain information with respect to the units at the 88 North 1st Street Property:

88 North 1st Street Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied(1)	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Market Rental Rate(1)	Average Monthly Market Rental Rate per SF(1)
Studio – Affordable	11	23.9%	11	100.0%	420	$3,088	$7.36	$3,088	$7.35
1 BR	10	21.7	10	100.0	616	$5,847	$9.49	$5,638	$9.15
1 BR – Affordable	3	6.5	3	100.0	549	$3,298	$6.01	$3,298	$6.01
2 BR	22	47.8	22	100.0	925	$7,806	$8.45	$7,865	$8.51
Total/Wtd. Avg.	46	100.0%	46	100.0%	712	$5,958	$8.25	$5,941	$8.21
(1)	Based on the borrower rent roll dated September 27, 2024.
(2)	Source: Appraisal.

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Annex B	BMO 2024-5C7
No. 11 – 88 North 1st Street

The following table presents certain information relating to the sole commercial tenant at the 88 North 1st Street Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
&Pup(2)	NR / NR / NR	7,210	100.0%	$88.21	$636,000	100.0%	9/8/2031
Occupied Collateral Total / Wtd. Avg.		7,210	100.0%	$88.21	$636,000	100.0%

Vacant Space		0	0.0%

Collateral Total		7,210	100.0%

(1)	Based on the underwritten rent roll dated September 27, 2024.
(2)	&Pup has taken possession of its space and is required to commence paying rent following a two-month free rent period. At origination of the 88 North 1st Street Mortgage Loan, the borrower deposited with the lender $106,000 in connection with the free rent period. Additionally, the borrower sponsor has $10.0 million of personal recourse until such time that &Pup is (i) paying full rent and (ii) open for business. The borrower sponsor has also entered into a master lease agreement with the borrower related to the &Pup space. If at any time &Pup fails to perform its obligations under its lease or the commercial space is not leased, the borrower sponsor is required to make payments under the master lease equal to the contractual rent set forth under the &Pup lease, but not less than $636,000 per annum.

The following table presents certain information relating to the lease rollover schedule at the 88 North 1st Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NA	P
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	1	7,210	100.0	636,000	100.0		7,210	100.0%	$636,000	100.0%
2032	0	0	0.0	0	0.0		7,210	100.0%	$636,000	100.0%
2033	0	0	0.0	0	0.0		7,210	100.0%	$636,000	100.0%
2034	0	0	0.0	0	0.0		7,210	100.0%	$636,000	100.0%
2035 & Beyond	0	0	0.0	0	0.0		7,210	100.0%	$636,000	100.0%
Total	1	7,210	100.0%	$636,000	100.0%
(1)	Based on the underwritten rent roll dated September 27, 2024.

The following table presents certain information with respect to the historical and current occupancy of the 88 North 1st Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not available as the 88 North 1st Street Property was built in 2024.
(2)	Current Occupancy is as of September 27, 2024.

Environmental. According to a Phase I environmental assessment dated August 1, 2024, there was no evidence of any recognized environmental conditions at the 88 North 1st Street Property.

The Market. The 88 North 1st Street Property is located in Brooklyn, New York. According to the appraisal, the 88 North 1st Street Property is located in the Williamsburg multifamily submarket. According to the appraisal, the Williamsburg

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Annex B	BMO 2024-5C7
No. 11 – 88 North 1st Street

multifamily submarket has a vacancy rate of approximately 3.9% and average asking rents of $4,236 per unit as of the second quarter of 2024. Within a one-, three- and five-mile radius of the 88 North 1st Street Property, the estimated 2024 population is 146,628, 1,326,449 and 3,035,412, respectively. Within the same radii, the estimated 2024 average annual household income is $117,944, $133,384 and $126,370, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the 88 North 1st Street Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
88 North 1st Street(2) Brooklyn, NY	2024 / NAP	100.0%	46	Studio – Affordable 1BR 1BR – Affordable 2BR	420 616 549 924	$7.35 $9.15 $6.01 $8.51	$3,088 $5,638 $3,298 $7,865
146 South 4th Street Brooklyn, NY	2011 / NAP	100.0%	114	Studio	414	$8.94	$3,700
184 Kent Avenue Brooklyn, NY	1914 / 2007	95.0%	335	Studio 2BR	477 942	$7.34 $7.54	$3,500 $7,100
625 Driggs Avenue Brooklyn, NY	2019 / NAP	100.0%	6	Studio	500	$7.59	$3,795
347 Berry Street Brooklyn, NY	1950 / 2014	95.8%	24	Studio	548	$6.30	$3,450
34 Berry Street Brooklyn, NY	2008 / NAP	98.6%	142	Studio	512	$6.91	$3,540
22 North 6th Street Brooklyn, NY	2006 / NAP	98.1%	359	1BR	681	$7.93	$5,400
50 North 5th Street Brooklyn, NY	2012 / NAP	98.7%	232	1BR	662	$7.95	$5,265
171 North 1st Street Brooklyn, NY	2021 / NAP	87.7%	57	1BR 2BR	641 1,139	$8.58 $8.52	$5,500 $9,700
110 North 1st Street Brooklyn, NY	2022 / NAP	89.5%	38	1BR	644	$9.16	$5,900
101 Bedford Avenue Brooklyn, NY	2008 / 2013	99.1%	351	1BR	880	$7.99	$7,027
57 Metropolitan Avenue Brooklyn, NY	2018 / NAP	99.0%	96	1BR	500	$13.46	$6,730
33 Frost Street Brooklyn, NY	2019 / NAP	100.0%	8	2BR	1,129	$8.64	$9,750
135 North 11th Street Brooklyn, NY	2011 / NAP	93.0%	57	2BR	918	$9.26	$8,500

(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated September 27, 2024 or as otherwise provided by the borrower.

According to the appraisal, the 88 North 1st Street Property is located within the North Brooklyn retail submarket. As of the second quarter of 2024, the North Brooklyn retail submarket had a vacancy rate of 3.0% and market rent of $54.45 per square foot. The appraisal determined a blended market rent of $88.59 per square foot ($155.00 per square foot for ground floor and $45.00 per square foot for cellar space) for the &Pup space.

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Annex B	BMO 2024-5C7
No. 11 – 88 North 1st Street

The following table presents retail rental data for comparable retail property leases with respect to the 88 North 1st Street Property as identified in the appraisal:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
88 North 1st Street Brooklyn, NY	2024 / NAP	100.0%	7,210	&Pup	7,210	$88.21	Sep-2024	7.0	MG
510 Driggs Avenue Brooklyn, NY	NAV	NAV	NAV	Barry’s Boot Camp (Ground Floor)	5,203	$150.00	Jun-2024	10.7	MG
79 Grand Street Brooklyn, NY	NAV	NAV	NAV	Travis Teddeo (Ground Floor)	1,800	$175.00	Apr-2023	NAV	MG
167 Grand Street Brooklyn, NY	NAV	NAV	NAV	Not Reported (Ground Floor)	1,250	$125.00	Jan-2023	NAV	MG
1000 Lorimer Street Brooklyn, NY	NAV	NAV	NAV	Confidential (Ground Floor)	5,000	$115.00	Jan-2023	11.0	MG
106 North 3rd Street Brooklyn, NY	NAV	NAV	NAV	Williamsburg Athletic (Cellar)	2,100	$45.00	Nov-2023	10.0	MG
126 Harrison Avenue Brooklyn, NY	NAV	NAV	NAV	Confidential (Cellar)	2,300	$52.17	Jun-2023	10.0	MG
49 Wyckoff Avenue Brooklyn, NY	NAV	NAV	NAV	Gym (Cellar)	9,500	$25.00	Mar-2023	14.7	MG
56 North 9th Street Brooklyn, NY	NAV	NAV	NAV	Below Grade (Cellar)	11,670	$45.00	May-2022	10.0	MG
(1)	Source: Appraisal, except for the 88 North 1st Street Property, which information is based on the underwritten rent roll dated September 27, 2024.

The following table presents certain information with respect to the underwritten cash flow of the 88 North 1st Street Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Gross Potential Rent – Residential	$3,279,144	$71,286	83.8%
Gross Potential Rent – Commercial	636,000	13,826	16.2
Net Rental Income	$3,915,144	$85,112	100.0%
(Vacancy/Credit Loss)	(143,291)	(3,115)	(3.7)
Laundry Income	41,400	900	1.1
Other Income	11,040	240	0.3
Effective Gross Income	$3,824,293	$83,137	97.7%

Total Expenses	$355,960	$7,738	9.3%

Net Operating Income	$3,468,333	$75,399	90.7%

Replacement Reserves	10,642	231	0.3
TI/LC	3,606	78	0.1
Net Cash Flow	$3,454,085	$75,089	90.3%
(1)	The 88 North 1st Street Property was completed in 2024 and historical financial information is not available.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

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Annex B	BMO 2024-5C7
No. 12 – The Summit
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.9%	Net Rentable Area (Units)(2):	102
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	Park Halb DE LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Mordechai Halberstam	Occupancy:	97.1%
Interest Rate:	5.24700%	Occupancy Date:	9/16/2024
Note Date:	9/17/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/1/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-Only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,151,078 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.3%
Amortization Type:	Interest Only	UW Revenues:	$4,731,230
Call Protection:	L(13),YM1(40),O(7)	UW Expenses:	$1,194,433
Lockbox / Cash Management:	Springing / Springing	UW NOI(4):	$3,536,797
Additional Debt:	No	UW NCF:	$3,511,177
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$60,300,000 / $591,176
Additional Debt Type:	N/A	Appraisal Date:	7/18/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$362,745
Taxes:	$374,711	$64,325	N/A	Maturity Date Loan / Unit:	$362,745
Insurance:	$34,862	$6,972	N/A	Cut-off Date LTV(1):	58.9%
Replacement Reserve:	$0	$2,135	N/A	Maturity Date LTV(1):	58.9%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	1.78x
Other Reserves(1):	$1,500,000	$0	N/A	UW NOI Debt Yield(1):	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	100.0%	Loan Payoff	$26,192,492	70.8%
			Return of Equity	7,883,139	21.3
			Reserves	1,909,573	5.2
			Closing Costs(5)	1,014,795	2.7
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%
(1)	At the origination of The Summit Mortgage Loan (as defined below), the borrower deposited $1,500,000 into a performance reserve, to be released no more than once per quarter commencing on January 1, 2025 and continuing up to and including October 31, 2027. The requested amount may not be less than $250,000 (unless the balance then on deposit in the performance reserve subaccount is less than $250,000 and such request is for the entire balance) and must be accompanied by an operating statement for the twelve month period ended at the end of the most recently completed calendar month. If the lender determines the net cash flow debt yield equals or exceeds 9.89% (the “Performance Debt Yield”), then, provided, no default, event of default or cash management period exists, the lender will disburse the requested performance disbursement amount to the borrower; provided, that immediately after such disbursement by the lender the debt yield will not be below the Performance Debt Yield. Notwithstanding the foregoing, if on October 31, 2027, there are any funds remaining in the performance reserve subaccount, the lender will have the right to apply such funds to prepay the outstanding principal balance of The Summit Mortgage Loan in any order and priority. In connection with any such prepayment, the borrower is required to pay to the lender the yield maintenance premium on the amount being prepaid. The Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield are based on the assumed The Summit Mortgage Loan Cut-off Date Balance of $35,500,000, which is net of the $1,500,000 performance reserve. Assuming the gross The Summit Mortgage Loan Cut-off Date Balance of $37,000,000, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are 61.4%, 61.4% and 9.6%, respectively.
(2)	The Summit Property (as defined below) consists of 99 multifamily units and three commercial units representing 5,800 square feet of retail space.
(3)	Historical NOIs are not available as The Summit Property was built in 2023.
(4)	The increase in UW NOI from the Most Recent NOI is primarily attributed to The Summit Property being in lease-up. The Summit Property was delivered in 2023.
(5)	Closing Costs includes an interest rate buy-down fee of approximately $500,000.

The Loan. The twelfth largest mortgage loan (“The Summit Mortgage Loan”) is secured by the borrower’s fee simple interest in a mid-rise multifamily property located in Jersey City, New Jersey (“The Summit Property”). The Summit Mortgage Loan was originated on September 17, 2024 by Societe Generale Financial Corporation. The Summit Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $37,000,000, has a five-year term, accrues interest at a rate of 5.24700% per annum on an Actual/360 basis and is interest only for the term of the loan. The scheduled maturity date of The Summit Mortgage Loan is October 1, 2029.

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Annex B	BMO 2024-5C7
No. 12 – The Summit

The Property. The Summit Property is a recently constructed mid-rise multifamily property located within the McGuinley Square neighborhood of Jersey City. The Summit Property unit mix includes 69 two-bedroom units, 30 three-bedroom units and three commercial units representing 5,800 square feet of commercial space leased to Hidden Grounds LLC (2,000 square feet) and NT Management NY Corp (1,800 square feet), with the remaining commercial space currently vacant. Unit amenities include a stainless steel appliance package, a stackable washer/dryer, wide plank hardwood flooring, stone countertops and oversized windows. The Summit Property features a furnished rooftop terrace with multiple lounge spaces, a co-working space, a fitness center with locker rooms, bicycle and stroller/scooter rooms, a virtual doorman system and a package room. Parking is provided via 75 garage parking spaces resulting in a parking ratio of approximately 0.76 spaces per unit. As of the September 16, 2024 rent roll, The Summit Property was 97.1% occupied on a per unit basis when including two of the three commercial retail spaces.

The following table presents detailed information with respect to the unit mix of The Summit Property:

The Summit Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Avg. Monthly Rental Rate(2)	Monthly Rental Rate per SF(2)
Two Bedroom	69	69.7%	67	97.1%	1,087	$3,684	$3.39
Three Bedroom	30	30.3	30	100.0%	1,219	$4,441	$3.64
Total/Wtd. Avg.	99	100.0%	97	98.0%	1,127	$3,918	$3.47
(1)	Based on the rent roll dated September 16, 2024.
(2)	Avg. Monthly Rental Rate Per Unit is calculated using the in-place rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated July 23, 2024, there is no evidence of any recognized environmental conditions at The Summit Property.

The following table presents certain information relating to the historical and current occupancy of The Summit Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)(3)
NAV	NAV	NAV	97.1%
(1)	Historical Occupancies are unavailable as The Summit Property was built in 2023.
(2)	Current Occupancy represent occupancy for the multifamily and commercial units.
(3)	Current Occupancy is as of September 16, 2024.

The Market. The Summit Property is located in Jersey City, New Jersey within the McGuinley Square neighborhood. The Summit Property’s neighborhood consists of residential and commercial land uses and includes a mixture of mixed-use buildings, apartments buildings, industrial sites and single-family homes. The Summit Property provides unobstructed views of Manhattan, the Hudson River and the Statue of Liberty.

McGinley Square is located in the heart of Jersey City just south of Journal Square. McGinley Square features a variety of locally owned retail establishments located along the intersection of Bergen Avenue and Montgomery Street. Saint Peter’s College is located along Kennedy Boulevard and Montgomery Street, the primary institution in the McGinley Square neighborhood. Saint Peter’s College has an expanding student enrollment and, together with Jersey City, has recently completed the construction of a pedestrian overpass connecting Saint Peter’s College buildings on both sides of Kennedy Boulevard. McGinley Square is located approximately 0.8 miles south of Journal Squared, a three-tower, mixed use development located adjacent to the Journal Square Path station and is anticipated to feature 1,838 rental residences and 36,000 square feet of retail and restaurant space in 53-, 60- and 70-story towers. Public transportation is provided via The Port Authority Trans-Hudson (“PATH”) system, which provides subway and train lines to New York City with service to midtown and downtown Manhattan. On the New Jersey side of the river, PATH stations are located in Hoboken, Jersey City, Harrison and Newark. According to the appraisal, the 2023 population within a one- and three-mile radius of The Summit Property was 90,615 and 414,428, respectively. The 2023 average household income within the same radii was $106,320 and $163,975.

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Annex B	BMO 2024-5C7
No. 12 – The Summit

According to the appraisal, The Summit Property is located within the Newark Metro apartment market. As of the first quarter of 2024, the Newark Metro apartment market contained 562,449 units, with a vacancy rate of 3.7%. As of the first quarter of 2024, the Newark Metro apartment market reported an effective rent of $2,672 per unit. As of the first quarter of 2024, there were 2,204 units completed and there was a positive net absorption of 786 units within the Newark Metro apartment market. According to the appraisal, The Summit Property is located within the Jersey City apartment submarket. As of the first quarter of 2024, the Jersey City apartment submarket contained 77,753 units, with a vacancy rate of 3.9%. As of the first quarter of 2024, the Jersey City apartment submarket reported an effective rent of $3,670 per unit. As of the first quarter of 2024, there were 523 units completed with a positive net absorption of 293 units within the Newark Metro apartment market.

The following table presents certain information relating to comparable multifamily rental properties to The Summit Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Summit 136-144 Summit Avenue Jersey City, NJ(2)	2023 / NAP	97.1%(2)	99(2)	Two Bedroom Three Bedroom	1,087(2) 1,219(2)	$3.39(2) $3.64(2)	$3,684(2) $4,441(2)
MRK 97 Newkirk Stret Jersey City, NJ	2020 / NAP	97.1%	132	Two Bedroom Three Bedroom	676 1,235	$5.18 $4.06	$3,505 $5,008
99 Storms Avenue 99 Storms Avenue Jersey City, NJ	2024 / NAP	98.5%	50	Two Bedroom	1,050	$3.01	$3,162
Altura 198 Academy Street Jersey City, NJ	2019 / NAP	98.6%	69	Two Bedroom Three Bedroom	992 1,171	$2.87 $2.99	$2,843 $3,500
Solaris Lofts 65 Maple Street Jersey City, NJ	2019 / NAP	94.5%	72	Two Bedroom Three Bedroom	1,008 1,165	$3.37 $3.53	$3,395 $4,114
Conifer Flats 331 Pine Street Jersey City, NJ	2020 / NAP	100.0%	98	Two Bedroom Three Bedroom	1,083 1,402	$2.60 $2.58	$2,817 $3,622
Jasmin Terrace II 412-416 Whiton Street Jersey City, NJ	2024 / NAP	NAV	56	Two Bedroom Three Bedroom	828 1,179	$3.86 $3.20	$3,194 $3,778
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 16, 2024 for the multifamily units.

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Annex B	BMO 2024-5C7
No. 12 – The Summit

The following table presents certain information relating to the operating history and underwritten cash flow of The Summit Property:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,900,793	$4,650,659	$45,595	92.6%
Parking Income	88,960	167,400	1,641	3.3
Other Income(3)	49,992	201,704	1,977	4.0
Gross Potential Income	$3,039,745	$5,019,763	$49,213	100.0%
Total Reimbursements	0	0	0	0.0
Net Rental Income	$3,039,745	$5,019,763	$49,213	100.0%
(Vacancy/Credit Loss)(4)	0	(288,533)	(2,829)	(5.7)
Effective Gross Income	$3,039,745	$4,731,230	$46,385	94.3%
Total Expenses	$888,667	$1,194,433	$11,710	25.2%
Net Operating Income	$2,151,078	$3,536,797	$34,674	74.8%
Replacement Reserves	0	25,620	251	0.5%
Net Cash Flow	$2,151,078	$3,511,177	$34,423	74.2%
(1)	TTM column represents the trailing 12 months ending June 2024.
(2)	% column represents percent of Total Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents in place commercial space income for the two ground floor units, totaling 3,800 square feet leased to Hidden Grounds LLC and NT Management NY Corp., plus recoveries per the tenant leases.
(4)	Underwritten Vacancy/Credit Loss represents the underwritten economic vacancy of 5.7%.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$30,350,000	Title:	Fee
Cut-off Date Principal Balance:	$30,350,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.2%	Net Rentable Area (Units):	513
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrowers:	3400 Treeline Court Associates LLC; 1 Hampton Place Associates, LLC; Contour Silver Creek LLC; Broadway Investment Associates LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	David Dedvukaj and Joseph Anthony Nathan	Occupancy:	95.1%
Interest Rate:	7.03000%	Occupancy Date:	9/24/2024
Note Date:	10/7/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,924,741 (12/31/2022)
Interest-only Period(1):	61 months	2nd Most Recent NOI (As of):	$3,113,917 (12/31/2023)
Original Term(1):	61 months	Most Recent NOI (As of):	$3,012,277 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only	UW Revenues:	$5,332,116
Call Protection(1):	L(24),D(30),O(7)	UW Expenses:	$2,415,605
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,916,510
Additional Debt:	No	UW NCF:	$2,782,457
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$51,950,000 / $101,267
Additional Debt Type:	NAP	Appraisal Date(4):	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$59,162
Taxes:	$109,168	$54,584	NAP	Maturity Date Loan / Unit:	$59,162
Insurance:	$32,944	$32,944	NAP	Cut-off Date LTV:	58.4%
Replacement Reserves:	$0	$11,171	NAP	Maturity Date LTV:	58.4%
Deferred Maintenance:	$28,750	$0	NAP	UW NCF DSCR:	1.29x
				UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,350,000	100.0%	Loan Payoff	$26,062,817	85.9%
			Closing Costs	2,106,362	6.9
			Sponsor Equity	2,009,958	6.6
			Upfront Reserves	170,863	0.6
Total Sources	$30,350,000	100.0%	Total Uses	$30,350,000	100.0%
(1)	The first payment date of the AL & SC Multifamily Portfolio Mortgage Loan (as defined below) is December 6, 2024. On the closing date of the BMO 2024-5C7 securitization, Citi Real Estate Funding Inc. (“CREFI”) will contribute an initial interest deposit amount to the issuing entity to cover one month’s interest that would have accrued with respect to the AL & SC Multifamily Portfolio Mortgage Loan at the related net mortgage rate, and each of Interest Only Period, Original Term, and Call Protection reflects the foregoing.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	See “Portfolio Summary” below.
(4)	Appraisal Dates range from June 27, 2024 to June 28, 2024.

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No. 13 – AL & SC Multifamily Portfolio

The Loan. The thirteenth largest mortgage loan (the “AL & SC Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in a portfolio of four garden-style multifamily properties totaling 513 units located in Hoover, Alabama and Greenville, South Carolina (the “AL & SC Multifamily Portfolio Properties”). The AL & SC Multifamily Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $30,350,000. The AL & SC Multifamily Portfolio Mortgage Loan was originated on October 7, 2024 by CREFI and accrues interest at a fixed rate of 7.03000% per annum. The AL & SC Multifamily Portfolio Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the AL & SC Multifamily Portfolio Mortgage Loan is November 6, 2029.

The Properties. The AL & SC Multifamily Portfolio Properties are comprised of a portfolio of four garden-style multifamily properties totaling 513 units located in Hoover, Alabama and Greenville, South Carolina.

The following table presents certain information relating to the four properties that comprise the AL & SC Multifamily Portfolio:

Portfolio Summary
Property Name	City, State	Year Built / Renovation(1)	Number of Units(2)	Total Occ. %(2)	Allocated Cut-off Date Balance	As-is Appraised Value(1)	UW NOI	% of UW NOI
Lorna Place Apartments	Hoover, AL	1973 / 2020 - 2024	149	92.6%	$9,600,000	$15,800,000	$1,025,643	35.2%
The Place at Galleria	Hoover, AL	1977 / 2020 - 2024	150	96.7%	$9,100,000	$16,100,000	$780,792	26.8%
Silver Creek Apartments	Greenville, SC	1978 / 2023	150	95.3%	$8,525,000	$14,700,000	$774,127	26.5%
Broadway Apartments	Greenville, SC	1973 / 2023	64	96.9%	$3,125,000	$5,350,000	$335,949	11.5%
Total/ Wtd. Avg			513	95.1%	$30,350,000	$51,950,000	$2,916,510	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated September 24, 2024.

Lorna Place Apartments

The Lorna Place Apartments property is located at 3400 Treeline Court in Hoover, Alabama (the “Lorna Place Apartments Property”). The Lorna Place Apartments Property is a 149-unit, garden-style apartment community, that was constructed in 1973, renovated from 2020-2024, and is situated on a 9.01-acre site. The Lorna Place Apartments Property consists of a mix of 1BR, 2BR and 3BR units, with an average unit size of 845 SF, and an average in-place rent of $991 per month. The unit-mix is comprised of 79 1BR/1BA units, 58 2BR/1BA flats and townhouses, and 12 3BR/2BA townhouses. As of September 24, 2024, the Lorna Place Apartments Property was 92.6% leased. The borrower sponsors have invested approximately $1.5 million in renovations, which included new windows, new roofs, parking lot repairs, building exterior upgrades, updated clubhouse/leasing lobby as well as renovating 37 units (24.8% of units) with updated kitchens, bathrooms and floors.

The Place at Galleria

The Place at Galleria property is located at 1 Hampton Place in Hoover, Alabama (the “Place at Galleria Property”). The Place at Galleria Property is a 150-unit, garden-style apartment community, that was constructed in 1977, renovated from 2020-2024, and is situated on an 8.37-acre site. The Place at Galleria Property consists of a mix of 1BR, 2BR and 3BR units, with an average unit size of 892 SF, and an average in-place rent of $993 per month. The unit-mix is comprised of 64 1BR/1BA units, 78 2BR/1.5BA units, and eight 3BR/2.5BA units. As of September 24, 2024, the Place at Galleria Property was 96.7% leased. The borrower sponsors have invested approximately $2.0 million in renovations, which included new windows, new roofs, parking lot repairs, building exterior upgrades, updated clubhouse/leasing lobby as well as renovating 38 units (25.3% of units) with updated kitchens, bathrooms and floors.

Silver Creek Apartments

The Silver Creek Apartments property is located at 100 Ashe Drive in Greenville, South Carolina (the “Silver Creek Apartments Property”). The Silver Creek Apartments Property is a 150-unit, garden-style apartment community, that was constructed in 1978, renovated in 2023, and is situated on a 13.09-acre site. The Silver Creek Apartments Property consists of a mix of 1BR, 2BR and 3BR units, with an average unit size of 690 SF, and an average in-place rent of $902 per month. The unit-mix is comprised of 14 1BR/1BA units, 101 2BR/1BA units, and 35 3BR/1BA units. As of September 24, 2024, the Silver Creek Apartments Property was 95.3% leased. The borrower sponsors have invested approximately $1.8 million in renovations, which included new windows, new roofs, parking lot repairs, building exterior upgrades, as well as renovations to approximately 20 units (13.3% of units) at the Silver Creek Apartments Property.

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No. 13 – AL & SC Multifamily Portfolio

Broadway Apartments

The Broadway Apartments property is located at 11 Broadway Drive in Greenville, South Carolina (the “Broadway Apartments Property”). The Broadway Apartments Property is a 64-unit, garden-style apartment community that was constructed in 1973, renovated in 2023, and is situated on a 4.80-acre site. The Broadway Apartments Property consists of a mix of 1BR and 2BR units, with an average unit size of 631 SF, and an average in-place rent of $745 per month. The unit-mix is comprised of 40 1BR/1BA units and 24 2BR/1BA units. As of September 24, 2024, the Broadway Apartments Property was 96.9% leased. The borrower sponsors have invested approximately $800,000 in renovations, which included new windows, new roofs, parking lot repairs, building exterior upgrades, as well as renovations to approximately 10 units (15.6% of units) at the Broadway Apartments Property.

The following tables present certain information relating to the unit mix at the AL & SC Multifamily Portfolio Properties:

AL & SC Multifamily Portfolio Consolidated Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1 BR / 1 BA	147	28.7%	139	94.6%	671	$851	$947
1 BR / 1 BA - Renovated	50	9.7%	47	94.0%	697	$914	$1,103
2 BR / 1 BA	159	31.0%	150	94.3%	786	$942	$1,003
2 BR / 1 BA - Renovated	24	4.7%	24	100.0%	806	$901	$1,058
2 BR / 1.5 BA	62	12.1%	60	96.8%	941	$988	$1,200
2 BR / 1.5 BA - Renovated	16	3.1%	16	100.0%	956	$1,047	$1,275
3 BR / 1 BA	29	5.7%	28	96.6%	744	$955	$1,050
3 BR / 1 BA - Renovated	6	1.2%	5	83.3%	744	$975	$1,150
3 BR / 2 BA	8	1.6%	8	100.0%	1,200	$1,211	$1,300
3 BR / 2 BA - Renovated	4	0.8%	4	100.0%	1,200	$1,219	$1,400
3 BR / 2.5 BA	3	0.6%	3	100.0%	1,449	$1,288	$1,350
3 BR / 2.5 BA - Renovated	5	1.0%	4	80.0%	1,449	$1,415	$1,600
Total/Wtd. Avg.	513	100.0%	488	95.1%	787	$934	$1,052
(1)	Based on the underwritten rent rolls dated September 24, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisals.

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No. 13 – AL & SC Multifamily Portfolio
AL & SC Multifamily Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit(3)
Lorna Place Apartments
1 BR / 1 BA	54	36.2%	92.6%	700	$882	$950
1 BR / 1 BA - Renovated	25	16.8%	92.0%	700	$933	$1,125
2 BR / 1 BA	50	33.6%	90.0%	966	$1,075	$1,200
2 BR / 1 BA - Renovated	8	5.4%	100.0%	988	$1,028	$1,250
3 BR / 2 BA	8	5.4%	100.0%	1200	$1,211	$1,300
3 BR / 2 BA - Renovated	4	2.7%	100.0%	1200	$1,219	$1,400
Property Total	149	100.0%	92.6%	845	$991	$1,110
The Place at Galleria
1 BR / 1 BA	47	31.3%	97.9%	756	$940	$1,125
1 BR / 1 BA - Renovated	17	11.3%	94.1%	766	$954	$1,195
2 BR / 1.5 BA	62	41.3%	96.8%	941	$1,040	$1,200
2 BR / 1.5 BA - Renovated	16	10.7%	100.0%	956	$1,047	$1,275
3 BR / 2.5 BA	3	2.0%	100.0%	1449	$1,288	$1,350
3 BR / 2.5 BA - Renovated	5	3.3%	80.0%	1449	$1,415	$1,600
Property Total	150	100.0%	96.7%	892	$1,014	$1,200
Silver Creek Apartments
1 BR / 1 BA	10	6.7%	90.0%	520	$777	$800
1 BR / 1 BA - Renovated	4	2.7%	100.0%	520	$781	$875
2 BR / 1 BA	91	60.7%	95.6%	695	$901	$925
2 BR / 1 BA - Renovated	10	6.7%	100.0%	695	$884	$1,000
3 BR / 1 BA	29	19.3%	96.6%	744	$955	$1,050
3 BR / 1 BA - Renovated	6	4.0%	83.3%	744	$975	$1,150
Property Total	150	100.0%	95.3%	690	$902	$954
Broadway Apartments
1 BR / 1 BA	36	56.3%	94.4%	560	$704	$750
1 BR / 1 BA - Renovated	4	6.3%	100.0%	560	$775	$800
2 BR / 1 BA	18	28.1%	100.0%	750	$809	$850
2 BR / 1 BA - Renovated	6	9.4%	100.0%	750	$915	$900
Property Total	64	100.0%	96.9%	631	$757	$795
Portfolio Total
Renovated Total	105	20.5%	95.2%	819	$977	$1,157
Unrenovated Total	408	79.5%	95.1%	778	$933	$1,024
Portfolio Total / Wtd Avg.	513	100.0%	95.1%	787	$942	$1,052
(1)	Based on the underwritten rent rolls dated September 24, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Average Monthly Rent Per Unit is based on occupied units and excludes units for which no rent is attributable.
(3)	Source: Appraisals.
Appraisals. According to the appraisals, dated between June 27, 2024 and June 28, 2024, the AL & SC Multifamily Portfolio Properties had an aggregate “as is” value of $51,950,000. The table below shows the appraisals’ “as-is” conclusions. Based on the aggregate “as is” value the Cut-off Date LTV and Maturity Date LTV for the AL & SC Multifamily Portfolio Mortgage Loan are each 58.4%.

AL & SC Multifamily Portfolio Appraised Value(1)
Property	As Is Value	Capitalization Rate
Lorna Place Apartments	$15,800,000	6.00%
The Place at Galleria	$16,100,000	6.00%
Silver Creek Apartments	$14,700,000	5.75%
Broadway Apartments	$5,350,000	5.75%
Total / Wtd. Avg.	$51,950,000	5.90%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated between July 12, 2024 and July 15, 2024, there was no evidence of any recognized environmental conditions at the AL & SC Multifamily Portfolio Properties.

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No. 13 – AL & SC Multifamily Portfolio

The following table presents certain information relating to the historical and current occupancy of the AL & SC Multifamily Portfolio Properties:

Historical and Current Occupancy(1)
Current(2)
AL & SC Multifamily Portfolio	95.1%
(1)	Historical occupancies are not available because the AL & SC Multifamily Portfolio Properties were recently renovated in 2023 and 2024.
(2)	Current occupancy is as of September 24, 2024.

The following table presents certain information relating to the historical operating information and underwritten net cash flow of the AL & SC Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Unit
In-Place Base Rent	$5,147,471	$5,478,143	$5,241,735	$5,470,992	$10,665
Potential Income from Vacant Units	0	0	0	318,840	622
Gross Potential Rent	$5,147,471	$5,478,143	$5,241,735	$5,789,832	$11,286
Other Income	0	0	0	0	0
Net Rental Income	$5,147,471	$5,478,143	$5,241,735	$5,789,832	$11,286
(Vacancy/Concessions/Credit Loss)	0	0	0	($457,717)	($892)
Effective Gross Income	$5,147,471	$5,478,143	$5,241,735	$5,332,116	$10,394
Management Fee	154,424	164,344	157,252	159,963	312
Real Estate Taxes	605,159	697,821	667,819	644,648	1,257
Insurance	173,151	173,964	177,548	376,508	734
Other Expenses(2)	1,289,995	1,328,097	1,226,839	1,234,486	2,406
Total Expenses	$2,222,730	$2,364,226	$2,229,458	$2,415,605	$4,709
Net Operating Income	$2,924,741	$3,113,917	$3,012,277	$2,916,510	$5,685
Replacement Reserves	0	0	0	134,053	261
Net Cash Flow	$2,924,741	$3,113,917	$3,012,277	$2,782,457	$5,424
(1)	The TTM column represents the trailing twelve-month period ending July 2024.
(2)	Other Expenses consist of payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.

The Markets. The AL & SC Multifamily Portfolio Properties are located in Hoover, Alabama (two properties, 61.6% of underwritten base rent) and Greenville, South Carolina (two properties, 38.4% of underwritten base rent). The Lorna Place Apartments Property and The Place at Galleria Property are both located in the Hoover/Vestavia Hills submarket of the overall Birmingham market, within 0.2 miles of each other. According to the appraisals, as of December 31, 2023, the Hoover/Vestavia Hills submarket had inventory of 11,276 units, a vacancy rate of 10.7% and monthly market rent of $1,177 per unit. The Silver Creek Apartments Property and the Broadway Apartments Property are both located in the Berea multifamily submarket of the overall Greenville market, within 0.7 miles of each other. According to the appraisals, as of December 31, 2023, the Berea submarket had inventory of 6,036 units, a vacancy rate of 13.5% and monthly market rent of $1,297 per unit.

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No. 13 – AL & SC Multifamily Portfolio

The following table presents certain information relating to the demographics of each of the AL & SC Multifamily Portfolio Properties:

	Demographic Summary(1)
	Population			Median Household Income
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Lorna Place Apartments	11,767	64,968	137,514	$52,808	$76,142	$84,947
The Place at Galleria	11,767	64,968	137,514	$52,808	$76,142	$84,947
Silver Creek Apartments	6,551	57,140	128,333	$39,940	$47,673	$58,237
Broadway Apartments	5,504	49,940	120,927	$41,796	$46,101	$57,598
Portfolio Wtd. Average	9,661	61,159	133,166	$48,124	$65,125	$74,707
(1)	Source: Appraisals. Data shown represents 2023 information for the Lorna Place Apartments Property and The Place at Galleria Property and 2024 information for the Silver Creek Apartments Property and the Broadway Apartments Property.

The following table presents certain information relating to comparable multifamily properties to the AL & SC Multifamily Portfolio Properties located in Alabama:

Comparable Rental Summary -Alabama (1)
Property Name / Address	Distance from Subject(2)	Year Built / Renovated	Occupancy	Number of Units	Unit Type(3)	Average Unit Size(3)	Average Rent Per Unit(3)
The Place at Galleria and Lorna Place Apartments	-	1973 and 1977 / 2020-2024	94.6%	299	1BR / 1BA	726 SF	$919
					2 BR / 1BA	969 SF	$1,068
					2BR / 1.5BA	944 SF	$1,041
					3BR / 2BA	1,200 SF	$1,214
					3BR / 2.5BA	1,449 SF	$1,360
Benton 3904 Primm Lane Hoover, AL 35216	0.2 mi	1973 / 2009	100.0%	116	1BR / 1BA	906 SF	$875
					2BR / 2BA	1,056 SF	$1,070
					3BR / 3BA	1,156 SF	$1,325
The Willows - Hoover 3565 Lorna Road Hoover, AL 35216	0.5 mi	1973 / 2011	97.6%	169	1BR / 1BA	666 SF	$917
					2BR / 1BA	994 SF	$1,079
					2BR / 1.5BA	1,090 SF	$1,182
					3BR / 1.5BA	1,300 SF	$1,308
The Halston 1000 Autumn Wood Drive Hoover, AL 35216	0.6 mi	1986 / 2013	97.6%	206	1 BR / 1BA	760 SF	$915
					2BR / 2BA	872 SF	$1,121
					2BR / 2BA	1,000 SF	$1,130
The Lory of Hoover 2149 Emerald Pointe Drive Birmingham, AL 35216	0.7 mi	1974 / NAP	89.1%	174	1BR / 1BA	703 SF	$870
					2BR / 1.5BA	926 SF	$999
					3BR / 1.5BA	1,068 SF	$1,129
Wildwood Apartments – Hoover 601 Wildbrook Lane Vestavia Hills, AL 35216	0.8 mi	1979 / 2017	92.1%	88	1BR / 1BA	1,000 SF	$1,150
					2BR / 2BA	1,250 SF	$1,475
					3BR / 2BA	1,680 SF	$1,725
Wood Gardens Apartments 2139 Rocky Ridge Ranch Road Hoover, AL 35216	0.8 mi	1987 / NAP	98.2%	332	1BR / 1BA	761 SF	$970
					2BR / 2BA	1,084 SF	$1,180
					3BR / 2BA	1,284 SF	$1,260
(1)	Source: Appraisals.
(2)	Distance from Subject represents the distance from the Lorna Place Apartments Property.
(3)	Based on the underwritten rent rolls of The Place at Galleria Property and the Lorna Place Apartments Property as of September 24, 2024. Average Unit Size and Average Rent per Unit represent the averages inclusive of renovated and non-renovated units. Average Rent Per Unit is based on occupied units and excludes units for which no rent is attributable.

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No. 13 – AL & SC Multifamily Portfolio

The following table presents certain information relating to comparable multifamily properties to the AL & SC Multifamily Portfolio Properties located in South Carolina:

Comparable Rental Summary- South Carolina(1)
Property Name / Address	Distance from Subject(2)	Year Built	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Broadway Apartments and Silver Creek Apartments(3)	-	1973 and 1978 / 2023	95.8%	214	1BR / 1BA	550 SF	$728
					2BR / 1BA	706 SF	$887
					3BR / 1BA	744 SF	$958
Assembly Apartments 5001 Assembly View Circle Greenville, SC 29611	0.7 mi	2017 / NAP	100.0%	240	1BR / 1BA	758 SF	$813
					2BR / 2BA	990 SF	$964
					3BR / 2BA	1192 SF	$1,131
Vista West Greenville 423 Lily Street Greenville, SC 29617	0.8 mi	1971 / 2020	97.4%	76	1BR / 1BA	588 SF	$826
					2BR / 1BA	700 SF	$961
Hawks Landing 1201 Cedar Lane Road Greenville, SC 29617	1.4 mi	1973 / NAP	99.1%	353	1 BR / 1 BA	600 SF	$850
					2BR / 1.5BA	800 SF	$1,068
					3BR / 2BA	1000 SF	$1,278
Fairmeadow Townhomes 15 Best Drive Greenville, SC 29611	2.4 mi	1974 / NAP	98.3%	71	1BR / 1BA	650 SF	$1,086
					2BR / 1.5BA	1028 SF	$1,245
					3BR / 2BA	951 SF	$1,049
(1)	Source: Appraisals.
(2)	Distance from Subject represents the distance from the Silver Creek Apartments Property.
(3)	Based on the underwritten rent rolls of the Broadway Apartments Property and the Silver Creek Apartments Property as of September 24, 2024. Average Unit Size and Average Rent per Unit represent the averages inclusive of renovated and non-renovated units. Average Rent Per Unit is based on occupied units and excludes units for which no rent is attributable.

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No 14 – 277 Park Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	1,881,010
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	277 Park Avenue, LLC	Year Built / Renovated:	1963 / 2023
Borrower Sponsor:	The Stahl Organization	Occupancy:	97.5%
Interest Rate(2):	7.01000%	Occupancy Date:	5/6/2024
Note Date:	8/6/2024	4th Most Recent NOI (As of):	$72,346,093 (12/31/2021)
Maturity/ARD Date:	8/6/2029	3rd Most Recent NOI (As of):	$61,203,110 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$54,589,335 (12/31/2023)
Original ARD Term:	60 months	Most Recent NOI (As of):	$60,582,785 (TTM 6/30/2024)
Original Amortization:	None	UW Occupancy:	95.0%
Amortization Type(3):	Interest Only - ARD	UW Revenues:	$177,408,734
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$76,356,450
Lockbox / Cash Management:	Hard / In-Place	UW NOI:	$101,052,285
Additional Debt(1):	Yes	UW NCF:	$100,676,083
Additional Debt Balance(1):	$490,000,000 / $230,000,000	Appraised Value / Per SF(6):	$1,755,000,000 / $933
Additional Debt Type(1):	Pari Passu / B Note	Appraisal Date:	5/15/2024

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$6,464,476	$3,232,238	N/A	Cut-off Date Loan / SF:	$276	$399
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$276	$399
Replacement Reserves:	$13,608,000	$0	N/A	Cut-off Date LTV:	29.6%	42.7%
TI / LC Reserve:	$180,000,000	Springing	N/A	Maturity Date LTV:	29.6%	42.7%
Other Reserves(5):	$61,953,099	$1,250,000	$53,305,208	UW NCF DSCR:	2.72x	1.89x
				UW NOI Debt Yield:	19.4%	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$520,000,000	50.3%	Loan Payoff:	$752,340,900	72.8%
Subordinate Companion Loan(1):	230,000,000	22.3	Upfront Reserves:	262,025,575	25.4
Sponsor Equity:	283,053,566	27.4	Closing Costs:	18,687,091	1.8
Total Sources	$1,033,053,566	100.0%	Total Uses	$1,033,053,566	100.0%
(1)	The 277 Park Avenue Loan (as defined below) is part of a whole loan that is comprised of eight senior pari passu promissory notes with an aggregate original balance of $520,000,000 (the “277 Park Avenue Senior Loan”) and one junior note with an original balance of $230,000,000 (the “277 Park Avenue Subordinate Companion Loan”, and together with the 277 Park Avenue Senior Loan, the “277 Park Avenue Whole Loan”). For additional information, see “The Loan” below.
(2)	The initial interest rate is a fixed rate per annum of 7.01000% for the 277 Park Avenue Senior Loan and 7.01000% for the 277 Park Avenue Subordinate Companion Loan (the “Initial Interest Rate”). From and after the anticipated repayment date (the “ARD”), the interest rate will be a rate equal to the greater of (i) 9.5100% and (ii) the five-year treasury yield plus 527 basis points, for the 277 Park Avenue Whole Loan (the “Adjusted Interest Rate”).
(3)	If the 277 Park Avenue Whole Loan is not paid in full on the ARD, and income tax conditions are met, 80% of the excess cash flow after payment of interest and the Initial Interest Rate (100% if certain income tax conditions are not met), reserves and operating expenses (the “Excess Cash Flow”) will be applied to reduce the outstanding principal balance of the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the outstanding principal balance of the 277 Park Avenue Subordinate Companion Loan until paid in full. Thereafter, 80% of Excess Cash Flow (100% if certain tax conditions are not met) will be applied to the deferred interest on the 277 Park Avenue Senior Loan on a pro rata and pari passu basis until paid in full and then the deferred interest on the 277 Park Avenue Subordinate Companion Loan until paid in full. If certain conditions are satisfied, including that no trigger event exists (other than the occurrence of the ARD) and the debt service coverage ratio (“DSCR”) is at least 1.50x, 20% of the Excess Cash Flow will be deposited into an income tax reserve account.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consist of (i) a $41,953,099 upfront outstanding TI/LC and free rent reserve and (ii) a $20,000,000 upfront debt service reserve with $1,250,000 ongoing monthly payments capped at $53,305,208.
(6)	The Appraised Value is the “Alternative Market Value As Is Subject to Extraordinary Assumptions Regarding Funds Held in Reserve”, which assumes a $217,228,243 upfront reserve was deposited in escrow at origination, of which $37,228,243 is for leasing cost obligations and the remaining $180,000,000 is for future leasing costs. At origination, $180,000,000 was deposited into a TI/LC reserve and $41,953,099 was deposited into the outstanding TI/LC and free rent reserve.

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The Loan. The fourteenth largest mortgage loan (the “277 Park Avenue Mortgage Loan”) is part of a whole loan that is evidenced by eight senior pari passu promissory notes totaling $520,000,000 and one junior note totaling $230,000,000. The 277 Park Avenue Whole Loan is secured by a first lien mortgage on the borrower’s fee simple interest in an approximately 1.88 million square foot office building located at 277 Park Avenue in New York, New York (the “277 Park Avenue Property”). The 277 Park Avenue Whole Loan has an outstanding principal balance as of the Cut-off Date of $750,000,000. The 277 Park Avenue Whole Loan accrues interest at a fixed rate of 7.01000% per annum on an Actual/360 basis. The 277 Park Avenue Whole Loan has a 60-month term and is interest-only for the full term. The ARD of the 277 Park Avenue Whole Loan is the payment date that occurs on August 6, 2029. The 277 Park Avenue Mortgage Loan is evidenced by Notes A-2, A-3, and A-4-1 with an aggregate original principal balance of $30,000,000.

The relationship between the holders of the 277 Park Avenue Whole Loan is governed by a co-lender agreement. The 277 Park Avenue Whole Loan is currently serviced under the COMM 2024-277P trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus. The table below identifies the promissory notes that comprise the 277 Park Avenue Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$370,000,000	$370,000,000	COMM 2024-277P	No
A-2	$10,000,000	$10,000,000	BMO 2024-5C7	No
A-3	$10,000,000	$10,000,000	BMO 2024-5C7	No
A-4-1	$10,000,000	$10,000,000	BMO 2024-5C7	No
A-4-2	$5,000,000	$5,000,000	BBCMS 2024-5C29	No
A-5	$25,000,000	$25,000,000	BBCMS 2024-5C29	No
A-6	$40,000,000	$40,000,000	BBCMS 2024-5C29	No
A-7	$50,000,000	$50,000,000	COMM 2024-277P	No
B-1	$230,000,000	$230,000,000	COMM 2024-277P	Yes
Whole Loan	$750,000,000	$750,000,000

The Property. The 277 Park Avenue Property is a Class A 50-story office building with ground floor retail space, totaling 1,881,010 square feet. The 277 Park Avenue Property is located on an entire block bounded by Park Avenue, Lexington Avenue, East 47th Street and East 48th Street in the Plaza District submarket of Midtown Manhattan. The 277 Park Avenue Property contains 1,820,679 square feet of office space, 31,807 square feet of retail space and 20,502 square feet of other space used for amenities, communications and storage. The 277 Park Avenue Property also contains an 8,022 square foot (40 spaces) parking garage leased to a third-party parking operator. As of May 6, 2024, the 277 Park Avenue Property was 97.5% occupied by 31 tenants including several investment-grade credit tenants that comprise 83.6% of UW base rent. The 277 Park Avenue Property is located on Park Avenue in the heart of Midtown Manhattan with nearby access to Grand Central Terminal and local subway lines in addition to major New York City landmarks, hotels, restaurants and attractions.

Originally built in 1963, the 277 Park Avenue Property was most recently renovated in 2023. In 2023, ownership completed a more than $150 million capital improvement program, which included a new, re-mastered lobby and entrances, modern destination dispatch elevators (including all new elevator cabs, controls and interior finishes), a new amenity center with a state-of-the-art gym and common areas, and a new restaurant managed by renowned restauranteur and chef David Burke. In addition, the 277 Park Avenue Property has recently completed a significant HVAC infrastructure upgrade that allows the building to realize energy savings in swing seasons by utilizing the smaller electric drive units to cool the building during the low-demand season.

Major Tenants. The three largest tenants based on underwritten base rent are JP Morgan Chase, Sumitomo Mitsui Banking Corporation (“SMBC”) and M&T Bank.

JP Morgan Chase (898,121 square feet; 47.7% of net rentable area; 48.0% of underwritten base rent). Founded in 1823 and headquartered in New York, New York, JP Morgan Chase is one of the largest financial services firms in the U.S. The company has more than 5,100 bank branches across the country and is also among the nation's largest mortgage lenders and credit card issuers. Active in approximately 60 countries, the company also has investment banking and asset management operations. The firm's subsidiaries include JPMorgan Private Bank and institutional investment manager JPMorgan Asset Management (with $3.4 trillion in assets under management as of 2023). JP Morgan Chase also owns the private equity firm One Equity Partners. JP Morgan Chase hosts some of their investment banking, compliance, accounting

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and other support functions at the 277 Park Avenue Property. The company is building a new corporate headquarters directly across from the 277 Park Avenue Property at 270 Park Avenue, which is expected to be completed in 2025. It is expected that JP Morgan Chase will vacate most of its space at the 277 Park Avenue Property upon expiration of its leases. At origination, the borrower deposited approximately $180,000,000 in the TI/LC reserve for the purposes of reletting the JP Morgan Chase premises. See “Escrows and Reserves” below.

Sumitomo Mitsui Banking Corporation (315,671 square feet; 16.8% of net rentable area; 17.2% of underwritten base rent). SMBC is one of the largest banks in Japan. The bank's main lines of business include retail, corporate and investment banking, asset management, securities trading and lending. The bank is headquartered in Tokyo and operates as a subsidiary of Sumitomo Mitsui Financial Group (“SMFG”), which acts as a holding company for a group of related financial businesses. In addition to SMBC, SMFG also owns Sumitomo Mitsui Finance and Leasing, SMBC Nikko, SMBC Friend Securities, Sumitomo Mitsui Card Company, Cedyna, SMBC Consumer Finance and the Japan Research Institute. SMFG is a publicly traded company and began listing its shares on the New York Stock Exchange in 2010. SMBC has been at the 277 Park Avenue Property since 1994 and has expanded its space since that time.

M&T Bank (92,658 square feet; 4.9% of net rentable area; 4.7% of underwritten base rent). M&T Bank is a bank holding company that offers banking, mortgages, investments and insurance and business solutions through its subsidiaries. Banking products comprise accounts, cards, loans, deposit services and investment banking. Mortgage solutions consist of refinancing, financing solutions and loan sweep services. Investments and insurance solutions include life and non-life insurance and retirement planning services. Business solutions comprise business succession, custody and employee benefits services. The company operates through a network of branch offices, ATMs and online portals and serves individual, corporate, high-net-worth individuals and wealthy family clients. M&T Bank has an operational presence in Maryland, New York, Pennsylvania, New Jersey, Connecticut, Delaware, West Virginia, Virginia and the District of Columbia. M&T Bank is headquartered in Buffalo, New York.

Environmental. According to the Phase I environmental assessment dated May 23, 2024, there was no evidence of any recognized environmental conditions at the 277 Park Avenue Property.

The following table presents certain information relating to the historical occupancy of the 277 Park Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
80.0%	80.0%	89.0%	97.5%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated May 6, 2024.

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The following table presents certain information relating to the top 10 tenants by square footage at the 277 Park Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
JP Morgan Chase(3)	A1/A-/AA-	898,121	47.7%	$86.91	$78,051,455	48.0%	3/31/2026
Sumitomo Mitsui Banking Corporation(4)	A1/A/A	315,671	16.8	$88.80	28,032,423	17.2	6/30/2037
M&T Bank	Baa1/BBB+/A	92,658	4.9	$83.00	7,690,614	4.7	11/30/2033
Visa USA Inc	Aa3/AA-/NR	49,236	2.6	$118.09	5,814,480	3.6	6/30/2033
Russell Reynolds Associates	NR/NR/NR	49,236	2.6	$95.70	4,711,894	2.9	12/31/2026
Stepstone Group(5)	NR/NR/NR	48,672	2.6	$107.00	5,207,904	3.2	4/30/2039
Sumitomo Corporation of America(6)	Baa1/A-/NR	48,591	2.6	$94.00	4,567,554	2.8	5/31/2045
Arsenal Capital Management LP(7)	NR/NR/NR	46,393	2.5	$105.00	4,871,265	3.0	9/30/2034
Intermediate Capital Group	NR/BBB/BBB	43,426	2.3	$97.00	4,212,322	2.6	5/31/2034
Australia & New Zealand Bank	NR/NR/NR	35,564	1.9	$89.53	3,184,177	2.0	12/31/2027
Top 10 Tenant Occupied		1,627,568	86.5%	$89.92	$146,344,089	90.0%
Other Occupied		206,860	11.0	$78.82	16,304,248	10.0
Total Occupied		1,834,428	97.5%	$88.66	$162,648,337	100.0%
Vacant Space		46,582	2.5
Totals/ Wtd. Avg.		1,881,010	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	JP Morgan Chase has 361,802 square feet of net rentable area expiring on March 31, 2026 and 536,319 square feet of net rentable area expiring on March 31, 2028. JP Morgan Chase currently subleases 12,406 square feet from Australia & New Zealand Bank through December 30, 2027.
(4)	SMBC has the right to terminate its lease with respect to the storage spaces (approximately 1,200 square feet) at any point during the lease term upon at least 30 days’ written notice to the landlord.
(5)	Stepstone Group has the right to terminate its lease effective on the date that is the 10th anniversary of the rent commencement date upon 18 months’ prior written notice and paying a termination fee equal to (i) three months of fixed rent and escalation rent then payable by the tenant, (ii) the unamortized amount of out of pocket costs incurred by the landlord in connection with the lease, including the free rent period between the lease commencement date and rent commencement date, brokerage commissions, tenant improvement allowances, costs of the landlord’s work (including the restroom allowance and test fits) and legal costs, amortized on a straight-line basis over the lease term plus interest on the unamortized balance at the rate of 6% per annum.
(6)	Sumitomo Corporation of America has the right to terminate its lease effective on the date that is the 10th anniversary of the rent commencement date upon 18 months’ prior written notice and paying a termination fee equal to (i) three months of fixed rent and escalation rent then payable by the tenant, (ii) the unamortized amount of out of pocket costs incurred by the landlord in connection with the lease, including the free rent period between the lease commencement date and rent commencement date, brokerage commissions, tenant improvement allowances, costs of the landlord’s work (including the restroom allowance) and legal costs, amortized on a straight-line basis over the lease term plus interest on the unamortized balance at the rate of 7% per annum.
(7)	Arsenal Capital Management LP currently subleases 6,419 square feet to Willoughby Capital Holdings through 2027.

The following table presents certain information relating to the lease rollover schedule at the 277 Park Avenue Property:

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	46,582	2.5%	NAP	NA	P	46,582	2.5%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		46,582	2.5%	$0	0.0%
2025	0	0	0.0	0	0.0		46,582	2.5%	$0	0.0%
2026	3	411,139	21.9	37,025,426	22.8		457,721	24.3%	$37,025,426	22.8%
2027	4	71,014	3.8	6,536,873	4.0		528,735	28.1%	$43,562,299	26.8%
2028	1	536,319	28.5	45,737,923	28.1		1,065,054	56.6%	$89,300,222	54.9%
2029	2	2,835	0.2	240,000	0.1		1,067,889	56.8%	$89,540,222	55.1%
2030	1	8,022	0.4	0	0.0		1,075,911	57.2%	$89,540,222	55.1%
2031	2	12,542	0.7	1,127,544	0.7		1,088,453	57.9%	$90,667,766	55.7%
2032	1	940	0.0	132,000	0.1		1,089,393	57.9%	$90,799,766	55.8%
2033	5	200,734	10.7	19,152,309	11.8		1,290,127	68.6%	$109,952,075	67.6%
2034	4	99,901	5.3	10,309,123	6.3		1,390,028	73.9%	$120,261,198	73.9%
2035 & Beyond	9	490,982	26.1	42,387,138	26.1		1,881,010	100.0%	$162,648,337	100.0%
Total	32	1,881,010	100.0%	$162,648,337	100.0%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The 277 Park Avenue Property is located in New York, New York, in the Manhattan office market and the Park Avenue office submarket. According to the appraisal, in 2023 the New York City metropolitan area has a population of approximately 14.5 million people and a median household income of $86,200. Total employment in the area has been trending upward since 2020 with a 2.6% increase from 2022 and a total of approximately 7.3 million jobs in 2023.

According to the appraisal, the Manhattan office market performed well in 2023 but reported some weakness in the first quarter of 2024. The leasing activity in the first quarter of 2024 recorded at 6.5 million square feet, which is down 10.7% from same time last year. 76.4% of the leasing activity came from the midtown submarket (inclusive of the Park Avenue submarket). Asking rents as of the first quarter of 2024 were $75.42, average vacancies at 14.2%, and approximately 90 million square feet of space was available.

The Park Avenue office submarket is heavily trafficked and conveniently located within proximity to several local area attractions, public amenities, and transportation. According to the appraisal, the 277 Park Avenue Property is classified as Class A and is commensurate with the surrounding Class A-/A+ office buildings. The Park Avenue office submarket had the lowest availability rate in Manhattan at 9.96% in the first quarter of 2024. Asking rents as of the first quarter of 2024 were at $102.31 PSF and the Park Avenue office submarket saw a net absorption of negative 161,276 square feet – the first negative absorption reported by the submarket since the first quarter of 2023.

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No 14 – 277 Park Avenue

The following table presents certain information relating to comparable office leases for the 277 Park Avenue Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
277 Park Avenue 277 Park Avenue New York, NY	1963 / 2023	JP Morgan Chase(2)	Apr-18; Apr-21(2)(3)	6.3(2)(3)	-	898,121(3)	$86.91(3)
280 Park Avenue 280 Park Avenue New York, NY	1968 / NAP	PJT	Apr-24	15.8	Modified Gross	290,639	$125.16 - $145.16
299 Park Avenue 299 Park Avenue New York, NY	1967 / 2020	MacKay Shields	Oct-24	10.7	Modified Gross	29,820	$105.00 - $115.00
320 Park Avenue 320 Park Avenue New York, NY	1960 / NAP	Flagstar Bank	Jan-24	12.3	Modified Gross	54,590	$85.00 - $92.00
499 Park Avenue 499 Park Avenue New York, NY	1981 / 2016	The Andrew W. Mellon Foundation	Mar-24	12.0	Modified Gross	22,588	$105.00 - $115.00
200 Park Avenue 200 Park Avenue New York, NY	1963 / NAP	Herbert Smith Freehills LLP	Oct-23	12.3	Modified Gross	36,184	$89.00 - $103.00
245 Park Avenue 245 Park Avenue New York, NY	1967 / 2017	Stonepeak Infrastructure Partners	Nov-23	16.4	Modified Gross	76,716	$130.00 - $152.00
101 Park Avenue 101 Park Avenue New York, NY	1982 / NAP	Federated Investors, Inc.	Jul-23	10.8	Modified Gross	26,400	$119.10 - $127.10
399 Park Avenue 399 Park Avenue New York, NY	1961 / 2019	WorldQuant	Mar-23	12.8	Modified Gross	35,000	$115.00 - $125.00
(1)	Source: Appraisal.
(2)	JP Morgan Chase has 361,802 square feet of net rentable area expiring on March 31, 2026 and 536,319 square feet of net rentable area expiring on March 31, 2028.
(3)	Based on the underwritten rent roll dated May 6, 2024.

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The following table presents certain information relating to the operating history and underwritten cash flows of the 277 Park Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM(2)	Underwritten	Per Sq. Ft.(3)	%(4)
Base Rent	$132,486,801	$124,191,735	$119,189,677	$125,830,169	$162,648,337	$86.47	87.1%
Step Rent	0	0	0	0	1,125,485	0.60	0.6
IG Rent Steps	0	0	0	0	3,464,684	1.84	1.9
Value of Vacant Space	0	0	0	0	8,367,800	4.45	4.5
Gross Potential Revenue	$132,486,801	$124,191,735	$119,189,677	$125,830,169	$175,606,306	$93.36	94.0%
Tenant Recoveries	12,358,454	4,267,841	5,575,511	6,508,016	6,011,472	3.20	3.2
Total Recoveries	$12,358,454	$4,267,841	$5,575,511	$6,508,016	$6,011,472	$3.20	3.2%
Other Income	8,552,695	5,990,796	4,424,460	4,642,061	5,128,258	2.73	2.7
Total Gross Income	$153,397,950	$134,450,372	$129,189,648	$136,980,246	$186,746,036	$99.28	100.0%
Vacancy	0	0	0	0	(9,337,302)	(4.96)	(5.0)
Abatements	(13,216,308)	(5,241,862)	(16,156)	(101,617)	0	0.00	0.0
Effective Gross Income	$140,181,642	$129,208,510	$129,173,492	$136,878,629	$177,408,734	$94.32	95.0%
Management Fee	302,820	302,820	302,820	302,820	1,000,000	0.53	0.6
Administrative	1,284,453	1,428,837	1,995,481	3,228,216	2,585,496	1.37	1.5
Utilities	7,118,727	7,918,635	8,546,301	8,148,277	8,148,277	4.33	4.6
Fire, Life & Safety	1,887,964	1,978,598	2,101,921	2,510,357	2,203,000	1.17	1.2
Cleaning	607,933	701,083	818,476	1,038,189	1,089,214	0.58	0.6
Payroll	11,366,933	12,454,336	13,863,634	13,352,199	14,387,761	7.65	8.1
Repairs & Maintenance	3,318,833	3,605,678	5,048,055	4,606,333	3,866,045	2.06	2.2
Non-Reimbursable	937,537	828,770	1,097,565	1,017,787	961,000	0.51	0.5
Real Estate Taxes	39,051,049	36,527,572	38,700,170	39,599,259	39,287,320	20.89	22.1
Insurance	1,959,300	2,259,072	2,109,734	2,492,407	2,828,337	1.50	1.6
Total Expenses	$67,835,549	$68,005,400	$74,584,157	$76,295,844	$76,356,450	$40.59	43.0%
Net Operating Income	$72,346,093	$61,203,110	$54,589,335	$60,582,785	$101,052,285	$53.72	57.0%
Reserves for Replacements	0	0	0	0	376,202	0.20	0.2
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$72,346,093	$61,203,110	$54,589,335	$60,582,785	$100,676,083	$53.52	56.7%
(1)	Based on the underwritten rent roll dated May 6, 2024.
(2)	TTM column reflects the trailing 12 months ending June 30, 2024.
(3)	Per Sq. Ft. values are based on 1,881,010 square feet.
(4)	Revenue % column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

Subordinate Debt and Mezzanine Debt. The 277 Park Avenue Property also secures the 277 Park Avenue Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $230,000,000. The 277 Park Avenue Subordinate Companion Loan is coterminous with the 277 Park Avenue Senior Loan and accrues interest at 7.01000% per annum. The 277 Park Avenue Senior Loan is senior in right of payment to the 277 Park Avenue Subordinate Companion Loan. The holders of the 277 Park Avenue Mortgage Loan, the 277 Park Avenue Senior Loan and the 277 Park Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 277 Park Avenue Whole Loan.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
277 Park Avenue Subordinate Companion Loan	$230,000,000	7.01000%	60	0	60	1.89x	13.5%	42.7%

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease: None.

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No. 15 – Baybrook Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,960,630	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	2.7%	Net Rentable Area (SF)(3):	540,986
Loan Purpose:	Refinance	Location:	Friendswood, TX
Borrower:	Baybrook Mall, LLC	Year Built / Renovated:	1978 / 2016
Borrower Sponsors:	Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC	Occupancy:	95.4%
Interest Rate:	6.81600%	Occupancy Date:	6/30/2024
Note Date:	7/19/2024	4th Most Recent NOI (As of):	$25,944,427 (12/31/2021)
Maturity Date:	8/1/2029	3rd Most Recent NOI (As of):	$28,591,885 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$29,919,970 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$29,848,392 (5/31/2024 TTM)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$41,481,121
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$11,271,177
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,209,945
Additional Debt(1):	Yes	UW NCF:	$29,652,729
Additional Debt Balance(1):	$193,706,236	Appraised Value / Per SF(4):	$392,659,260 / $726
Additional Debt Type(1):	Pari Passu	Appraisal Date(4):	6/4/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$406
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$384
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	55.9%
Replacement Reserves:	$0	Springing	$270,493	Maturity Date LTV(4):	53.0%
TI/LC Reserve:	(2)	Springing	$1,081,972	UW NCF DSCR:	1.72x
Anchor Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	13.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$220,000,000	100.0%	Loan Payoff	$213,488,234	97.0%
			Return of Equity	5,037,736	2.3
			Closing Costs	1,474,030	0.7
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)	The Baybrook Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu promissory notes, with an aggregate original principal balance of $220,000,000 (the “Baybrook Mall Whole Loan”). The Financial Information in the chart above is based on the Baybrook Mall Whole Loan.
(2)	On the origination date, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 into a TI/LC reserve.
(3)	Net Rentable Area (SF) does not include 720,931 square feet of space associated with Dillard’s, Macy’s and Living Spaces, all non-collateral anchor tenants.
(4)	The Appraised Value is the Market Value “As Is” with Escrow Reserve, which assumes that $2,659,260 will be reserved for tenant improvements. The Market Value “As Is” Appraised Value without the reserve is $390,000,000, which results in a Cut-off Date LTV and Maturity Date LTV of 56.3% and 53.3%, respectively, and an Appraised Value Per SF of $720.91. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.
B-119

Annex B	BMO 2024-5C7
No. 15 – Baybrook Mall

The Loan. The fifteenth largest mortgage loan (the “Baybrook Mall Mortgage Loan”) is part of a whole loan evidenced by 11 pari passu promissory notes with an aggregate original principal amount of $220,000,000. The Baybrook Mall Whole Loan is secured by a first priority fee mortgage encumbering a 540,986 square foot retail property located in Friendswood, Texas (the “Baybrook Mall Property”). The Baybrook Mall Whole Loan was co-originated on July 19, 2024 by Morgan Stanley Bank, N.A. (“MSBNA”), Barclays Capital Real Estate Inc. (“BCREI”) and SGFC. The Baybrook Mall Mortgage Loan is evidenced by the non-controlling Notes A-10 and A-11, with an aggregate original principal amount of $26,000,000. The Baybrook Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus. The table below identifies the promissory notes that comprise the Baybrook Mall Whole Loan.

Baybrook Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$59,909,145	BANK5 2024-5YR9	Yes
A-2	$28,000,000	$27,957,601	BANK5 2024-5YR9	No
A-3	$10,000,000	$9,984,858	BANK5 2024-5YR10	No
A-4	$10,000,000	$9,984,858	BANK5 2024-5YR10	No
A-5	$25,000,000	$24,962,144	BMARK 2024-V9	No
A-6	$18,000,000	$17,972,744	BBCMS 2024-5C29	No
A-7	$8,000,000	$7,987,886	BBCMS 2024-5C29	No
A-8	$5,000,000	$4,992,429	BBCMS 2024-5C29	No
A-9	$30,000,000	$29,954,573	BBCMS 2024-5C29	No
A-10	$16,000,000	$15,975,772	BMO 2024-5C7	No
A-11	$10,000,000	$9,984,858	BMO 2024-5C7	No
Total	$220,000,000	$219,666,866

The Property. The Baybrook Mall Property is a 540,986 square foot super regional mall, which is part of a larger 1,261,917 square foot super regional shopping center (the “Baybrook Mall Regional Shopping Center”) located in Friendswood, Texas. As of June 30, 2024, the Baybrook Mall Property was 95.4% leased to a granular rent roll comprised of approximately 140 tenants. The five largest tenants by square feet at the Baybrook Mall Property comprise approximately 13.8% of underwritten rent and no single tenant makes up more than 5.7% of the underwritten rent. Additionally, the 10 largest tenants by square feet account for 23.7% of the aggregate underwritten rent. Notable national tenants at the Baybrook Mall Property include Apple, Sephora, Foot Locker, Buckle, Lego, Shoe Palace, Victoria’s Secret and Finish Line. The Baybrook Mall Property is anchored by Dillard’s, Macy’s, Living Spaces (which is currently building out its space and is not yet in occupancy) and JCPenney. The Dillard’s, Macy’s and Living Spaces premises are separately owned and are not part of the collateral. Additionally, the borrower sponsors own the remainder of the Baybrook Mall Regional Shopping Center, which includes an adjacent outdoor lifestyle center as well as a power center anchored by Dick’s Sporting Goods, neither of which are part of the collateral. The Baybrook Mall Property includes three restaurant outparcels: Denny’s, The Cheesecake Factory and P.F. Chang’s. Expansion projects completed at the Baybrook Mall Regional Shopping Center have included an additional lifestyle expansion and power center, adding more than 30 retailers and 10 restaurants and entertainment venues including The Lawn, a spacious grassy area providing a gathering spot for the community. Since 2019, the borrower sponsors have invested approximately $16.8 million in capital expenditures at the Baybrook Mall Property, including property development and tenant improvements.

The following table presents inline sales history at the Baybrook Mall Property:

Tenant Sales PSF(1)
Tenant Type	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Inline (<10,000 SF)	$189,773,031	$976	$203,360,206	$881	$203,295,153	$855	$206,637,422	$863	14.2%
Inline (<10,000 SF excl. Apple)	$148,088,487	$782	$156,222,056	$692	$164,350,170	$706	$168,012,667	$717	17.2%
(1)	Information is based on sales information provided by the borrower sponsors.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

B-120

Annex B	BMO 2024-5C7
No. 15 – Baybrook Mall

Major Tenants.

JCPenney (96,605 square feet; 17.9% of NRA; 1.3% of underwritten base rent). Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Baybrook Mall Property since 2005, has a lease expiration date of January 31, 2026, and has six, five-year extension options remaining and no termination options. JCPenney filed for bankruptcy in 2020 during the beginning of the COVID-19 pandemic and emerged from bankruptcy in December 2020.

Forever 21 (81,772 square feet; 15.1% of NRA; 0.0% of underwritten base rent). Founded in 1984 and headquartered in Los Angeles, California, Forever 21 sells men's and women's clothing and accessories. Forever 21 is located in more than 540 locations globally and online throughout the United States and in Canada, Europe, Japan, Korea and the Philippines. Forever 21 has been a tenant at the Baybrook Mall Property since 2009, has a lease expiration date of December 31, 2026, and has no extension options remaining and no termination options. Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744, which amount of percentage rent was underwritten for Forever 21. Forever 21 filed for bankruptcy in 2019 and emerged from bankruptcy in 2020.

H&M (17,510 square feet; 3.2% of NRA; 3.0% of underwritten base rent). H&M is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. H&M operates approximately 4,338 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has two, three-year extension options remaining. H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.

Victoria’s Secret (14,115 square feet; 2.6% of NRA; 3.7% of underwritten base rent). Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs over 30,000 associates across approximately 1,350 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has no extension options remaining and no termination options. Victoria’s Secret’s parent company filed for bankruptcy in 2020, and Victoria’s Secret was spun off as an independent business in 2021.

B-121

Annex B	BMO 2024-5C7
No. 15 – Baybrook Mall

The following table presents certain information regarding the major tenants at the Baybrook Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney	NR/NR/NR	96,605	17.9%	$325,000	1.3%	$3.36	1/31/2026	6, 5-year	N
Macy’s (non-collateral)(3)	BBB/Baa3/BBB-	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Dillard’s (non-collateral)(3)	BBB-/Baa3/BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Living Spaces (non-collateral)(3)	NR/NR/NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Avg.		96,605	17.9%	$325,000	1.3%	$3.36

Major Tenants
Forever 21(4)	NR/NR/NR	81,772	15.1%	$0	0.0%	$0.00	12/31/2026	None	N
Foot Locker(5)	NR/Ba2/BB+	18,376	3.4%	$1,383,569	5.7%	$75.29	Various	None	N
H&M(6)	NR/NR/BBB	17,510	3.2%	$728,241	3.0%	$41.59	1/31/2032	2, 3-year	Y
Victoria’s Secret	NR/B1/BB-	14,115	2.6%	$904,630	3.7%	$64.09	1/31/2032	None	N
The Cheesecake Factory	NR/NR/NR	11,393	2.1%	$517,698	2.1%	$45.44	1/31/2033	2, 5-year	N
Finish Line	NR/NR/NR	9,000	1.7%	$479,970	2.0%	$53.33	1/31/2028	None	N
Akira	NR/NR/NR	7,845	1.5%	$404,018	1.7%	$51.50	8/31/2029	None	N
Tilly’s(7)	NR/NR/NR	7,530	1.4%	$246,231	1.0%	$32.70	2/28/2033	None	Y
American Eagle Outfitters(8)	NR/NR/NR	6,723	1.2%	$721,311	3.0%	$107.29	3/31/2032	None	Y
Buckle	NR/NR/NR	6,502	1.2%	$310,275	1.3%	$47.72	7/31/2028	None	N
Subtotal/Avg.		180,766	33.4%	$5,695,943	23.6%	$31.51

Other Tenants(9)		238,914	44.2%	$18,124,370	75.1%	$75.86
Occupied Subtotal/Avg.		516,285	95.4%	$24,145,313	100.0%	$46.77(10)

Vacant Space		24,701	4.6%
Total/Avg.		540,986	100.0%
(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Macy’s, Dillard’s and Living Spaces (which are not part of the Baybrook Mall Property) occupy 720,931 square feet and anchor the Baybrook Mall Regional Shopping Center. Such non-collateral anchors do not have operating covenants in place. Living Spaces is currently building out its space and not yet in occupancy.
(4)	Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744, which amount of percentage rent was underwritten for Forever 21.
(5)	Includes 13,936 square feet of Foot Locker space that expires on April 30, 2032 and 4,440 square feet of Kids Foot Locker space that expires on May 31, 2027.
(6)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 and December 31, 2026, or approximately $5,984,425 between January 1, 2028 and December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of its construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.
(7)	Tilly’s has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $2,000,000 between November 1, 2027 and December 31, 2027. Tilly’s is required to pay a termination fee equal to 100% of the then unamortized portion of its construction allowance. Tilly’s sales for the TTM May 2024 period were $2,380,972.
(8)	American Eagle Outfitters has the right to terminate its lease upon 180 days’ notice if the tenant’s net sales fail to exceed $4,349,071 between April 1, 2027 and March 31, 2028 with payment of a termination fee equal to $117,652.50. American Eagle Outfitters’ sales for the TTM May 2024 period were $4,647,955.
(9)	Includes 5,151 square feet of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent.
(10)	Includes the following square feet as to which no base rent was underwritten: 81,772 square feet occupied by Forever 21, as to which only percentage rent is due, 5,151 square feet of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent. Occupied Subtotal/Wtd. Avg. Annual UW Rent PSF excluding these tenants is $56.73.

B-122

Annex B	BMO 2024-5C7
No. 15 – Baybrook Mall

The following table presents certain information relating to stores with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)
Tenant Name	Tenant SF	2022 Sales	2021 Sales PSF	2023 Sales	2023 Sales PSF	TTM 5/31/2024 Sales	TTM 5/31/2024 Sales PSF	TTM 5/31/2024 Occupancy Cost(2)
Macy’s(3)	254,000	$57,100,000	$225	$48,500,000	$191	$48,500,000	$191	0.2%
Dillard’s(3)	299,681	$51,500,000	$172	$51,200,000	$171	$51,200,000	$171	0.2%
Apple	5,176	$47,138,150	$9,107	$38,944,983	$7,524	$38,624,755	$7,462	1.1%
Sephora	5,876	$9,194,514	$1,565	$12,049,893	$2,051	$12,789,992	$2,177	8.3%
Foot Locker	18,376(4)	$11,908,582	$648	$12,329,184	$671	$12,452,889	$678	14.3%
JCPenney	96,605	$11,700,000	$121	$11,300,000	$117	$11,300,000	$117	2.9%
Victoria’s Secret	14,115	$9,186,162	$651	$10,320,677	$731	$10,210,080	$723	15.7%
The Cheesecake Factory	11,393	$9,806,788	$861	$9,899,056	$869	$9,845,401	$864	5.8%
Forever 21	81,772	$7,596,815	$93	$6,230,995	$76	$6,496,805	$79	8.0%
H&M	17,510	$6,099,815	$348	$5,413,053	$309	$4,596,073	$262	17.0%
(1)	Information obtained from the borrower.
(2)	TTM 5/31/2024 Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements). For the non-collateral tenants Macy’s and Dillard’s, Occupancy Cost is based on their respective common area maintenance expense contributions.
(3)	Not part of the Baybrook Mall Property collateral.
(4)	Includes 13,936 square feet of Foot Locker space and 4,400 square feet of Kids Foot Locker space.

The following table presents certain information relating to the lease rollover schedule at the Baybrook Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling		Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
Vacant	NAP	24,701	4.6%	4.6%	NAP	NA	P	NAP	NAP
MTM	4	5,896	1.1	5.7%	$308,043	1.3%		1.3%	$52.25
2024	8	8,611	1.6	7.2%	1,005,321	4.2		5.4%	$116.75
2025	18	21,559	4.0	11.2%	1,816,951	7.5		13.0%	$84.28
2026	25	240,690	44.5	55.7%	4,458,740	18.5		31.4%	$18.52
2027	22	43,312	8.0	63.7%	4,177,820	17.3		48.7%	$96.46
2028	22	54,663	10.1	73.8%	3,321,909	13.8		62.5%	$60.77
2029	15	42,280	7.8	81.6%	2,640,420	10.9		73.4%	$62.45
2030	7	11,461	2.1	83.8%	833,557	3.5		76.9%	$72.73
2031	2	1,208	0.2	84.0%	214,791	0.9		77.8%	$177.81
2032	6	54,798	10.1	94.1%	3,511,886	14.5		92.3%	$64.09
2033	7	28,476	5.3	99.4%	1,645,052	6.8		99.1%	$57.77
2034	3	3,331	0.6	100.0%	210,822	0.9		100.0%	$63.29
2035 & Thereafter	4	0	0.0	100.0%	0	0.0		100.0%	$0.00
Total/Wtd. Avg.(4)	143	540,986	100.0%		$24,145,313	100.0%			$46.77
(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes the following square feet as to which no base rent was underwritten: 81,772 square feet occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 square feet of tenant space as to which only overage rent is due and 3,411 square feet of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Rent PSF Rolling excluding these tenants is $56.73.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

B-123

Annex B	BMO 2024-5C7
No. 15 – Baybrook Mall

The Market. The Baybrook Mall Property is located in Friendswood, Texas, south of the central business district of Houston and southeast of the George Bush Intercontinental Airport. Major industries include energy, aerospace, specialty chemical, healthcare and maritime. The city is also home to the Texas Medical Center, the largest medical center in the world, and the world’s largest concentration of health care and research institutions. Primary access to the local area is provided by Interstate 45, a major north-south arterial highway in the immediate area. State Route 35 and Gulf Freeway are the major north-south highways in the immediate area. Bay Area Boulevard and Long Prairie Road are the primary east-west roadways in the area. The Baybrook Mall Property is not accessible via public transportation. The primary mode of transportation in the immediate area is through automobile. Neighboring areas and the larger Houston metropolitan region are served by the Metropolitan Transit Authority of Harris County (METRO), which includes bus routes and park-and-ride services that Friendswood residents can access for commutes to Houston. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Southeast Outlier retail submarket was approximately 3.6% with average asking rents of $28.82 PSF and inventory of approximately 16.6 million square feet. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Houston market was approximately 5.0%, with average asking rents of $21.08 PSF and inventory of approximately 440.3 million square feet. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Baybrook Mall Property was 6,603, 76,142 and 211,728, respectively. The 2023 average household income within the same radii was $93,263, $102,629 and $122,801, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Baybrook Mall Property:

Market Rent Summary(1)
Space Type	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
0 to 1,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
1,501 to 2,500 SF Space:	$70.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
2,501 to 4,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
4,001 to 6,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
6,501 to 10,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
Snack Bars Space:	$135.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Food Court Space:	$145.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Restaurant Space:	$55.00	3.00%/year	60	Triple Net	$30.00 / $10.00	6.0% / 3.0%
Kiosk Space:	$360.00	3.00%/year	60	Gross	$10.00 / $2.00	6.0% / 3.0%
Large Tenants Over 10,000 SF Space:	$55.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Anchor Space:	$9.50	10% Midterm	120	Gross	$5.00 / $1.00	4.0% / 2.0%
Restaurant Outparcel Space:	$35.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Jewelry Space:	$150.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
(1)	Source: Appraisal.

The following table presents certain information relating to comparable retail centers to the Baybrook Mall Property:

Competitive Set Summary(1)
Name	Baybrook Mall (subject)	Houston Galleria	Memorial City	Pearland Town Center
Address	500 Baybrook Mall	5075 Westheimer Road	303 Memorial City	11200 Broadway
City, State	Friendswood, TX	Houston, TX	Houston, TX	Pearland, TX
Rentable Area (SF)	1,261,917(2)	2,011,293	1,700,000	N/A
Year Built	1978	1970	1966	N/A
Anchor Tenants	Dillard's, Macy's, JCPenney	Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	Dillard's JCPenney, Macy's	Dillard's, Macy's, Dick's Sporting Goods
Sales PSF	$863(3)	$980	$700	$406
Occupancy	95.4%(2)(4)	95.0%	89.0%	94.0%
(1)	Source: Appraisal unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated June 30, 2024.
(3)	Based on the trailing 12-month period as of May 31, 2024.
(4)	Occupancy is not inclusive of non-collateral tenants. The Baybrook Mall Property is comprised of 540,986 square feet. Dillard’s, Macy’s and Living Spaces (collectively, 720,931 square feet) are not part of the collateral.

B-124

Annex B	BMO 2024-5C7
No. 15 – Baybrook Mall

The following table presents certain information relating to the underwritten cash flows of the Baybrook Mall Property:

Underwritten Net Cash Flow (1)
	2020	2021	2022	2023	TTM 5/31/2024	UW	UW PSF
Gross Potential Rent(1)	$24,446,369	$25,720,119	$27,524,849	$28,432,717	$28,194,698	$28,171,016	$52.07
Reimbursements	$12,235,727	$10,638,392	$10,895,133	$11,417,589	$11,172,921	$11,141,965	$20.60
Other Income	$1,516,160	$1,860,280	$2,119,328	$2,297,302	$2,301,138	$2,168,140	$4.01
Effective Gross Income	$38,198,255	$38,218,791	$40,539,309	$42,147,608	$41,668,756	$41,481,121	$76.68

Real Estate Taxes	$5,440,425	$5,035,298	$4,702,799	$4,420,599	$4,217,902	$4,899,635	$9.06
Insurance	$247,003	$323,413	$366,254	$541,679	$614,253	$687,119	$1.27
Other Operating Expenses	$7,679,031	$6,915,653	$6,878,371	$7,265,360	$6,988,209	$5,684,423	$10.51
Total Operating Expenses	$13,366,460	$12,274,364	$11,947,424	$12,227,638	$11,820,364	$11,271,177	$20.83

Net Operating Income	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$30,209,945	$55.84
Replacement Reserves	$0	$0	$0	$0	$0	$232,624	$0.43
TI/LC	$0	$0	$0	$0	$0	$324,592	$0.60
Net Cash Flow	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$29,652,729	$54.81
(1)	Based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through July 19, 2025, (ii) signed not occupied rent totaling $946,662, (iii) percentage rent totaling $808,724, (iv) overage rent totaling $1,237,029, (v) specialty leasing rent totaling $408,693 and (vi) kiosk revenue totaling $1,571,257.

B-125

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ANNEX C

MORTGAGE POOL INFORMATION

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Annex C	BMO 2024-5C7
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)(6)
Multifamily	High Rise	4	$185,392,000	19.3%	1.43x	8.5%	68.1%	68.1%
	Garden	17	157,020,000	16.4	1.50x	10.2%	61.6%	61.6%
	Mid Rise	6	129,950,000	13.5	1.48x	9.2%	63.9%	63.9%
	Low Rise	4	17,250,000	1.8	1.42x	10.2%	58.2%	58.2%
	Subtotal:	31	$489,612,000	51.0%	1.47x	9.3%	64.5%	64.5%
Industrial	Warehouse	8	$114,000,000	11.9%	1.37x	10.0%	60.3%	60.3%
	Warehouse Distribution/Light manufacturing	23	60,000,000	6.3	2.25x	11.8%	65.0%	65.0%
	Car Dealership/Service Center	1	14,090,000	1.5	2.97x	12.8%	47.9%	47.9%
	Manufacturing	1	12,500,000	1.3	2.29x	16.6%	50.8%	50.8%
	Subtotal:	33	$200,590,000	20.9%	1.80x	11.1%	60.3%	60.3%
Office	CBD	3	$98,000,000	10.2%	2.53x	17.8%	51.4%	51.4%
	Suburban	1	20,000,000	2.1	2.18x	14.2%	58.8%	58.8%
	Subtotal:	4	$118,000,000	12.3%	2.47x	17.2%	52.7%	52.7%
Mixed Use	Office/Retail	1	$60,000,000	6.3%	1.51x	11.8%	50.4%	50.4%
	Lab/Office	1	6,000,000	0.6	2.36x	14.3%	38.1%	38.1%
	Subtotal:	2	$66,000,000	6.9%	1.59x	12.0%	49.3%	49.3%
Hospitality	Select Service	1	$45,000,000	4.7%	1.66x	14.2%	60.7%	60.7%
	Limited Service	1	8,500,000	0.9	3.02x	21.6%	47.2%	47.2%
	Extended Stay	1	5,900,000	0.6	1.80x	15.2%	56.2%	56.2%
	Subtotal:	3	$59,400,000	6.2%	1.87x	15.4%	58.3%	58.3%
Retail	Super Regional Mall	1	$25,960,630	2.7%	1.72x	13.8%	55.9%	53.0%
Total / Weighted Average:		74	$959,562,630	100.0%	1.70x	11.3%	60.5%	60.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY are based on Cut-off Date Principal Balance and Maturity Date/ARD Balance after netting out a $1,500,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY based on Cut-off Date Principal Balance and Maturity Date/ARD Balance without netting out the holdback reserve are 61.4%, 61.4% and 9.6%, respectively.
(5)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(6)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

C-1

Annex C	BMO 2024-5C7
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)(6)
New York	16	$325,193,785	33.9%	1.50x	10.4%	61.5%	61.5%
New Jersey	2	97,000,000	10.1	1.53x	10.0%	57.8%	57.8%
Florida	5	91,257,837	9.5	1.70x	11.3%	59.4%	59.4%
Massachusetts	3	74,500,000	7.8	2.60x	18.0%	57.7%	57.7%
Georgia	2	60,685,281	6.3	1.52x	11.8%	50.6%	50.6%
Oregon	1	58,392,000	6.1	1.76x	9.2%	72.0%	72.0%
Texas	4	48,503,463	5.1	1.78x	12.5%	61.4%	59.9%
Pennsylvania	2	22,708,929	2.4	1.37x	9.9%	63.9%	63.9%
Illinois	3	22,147,216	2.3	2.49x	11.9%	54.6%	54.6%
Alabama	3	20,680,468	2.2	1.38x	9.8%	59.0%	59.0%
Missouri	4	20,457,486	2.1	2.04x	11.4%	65.0%	65.0%
Louisiana	1	17,500,000	1.8	1.35x	9.9%	61.2%	61.2%
Arkansas	6	16,644,000	1.7	1.59x	10.7%	65.0%	65.0%
Ohio	5	16,424,616	1.7	1.56x	10.6%	65.2%	65.2%
Virginia	1	12,500,000	1.3	2.29x	16.6%	50.8%	50.8%
South Carolina	2	11,650,000	1.2	1.29x	9.6%	58.4%	58.4%
Iowa	3	9,624,801	1.0	2.25x	11.8%	65.0%	65.0%
Indiana	2	6,924,123	0.7	2.25x	11.8%	65.0%	65.0%
Delaware	1	6,400,000	0.7	1.30x	9.5%	63.4%	63.4%
Tennessee	1	5,900,000	0.6	1.80x	15.2%	56.2%	56.2%
North Carolina	1	4,120,431	0.4	2.25x	11.8%	65.0%	65.0%
Wisconsin	1	4,081,393	0.4	2.25x	11.8%	65.0%	65.0%
Utah	2	3,058,265	0.3	2.25x	11.8%	65.0%	65.0%
Nebraska	1	1,515,516	0.2	2.25x	11.8%	65.0%	65.0%
California	1	1,009,471	0.1	2.25x	11.8%	65.0%	65.0%
Oklahoma	1	683,549	0.1	2.25x	11.8%	65.0%	65.0%
Total / Weighted Average:	74	$959,562,630	100.0%	1.70x	11.3%	60.5%	60.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY are based on Cut-off Date Principal Balance and Maturity Date/ARD Balance after netting out a $1,500,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY based on Cut-off Date Principal Balance and Maturity Date/ARD Balance without netting out the holdback reserve are 61.4%, 61.4% and 9.6%, respectively.
(5)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(6)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

C-2

Annex C	BMO 2024-5C7
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
$4,750,000	-	$4,999,999	1	$4,750,000	0.5%	7.78000%	58	1.30x	10.7%	67.6%	67.6%
$5,000,000	-	$9,999,999	8	52,800,000	5.5	6.70904%	59	1.84x	13.1%	55.0%	55.0%
$10,000,000	-	$19,999,999	6	77,840,000	8.1	6.19756%	59	1.86x	11.5%	58.3%	58.3%
$20,000,000	-	$29,999,999	6	130,230,630	13.6	6.38480%	60	1.65x	11.2%	63.8%	63.3%
$30,000,000	-	$39,999,999	3	97,350,000	10.1	6.34617%	60	1.92x	12.8%	49.7%	49.7%
$40,000,000	-	$49,999,999	3	134,200,000	14.0	6.71931%	60	1.41x	10.3%	62.6%	62.6%
$50,000,000	-	$60,000,000	8	462,392,000	48.2	6.27166%	60	1.71x	11.1%	62.2%	62.2%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
4.25000%	-	4.99999%	1	$14,090,000	1.5%	4.25000%	60	2.97x	12.8%	47.9%	47.9%
5.00000%	-	5.99999%	5	181,392,000	18.9	5.25686%	60	1.95x	10.6%	65.5%	65.5%
6.00000%	-	6.49999%	12	325,720,000	33.9	6.30336%	60	1.47x	9.6%	63.9%	63.9%
6.50000%	-	6.99999%	9	195,960,630	20.4	6.65349%	60	1.85x	13.4%	60.3%	59.9%
7.00000%	-	7.49999%	5	186,750,000	19.5	7.14817%	60	1.62x	12.0%	51.0%	51.0%
7.50000%	-	7.78000%	3	55,650,000	5.8	7.53450%	60	1.64x	14.0%	60.8%	60.8%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
60	32	$809,212,630	84.3%	6.37314%	60	1.68x	11.2%	60.0%	59.9%
61	3	150,350,000	15.7	6.43419%	61	1.78x	12.2%	63.5%	63.5%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
57	-	61	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY are based on Cut-off Date Principal Balance and Maturity Date/ARD Balance after netting out a $1,500,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY based on Cut-off Date Principal Balance and Maturity Date/ARD Balance without netting out the holdback reserve are 61.4%, 61.4% and 9.6%, respectively.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

C-3

Annex C	BMO 2024-5C7
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
Interest Only	34	$933,602,000	97.3%	6.37065%	60	1.70x	11.3%	60.6%	60.6%
360	1	25,960,630	2.7	6.81600%	58	1.72x	13.8%	55.9%	53.0%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
Interest Only	34	$933,602,000	97.3%	6.37065%	60	1.70x	11.3%	60.6%	60.6%
358	1	25,960,630	2.7	6.81600%	58	1.72x	13.8%	55.9%	53.0%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
Interest Only	33	$903,602,000	94.2%	6.34943%	60	1.67x	11.0%	61.7%	61.7%
Interest Only - ARD	1	$30,000,000	3.1	7.01000%	58	2.72x	19.4%	29.6%	29.6%
Amortizing Balloon	1	25,960,630	2.7	6.81600%	58	1.72x	13.8%	55.9%	53.0%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
1.25x	-	1.49x	14	$386,600,000	40.3%	6.55371%	60	1.32x	9.0%	63.2%	63.2%
1.50x	-	1.59x	6	159,020,000	16.6	6.81352%	60	1.55x	11.0%	57.4%	57.4%
1.60x	-	1.99x	7	202,852,630	21.1	6.08518%	60	1.73x	11.5%	63.9%	63.5%
2.00x	-	3.02x	8	211,090,000	22.0	6.03088%	60	2.49x	15.7%	54.8%	54.8%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY are based on Cut-off Date Principal Balance and Maturity Date/ARD Balance after netting out a $1,500,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY based on Cut-off Date Principal Balance and Maturity Date/ARD Balance without netting out the holdback reserve are 61.4%, 61.4% and 9.6%, respectively.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

C-4

Annex C	BMO 2024-5C7
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
29.6%	-	49.9%	4	$58,590,000	6.1%	6.13334%	59	2.79x	17.6%	37.4%	37.4%
50.0%	-	59.9%	12	324,610,630	33.8	6.70619%	60	1.59x	11.3%	56.2%	56.0%
60.0%	-	64.9%	7	236,900,000	24.7	6.73880%	60	1.72x	12.5%	61.9%	61.9%
65.0%	-	72.0%	12	339,462,000	35.4	5.86789%	60	1.60x	9.5%	67.6%	67.6%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

LTV Ratios as of the Maturity Date(1)(4)(5)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
29.6%	-	49.9%	4	$58,590,000	6.1%	6.13334%	59	2.79x	17.6%	37.4%	37.4%
50.0%	-	59.9%	12	324,610,630	33.8	6.70619%	60	1.59x	11.3%	56.2%	56.0%
60.0%	-	64.9%	7	236,900,000	24.7	6.73880%	60	1.72x	12.5%	61.9%	61.9%
65.0%	-	72.0%	12	339,462,000	35.4	5.86789%	60	1.60x	9.5%	67.6%	67.6%
Total / Weighted Average:			35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
Defeasance	29	$680,562,630	70.9%	6.43142%	60	1.62x	10.9%	60.8%	60.7%
Defeasance or Yield Maintenance	4	188,000,000	19.6	6.39532%	60	2.09x	13.7%	58.9%	58.9%
Yield Maintenance	2	91,000,000	9.5	5.99232%	60	1.54x	9.9%	61.9%	61.9%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)(5)
Refinance	28	$768,580,630	80.1%	6.63064%	60	1.60x	11.3%	59.7%	59.6%
Acquisition	5	124,982,000	13.0	5.46551%	60	2.02x	11.4%	64.4%	64.4%
Recapitalization	2	66,000,000	6.9	5.23227%	60	2.26x	12.0%	62.6%	62.6%
Total / Weighted Average:	35	$959,562,630	100.0%	6.38270%	60	1.70x	11.3%	60.5%	60.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 7, 14, 15, 18, 20, 26, 28 and 31, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 14, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY are based on Cut-off Date Principal Balance and Maturity Date/ARD Balance after netting out a $1,500,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV and UW NOI DY based on Cut-off Date Principal Balance and Maturity Date/ARD Balance without netting out the holdback reserve are 61.4%, 61.4% and 9.6%, respectively.
(4)	In the case of Loan No. 1, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “upon stabilization” assumption. In the case of Loan No. 5, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of each of Loan Nos. 8 and 16, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 15, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	In the case of Loan No. 14, the mortgage loan has an anticipated repayment date and is presented as if it was to mature on the related anticipated repayment date.

C-5

Annex C	BMO 2024-5C7
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	BMO, GACC, GSMC	Colony Square	Atlanta, GA	Mixed Use	$60,000,000	6.3%	BXMT 2020-FL2, BXMT 2020-FL3 and BXMT 2021-FL4
8	CREFI	West Palm Gardens	West Palm Beach, FL	Multifamily	$50,000,000	5.2%	COMM 2014-CR14
13.02	CREFI	The Place at Galleria	Hoover, AL	Multifamily	$9,100,000	0.9%	FNA 2015-M4
14	GACC	277 Park Avenue	New York, NY	Office	$30,000,000	3.1%	COMM 2014-277P
20	GSMC	Cortland West Champions	Houston, TX	Multifamily	$20,000,000	2.1%	Freddie Mac 2014-KF04, Freddie Mac 2022-KF143
28	BMO	Northbridge Centre	West Palm Beach, FL	Office	$8,000,000	0.8%	BXMT 2020-FL3
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

C-6

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Contacts
Role	Party and Contact Information
Depositor	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp.
	Attention: Paul Vanderslice, Michael Birajiclian and David Schell		Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com
151 West 42nd Street | New York, NY 10036 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	NoticeAdmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	Greystone Servicing Company LLC
	Attention: Amy Dixon, General Counsel		amy.dixon@greyco.com
5221 N. O’Connor Blvd., Suite 800 | Irving, TX 75039 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00

Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate.	0.00%
UC / (OC) Interest	0.00
(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other
Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	11/15/24	BMO 2024-5C7 MORTGAGE TRUST
Determination Date:	11/11/24
Record Date:	10/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C7

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1A

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of BMO, GCMC, SGFC, SMC and UBS AG, New York Branch (each referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the Certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charges) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
E-1A-1

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.
(5)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or
E-1A-2

insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.
(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule E-1A-1 to this Annex E-1A.
(9)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related
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Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(10)	Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(11)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.
(13)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(14)	Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security
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intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

(15)	Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of an Outside Serviced Mortgage Loan, to the depositor under the related Outside Servicing Agreement or the related Outside Servicer for the related Other Securitization Trust).
(16)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)	Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one
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or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

(19)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(21)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.
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(22)	Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Issuing Entity.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.
(25)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.
(27)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning
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creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(28)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33), in each case of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the condemnation proceeds or the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating
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statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-1B; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1A-1 to this Annex E-1A, or future permitted mezzanine debt as set forth on Schedule E-1A-2 to this Annex E-1A or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule E-1A-3 to this Annex E-1A or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(32)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially
E-1A-10

to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since
E-1A-11

the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;
(e)	Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;
(j)	Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such
E-1A-12

proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(36)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.
(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule E-1A-4 to this Annex E-1A, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.
(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II
E-1A-13

environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.
(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.
(45)	Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
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(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex E-1A, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex E-1A, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex E-1A, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

E-1A-15

SCHEDULE E-1A-1 to ANNEX E-1A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	BMO Mortgage Loans	GCMC Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans	UBS AG, New York Branch Mortgage Loans
	N/A	N/A	N/A	N/A	N/A

E-1A-16

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	BMO Mortgage Loans	GCMC Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans	UBS AG, New York Branch Mortgage Loans
	N/A	N/A	N/A	N/A	N/A

E-1A-17

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

Loan No.	BMO Mortgage Loans	GCMC Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans	UBS AG, New York Branch Mortgage Loans
	N/A	N/A	N/A	N/A	N/A

E-1A-18

SCHEDULE E-1A-4 to ANNEX E-1A

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Loan No.	BMO Mortgage Loans	GCMC Mortgage Loans	SGFC Mortgage Loans	SMC Mortgage Loans	UBS AG, New York Branch Mortgage Loans
11	—	—	—	88 North 1st Street (Related Group 1)	—
17	65 4th Avenue (Related Group 1)	—	—	—	—
23	—	—	—	2150 Clinton Avenue (Related Group 2)	—
25	—	—	—	128 West 167th Street (Related Group 2)	—

E-1A-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(BANK OF MONTREAL)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	125 Summer (Loan No. 4)	The Mortgage Loan documents have in place restrictions on the Mortgagee assigning the Mortgage Loan without the consent of the Mortgagor, unless such assignment is to an “Eligible Assignee” as such term is defined in the Mortgage Loan agreement.
(17) Insurance	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	Tank Holding Portfolio (Loan No. 5)	The threshold for the Mortgagee having the right to hold and disburse insurance proceeds is based on the greater of (i) 5% of the allocated loan amount for release of the applicable individual Mortgaged Property and (ii) $275,000, rather than 5% of the outstanding principal amount.
(17) Insurance	Northbridge Centre (Loan No. 28)	The Mortgage Loan documents only require the Mortgagor to maintain business interruption or rental loss insurance which covers a period of not less than 12 months. To the extent the Mortgagor chooses to increase the coverage to 18 months, in its discretion, and obtains a release of any remaining funds held in the business interruption escrow account, the Mortgage Loan documents require the Mortgagor to thereafter maintain at least 18 months of coverage.
(18) Access; Utilities; Separate Tax Parcels	Tank Holding Portfolio (Loan No. 5)	With respect to the 709 Railroad Avenue Mortgaged Property, such Mortgaged Property’s only access to a public road is over and across a driveway located on a neighboring property without the benefit of a recorded easement. The Mortgage Loan documents require the related Mortgagor to obtain a recorded easement satisfactory to the Mortgagee and sufficient to the title company to issue a revised title policy including an access endorsement. The related Mortgagor will have full recourse liability in the amount of $2,550,209 (which amount is the release amount for the 709 Railroad Avenue Mortgaged Property) plus all costs and expenses incurred in connection with complying with the Mortgage Loan agreement; provided that the related Mortgagor will have no liability from and after the date that the 709 Railroad Avenue Mortgaged Property has legal access pursuant to an access easement, the Mortgagee has received an updated title policy including an access endorsement and all reasonable costs and expenses have been paid.
(25) Local Law Compliance	Colony Square (Loan No. 2)	Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure such
E-1B-1

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
violations within 60 days of the loan origination date, or, if such violations cannot reasonably be removed as open violations in the applicable public records in such 60-day period, within such longer period as may be reasonably approved by the Mortgagee, provided the Mortgagor has commenced efforts to remove such violations within such 60-day period and is diligently pursuing the same.
(25) Local Law Compliance	Tank Holding Portfolio (Loan No. 5)

Use of the 1745 Cragmont Street Mortgaged Property for manufacturing of plastics, synthetic rubber, resins, or fiber is legal non-conforming as such use is only permitted under the current zoning code with issuance of a conditional use permit and no conditional use permit has been obtained. Should a nonconforming structure be more than 80% destroyed by a casualty, it may not be reconstructed except in conformity with the provisions of the current zoning code.

Use of the 16160,16180,16200,16210,3308 Hwy 27 Mortgaged Property for light manufacturing is legal non-conforming as such use is no longer permitted under the current zoning code. Should a non-conforming structure be significantly damaged or demolished, it may be replaced within its original foundation or footprint provided that a building permit is issued prior to 24 months from the date of demolition or calamity.

(28) Mortgage Releases	All BMO Mortgage Loans	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(30) Acts of Terrorism Exclusion	All BMO Mortgage Loans	All exceptions to representation and warranty no. 17 are also exceptions to this representation and warranty no. 30.
(33) Defeasance	125 Summer (Loan No. 4)	The defeased note and the defeasance collateral are not required to be assumed by a Single-Purpose Entity.

E-1B-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(Greystone Commercial Mortgage Capital LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Red Roof Inn Plus Saugus (Loan No. 27)	Pursuant to the related franchise agreement, the franchisor, Red Roof Franchising, LLC, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or an ownership interest in the franchisee or an affiliate of the franchisee. The right of first refusal does not apply to a foreclosure or deed in lieu thereof or the first subsequent transfer thereafter.

E-1B-3

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(SOCIETE GENERALE FINANCIAL CORPORATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	Baybrook Mall (Loan No. 15)	Provided no event of default has occurred and is continuing, under the related Whole Loan, the Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited, Unibail-Rodamco or, with respect to Baybrook Mall, Centennial, Inc. (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the Mortgagee of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the Mortgagee even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
(7) Permitted Liens; Title Insurance	Baybrook Mall (Loan No. 15)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	Baybrook Mall (Loan No. 15)

The Mortgage Loan documents permit (i) a property insurance deductible up to $250,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $250,000.

The threshold above which the Mortgagee (or a trustee appointed by it) has the right to hold and disburse insurance proceeds is $11,750,000 (which amount is equal to 5% of the original principal balance of the Mortgage Loan but may be higher than the then-outstanding principal balance of the Mortgage Loan).

The Mortgage Loan documents provide that the Mortgagee may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(27) Recourse Obligations	Linx (Loan No. 31)	The Mortgage Loan documents do not provide recourse to a guarantor distinct from the related Mortgagor.
(27) Recourse Obligations	Baybrook Mall (Loan No. 15)

With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the Mortgagee (and not full recourse) for transfers made in violation of the Mortgage Loan documents and only if such transfers are of all or substantially all of the Mortgaged Property or result in a prohibited change of control of the Mortgagor or any general partner or managing member of the Mortgagor, as applicable.

With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for intentional misappropriation.

(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(28) Mortgage Releases	Baybrook Mall (Loan No. 15)	The Mortgagor is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the Mortgage Loan documents including, among other things, customary REMIC requirements.
(30) Acts of Terrorism Exclusion	Baybrook Mall (Loan No. 15)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC (“Liberty”), subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut through endorsement acceptable to the Mortgagee and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Single-Purpose Entity	Linx (Loan No. 31)	The related Mortgagor is a recycled Single-Purpose Entity that previously owned a parcel of land (which parcel constitutes the second unit of the 2-unit condominium regime of which the Mortgaged Property is a part) located adjacent to the Mortgaged Property that was transferred to an affiliate of the Mortgagor prior to the origination of the Mortgage Loan.
(33) Defeasance	Baybrook Mall (Loan No. 15)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses of Servicer or Trustee in excess of $10,000.
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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(STARWOOD MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	201 Airside Drive (Loan No. 24)	The Mortgage Loan documents permit a deductible for the all-risk insurance policy in an amount that is higher than the Mortgagee’s customary permitted deductible.
(25) Local Law Compliance	88 North 1st Street (Loan No. 11)	The Mortgaged Property is the subject of certain fire code violations.
(25) Local Law Compliance	Tesla Service Center Northbrook (Loan No. 22)	The Mortgagor is a Delaware statutory trust and is not qualified to do business in Illinois.
(25) Local Law Compliance	2150 Clinton Avenue (Loan No. 23)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	128 West 167th Street (Loan No. 25)	The Mortgaged Property is the subject of certain building code violations.

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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(UBS AG)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Interstate Industrial Portfolio (Loan No. 7)

The largest tenant at the Marway Circle Industrial Buildings Mortgaged Property, University of Rochester, has a continuing and exclusive right of first offer to purchase the 4 Marway Circle and 8 Marway Circle buildings (together, the “Offer Property”) in the event the landlord intends to offer the Offer Property for sale to a third party.

A tenant at the Steelway Industrial Park Mortgaged Property, Iron Mountain Information Management, LLC, has a right of first refusal to purchase its premises in the event the landlord receives a bona fide offer other than at auction from a third party who does not have power of eminent domain, which offer the landlord is willing to accept.

(14) Actions Concerning Mortgage Loan	Hampton Inn JFK (Loan No. 10)	Three of the four guarantors (Frank Yuan, Jerome Edward Yuan and Norbert Yuan) are named defendants in a pending lawsuit brought by plaintiff investors seeking damages in excess of $140 million in connection with the defendants’ alleged improper sale of stock pledged as collateral for a payment obligation to the plaintiffs. The defendant guarantors dispute the facts set forth in the complaint and maintain that the plaintiffs’ managers misrepresented the purpose of the documentation at issue. There can be no assurance that the foregoing matter will not have a material adverse impact on the related borrower, the related guarantors or the related Mortgaged Property.
(17) Insurance	5 East Apartments (Loan No. 21)

The related loan agreement provides that to the extent excess flood hazard insurance is not obtained by the borrower, any casualty, damages or loss of rents to the Mortgaged Property caused by a flood will be recourse to borrower and guarantor.

The related loan agreement provides that the insurance policy for property coverage may have a deductible in excess of $25,000 provided that no such deductible will exceed $100,000 and any amount that exceeds $25,000 up to $100,000 will be recourse to the borrower and guarantor.

(17) Insurance	Waterview Estates (Loan No. 33)	The Mortgage Loan Documents permit the borrower to pay premiums for the workers’ compensation policy coverage (the “Workers’ Comp Coverage”) in installments to the insurance company and/or the insurance agent/broker, provided that (i) prior to the expiration date of such then-existing Workers’ Comp Coverage, the borrower delivers to the lender a certificate of insurance evidencing the renewal of the Workers’ Comp Coverage that satisfies the requirements set forth in the related loan agreement, including, without limitation, written evidence reasonably acceptable to the lender of full and timely payment of each monthly installment for the Workers’ Comp Coverage covering the prior year, (ii) if requested by the lender, the borrower submits to the lender proof of payment of each installment
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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
due under such installment arrangement as such installments become due and payable, (iii) the related policy remains in full force and effect at all times and (iv) the borrower maintains $4,340.39 in a workers’ compensation insurance reserve account at all times.
(17) Insurance	Westshore Crossing (Loan No. 26)

The insurance coverage in place for the Mortgaged Property as of the Mortgage Loan origination date does not include excess flood insurance or coverage for storm surge in excess of the in place NFIP policies. Pursuant to the Mortgage Loan documents, the borrower and guarantor unconditionally guarantee payment for any related losses following the occurrence of a casualty to the Mortgaged Property or any part thereof that would have been covered (without taking into account coverages provided under the NFIP policy, or proceeds paid on account thereof) by an excess flood policy (including excess flood and storm surge) up to $5,000,000.

The Mortgage Loan documents provide that damages to roofs arising out of wind losses may be covered on an actual cash value basis, rather than replacement cost, until either the roofs or policy are replaced. The Mortgage Loan is recourse to the borrower and guarantor up to an amount equal to the difference between the full replacement value of the roofs of all of the buildings located on the Mortgaged Property and the depreciated actual cash value of such roofs, pursuant to the terms and conditions set forth in the related loan agreement and as calculated by the lender in its sole and absolute discretion.

There is a shortfall in the law and ordinance coverage required to be maintained at the Mortgaged Property. The Mortgage Loan is recourse to the borrower and guarantor for such shortfall.

The Mortgage Loan documents permit the borrower to maintain a portion of the required property coverage under policies issued by insurance companies that do not meet the rating requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”), provided that (x) the A.M. Best ratings of such Otherwise Rated Insurers are not withdrawn or downgraded below its rating as of the origination date and (y) at renewal of the current policy term, the borrower replaces such Otherwise Rated Insurers with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents.

(25) Local Law Compliance	Interstate Industrial Portfolio (Loan No. 7)

With respect to the Northeastern Industrial Park (Bldgs 8, 21 & 22) Mortgaged Property, use of Parcel I for storage, warehouse and distribution uses is legal non-conforming as such uses are only permitted under the current zoning code with issuance of a special use permit and no special use permit has been obtained. A lawful use existing at the time of enactment of the current zoning code that does not comply with the provisions of the current zoning code may be continued.

With respect to the Owens Brockway Distribution Warehouse Mortgaged Property, there are no zoning regulations promulgated or administered by the local municipality.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(32) Single-Purpose Entity	Westshore Crossing (Loan No. 26)	With respect to recourse liability to the borrower and guarantor (identified in exception to representation no. 17 above), up to an amount equal to the difference between the full replacement value of the roofs of all of the buildings located on the Mortgaged Property and the depreciated actual cash value of such roofs, the borrower delivered a non-consolidation opinion that assumes that the potential liability of the non-recourse guarantor for damages in excess of the actual cash value of such roofs will not exceed ten percent (10%) of the original principal balance of the Mortgage Loan and did not consider the effect that this guaranty might have on a court’s decision whether to order substantive consolidation of the borrower and guarantor if the amount payable under such guaranty exceeds such ten percent (10%) assumption.

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ANNEX E-2A

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each of CREFI and GACC (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the Certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes,

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Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-Off Date, to the knowledge of the Mortgage Loan Seller, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-Off Date.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the related Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance
E-2A-2

policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-2A-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such
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Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer
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(or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the
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origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact
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and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.
(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the
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Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2B; provided, however, that if TRIA or a similar or
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subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-2A or the exceptions thereto set forth in Annex E-2B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-2A-1, or future permitted mezzanine debt as set forth on Schedule E-2A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-2A-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
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(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-2A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
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(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
E-2A-12

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-2A.
(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-2A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was
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remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-2A-3.
(44)	Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing,
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amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-2A-15

SCHEDULE E-2A-1 to ANNEX E-2A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
	N/A	N/A

E-2A-16

SCHEDULE E-2A-2 to ANNEX E-2A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
	N/A	N/A

E-2A-17

SCHEDULE E-2A-3 to ANNEX E-2A

CROSSED MORTGAGE LOANS

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
	N/A	N/A

E-2A-18

ANNEX E-2B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(CITI REAL ESTATE FUNDING INC.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(24) Local Law Compliance and (25) Licenses and Permits	West Palm Gardens (Loan No. 8)

With respect to the individual multifamily developments known as Suntree Apartments (4750 Cresthaven Boulevard, West Palm Beach, Florida), Elmwood Apartments (5015 and 5135 Elmhurst Road, West Palm Beach, Florida), Springtree Apartments (4854 Elmhurst Road, West Palm Beach, Florida) and Ambergate Apartments (2180 Ambergate Lane, West Palm Beach Florida) which are included in the Mortgaged Property, the use of the Mortgaged Property constitutes a legal non-conforming use, as under the zoning ordinances in place as of the date of the zoning reports obtained in connection with the origination of the Mortgage Loan, multifamily use within the applicable district, with 16 to 199 units are only permitted with the approval of a Development Review Officer, and such approval was not obtained.

With respect to the individual multifamily development known as Greengate Apartments (2449 Greengate Circle, West Palm Beach Florida), such development is non-conforming as to parking as it is short 3 parking spaces.

(24) Local Law Compliance and (25) Licenses and Permits	AL & SC Multifamily Portfolio (Loan No. 13)	The Lorna Place Apartments Mortgaged Property and the Place at Galleria Mortgaged Property are legal non-conforming as to density in that both exceed the maximum dwelling units per acre required under the applicable zoning ordinances. According to the zoning reports obtained in connection with origination of the Mortgage Loan, (i) the Lorna Place Mortgaged Property, which is comprised of 149 units, exceeds the permitted density by 85 units and (ii) the Place at Galleria Mortgaged Property, which is comprised of 150 units, exceeds the permitted density by 91 units.
(24) Local Law Compliance and (25) Licenses and Permits	1720 Lincoln Place (Loan No. 34)	A zoning verification letter has not yet been obtained for the Mortgaged Property. Accordingly such letter could reveal additional zoning non-conformities or violations that were not set forth in the zoning report.
(26) Recourse Obligations	Union & Schenectady (Loan No. 29)	Recourse for misapplication or misappropriation of rents is limited to intentional misapplication or misappropriation.
(26) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach

E-2B-1

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
of the environmental covenants contained in the Mortgage Loan documents.
(29) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.

E-2B-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(GERMAN AMERICAN CAPITAL CORPORATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	125 Summer (Loan No. 4)	The Mortgage Loan documents have in place restrictions on the mortgage lender assigning the Mortgage Loan without the consent of the borrower, unless such assignment is to an “Eligible Assignee” as such term is defined in the Mortgage Loan Agreement.
(16) Insurance	277 Park Avenue (Loan No. 14)	The related Loan Documents permit the Mortgagor to maintain a portion of the coverage required under the related Loan Documents with insurance companies that do not meet the requirements in the related Loan Documents (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers, provided that if the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor will be required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Loan Documents.
(24) Local Law Compliance	Colony Square (Loan No. 2)	Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure such violations within 60 days of the loan origination date, or, if such violations cannot reasonably be removed as open violations in the applicable public records in such 60-day period, within such longer period as may be reasonably approved by the Mortgagee, provided the Mortgagor has commenced efforts to remove such violations within such 60-day period and is diligently pursuing the same.
(24) Local Law Compliance	Dels Multifamily Portfolio 2.0 (Loan No. 16)	The Mortgaged Properties located at 2071 W Elm Street, Lebanon, Missouri and 1710 US Highway 67, Pocahontas, Arkansas are legal conforming as to use pursuant to a conditional use permit, which is personal to the sponsor, Mark Bertel. If ownership of either of these properties is transferred, a new conditional use permit will need to be obtained for such property to remain legal conforming as to use.
(26) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(26) Recourse Obligations	277 Park Avenue (Loan No. 14)	There is no separate guarantor under the Loan Documents.
(27) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC
E-2B-3

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(29) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 16 are also exceptions to this representation 29.

E-2B-4

ANNEX E-3A

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

GSMC (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each GSMC Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-3B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-3A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between GSMC, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the GSMC Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the GSMC Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the Certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Outside Servicing Agreement with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes,

E-3A-1

Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the Mortgage Loan Seller, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-3B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance
E-3A-2

policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-3A-1 to this Annex E-3A, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.
(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents
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or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Purchaser or its servicer.
(15)	No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters
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with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

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An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or
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current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.
(20)	REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan or related Whole Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GSMC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance, provided that: (a) such GSMC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) GSMC identifies such GSMC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.
(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.
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(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.
(24)	Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
(25)	Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the related mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).
(27)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage
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Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)	Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.
(29)	Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from
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coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-3A or the exceptions thereto set forth on Annex E-3B, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule E-3A-1 or future permitted mezzanine debt as set forth on Schedule E-3A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule E-3A-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(31)	Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan
E-3A-10

documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-3A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in
E-3A-11

the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;
(f)	GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;
E-3A-12

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-3A.
(37)	No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex E-3A (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.
(38)	Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its
E-3A-13

origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.
(42)	Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement.
(43)	Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-3A-3.
(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital
E-3A-14

contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

(45)	Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-3A-15

Schedule E-3A-1 to Annex E-3A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None

E-3A-16

Schedule E-3A-2 to Annex E-3A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
18	One Park Square

E-3A-17

Schedule E-3A-3 to Annex E-3A

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None

E-3A-18

ANNEX E-3B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(GOLDMAN SACHS MORTGAGE COMPANY)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-3A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-3B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Cortland West Champions (Loan No. 20)

In connection with a prospective property tax exemption, the related Mortgagor has, among other things, (i) transferred the fee interest in the Mortgaged Property to Pleasanton Housing Finance Corporation, a Texas public facility corporation (“PHFC”), (ii) entered into two ground leases with PHFC, pursuant to which PHFC has leased the Mortgaged Property back to the Mortgagor and (iii) entered into a certain land use restriction agreement with respect to the Mortgaged Property, which generally requires that at least 50% of the residential units at the Mortgaged Property must be restricted for rent to individuals and households whose aggregate adjusted gross incomes does not exceed 80% of the applicable area median gross income, subject to certain rent restrictions. Such property tax exemption has not yet been granted and is pending the final approval of the applicable governmental authority.

In connection with each related ground lease, in the event the borrower sponsor, acting through its affiliate the “Sponsor Member” (as defined in the related borrower organizational documents), proposes to transfer the leasehold estate and/or the improvements of the Mortgaged Property to an unaffiliated third party, the Mortgagor has granted to the Pleasanton Housing Finance Corporation, a Texas public facility corporation (“PHFC”), a right of first refusal to acquire the leasehold estate and/or the improvements of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Sponsor Member (“Third-Party Offer”). To exercise such right, PHFC is required to deliver written notice to the Sponsor Member, within 30 days following the date the Sponsor Member notifies PHFC of the acceptable Third-Party Offer, of its intent to exercise the right of first refusal and purchase the leasehold estate and/or the improvements for the purchase price equal to the amount of the Third-Party Offer. If PHFC declines to exercise such right of first refusal and the improvements are permitted to be transferred pursuant to a Third-Party Offer, PHFC must cause the ground lease to be terminated and the fee interest to be transferred to the Mortgagor prior to effecting such transfer of the improvements. PHFC has agreed that (i) its rights, title and interests in and to the Mortgaged Property are subject to the lien of the Whole Loan, (ii) any right to require a termination of the ground lease will not apply to an acquisition of the Mortgaged Property by the Mortgagee or its designee in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies and (iii) its right of first refusal will terminate in connection with a

E-3B-1

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies. In addition, in order to comply with the applicable regulations, PHFC has a purchase option to acquire the leasehold estate for a purchase price equal to the greater of (i) 150% of the fair market value of the Mortgaged Property, as determined under the related PHFC documents (the “Fair Market Value”), and (ii) the Fair Market Value plus the diminution of economic value to the Sponsor Member as a result of the exercise of the purchase option, as determined under the related PHFC documents, subject in each instance to the terms and restrictions set forth in the loan documents including, without limitation, any restrictions on timing and satisfaction of any conditions precedent to prepay, defease or assume the payment of the Mortgage Loan.

(6) Permitted Liens; Title Insurance	Cortland West Champions (Loan No. 20)	See Representation No. 5 above.
(16) Insurance	Tank Holding Portfolio (Loan No. 5)	The threshold for the lender having the right to hold and disburse insurance proceeds is based on the greater of (i) 5% of the allocated loan amount for release of the applicable individual Mortgaged Property and (ii) $275,000, rather than 5% of the outstanding principal amount.
(16) Insurance	Cortland West Champions (Loan No. 20)	As of the Mortgage Loan origination date, the Mortgagor is permitted to maintain a portion of the required insurance coverage with insurers that do not meet the general insurance carrier ratings requirements set forth in the loan agreement (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the general insurance carrier rating requirements set forth in the loan agreement and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded below “A-: VIII”, the Mortgagor is required to replace any Otherwise Rated Insurer with an insurer meeting the general insurance carrier rating requirements set forth in the loan agreement.
(17) Access; Utilities; Separate Tax Lots	Tank Holding Portfolio (Loan No. 5)	The 709 Railroad Avenue Mortgaged Property’s only access to a public road is over and across a driveway located on a neighboring property, without the benefit of a recorded easement. The Mortgagor is required to obtain a recorded easement satisfactory to the lender and sufficient for the title company to issue a revised title policy, including an access endorsement, within a time certain following loan closing.
(24) Local Law Compliance	Colony Square (Loan No. 2)	Certain fire code violations are open at the Mortgaged Property. The loan documents require the Mortgagor to cure such violations within 60 days of the loan origination date, or, if such violations cannot reasonably be removed as open violations in the applicable public records in such 60-day period, within such longer period as may be reasonably approved by the lender, provided the Mortgagor has commenced efforts to remove such violations within such 60-day period and is diligently pursuing the same
(24) Local Law Compliance	Tank Holding Portfolio (Loan No. 5)	Use of the 1745 Cragmont Street Mortgaged Property for manufacturing of plastics, synthetic rubber, resins, or fiber is legal
E-3B-2

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

non-conforming as such use is only permitted under the current zoning code with issuance of a conditional use permit and no conditional use permit has been obtained. Should a nonconforming structure be more than 80% destroyed by a casualty, it may not be reconstructed except in conformity with the provisions of the current zoning code.

Use of the 16160,16180,16200,16210,3308 Hwy 27 Mortgaged Property for light manufacturing is legal non-conforming as such use is no longer permitted under the current zoning code. Should a non-conforming structure be significantly damaged or demolished, it may be replaced within its original foundation or footprint provided that a building permit is issued prior to 24 months from the date of demolition or calamity.

(24) Local Law Compliance	Cortland West Champions (Loan No. 20)	Certain building code violations are open at the Mortgaged Property. The Mortgagor is required to remedy these violations within 180 days of the loan origination date, subject to force majeure.
(27) Mortgage Releases	All GSMC Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

E-3B-3

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Important Notice Regarding The Offered Certificates	12
Important Notice About Information Presented In This Prospectus	12
Summary of Terms	21
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	168
Transaction Parties	242
Credit Risk Retention	320
Description of the Certificates	326
The Mortgage Loan Purchase Agreements	359
The Pooling and Servicing Agreement	369
Use of Proceeds	472
Yield, Prepayment and Maturity Considerations	473
Material Federal Income Tax Consequences	483
Certain State, Local and Other Tax Considerations	494
ERISA Considerations	494
Legal Investment	502
Certain Legal Aspects of the Mortgage Loans	503
Ratings	524
Plan of Distribution (Underwriter Conflicts of Interest)	526
Incorporation of Certain Information by Reference	528
Where You Can Find More Information	528
Financial Information	529
Legal Matters	529
Index of Certain Defined Terms	530
Annex A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1A – Mortgage Loan Representations and Warranties (BMO, GCMC, SGFC, SMC and UBS AG, New York Branch)	E-1A-1
Annex E-1B – Exceptions to Mortgage Loan Representations and Warranties (BMO, GCMC, SGFC, SMC and UBS AG, New York Branch)	E-1B-1
Annex E-2A – Mortgage Loan Representations and Warranties (CREFI and GACC)	E-2A-1
Annex E-2B – Exceptions to Mortgage Loan Representations and Warranties (CREFI and GACC)	E-2B-1
Annex E-3A – Mortgage Loan Representations and Warranties (GSMC)	E-3A-1
Annex E-3B – Exceptions to Mortgage Loan Representations and Warranties (GSMC)	E-3B-1

$858,808,000
(Approximate)

BMO 2024-5C7 Mortgage Trust
(as Issuing Entity)

BMO Commercial
Mortgage Securities LLC
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2024-5C7

Class A-1	$1,330,000
Class A-2	$180,000,000
Class A-3	$490,363,000
Class X-A	$671,693,000
Class X-B	$187,115,000
Class A-S	$103,153,000
Class B	$47,978,000
Class C	$35,984,000

PROSPECTUS

BMO Capital Markets

Deutsche Bank Securities

Citigroup

Goldman Sachs & Co. LLC

Société Générale

UBS Securities LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities

Bancroft Capital, LLC

Drexel Hamilton

Co-Managers

October 17, 2024

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.